UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

SCHEDULE 14A

_________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GREENVISION ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.00001 per share (“Common Stock”)
	(2)	Aggregate number of securities to which transaction applies:
Not applicable.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Not applicable.
	(4)	Proposed maximum aggregate value of transaction:
$300,000,000
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$32,730
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PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF GREENVISION ACQUISITION CORP.

Proxy Statement dated [__,] 2021
and first mailed to stockholders on or about [__,] 2021

Dear Stockholders:

You are cordially invited to attend the special meeting of the stockholders of GreenVision Acquisition Corp. (“GVAC” or “GreenVision”). GVAC is a Delaware corporation incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Holders of the common stock of GVAC will be asked to approve the Merger Agreement and Plan of Reorganization, dated as of February 8, 2021 by and among GVAC, Helbiz, Inc., a Delaware private corporation (“Helbiz”), Salvatore Palella (as the “Shareholders’ Representative”) and GreenVision Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of GVAC (the “Merger Sub”), as amended by the First Amendment to the Merger Agreement (the “First Amendment”) entered into by GVAC, Helbiz, Merger Sub, and the Shareholders’ Representative on April 8, 2021 (as amended from time to time, the “Merger Agreement”) and the other related proposals, pursuant to which the Merger Sub will merge with and into Helbiz, with Helbiz surviving the merger (the “Business Combination”). As a result, Helbiz will become a wholly-owned subsidiary of GVAC. The former holders of the capital stock and vested options of Helbiz will be entitled to receive up to an aggregate of 30,000,000 shares of Class A Common Stock and Class B Common Stock (as described herein) (inclusive of GVAC Shares underlying vested Helbiz options to be exchanged for GVAC options to be issued under the 2021 GreenVision Omnibus Incentive Plan). As a condition to closing the Business Combination, GVAC and Helbiz agreed to cooperate and use their best efforts to consummate a PIPE Investment with institutional investors effective with the Closing resulting in proceeds of at least $30 million to GVAC (the “PIPE Investment”). Pursuant to subscription agreements entered into by GVAC with such investors on March 10, 2021, GVAC intends to offer and sell a minimum of $30 million of shares of its Class A Common Stock and warrants to purchase additional shares of Class A Common Stock at an offering price of $10.00 to purchase one share of GVAC Class A Common Stock and one warrant. It is anticipated that the PIPE Investment will be consummated concurrently with the closing of the Business Combination, subject to the terms and conditions contemplated by the subscription agreements.

Assuming that Helbiz has a closing net debt of $21,600,000 and approximately 836,000 vested options, we estimate that we will issue approximately 24,634,000 GVAC Shares and options, under the 2021 GreenVision Omnibus Incentive Plan, as described herein, to acquire approximately 3,109,000 GVAC Shares (if such options are exercised on a cashless basis) or a maximum of approximately 3,945,000 GVAC Shares (if such options are exercised for cash). However, in accordance with the terms of the Merger Agreement, in the event that the closing net debt of Helbiz is different from the assumption stated above, and some or all of the vested options of Helbiz are exercised with cash, the allocation of the GVAC Shares issuable to the Helbiz security holders will change. In addition, holders of Helbiz options which have not vested at the closing of the Business Combination will be exchanged for up to approximately 3,599,000 new GVAC options under the 2021 GreenVision Omnibus Incentive Plan, as described herein. Based on these numbers, if our public shareholders redeem 443,026 GVAC Shares, our remaining current public stockholders will own approximately 4.7% of the issued and outstanding common stock of GVAC following the Business Combination. Simultaneous with the Business Combination, GVAC will file an amendment to its Amended and Restated Certificate of Incorporation to change its name to Helbiz, Inc. and upon completion of the Business Combination, reclassify all of its currently authorized shares of common stock as described in this proxy statement. The issuance of shares of Common Stock of GVAC (the “GVAC Shares”) to the securityholders of Helbiz is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D and Regulation S, promulgated thereunder.

As of May 24, 2021, there was $19,525,208 in marketable securities in GVAC’s trust account. On [•], 2021, the record date for the special meeting of stockholders, the last sale price of GVAC’s common stock was $____. As of March 31, 2021, $169,151 of cash was held outside of the trust account and was available for working capital purposes.

Each stockholder’s vote is very important. Whether or not you plan to attend the GVAC special meeting in person, please submit your proxy card without delay. Stockholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a stockholder from voting in person at the special meeting if such stockholder subsequently chooses to attend the GVAC special meeting.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 40.

GVAC’s Board of Directors unanimously recommends that GVAC stockholders vote “FOR” approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

Zhigeng (David) Fu Chief Executive Officer GreenVision Acquisition Corp.

_________________, 2021

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about GVAC that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by GVAC with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

Solicitation Agent:
Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com

or

GreenVision Acquisition Corp.
One Penn Plaza 36th Floor
New York, NY 10019
Attn: Chief Financial Officer
Telephone: (212) 786-7429

If you would like to request documents, please do so no later than ________, 2021 to receive them before GVAC’s special meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about GVAC and Helbiz. You should rely only on the information contained in this proxy statement in deciding how to vote on the Business Combination. Neither GVAC, Helbiz nor the Merger Sub has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement, or the context otherwise requires:

•        Unless noted otherwise, references to “GVAC,” “we,” “us” or “our Company” refer to GreenVision Acquisition Corp., a Delaware corporation.

•        References to “Merger Sub” in this proxy statement refer to GreenVision Merger Sub Inc., a Delaware company and wholly-owned subsidiary of GVAC.

•        References to “Helbiz” refer to Helbiz, Inc., a Delaware corporation and its subsidiaries.

•        References to “U.S. Dollars” and “$” refer to the legal currency of the United States.

NOTICE OF SPECIAL MEETING OF
GREENVISION ACQUISITION CORP. STOCKHOLDERS
To Be Held on _____________ __, 2021

To: GreenVision Acquisition Corp. Stockholders:

A special meeting of stockholders of GVAC will be held on _____________ , 2021, at 11:00 a.m., Eastern time at _____________________ (the “special meeting”). You are cordially invited to attend the special meeting to conduct the following items of business:

•        To approve the Merger Agreement and Plan of Reorganization, dated as of February 8, 2021 by and among GVAC, Helbiz, Inc. (“Helbiz”), Salvatore Palella (as the “Shareholders’ Representative”) and GVAC Merger Sub Inc. (the “Merger Sub”), as amended by the First Amendment to the Merger Agreement (the “First Amendment”) entered into by GVAC, Helbiz, Merger Sub, and the Shareholders’ Representative on April 8, 2021 (as amended from time to time, the “Merger Agreement”), and the transactions contemplated thereby, (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve amendments to the Company’s Amended and Restated Certificate of Incorporation, substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the Business Combination in order to (i) change the name of the public entity to “Helbiz, Inc.” from “GreenVision Acquisition Corp.” and (ii) to, upon completion of the Business Combination, reclassify all of the currently authorized shares of common stock, par value $0.00001 per share, into an aggregate of 300,000,000 shares of common stock, consisting of (a) that number of shares of Class B Common Stock equal to the product of (I) 3,069,539 and (II) the Consideration Conversion Ratio (as defined in the Merger Agreement), whereby, holders of shares of Class A Common Stock will be entitled to cast one vote per share and holders of shares of Class B Common Stock will be entitled to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote and (b) a number of shares of Class A Common Stock that equals 300,000,000 less the number of authorized shares of Class B Common Stock. This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        To approve the GreenVision Acquisition Corp. 2021 Omnibus Incentive Plan, substantially in the form attached to the accompanying proxy statement as Annex D, including the authorization of the initial share reserve under the 2021 Omnibus Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 3.”

•        To approve the issuance of shares constituting more than 20% of the issued and outstanding common stock of GVAC pursuant to the terms of the Merger Agreement and the PIPE Investment contemplated by the Merger Agreement, as required by Listing Rules 5635(a), (b), and (d) of the Nasdaq Capital Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 4.”

•        To elect Salvatore Palella, Giulio Profumo, Kimberly L. Wilford, Guy Adami and Lee Stern to serve as directors on the Company’s board of directors (the “Board”) until the next annual meeting of stockholders or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event GVAC does not receive the requisite stockholder vote to approve one or more proposals presented to stockholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

The above matters are more fully described in the accompanying proxy statement, which also includes, as Annex A, a copy of the Merger Agreement and as Annex E, a copy of the First Amendment. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Helbiz.

Proposals 1 through 6 are sometimes collectively referred to herein as the “Proposals.” Unless waived by the parties to the Merger Agreement, the closing of the Business Combination is conditioned upon the approval by our stockholders of the Business Combination Proposal, the Charter Amendment Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal, and the Director Election Proposal (collectively, the “Condition Precedent Proposals”). Further, the Charter Amendment Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal and the Director Election Proposal are all conditioned on the approval of the Business Combination Proposal. The Adjournment Proposal does not require the approval of the Business Combination Proposal and Business Combination to be effective.

It is important for you to note that in the event that the Business Combination Proposal is not approved, then GVAC will not consummate the Business Combination. If GVAC does not consummate the Business Combination and fails to complete an initial business combination by August 19, 2021 or obtain the approval of GVAC’s board of directors to extend such date by up to six months thereafter or the GVAC stockholders to extend the deadline beyond then, then GVAC will be required to dissolve and liquidate.

As of ____________, 2021, there were 3,349,053 shares of common stock of GVAC issued and outstanding and entitled to vote. Only GVAC stockholders who hold common stock of record as of the close of business on _____________, 2021 are entitled to vote at the special meeting or any adjournment of the special meeting. This proxy statement is first being mailed to stockholders on or about [_______ __,] 2021.

In light of ongoing developments related to the novel coronavirus (COVID-19), after careful consideration, GreenVision has determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team. You or your proxyholder will be able to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting ____________________________ and using a control number assigned by Continental Stock Transfer & Trust Company, our Transfer Agent. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement. The record date for the special meeting is __________________, 2021 (the “Recoerd Date”). Only stockholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal and the Adjournment Proposal will each require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the special meeting, or any adjournment thereof. Abstentions will have the effect of a vote “AGAINST” each of these proposals. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of all then issued and outstanding shares of GVAC common stock entitled to vote thereon at the special meeting. Accordingly, abstentions or a broker non-vote will have the same effect as a vote AGAINST this proposal.

The Director Election Proposal is decided by a plurality of the votes cast by the stockholders present in person (through the virtual meeting platform) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on the Director Election Proposal.

The presence in person or by proxy of a majority of the outstanding shares of GVAC common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Votes of stockholders of record who participate in the special meeting or by proxy will be counted as present for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on all of the proposals. If you are a beneficial owner (as defined below) of shares of the Company’s common stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals, your shares will not be counted as present at the special meeting for purposes of determining whether a quorum exists.

Our Board unanimously recommends that you vote “FOR” each of these proposals and “FOR” each of the director nominees.

GVAC currently has authorized share capital of 300,000,000 shares of common stock of which 3,349,053 are issued and outstanding, with a par value of $0.00001 per share, and 100,000,000 shares of preferred stock with a par value of $0.00001 per share, none of which are issued or outstanding.

Holders of GVAC’s common stock will not be entitled to appraisal rights under Delaware law in connection with the Business Combination and any other Proposal.

Pursuant to GreenVision’s current Amended and Restated Certificate of Incorporation, we are providing our public stockholders with the opportunity to redeem, upon the Closing, shares of common stock of GVAC (and as may be reclassified as Class A Common Stock if the Charter Amendment Proposal is approved) then held by them (sometimes referred to as the “public shares”) for a per-share price, payable in cash, equal to the quotient obtained by dividing the aggregate amount of cash then on deposit in the trust account as of two (2) business days prior to the consummation of the Business Combination, including interest not previously released by us to pay our taxes, by the total number of then outstanding public shares, subject to the limitations described herein. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission that we will pay to the underwriters of our initial public offering (“IPO”) or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of marketable securities held in our trust account of $19,525,208 as of May 24, 2021, the estimated per share redemption price would have been approximately $10.21, net of taxes payable. Public stockholders may elect to redeem their GVAC Shares even if they vote for the Business Combination.

You will be entitled to receive cash for any public shares to be redeemed only if you vote your public shares on the Business Combination Proposal and:

(i)     (a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and warrants (the “public warrants”) prior to exercising your redemption rights with respect to the public shares; and

(ii)    prior to 5:00 p.m., Eastern time, on __________, 2021, (a) submit a written request to the Transfer Agent, that the Company redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.

To vote its public shares on the Business Combination Proposal at the special meeting, a stockholder must be a stockholder as of _____________, 2021, the Record Date for the special meeting. Accordingly, if you purchase public shares after the record date you may not be able to redeem your shares upon consummation of the Business Combination.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of common stock included in the units sold in our IPO without the prior consent of the Company. We have no specified maximum redemption threshold under the current charter, other than the aforementioned 15% threshold and the limitation that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the Business Combination. Every share of common stock that is redeemed by our public stockholders will reduce the amount in our trust account, which held marketable securities with a fair value of $19,525,208 as of May 24, 2021. The Merger Agreement provides that Helbiz’s obligation to consummate the business combination is conditioned on at least $15,000,000 in cash remaining at the trust account after redemptions by our public shareholders. This condition to closing in the Merger Agreement is for the sole benefit of the parties thereto and may be waived in writing by Helbiz. If, as a result of redemptions of public shares by our public stockholders, this condition is not met (or waived), then Helbiz may elect not to consummate the Business Combination. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to public shares.

GreenVision Capital Holdings, LLC, which is the sponsor of GVAC (the “Sponsor”), and our officers and directors have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the Business Combination, and the shares of common stock held by them will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, the Sponsor beneficially owns approximately 20% of our issued and outstanding shares of common stock, including all of the founder shares. The Sponsor and our directors and officers have agreed to vote any shares of the common stock owned by them in favor of the Business Combination.

Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you fail to return your proxy card and do not attend the meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. You may revoke a proxy at any time before it is voted at the special meeting by executing and returning a proxy card dated later than the previous one, by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation that is received by us before we take the vote at the special meeting to GreenVision Acquisition Corp., One Penn Plaza, 36th Floor, New York, New York 10019; telephone: (212) 786-7429. If you hold your shares through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding revocation of proxies.

GVAC’s Board of Directors unanimously recommends that GVAC stockholders vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,

/s/ Zhigeng Fu
Zhigeng (David) Fu Chief Executive Officer and Chairman of the Board

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR GVAC stockholders

Q:     What is the purpose of this document?

A:     GreenVision Acquisition Corp., a Delaware corporation (“GVAC”, “GreenVision” or the “Company”), Helbiz, Inc. a Delaware private corporation (“Helbiz”) and GreenVision Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of GVAC (the “Merger Sub”), have agreed to a Business Combination under the terms of a Merger Agreement, dated as of February 8, 2021, by and among GVAC, the Merger Sub, the Shareholders’ Representative and Helbiz, as amended by the First Amendment. Under the terms of the Business Combination, Merger Sub will merge with and into Helbiz, with Helbiz surviving the merger. As a result, Helbiz will be a wholly-owned subsidiary of GVAC. The former securityholders of Helbiz will receive shares of Common Stock of GVAC. The transaction is intended to be a “reverse triangular merger” and qualify as a tax-free exchange under Section 368(b) of the Internal Revenue Code (the “Code”). The consummation of the transactions contemplated by the Merger Agreement, as amended by the First Amendment, are referred to collectively as the Business Combination and the proposal to approve the Business Combination is referred to as the “Business Combination Proposal”. The Merger Agreement is attached to this proxy statement as Annex A, the First Amendment is attached to this proxy statement as Annex E, and both the Merger Agreement and First Amendment are incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including “Risk Factors” and all the annexes hereto.

The units (the “GVAC Units”) that were issued in GVAC’s initial public offering (“Initial Public Offering” or the “IPO”) each consist of one share of common stock of GVAC, par value $0.00001 per share (the “GVAC Shares”), one redeemable warrant (“GVAC Warrants”) to purchase one GVAC Share, and rights (“GVAC Rights”) to acquire 1/10th of a GVAC Share. The GVAC Warrants entitle the holder thereof to purchase one GVAC Share for $11.50 per full share. Simultaneously with the consummation of the Initial Public Offering completed on November 21, 2019, we consummated the private placement of an aggregate of 2,100,000 warrants, each exercisable to purchase one GVAC Share for $11.50 per share (the “Private GVAC Warrants”) which were sold and issued to our sponsor, GreenVision Capital Holdings LLC (“Sponsor”). GVAC stockholders (except for our Sponsor and GVAC’s officers and directors) will be entitled to redeem their GVAC Shares for a pro rata share of the trust account that holds the proceeds of our initial public offering that closed on November 21, 2019 (the “trust account”) (currently anticipated to be no less than approximately $10.21 per share for stockholders) net of taxes payable.

The GVAC Units, GVAC Shares, GVAC Warrants and GVAC Rights are currently listed on the Nasdaq Capital Market. Only holders of GVAC Shares are receiving this proxy statement and are entitled to vote on the Proposals.

We are required under our Certificate of Incorporation and the rules of the Nasdaq Stock Market Inc. to obtain approval of our stockholders for the Business Combination and other matters described herein. This proxy statement contains important information as required under the rules and regulations of the Securities and Exchange Commission (the “SEC”) about the proposed Business Combination and the other matters to be acted upon at the special meeting of GVAC stockholders. You should read it carefully.

Q:     What is being voted on?

A:     Below are the proposals on which GVAC stockholders are being asked to vote:

•        To approve the Business Combination contemplated under Merger Agreement, dated as of February 8, 2021 by and among GVAC, Helbiz, the Shareholders’ Representative and GreenVision Merger Sub Inc., as amended by the First Amendment, and the transactions contemplated thereby, (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve amendments to GVAC’s Amended and Restated Certificate of Incorporation to, simultaneous with the Business Combination, (i) change the name of the public entity to “Helbiz, Inc.” from “GreenVision Acquisition Corp.” and (ii) to, upon completion of the Business Combination, reclassify all of the currently authorized shares of common stock into an aggregate of 300,000,000 shares of Common Stock, consisting of (a) that number of shares of Class B Common

Stock equal to the product of (I) 3,069,539 and (II) the Consideration Conversion Ratio, whereby, holders of shares of GVAC Class A Common Stock will be entitled to cast one vote per share and holders of shares of GVAC Class B Common Stock will be entitled to cast the lesser of (a) ten votes per share of GVAC Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of GVAC Class B Common Stock shall equal sixty percent (60%) of all shares of GVAC Class A Common Stock and shares of GVAC Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote and (b) a number of shares of GVAC Class A Common Stock that equals 300,000,000 less the number of authorized shares of GVAC Class B Common Stock. This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”;

•        To approve the GreenVision Acquisition Corp. 2021 Omnibus Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 3.”

•        To approve the issuance of shares constituting more than 20% of the issued and outstanding common stock of GVAC pursuant to the terms of the Merger Agreement and the PIPE Investment, as required by Listing Rules 5635(a)(b) and (d) of the Nasdaq Capital Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 4.”

•        To elect Salvatore Palella, Giulio Profumo, Kimberly L. Wilford, Guy Adami and Lee Stern to serve as directors on the Company’s board of directors (the “Board” or the “Board of Directors”) until the next annual meeting of stockholders or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event GVAC does not receive the requisite stockholder vote to approve the Business Combination. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

Q:     Are the proposals conditioned on one another?

A:     Yes. The Business Combination is conditioned on the approval of the Condition Precedent Proposals at the special meeting. It is important for you to note that if the Condition Precedent Proposals do not receive the requisite vote for approval and are not waived by the parties to the Merger Agreement, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 19, 2021, or further extend the deadline for us to consummate an initial business combination, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Q:     What is the consideration being paid to Helbiz securityholders?

A:     The maximum number of GVAC Shares which may be issued to the holders of Helbiz common stock and vested options is 30,000,000 GVAC Shares (inclusive of GVAC Shares that will underlie options to be issued to current holders of vested Helbiz options). We estimate that the Helbiz securityholders will receive approximately 24,634,000 GVAC Shares, vested options to acquire 3,109,000 GVAC Shares (if converted on a cashless basis) and 3,599,000 unvested options to acquire GVAC Shares to be granted under the 2021 GreenVision Omnibus Incentive Plan, as described herein, assuming that Helbiz has estimated net closing debt of $21,600,000 and that approximately 836,000 vested options are exercised on a cashless basis. If such vested options are exercised for cash, we estimate that we would issue options to purchase 3,945,000 GVAC Shares. Of such estimated number of GVAC Shares to be issued, we estimate that will issue approximately (a) 10,149,748 GVAC Class A common shares and (b) 14,484,647 GVAC Class B common shares, which shares of Class B common stock will be issued to Salvatore Palella, the founder of Helbiz (the “Founder”). Of the shares to be delivered to the Founder at closing, 1,600,000 GVAC Class B common shares will be placed in escrow for a period of up to 24 months to provide for indemnification claims which may be brought by GVAC as described in the section entitled “The Merger Agreement”. However, in accordance with the terms of the Merger Agreement, in the event that the closing net debt of Helbiz is different from the assumption stated above, and some or all of the vested options of Helbiz are exercised with cash, the allocation of the GVAC Shares issuable to the Helbiz security holders will change.

Q:     Following the closing of the Business Combination, what percentage of the combined company will the former GVAC public stockholders own?

A:     Assuming the maximum redemption of our public shares (to maintain at least $15,000,000 in assets in our trust account, or 443,026 shares valued at approximately $10.21 per share, net of taxes payable), a closing net debt of $21,600,000, approximately 836,000 of Helbiz options having vested at the time of Business Combination, the completion of the PIPE Investment, and the issuance of GVAC Shares upon the conversion of the GVAC Rights, we anticipate that upon completion of the Business Combination, the ownership of the outstanding shares of common stock of GVAC of the post-Business Combination company will be as follows:

•        GVAC public stockholders (which excludes our Sponsor and officers and directors) will own 1,468,527 GVAC Class A common shares, which will represent approximately 4.7% of our common shares and 3.5% of the voting power of our common shares;

•        Our Sponsor, officers and directors will own 1,437,500 GVAC Class A common shares, which will represent approximately 4.6% of our common shares and 3.4% of the voting power of our common shares;

•        Our holders of GVAC Rights will own 575,000 GVAC Class A common shares, which will represent approximately 1.8% of our common shares and 1.4% of the voting power of our common shares;

•        Helbiz former shareholders (excluding the Founder), will own approximately 10,149,748 GVAC Class A common shares, which will represent approximately 32.6% of our common shares and 24.4% of the voting power of our common shares;

•        the Founder will own approximately 14,484,647 GVAC Class B common shares, which will represent approximately 46.6% of our common shares and 60% of the voting power of our common shares; and

•        the PIPE Investors will own 3,000,000 GVAC Class A common shares, which will represent approximately 9.6% of our common shares and 7.2% of the voting power of our common shares (assuming that $30,000,000 of GVAC Class A common shares are subscribed for in the PIPE Investment).

The ownership percentages with respect to the post-Merger company following the Business Combination set forth above do not take into account: (a) warrants to purchase 5,750,000 GVAC Shares that will remain issued and outstanding and are held by our public stockholders; (b) warrants to purchase 287,500 GVAC Shares that will remain issued and outstanding immediately following the Business Combination held by the underwriter in our Initial Public Offering; (c) warrants to purchase 2,100,000 GVAC Shares held by our Sponsor; (d) 3,000,000 warrants to purchase GVAC Class A common shares that are being issued in the PIPE, (e) options to purchase approximately up to 3,945,000 options to purchase GVAC Class A common shares that are being issued to employees holding vested options of Helbiz, (f) approximately 3,599,000 options to purchase GVAC Class A common shares that are being issued to employees holding unvested options of Helbiz, and (g) any reductions in the compensation to be paid to the Helbiz shareholders pursuant to the terms of the Merger Agreement: but does include an aggregate of 575,000 GVAC Shares issuable upon conversion of the GVAC Rights, which will be automatically converted into GVAC Shares at the Closing of the Business Combination on the basis of 1/10th GVAC Share for each outstanding GVAC Right. If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the Business Combination will be different. The numbers of GVAC Shares and percentage interests set forth above are based on a number of additional assumptions, including that Helbiz does not issue any additional equity securities prior to the Business Combination. If the actual facts differ from our assumptions, the numbers of shares and percentage interests set forth above will be different.

As described in this Proxy Statement, the parties have assumed that all the vested and unexercised stock options of Helbiz are exercised on a cashless basis in accordance with the terms of the award agreements for such options, as permitted under the Helbiz 2020 Equity Incentive Plan. Two (2) business days prior to the Closing of the Business Combination, all remaining unexercised, vested stock options of Helbiz shall be deemed, solely for purposes of calculating the Closing Consideration Conversion Ratio, to have been exercised on a cashless basis; however, to the extent that any such options are exercised for cash no later than two business days prior to the Closing, the cash actually received in consideration of the exercise of such options by Helbiz shall reduce Closing Net Debt, in accordance with the First Amendment.

Assuming no further redemptions of the GVAC Shares issued in our Initial Public Offering, the combined company would have a pro forma valuation of approximately $291,344,000 based upon a price of $10.00 per GVAC Share and the securities issued to the Helbiz shareholders would have a value of approximately $246,340,000 at an assumed price of $10.00 per share.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Q:     Do any of GVAC’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

A:     GVAC’s directors and officers have interests in the Business Combination that are different from your interests as a stockholder. You should keep in mind the following interests of GVAC’s directors and officers:

In September 2019, prior to our Initial Public Offering, GVAC issued the Sponsor Shares for an aggregate purchase price of $25,000. In addition, in conjunction with the closing of the Initial Public Offering, the Sponsor purchased 2,100,000 warrants, each warrant to purchase one GVAC Share, at a price of $1.00 per warrant. The warrants held by our Sponsor are exercisable at $11.50 per share. Two (2) of our officers and directors have a pecuniary interest in the shares held by the Sponsor. Two (2) of our other directors currently hold an aggregate of 60,000 GVAC Shares and one (1) of our independent directors, Lee Stern, is expected to remain on the Board of GVAC following the closing of the Business Combination and will be granted an equity award of 30,000 shares of GVAC Class A common stock under the GreenVision 2021 Omnibus Incentive Plan if our stockholders approve the Equity Plan Adoption Proposal. Therefore, in light of the amount of consideration paid for the foregoing securities, GVAC’s directors and officers will likely benefit from the completion of the Business Combination even if the Business Combination causes the market price of GVAC’s securities to significantly decrease. The likely benefit to GVAC’s directors and officers may influence their motivation for promoting the Business Combination and/or soliciting proxies for the approval of the Business Combination Proposal. See “Risk Factors — Risks Related to GVAC’s Business as a SPAC  — GVAC’s directors and officers may have certain conflicts in determining to recommend the Business Combination with Helbiz, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.”

Further, after giving effect to the exercise by GVAC of both three-month extensions provided for in its Amended and Restated Certificate of Incorporation and the amendment to its Amended and Restated Certificate of Incorporation effective as of May 12, 2021, if GVAC does not consummate the Business Combination by August 19, 2021 (unless further extended by the GVAC board upon the funding of additional contribution to the trust account based on the amount of $0.10 per public share), GVAC will be required to dissolve and liquidate and the securities held by GVAC’s insiders will be worthless because such holders have agreed to waive their rights to any liquidation distributions.

In addition, Ladenburg, Thalmann & Co., Inc. (“Ladenburg”) acted as financial advisor to Helbiz with respect to the Business Combination and will receive a fee from Helbiz for its services, a substantial portion of which will become payable only if the Business Combination is consummated. In addition, Helbiz has agreed to indemnify Ladenburg for certain liabilities arising out of its engagement. With the consent of Helbiz and GVAC, and subject to the terms and conditions set forth in the letter agreement dated March 20, 2020, as amended, between Ladenburg and Helbiz. In addition, a managing director of Ladenburg, Jonathan Intrater, currently serves on the Board of Directors of GVAC. Prior the parties’ entry into the Merger Agreement, Ladenburg did not have any other financial advisory or other significant commercial or investment banking relationships with GVAC nor did Mr. Intrater have any such relationship with Helbiz.

In addition, the exercise of GVAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes or waivers are appropriate and in GVAC stockholders’ best interests. See “Risk Factors — Risks Related to GVAC’s Business as a SPAC — Because GVAC’s Sponsor and its officers and directors own GVAC Shares and

GVAC Warrants which will not participate in liquidation distributions and, therefore, they will lose their entire investment in us and face other financial consequences if the Business Combination is not completed, and they may have a conflict of interest in determining whether the Business Combination is appropriate.”

Q:     When and where is the special meeting of GVAC’s stockholders?

A:     The special meeting will be held virtually on ____________day, ______________, 2021, at 11:00 a.m., Eastern time at ___________________.

In light of ongoing developments related to COVID-19, and the related protocols that governments have implemented, the Board determined that the special meeting will be a virtual meeting conducted exclusively via live webcast. The Board believes that this is the right choice for the Company and its stockholders at this time, as it permits stockholders to attend and participate in the special meeting while safeguarding the health and safety of the Company’s stockholders, directors and management team. You will be able to attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting  _______________________________. To participate in the virtual meeting, you will need a 12-digit control number assigned by Continental Stock Transfer & Trust Company, the Company’s Transfer Agent. The meeting webcast will begin promptly at 11:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time, and you should allow ample time for the check-in procedures. Because the special meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the special meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five (5) business days prior to the meeting date in order to ensure access.

Q:     Who may vote at the special meeting of stockholders?

A:     Only holders of record of GVAC Shares as of the close of business on ___________, 2021, the Record Date, may vote at the special meeting of stockholders. As of the Record Date, there were 3,349,053 shares of GVAC Shares issued and outstanding and entitled to vote. GVAC’s Sponsor and initial stockholders own an aggregate of 1,437,500 shares and have agreed to vote in favor of the Business Combination.

Please see “Special Meeting of GVAC Stockholders — Record Date; Who is Entitled to Vote” for further information.

Q:     What is the quorum requirement for the special meeting of stockholders?

A:     Stockholders representing a majority (1,674,527 shares) of the GVAC Shares issued and outstanding as of the Record Date and entitled to vote at the special meeting must be present in person or represented by proxy in order to hold the special meeting and conduct business. This is called a quorum. GVAC Shares will be counted for purposes of determining whether there is a quorum if the stockholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, stockholders representing a majority of the votes present in person or represented by proxy at such meeting, may adjourn the meeting until a quorum is present. If you are a beneficial owner of shares of GVAC common stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals, your shares will not be counted as present for purposes of determining whether a quorum exists.

Q:     What vote is required to approve the Proposals?

A:     Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal, and the Adjournment Proposal each require the affirmative vote of a majority of the outstanding shares of our common stock present in person (through the virtual meeting platform) or represented by proxy and entitled to vote at the special meeting, or any adjournment thereof. Abstentions will have the effect of a vote “AGAINST” each of these proposals. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of all then outstanding shares of our common stock entitled to vote thereon at the special meeting, or any adjournment thereof. Accordingly, abstentions or a broker non-vote will have the same effect as a vote AGAINST this proposal.

The Director Election Proposal is decided by a plurality of the votes cast by the stockholders present in person (through the virtual meeting platform) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on the Director Election Proposal.

Q:     How will the initial stockholders vote?

A:     GVAC’s Sponsor and other initial stockholders, who as of the Record Date owned 1,437,500 Sponsor Shares, or approximately 43% of the issued and outstanding GVAC Shares (after giving effect to the redemption of 3,838,447 public shares following our annual meeting held on May 12, 2021), have agreed, pursuant to a letter agreement dated November 18, 2019 with the underwriter of its IPO, to vote their respective shares of GVAC common stock acquired by them prior to the Initial Public Offering in favor of each of the Proposals, including the Business Combination Proposal. GVAC’s Sponsor and other initial stockholders have also agreed that they will vote any shares they purchase or have purchased in the open market since the Initial Public Offering in favor of each of the other Proposals.

Q:     Am I required to vote against the Business Combination Proposal in order to have my common stock redeemed?

A:     No. You are not required to vote against the Business Combination Proposal in order to have the right to demand that GVAC redeem your common stock for cash equal to your pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable). However, you are required to vote your public shares on the Business Combination Proposal in order to have the right to demand redemption of such shares. These rights to demand redemption of GVAC Shares for cash are sometimes referred to herein as redemption rights. If the Business Combination is not completed, then holders of GVAC Shares electing to exercise their redemption rights will not be entitled to receive such payments.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Any public stockholder who voted on the Business Combination Proposal and holds shares of GVAC on or before _______________, 2021 (two (2) business days before the special meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

To vote its public shares on the Business Combination Proposal at the special meeting, a stockholder must be a stockholder as of _____________, 2021, the Record Date for the special meeting. Accordingly, if you purchase public shares after the Record Date you may not be able to redeem your shares upon consummation of the Business Combination.

Q:     Do I have redemption rights?

A:     Yes, provided that you vote your public shares on the Business Combination Proposal. To vote your public shares at the special meeting, you must be a stockholder as of the Record Date for the special meeting. Accordingly, if you purchase public shares after the Record Date you may not be able to redeem your shares upon consummation of the Business Combination. However, a redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. You may not elect to redeem your shares prior to the completion of the Business Combination.

The units (the “GVAC Units”) that were issued in GVAC’s Initial Public Offering, each consist of one share of common stock of GVAC, par value $0.00001 per share (the “GVAC Shares”), one redeemable warrant to purchase one GVAC Share, and one right to acquire 1/10 of a GVAC Share. Assuming the Proposed Business Combination closes, GVAC stockholders (except for the Sponsor or GVAC’s officers and directors) who elect their redemption right will be entitled to redeem their GVAC Shares for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.21 per share for stockholders) net of taxes payable.

GVAC’s Amended and Restated Certificate of Incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our Initial Public Offering. Therefore, any persons who hold more than 15% of our shares will not be able to redeem any shares in excess of the 15% limitation, regardless of the manner in which they vote their shares.

Q:     How do I exercise my redemption rights?

A:     If you are a public stockholder as of the Record Date and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on ________, 2021 (two (2) business days before the special meeting), that GVAC redeem your shares into cash; and (ii) submit your request in writing to GVAC’s transfer agent, at the address listed at the end of this section and deliver your shares to GVAC’s transfer agent physically or electronically using The Depository Trust Company’s (“DTC”) DWAC (Deposit/Withdrawal at Custodian) System at least two (2) business days before the special meeting.

Any corrected or changed written demand of redemption rights must be received by GVAC’s transfer agent two (2) business days before the special meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days before the special meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Provided public stockholders vote their shares on the Business Combination Proposal, any public stockholder who holds shares of GVAC Shares on or before __________, 2021 (two (2) business days before the special meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination).

Any request for redemption, once made, may be withdrawn at any time up to the date of the special meeting of GVAC stockholders. The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of taxes payable), divided by the number of shares of common stock sold in the Initial Public Offering. Please see the section entitled “Special Meeting of GVAC Stockholders — Redemption Rights” for more information on the procedures to be followed if you wish to redeem your GVAC Shares for cash.

Q:     How can I vote?

A:     If you were a holder of record GVAC Shares on the Record Date for the special meeting of GVAC stockholders, you may vote with respect to the applicable Proposals in person at the special meeting of GVAC stockholders, or by submitting a proxy by mail so that it is received prior to 11:00 a.m. on _______, 2021, in accordance with the instructions provided to you under “Special Meeting of GVAC Stockholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your bank, broker or other nominee in advance of the special meeting to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide your bank, broker or other nominee with instructions on how to vote your shares or, if you wish to attend the special meeting of GVAC stockholders and vote in person, obtain a proxy from your bank, broker or other nominee.

Q:     If my shares are held in “street name” by my bank, broker or other nominee, will they automatically vote my shares for me?

A:     No. Under the rules of various national securities exchanges, your bank, broker or other nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your bank, broker or other nominee. GVAC believes the Proposals are non-discretionary and, therefore, your bank, broker or other nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or other nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals except for the Charter Amendment Proposal, for which it would have the same effect as an against vote. You should instruct your broker to vote your GVAC Shares in accordance with directions you provide.

If your shares are held in “street name” through a broker, bank or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. Many banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided.

Q:     What if I abstain from voting or fail to instruct my bank, broker or other nominee on how to vote my shares?

A:     GVAC will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the special meeting of GVAC stockholders. For purposes of approval, an abstention on any of the Proposals will have the same effect as a vote “AGAINST” such Proposal. Further, in order to exercise redemption rights, a public stockholder must vote its public shares on the Business Combination Proposal. Additionally, failure to elect to exercise your redemption rights will preclude you from having your GVAC common stock redeemed for cash. In order to exercise your redemption rights, you must make an election on the applicable proxy card to redeem such GVAC Shares or submit a request in writing to GVAC’s transfer agent at the address listed on page 12, and deliver your shares to GVAC’s transfer agent physically or electronically through DTC prior to the special meeting of GVAC stockholders.

If you are a “street name” holder and you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares of GVAC Common Stock; this indication that a bank, broker or nominee is not voting your shares of GVAC Common Stock is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares of GVAC Common Stock only if you provide instructions on how to vote. You should instruct your broker to vote your shares of GVAC Common Stock in accordance with directions you provide. A broker non-vote will have no effect on Proposals Nos. 1, 3, 4, 5 and 6, and will have the effect of a vote “AGAINST” Proposal No. 2.

Q:     What will happen if I return my proxy card without indicating how to vote?

A:     If you sign and return your proxy card without indicating how to vote on any particular Proposal, the shares of GVAC Common Stock represented by your proxy will be voted in favor of each Proposal and for each of the nominees for election to our Board of Directors. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

Q:     Can I change my vote after I have mailed my proxy card?

A:     Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the special meeting. If you hold your shares through a bank, broker or other nominee, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Continental Stock Transfer & Trust Company
1 State Street,
New York, New York 10004
Attn.: Proxy Department
Telephone: (212) 509-4000

or

GreenVision Acquisition Corp.
One Penn Plaza, 36th Floor
New York, NY 10019
Attn: Chief Financial Officer
Telephone: (212) 786-7429

Q:     Should I send in my share certificates now?

A:     GVAC stockholders who intend to have their GVAC Shares redeemed should send their certificates to GVAC’s transfer agent at least two (2) business days before the special meeting. Please see “Special Meeting of GVAC Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your common stock for cash.

Q:     When is the Business Combination expected to occur?

A:     Assuming the requisite stockholder approvals are received and all other conditions to closing satisfied, GVAC expects that the Business Combination will occur no later than  ________________   __, 2021.

Q:     May I seek statutory appraisal rights or dissenter rights with respect to my shares?

A:     No. Appraisal rights are not available to holders of GVAC Shares in connection with the proposed Business Combination. For additional information, see the sections entitled “Special Meeting of GVAC Stockholders — Appraisal Rights.”

Q:     What happens if I sell my GVAC Shares before the Meeting?

A:     The Record Date for the special meeting is earlier than the date of the special meeting, as well as the date that the Business Combination is expected to be consummated. If you transfer your GVAC Shares after the Record Date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the special meeting, but will not hold an interest in GVAC after the Business Combination is consummated. If you transfer your GVAC Shares after the Record Date but before the special meeting, you will no longer have the right to exercise redemption rights with respect to your GVAC Shares.

Q:     Are there risks associated with the Business Combination that I should consider in deciding how to vote?

A:     Yes. There are several risks related to the Business Combination and other transactions contemplated by the Merger Agreement, that are discussed in this proxy statement. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 40 of this proxy statement.

Q:     What happens if the Business Combination is not consummated?

A:     After giving effect to the amendment to its Amended and Restated Certificate of Incorporation on May 12, 2021 (the “Extension Amendment), if GVAC does not consummate a Business Combination by August 19. 2021, unless the Board of Directors approves up to two (2) three-month extensions to complete its initial business combination (subject to the contribution of $191,155.30 to the Trust Account for each additional extension), or we obtain the approval of GVAC stockholders to extend the deadline for it to consummate an initial business combination, then pursuant to our Amended and Restated Certificate of Incorporation, GVAC’s officers must take all actions necessary in accordance with the Delaware General Corporation Law (referred to herein as the “DGCL”) to dissolve and liquidate GVAC as soon as reasonably practicable. Following dissolution, GVAC will no longer exist as a company. In any liquidation, the funds held in the trust account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of GVAC Shares who acquired such common stock in GVAC’s Initial Public Offering or in the aftermarket. The estimated consideration that each GVAC Share would be paid at liquidation would be approximately $10.21 per share for stockholders based on amounts on deposit in the trust account as of May 24, 2021, net of taxes payable. The closing price of GVAC’s common stock on the Nasdaq Capital Market as of the Record Date of________ __, 2021 was $______. GVAC’s Sponsor and other initial stockholders waived the right to any liquidation distribution with respect to any GVAC Shares held by them.

Q:     What happens to the funds deposited in the trust account following the Business Combination?

A:     Following the closing of the Business Combination, funds in the trust account will be released to GVAC. Holders of GVAC Shares exercising redemption rights will receive their per share redemption price. The balance of the funds will be utilized to fund the Business Combination. As of May 24, 2021, there was $19,525,208 in GVAC’s trust account; based upon which amount approximately $10.21 per outstanding share issued in GVAC’s Initial Public Offering, net of taxes payable, will be paid to the public investors that elect to redeem GVAC Shares. Any funds remaining in the trust account after such payments will be used for future working capital and other corporate purposes of the combined entity.

Q:     Who will solicit the proxies and pay the cost of soliciting proxies for the Special Meeting?

A:     GVAC will pay the cost of soliciting proxies for the Special Meeting. GVAC has engaged Advantage Proxy as its solicitation agent to assist in the solicitation of proxies for the Special Meeting. GVAC has agreed to pay Advantage Proxy, the solicitation agent, a fee of $7,500, plus disbursements, and will reimburse the solicitation agent for its reasonable out-of-pocket expenses and indemnify Solicitation agent and its affiliates against certain claims, liabilities, losses, damages and expenses. GVAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of GVAC Shares for their expenses in forwarding soliciting materials to beneficial owners of the GVAC Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:     How does GVAC’s Board of Directors recommend that I vote?

A:     The GVAC Board of Directors recommends that its stockholders vote or give instruction to vote:

•        “FOR” Proposal No. 1, the Business Combination Proposal;

•        “FOR” Proposal No. 2, the Charter Amendment Proposal;

•        “FOR” Proposal No. 3, the Equity Plan Adoption Proposal;

•        “FOR” Proposal No. 4, the Nasdaq 20% Proposal;

•        “FOR” Proposal No. 5, the Director Election Proposal”; and

•        “FOR” Proposal No. 6, the Adjournment Proposal, if presented.

You should read “Business Combination Proposal: Approval of the Business Combination — GVAC’s Board’s Reasons for Approval of the Business Combination” beginning on page 101 for a discussion of the factors that our Board of Directors considered in deciding to recommend the approval of the Business Combination Proposal.

Q:     How many votes do I and others have?

A:     You are entitled to one vote for each share of GVAC common stock that you held as of the Record Date. As of the close of business on the Record Date, there were [            ] issued and outstanding shares of GVAC common stock.

Q:     Who can help answer my questions?

A:     If you have questions about the Proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact GVAC’s proxy solicitor at:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

You may also obtain additional information about GVAC from documents filed with the SEC by following the instructions in the section titled “Where You Can Find Additional Information.”

DELIVERY OF DOCUMENTS TO GVAC’s stockholders

Pursuant to the rules of the SEC, GVAC and service providers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement, unless GVAC has received contrary instructions from one or more of such stockholders. Upon written or oral request, GVAC will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that GVAC deliver single copies of the proxy statement in the future. Stockholders may notify GVAC of their requests by contacting GVAC as follows:

GreenVision Acquisition Corp.
One Penn Plaza, 36th Floor
New York, NY 10019
Attn: Chief Financial Officer
Telephone: (212) 786-7429

or

Advantage Proxy, Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the Merger Agreement executed among GVAC, Helbiz. the Shareholders’ Representative and Merger Sub which is attached as Annex A, and the First Amendment, which is attached as Annex E. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights related to voting, any redemption rights and in the Business Combination.

Unless otherwise specified, all calculations and figures related to number of shares and share percentages assume no exercise of the redemption rights by GVAC’s stockholders, the issuance of the maximum number of shares under the Merger Agreement, the completion of a $30 million PIPE Investment and the issuance of GVAC Shares upon the conversion of the GVAC Rights.

The Parties to the Business Combination

GreenVision Acquisition Corp.

GreenVision Acquisition Corp. is a blank check company formed under the laws of the State of Delaware on September 11, 2019. We were formed for the purpose of engaging in a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses or entities. We do not have any business operations. Our type of company is often referred to as a Special Purpose Acquisition Company, or SPAC. Our efforts to identify a prospective target business were not limited to a particular industry or geographic region, although we intended to focus our search on target businesses operating in North America, Europe and Asia (excluding China) in the life sciences and healthcare industries. In connection with our listing application with the Nasdaq Stock Market, we agreed that we would not undertake our initial business combination with any entity with its principal business operations in China.

On November 21, 2019, we consummated our initial public offering of 5,750,000 units (the “GVAC Units”), inclusive of the over-allotment option of 750,000 GVAC Units. Each unit consisted of one share of GVAC common stock, par value $0.00001, one redeemable warrant, and one right to receive one-tenth (1/10) of a share of GVAC common stock upon consummation of a business combination. The GVAC Units were sold at an offering price of $10.00 per unit, generating gross proceeds of $57,500,000. Simultaneously with the closing of the IPO, the Company consummated a private placement (“Private Placement”) with its sponsor, GreenVision Capital Holdings LLC. (“Sponsor”) for the purchase of 2,100,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant, generating total proceeds of $2,100,000, pursuant to the Sponsor Subscription Agreement dated September 19, 2019. In addition, the Company sold to I-Bankers Securities Inc., for $100, a share purchase warrant to purchase up to 287,500 GVAC Shares exercisable at $12.00 per share, commencing on the later of the consummation of the Company’s initial business combination and 360 days from the effective date of the Registration Statement, pursuant to the Share Purchase Warrant dated November 21, 2019.

As of November 21, 2019, a total of $57,500,000 of the net proceeds from the Initial Public Offering, and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders. As of December 31, 2020, the amount held in trust was $58,390,918.

Since our IPO, our sole business activity has been identifying and evaluating suitable acquisition transaction candidates and engaging in non-binding discussions with potential target entities. As previously announced, In August 2020, we entered into a merger agreement for a business combination with Accountable Healthcare America, Inc. (“AHA”). However, on November 24, 2020, we delivered a notice terminating the business combination contemplated by such agreement due to the inability of AHA to satisfy certain of the closing conditions required by the agreement. Other than the proposed transaction with Helbiz, we are not a party to any binding agreement with any other target entity. We presently have no revenue and have had losses since inception from incurring formation and operating costs since completion of our IPO. The GVAC Units, GVAC Shares, GVAC Warrants and GVAC Rights are each quoted on the Nasdaq Capital Market, under the symbols “GVACU,” “GVAC”, “GVACW” and “GVACR”, respectively. Each of GVAC Units consists of one GVAC Share, one GVAC Warrant to purchase one half of a GVAC Share. GVAC Units commenced trading on the Nasdaq Capital Market on November 19, 2019. GVAC Shares, GVAC Warrants and GVAC Rights commenced trading on the Nasdaq Capital Market on December 9, 2019.

Pursuant to our merger agreement with AHA, AHA provided the sum of $575,000 at execution to us which funds were utilized to fund the deposit required to extend our existence from November 21, 2020 to February 21, 2021. Subsequently, upon our execution of the Merger Agreement with Helbiz and the other parties thereto, Helbiz provided a transaction deposit in the sum of $750,000 to us, of which, $575,000 was deposited into our trust account to further extend our existence from February 21, 2021 to May 21, 2021.

On May 12, 2021, following its annual meeting of shareholders, GVAC filed with the Secretary of State of the State of Delaware an amendment (the “Extension Amendment”) to its Amended and Restated Certificate of Incorporation to extend the date by which it has to consummate a Business Combination with one or more businesses from May 21, 2021 to August 19, 2021 or such later date as provided for in the Extension Amendment. Pursuant to the Extension Amendment, GVAC’s board of directors has the ability to further extend the period of time to consummate a Business Combination up to two additional times after August 19, 2021, each by an additional three months. In order to extend the time available for GVAC to consummate a Business Combination, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per Public Share on or prior to the date of the applicable deadline, for each three-month extension. After giving effect to the redemptions as of May 12, 2021, such amount would be $191,155 for each three-month extension (or $382,311 for both extension periods).

In connection with the vote to approve the Extension Amendment, the holders of 3,838,447 shares of the GVAC common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of $39,207,114. As a result, an amount of $19,525,208 remains in the trust account as of May 12, 2021.

Merger Sub

GVAC Merger Sub Inc. is a Delaware corporation and wholly owned subsidiary of GVAC, formed on July 30, 2020 to consummate a business combination. The Merger Sub will merge with Helbiz with Helbiz surviving the merger and continuing as the surviving entity. Helbiz will then be a direct wholly-owned subsidiary of GVAC. The merger is intended to qualify as a reverse triangular merger under Section 368(b) of the Code and related Internal Revenue Service (the “IRS”) regulations.

Helbiz

The information in this section of the summary describes the current and proposed business and operations of Helbiz. Unless the context otherwise requires, all references in this section to “Helbiz,” “we,” “us,” or “our” refer to the current and proposed business and operations of Helbiz.

We provide innovative and sustainable transportation solutions that help people move seamlessly within cities.

Our journey began with e-scooters in Italy in 2018, and today we have evolved into a multi-modal micro-mobility ecosystem offering e-scooters, e-bikes and e-mopeds, while continuing to push boundaries, lead innovation and set new standards in our space. We are changing how people move from A-to-B, allowing users to unlock vehicles on demand with a tap of a button from their smartphone. From being an early mover in Italy and educating users on this new technology, we have today evolved into a multi-modal micro-mobility ecosystem.

We intend to do our part for a greener tomorrow and take responsibility for our environmental, societal and governance impact as we continue to make the cities we operate in more livable by connecting their residents with more frictionless, affordable, and convenient transportation alternatives. We believe that the world is on the verge of a shift away from car ownership with people looking for alternative ways to travel with ease, beat congestion and benefit our planet.

In developing our business, our focus has always been operations and scalability first. Instead of scaling an unsustainable business, our early investments were centered around our platform, infrastructure and creating the operational efficiencies necessary to grow our business globally. We have established a strong scalable network and technology infrastructure that power millions of rides, users, and vehicles on a daily basis. We are leveraging our platform and reach to continue improve the efficiency and the quality of our offerings and deepen the relationship our users have with us.

We anticipate demand for our services will continue to grow as our multimodal offerings and verticals grow and deepen our influence, integration and impact in local markets. Our operational excellence, local collaboration, innovation focused execution and optimization has positioned us as one of the operational market leaders in the space continuing to push boundaries and technological advancements.

OUR ADVANTAGE

In a fast-moving industry, we believe that we have proven time after time our ability to adapt and evolve without jeopardizing the timing, quality, and quantity of the service through our agile and well-run structure.

Helbiz’s future-focused approach in the early days over short-term revenues and unsustainable growth paired with our values, and tools and teams has put us in a position to successfully operate in the micro-mobility market in a way that we believe our competitors cannot.

We believe that, among other reasons, the future belongs to Helbiz based on the following strengths:

•        An Established Market Leader — a well-known brand with deep market penetration.    Since we began what we believe is Italy’s first ever shared e-scooter rental in Milan in 2018, we have grown exponentially, and we have become a substantial micro-mobility operator in Italy, based on number of licenses and electric vehicles authorized.

•        A New Regulatory Landscape — that favors conscientious operators.    Over the last few years, a drastic regulatory shift has occurred. Cities have put a cap on the number of operators in a city as well as the number of vehicles per operator leveling the playing field between operators taking away the funding as a competitive advantage and instead shifting the focus from quantity to quality of service in an open bidding — which favors conscientious operators with a core dedication to collaborating with the city granting the license. Quality of service has been the main focus of our company since our inception where we have adopted a collaborative and conscious approach.

•        A Global hyper local approach — our proven relationship with cities we operate in.    We view each city in which we operate through the lens of a partnership between us and that city. By focusing on this partnership, we believe that we will be able to provide a sustainable solution to the city’s reliance on cars.

•        Multiple activities generating revenues — Less dependent on operational income derived from our micro-mobility services.    We have built our platform around several activities and initiatives that generate revenues such as co-branding, advertisement, partnerships, subscriptions and trips.

•        Cutting Edge Technology — Our proprietary technology platform.    Our proprietary technology platform allows us to properly manage, scale, optimize and tailor our offering for each individual market and to rapidly launch new products to serve our cities and customers.

•        An Exceptional Customer Experience.    We have built our platform and experience around our customers from the beginning.

•        Use of Strategic Partnerships — to drive new users and increase adoption.    To further enhance and grow our presence in local markets, we actively focus on partnering with local and national market leaders to expose our fleet and platform to millions of our partners’ existing clients. We have formed partnerships with several players such as: Telepass, Alipay, Trenitalia, E-Pay, Moovit and Miami FC that allow us to tap into existing user bases to quickly boost ridership and credibility when entering new markets.

•        An Innovative Multimodal Platform — broadened reach, value proposition and city integration.    Our multimodal platform offers customers a variety of transportation options on-demand. In 2021, we launched e-mopeds and e-bikes in addition to our e-scooters, to serve different demographics and needs, and we are working on seamlessly integrating public transit to enable riders to optimize their trips across all available offering based on their criteria and preferences.

•        Our in-house operations teams.    Unlike many other micro-mobility companies, we employ in-house operations teams in each market in which we operate rather than hiring outside third-party contractors to maintain our fleets. We believe that this provides a higher quality of fleet maintenance and protects our brand by creating a uniform user experience no matter what city the user is in.

•        A visionary founder led company — Our management team.    We are led by a management team with experience in developing emerging growth companies.

Our Market Opportunity

Societal, industrial and technological changes are shifting how we move, and they are transforming the mass-transportation market. Transportation is among the largest household expenditures. According to a 2019 report from McKinsey & Company, Micro-mobility is one of the fastest growing sectors in the world with a 19.9% compound annual growth rate and an estimated market potential by 2030 of $300 billion in the United States and $150 billion in Europe. We believe that we are in the early phase of capturing this opportunity and that use of our micro-mobility platform will, among other factors, continue to grow due to:

•        Increasing Urban Population.    We believe that the trend of urbanization amongst young professionals is a large opportunity for the micro-mobility industry as it specifically addresses first- and last-mile transport and connects users with the existing infrastructure. Micro-mobility solutions offer people living in, and visiting, these cities potential benefits, including higher average speeds, less time spent waiting or parking, a lower cost of ownership, and the health benefits of being outdoors, among others.

•        The Rise of New First- and Last-Mile Options.    From a consumer’s perspective, first- and last-mile transportation in congested cities can be inconvenient and costly when using traditional modes of transportation such as mass transit or personal vehicles, as well as when using ride sharing. New shared transportation modes are drastically improving the consumer’s experience, enabling riders to optimize across preferences including cost, comfort, and time.

•        Popularity of On-Demand Services.    Consumers have grown to love and appreciate having their world on demand and now expect to be able to access any product or service instantly on their terms and at their convenience.

•        Urban Planners are Addressing the Issue of Congestion.    Micro-mobility is good for city planning, taking up less space for roads and parking, and complementing mass transit schemes while creating more connected communities. Modern urban planners are actively looking for providers of micro-mobility solutions, are increasingly dedicating lanes to certain micro-mobility vehicles and are repurposing car parking to micro-mobility spaces.

•        Increased Environmental Awareness.    We believe that cities across the world and their residents are increasing their environmental awareness and actively taking steps to reduce their carbon footprint. As such, we believe that e-scooters, e-bicycles and e-mopeds, if approached in a sustainable, collaborative and safe manner with the cities where they operate, provide a feasible solution to this issue by replacing cars for first- and last-mile transport.

•        Hyper-Vertical Super App Trend Provides an Opportunity to Enhance our Platform’s Value.    The hyper-vertical platform model, a variety of the super-app model adopted in Asia, focuses on covering the entire customer journey around a singular product or vertical. We see potential in the long term to gradually add services on top of our existing platform related to urban mobility that will enhance our customer experience when moving around cities and deepen the customers’ engagement while creating added value across services.

Our Platform

Helbiz is built around four pillars: a growing and engaging network, cutting-edge technology, operational superiority and product focus.

A Growing and Engaging Network

Helbiz has developed a growing network of millions of riders, vehicles, trips, drivers and their underlying data, technology and infrastructure. The more trips, pickups or user interactions on our network, the more we are able to improve our network, optimize our operations and raise the quality of our services.

Our strategy is to leverage our fast and organic growth in the micro-mobility services to onboard customers with the intention of converting them to long-term platform users across verticals and with each additional offering, city, service or vertical aimed at increasing the value proposition and longevity of each user.

Cutting-Edge Technology

Seamlessly Integrated Ecosystem

Helbiz has built a cutting-edge ecosystem of tools, software and hardware for consumers, operations, and drivers to ensure complete transparency, integration and operational efficiencies. Instead of relying on a variety of limited third-party solutions, every tool we use is meticulosity crafted in-house in conjunction with each other to create a symbiotic ecosystem that was specifically built around our operations, practices and needs. The result is a robust and highly functional framework with total operational control. Our main mobile platforms are our Helbiz app for consumers and our Helbiz Driver App for operational drivers managing our fleet. Both platforms are built on our proprietary “Core Platform Engine”. To power our operations, we built a suite of operational tools including our Helbiz Drive App, warehouse and inventory management and analytics, prediction algorithms and dispatch engine. Our entire ecosystem is fully implemented and operational globally.

Core Platform Engine

•        Utilization & Prediction.    Using real time and historical data, our technology helps us predict demand throughout the day and week to help us balance supply and demand and maintain optimal vehicle distribution and rebalancing.

•        Dispatching & Matching Engine.    Our proprietary dispatch engine and algorithms overlook and manage our global fleet of operational drivers globally, autonomously sending tasks, priorities, and routes to each Driver in real-time. In each instance, our algorithms review and consider multiple variables including vehicles, batteries, drivers, warehouses, distances, traffic, locations, inventory as well as utilization prediction and current status.

•        Geofencing.    Using geofencing technology we can properly manage and remotely control our vehicles in accordance with government regulations. We implement a variety of virtual zones in our cities which automatically communicate with and control the setting of our vehicles to prevent clutter, irresponsible usage, and parking by controlling maximum speed, acceleration and disabling the throttle or the entering selected areas such as pedestrian zones or parks.

•        Parking Verifications.    Using our proprietary technology, we are able to create virtual parking zones where customers are directed to pick up and leave our e-vehicles.

Payment Technologies

We have developed a strong and scalable payment infrastructure that includes a variety of trusted payment options serving a diverse and global demographic. Helbiz has integrated payments as a core part of our technology stack, to be able to continue to innovate and expand to broaden the offering and meet the demands of our users, in deep collaboration with strong payment partners from Stripe, Telepass, Tinaba, E-Pay and Alipay. The result is a flexible payment infrastructure that supports all types of users and their preferences from pre-paying to post-paying for each trip or service with any instrument/service of their choice, including credit cards, debit cards, HelbizCash, Telepass, Alipay and cash through local partners.

In 2019, Helbiz introduced HelbizCash, which is a closed-loop digital wallet allowing customers to add funds upfront, receive rewards and use funds for all services and offerings inside the current and future Helbiz ecosystem as it grows in return for benefits, rewards and incentives.

Artificial Intelligence and machine learning

Recently, we have made AI & Machine Learning one of the key focal points of our development efforts to continue to support and power our operations. We use AI and machine learning, trained on historical transactions, geospatial data and trips, to help predict and optimize fleet utilization. Our utilization prediction paired with real time data, locations and statuses of all vehicles and drivers is the foundation of our Dispatch Engine which help make key decisions and autonomously deliver tasks and manage our Operational Drivers through the Helbiz Drivers App to ensure operational efficiency, maximized fleet utilization, maintenance, pickup/drop offs/battery swaps and re-balancing throughout our cities.

Operational Superiority

A robust and reliable driver network and infrastructure which ensures that vehicles are properly distributed, batteries charged and maintained is the foundation for the customer experience that we offer. We have built a flexible and scalable infrastructure to autonomously manage our fleets and drivers globally. Every city we operate in has a local on-ground operations team, drivers with extensive local knowledge and a global support system. Our service and platform are built around our operational experience gained over many years to get the operations right instead of rapidly and prematurely scaling. The long-term success, and profitability, of any micro-mobility operator is directly linked to the quality and efficiency of operations. For that reason, we meticulously built each technology tool used in our operations from scratch including warehouse and inventory management, the Helbiz Drivers App, our Dispatch Engine and management tools. All technology tools and platforms were built to work in conjunction with each other, and carefully selected and trained drivers.

•        A hyper-local approach, on a global scale.    One of core values is to approach each new city in a hyper-local manner.

•        In-House drivers.    We believe our early success, both with customers and regulators, is directly linked to our commitment to solely hire and utilize in-house teams for our on-ground operations. Utilizing in-house teams, and not independent contractors like our competitors, allows us to properly train and oversee each worker.

•        AI powered with a human touch.    Our Core Platform Engine monitor all conditions, rides and drivers and real time data to autonomously manage drivers and ensure proper vehicle coverage, freshly charged vehicles while optimizing routes and future deployments to maximize utilization.

•        Support System.    A reliable service starts with the support system we can offer our teams on the ground. We have invested in and trained our own Micro-Mobility support center that supports our drivers.

Service Focus

We provide our services with a care and focus that we believe sets us apart in our journey to power movement at scale in a rapidly changing environment. Our experience is built around the frictionless interaction between our software, our hardware and our cities and relies on our key points: agility, simplicity, and continued innovation.

•        Experienced focused agility.    We aim to provide services that are customer and city focused and have built a highly scalable and flexible infrastructure that allows our teams to rapidly release new features and offerings and adapt to local requirements and needs of local cities.

•        Intuitive simplicity.    We believe the Helbiz experience and app should be an extension of oneself, seamlessly connecting you with your city in a natural and intuitive way and have created a simple platform that is inviting and easy to use.

•        Continuous Innovation.    We have established a dedicated R&D department that is working directly with our manufactures to improve the riding and operational experience, increase vehicle lifespan and optimize profitability.

Benefits of the Helbiz Platform

Key Benefits for Users

Across our mobile platforms and consumer offerings we strive to create an experience that becomes a seamless extension of the user, intuitively creating a convenient, affordable, and reliable experience when interacting with their city.

•        Convenience.    We designed our proprietary technology to provide a convenient and frictionless user experience and well distributed, maintained and charged fleets across a variety of modes to suit the users’ needs. We strive to reduce the friction of moving and to always ensure available vehicles in your vicinity that allow you to beat traffic with ease without the hassle of having to deal with congestion, parking, ownership or cash transactions.

•        Affordability.    Our dockless e-vehicles enable customers to move and connect with their city at a low cost. For commuters and frequent riders, we introduced unlimited subscription plans in the third quarter of 2020, allowing users to take unlimited 30-minute e-scooter and e-bike trips for a fixed monthly price.

•        Reliability.    We strive to properly serve cities and maintain e-vehicle density to meet the demand in all areas so that users always have access to a charged vehicle when they need one. Reliability is essential and the reason that we solely rely on in-house teams and drivers in our cities for improved accountability, control and response time for the most reliable customer experience.

Key Benefits for Communities/Cities

We believe the foundation for our growth and one of the key indicators for our future success is the amount of positive impact we can generate throughout or local communities in the following ways:

•        Social.    We connect people with their cities and communities, providing easy, fast, and reliable ways to get around directly eliminating the need for cars, private car ownership or parking. Our approach is community first and once we open a city, we engage to become an active part of the local community serving all groups, independent of socioeconomic status.

•        Economic.    We not only offer users flexible and alternative transportation alternatives but are also connect them with existing transit networks. We pride ourselves on serving all communities in our cities and re-balance our fleet to maintain vehicle density throughout the communities to offer a reliable service at a fair price point.

•        Environmental.    We are bringing life back to our cities by reducing congestion and reducing carbon emissions and pollution all while shifting our dependency away from car ownership. This promotes the creation of cities designed for people and not cars.

•        Infrastructural.    We are complementing existing city infrastructure and transport networks, directly increasing their value and connectedness, without requiring cities to spend vast number of resources on large scale public transport expansions with marginal return. We provide citizens with reliable alternatives that allows them to connect with the current transit networks where it was previously difficult.

Value Proposition for Advertisers

•        Unique Targeting.    With Helbiz, businesses have a unique opportunity to connect with potential customers through engaging and visual content. We know where all riding users are at all times and can specifically target them the exact second, they are near an advertiser’s location, or any specified location, to create custom experiences that increase real life conversion and engagement with advertisements.

•        Valuable Audience.    Helbiz has a deep reach in the cities where it operates, with deep support from both government and citizens who are active supporters of our convenient, forward thinking and green initiatives.

•        Environmental.    The growing importance of sustainability and carbon emissions has been one of the key trends in recent years. Communicating sustainability effectively ranks among the most important aspect of brand strategy across all industries. Helbiz allows businesses to seamlessly integrate into our platform and align with our mission with the ability to communicate their message through our well-respected platform.

Our Offerings and Products

Our Multimodal Experience

Our multimodal platform offers our riders frictionless, efficient, and affordable access to a growing variety of transportation options.

•        E-Scooter, E-Bikes and E-Mopeds.    We have established a network of shared e-scooters, e-bikes and e-mopeds in a number of cities serving the needs or a diverse demographic looking for affordable, efficient, green and more active alternatives for short trips.

•        Public Transit.    As a pilot program, we will offer integrated third-party public transit in a frictionless experience allowing users to purchase, store and redeem train tickets directly inside of the Helbiz platform. By integrating public transit into our own proprietary offerings, we will be able to create a more connected transportation network to seamlessly be able to serve across multiple means of transportation within a single journey.

The Helbiz Rider Experience

Our mission is to reshape the transportation industry through innovative and sustainable mobility solutions to create cities made for living that solve the transportation needs of our riders and enable them to reach their destinations quickly, conveniently and affordably. This mission all starts with the Helbiz app, the core part of the Helbiz experience which intuitively connect our users with our vast network of vehicles and platforms. We are determined to provide our users with the best experience and have built a scalable infrastructure that allows us to rapidly add new features, options and platforms.

Our Rider App

The Helbiz app provides users the ability to get around and connect with their city through a variety of transportation modes The Helbiz app is designed to be lightning fast, intuitive, and frictionless enabling users to rent and ride with ease. Our typical rental process can be summarized in the four steps in the following graphics:

Additional app functionality includes the ability to book and reserve vehicles, briefly pause and lock a vehicle in ride, an extensive help toolkit and spoken, written and in-app support 24 hours per day in six languages. We are dedicated to continuing to improve our platform and features to continue to offer the best experience in the industry.

The Advertisement Experience

Helbiz users are always on the move and interacting with their local communities. Advertisers have the opportunity to put relevant content in front of them at every stage of this journey. Unlike other ad platforms, Helbiz interacts directly with consumers and their environment while they are on-the-go. We have understood this unique opportunity since our early days, but only begun to fully translate it into a value adding ad product suite in late 2020 as our reach and potential significantly increased.

A well-integrated and intelligent advertisement experience is one of the cornerstones that allow us to be less dependent on operational revenues and offer a more competitive service globally. In 2021, we intend to introduce our advertisement initiatives in all markets.

While we are actively working on expanding our offering opportunities and the related tools, it currently includes:

•        Unlock advertisement:    which use Helbiz as a digital billboard to show a full screen video message every time a user unlocks a Helbiz vehicle globally, in a specific city or targeted area;

•        Location based advertisements:    which trigger advertisements when a user is in the vicinity of a specific location;

•        Map branding:    which enables companies to sponsor pins, parking spots or specific locations on the map; and

•        Vehicle co-branding:    which custom wraps our vehicles for a maximum-visibility, full-takeover campaign, paid per vehicle on a daily basis.

Our Driver App Experience

To ensure our vehicles are properly distributed, charged, maintained and always ready to rent, comes down to our operational excellence. That in turn starts with our drivers and Driver App. Our drivers, and the software that manage them and our fleet, is the glue that makes people depend on us as a part of their daily commute and transportation needs.

The Helbiz Driver App

Every step of their journey, our drivers are guided in an intuitive way to pick up and swap batteries and reposition and maintain vehicles. By tracking every movement, action, route, pickup and drop off, Helbiz has an overview of each city’s operation and is able to support of our operational support teams.

Additional app functionality includes the ability to accept/decline tasks, access to real time vehicle data, a support kit and analytics.

Technology Infrastructure

We have assembled core product teams with a full-stack development model within a broad range of technical areas to help us power our technology platform and vehicles across the globe and the solve the challenges that arise from delivering reliable services in the physical world in real time. We are tech driven at our core and deploy technical innovations to optimize operations, increase oversight while improving our scalability. We have built a mobile first and platform agnostic suite within the micro-mobility space constituting of a series of proprietary tech platforms and drivers, including operational and analytical and optimizing and decision-making tools, that all operate in conjunction. Every individual component is built on top of our scalable tech stack that enables us to manage spikes in usage and rapidly launch new products, features and services.

We developed our platform for autonomy, scalability and high accountability. Our success in a fast-moving industry, and relationships with the cities we operate in, is directly linked to our flexibility and development velocity. We currently use third party, AWS, for cloud computing services to help us deliver and host our platform and quickly scale up our services to meet surges in demand and support any product changes we are introducing. We utilize multiple data centers located in the United States and Europe where redundant copies are stored and replicated reliably within each region.

Sales & Marketing

Helbiz is marketing its offering to users through brand advertising, direct marketing and fostering rapid adoption through on-street presence and strategic partnerships. We use a variety of broad campaigns from television ads to strategic joint partnerships with strong local brands to promote our platform and extend our service to existing loyal user bases. On a local street level, Helbiz is devoted to a vast amount of educational and community events where we and our engaging team foster deeper connections in the cities we operate in, while our vehicles act as moving billboards for organic user growth. Our direct marketing is made up of promotions, referrals and time-based incentives where we attract consumers through a tailored combination, depending in the city, of sponsored search, targeted social media, push & text notifications and email campaigns. As we grow, we are focused on optimizing and making our marketing & sales spend more effective in attracting high converting users and in encouraging cross vertical spending in a structured and measurable way to significantly enhance customer retention and lifetime value.

Platform User Support

The cornerstone of our company and experience is our top-rated customer experience. We have invested and trained our own micro-mobility support center. Our support hub was established in Serbia and is today offering in-app, written, and spoken 24/7 support natively in six languages for customers and drivers around the globe.

Strategy

We are one of the few established micro-mobility operators with a truly scalable infrastructure, deep engagement in our cities and a clear path to capture the opportunity of the fast-growing micro-mobility industry. We plan to leverage our strengths to outperform our competition with the following growth strategies:

•        Grow our Rider base.    We see significant opportunity to continue to grow our rider base. We strive to continue drive organic adoption by continued investments in fleet, brand, and consumer awareness.

•        Increase penetration in our existing markets.    Although in Italy we are currently a market leader based on vehicles authorized and licenses obtained, we see room for further growth and plan to deploy new e-scooters, e-bikes and e-mopeds into both existing and new service areas in order to meet rising demand.

•        Continue expanding into new markets with optimal regulatory conditions and transportation infrastructure.    As authorities around the world begin to adopt acceptable rules and regulations surrounding dock-less e-scooter, e-bike and e-moped sharing, we plan to take advantage of our tech-driven platform, operational excellence and services to offer these cities a sustainable solution. We will continue to work closely with local regulators globally to unlock these markets and establish a long-term and sustainable relationship.

•        Increase our use cases.    We intend to continue to expand our offerings and products to make Helbiz the transportation platform of choice for all demographics and use cases. We aim to offer products to simplify travel decision making, become a fully integrated A-to-B solution within existing transit network while expanding our subscription packages and B2B offerings.

•        Expand multimodal offerings.    We believe that it is essential to address a wide range of transportation needs and preferences for an inclusive offering across demographics. We recently launched e-bikes and e-mopeds in addition to our e-scooters to serve a different demographic and are working on seamlessly integrating public transit to enable riders to optimize their trips across all available offerings based on their preferences.

•        Leverage our platform to launch new products.    We believe that we can continue to innovate, solve complex challenges and create platforms on top of our robust and scalable technological infrastructure to meet the localized needs of the mass market consumer, who is already using Helbiz daily, with new services from payments solutions, public transportation and food delivery. Each platform offering increases the value of our overall platform, enables us to attract new platform users, deepens the individual engagement and retention within the platform while significantly boosting lifetime value across platform and platform loyalty.

•        Grow rider ecosystem spend.    As we continue to grow our brand loyalty and offerings, products, use cases and customer experience, the stickiness of our customers increase, integrating Helbiz more into their daily lives and routines.

•        Pursue strategic partnerships.    We intend to continue to pursue strategic synergetic partnerships to strengthen our brand, offering and market adoption.

•        Continued research and development to increase vehicle-level economics and user experience.    Our team is constantly developing new ideas for all facets of our business. From continued development on our mobile application to hardware development for our e-scooters, e-bikes and e-mopeds, we are actively pursuing ways to serve our customers and create a sustainable and profitable business.

•        Target non-traditional markets.    We believe that in the rush to compete in the micro-mobility market, many of our competitors have overlooked markets that might not be considered traditional consumers of micro-mobility services. These markets include hotels, amusement parks, convention halls, airports and other third parties that see a need to provide their customers with additional methods of short-distance transportation.

•        Invest in technology to strengthen platform and increase efficiency.    We plan to continue to invest in and develop our proprietary technologies and core platform drivers to optimize our operations, autonomy and scalability. These investments will allow us to continue to increase our efficiencies and lower our operational costs offering our riders an affordable and high-quality experience.

•        Grow Advertisement Opportunities.    We believe that we are still in the early stages of building an advertising product suite that fully taps the value of this alignment between pinners and advertisers. We expect to be able to significantly grow our overall advertisement revenues as we roll out advertisement in all cities and combine it with additional and more complex advertisement types and dedicated advertisement management tools for enterprises.

Intellectual Property

We generally rely on trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect our intellectual property and proprietary rights. We are currently in the process of pursuing trademark protection for our name and logos in the United States. Although we believe that our pending trademark applications will be granted by the United States Patent and Trademark Office, such trademarks might not be granted, might be challenged, invalidated, or circumvented or might not provide competitive advantages to us.

We also plan to rely on patents to protect our intellectual property and proprietary technology, to the extent feasible, and plan to consult with intellectual property counsel to determine what patents we may be able to file to protect our intellectual property. As of the date of this proxy statement, we do not have any patents in the United States or any other country, but on November 4, 2019 we filed a patent application in the United States for our smart parking technology (patent application number: 16/673,518). Although we believe that some of our technology may be patentable, such patents might not be granted, might be challenged, invalidated, or circumvented or the rights granted thereunder or under licensing agreements might not provide competitive advantages to us. We believe that due to the rapid pace of technological innovation for technology, mobile and internet products, our ability to establish and maintain a position of technological leadership in the ridesharing industry depends more on the skills of our development personnel than the legal protection afforded our existing technology. (See “Risk Factors”).

Our success depends in part, upon our proprietary software technology and proprietary App. We have not yet protected our software through copyright or other regulatory measures. Our standard intellectual property confidentiality and assignment agreement with employees, consultants and others who participate in the development of our software might be breached, we might not have adequate remedies for any breach, or our trade secrets might not otherwise become known to or independently developed by competitors. Our efforts to protect our proprietary technology might not prevent others from developing and designing products or technology similar to or competitive with those of ours. Our success depends in part, on our continued ability to license and use third-party technology that is integral to the functionality of our products and App. An inability to continue to procure or use such technology likely would have a material adverse effect on our business, operating results or financial condition.

On March 19, 2021, we entered into a Loan and Security Agreement with several lenders. Pursuant to that agreement, we received a loan of $15 million. In addition to the repayment terms and fees for such loan, Helbiz, granted the lenders a security interest in certain intellectual property including its patents, patent applications and trademarks pending the repayment of the loan.

Authorizations and licenses in force

We work closely with the cities where we operate to determine the local services we provide. This includes determining fleet size, deployment locations, hours of operation and pricing. After local operations begin, we revise these determinations using real-time data. We consider compliance with requirements around parking, deployment and redistribution, and rider education to be of the utmost importance. We operate in the following cities in the following countries.

Italy

We are a substantial operator in Italy in the micro-mobility environment. We won over 60% of all public tenders in Italy in which we participated in 2020. As of March 20, 2021, we hold 21 individual licenses in 17 cities in Italy for up to 13,250 individual vehicles (excluding e-mopeds). As Italy and its cities continue their micro-mobility expansion and open up for additional licenses and tender offers we anticipate this growth and success ratio will continue to increase. We currently provide, or are scheduled to soon provide, e-scooter, e-bike and e-moped micro-mobility programs in the following areas of Italy:

•        Rome.    authorized to provide free-floating bike sharing services until September 1, 2022 for a maximum of 2,500 pedal assisted bicycles. On 14 September 2020, we received the authorization to deploy up to 2,500 e-scooters.

•        Milan.    authorized on December 2, 2019 for a maximum of 750 e-scooters until July 26, 2021. MiMoto began offering its e-mopeds in Milan in 2017 and has a license to continue operating a fleet without any maximum capacity.

•        Turin.    authorized on December 13, 2019, for a maximum of 500 e-scooters and a maximum of 2,000 pedal assisted bicycles for five years for the bicycles and until July 27, 2021 for electric scooters. MiMoto began offering its e-mopeds in Turin in 2019 and has a license to continue operating a fleet without any maximum capacity.

•        Collegno.    authorized in 2021 for a maximum of 150 e-scooters.

•        Verona.    authorized on September 17, 2019 for a maximum of 250 e-scooters.

•        Parma.    authorized on September 02, 2020 for a maximum of 300 e-scooter. The license will expire in 24 months.

•        Pisa.    authorized for a maximum of 300 e-scooters.

•        Modena.    operations started in September 2020 for a on a one-year license to operate an e-scooter sharing program with a maximum of 200 e-scooters.

•        Ravenna.    authorized for a maximum 350 electric scooters for 24 months.

•        Cesena.    authorized, exclusively, on July 6, 2020 for a maximum of 200 electric scooters and 400 electric bikes. The license will expire in 24 months.

•        Latina.    authorized, exclusively, on July 23, 2020 for a maximum of 200 e-scooters and 100 e-bikes. The license will expire on July 26, 2022.

•        Pescara.    authorized, exclusively, on July 20,2020 for a maximum of 500 e-scooters. The license will expire in 24 months.

•        Naples.    authorized on September 7, 2020 for a maximum of 900 e-scooters. The license will expire in 24 months.

•        Bari.    authorized on June 4, 2020 for a maximum of 500 e-scooters. The license will expire on July 27, 2022.

•        Montesilvano.    authorized on August 7, 2020, for a maximum of 100 e-scooters. The license will expire on July 27, 2021.

•        Palermo.    authorized on February 2, 2021 for a maximum of 400 e-scooters.

•        H-Farm.    agreement with H-Farm, a large European innovation campus based in Ca Roncade, to be the exclusive micro mobility operator in the campus offering up to 350 e-scooters and 100 e-bikes.

•        Genoa:    MiMoto began offering its e-mopeds in Genoa in 2019 and has a license to continue operating a fleet without any maximum capacity.

•        Florence:    MiMoto began offering its e-mopeds in Florence in 2020 and has a license to continue operating a fleet of up to 100 e-mopeds.

•        Cesana.    launched in April 2021 for a maximum of 400 e-bicycles.

•        Ferrara.    launched in May 2021 for a maximum of 200 e-scooters and 200 e-bikes.

United States

In 2019, we started our expansion to the United States. As of March 20, 2021, we hold eight (8) licenses, in seven cities. We are currently in the application process for additional licenses and intend to continue to scale and implement our proven business model and platform from Europe across the United States. We currently provide e-scooter and e-bike micro-mobility programs in the following areas the United States:

•        Washington, D.C.    In January 2020, we initiated our e-bike program in the U.S. capital. Pursuant to our license, we can operate a fleet of up to 1,500 e-bikes. We suspended the e-bike services during the COVID-19 pandemic, and we expect to restart the e-bike services later in 2021. In January 2021, we began leasing a license to operate 2,500 e-scooters in Washington, D.C., and we began operating our own vehicles there using our own operations in January 2021. The license is up for renewal in December 2021.

•        Miami, Florida.    In November 2019, we initiated our e-scooter program in Miami with 100 vehicles. The program was suspended multiple times, the latest restart was in the first quarter of 2021. The license is up for renewal in November 2021.

•        Alexandria, Virginia.    In August of 2020, we began providing e-scooter services in Alexandria. Our license allows us to deploy up to 200 e-scooters. The license is up for renewal in October 2021.

•        Arlington, Virginia.    In August of 2020, we began providing e-scooter services in Arlington. Our license allows us to deploy up to 300 e-scooters. The license is up for renewal in October 2021.

•        Atlanta, Georgia.    In May 2020, we were awarded two licenses, one to operate a minimum of 500 e-scooters and another for 500 e-bikes, in Atlanta. We started the Operations in the city, in November 2020. In March 2021, we granted a permit for operating additional 740 e-scooters. Users are not allowed to rent our vehicles in Atlanta between 9 p.m. and 4 a.m. The license is up for renewal in June 2021.

•        Richmond, Virginia.    In October 2020, we were awarded a permit to operate 500 e-scooters in Richmond, and we started the operations in February 2021. Users are not allowed to rent our vehicles in Richmond between 10 p.m. and 6 a.m. The license is up for renewal in January 2022.

•        Jacksonville, Florida.    In October 2020, we were awarded a permit to operate up to 250 e-scooters in Jacksonville with an initial fleet of 100 e-scooters. We started operations there in March 2021. The license is up for renewal in March 2022.

•        Oklahoma City, Oklahoma.    In May 2021, we launched e-scooter services in Oklahoma City, Oklahoma where we have a one-year license to operate up to 250 vehicles.

For more information on Helbiz, please see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Helbiz,” “Information about Helbiz” “Directors, Executive Officers, Executive Compensation and Corporate Governance;” “Helbiz’s Directors and Executive Officers  — Directors After Completion of the Business Combination,” and “Directors, Executive Officers, Executive Compensation and Corporate Governance — Compensation of Directors and Executive Officers of Helbiz.”

Helbiz’s principal business office is located at 32 Old Slip, New York, NY, 32nd Floor, 10005.

The Merger Agreement

On February 8, 2021, GVAC, Merger Sub, the Shareholders’ Representative and Helbiz entered into the Merger Agreement pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Helbiz, with Helbiz surviving the merger in accordance with Section 252 of the Delaware General Business Corporation Law. Helbiz and its subsidiaries will thereafter be direct or indirect subsidiaries of GVAC. Subsequently, the parties entered into the First Amendment on April 8, 2021. For more information about the Business Combination, please see the section entitled “The Business Combination Proposal.” A copy of the Merger Agreement is attached to this proxy statement as Annex A and a copy of the First Amendment is attached to this proxy statement as Annex E.

Consideration to Helbiz Security Holders

Upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), in consideration for all of the issued and outstanding capital stock of Helbiz, the maximum number of GVAC Shares which may be issued to the Helbiz securityholders consists of 30,000,000 GVAC Shares (inclusive of GVAC Shares that will underlie options to be issued to current holders of vested Helbiz options if they are exercised on a cashless basis), plus up to approximately 3,599,000 options to purchase GVAC Shares to be issued to current holders of unvested Helbiz options. We estimate that the Helbiz securityholders will receive approximately 24,634,000 GVAC Shares and vested options to acquire 3,109,000 GVAC Shares based on Helbiz’s estimated net closing debt of $21,600,000, approximately 836,000 of Helbiz options having vested at the time of the Business Combination and being exercised on a cashless basis, and that the Closing Consideration Conversion Ratio under the Merger Agreement is 4.72. If such vested options are exercised for cash, we estimate that we would issue options to purchase 3,945,000 GVAC Shares. Further, we estimate that the holders of unvested Helbiz options at the time of the Business Combination will receive approximately 3,599,000 options. Of such estimated number of GVAC Shares to be issued, we estimate that will issue approximately (a) 10,149,748 GVAC Class A common shares and (b) 14,484,647 GVAC Class B common shares, which shares of Class B common stock will be issued to Salvatore Palella, the founder of Helbiz (the “Founder”). The aggregate number of shares of GVAC Common Stock to be issued, including shares underlying options to be exchanged for vested Helbiz options, shall be determined by subtracting the “Closing Net Debt” of Helbiz (as defined in the Merger Agreement) from the agreed valuation of $300,000,000, and dividing such difference by $10.00, which represents the agreed valuation of one (1) share of GVAC Common Stock at the Closing of the Business Combination. Of such shares to be issued at Closing, 1,600,000 shares of GVAC Class B Common Stock issuable to the Founder will be placed in escrow for a period of up to 24 months to provide for indemnification claims which may be brought by GVAC as described in the section entitled “The Merger Agreement”. However, in accordance with the terms of the Merger Agreement, in the event that the Closing Net Debt of Helbiz is different from the assumption stated above, and some or all of the vested options of Helbiz are exercised with cash, the allocation of the GVAC Shares issuable to the Helbiz security holders will change.

Of the GVAC Shares to be delivered at Closing, the holders of Helbiz common stock will receive, in exchange for the Helbiz shares owned by such persons, shares of a class of common stock of GVAC to be established and designated as “Class A Common Stock”, except that if any such Helbiz shares are owned by Salvatore Palella, as the Founder of Helbiz, such shares will instead be exchanged for a number of shares of a class of common stock of GVAC to be established and designated as “Class B Common Stock”. The number of shares of GVAC Common Stock (whether Class A or Class B) that each Helbiz shareholder shall receive will be equal to the product obtained by multiplying the number of shares of common stock of Helbiz held by such stockholders by the Closing Consideration Conversion Ratio (as defined in the Merger Agreement).

The shares of GVAC Class B Common Stock will have the same economic terms as the shares of GVAC Class A Common Stock in all material respects, but the shares of Class A Common Stock will be entitled to one (1) vote per share, and the shares of GVAC Class B Common Stock will, for a period of up to 24 months from the Closing, be entitled to such number of votes per share equal to the lesser of (i) ten (10) votes per share or (ii) such number of votes per share such that the total number of shares of GVAC Class B Common Stock issued to the Founder represent, in the aggregate, no more than 60% of all of the then outstanding voting securities of GVAC. Except for certain permitted transfers, any shares of GVAC Class B Common Stock that are transferred by the Founder will automatically convert into shares of GVAC Class A Common Stock. In addition, the outstanding shares of GVAC Class B Common Stock will automatically convert into shares of GVAC Class A Common Stock (i) at the option of such holder or (ii) upon the earlier of the death of the Founder, the consent of a majority of the holders of Class B Common Stock, or a date that is two (2) years from the Closing of the Business Combination.

Prior to the effective time of the Business Combination, all outstanding warrants of Helbiz shall be exercised or cancelled by the holders thereof, and the shares of Helbiz common stock then issued and outstanding shall be exchanged for GVAC Class A Common Stock upon the closing of the Business Combination. Unless exercised prior the effective time of the Business Combination, a total of 1,598,800 currently outstanding options of Helbiz, whether vested or unvested, will be exchanged for approximately 7,544,000 new options of GreenVision to be granted under the 2021 Omnibus Incentive Plan at the closing. Each Helbiz Option that is outstanding immediately prior to the effective time of the Closing, will be converted into an option to purchase a number of shares of GVAC Common Stock (such option, an “Exchanged Option”) equal to the product (rounded down to the nearest whole number) of (i) the number of shares of GVAC Class A Common Stock subject to such option immediately prior to the Closing and (ii) the closing consideration conversion ratio, as defined in the Merger Agreement (the “Consideration Conversion Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such option immediately prior to the effective time of the Closing divided by (B) the Consideration Conversion Ratio. Further, outstanding shares of Helbiz preferred stock shall also be converted into Helbiz common stock, which shares shall thereafter be exchanged for GVAC Class A Common Stock. Outstanding notes issued by Helbiz shall, at or prior to Closing, similarly be converted into Helbiz common stock and exchanged for GVAC Class A Common Stock or repaid and cancelled.

As described in this Proxy Statement, the parties have assumed that all the vested and unexercised stock options of Helbiz are exercised on a cashless basis in accordance with the terms of the award agreements for such options, as permitted under the Helbiz 2020 Equity Incentive Plan. Two business days prior to the Closing of the Business Combination, all remaining unexercised, vested stock options of Helbiz shall be deemed, solely for purposes of calculating the Closing Consideration Conversion Ratio, to have been exercised on a cashless basis; to the extent that any such options were exercised for cash no later than two business days prior to the Closing, the cash actually received in consideration of the exercise of such options by Helbiz shall reduce Closing Net Debt, in accordance with the First Amendment.

PIPE Investment

As a condition to closing of the Business Combination, GVAC and Helbiz agreed to cooperate and use their best efforts to consummate a PIPE Investment with institutional investors effective with the Closing resulting in proceeds of at least $30 million to GVAC (the “PIPE Investment”). Pursuant to subscription agreements entered into by GVAC with such investors on March 10, 2021, GVAC intends to offer and sell a minimum of $30 million of shares of its Class A Common Stock and warrants to purchase additional shares of Class A Common Stock (the “PIPE Warrants”) at an offering price of $10.00 to purchase one share of GVAC Class A Common Stock and one PIPE Warrant. It is anticipated that each PIPE Warrant will entitle a holder to purchase one share of GVAC Class A Common Stock at an exercise price of $11.50 per share. It is also anticipated that the PIPE Investment will be consummated substantially concurrently with the closing of the Business Combination, subject to the terms and conditions contemplated by the subscription agreements. We have agreed with the subscribers in the PIPE Investment that within 30 days of the Business Combination we will file a registration statement with the SEC for the resale of GVAC Shares and GVAC Shares underlying the PIPE Warrants.

See the Section entitled “The Merger Agreement — The PIPE Investment” for a further discussion of the proposed PIPE Investment.

For more information about the Business Combination procedures and terms and consideration to the Helbiz securityholders, please see the section entitled “The Business Combination Proposal.”

Management and Board of Directors Following the Business Combination

Effective as of the closing date, the Board of Directors of GVAC will consist of five (5) members, one of whom will be designated by our Sponsor and four of which will be designated by Helbiz. The members designated by Helbiz will include Salvatore Palella, Giulio Profumo, Kimberly L. Wilford, and Guy Adami, and the member designated by GVAC will be Lee Stern, who presently is on the board of directors of GVAC. Mr. Palella, will be the Chief Executive Officer of GVAC and Helbiz after the consummation of the Business Combination. Under the rules of the Nasdaq Stock Market, as long as we are not a “controlled company” under The Nasdaq Stock Market listing requirements, a majority of our board members must qualify as independent directors and certain of our board’s committees (notably the audit committee, the compensation committee and, if existing, the nominating committee) must be comprised of independent directors. Although upon completion of the Business Combination, we will be a “controlled company”, Helbiz has indicated that it does not intend to avail itself of those exemption available to controlled companies. Our independent directors will be Lee Stern, Kimberly L. Wilford, and Guy Adami. See “Directors and Executive Officers after the Business Combination” for additional information.

Other Agreements Relating to the Business Combination

Payment of Transaction Deposit by Helbiz

Simultaneously with the execution of the Merger Agreement, Helbiz made payment of a deposit in the sum of $750,000 to GVAC, a portion of which funds has been utilized to provide the deposit required to extend the existence of GVAC from February 21, 2021 to May 21, 2021. The balance of such funds may be used by GVAC to fund expenses. On February 10, 2021, GVAC deposited $575,000 of such funds into its IPO trust account to extend its existence to May 21, 2021.

Extension of GVAC Duration

In addition, GVAC has agreed that in the event that Helbiz fails to deliver its audited financial statements for the two fiscal years ended December 31, 2020 by March 15, 2021, GVAC shall take all necessary actions to extend the date by which it is required to complete a Business Combination from May 21, 2021 to a subsequent date as reasonably determined by the parties for the purpose of allowing the parties to consummate the Business Combination.

On May 12, 2021, following its annual meeting of shareholders, GVAC filed the Extension Amendment with the Secretary of State of the State of Delaware to extend the date by which it has to consummate a Business Combination with one or more businesses from May 21, 2021 to August 19, 2021 or such later date as provided for in the Extension Amendment. Pursuant to the Extension Amendment, GVAC’s board of directors also has the ability to further extend the period of time to consummate a Business Combination up to two additional times after August 19, 2021, each by an additional three months to complete our initial Business Combination. In order to extend the time available for GVAC to consummate a Business Combination, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per Public Share on or prior to the date of the applicable deadline, for each three-month extension. After giving effect to the redemptions as of May 12, 2021, such amount would be $191,155 for each three-month extension (or $382,311 for both extension periods).

Employment Agreements

At the closing of the Business Combination, GVAC will enter into employment agreements with the following persons, all of whom will be deemed senior executives of GVAC and are presently engaged as employees or as consultants in the Helbiz business:

Salvatore Palella, as Chairman and Chief Executive Officer;

Giulio Profumo, as Chief Financial Officer;

Stefano Ciravegna, as Chief Strategy Officer;

Jonathan Hannestad, as Chief Operating Officer;

Lorenzo Speranza, as Chief Accounting Officer;

Nemanja Stancic, as Chief Technology Officer; and

Emanuele Liatti, as Chief Product Officer.

See “Directors and Executive Officers after the Business Combination” for additional information.

Registration Rights Agreement

At the closing of the Business Combination, GVAC will enter into a Registration Rights Agreement with the Helbiz security holders, substantially in the form attached as Annex B to this proxy statement, which provides certain demand and piggy-back registration rights to the Helbiz security holders for the shares of GVAC Class A Common Stock received by them. The demand registration rights may not be exercised until expiration of the lock up period. Subject to certain exceptions, the Company will bear all registration expenses (as defined in the Registration Rights Agreement).

Lock-Up Agreements

Under the terms of the Merger Agreement, it was agreed upon by the parties that certain of the Helbiz stockholders will enter into a Lockup Agreement (the “Lockup Agreement”) pursuant to which such stockholders shall abide by restrictions on transfer with respect to the shares of GVAC Class A Common Stock and in the case of the Founder, shares of GVAC Class B Common Stock received as consideration for the consummation of the Business Combination. Such transfer restrictions begin at Closing and end at the date that is (i) twelve (12) months after the Closing with respect to the Founder and (ii) six (6) months following the Closing with respect to other Helbiz shareholders owning at least 75,000 shares of Helbiz. Under the Lockup Agreement, such stockholders, will be prohibited from (i) the offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of the GVAC’s Common Stock, or any other securities of the GVAC convertible into or exercisable or exchangeable for any shares of such GVAC’s Common Stock (collectively, the “Lockup Shares”); (ii) entering into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Lockup Shares, whether any such transaction is to be settled by delivery of the Lockup Shares or other securities, in cash or otherwise; or (iii) making any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lockup Shares.

Indemnification Escrow Agreement

In connection with the Business Combination, GVAC, the Founder, and GVAC’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”) will enter into a stock escrow agreement for the escrow of the 1,600,000 indemnification escrow shares consisting of shares of GVAC Class B Common Stock) to be deposited by the Founder for a period of up to twenty-four (24) months after the Closing Date to satisfy any potential indemnification claims pursuant to the Merger Agreement.

Redemption Rights

Pursuant to GVAC’s Amended and Restated Certificate of Incorporation, holders of public shares of Common Stock may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the trust account as of two (2) business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by the total number of then outstanding public shares, subject to the limitations described herein. As of May 24, 2021, this would have amounted to approximately $10.21 per share.

You will be entitled to receive cash for any public shares of GVAC common stock to be redeemed only if you vote your public shares on the Business Combination Proposal and:

(i)     (a) hold public shares of common stock, or (b) hold public shares of common stock through Units and you elect to separate your Units into the underlying public shares of common stock and Public Warrants prior to exercising your redemption rights with respect to the public shares of common stock; and

(ii)    prior to 5:00 p.m., Eastern Time, on ______________, 2021, (a) submit a written request to the Transfer Agent, that GVAC redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through the Depository Trust Company.

To vote its public shares on the Business Combination Proposal at the special meeting, a stockholder must be a stockholder as of _____________, 2021, the Record Date for the special meeting. Accordingly, if you purchase public shares after the Record Date you may not be able to redeem your shares upon consummation of the Business Combination.

Holders of outstanding Units must separate the underlying shares of common stock and Public Warrants prior to exercising redemption rights with respect to the common stock. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the shares of GVAC common stock from the Units. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

If a holder exercises its redemption rights, then such holder will be exchanging its public shares of GVAC common stock for cash and will no longer own shares of GVAC following the Closing of the Business Combination. Such a holder will be entitled to receive cash for its public shares of GVAC common stock only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section titled “The Special Meeting of GVAC Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your public shares of common stock for cash.

Impact of the Business Combination on the Public Float and Shares outstanding of GVAC

Assuming there are no redemptions of our public shares, that Helbiz’s closing net debt at the time of the Business Combination is $21,600,000, approximately 836,000 of Helbiz options having vested at the time of Business Combination are exercised on a cashless basis, the issuance of 3,000,000 GVAC Shares in the PIPE investment, and the issuance of GVAC Shares upon the conversion of the GVAC Rights, GVAC will issue the Helbiz shareholders approximately 24,634,000 GVAC Shares, issue options to acquire approximately 3,109,000 GVAC Shares to the holders of vested Helbiz options (if exercised on a cashless basis), and have an aggregate of approximately 31,558,448 shares issued and outstanding. In addition, we estimate that GVAC will issue the holders of unvested Helbiz options, new options to acquires approximately 3,599,000 shares under the 2021 Omnibus Plan. Of such amount, it is anticipated that upon completion of the Business Combination, the ownership of the issued and outstanding shares of GVAC Common Stock of the post-Merger company will be as follows:

•        GVAC public stockholders (which excludes our Sponsor) will own 1,911,553 GVAC Class A common shares, which will represent approximately 6.1% of our common shares and 4.5% of the voting power of our common shares;

•        Our Sponsor, officers and directors will own 1,437,500 GVAC Class A common shares, which will represent approximately 4.6% of our common shares and 3.4% of the voting power of our common shares;

•        Our holders of GVAC Rights will own 575,000 GVAC Class A common shares, which will represent approximately 1.8% of our common shares and 1.3% of the voting power of our common shares;

•        Helbiz former shareholders (excluding the Founder), will own approximately 10,149,748 GVAC Class A common shares, which will represent approximately 32.2% of our common shares and 23.8% of the voting power of our common shares;

•        the Founder will own approximately 14,484,647 GVAC Class B common shares, which will represent approximately 45.9% of our common shares and 60% of the voting power of our common shares; and

•        the PIPE Investors will own 3,000,000 GVAC common shares, which will represent approximately 9.5% of our common shares and 7.0% of the voting power of our common shares.

Assuming (i) redemption by holders of 443,026 shares of GVAC’s common stock (based upon no redemptions by our Sponsor, officers or directors and maintaining a number of shares to maintain at least $15,000,000 in assets at a value of $10.00 per share),that Helbiz’s closing net debt at the time of the Business Combination is $21,600,000, the issuance of 3,000,000 GVAC Shares in the PIPE investment, and the issuance of GVAC Shares upon the conversion of the GVAC Rights and the issuance of options to acquire approximately 3,109,000 GVAC Shares to the holders of vested Helbiz options (if such vested options are exercised on a cashless basis), GVAC will issue the Helbiz shareholders approximately 24,634,395 GVAC Shares and GVAC will have approximately 31,115,422 shares issued and outstanding at closing of the Business Combination. In addition, we estimate that GVAC will issue the holders of unvested Helbiz options, new options to acquires approximately 3,599,000 shares under the 2021 Omnibus Plan. Of such amount, it is anticipated that upon completion of the Business Combination, the ownership of the issued and outstanding shares of GVAC common stock of the post-Merger company will be as follows:

•        GVAC public stockholders (which excludes our Sponsor) will own 1,468,527 GVAC Class A common shares, which will represent approximately 4.7% of our common shares and 3.5% of the voting power of our common shares;

•        Our Sponsor, officers and directors will own 1,437,500 GVAC Class A common shares, which will represent approximately 4.6% of our common shares and 3.5% of the voting power of our common shares;

•        Our holders of GVAC Rights will own 575,000 GVAC Class A common shares, which will represent approximately 1.8% of our common shares and 1.4% of the voting power of our common shares;

•        Helbiz former shareholders (excluding the Founder), will own approximately 10,149,748 GVAC Class A common shares, which will represent approximately 32.6% of our common shares and 24.4% of the voting power of our common shares;

•        the Founder will own approximately 14,484,647 GVAC Class B common shares, which will represent approximately 46.6% of our common shares and 60% of the voting power of our common shares; and

•        the PIPE Investors will own 3,000,000 GVAC Class A common shares, which will represent approximately 9.6% of our common shares and 7.2% of the voting power of our common shares (assuming that $30,000,000 of GVAC Class A common shares are subscribed for in the PIPE Investment).

The ownership percentages with respect to the post-Business Combination company set forth above do not take into account:

(a)     shares underlying issued and outstanding GVAC Warrants issued in our IPO (5,750,000 warrants) that will remain outstanding immediately following the Business Combination;

(b)    the issuance of any shares of GVAC Common Stock upon exercise of 287,500 warrants held by the underwriter in our IPO;

(c)     shares underlying the 2,100,000 Private Warrants held by our Sponsor;

(d)     warrants to purchase 3,000,000 shares of Class A Common Stock issuable as part of the PIPE Investment; and

(e)     options to acquire an aggregate of approximately 3,109,000 shares of GVAC Class A Common Stock which will be issued to holders of vested Helbiz options converting on a cashless basis prior to the closing of the Business Combination or options to acquire an aggregate of approximately 3,945,000 shares of GVAC Class A Common Stock which will be issued to holders of vested Helbiz options exercising for cash prior to the closing of the Business Combination, and options to acquire an aggregate of approximately 3,599,000 shares of GVAC Class A Common Stock which will be issued to holders of unvested Helbiz options prior to the closing of the Business Combination.

If the actual facts are different than these assumptions, the percentage ownership and percentage of voting power retained by our public stockholders following the Business Combination will be different.

For more information, please see the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information,” and “Directors, Executive Officers, Executive Compensation and Corporate Governance” — “Directors After Completion of the Business Combination”.

The Proposals

At the special meeting, stockholders of the Company will be asked to vote:

•        To approve the Merger Agreement, dated as of February 8, 2021 by and among GVAC, Helbiz. the Shareholders’ Representative and GVAC Merger Sub Inc., as amended by the First Amendment, and the transactions contemplated thereby (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve the amendment to the Amended and Restated Certificate of Incorporation of GVAC. This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        To approve the GreenVision Acquisition Corp. 2021 Omnibus Long-Term Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 3.”

•        To approve the issuance of more than 20% of the issued and outstanding common stock of GVAC pursuant to the terms of the Merger Agreement and the PIPE Investment, as required by Listing Rules 5635(a)(b) and (d) of the Nasdaq Capital Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 4.”

•        To elect Salvatore Palella, Giulio Profumo, Kimberly L. Wilford, Guy Adami and Lee Stern to serve as directors on the Board of Directors of GVAC upon the consummation of the Business Combination until the next annual meeting of stockholders of GVAC or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event GVAC does not receive the requisite stockholder vote to approve the one or more presented to the stockholders for vote and proposals included in this proxy statement. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

Please see the sections entitled “The Business Combination Proposal,” “The Charter Amendment Proposal”, “The Equity Plan Adoption Proposal,” “The Nasdaq 20% Proposal” “The Director Election Proposal” and “The Adjournment Proposal”, for more information on Proposals 1 through 6.

Voting Securities, Record Date

As of the record date of ______________, 2021 there were 3,349,053 shares of common stock of GVAC issued and outstanding. Only GVAC stockholders who hold common stock of record as of the close of business on ________________, 2021 are entitled to vote at the special meeting of stockholders or any adjournment of the special meeting.

Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal and the Adjournment Proposal will each require the affirmative vote of a majority of the issued and outstanding GVAC Shares present in person or represented by proxy and entitled to vote at the special meeting, or any adjournment thereof. Abstentions will have the effect of a vote “against” each of these proposals. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of all then issued and outstanding GVAC Shares of entitled to vote thereon at the special meeting, or any adjournment. Accordingly, abstentions or a broker non-vote will have the same effect as a vote against this proposal.

The Director Election Proposal is decided by a plurality of the votes cast by the stockholders present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or a broker non-vote, will have no effect on the outcome of any vote on the Director Election Proposal.

As of the record date, GVAC’s Sponsor and other initial stockholders owned, either directly or beneficially, and were entitled to vote 1,437,500 GVAC Shares, or approximately 43% of GVAC’s issued and outstanding common stock (after giving effect to the redemption of 3,838,447 public shares following our annual meeting held on May 12, 2021). With respect to the Business Combination, GVAC’s Sponsor and other initial stockholders have agreed to vote their respective GVAC Shares in favor of the Business Combination Proposal. They have also indicated that they intend to vote in favor of the other proposals.

Date, Time and Place of Special Meeting

The special meeting will be a virtual meeting conducted exclusively via live webcast starting at 11:00 a.m., Eastern time, on [            ], 2021, or at such other date, time and place to which the meeting may be adjourned or postponed, to consider and vote upon the proposals. You may attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting [            ] and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company. Because the special meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

Registering for the Special Meeting

Pre-registration at [            ] is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by [            ], 2021. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only special meeting, go to [            ], enter the 12-digit control number included on your proxy card or obtained through Continental Stock Transfer & Trust Company and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Anticipated Accounting Treatment

The Business Combination will be treated by GVAC as a “reverse merger” in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For accounting purposes, Helbiz is considered to be acquiring GVAC in this transaction. Therefore, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Helbiz is issuing stock for the net assets of GVAC. The net assets of GVAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The post-acquisition financial statements of GVAC will show the consolidated balances and transactions of GVAC and Helbiz as well as comparative financial information of Helbiz (the acquirer for accounting purposes).

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any federal or state regulatory requirements or approvals, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Consummation of the Business Combination (and the issuance of the shares to the Helbiz securityholders and in the PIPE Investment) will require listing approval from the Nasdaq Stock Market Inc.

Appraisal Rights

Holders of GVAC Shares are not entitled to appraisal rights under Delaware law in connection with any of the Proposals.

Stockholder Interests of Certain Persons in the Business Combination

When you consider the recommendation of GVAC’s Board of Directors in favor of adoption of the Business Combination Proposal and other Proposals, you should keep in mind that GVAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

•        Under GVAC’s Amended and Restated Certificate of Incorporation and after giving effect to the extension periods permitted to us, if the proposed Business Combination is not completed by August 19, 2021, and GVAC does not further extend such date, GVAC will be required to liquidate. In such event, the 1,437,500 Sponsor Shares held by GVAC’s Sponsor and two directors, which were acquired prior to the IPO for an aggregate purchase price of $25,000 will be worthless. Such common stock had an aggregate market value of approximately $______________ based on the closing price of GVAC’s common stock of $___ on the Nasdaq Capital Market as of the record date of __________, 2021.

•        Further, if the proposed Business Combination is not completed by August 19, 2021, and GVAC does not extend such date, the 2,100,000 Private GVAC Warrants purchased by our Sponsor, for a total purchase price of $2,100,000, will be worthless. Such Private GVAC Warrants had an aggregate market value of approximately $___________ based on the closing price of GVAC’s warrants of $0.___ on the Nasdaq Capital Market as of the record date.

•        The exercise of GVAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in GVAC stockholders’ best interest.

•        If the Business Combination is completed, GVAC will designate one (1) member to the Board of Directors of GVAC. Mr. Lee Stern, who is currently a director of GVAC, and is an independent director, will serve as the nominee of GVAC.

Recommendations of the Board of Directors to Stockholders

After careful consideration of the terms and conditions of the Merger Agreement, the Board of Directors of GVAC has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of GVAC and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the GVAC Board of Directors reviewed various industry and financial data and the due diligence and evaluation materials provided by Helbiz including forward looking summarized financial forecasts for the Helbiz businesses for the years 2021 to 2025 including projected revenues and EBITDA. In addition, the GVAC Board of Directors obtained a fairness opinion from an independent third party (Colliers Securities LLC) on which to base its assessment and recommendation to its stockholders in favor of the Business Combination. GVAC’s Board of Directors recommends that GVAC stockholders vote:

•        FOR Proposal No. 1, the Business Combination Proposal;

•        FOR Proposal No. 2, the Charter Amendment Proposal;

•        FOR Proposal No. 3, the Equity Plan Adoption Proposal;

•        FOR Proposal No. 4, the Nasdaq 20% Proposal;

•        FOR Proposal No. 5, the Director Election Proposal; and

•        FOR Proposal No. 6, the Adjournment Proposal.

Recent Developments

Nasdaq Listing Standards

On March 16, 2021, we received a letter from The Nasdaq Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) (the “Letter’”) stating that the Staff of Nasdaq, having reviewed the Company’s submission of materials setting forth the Company’s plan of compliance has determined to grant the Company an extension to regain compliance with Listing Rule 5620(a) (the “Rule”). The Rule requires that a company hold an annual meeting within twelve (12) months of the end of a company’s fiscal year. Previously on January 5, 2021, the Staff notified the Company that it was in noncompliance with the Rule and provided the Company with 45 calendar days within which to submit a plan to regain compliance with the Rule, which plan was submitted in a timely manner. According to the Letter, the Staff of Nasdaq has granted the Company an extension until June 29, 2021 to regain compliance with the Rule by holding an annual meeting of shareholders. The Company submitted a plan to Nasdaq within the 45-day period and held its annual meeting of shareholders on May 12, 2021 at which it elected its current board of directors.

Working Capital Loan

On March 23, 2021, we issued a note payable (the “Loan Note”) to Helbiz pursuant to which, Helbiz loaned us $300,000, which amount we may use for working capital purposes. The Loan Note does not bear interest and is payable on the earlier of (i) the date on which GreenVision consummates the previously announced Business Combination with Helbiz as contemplated by the Merger Agreement or (ii) the date on which the Merger Agreement is terminated in accordance with the terms thereof. The Loan Note further provides, however, that any payment due upon the closing of the Business Combination will be made by reducing Closing Net Debt (as defined in the Merger Agreement) by the amount due under the Loan Note. The Loan Note is subject to customary events of default, including our failure to pay the principal amount due pursuant within five business days of the maturity date and certain bankruptcy events.

Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the special meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 40 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of GVAC and Helbiz to complete the Business Combination and (ii) the business, cash flows, financial condition and results of operations of the combined companies following consummation of the Business Combination.

HELBIZ SUMMARY FINANCIAL INFORMATION

The data below as of the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and 2019 and for the two (2) years in the period ended December 31, 2020 has been derived from Helbiz’s audited consolidated financial statements for such years, which are included in this proxy statement. Historical results are not necessarily indicative of the results to be expected for future periods.

The auditor’s opinion accompanying the audited financial statements of Helbiz for the year ended December 31, 2020 include an explanatory paragraph regarding Helbiz’s ability to continue as a going concern.

The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Helbiz” and Helbiz’s audited financial statements and notes thereto included elsewhere in this proxy statement.

	March 31, (dollar amounts in thousands, except per share data)		December 31, (dollar amounts in thousands, except per share data)
	2021	2020	2020	2019
Statement of Operations Data:
Net revenue	$1,015	$509	$4,418	$1,079
Operating expenses:
Cost of sales	4,502	1,341	7,870	2,022
Research and Development	576	199	1,604	445
Sales and marketing	1,133	854	4,808	1,404
General and administrative	3,956	1,298	10,075	4,589
Total operating expenses	10,167	3,692	24,357	8,460

Loss from operations	(9,152)	(3,183)	(19,939)	(7,381)
Total other expenses, net	(4,911)	851	(4,620)	(328)
Income Taxes	(2)	(2)	(14)	—
Net Loss	(14,065)	(2,334)	(24,573)	(7,709)
Dividend to Series A Preferred Stockholders	(35)	(189)	(231)	(242)
Net loss per share attributable to common stockholders	(14,100)	(2,523)	(24,804)	(7,951)
Net loss per share attributable to common stockholders, basic and diluted	(3.02)	(0.73)	(6.24)	(2.33)
	March 31, 2021	March 31, 2020	December 31, 2020	December 31, 2019
	(in thousands)		(in thousands)
Statement of Cash Flow Data:
Net cash used in operating activities	$(6,342)	$(2,289)	$(11,792)	$(6,262)
Net cash used in investing activities	(4,506)	819	(2,666)	(3,289)
Net cash provided by financing activities	15,818	45	13,613	11,045
Effect of exchange rate changes	(26)	(32)	27	(4)
Net (decrease) increase in cash, cash equivalents and restricted cash	$4,944	$(1,457)	$(818)	$1,490

	As of March 31 2021	As of December 31
		2020	2019
		(in thousands)
Balance Sheet Data (at period end):
Cash, cash equivalents and restricted cash	$5,734	$790	$1,611
Other Current Asset	2,910	1,680	2,497
Total Asset	17,120	6,360	6,345
Current Financial Liabilities	1,014	9,300	5,781
Non-Current Financial Liabilities	17,501	4,028	1,894
Total Liabilities	23,499	17,666	10,148
Total Convertible Preferred Stock	4,075	4,040	6,200
Total stockholders’ deficit	(10,453)	(15,346)	(10,003)

TRADING MARKET AND DIVIDENDS

Ticker Symbol and Market Price

The GVAC Units, GVAC Shares, GVAC Warrants, and GVAC Rights are each quoted on the Nasdaq Capital Market, under the symbols “GRNVU,” “GRNV”, “GRNVW,” and “GRNVR” respectively. Each of the GVAC Units consists of one GVAC Share, a GVAC Warrant to purchase one GVAC Share and a GVAC Right to acquire one-tenth of a GVAC Share. The GVAC Units commenced trading on November 19, 2019. The GVAC Shares, GVAC Warrants and GVAC Rights commenced trading on December 9, 2019.

On February 5, 2021 the trading date before the public announcement of the Business Combination, GVAC’s common stock, warrants, units and rights closed at $10.36, $1.07, $12.00 and $0.61, respectively. On [            ], 2021, the trading date immediately prior to the date of this proxy statement, GRNV’s common stock, warrants, units and rights closed at $[            ], $[            ], $[            ] and $[            ], respectively. The GVAC Rights will convert into GVAC Shares upon completion of the Business Combination, and as a result, the GVAC Rights will cease trading upon the completion of the Business Combination.

Holders

As of the record date of [            ], 2021, there were [            ] holders of record of GVAC Units, [            ] holders of record of GVAC Shares, [            ] holders of record of GVAC Rights, and [            ] holder of record of GVAC Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, common stock, rights and warrants are held of record by banks, brokers and other financial institutions.

Dividends

GVAC has not paid any cash dividends on its GVAC Shares to date and does not intend to pay cash dividends prior to the completion of a Business Combination. The payment of cash dividends in the future will depend upon GVAC’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of its then Board of Directors. It is the present intention of GVAC’s Board of Directors to retain all earnings, if any, for use in its business operations and, accordingly, GVAC’s Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Helbiz

No Helbiz securities are publicly traded. It is a privately held corporation with approximately 52 stockholders.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the special meeting. The following risk factors apply to the business and operations of Helbiz and will also apply to the business and operations of the post-combination company following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Unless otherwise indicated or the context otherwise requires, references in “Risk Related to the Business Combination and being a Public Company” to “Helbiz” or the “Company” refers to the current business and operations of Helbiz after giving effect, and is subject, to the consummation of the Business Combination.

Risks Related to Helbiz’s Business and Industry

Helbiz’s limited operating history may make it difficult to evaluate the success of its business to date and to assess its future viability.

Helbiz was incorporated as a Delaware corporation in October 2015 for the purpose of becoming a seamless transportation and payment ecosystem for micro-mobility vehicle sharing. Since inception, Helbiz has devoted substantially all of its resources to building its intellectual property portfolio, planning its business, raising capital and providing general and administrative support for these operations. Further, Helbiz has only generated limited revenue to date and has no history of profitability. If Helbiz does not generate positive cash flow in a timely manner and attain profitability, it may not be able to remain in business. It is also subject to business risks associated with new business enterprises, including risks relating to the development and testing of its product, software, initial and continuing regulatory compliance, privacy and data storage matters, vendor manufacturing costs, product production and assembly, and the competitive and regulatory environments in the multiple regions in which it operates. Helbiz expects its financial condition and operating results to fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond Helbiz’s control. Consequently, any predictions made about Helbiz’s future success or viability may not be as accurate as they could be if Helbiz had a longer operating history. In addition, as an early-stage company, Helbiz may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown circumstances. As Helbiz works to transition from initial start-up activities to commercial production and sales, it is difficult to forecast the Company’s future results, and the Company has limited insight into trends that may emerge and affect its business. The estimated costs and timelines that the Company has developed to achieve its growth projections are subject to inherent risks and uncertainties involved in the transition from a start-up company. Market conditions, many of which are outside of the Company’s control and subject to change, including general economic conditions, the impacts and ongoing uncertainties created by the COVID-19 pandemic, fuel and energy prices, regulatory requirements and incentives, competition and the pace and extent of vehicle electrification generally, will impact demand for the Company’s business, prospects, financial condition and operating results.

Helbiz has realized significant operating losses to date and expects to incur losses in the future.

Helbiz has operated at a loss since inception, and these losses are likely to continue. Its net loss for the years ended December 31, 2020 and 2019 was $24.6 million and $7.7 million, respectively. Helbiz might not ever be profitable or generate sufficient profits to distribute dividends to its shareholders. Until Helbiz achieves profitability, it will have to seek other sources of capital to continue operations.

Helbiz will need additional capital to fund its operations, which, if obtained, could result in substantial dilution or significant debt service obligations. Helbiz may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect its liquidity and financial position.

At December 31, 2020, Helbiz had a cash balance of approximately $0.8 million. Helbiz’s management believes that, if the Business Combination is completed, its cash on hand as of the record date, together with our cash on hand that will remain after any redemptions, net proceeds of the PIPE Investment and cash to be generated from operations will be sufficient to continue operations for more than twelve months from such date. Helbiz expects that it will need to obtain additional financing, either through borrowings, private offerings, public offerings, or some type of business combination, such as a merger, or buyout to continue operating and to expand its business. It may be unable to acquire the additional funding necessary to expand its business as intended or even to continue operating. Accordingly, if Helbiz is unable to generate adequate cash from operations, and if it is unable to find sources of funding, it may be necessary for it to sell all or a portion of its assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to shareholders, in per share value and/or voting power, or that result in shareholders losing all of their investment in the Company.

If Helbiz is able to raise additional capital other than in connection with the Business Combination and PIPE Investment, it does not know what the terms of any such capital raising would be. In addition, any future sale of its equity securities would dilute the ownership and control of current equity holders and could be at prices substantially below our per share price in our initial public offering, at which our shares have previously been sold in the public market or at which our publicly traded warrants may be exercised. Helbiz’s inability to raise capital could require it to significantly curtail or terminate its operations. It may seek to increase cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict its operations and liquidity. In addition, Helbiz’s ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. Financing might not be available in amounts or on terms acceptable to it, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on its liquidity and financial condition.

The financial statements of Helbiz for the fiscal year ended December 31, 2020 include an explanatory paragraph from its auditor indicating that there is substantial doubt about Helbiz’s ability to continue as a going concern.

GVAC’s stockholders and potential investors in the securities of GVAC should be aware that the auditor’s opinion accompanying the audited financial statements of Helbiz for the year ended December 31, 2020 include an explanatory paragraph indicating that there is substantial doubt about Helbiz’s ability to continue as a going concern as a result of recurring losses from operations and negative cash flows. Since inception, Helbiz has devoted substantially all of its resources to building its intellectual property portfolio, planning its business, raising capital and providing general and administrative support for these operations. Helbiz expects its financial condition and operating results to fluctuate significantly from quarter to quarter and year to year due to a variety of factors, many of which are beyond its control. GVAC’s stockholders and potential investors should be aware of such explanatory paragraph in considering whether or not to vote in favor of the Business Combination or acquiring securities of GVAC.

If Helbiz engages in future acquisitions or strategic partnerships, this may increase its capital requirements, dilute its stockholders, cause it to incur debt or assume contingent liabilities, and subject it to other risks.

Helbiz may evaluate various acquisition opportunities and strategic partnerships, including licensing or acquiring complementary services, intellectual property rights, technologies or businesses. Any potential acquisition or strategic partnership may entail numerous risks, including:

•        increased operating expenses and cash requirements;

•        the assumption of additional indebtedness or contingent liabilities;

•        the issuance of additional GVAC equity securities;

•        assimilation of operations, intellectual property and products of an acquired company, including difficulties associated with integrating new personnel;

•        the diversion of management’s attention from Helbiz’s existing product programs and initiatives in pursuing such a strategic merger or acquisition;

•        retention of key employees, the loss of key personnel and uncertainties in Helbiz’s ability to maintain key business relationships;

•        risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and marketing approvals; and

•        Helbiz’s inability to generate revenue from acquired technology and/or services sufficient to meet its objectives in undertaking the acquisition or even to offset the associated acquisition and maintenance costs.

Helbiz has debt and may incur additional debt in the future. Helbiz’s debt repayment obligations may limit its available resources and the terms of debt instruments may limit its flexibility in operating its business.

As of March 31, 2021, Helbiz had total outstanding notes and bonds in a principal amount of approximately $21.9 million, mostly comprised of loans from Banca Progetto and funds provided under a Loan and Security Agreement. Subject to the limitations under the terms of its existing debt, Helbiz may incur additional debt, secure existing or future debt or refinance its debt. In particular, it may need to incur additional debt to fund its activities, and the terms of such financing may not be attractive.

Helbiz will use a substantial portion of its cash flows, cash on hand and/or capital raises to pay the principal and interest on its indebtedness. These payments will reduce the funds available for working capital, capital expenditures and other corporate purposes and will limit Helbiz’s ability to obtain additional financing for working capital or making capital expenditures for expansion plans and other investments, which may in turn limit its ability to implement its business strategy. Helbiz’s debt may also increase its vulnerability to downturns in its business, in its industry or in the economy as a whole and may limit its flexibility in terms of planning or reacting to changes in its business and in the industry and could prevent it from taking advantage of business opportunities as they arise. Helbiz’s business might not generate sufficient cash flow from operations and future financing might not be available in sufficient amounts or on favorable terms to enable it to make timely and necessary payments under the terms of its indebtedness or to fund its activities.

In addition, the terms of certain of its debt facilities subject Helbiz to certain limitations in the operation of its business, due to restrictions on incurring additional debt and encumbrances, carrying out corporate reorganizations, selling assets, paying dividends or making other distributions. Any debt that it incurs or guarantees in the future could be subject to additional covenants that could make it difficult to pursue Helbiz’s business strategy, including through potential acquisitions or divestitures.

If Helbiz breaches covenants under its outstanding debt, it could be held in default under such loans, which could accelerate its repayment dates and result in the transfer of its intellectual property.

If Helbiz were to default on any of its debt, it could be required to make immediate repayment, other debt facilities may be cross-defaulted or accelerated, and it may be unable to refinance its debt on favorable terms or at all, which would have a material adverse effect on its financial position.

In addition, in connection with the $15 million loan under the Loan and Security Agreement entered into with various creditors on March 23, 2021, Helbiz granted the administrative agent for the lenders a security interest in its intellectual property. If Helbiz were to default and the administrative agent acquired its intellectual property, Helbiz could not continue its operations as currently carried out.

Risks Related to Helbiz’s Business Operations

The market for micro-mobility vehicle sharing is in an early stage of growth, and if such market does not continue to grow, grows more slowly than we expect or fails to grow as large as we expect, Helbiz’s business, financial condition and results of operations could be adversely affected.

The market for micro-mobility vehicle sharing is new and unproven, and it is uncertain whether demand for it will continue to grow and achieve wide market acceptance. Helbiz’s success depends on the willingness of people to widely adopt micro-mobility vehicle sharing. If the public does not perceive such sharing as beneficial, or chooses not to adopt it as a result of concerns regarding safety, affordability or for other reasons, whether as a result of incidents on Helbiz’s platform or on its competitors’ platforms or otherwise, then the market for its micro-mobility sharing network may not further develop, may develop more slowly than we expect or may not achieve the growth potential we expect, any of which could adversely affect its business, financial condition and results of operations.

If Helbiz is unable to efficiently grow and further develop its network of shared vehicles and manage the related risks, its business, financial condition and results of operations could be adversely affected.

While some major cities have widely adopted micro-mobility vehicle sharing, new markets might not accept, or existing markets might not continue to accept, micro-mobility vehicle sharing, and even if they do, Helbiz might not be able to execute its business strategy. Even if Helbiz is able to successfully develop and implement its network of shared vehicles, there may be heightened public skepticism of this nascent service offering. In particular, there could be negative public perception surrounding micro-mobility vehicle sharing, including the overall safety and the potential for injuries occurring as a result of accidents involving an increased number of bikes, scooters and mopeds on the road. Such negative public perception may result from incidents on Helbiz’s platform or incidents involving competitors’ offerings.

Helbiz uses a limited number of external suppliers for its vehicles, and a continuous, stable and cost-effective supply of vehicles that meet its standards is critical to its operations. Helbiz expects to continue to rely on external suppliers in the future and might not be able to maintain its existing relationships with these suppliers and continue to be able to source its vehicles on a stable basis, at a reasonable price or at all.

The supply chain for vehicles exposes Helbiz to multiple potential sources of delivery failure or shortages. In the event that the supply of vehicles or key components is interrupted or there are significant increases in prices, Helbiz’s business, financial condition and results of operations could be adversely affected. Additionally, changes in business conditions, force majeure, governmental changes and other factors beyond Helbiz’s control or that it does not presently anticipate could also affect its suppliers’ ability to deliver on a timely basis.

Helbiz incurs significant costs related to the design, purchase, sourcing and operations of its micro-mobility network, and expects to continue incurring such costs as it expands its network of shared vehicles. The prices of its vehicles may fluctuate depending on factors beyond its control including market and economic conditions, tariffs and demand. Substantial increases in prices of these assets or the cost of its operations would increase Helbiz’s costs and reduce its margins, which could adversely affect its business, financial condition and results of operations.

Helbiz’s vehicles or components thereof may experience quality problems or defects from time to time, which could result in decreased usage of its micro-mobility network. Helbiz might not be able to detect and fix all defects in its vehicles. Failure to do so could result in lost revenue, litigation or regulatory challenges, including personal injury or products liability claims, and harm to its reputation.

Helbiz envisions expanding its current core business to include other sharing services. Failure to provide these additional services as envisioned or at all, could affect its growth prospects and operating results.

The revenue that Helbiz generates from its network of shared offerings may fluctuate from quarter to quarter due to, among other things, seasonal factors including weather. Helbiz’s limited operating history makes it difficult for it to assess the exact nature or extent of the effects of seasonality on its network of shared offerings, however, it expects the demand for vehicle rentals to decline over the winter season and increase during more temperate and dry seasons. Any of the foregoing risks and challenges could adversely affect Helbiz’s business, financial condition and results of operations.

If Helbiz fails to cost-effectively attract new riders, or to increase utilization of its platform by existing riders, its business, financial condition and results of operations could be adversely affected.

Helbiz’s success depends in part on its ability to cost-effectively attract new riders, retain existing riders and increase utilization of its platform by current riders. Helbiz’s riders have a wide variety of options for transportation, including personal vehicles, rental cars, taxis, public transit and other ridesharing and bike and scooter sharing offerings. Rider preferences may also change from time to time. To expand its rider base, Helbiz must appeal to new riders who have historically used other forms of transportation or other micro-mobility sharing platforms. Helbiz’s reputation, brand and ability to build trust with existing and new riders may be adversely affected by complaints and negative publicity about it, its offerings on its platform, or its competitors, even if factually incorrect or based on isolated incidents. Further, if existing and new riders do not perceive Helbiz’s vehicles to be reliable, safe and affordable, or if Helbiz fails to offer new and relevant offerings and features on its platform, it may not be able to attract or retain riders or to increase their utilization of its platform. As Helbiz continues to expand into new geographic areas and into other modes of transportation, its will be relying in part on referrals from existing riders to attract new riders, and therefore it must take efforts to ensure that existing riders remain satisfied with its offerings. If Helbiz fails to continue to grow its rider base, retain existing riders or increase the overall utilization of its platform by existing riders, its business, financial condition and results of operations could be adversely affected. Although Helbiz may grow its ride base in cities where it operates, if it does not enter new markets, fails to do so on the scale that it anticipates or loses permits to operate in those cities in which it currently offers micro-mobility services, the growth in its overall rider base may fall below its expectations. If Helbiz does not achieve sufficient utilization of its asset-intensive micro-mobility network, its business, financial condition and results of operations could be adversely affected.

Helbiz may become subject to claims, lawsuits, government investigations and other proceedings that may adversely affect its business, financial condition and results of operations.

Helbiz may become subject to claims, lawsuits, arbitration proceedings, government investigations and other legal and regulatory proceedings in the ordinary course of business, including those involving personal injury, property damage, worker classification, labor and employment, anti-discrimination, commercial disputes, competition, consumer complaints, intellectual property disputes, compliance with regulatory requirements and other matters, and it may become subject to additional types of claims, lawsuits, government investigations and legal or regulatory proceedings as its business grows and as it deploys new offerings, including proceedings related to product liability or acquisitions, securities issuances or business practices.

For example, Helbiz was recently a defendant in a putative class action suit in New York relating to an initial coin offering of a crypto currency, the HBZ coin, conducted by HBZ Systems PTE Ltd. (“HBZ Systems”) in early 2018. Although HBZ Systems has some common ownership with Helbiz, Helbiz considers it an unrelated party. Following the initial coin offering, Helbiz and HBZ Systems entered into an arms’-length loan agreement pursuant to which Helbiz received a loan of $1,361,717 with a 9% interest rate per annum (as disclosed in Helbiz’s financial statements). Helbiz received no other funds from HBZ Systems.

As part of the loan agreement, Helbiz and HBZ Systems also entered into a Software Development and Service Agreement (“Software Development and Service Agreement”). Pursuant to the Software Development and Service Agreement, Helbiz agreed to design and create a shared mobility platform, integrate the HBZ coin as a payment method on that shared mobility platform, and integrate the purchasing and transfer of HBZ coins directly into the Helbiz platform. By March 2019, Helbiz had provided all of the services required under the Software Development and Service Agreement and the HBZ coin had been successfully integrated into the platform. Ultimately, the efforts to create a viable long-term coin were unsuccessful. Despite Helbiz’s efforts, there was minimal adoption from customers of the HBZ coin. In light of the significant expenses associated with keeping the HBZ coin on the platform, in August 2019 Helbiz and HBZ Systems mutually agreed to remove the HBZ coin from the Helbiz platform.

Although this suit was dismissed with prejudice, plaintiffs have appealed the dismissal. Defending this litigation required a substantial amount of funds and Helbiz’s management’s time, and the Company cannot guarantee that the appeal will be unsuccessful or that Helbiz will not become a defendant in a lawsuit regarding the HBZ Systems initial coin offering in other jurisdictions.

The results of any such claims, lawsuits, arbitration proceedings, government investigations or other legal or regulatory proceedings cannot be predicted with certainty. Any claims against it, whether meritorious or not, could be time-consuming, result in costly litigation, be harmful to its reputation, require significant management attention and divert significant resources. Determining whether to maintain reserves for litigation and the amount of any such reserves is a complex and fact-intensive process that requires significant subjective judgment and speculation. It is possible that a resolution of one or more such proceedings could result in substantial damages, settlement costs, fines and penalties that could adversely affect Helbiz’s business, financial condition and results of operations. These proceedings could also result in harm to its reputation and brand, sanctions, consent decrees, injunctions or other orders requiring a change in Helbiz’s business practices. Any of these consequences could adversely affect Helbiz’s business, financial condition and results of operations. Furthermore, under certain circumstances, Helbiz has contractual and other legal obligations to indemnify and to incur legal expenses on behalf of its business and commercial partners and current and former directors and officers.

A determination in, or settlement of, any legal proceeding, whether Helbiz is party to such legal proceeding or not, that involves its industry, could harm Helbiz’s business, financial condition and results of operations. In addition, Helbiz may include arbitration provisions in its terms of service with the riders on its platform. These provisions are intended to streamline the litigation process for all parties involved, as arbitration can in some cases be faster and less costly than litigating disputes in state or federal court. However, arbitration may become more costly for Helbiz or the volume of arbitration could increase to a point where it becomes burdensome, and the use of arbitration provisions may subject Helbiz to certain risks to its reputation and brand, as these provisions have been the subject of increasing public scrutiny. To minimize these risks to its reputation and brand, Helbiz may limit its use of arbitration provisions or be required to do so in a legal or regulatory proceeding, either of which could increase litigation costs and exposure.

Further, with the potential for conflicting rules regarding the scope and enforceability of arbitration on a jurisdictional basis, there is a risk that some or all of the arbitration provisions Helbiz uses could be subject to challenge or may need to be revised to exempt certain categories of protection. If Helbiz’s arbitration agreements were found to be unenforceable, in whole or in part, or specific claims are required to be exempted from arbitration, Helbiz could experience an increase in costs to litigate disputes and the time involved in resolving such disputes, and it could face increased exposure to potentially costly lawsuits, each of which could adversely affect its business, financial condition and results of operations.

Helbiz could be subject to claims from riders or third parties that are harmed whether or not its platform is in use, which could adversely affect its business, brand, financial condition and results of operations.

Helbiz may become subject to claims, lawsuits, investigations and other legal proceedings relating to injuries to, or deaths of, riders, or third parties that are attributed to Helbiz through its offerings. Helbiz may be subject to personal injury claims whether or not such injury actually occurred as a result of activity on its platform. Regardless of the outcome of any legal proceeding, any injuries to, or deaths of, any riders or third parties could result in negative publicity and harm to its brand, reputation, business, financial condition and results of operations. Helbiz’s insurance policies and programs may not provide sufficient coverage to adequately mitigate the potential liability it faces, especially where any one incident, or a group of incidents, could cause disproportionate harm, and it may have to pay high premiums or deductibles for coverage and, for certain situations, it may not be able to secure coverage at all.

As Helbiz expand its micro-mobility network, it may be subject to an increasing number of claims, lawsuits, investigations or other legal proceedings related to injuries to, or deaths of, riders. Any such claims arising from the use of Helbiz vehicles, regardless of merit or outcome, could lead to negative publicity, harm to its reputation and brand, significant legal, regulatory or financial exposure or decreased use of its vehicles. Further certain assets and components it designs and has manufactured could contain design or manufacturing defects, which could also lead to injuries or death to riders. Helbiz might not be able to detect, prevent, or fix all defects, and failure to do so could harm its reputation and brand or result in personal injury or products liability claims or regulatory proceedings. Any of the foregoing risks could adversely affect its business, financial condition and results of operations.

Helbiz will face significant market competition.

Helbiz is in the transportation industry. Its micro-mobility sharing services compete with all other providers of short-distance transport including busses, subways, bicycles, cars, trams, motorcycles, mopeds, scooters and walking, among other transportation modes. Some of these modes of transport may be perceived as cheaper, more convenient, safer, healthier or more comfortable than using Helbiz’s vehicles.

In addition to competing with these other modes of transport, Helbiz more specifically competes with micro-mobility sharing platforms. If the cost, ease of use, safety or other perceived advantages of these platforms are deemed by significant portions of the public to be superior to Helbiz’s platform, it may not achieve a user base that is sufficient to achieve profitability. Its main competitors in the micro-mobility sharing market include Lyft, Lime and Bird. Helbiz also competes with bike sharing services like Spin, car sharing services such as Uber and Lyft, certain non-ridesharing “Transportation as a Service”, or “TaaS” network companies, taxicab and livery companies as well as traditional automotive manufacturers, such as BMW, which have entered the TaaS market, among others.

These competitors have greater financial, technical, marketing, research and development, manufacturing and other resources, greater name recognition, longer operating histories or a larger user base than Helbiz does. They may be able to devote greater resources to the development, promotion and sale of offerings and offer lower prices than Helbiz, which could adversely affect its results of operations. Further, they may have greater resources to deploy towards the research, development and commercialization of new technologies, including e-scooters, e-bikes or e-scooters, or they may have other financial, technical or resource advantages. These factors may allow Helbiz’s competitors to derive greater revenue and profits from their existing user bases, attract and retain new riders at lower costs or respond more quickly to new and emerging technologies and trends. Helbiz’s current and potential competitors may also establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and offerings. If Helbiz is unable to compete successfully, its business, financial condition and results of operations could be adversely affected.

Helbiz faces intense competition and could lose market share to competitors, which could adversely affect its business, financial condition and results of operations.

The market for TaaS networks is intensely competitive and characterized by rapid changes in technology, shifting rider needs and frequent introductions of new services and offerings. Helbiz expects competition to continue, both from current competitors and new entrants in the market that may be well-established and enjoy greater resources or other strategic advantages. If Helbiz is unable to anticipate or react to these competitive challenges, its competitive position could weaken, or fail to improve, and it could experience a decline in revenue or growth stagnation that could adversely affect its business, financial condition and results of operations.

If competitors acquire rights to Helbiz’s intellectual property, or to intellectual property that it licenses, it will be easier for those competitors to offer products similar to those of Helbiz.

Although Helbiz owns an array of proprietary technology that supplements and advances the technology, it may be possible for a third party to copy or otherwise obtain and use its technology without authorization, develop similar technology independently or design around the patents Helbiz owns or licenses. If any of its patents fail to protect the relevant technology, it will be easier for competitors to offer products similar to Helbiz. In addition, effective copyright, trademark and trade secret protection may be unavailable or limited in certain countries. Moreover, Helbiz may be required to license its intellectual property to third parties.

Failure to expand its business as envisioned could adversely affect Helbiz’s business.

Helbiz intends to expand its micro-mobility sharing platform to new cities, to offer additional types of shared vehicles and to offer additional micro-mobility options in its existing cities. The challenges involved in such expansions include the navigation of local and national rules and regulations to initiate such platforms, adjusting to the sensitivities of new distinct markets, increased capital requirements to build, stock and advertise such platforms and the staffing and maintenance for the continuation of such platforms. Failure to execute such expansions could harm its business, financial condition and results of operations.

Helbiz depends on key personnel and may not be able to attract and retain qualified personnel necessary for the design, development, marketing and sale of its services.

Helbiz’s future success depends on the efforts of key personnel, especially Salvatore Palella, the Chief Executive Officer, Jonathan Hannestad, the Chief Operating Officer, and Giulio Profumo, the Chief Financial Officer. The loss of services of any key personnel may have an adverse effect on Helbiz. It might not be successful in attracting and retaining the personnel it requires to develop and market its business and conduct operations. The loss of one or more of its key employees or inability to attract, retain and motivate qualified personnel could negatively impact its ability to design, develop, and sell its service.

Helbiz’s reputation, brand and the network effects among riders on its platform are important to its success, and if it is not able to continue developing its reputation, brand and network effects, its business, financial condition and results of operations could be adversely affected.

Helbiz believes that building a strong reputation and brand as a safe, reliable and affordable platform and continuing to increase the strength of the network effects among riders on its platform are critical to its ability to attract and retain customers. The successful development of its reputation, brand and network effects will depend on a number of factors, many of which are outside its control. Negative perception of its platform or company may harm its reputation, brand and networks effects, including as a result of:

•        complaints or negative publicity about the company, riders, its offerings or its policies and guidelines, even if factually incorrect or based on isolated incidents;

•        illegal, negligent, reckless or otherwise inappropriate behavior by users or third parties;

•        a failure to offer riders competitive ride pricing;

•        a failure to provide a range of ride types sought by riders;

•        actual or perceived disruptions or defects in its platform, such as privacy or data security breaches, site outages, payment disruptions or other incidents that impact the reliability of its offerings;

•        litigation over, or investigations by regulators into, its platform;

•        users’ lack of awareness of, or compliance with, its policies;

•        changes to policies that users or others perceive as overly restrictive, unclear or inconsistent with Helbiz’s values or mission or that are not clearly articulated;

•        a failure to detect a defect in its vehicles or other offerings;

•        a failure to enforce its policies in a manner that users perceive as effective, fair and transparent;

•        a failure to operate its business in a way that is consistent with its values and mission;

•        inadequate or unsatisfactory user support service experiences;

•        illegal or otherwise inappropriate behavior by Helbiz’s management team or other employees or contractors;

•        negative responses by riders to new offerings on its platform;

•        accidents, defects or other negative incidents involving riders on its platform;

•        perception of Helbiz’s treatment of employees and its response to employee sentiment related to political or social causes or actions of management; or

•        any of the foregoing with respect to its competitors, to the extent such resulting negative perception affects the public’s perception of Helbiz or its industry as a whole.

If Helbiz does not successfully develop its brand, reputation and network effects and successfully differentiate its offerings from competitive offerings, its business may not grow, it may not be able to compete effectively, and it could lose existing riders or fail to attract new riders, any of which could adversely affect its business, financial condition and results of operations.

Helbiz relies on third-party payment processors to process payments made by riders on its platform, and if it cannot manage its relationships with such third parties and other payment-related risks, its business, financial condition and results of operations could be adversely affected.

Helbiz relies on a limited number of third-party payment processors to process payments made by its riders on its platform. If any of its third-party payment processors terminates their relationship with Helbiz or refuses to renew an agreement with Helbiz on commercially reasonable terms, Helbiz would need to find an alternate payment processor, and may not be able to secure similar terms or replace such payment processor in an acceptable timeframe. Further, the software and services provided by third-party payment processors may not meet Helbiz’s expectations, contain errors or vulnerabilities, be compromised or experience outages. Any of these risks could cause Helbiz to lose its ability to accept online payments or other payment transactions on its platform, any of which could make its platform less convenient and attractive to users and adversely affect its ability to attract and retain riders. Nearly all of Helbiz’s riders’ payments are made by credit card, debit card or through third-party payment services, which subjects it to certain regulations and to the risk of fraud. Helbiz may in the future offer new payment options to riders that may be subject to additional regulations and risks. Helbiz is also subject to a number of other laws and regulations relating to the payments it accepts from riders, including with respect to money laundering, money transfers, privacy and information security. If it fails to comply with applicable rules and regulations, it may be subject to civil or criminal penalties, fines or higher transaction fees and may lose its ability to accept online payments or other payment card transactions, which could make its offerings less convenient and attractive to riders. If any of these events were to occur, Helbiz’s business, financial condition and results of operations could be adversely affected.

For example, if Helbiz is deemed to be a money transmitter as defined by applicable regulation, it could be subject to certain laws, rules and regulations enforced by multiple national, regional or municipal authorities and governing bodies who may define money transmitter differently. For example, certain jurisdictions may have a more expansive view of who qualifies as a money transmitter. If Helbiz is found to be a money transmitter under any applicable regulation and it is not in compliance with such regulations, it may be subject to fines or other penalties in one or more jurisdictions levied by national, regional or local regulators. In addition to fines, penalties for failing to comply with applicable rules and regulations could include criminal and civil proceedings, forfeiture of significant assets or other enforcement actions. It could also be required to make changes to its business practices or compliance programs as a result of regulatory scrutiny.

Additionally, Helbiz’s payment processors require it to comply with payment card network operating rules, which are set and interpreted by the payment card networks. The payment card networks could adopt new operating rules or interpret or re-interpret existing rules in ways that might prohibit Helbiz from providing certain offerings to some users, be costly to implement or difficult to follow. Helbiz has agreed to reimburse its payment processors for fines they are assessed by payment card networks if it or the users on its platform violate these rules. Any of the foregoing risks could adversely affect its business, financial condition and results of operations.

Helbiz relies on other third-party service providers and if such third parties do not perform adequately or terminate their relationships, its costs may increase and its business, financial condition and results of operations could be adversely affected.

Helbiz’s success depends in part on its relationships with other third-party service providers. For example, Helbiz relies on third-party encryption and authentication technologies licensed from third parties that are designed to securely transmit personal information provided by riders on its platform. Further, from time to time, it may enter into strategic commercial partnerships in connection with the development of new technology, the provision of new or enhanced offerings for users on its platform and its expansion into new markets. If any of its partners terminates their relationship with Helbiz or refuses to renew their agreement with Helbiz on commercially reasonable terms, it would need to find an alternate provider, and may not be able to secure similar terms or replace such providers in an acceptable timeframe. Helbiz also relies on other software and services supplied by third parties, such as communications and internal software, and its business may be adversely affected to the extent such software and services do not meet its expectations, contain errors or vulnerabilities, are compromised or experience outages. Any of these risks could increase its costs and adversely affect its business, financial condition and results of operations. Further, any negative publicity related to any of its third-party partners, including any publicity related to quality standards or safety concerns, could adversely affect Helbiz’s reputation and brand, and could potentially lead to increased regulatory or litigation exposure.

Helbiz incorporates technology from third parties into its platform. Helbiz cannot be certain that its licensors are not infringing the intellectual property rights of others or that the suppliers and licensors have sufficient rights to the technology in all jurisdictions in which it may operate. Some of Helbiz’s license agreements may be terminated by its licensors for convenience. If Helbiz is unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against its suppliers and licensors or against Helbiz, or if Helbiz is unable to continue to obtain the technology or enter into new agreements on commercially reasonable terms, its ability to develop its platform containing that technology could be severely limited and its business could be harmed. Additionally, if it is unable to obtain necessary technology from third parties, it may be forced to acquire or develop alternate technology, which may require significant time and effort and may be of lower quality or performance standards. This would limit and delay its ability to provide new or competitive offerings and increase its costs. If alternate technology cannot be obtained or developed, it may not be able to offer certain functionality as part of its offerings, which could adversely affect its business, financial condition and results of operations.

Helbiz’s marketing efforts to help grow its business may not be effective.

Promoting awareness of its offerings is important to Helbiz’s ability to grow its business and to attract new riders and can be costly. Helbiz believes that much of the growth in its rider base will be attributable to its paid marketing initiatives. Its marketing efforts currently include referrals, affiliate programs, free or discount trials, partnerships, display advertising, television, billboards, radio, video, content, direct mail, social media, email, hiring and classified advertisement websites, mobile “push” communications, search engine optimization and keyword search campaigns. As Helbiz expands its geographic reach and mobility sharing platforms, its marketing initiatives will become increasingly expensive and generating a meaningful return on those initiatives may be difficult. Even if Helbiz successfully increases revenue as a result of its paid marketing efforts, it may not offset the additional marketing expenses it incurs.

If Helbiz’s marketing efforts are not successful in promoting awareness of its offerings or attracting new riders, or if Helbiz is not able to cost-effectively manage marketing expenses, its results of operations could be adversely affected. If marketing efforts are successful in increasing awareness of its offerings, this could also lead to increased public scrutiny of its business and increase the likelihood of third parties bringing legal proceedings against Helbiz. Any of the foregoing risks could harm Helbiz’s business, financial condition and results of operations.

Any failure to offer high-quality user support may harm Helbiz’s relationships with users and could adversely affect its reputation, brand, business, financial condition and results of operations.

Helbiz’s ability to attract and retain riders depends in part on the ease and reliability of its offerings, including its ability to provide high-quality support. Users on its platform depend on Helbiz’s support organization to resolve any issues relating to its offerings, such as being overcharged for a ride or reporting a safety incident. Helbiz’s ability to provide effective and timely support largely depends on its ability to attract and retain service providers who are qualified to support users and sufficiently knowledgeable regarding its offerings. As Helbiz expands its geographic reach and mobility sharing platforms, it will face challenges related to providing quality support services at scale. Any failure to provide efficient user support, or a market perception that it does not maintain high-quality support, could adversely affect its reputation, brand, business, financial condition and results of operations.

Failure by Helbiz to deal effectively with fraud, theft and vandalism could harm its business.

Helbiz may in the future incur, losses from various types of fraud, including use of stolen or fraudulent credit card data or claims of unauthorized payments by a rider. Bad actors use increasingly sophisticated methods to engage in illegal activities involving personal information, such as unauthorized use of another person’s identity, account information or payment information and unauthorized acquisition or use of credit or debit card details, bank account information and mobile phone numbers and accounts. Under current credit card practices, Helbiz may be liable for rides facilitated on its platform with fraudulent credit card data, even if the associated financial institution approved the credit card transaction. Despite measures Helbiz has taken to detect and reduce the occurrence of fraudulent or other malicious activity on its platform, it cannot guarantee that any of its measures will be effective or will scale efficiently with its business. Any failure to adequately detect or prevent fraudulent transactions could harm Helbiz’s reputation or brand, result in litigation or regulatory action and lead to expenses that could adversely affect its business, financial condition and results of operations.

Additionally, because Helbiz’s vehicles are accessible to the public where they have last been parked or where it has decided to place them, they are vulnerable to harm from the public. Bad actors could decide to steal, vandalize or otherwise harm or destroy Helbiz’s vehicles. For example, shared scooters and bikes have been burned or damaged in recent protests in France, and swappable batteries in shared vehicles have been targeted for theft for the black-market resale of their components. Any such damage or destruction to Helbiz’s vehicles could result in a loss of revenue and additional expenses to replace or repair the damaged vehicle.

Helbiz’s future success depends on its ability to keep pace with rapid technological changes that could make its current or future technologies less competitive or obsolete.

Rapid, significant and disruptive technological changes continue to impact the industry in which Helbiz operates. Its competitors or others might develop technologies that are more effective than current or future technologies, or that render its technologies less competitive or obsolete. If competitors introduce superior technologies and Helbiz cannot make upgrades to its process to remain competitive, its competitive position, and in turn its business, revenues and financial condition, may be materially and adversely affected. Further, many of Helbiz’s competitors may have superior financial and human resources deployed toward research and development efforts. Helbiz’s relatively constrained financial and human resources may limit its ability to effectively keep pace with relevant technological changes.

Helbiz depends upon a limited number of third-party manufacturers to produce and test its products and to maintain its payment platform. Any disruptions in the operations of, or the loss of, any of these third parties could adversely affect its business.

Helbiz subcontracts all of its manufacturing, assembly and testing of its vehicles. Its payment platform was developed by third parties. Helbiz depends upon a limited number of third parties to perform these functions, some of which are only available from single sources with which it does not have long-term contracts. In particular, Helbiz relies on:

•        Stripe, Inc. for payment processing,

•        Segway Inc. for supplying e-scooters and

•        Segway Inc and Askoll Eva for e-mopeds.

Helbiz’s reliance on sole or limited source vendors involves risks. These risks include possible shortages of key components, product performance shortfalls, and reduced controls over delivery schedules, manufacturing capability, quality assurance, quantity and costs, among others. For example, its roll out of e-bike services in the second half of 2020 was slowed by the failure of a third-party manufacturer to provide a sufficient supply of reliable e-bikes that met Helbiz’s operational standards. Helbiz’s operations also may be harmed by lengthy or recurring disruptions at any of the facilities of its manufacturers. These disruptions may include, without limitation, labor strikes, work stoppages, fire, earthquake, flooding or other natural disasters. These disruptions could cause significant delays in shipments until it is able to shift the products from an affected manufacturer to another manufacturer. The loss of a significant third-party manufacturer or the inability of a third-party manufacturer to meet performance and quality specifications or delivery schedules could harm its business.

Helbiz is subject to intense competition.

Helbiz currently faces significant competition in its markets and expect that intense competition will continue. Helbiz competes primarily based on:

•        comprehensiveness of product solutions;

•        product performance and quality;

•        user interface;

•        design and engineering capabilities;

•        compliance with industry standards;

•        time to market;

•        cost;

•        new product innovations; and

•        customer support.

This competition has resulted and is expected to continue to result in declining average selling prices for its products and services. It anticipates that additional competitors will enter its markets as a result of growth opportunities in wireless telecommunications, the trend toward global expansion by foreign and domestic competitors, technological and public policy changes and relatively low barriers to entry in selected segments of the industry.

Many of Helbiz’s current and potential competitors have advantages over it, including without limitation:

•        existing royalty-free cross-licenses to competing and emerging technologies;

•        longer operating histories and presence in key markets;

•        access to in-house semiconductor manufacturing facilities;

•        greater name recognition;

•        access to larger customer bases;

•        greater access to capital markets; and

•        greater financial, sales and marketing, manufacturing, distribution, technical and other resources than Helbiz has.

As a result of these factors, these competitors may be more successful than Helbiz. These competitors may have more established relationships and distribution channels. These competitors also have established or may establish financial or strategic relationships among themselves or with Helbiz’s existing or potential customers, resellers or other third parties. These relationships may affect customers’ decisions. Accordingly, new competitors or alliances among competitors could emerge and rapidly acquire significant market share to the detriment of Helbiz.

Product liability claims could adversely affect Helbiz’s business.

The operation of the types of vehicles Helbiz offers, especially on or near roads, subjects their users to danger, and users of such vehicles have been seriously injured and even died as a result of their use. As Helbiz expands its micro-mobility network, it may be subject to an increasing number of claims, lawsuits, investigations or other legal proceedings related to injuries to, or deaths of, riders of its vehicles or other offerings. Any such claims arising from the use of its offerings, regardless of merit or outcome, could lead to negative publicity, harm to its reputation and brand, significant legal, regulatory or financial exposure or decreased use of its vehicles or other offerings. Helbiz might not be able to detect, prevent, or fix all defects, and failure to do so could harm its reputation and brand or result in personal injury or products liability claims or regulatory proceedings. Any of the foregoing risks could adversely affect its business, financial condition and results of operations.

Helbiz’s vehicles may experience quality problems from time to time, which could result in product recalls, injuries, litigation, enforcement actions and regulatory proceedings, and could adversely affect its business, brand, financial condition and results of operations.

Helbiz’s vehicles may contain defects in their design, materials and construction or may be improperly maintained or repaired. These defects or improper maintenance or repair could unexpectedly interfere with the intended operations of the vehicles, which could result in injuries to riders. Failure to detect, prevent or fix defects or to properly maintain or repair vehicles could result in a variety of consequences including product recalls, injuries, litigation, enforcement actions and regulatory proceedings, among others. The occurrence of real or perceived quality problems or material defects in its current or future e-bikes, e-scooters and e-scooters could result in negative publicity, regulatory proceedings, enforcement actions or lawsuits filed against Helbiz, particularly if riders are injured. Even if injuries to riders are not the result of any defects in or the failure to properly maintain or repair Helbiz’s vehicles or other offerings, it may incur expenses to defend or settle any claims and its brand and reputation may be harmed. Any of the foregoing risks could also result in decreased usage of Helbiz’s network of shared transportation modes and adversely affect its business, brand, financial conditions and results of operations.

Helbiz recently acquired MiMoto, and the combined company may not perform as Helbiz expects.

On April 1, 2021, Helbiz acquired Mimoto Smart Mobility Srl (“MiMoto”), a provider of e-moped micro-mobility services in four cities in Italy. The combined company may not perform as we or the market expects. Risks associated with the combined company following the MiMoto acquisition include:

•        integrating businesses is a difficult, expensive, and time-consuming process, and the failure to integrate successfully our businesses with the business of MiMoto, including the integration of the MiMoto hardware into our platform, in the expected time frame would adversely affect our financial condition and results of operation and the integration of the MiMoto brand into the Helbiz brand;

•        the MiMoto acquisition will materially increase the size of our operations, and, if we are not able to manage our expanded operations effectively, our Common Stock price may be adversely affected;

•        it is possible that our key employees or key employees of MiMoto might decide not to remain with us after the acquisition is completed, and the loss of such personnel could have a material adverse effect on the financial condition, results of operations, and growth prospects of the combined company;

•        the success of the combined company will also depend upon relationships with third parties and MiMoto’s or our pre-existing platform users, which relationships may be affected by customer preferences or public attitudes about the MiMoto acquisition. Any adverse changes in these relationships could adversely affect the combined company’s business, financial condition, and results of operations.

The obligations and liabilities of MiMoto, some of which may be unanticipated or unknown, may be greater than Helbiz anticipated, which may diminish the value of MiMoto to Helbiz.

MiMoto’s obligations and liabilities, some of which may not have been disclosed to Helbiz or may not be reflected or reserved for in MiMoto’s historical financial statements, may be greater than Helbiz anticipated. The obligations and liabilities of MiMoto could have a material adverse effect on MiMoto’s business or MiMoto’s value to Helbiz or on its business, financial condition, or results of operations. Even in cases where Helbiz is able to obtain indemnification, it may discover liabilities greater than the indemnification limits set out in the Sale and Purchase Agreement pursuant to which Helbiz acquired MiMoto or the financial resources of the indemnifying party. In the event that we are responsible for liabilities substantially in excess of any amounts recovered through rights to indemnification or alternative remedies that might be available to Helbiz, or any applicable insurance, Helbiz could suffer severe consequences that would substantially reduce its earnings and cash flows or otherwise materially and adversely affect its business, financial condition, or results of operations.

Risks Related to Helbiz’s Intellectual Property

Helbiz will require intellectual property protection and may be subject to the intellectual property claims of others.

Helbiz relies on intellectual property for operation of its platform, including the operation of its mobile app, the renting of its vehicles, the tracking and maintenance of its vehicles and the receipt of payment for rentals. If a third party challenges the continued use of such intellectual property or if Helbiz is unable to maintain licenses that it has for the use of such intellectual property, its competitive position could suffer. Notwithstanding its efforts to protect its use of the intellectual property, its competitors may independently develop or license similar or alternative technologies or products that are equal to or superior to Helbiz’s without infringing on any of its intellectual property rights.

If Helbiz is unable to protect its intellectual property rights or if its intellectual property rights are inadequate for its technology and products, its competitive position could be adversely affected.

Helbiz’s commercial success depends in large part on its ability to obtain and maintain intellectual property protection in the United States and other countries with respect to proprietary technology that it uses and licenses. Helbiz relies on trade secrets, patent, copyright and trademark laws, and confidentiality and other agreements with employees and third parties, all of which offer only limited protection. Helbiz will seek to protect its proprietary position by filing and prosecuting patent applications for utility patents in the United States and abroad related to its platform and products that are important to its business and, to the extent permitted by local law, also record its copyrights and trademarks and take such additional reasonable steps as are available to otherwise protect its trade secrets and other intellectual property.

Helbiz’s business relies on its proprietary technology platform, but it has yet to apply for patents to protect the intellectual property underlying this platform. The steps it has taken to protect its proprietary rights and the steps that licensors take to protect intellectual property that it licenses may not be adequate to preclude misappropriation of its proprietary information or infringement of its intellectual property rights, both inside and outside the United States. If Helbiz or such licensors are unable to obtain and maintain patent protection for technology and products that it uses, or if the scope of the patent protection obtained is not sufficient, competitors could develop and commercialize platforms and products similar or superior to Helbiz, and its ability to successfully commercialize its platforms and products may be adversely affected. It is also possible that Helbiz will fail to identify patentable aspects of inventions made in the course of its development and commercialization activities until it is too late to obtain patent protection on them.

Because the issuance of a patent is not conclusive as to inventorship, scope, validity or enforceability, issued patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in the loss of patent protection, the narrowing of claims in such patents or the invalidity or unenforceability of such patents, which could limit the ability to stop others from using or commercializing similar or identical technology, products or platforms, or limit the duration of the patent protection for technology and products. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing. Therefore, if Helbiz files one or more patent applications to protect its technology, it cannot be certain that it will be the first to make the technology claimed in the pending patent applications, or that it will be the first to file for patent protection of such technology.

Protecting against the unauthorized use of patented technology, trademarks and other intellectual property rights is expensive, difficult and may in some cases not be possible. In some cases, it may also be difficult or impossible to detect third-party infringement or misappropriation of its intellectual property rights, even in relation to issued patent claims or recorded copyrights or trademarks and proving any such infringement may be even more costly and difficult.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and patent protection could be reduced or eliminated for non-compliance with these requirements.

The United States Patent and Trademark Office, or U.S. PTO, and various foreign national or international patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. Periodic maintenance fees on any issued patent are due to be paid to the U.S. PTO and various foreign national or international patent agencies in several stages over the lifetime of the patent. While an inadvertent lapse can, in many cases, be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance may result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of patent rights include, but are not limited to, failure to timely file national and regional stage patent applications based on its international patent application, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. If Helbiz applies for patents but fails to maintain the patent applications or any issued patents covering its products, its competitors might be able to enter the market, which would have a material adverse effect on its business.

Helbiz may become subject to claims by third parties asserting that it or its employees have infringed or misappropriated their intellectual property or claiming ownership of what Helbiz regards as its own intellectual property.

Helbiz’s commercial success depends upon its ability to develop, manufacture, market and sell its products, and to use its related proprietary technologies without violating the intellectual property rights of others. Helbiz may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to its products, including interference or derivation proceedings before the U.S. PTO. Third parties may assert infringement claims against Helbiz or third parties from whom it licenses intellectual property based on existing patents or patents that may be granted in the future. If Helbiz is found to infringe a third party’s intellectual property rights, it could be required to obtain a license from such third party to continue commercializing its products. However, Helbiz may not be able to obtain any required license on commercially reasonable terms or at all. Under certain circumstances, Helbiz could be forced, including by court order, to cease commercializing the applicable product candidate. In addition, in any such proceeding or litigation, it could be found liable for monetary damages. A finding of infringement could prevent Helbiz from commercializing its platform and products or force it to cease some of its business operations, which could materially harm its business. Any claims by third parties that Helbiz or parties from whom it licenses intellectual property have misappropriated their trade secrets could have a similar negative impact on its business.

Helbiz may become involved in lawsuits to protect or enforce its intellectual property, which could be expensive, time consuming and unsuccessful, and have a material adverse effect on the success of its business.

Competitors may infringe upon patents Helbiz licenses or may acquire or misappropriate or otherwise violate its intellectual property rights, including its trade secrets, even if done inadvertently. To counter infringement or unauthorized use or disclosure, litigation may be necessary in the future to enforce or defend its intellectual property rights, to protect its trade secrets or to determine the validity and scope of its own intellectual property rights or the proprietary rights of others. Also, third parties may initiate legal proceedings against Helbiz to challenge the validity or scope of intellectual property rights it owns or licenses. These proceedings can be expensive and time consuming. Many of its current and potential competitors have the ability to dedicate substantially greater resources to defend their intellectual property rights than Helbiz can. Accordingly, despite its efforts, Helbiz may not be able to prevent third parties from infringing upon or misappropriating its intellectual property. Litigation could result in substantial costs and diversion of management resources, which could harm its business and financial results. In addition, in an infringement proceeding, a court may decide that a patent owned or licensed by Helbiz is invalid or unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that the patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more patents at risk of being invalidated, held unenforceable or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Helbiz’s confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the value Helbiz’s securities.

If Helbiz is not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of its technology could be significantly diminished.

Helbiz relies on trade secrets to protect its proprietary technologies to the fullest extent possible. However, trade secrets are difficult to protect. Helbiz relies in part on confidentiality agreements with current and former employees, consultants, manufacturers, vendors and other advisors to protect its trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, Helbiz cannot guarantee that it has executed these agreements with each party that may have or has had access to its trade secrets. Any party with whom it executed such an agreement may breach that agreement and disclose Helbiz’s proprietary information, including trade secrets, and it may not be able to obtain adequate or timely remedies for such breaches.

Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or completely unwilling to protect trade secrets. If any of Helbiz’s trade secrets were to be lawfully obtained or independently developed by a competitor, it would have no right to prevent them, or those to whom they disclose such trade secrets, from using that technology or information to compete with Helbiz. If any of its trade secrets were to be disclosed to or independently developed by a competitor or other third-party, its competitive position would be harmed.

Helbiz may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting and defending patents on all of its products throughout the world would be prohibitively expensive. Competitors may use Helbiz’s technologies in jurisdictions where it has not obtained patent protection to develop their own products and, further, may be able to export otherwise infringing products to territories where Helbiz has patent protection but where enforcement is not as strong as that in the United States. These products may compete with Helbiz’s products in jurisdictions where it does not have any issued patents and its patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents or other intellectual property protection, particularly those relating to manufacturing, which could make it difficult for Helbiz to stop the infringement of any patents it obtains or the marketing of competing products in violation of its proprietary rights generally. As a result, proceedings to enforce patent rights in certain foreign jurisdictions could result in substantial cost and divert Helbiz’s efforts and attention from other aspects of its business and could be unsuccessful.

Intellectual property rights do not necessarily address all potential threats to Helbiz’s competitive advantage.

The degree of future protection afforded by Helbiz’s intellectual property rights is uncertain because intellectual property rights has limitations, and may not adequately protect its business, or permit it to maintain a competitive advantage. The following examples are illustrative:

•        others may independently develop similar or alternative technologies or duplicate any of Helbiz’s technologies without infringing its intellectual property rights;

•        Helbiz’s competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where it does not have patent rights and then use the information learned from such activities to develop competitive products for sale in Helbiz’s major commercial markets;

•        Helbiz may not develop additional proprietary technologies that are patentable; and

•        the patents of others may have an adverse effect on Helbiz’s business.

Risks Related to Government Regulation

Helbiz’s business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could adversely affect its business, financial condition and results of operations.

Helbiz is subject to a wide variety of laws in Europe, the United States and other jurisdictions. Laws, regulations and standards governing issues such as ridesharing, product liability, personal injury, text messaging, subscription services, intellectual property, consumer protection, taxation, privacy, data security, competition, terms of service, mobile application accessibility, and vehicle sharing are often complex and subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state and local administrative agencies.

The ridesharing industry and Helbiz’s business model are relatively nascent and rapidly evolving. New laws and regulations and changes to existing laws and regulations continue to be adopted, implemented and interpreted in response to the industry and related technologies. As Helbiz expands its business into new markets or introduces new offerings into existing markets, regulatory bodies or courts may claim that it or users on its platform are subject to additional requirements, or that it is prohibited from conducting business in certain jurisdictions, or that users on its platform are prohibited from using the platform, either generally or with respect to certain offerings.

Certain jurisdictions and governmental entities require Helbiz to obtain permits, pay fees or penalties or comply with certain other requirements to provide vehicle sharing offerings. These jurisdictions and governmental entities may reject Helbiz’s applications for permits or deny renewals, delay its ability to operate, increase their fees or charge new types of fees, any of which could adversely affect its business, financial condition and results of operations. Additionally, many of the permits that we have received are for set periods of time and need to be renewed every one to two years. If governmental authorities were to revoke any permit that we had previously been granted or deny the renewal of any of our permits, our rider base and the associated revenues would decrease.

Regulatory bodies may enact new laws or promulgate new regulations that are adverse to Helbiz’s business, or they may view matters or interpret laws and regulations differently than they have in the past or in a manner adverse to its business. Such regulatory scrutiny or action may create different or conflicting obligations on Helbiz from one jurisdiction to another.

The industry is relatively nascent and is rapidly evolving and increasingly regulated. Helbiz could be subject to intense and even conflicting regulatory pressure from national, regional and municipal regulatory authorities. Adverse changes in laws or regulations at all levels of government or bans on or material limitations to its offerings could adversely affect its business, financial condition and results of operations.

Helbiz’s success, or perceived success, and increased visibility may also drive some businesses that perceive its business model negatively to raise their concerns to local policymakers and regulators. These businesses and their trade association groups or other organizations may take actions and employ significant resources to shape the legal and regulatory regimes in jurisdictions where Helbiz may have, or seek to have, a market presence in an effort to change such legal and regulatory regimes in ways intended to adversely affect or impede Helbiz’s business and the ability of riders to utilize its platform.

Any of the foregoing risks could harm Helbiz’s business, financial condition and results of operations.

Risks Related to Customer Privacy, Cybersecurity and Data

Any actual or perceived security or privacy breach could interrupt Helbiz’s operations and adversely affect its reputation, brand, business, financial condition and results of operations.

Helbiz’s business involves the collection, storage, processing and transmission of users’ personal data and other sensitive data. An increasing number of organizations, including large online and off-line merchants and businesses, other Internet companies, financial institutions and government institutions, have disclosed breaches of their information security systems and other information security incidents, some of which have involved sophisticated and highly targeted attacks. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched, Helbiz may be unable to anticipate or prevent these attacks. Unauthorized parties may in the future gain access to its systems or facilities through various means, including gaining unauthorized access into its systems or facilities or those of its service providers, partners or users on its platform, or attempting to fraudulently induce its employees, service providers, partners, users or others into disclosing rider names, passwords, payment card information or other sensitive information, which may in turn be used to access its information technology systems, or attempting to fraudulently induce employees, partners or others into manipulating payment information, resulting in the fraudulent transfer of funds to criminal actors. In addition, users on Helbiz’s platform could have vulnerabilities on their own mobile devices that are entirely unrelated to its systems and platform but could mistakenly attribute their own vulnerabilities to Helbiz. Further, breaches experienced by other companies may also be leveraged against Helbiz. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although Helbiz uses systems and processes that are designed to protect users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Helbiz’s information technology and infrastructure may be vulnerable to cyberattacks or security breaches, and third parties may be able to access its users’ personal information and limited payment card data that are accessible through those systems. Employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident. Although Helbiz has policies restricting the access to the personal information it stores, it may be subject to accusations in the future of employees violating these policies.

Any actual or perceived breach of privacy or security could interrupt its operations, result in its platform being unavailable, result in loss or improper disclosure of data, result in fraudulent transfer of funds, harm its reputation and brand, damage its relationships with third-party partners, result in significant legal, regulatory and financial exposure and lead to loss rider confidence in, or decreased use of, Helbiz’s platform, any of which could adversely affect its business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which Helbiz shares or discloses data (including, for example, third-party technology providers) could have similar effects. Further, any cyberattacks or security and privacy breaches directed at its competitors could reduce confidence in the ridesharing industry as a whole and, as a result, reduce confidence in Helbiz.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. Helbiz’s insurance coverage might not be adequate for data handling or data security liabilities actually incurred, that insurance will continue to be available to Helbiz on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against Helbiz that exceed available insurance coverage, or the occurrence of changes in its insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on its reputation, brand, business, financial condition and results of operations.

Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by Helbiz to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect its business.

Helbiz receives, transmits and stores personally identifiable information and other data relating to the users on its platform. Numerous local, municipal, state, federal and international laws and regulations address privacy, data protection and the collection, storing, sharing, use, disclosure and protection of certain types of data. These laws, rules and regulations evolve frequently and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement, and may be inconsistent from one jurisdiction to another. Changes in laws or regulations relating to privacy, data protection and information security, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer or disclosure, could greatly increase the cost of providing its offerings, require significant changes to its operations or even prevent Helbiz from providing certain offerings in jurisdictions in which it currently operate and in which it may operate in the future.

Further, as Helbiz continues to expand its geographic reach, its platform offerings and user base, it may become subject to additional privacy-related laws and regulations. Additionally, it has incurred, and may continue to incur, significant expenses in an effort to comply with privacy, data protection and information security standards and protocols imposed by law, regulation, industry standards or contractual obligations. In particular, with laws and regulations imposing new and relatively burdensome obligations, and with substantial uncertainty over the interpretation and application of these and other laws and regulations, Helbiz may face challenges in addressing their requirements and making necessary changes to its policies and practices, and may incur significant costs and expenses in an effort to do so.

Despite its efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that its practices, offerings or platform could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations or obligations. The failure, or the failure by third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access to, or use or release of personally identifiable information or other rider data, or the perception that any of the foregoing types of failure or compromise has occurred, could damage Helbiz’s reputation, discourage new and existing riders from using its platform or result in fines or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect its business, financial condition and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm Helbiz’s reputation and brand and adversely affect its business, financial condition and results of operations.

Systems failures and resulting interruptions in the availability of Helbiz’s website, applications, platform or offerings could adversely affect its business, financial condition and results of operations.

Helbiz’s systems, or those of third parties upon which it relies, may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses, ransomware, malware or other events. Helbiz’s systems also may be subject to break-ins, sabotage, theft and intentional acts of vandalism, including by its employees. Some of its systems are not fully redundant and its disaster recovery planning may not be sufficient for all eventualities. Helbiz’s business interruption insurance may not be sufficient to cover all of its losses that may result from interruptions in service as a result of systems failures and similar events.

Helbiz will likely experience system failures and other events or conditions from time to time that interrupt the availability or reduce or affect the speed or functionality of its offerings. These events have resulted in, and similar future events could result in, losses of revenue. A prolonged interruption in the availability or reduction in the availability, speed or other functionality of its offerings could adversely affect its business and reputation and could result in the loss of users. Moreover, to the extent that any system failure or similar event results in harm or losses to the users using its platform, it may make voluntary payments to compensate for such harm or the affected users could seek monetary recourse or contractual remedies from Helbiz for their losses and such claims, even if unsuccessful, would likely be time-consuming and costly for it to address.

Helbiz’s business could be adversely impacted by changes in the Internet and mobile device accessibility of users and unfavorable changes in or its failure to comply with existing or future laws governing the Internet and mobile devices.

Helbiz’s business depends on users’ access to its platform via a mobile device and the Internet. It may operate in jurisdictions that provide limited Internet connectivity, particularly as it expands internationally. Internet access and access to a mobile device are frequently provided by companies with significant market power that could take actions that degrade, disrupt or increase the cost of users’ ability to access its platform. In addition, the Internet infrastructure that Helbiz and users of its platform rely on in any particular geographic area may be unable to support the demands placed upon it. Any such failure in Internet or mobile device accessibility, even for a short period of time, could adversely affect Helbiz’s results of operations.

Moreover, Helbiz is subject to a number of laws and regulations specifically governing the Internet and mobile devices that are constantly evolving. Existing and future laws and regulations, or changes thereto, may impede the growth and availability of the Internet and online offerings, require Helbiz to change its business practices or raise compliance costs or other costs of doing business. These laws and regulations, which continue to evolve, cover taxation, privacy and data protection, pricing, copyrights, distribution, mobile and other communications, advertising practices, consumer protections, the provision of online payment services, unencumbered Internet access to its offerings and the characteristics and quality of online offerings, among other things. Any failure, or perceived failure, by Helbiz to comply with any of these laws or regulations could result in damage to its reputation and brand and loss in business and result in proceedings or actions against Helbiz by governmental entities or others, which could adversely impact its results of operations.

Helbiz relies on mobile operating systems and application marketplaces to make its apps available to the riders on its platform, and if it does not effectively operate with or receive favorable placements within such application marketplaces and maintain high rider reviews, its usage or brand recognition could decline and its business, financial results and results of operations could be adversely affected.

Helbiz depends in part on mobile operating systems, such as Android and iOS, and their respective application marketplaces to make its apps available to riders on its platform. Any changes in such systems and application marketplaces that degrade the functionality of these apps or give preferential treatment to competitors’ apps could adversely affect Helbiz’s platform’s usage on mobile devices. If such mobile operating systems or application marketplaces limit or prohibit it from making its apps available to riders, make changes that degrade the functionality of its apps, increase the cost of using its apps, impose terms of use unsatisfactory to Helbiz or modify their search or ratings algorithms in ways that are detrimental to Helbiz, or if its competitors’ placement in such mobile operating systems’ application marketplace is more prominent than the placement of Helbiz’s apps, overall growth in its rider base could slow. For example, for several days in April 2020, Google Play removed Helbiz’s mobile app from their store out an abundance of caution for an alleged violation of Google Play’s policies regarding COVID-19. During this time, Helbiz’s mobile app continued to function, but it was not available for download on phones operating on the Android system. Although Helbiz appealed this problem and resolved it without needing to change its app or business plan or issue any clarifying statements, any future problem of a similar nature or otherwise related to the foregoing risks could adversely affect its business, financial condition and results of operations.

As new mobile devices and mobile platforms are released, there is no guarantee that certain mobile devices will continue to support Helbiz’s platform or effectively roll out updates to its app. Additionally, to deliver a high-quality app, Helbiz needs to ensure that its offerings are designed to work effectively with a range of mobile technologies, systems, networks and standards. It may not be successful in developing or maintaining relationships with key participants in the mobile industry that enhance riders’ experience. If riders on Helbiz’s platform encounter any difficulty accessing or using its apps on their mobile devices or if it is unable to adapt to changes in popular mobile operating systems, its business, financial condition and results of operations could be adversely affected.

Defects, errors or vulnerabilities in Helbiz’s applications, backend systems or other technology systems and those of third-party technology providers could harm its reputation and brand and adversely impact its business, financial condition and results of operations.

The software underlying Helbiz’s platform is highly complex and may contain undetected errors or vulnerabilities, some of which may only be discovered after the code has been released. The third-party software that Helbiz incorporates into its platform may also be subject to errors or vulnerability. Any errors or vulnerabilities discovered in its code or from third-party software after release could result in negative publicity, a loss of users or loss of revenue and access or other performance issues. Such vulnerabilities could also be exploited by malicious actors and result in exposure of data of users on its platform, or otherwise result in a data breach as defined under various laws and regulations. Helbiz may need to expend significant financial and development resources to analyze, correct, eliminate or work around errors or defects or to address and eliminate vulnerabilities. Any failure to timely and effectively resolve any such errors, defects or vulnerabilities could adversely affect its business, financial condition and results of operations as well as negatively impact its reputation or brand.

Helbiz may be subject to theft, loss, or misuse of personal data about its employees, customers, or other third parties, which could increase its expenses, damage its reputation, or result in legal or regulatory proceedings.

Helbiz’s business relies on the use of customer accounts linked to bank accounts or credit cards as well as tracking certain movements of its customers. The theft, loss, or misuse of personal data collected, used, stored, or transferred by Helbiz to run its business could result in significantly increased business and security costs or costs related to defending legal claims. Global privacy legislation, enforcement, and policy activity in this area are rapidly evolving and expanding, creating a complex regulatory compliance environment. Costs to comply with and implement these privacy-related and data protection measures could be significant. In addition, even Helbiz’s inadvertent failure to comply with federal, state, or international privacy-related or data protection laws and regulations could result in proceedings against it by governmental entities or others.

General Risks Affecting Helbiz

A pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide, including the outbreak of the novel strain of coronavirus disease, COVID-19, could adversely affect Helbiz’s business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or worldwide, Helbiz’s business may be adversely affected. The severity, magnitude and duration of the current COVID-19 pandemic is uncertain and rapidly changing. As of the date of this proxy statement, the extent to which the COVID-19 pandemic may impact Helbiz’s business, results of operations and financial condition remains uncertain. Furthermore, because of Helbiz’s business model, the full impact of the COVID-19 pandemic may not be fully reflected in its results of operations and overall financial condition until future periods.

Adverse market conditions resulting from the spread of COVID-19 materially adversely affected Helbiz’s business and could continue to materially adversely affect its business and the value of its common stock. For example,

•        for fear of spreading the virus further, several cities where Helbiz operates suspended micro-mobility services (including Miami which suspended the e-scooter services that we offered from March 2020 to October 2020);

•        Helbiz suspended its services in some cities (like its e-bike services in Washington, D.C. which have yet to resume) and had to delay the projected start of services in new markets;

•        Helbiz advised that, in addition to other conditions, the continued COVID-19 pandemic has caused its ridership to grow less quickly than anticipated, and as a result, Helbiz indicated that it will materially underperform its previously announced revenue target of $80 million in 2021. In addition, Helbiz indicated that it may underperform the revenue target of $165 million in 2022; and

•        Helbiz believes that, among other factors, the decreased demand for micro-mobility services during the COVID-19 pandemic is responsible for revenue only increasing from $509 for the three months ended March 31, 2020 to $1,105 for the three months ended March 31, 2021 despite a corresponding increase in cost of revenues during those periods of cost of revenue from $1,341 to $4,502 as a result of Helbiz increasing the cities in which it provides services and the total number of vehicles in operation.

Numerous state and local jurisdictions, including all markets where it operates, have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. Such orders or restrictions have resulted in largely remote operations at Helbiz’s headquarters, work stoppages among some vendors and suppliers, slowdowns and delays, travel restrictions and cancellation of events, among other effects, thereby significantly and negatively impacting its operations. Other disruptions or potential disruptions include restrictions on the ability of Helbiz’s personnel to travel; inability of its suppliers to manufacture goods and to deliver these to Helbiz on a timely basis, or at all; inventory shortages or obsolescence; delays in actions of regulatory bodies; diversion of or limitations on employee resources that would otherwise be focused on the operations of its business, including because of sickness of employees or their families or the desire of employees to avoid contact with groups of people; business adjustments or disruptions of certain third parties; and additional government requirements or other incremental mitigation efforts. The extent to which the COVID-19 pandemic impacts Helbiz’s business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity and spread of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

It is not currently possible to reliably project the direct impact of COVID-19 on Helbiz’s operating revenues and expenses. Key factors include the duration and extent of the outbreak in Helbiz’s service areas as well as societal and governmental responses. Further, as a result of the COVID-19 pandemic, Helbiz believes that it experienced slowed growth and a decline in new customer demand as operations were suspended or curtailed in some cities, the launch of services into new cities was delayed and commuters and tourists, key targets for Helbiz consumers, made less journey, and such slowed growth may continue or worsen. Helbiz believes that the continued severity of the COVID-19 pandemic has caused its ridership not to have grown as quickly as anticipated and that it is the principal reason why Helbiz indicated that it will materially underperform its previously projected revenue target of $80 million in 2021 and helbiz indicated that it may also underperform its 2022 revenue target of $165 million. If the COVID-19 pandemic worsens, especially in regions where Helbiz has offices or operations, its business activities originating from affected areas could be adversely affected. Disruptive activities could include business closures in impacted areas, further restrictions on Helbiz employees’ and service providers’ ability to travel, impacts to productivity if its employees or their family members experience health issues, and potential delays in hiring and onboarding of new employees. Helbiz may take further actions that alter its business operations as may be required by local, state, or federal authorities or that it determines are in the best interests of Helbiz’s employees. Such measures could negatively affect Helbiz’s sales and marketing efforts, sales cycles, employee productivity, or customer retention, any of which could harm Helbiz’s financial condition and business operations.

The COVID-19 pandemic could also cause Helbiz’s third-party data center hosting facilities and cloud computing platform providers, which are critical to Helbiz’s infrastructure, to shut down their business, experience security incidents that impact its business, delay or disrupt performance or delivery of services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect its business. Further, the COVID-19 pandemic has resulted in Helbiz’s employees and those of many of its vendors working from home and conducting work via the internet, and if the network and infrastructure of internet providers becomes overburdened by increased usage or is otherwise unreliable or unavailable, Helbiz employees’, and Helbiz’s customers’ and vendors’ employees’, access to the internet to conduct business could be negatively impacted. Limitations on access or disruptions to services or goods provided by or to some of Helbiz suppliers and vendors upon which Helbiz platform and business operations relies, could interrupt its ability to provide Helbiz’s platform, decrease the productivity of Helbiz’s workforce, and significantly harm Helbiz’s business operations, financial condition, and results of operations.

Helbiz’s platform and the other systems or networks used in Helbiz business may experience an increase in attempted cyber-attacks, targeted intrusion, ransomware, and phishing campaigns seeking to take advantage of shifts to employees working remotely using their household or personal internet networks and to leverage fears promulgated by the COVID-19 pandemic. The success of any of these unauthorized attempts could substantially impact its platform, the proprietary and other confidential data contained therein or otherwise stored or processed in its operations, and ultimately its business. Any actual or perceived security incident also may cause Helbiz to incur increased expenses to improve its security controls and to remediate security vulnerabilities.

The extent and continued impact of the COVID-19 pandemic on Helbiz’s business will depend on certain developments, including: the duration and spread of the outbreak; government responses to the pandemic; the impact on Helbiz’s customers and its sales cycles; the impact on customer, industry, or employee events; and the effect on its partners and supply chains, all of which are uncertain and cannot be predicted. Because of Helbiz’s business model, the full impact of the COVID-19 pandemic may not be fully reflected in Helbiz’s results of operations and overall financial condition until future periods. To the extent the COVID-19 pandemic adversely affects Helbiz’s business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to those relating to cyber-attacks and security vulnerabilities, interruptions or delays due to third-parties, or Helbiz’s ability to raise additional capital or generate sufficient cash flows necessary to expand its operations.

Any global systemic political, economic and financial crisis (as well as the indirect effects flowing therefrom) could negatively affect Helbiz’s business, results of operations, and financial condition.

In recent times, several major systemic economic and financial crises negatively affected global business, banking and financial sectors. Most recently, the COVID-19 pandemic has reduced U.S. G.D.P. significantly and led to unprecedented claims of unemployment. These types of crises, including the prolonged decrease in economic growth or insolvency of major countries, could cause turmoil in global markets that often result in declines in electronic products sales from which Helbiz generates income through its products and services. For example, there could be knock-on effects from these types of crises on its business, including significant decreases in ridership of Helbiz’s devices; insolvency of key suppliers resulting in product delays; customer insolvencies; and counterparty failures negatively impacting Helbiz’s treasury operations. Any future systemic political, economic or financial crisis could cause revenue for the ridesharing industry as a whole to decline dramatically, which could reduce its revenues. Further, in times of market instability, sufficient external financing may not be available to Helbiz on a timely basis, on commercially reasonable terms, or at all. If sufficient external financing is not available when needed to meet capital requirements, Helbiz may be forced to curtail its expansion, modify plans or delay the deployment of new or expanded services until it obtains such financing. Thus, any future global economic crisis could materially and adversely affect its results of operations.

Helbiz’s operational results could also be materially and adversely affected by natural disasters (such as earthquakes), shortages or interruptions in the supply of utilities (such as shortages in electricity caused by changes in governmental energy policy), in the locations in which it, or its customers or suppliers operate or by industrial accidents, fires or explosions.

The frequency and severity of natural disasters and severe weather has been increasing, in part due to climate change or systemic regional geological changes that manifest in damaging earthquakes. Helbiz has operations in locations subject to natural disasters, such as flooding, earthquakes, tsunamis, and droughts as well as interruptions or shortages in the supply of utilities, such as water and electricity, or access to land, air or sea infrastructures, that could disrupt operations. Thus, if one or more natural disasters, shortage or interruptions to the supply of utilities (such as shortages in electricity caused by a nuclear-free energy policy) that results in a prolonged disruption to its operations or those of its customers or suppliers, or if any of its vendor facilities were to be damaged or cease operations as a result of an explosion or fire, it could reduce its ability to provide its services and may cause it to lose important customers, thereby having a potentially adverse and material impact on its operational and financial performance.

Risks Related to the Business Combination and being a Public Company

The combined company expects to incur significant costs as a result of operating as a public company.

As a public company, the combined company will incur significant legal, accounting and other expenses. The combined company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require, among other things, that it file with the SEC annual, quarterly and current reports with respect to its business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and the Nasdaq Capital Market to implement provisions of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Public Company Accounting Oversight Board impose significant requirements on public companies, including requiring the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. These expenses will likely increase in the future, particularly after the combined company ceases to be an “emerging growth company” if it is also no longer a “smaller reporting company” as a result of additional corporate governance and disclosure requirements under the Sarbanes-Oxley Act, the Dodd-Frank Act, and SEC rules and regulations.

The combined company expects the rules and regulations applicable to public companies to result in it continuing to incur substantial legal and financial compliance costs. These costs will increase its net loss or decrease any net income and may require the combined company to reduce costs in other areas of its business.

Helbiz’s management will be required to devote substantial time to maintaining and improving its internal controls over financial reporting and the requirements of being a public company which may, among other things, strain its resources, divert management’s attention and affect its ability to accurately report its financial results and prevent fraud.

Historically, Helbiz has operated as a private company. Following the Business Combination, the combined company will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules of the Nasdaq Capital Market. The Sarbanes-Oxley Act requires, among other things, that a company maintain effective disclosure controls and procedures (“DCP”) and internal controls over financial reporting (“ICFR”). Helbiz’s management and other personnel, who will be managing GVAC after completion of the Business Combination, have limited experience operating as a public company, which may result in operational inefficiencies or errors, or a failure to improve or maintain effective ICFR and DCP necessary to ensure timely and accurate reporting of operational and financial results. Helbiz’s existing management team will need to devote a substantial amount of time to these compliance initiatives and may need to add personnel in areas such as accounting, financial reporting, investor relations and legal in connection with operations as a public company. Ensuring that the combined company has adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently. The combined company’s compliance with existing and evolving regulatory requirements will result in increased administrative expenses and a diversion of management’s time and attention.

Pursuant to Sections 302 and 404 of the Sarbanes-Oxley Act (“Section 404”), the combined company will be required to furnish certain certifications and reports by its management on its ICFR, which, after it is no longer an emerging growth company and if it becomes an accelerated or large accelerated filer under SEC rules, must be accompanied by an attestation report on ICFR issued by its independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, the combined company will document and evaluate its ICFR, which is both costly and challenging. Implementing any appropriate changes to its internal controls may require specific compliance training for the combined company’s directors, officers and employees, entail substantial costs to modify its existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of its ICFR, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase its operating costs and could materially impair its ability to operate its business. Moreover, effective internal controls are necessary for the combined company to produce reliable and timely financial reports and are important to help prevent fraud. Any failure by the combined company to file its periodic reports in a timely manner may cause investors to lose confidence in its reported financial information and may lead to a decline in the price of our common stock.

In accordance with Nasdaq Capital Market rules, the majority of the directors of a company that has securities quoted on Nasdaq must be directors that are “independent” under those rules. There is an exemption for “controlled companies”, companies that are majority owned by one person or group. Although the combined company immediately after the Business Combination will be a controlled company, Helbiz has stated that it does not intend to rely on this exemption. However, were it to rely on that exemption and the combined company ceases to be a “controlled company” under the Nasdaq Stock Market listing requirements, it will be required to maintain a majority of independent members of the Board of Directors. The various rules and regulations applicable to public companies make it more difficult and more expensive to maintain directors’ and officers’ liability insurance, and the combined company may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If the combined company is unable to maintain adequate directors’ and officers’ insurance, its ability to recruit and retain qualified officers and directors will be significantly curtailed.

Helbiz will need to grow the size of its organization and may experience difficulties in managing this growth.

As Helbiz’s expansion plans and strategies develop, and as it transitions into operating as part of a public company, it expects it will need additional managerial, operational, sales, marketing, financial and other personnel. Future growth would impose significant added responsibilities on members of management, including:

•        identifying, recruiting, compensating, integrating, maintaining and motivating additional employees;

•        coping with demands on management related to the increased size of its business;

•        assimilating different corporate cultures and business practices;

•        converting other entities’ books and records and conforming their practices to ours;

•        integrating operating, accounting and information technology systems of other entities with ours and in maintaining uniform procedures, policies and standards, such as internal accounting controls; and

•        improving Helbiz’s operational, financial and management controls, reporting systems and procedures.

Helbiz’s future financial performance as part of GVAC and its ability to expand its business will depend, in part, on its ability to effectively manage any future growth, and Helbiz’s management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to devote a substantial amount of time to managing these growth activities.

If Helbiz is not able to effectively expand its organization by hiring new employees and expanding its groups of consultants and contractors, Helbiz may not be able to successfully implement the tasks necessary to further develop and commercialize its product candidates and, accordingly, may not achieve its research, development and commercialization goals.

We are an “emerging growth company,” and we cannot be certain that the reduced disclosure requirements applicable to “emerging growth companies” will not make our common stock less attractive to investors.

We are an “emerging growth company,” as defined under the JOBS Act and will continue to be after the Business Combination is completed. For so long as we are an emerging growth company, we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could be an emerging growth company for up to five years from the end of our most recently completed fiscal year, although we may lose such status earlier, depending on the occurrence of certain events, including when we have generated total annual gross revenue of at least $1.07 billion or when we are deemed to be a “large accelerated filer” under the Exchange Act, which means that the market value of our common stock that is held by non-affiliates exceeds $700 million as of December 31st of the prior year, or when we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period.

We cannot predict if investors will not find our common stock less attractive or our company less comparable to certain other public companies because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

As a “smaller reporting company” we are permitted to provide less disclosure than larger public companies which may make our common stock less attractive to investors.

We are currently a “smaller reporting company,” as defined by Rule 12b-2 of the Exchange Act and will continue to be one immediately after the Business Combination. As a smaller reporting company, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects which may result in less investor confidence. Investors may find our common stock less attractive as a result of our smaller reporting company status. If some investors find our common stock less attractive, there may be a less active trading market for our common stock and our stock price may be more volatile.

GVAC and Helbiz have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by GVAC.

GVAC and Helbiz expect to incur significant costs associated with the Business Combination. We will only pay some of these expenses if the Business Combination occurs, such as the fee to Ladenburg. Other fees and expenses, including legal fees, independent auditor fees, fees to our solicitation agent, and expenses incurred in connection with the proxy solicitation for the special meeting will be incurred regardless of whether the Business Combination occurs. These expenses will reduce the amount of cash available to be used for other corporate purposes by GVAC whether or not the Business Combination is completed.

In the event that a significant number of GVAC Shares are redeemed, its stock may become less liquid following the Business Combination.

If a significant number of GVAC Shares are redeemed, GVAC may be left with a significantly smaller number of stockholders. As a result, trading in the shares of the surviving company following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. The Nasdaq Capital Market may delist the GVAC Shares on its exchange, which could limit investors’ ability to make transactions in GVAC’s securities and subject GVAC to additional trading restrictions.

GVAC will be required to meet the initial listing requirements to be listed on the Nasdaq Capital Market following the Business Combination. GVAC may not be able to meet those initial listing requirements. Even if GVAC’s securities are so listed, GVAC may be unable to maintain the listing of its securities in the future.

If GVAC fails to meet the listing requirements and the Nasdaq Capital Market does not list its securities on its exchange, the Business Combination will not close. However even if GVAC meets the initial listing requirements, if GVAC is subsequently delisted, GVAC could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to our securities;

•        a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

GVAC may waive one or more of the conditions to the Business Combination without resoliciting stockholder approval for the Business Combination.

GVAC may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board of Directors of GVAC will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and re-solicitation of proxies is warranted. In some instances, if the Board of Directors of GVAC determines that a waiver is not sufficiently material to warrant re-solicitation of stockholders, GVAC has the discretion to complete the Business Combination without seeking further stockholder approval. For example, it is a condition to GVAC’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Helbiz’s conduct of its business, however, if the Board of Directors of GVAC determines that any such order or injunction is not material to the business of Helbiz, then the Board of Directors may elect to waive that condition and close the Business Combination.

Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination.

In April 2021, a lawsuit was filed in the Supreme Court of the State of New York, County of New York, by a purported GVAC stockholder in connection with the proposed Business Combination (the “Complaint”). The Complaint names GVAC and members of its Board of Directors as defendants and alleged breach of fiduciary duty against members of our Board of Directors, aiding and abetting our Board of Directors’ breach of fiduciary duties against GVAC, and violations of the disclosure requirements of the Exchange Act. Additional lawsuits may be filed against GVAC or its directors and officers in connection with the Business Combination. Defending this or any additional lawsuits could require GVAC to incur significant costs and draw the attention of its management team away from the Business Combination. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Business Combination is consummated may adversely affect the post-combination Company’s business, financial condition, results of operations and cash flows. Such legal proceedings could delay or prevent the Business

Combination from becoming effective within the agreed upon timeframe. GVAC believes the allegations made in the Complaint are without merit and intends to vigorously defend this action; however, GVAC cannot predict with certainty the ultimate resolution of any proceedings that may be brought in connection with these allegations.

GVAC’s stockholders will experience immediate dilution as a consequence of the issuance of GVAC Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that GVAC’s current stockholders have on the management of GVAC.

Assuming no redemptions of GVAC Shares for cash and giving effect to the estimated issuance of approximately 24,634,395 GVAC Shares to be issued pursuant to the Merger Agreement at an assumed Closing Consideration Conversion Ratio of 4.72 (including approximately 14,484,647 shares of Series B common stock issuable to the Founder), the GVAC Shares to be issued in the PIPE Investment (assuming that $30,000,000 of GVAC Shares are subscribed for in the PIPE Investment) and the GVAC Shares to be issued upon conversion of the GVAC Rights, we would have an aggregate of approximately 31,558,448 shares issued and outstanding immediately after the Business Combination, of which:

•        GVAC public stockholders (which excludes our Sponsor) will own 6.1% of our common shares (accounting for 4.5% of the voting power of our common shares);

•        GVAC’s Sponsor, officers and directors will own approximately 4.6% (accounting for approximately 3.4% of the voting power of our common shares);

•        Holders of GVAC Rights will own approximately 1.8% (accounting for approximately 1.3% of the voting power of our common shares);

•        the former stockholders of Helbiz, excluding its Founder, will own approximately 32.2% (accounting for 23.8% of the voting power of our common shares),

•        the Founder of Helbiz will own approximately 45.9% (accounting for 60% of the voting power of our common shares); and

•        the PIPE Investors will own approximately 9.5% of the total shares outstanding (accounting for 7.0% of the voting power of our common shares).

Given the other factors above, but assuming redemption by holders of all but 1,468,527 outstanding GVAC Shares (which would allow us to retain $15,000,000 in net assets), we would have an aggregate of 31,115,422 shares issued and outstanding immediately after the Business Combination, of which:

•        GVAC’s current public stockholders (which excludes our Sponsor and officers and directors) will own approximately 4.7% (accounting for 3.5% of the voting power of our common shares),

•        GVAC’s Sponsor and its current directors, officers and affiliates will own approximately 4.6% (accounting for 3.5% of the voting power of our common shares),

•        the holders of GVAC Rights will own 575,000 GVAC Class A common shares, which will represent approximately 1.8% of our common shares and 1.4% of the voting power of our common shares;

•        the former stockholders of Helbiz, excluding its Founder, will own approximately 32.6% (accounting for 24.4% of the voting power of our common shares),

•        the Founder of Helbiz will own approximately 46.6% (accounting for 60% of the voting power of our common shares), and

•        the PIPE Investors will own approximately 9.6% of the total shares outstanding (accounting for 7.2% of the voting power of our common shares).

The minority position of the former GVAC stockholders will give them limited influence over the management and operations of the combined company.

Risks Related to GVAC’s Business as a SPAC

GVAC will be forced to liquidate the trust account if it cannot consummate a business combination by August 19, 2021, or fails to obtain the Board and/or shareholder approval required for an extension of such date to a later date. In the event of a liquidation, GVAC’s public stockholders will receive $10.00 per share (plus any interest then available) and the GVAC Warrants will expire worthless.

If GVAC is unable to complete a Business Combination by August 19, 2021, and is forced to liquidate, the per-share liquidation distribution will be $10.00, plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the GVAC Warrants, which will expire worthless as a result of GVAC’s failure to complete a business combination.

Although GVAC’s board of directors also has the ability to further extend the period of time to consummate a Business Combination up to two additional times after August 19, 2021, each by an additional three months, in order to do so, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per public share on or prior to the date of the applicable deadline, for each three-month extension. After giving effect to the redemptions as of May 12, 2021, such amount would be $191,155 for each three-month extension (or $382,311 for both extension periods). Further, although GVAC can amend its Certificate of Incorporation to extend the date by which it may complete a business combination prior to a forced liquidation, doing so will require the approval of the majority of the GVAC stockholders and the time and expense associated with that consent. We also would be required to offer our public stockholders the opportunity to redeem their GVAC Shares in connection with such solicitation. It may also require depositing a significant sum of money in its IPO Trust account. If the Board of GVAC were to pursue such an option, it might be unsuccessful in obtaining the consent of the GVAC stockholders.

If you or a “group” of stockholders are deemed to hold in excess of 15% of GVAC’s shares of common stock, you will lose the ability to redeem all such shares in excess of 15% of GVAC’s shares of common stock.

GVAC’s Amended and Restated Certificate of Incorporation provides that a public stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our Initial Public Offering. Your inability to redeem more than an aggregate of 15% of the shares sold in our Initial Public Offering will reduce your influence over GVAC’s ability to consummate its initial business combination and you could suffer a material loss on your investment in GVAC if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.

If third parties bring claims against GVAC, the proceeds held in trust could be reduced and the per-share liquidation price received by GVAC’s stockholders may be less than $10.00.

GVAC’s placing of funds in trust may not protect those funds from third-party claims against GVAC. Although GVAC has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of GVAC’s public stockholders, they may still seek recourse against the trust account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of GVAC’s public stockholders. If GVAC liquidates the trust account before the completion of a business combination and distributes the proceeds held therein to its public stockholders, our Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, GVAC cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the trust account for our stockholders may be less than $10.00 due to such claims.

Additionally, if GVAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in GVAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the trust account, GVAC may not be able to return $10.00 to our public stockholders.

GVAC’s stockholders may be held liable for claims by third parties against GVAC to the extent of distributions received by them.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate an initial business combination by August 19, 2021 may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we intend to redeem our public shares as soon as reasonably possible following August 19, 2021 in the event we do not consummate an initial business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires the Company to adopt a plan, based on facts known to us at such time that will provide for the payment of all existing and pending claims or claims that may be potentially brought against the Company within the 10 years following dissolution. However, because we are a blank check company, rather than an operating company, and our operations have been limited to searching for prospective target businesses, the only likely claims to arise would be from vendors (such as lawyers, investment bankers, and consultants) or prospective target businesses. If the Company’s plan of distribution complies with Section 281(b) of the DGCL, any liability of our stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. There can be no assurance that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate an initial business combination within the required timeframe is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after August 19, 2021 in the event we do not consummate an initial business combination, this may be viewed or interpreted as giving preference to our stockholders over any potential creditors with respect to access to or distributions from the Company’s assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to the Company’s creditors and/or may have acted in bad faith, thereby exposing itself and the Company to claims of punitive damages, by paying our stockholders from the trust account prior to addressing the claims of creditors. There can be no assurance that claims will not be brought against the Company for these reasons.

If GVAC’s due diligence investigation of Helbiz was inadequate, then stockholders of GVAC following the Business Combination could lose some or all of their investment.

Even though GVAC conducted a due diligence investigation of Helbiz, it cannot be sure that this diligence uncovered all material issues that may be present inside Helbiz or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Helbiz and its business and outside of its control will not later arise.

Because GVAC’s Sponsor and its officers and directors own GVAC Shares and GVAC Warrants which will not participate in liquidation distributions and, therefore, they will lose their entire investment in us and face other financial consequences if the Business Combination is not completed, they may have a conflict of interest in determining whether the Business Combination is appropriate.

GVAC’s Sponsor and GVAC’s officers and directors own an aggregate of 1,437,500 shares and warrants to purchase 2,100,000 shares of common stock of GVAC. Such individuals have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the trust account if GVAC is unable to consummate a business combination. Accordingly, the GVAC Shares, as well as the Private GVAC Warrants purchased by an affiliate of our Sponsor, will be worthless if GVAC does not consummate a business combination. Based on a market price of $[•] per share of common stock of GVAC on the record date of _____________, 2021 and $0. [•] per warrant on such date, the value of these shares and warrants was approximately $_________. The GVAC Shares acquired prior to the Initial Public Offering, as well as the Private GVAC Warrants will be worthless if GVAC does not consummate a business combination prior to its liquidation date. Consequently, our directors and officers have interests in and arising from the Business Combination that are different from, or in addition, to your interests as a stockholder in identifying and selecting Helbiz as a suitable target business. This may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and are fair to, and in the best interests of, GVAC and its stockholders.

In addition, at the closing of the Business Combination, our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. Presently, none of the Sponsor or our directors, officers and their affiliates have incurred any out-of-pocket expenses that are subject to reimbursement. These financial interests of our Sponsor, executive officers and directors may have influenced their motivation in identifying and selecting Helbiz for the Business Combination. Further, one of our independent directors, Lee Stern, is expected to remain on the board of GVAC following the closing of the Business Combination and will be granted an equity award under the GreenVision 2021 Omnibus Incentive Plan if our stockholders approve the Equity Plan Adoption Proposal.

GVAC requires stockholders who wish to redeem their public shares in connection with the Business Combination to vote their public shares on the Business Combination Proposal.

Pursuant to GVAC’s amended and restated certificate of incorporation, GVAC requires stockholders that wish to redeem their public shares to vote their public shares on the Business Combination Proposal. Although you do not need to vote your shares against the Business Combination Proposal to preserve your redemption rights, you are required to vote your public shares on the Business Combination Proposal. To vote your public shares on the Business Combination Proposal at the special meeting, you must be a stockholder as of _____________, 2021, the Record Date for the special meeting. Accordingly, if you purchase public shares after the Record Date you may not be able to redeem your shares upon consummation of the Business Combination.

GVAC is requiring stockholders who wish to redeem their common stock in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

GVAC is requiring stockholders who wish to redeem their common stock to either tender their certificates to our transfer agent or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC (Deposit/Withdrawal At Custodian) System by no later than two (2) business days prior to the Special Meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and GVAC’s transfer agent will need to act to facilitate this request. It is GVAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than GVAC anticipates for stockholders to deliver their common stock, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their common stock.

GVAC will require its stockholders who wish to redeem their common stock in connection with the Business Combination to comply with specific requirements for redemption described above, and such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

GVAC is requiring that public stockholders who wish to redeem their common stock in connection with the proposed Business Combination to comply with specific requirements for redemption as described above. If the Business Combination is not consummated, investors who attempted to redeem their common stock will be unable to sell their securities after the failed Business Combination until GVAC has returned their securities to them. The market price for GVAC’s common stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.

GVAC’s Sponsor and other initial stockholders, which include its officers and directors, control a substantial interest in GVAC and thus may influence certain actions requiring a stockholder vote.

GVAC’s initial stockholders, including its officers and directors, collectively own approximately 43% of GVAC’s issued and outstanding common stock after giving effect to the redemptions at our annual meeting held on May 12, 2021. GVAC’s Sponsor and other initial stockholders have agreed to vote any shares they own in favor of the Business Combination. Therefore, we would need only 237,027 of our public shares (or approximately 12.4% of our public shares) to be voted in favor of the transaction in order to have such transaction approved (assuming that only a quorum was present at the meeting).

If GVAC’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of GVAC’s securities.

GVAC’s Sponsor and other initial stockholders are entitled to make a demand that it register the resale of their insider shares at any time commencing three months prior to the date on which their shares may be released from escrow, which escrow remains in effect until six (6) months after completion of the Business Combination. Additionally, the purchasers of the private placement Private GVAC Warrants and our initial stockholders, officers and directors are entitled to demand that we register the resale of the shares underlying the Private GVAC Warrants and any securities our initial stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after we consummate a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 3,537,500 GVAC Shares eligible for trading in the public market. In addition, the PIPE Investors were also given registration rights in the subscription agreements pursuant to which GVAC will be required to file a resale registration statement for the shares issued to the PIPE Investors within 30 days after the closing and use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof (but no later than the earlier of (i) the 45th calendar day following the filing date (or the 75th calendar day if the SEC notifies GVAC that it will “review” the registration statement) and (ii) the second business day after the date GVAC is notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review). The presence of these additional common stock trading in the public market may have an adverse effect on the market price of GVAC’s securities.

Risks Relating to the GVAC’s Restated Financial Statements

We have restated our consolidated financial statements for the year as of and ended December 31, 2020 and fiscal quarter ended March 31, 2021, which may affect investor confidence, our stock price, our ability to raise capital in the future, our results of operations and financial condition and our ability to complete the proposed Business Combination and which may result in stockholder litigation.

On May 21, 2021, GVAC filed an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 to restate its consolidated financial statements as of and for the fiscal year ended December 31, 2020 in order to comply with the recent SEC guidance regarding the accounting treatment of warrants for special purpose acquisition companies. Further, on June 1, 2021, GVAC filed an amendment to its Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2021 in order to restate its consolidated financial statements as of and for the fiscal quarter ended March 31, 2021 to appropriately present the impact on the accounting treatement of the temporary equity as a result of the private investment in public equity (PIPE) transaction in connection with the proposed Business Combination. Such restatements may have the effect of eroding investor confidence in GVAC and its financial reporting and accounting practices and processes, and may negatively impact the trading price of its securities, could have a material adverse effect on its business, results of operations and financial condition, may make it more difficult for it to raise capital on acceptable terms, if at all, and may adversely impact its ability to complete its proposed Business Combination with Helbiz. The restatements and related material weaknesses in GVAC’s internal control over financial reporting may also result in stockholder litigation.

GVAC’s Private Warrants are accounted for as liabilities and the changes in value of its Private Warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). The SEC Statement advises, among other things, that certain adjustments generally present in SPAC warrants preclude such warrants from being accounted for as equity. As a result of the SEC Statement, GVAC reevaluated the accounting treatment of the Private Warrants and determined to classify the Private Warrants as liabilities measured at fair value, with changes in fair value recognized in the statement of operations in the period of change.

As a result, included in its consolidated balance sheet as of December 31, 2020 is a derivative liability related to embedded features contained within our Private Warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, GVAC’s consolidated financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of its control. Due to the recurring fair value measurement, GVAC expects that it will recognize non-cash gains or losses on the Private Warrants each reporting period and that the amount of such gains or losses could be material.

GVAC has identified material weaknesses in its internal control over financial reporting. If it is unable to develop and maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results in a timely manner, which may adversely affect investor confidence and materially and adversely affect its business and operating results.

Following the issuance of the SEC Statement, on May 11, 2021, GVAC’s management and its Audit Committee concluded that its financial statements which were included in its original Annual Report on Form 10-K for the year ended December 31, 2020 should no longer be relied upon due to errors in such consolidated financial statements relating to the classification of the Private Warrants as equity rather than as liabilities. Further, on May 26, 2021, GVAC’s management concluded that its interim condensed financial statements as of March 31, 2021 that were included in its quarterly report on Form 10-Q filed by the Company on May 25, 2021 should no longer be relied upon due to changes required to appropriately present the impact on the accounting treatement of the temporary equity as a result of the private investment in public equity (PIPE) transaction that is the subject of the Subscription Agreements entered into by GVAC and Helbiz with certain investors on March 10, 2021 in connection with the proposed Business Combination, as previously disclosed in the GVAC’s Current Report on Form 8-K filed on March 11, 2021. As a result, GVAC’s management concluded that its internal control over financial reporting was not effective as of December 31, 2020 and March 31, 2021 due to the existence of material weaknesses in such controls, and it has also concluded that its disclosure controls and procedures were not effective as of such dates due to the material weaknesses in its internal control over financial reporting and inadvertent non-disclosure of the subscription agreements for the PIPE Investments in its original quarterly report on Form 10-Q for the quarter ended March 31, 2021. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. GVAC continues to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

Moreover, because of the inherent limitations of any control system, material misstatements due to error or fraud may not be prevented or detected and corrected on a timely basis, or at all. If GVAC is unable to provide reliable and timely financial reports in the future, its business and reputation may be further harmed. Restated financial statements and failures in internal control may also cause GVAC to fail to meet reporting obligations, negatively affect investor confidence in its management and the accuracy of its financial statements and disclosures, or result in adverse publicity and concerns from investors, any of which could have a negative effect on the price of its securities, subject it to regulatory investigations and penalties or stockholder litigation, and have a material adverse impact on its financial condition.

Risks Related to the Financial Projections

You should be aware that uncertainties are inherent in prospective financial projections of any kind, and such uncertainties increase with the passage of time. None of GVAC or Helbiz or any of their respective affiliates, advisors, officers, directors, or representatives has made or makes any representation or can give any assurance to any GVAC stockholders, or any other person, regarding the ultimate performance of Helbiz compared to the information set forth under “The Business Combination Proposal — Summary of GVAC Financial Analysis” or that any such results will be achieved.

The inclusion of Helbiz’s projections relating to its business in this proxy statement should not be regarded as an indication that GVAC, Helbiz or their respective advisors or other representatives considered or consider the projections to be necessarily predictive of actual future performance or events, and the projections set forth under “The Business Combination Proposal — Summary of GVAC Financial Analysis” should not be relied upon as such.

The projections were prepared by management of Helbiz based, in part, on certain information furnished by Helbiz and speak as of the date that such projections were made. Neither the independent registered public accounting firm of GVAC or Helbiz nor any other independent accounts has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither the independent registered public accounting firm of GVAC or Helbiz, nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto for the purpose of this proxy statement. Due to inherent uncertainties in financial projections of any kind, stockholders are cautioned not to place undue reliance, if any, on the projections. In light of the operating results of Helbiz for the fiscal quarter ended March 31, 2021, there is a significant risk that due to various conditions affecting Helbiz, including, without limitation, the continued COVID-19 pandemic, and the delays in funding of the PIPE investment and consummating the Business Combination, the ridership of Helbiz would grow much less quickly than forecast, and Helbiz indicated that it will materially underperform its projected revenue target for 2021. In addition, Helbiz indicated it may also underperform its 2022 revenue target of $165 million.

The projections for our combined business are subjective in nature and may not be realized.

Helbiz’s projections are inherently subjective in nature and susceptible to interpretation and, accordingly, such projections may not be achieved. For example, Helbiz believes that the continued severity of the COVID-19 pandemic has caused its ridership not to have grown as quickly as anticipated and that it is the principal reason why Helbiz indicated that it will materially underperform its previously projected revenue target of $80 million in 2021 and may also underperform its 2022 revenue target of $165 million. The projections also reflect numerous assumptions made by Helbiz management, including material assumptions regarding, among other things,

•        its ability to successfully identify suitable strategic opportunities, complete desired strategic transactions, or realize their expected benefits;

•        its ability to compete for strategic transactions with other market participants, some of whom may have greater resources than it does;

•        its ability to form strategic relationships that operate with adequate profit margin as compared with its profit margin or which would increase its overall profit margin;

•        its ability to implement its business model in every local market that it enters; and

•        its ability to finance strategic transactions

and other matters that may not be realized and are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Helbiz. Accordingly, there can be no assurance that the assumptions made in preparing the projections will be realized. There may be differences between actual and projected results, and the differences may be material, some of which differences Helbiz has identified and discussed in greater detail in the section entitled “The Business Combination Proposal — Summary of GVAC Financial Analysis”. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods. Helbiz’s business is subject to numerous risks.

Moreover, projections for the years 2021 to 2025 in the context of a company operating in our business segments are inherently unrealizable given the many variables, including without limitation the COVID-19 pandemic, especially in later years, that may affect results. In light of the operating results of Helbiz for the fiscal quarter ended March 31, 2021, there is a significant risk that due to various conditions affecting Helbiz, including, without limitation, the continued COVID-19 pandemic, and the delays in funding of the PIPE investment and consummating the Business Combination, the ridership of Helbiz would grow much less quickly than forecast, and Helbiz indicated that it will materially underperform its projected revenue target for 2021. In addition, Helbiz indicated that it may also underperform its 2022 revenue target of $165 million. Due to the assumptions made and the risks and variables impacting Helbiz’s businesses, there is also significant risk that the projections for the years ending 2023 to 2025 may not be realized.

Further, the COVID-19 pandemic could also cause Helbiz’s third-party data center hosting facilities and cloud computing platform providers, which are critical to Helbiz’s infrastructure, to shut down their business, experience security incidents that impact its business, delay or disrupt performance or delivery of services, or experience interference with the supply chain of hardware required by their systems and services, any of which could materially adversely affect its business. Further, the COVID-19 pandemic has resulted in Helbiz’s employees and those of many of its vendors working from home and conducting work via the internet, and if the network and infrastructure of internet providers becomes overburdened by increased usage or is otherwise unreliable or unavailable, Helbiz employees’, and Helbiz’s customers’ and vendors’ employees’, access to the internet to conduct business could be negatively impacted. Limitations on access or disruptions to services or goods provided by or to some of Helbiz suppliers and vendors upon which Helbiz platform and business operations relies, could interrupt its ability to provide Helbiz’s platform, decrease the productivity of Helbiz’s workforce, and significantly harm Helbiz’s business operations, financial condition, and results of operations.

All of these assumptions involve variables making them difficult to predict, and some are beyond the control of Helbiz and GVAC. Although Helbiz’s and GVAC’s management believes that there was a reasonable basis for the projections and underlying assumptions, any assumptions for near-term projected cases remain uncertain, and such uncertainty increases with the length of the projected period. The projections are forward-looking statements and are subject to risks and uncertainties. See the section titled “Special Note Regarding Forward-Looking Statements” on page 78. For a discussion of the GVAC projections, please see the section titled “The Business Combination Proposal — Summary of GVAC Financial Analysis” beginning on page 107.

In developing the projections provided to the GVAC Board of Directors, GVAC management made numerous material estimates with respect to Helbiz for the years ending December 31, 2021 through 2025.

The projections prepared by GVAC management were based on estimates from both discussions with, and materials provided, by Helbiz for the years from 2021 to 2025, which themselves were based on numerous assumptions. Additionally, such estimates were then used by GVAC to extrapolate certain prospective financial results based on GVAC management’s assessment of comparable companies and industry metrics. The selected summary of the adjusted and unadjusted GVAC projections that were made available to the GVAC Board of Directors and which GVAC management’s estimates were based upon can be found in the section titled “The Business Combination Proposal — Summary of GVAC Financial Analysis” beginning on page 107. GVAC management did not consider ranges for various financial measures but rather considered in deriving these measures, peak sales amounts, which may reduce the utility in later years of the prospective financial results.

Risks Related to Our Common Stock and Organizational Structure

The price of our common stock likely will be volatile like the stocks of other early-stage companies.

The stock markets in general and the markets for early-stage stocks have experienced extreme volatility. The market for the common stock of smaller companies such as ours is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will be more volatile than the shares of such larger, more established companies for the indefinite future.

In addition to the factors discussed in this “Risk Factors” section, price declines in our common stock could also result from general market and economic conditions and a variety of other factors, including:

•        adverse actions taken by regulatory agencies with respect to our products;

•        announcements of technological innovations, patents or new products by our competitors;

•        regulatory developments in the United States and foreign countries;

•        any lawsuit involving us or our product candidates;

•        announcements concerning our competitors, or the industry in which we compete in general;

•        developments concerning any strategic alliances or acquisitions we may enter into;

•        actual or anticipated variations in our operating results;

•        changes in recommendations by securities analysts or lack of analyst coverage;

•        deviations in our operating results from the estimates of analysts;

•        our inability, or the perception by investors that we will be unable, to continue to meet all applicable requirements for continued listing of our common stock on the Nasdaq Capital Market, and the possible delisting of our common stock;

•        sales of our common stock by our executive officers, directors and principal stockholders or sales of substantial amounts of common stock; and

•        loss of any of our key management personnel.

In the past, following periods of volatility in the market price of a particular company’s securities, litigation has often been brought against that company. Any such lawsuit could consume resources and management time and attention, which could adversely affect our business.

If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Helbiz’s securities. Accordingly, the valuation ascribed to Helbiz’s common shares in the Business Combination may not be indicative of the actual price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline, which could have a material adverse effect on your investment in our securities.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the company. Because the Business Combination will result in Helbiz being acquired by a special purpose acquisition company (“SPAC”), research coverage from industry analysts may be limited. If no securities or industry analysts commence coverage of our company, our stock price and trading volume could be negatively impacted.

If any of the analysts who may cover the company change their recommendation regarding our stock adversely, provide more favorable relative recommendations about our competitors or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If any analyst who may cover us ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

There are many large companies active in the TaaS industry, which makes it more difficult for us to receive widespread coverage. Furthermore, if one or more of the analysts who do cover us downgrade our securities stock, its price would likely decline. If one or more of these analysts cease coverage of us, we could lose market visibility, which in turn could cause the price of our securities to decline.

We may fail to realize any or all of the anticipated benefits of the Business Combination.

The success of the Business Combination will depend, in part, on our ability to successfully manage and deploy the cash received upon the consummation of the Business Combination. Although we intend to use the cash received upon the consummation of the Business Combination for the continued development of our product candidates, there can be no assurance that we will be able to achieve our intended objectives.

We have broad discretion in the use of our existing cash, cash equivalents and the net proceeds from the Business Combination and may not use them effectively.

Our management will have broad discretion in the application of our existing cash, cash equivalents and the net proceeds from the Business Combination, and you will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of our existing cash, cash equivalents and the net proceeds from the Business Combination, their ultimate use may vary substantially from their currently intended use. Our management might not apply our cash resources in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest our cash resources in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

A significant number of shares of our common stock are subject to issuance upon exercise of outstanding warrants and options, which upon such exercise may result in dilution to our security holders.

Upon completion of the Business Transaction, we will have outstanding:

•        5,750,000 public warrants, exercisable at a price of $11.50 per share, subject to adjustment and subject to GVAC having an effective registration on file with the SEC which allows for the exercise for cash of the Public Warrants;

•        2,100,000 warrants issued to the Sponsor, exercisable at a price of $11.50 per share;

•        a minimum of 3,000,000 warrants issued in the PIPE Investment, exercisable at a price of $11.50 per share;

•        approximately 3,109,000 Exchanged Options (assuming cashless exercise) or approximately 3,945,000 Exchanged Options (assuming cash exercise) that we expect to issue in exchange for vested Helbiz options with an expected exercise price of $2.12 per share; and

•        approximately 3,599,000 Exchanged Options that we expect to issue in exchange for unvested Helbiz options, with an expected exercise price of $2.12 per share.

Warrants and options may be exercised only for a whole number of shares of GVAC’s common stock. To the extent such warrants and options are exercised, additional shares of our common stock will be issued, which will result in dilution to the then existing holders of common stock of GVAC and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Our Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by the Company’s stockholders, which could limit the Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Company or its directors, officers and employees.

Our Amended and Restated Certificate of Incorporation will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933 or the Securities Exchange Act of 1934. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and employees. Alternatively, if a court were to find these provisions of the amended and restated certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Helbiz will have a controlling stockholder whose interests may differ from those of its public stockholders.

Upon the closing of the Business Combination, approximately 60% of the voting power of GVAC’s Common Stock, post-Business Combination, will be controlled, directly or indirectly, by the Founder of Helbiz for up to two years. This stockholder, for such period of time, will have significant influence over corporate management and affairs, as well as matters requiring stockholder approval, and he will be able to, subject to applicable law, participate in the election of the members of the Board of Directors and actions to be taken by it, including amendments to the Amended and Restated Certificate of Incorporation (assuming it is approved by the stockholders) and its Amended and Restated Bylaws and approval of significant corporate transactions, including mergers and sales of substantially all of its assets. The directors so elected will have the authority, subject to applicable rules and regulations, to issue additional stock, implement stock repurchase programs, declare dividends and make other decisions. It is possible that the interests of this stockholder may in some circumstances conflict with the Company’s interests and the interests of its other stockholders. This could influence his decisions, including with regard to whether and when to dispose of assets and whether and when to incur new or refinance existing indebtedness. In addition, the determination of future tax reporting positions, the structuring of future transactions and the handling of any future challenges by any taxing authorities to the Company’s tax reporting positions may take into consideration this stockholder’s tax or other considerations, which may differ from the Company’s considerations or those of its other stockholders.

Because GVAC may be a “controlled company” following the Business Combination under The Nasdaq Stock Market listing standards, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.

So long as more than 50% of the voting power for the election of directors is held by an individual, a group or another company, GVAC on a post-Business Combination basis, will qualify as a “controlled company” under The Nasdaq Stock Market listing requirements. Following the completion of the Business Combination, Mr. Palella, through holdings of the Class B Common Stock will control a majority of the voting power of our outstanding capital stock. As a result, GVAC will be a “controlled company” under The Nasdaq Stock Market listing standards and will not be subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors. Although Helbiz has indicated that it does not intend for the combined company to rely on the exemptions for controlled companies, it may eventually rely upon the controlled company exemption.

Mr. Palella may have his interest in GVAC diluted due to future equity issuances or his own actions in selling shares of Class B Common Stock, in each case, which could result in a loss of the “controlled company” exemption under The Nasdaq Stock Market listing rules. Further, the shares of Class B Common Stock will automatically convert into shares of Class A Common Stock no later than two (2) years following the Closing, which may also result in GVAC losing the “controlled company” exemption. If any of those foregoing events transpire, GVAC would then be required to comply with those provisions of The Nasdaq Stock Market listing requirements.

The dual class structure of GVAC’s common stock will have the effect of concentrating voting power with its Chief Executive Officer and Founder, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.

Shares of GVAC’s Class B Common Stock will have such number of votes per share equal to the lesser of ten (10) votes per share or such number of votes per share such that the total number of shares of GVAC Class B Common Stock issued to the Founder represent, in the aggregate, no more than 60% of all of the then outstanding voting securities of GVAC, while shares of GVAC Class A Common Stock will have one vote per share. Upon the consummation of the Business Combination, Mr. Palella, the founder of Helbiz, will hold all of the issued and outstanding shares of GVAC Class B Common Stock. Accordingly, upon the consummation of the Business Combination, Mr. Palella will hold approximately 60% of the voting power of GVAC’s capital stock and will be able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Mr. Palella may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of GVAC, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of GVAC, and might ultimately affect the market price of shares of GVAC Class A Common Stock. For information about our dual class structure, see the section titled “Description of GVAC Securities.”

We cannot predict the impact that the dual class structure may have on the stock price of GVAC Class A Common Stock.

We cannot predict whether GVAC’s dual class structure will result in a lower or more volatile market price of GVAC Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. In July 2017, FTSE Russell and S&P Dow Jones announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies are still fairly new and it is as of yet unclear what effect, if any, they will have on the valuations of publicly traded companies excluded from the indices, but it is possible that they may depress these valuations compared to those of other similar companies that are included. Because of our dual class structure, we will likely be excluded from certain of these indexes and we cannot assure you that other stock indexes will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make shares of GVAC Class A Common Stock less attractive to other investors. As a result, the market price of shares of GVAC Class A Common Stock could be adversely affected.

The Company’s anti-takeover provisions could prevent or delay a change in control of the company, even if such change in control would be beneficial to its stockholders.

Provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as well as provisions of Delaware law could discourage, delay or prevent a merger, acquisition or other change in control of the company, even if such change in control would be beneficial to its stockholders. These provisions include:

•        the authority to issue “blank check” preferred stock that could be issued by the Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;

•        a dual class common stock structure, which provides, upon consummation of the Business Combination, Mr. Palella with the ability to control the outcome of matters requiring stockholder approval, even though Mr. Palella owns less than a majority of the issued and outstanding shares of GVAC’s capital stock;

•        prohibiting the use of cumulative voting for the election of directors;

•        requiring all stockholder actions to be taken at a meeting of its stockholders; and

•        its advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause the Company to take other corporate actions you desire. In addition, because the Board of Directors is responsible for appointing the members of its management team, these provisions could in turn affect any attempt by its stockholders to replace current members of its management team.

In addition, the Delaware General Corporation Law (the “DGCL”), to which the post-combination Company is subject, prohibits it, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of its common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this proxy statement include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows and financial position.

Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of Helbiz,” and “Helbiz’s Business.” The risks and uncertainties include, but are not limited to:

•        Helbiz’s limited operating history;

•        the ability to generate revenues, and raise sufficient financing to meet working capital requirements;

•        the ability to pursue and effectively develop new product opportunities and acquisitions and to obtain value from such product opportunities and acquisitions;

•        market acceptance of Helbiz’s services and new services from time to time and ability to identify or discover additional product and service candidates;

•        the ability to maintain and obtain required licenses;

•        competition from similar service providers;

•        protection of Helbiz’s intellectual property rights and compliance with the terms and conditions of current and future licenses with third parties;

•        infringement on the intellectual property rights of third parties and claims for remuneration or royalties for assigned service invention rights;

•        reliance on third-party collaborators;

•        the ability to manage the growth of the business;

•        the ability to attract and retain key employees or to enforce the terms of noncompetition agreements with employees;

•        the failure to comply with applicable laws and regulations;

•        potential security breaches, including cybersecurity incidents;

•        political, economic and social instability resulting from the COVID-19 pandemic or other pandemics which may occur;

•        costs associated with being a public company; and

•        other factors discussed in the section of this proxy statement entitled “Risk Factors” beginning on page 40.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this proxy statement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this proxy statement.

Special meeting OF GVAC STOCKHOLDERS

General

We are furnishing this proxy statement to the GVAC stockholders as part of the solicitation of proxies by our Board of Directors for use at the special meeting of GVAC stockholders to be held on _______________, 2021 and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about _____, 2021 in connection with the vote on the following proposals: (i) the Business Combination Proposal, (ii) the Charter Amendment Proposal, (iii) the Equity Plan Adoption Proposal, (iv) the Nasdaq 20% Proposal, (v) the Director Election Proposal, and (vi) the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held on ______day, ________________, 2021 at 11:00 a.m.

In light of ongoing developments related to the novel coronavirus (COVID-19), after careful consideration, GreenVision has determined that the special meeting will be a virtual meeting conducted exclusively via live webcast in order to facilitate stockholder attendance and participation while safeguarding the health and safety of our stockholders, directors and management team. You or your proxyholder will be able to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting ____________________________ and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement. The record date for the special meeting is __________________, 2021. Only stockholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Registering for the Special Meeting

Pre-registration at [        ] is recommended but is not required in order to attend.

Any stockholder wishing to attend the virtual meeting should register for the meeting by [        ], 2021. To register for the special meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

•        If your shares are registered in your name with Continental Stock Transfer & Trust Company and you wish to attend the online-only special meeting, go to [              ], enter the 12-digit control number included on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

•        Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Purpose of the Special Meeting of GVAC Stockholders

At the special meeting of stockholders, we are asking holders of GVAC Shares to approve the following proposals:

•        To approve the Merger Agreement, dated as of February 8, 2021, by and among GVAC, Helbiz. the Shareholders’ Representative and GreenVision Merger Sub Inc., as amended by the First Amendment, and the transactions contemplated thereby, (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

•        To approve amendments to the Company’s Amended and Restated Certificate of Incorporation, substantially in the form attached to the accompanying proxy statement as Annex C, in connection with the Business Combination in order to (i) change the name of the public entity to “Helbiz, Inc.” from “GreenVision Acquisition Corp.” and (ii) to, upon completion of the Business Combination (a) reclassify all of our authorized shares our common stock, par value $0.00001 per share, into an aggregate of 300,000,000 shares of Common Stock, consisting of (a) a number of shares of Class B Common Stock equal to the product of (I) 3,069,539 and (II) the Consideration Conversion Ratio, and (b) a number of shares of Class A Common Stock that equals 300,000,000 less the number of authorized shares of Class B Common Stock. The amended and restated certificate of incorporation will entitle the holders of shares of Class A Common Stock to cast one vote per share and holders of shares of Class B Common Stock to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote. This proposal is referred to as the “Charter Amendment Proposal” or “Proposal No. 2.”

•        To approve the GreenVision Acquisition Corp. 2021 Omnibus Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 3.”

•        To approve the issuance of more than 20% of the issued and outstanding common stock of GVAC pursuant to the terms of the Merger Agreement and the PIPE Investment contemplated by the Merger Agreement, as required by Listing Rules 5635(a), (b), and (d) of the Nasdaq Capital Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 4.”

•        To elect Salvatore Palella, Giulio Profumo, Kimberly L. Wilford, Guy Adami and Lee Stern to serve as directors on the Company’s board of directors (the “Board”) until the next annual meeting of stockholders or until their successors are elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 5.”

•        To approve the adjournment of the special meeting, if necessary or advisable, in the event GVAC does not receive the requisite stockholder vote to approve one or more proposals presented to stockholders for vote. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

Recommendation of the GVAC Board of Directors to Stockholders

After careful consideration of the terms and conditions of the Merger Agreement, the Board of Directors of GVAC has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of GVAC and its stockholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the Board of Directors of GVAC reviewed various industry and financial data and the due diligence and evaluation materials provided by Helbiz, including financial information related to its current operations and business plan and its potential future expansion, and the fairness opinion provided to it by Collier Securities, Inc. GVAC’s Board of Directors recommends that GVAC stockholders vote:

•        FOR Proposal No. 1, the Business Combination Proposal;

•        FOR Proposal No. 2, the Charter Amendment Proposal;

•        FOR Proposal No. 3, the Equity Plan Adoption Proposal;

•        FOR Proposal No. 4, the Nasdaq 20% Proposal;

•        FOR Proposal No. 5, the Director Election Proposal; and

•        FOR Proposal No. 6, the Adjournment Proposal.

GVAC’s Board of Directors have interests that may be different from or in addition to your interests as a stockholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement for further information.

Record Date; Who Is Entitled to Vote

We have fixed the close of business on ___________, 2021, as the “record date” for determining those GVAC stockholders entitled to notice of and to vote at the special meeting. As of the close of business on the record date, there were 3,349,053 shares of common stock of GVAC issued and outstanding and entitled to vote. Each holder of GVAC Shares is entitled to one vote per share on each of the Proposal described herein.

As of the Record Date, GVAC’s Sponsor and other initial stockholders, either directly or beneficially, owned and were entitled to vote 1,437,500 shares of common stock, or approximately 43% of GVAC’s issued and outstanding common stock. With respect to the Business Combination, GVAC’s Sponsor and other initial stockholders have agreed to vote their respective shares of common stock owned by them in favor of the Business Combination Proposal and the other Proposals.

Quorum and Required Vote for Stockholder Proposals

A quorum of GVAC stockholders is necessary to hold a valid meeting. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. A stockholder’s failure to vote by proxy or to vote in person at the special meeting (which would include voting at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Votes of stockholders of record who participate in the special meeting or by proxy, including votes to abstain on the proposals, will be counted as present for purposes of determining whether a quorum exists. If you are a beneficial owner (as defined below) of shares of the Company’s common stock and you do not instruct your bank, broker or other nominee how to vote your shares on any of the proposals (also referred to as broker non-votes), your shares will not be counted as present at the special meeting for purposes of determining whether a quorum exists.

Approval of the Business Combination Proposal, the Equity Plan Adoption Proposal, the Nasdaq 20% Proposal and the Adjournment Proposal will each require the affirmative vote of a majority of the outstanding shares of our Common Stock present in person (through the virtual meeting platform) or represented by proxy and entitled to vote at the special meeting, or any adjournment thereof. Abstentions will have the effect of a vote “AGAINST” each of these proposals. Broker non-votes will have no effect on the vote for these proposals.

The approval of the Charter Amendment Proposal requires the affirmative vote in person (through the virtual meeting platform) or by proxy of the holders of a majority of all the outstanding shares of GVAC Common Stock entitled to vote thereon at the special meeting. Accordingly, abstentions or a broker non-vote will have the same effect as a vote AGAINST this proposal.

The Director Election Proposal is decided by a plurality of the votes cast by the stockholders present in person (through the virtual meeting platform) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Accordingly, a stockholder’s failure to vote by proxy or to vote in person at the special meeting of stockholders, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on the Director Election Proposal.

Our Board unanimously recommends that you vote “FOR” each of these proposals and “FOR” each of the director nominees.

Voting Your Shares — Stockholders of Record

If you are a stockholder of record, you may vote by mail or at the special meeting. Each share of our common stock that you own in your name entitles you to one vote on each of the proposals on which you are entitled to vote at the special meeting. Your one or more proxy cards show the number of shares of our common stock that you own.

Voting by Mail.    You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the special meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the special meeting so that your shares will be voted if you are unable to attend the special meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our common stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Equity Plan Adoption Proposal, “FOR” the Nasdaq 20% Proposal, “FOR” the Director Election Proposal, and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by 11:59 p.m., Eastern time, on [            ], 2021.

Voting at the Special Meeting.    If you attend the special meeting, you may also submit your vote at the special meeting via the special meeting website at [              ], in which case any votes that you previously submitted by mail will be superseded by the vote that you cast at the special meeting.

Voting Your Shares — Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the special meeting, you will need to obtain a legal proxy from your bank, broker, or other nominee and e-mail a copy (a legible photograph is sufficient) of the legal proxy to proxy@continentalstock.com. You will then be issued a 12-digit meeting control number that will allow you to register to attend and participate in the special meeting.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST VOTE YOUR PUBLIC SHARES ON THE BUSINESS COMBINATION PROPOSAL AND CONTINUE TO HOLD YOUR SHARES THROUGH THE CLOSING DATE OF THE BUSINESS COMBINATION AND TENDER YOUR PHYSICAL STOCK CERTIFICATE TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO ELECTRONICALLY TRANSFER YOUR SHARES TO THE DTC ACCOUNT OF CONTINENTAL STOCK TRANSFER & TRUST COMPANY, OUR TRANSFER AGENT, AT LEAST TWO DAYS PRIOR TO THE DATE OF THE SPECIAL MEETING.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        if you are a record holder, you may notify our corporate secretary in writing before the special meeting that you have revoked your proxy at GreenVision Acquisition Corp., One Penn Plaza 36th Floor, New York, NY 10004, Attn: Chief Financial Officer; or our solicitation agent, Advantage Proxy at 1 (877) 870-8565.

•        you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares?

If you have any questions about how to vote or direct a vote in respect of your common stock, you may call Advantage Proxy, our proxy solicitor, at (877) 870-8565 or GVAC at (212)786-7429.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the Business Combination and the five other proposals stated herein. Under GVAC’s Amended and Restated Certificate of Incorporation, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Redemption Rights

Pursuant to GVAC’s Amended and Restated Certificate of Incorporation, a holder of GVAC Shares may demand that GVAC redeem such common stock for cash in connection with a business combination. You may not elect to redeem your shares prior to the completion of a business combination.

Pursuant to GVAC’s Amended and Restated Certificate of Incorporation, GVAC requires stockholders that wish to redeem their public shares to vote their public shares on the Business Combination Proposal. To vote your public shares on the Business Combination Proposal at the special meeting, a stockholder must be a stockholder as of _____________, 2021, the Record Date for the special meeting. Accordingly, if you purchase public shares after the Record Date you may not be able to redeem your shares upon consummation of the Business Combination.

If you are a public stockholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern time on __________, 2021 (two (2) business days before the special meeting), that GVAC redeem your shares into cash; and (ii) submit your request in writing to GVAC’s transfer agent, at the address listed at the end of this section and delivering your shares to GVAC’s transfer agent physically or electronically using the DWAC system at least two (2) business days prior to the vote at the meeting. In order to validly request redemption, you must either make a request for redemption on the proxy card or separately send a request in writing to GVAC’s transfer agent. The proxy card or separate request must be signed by the applicable stockholder in order to validly request redemption.

You may tender the GVAC Shares for which you are electing redemption by two (2) business days before the special meeting by either:

•        Delivering certificates representing GVAC’s Shares to GVAC’s transfer agent, or

•        Delivering the GVAC Shares electronically through the DWAC system.

GVAC stockholders will be entitled to redeem their GVAC Shares for a full pro rata share of the trust account (currently anticipated to be no less than approximately $10.21 per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by GVAC’s transfer agent two (2) business days prior to the special meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two (2) business days prior to the vote at the meeting.

Public stockholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination. Any public stockholder who voted on the Business Combination Proposal and holds shares of GVAC on or before _______________, 2021 (two (2) business days before the special meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to GVAC’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, in each case, by the business day prior to the special meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and GVAC’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker a fee and the broker would determine whether or not to pass this cost on to the redeeming holder. It is GVAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. GVAC does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their GVAC Shares before exercising their redemption rights and thus will be unable to redeem their GVAC Shares.

In the event that a stockholder tenders its GVAC Shares and decides prior to the consummation of the Business Combination that it does not want to redeem its GVAC Shares, the stockholder may withdraw the tender. In the event that a stockholder tenders GVAC Shares and the Business Combination is not completed, these GVAC Shares will not be redeemed for cash and the physical certificates representing these GVAC Shares will be returned to the stockholder promptly following the determination that the Business Combination will not be consummated. GVAC anticipates that a stockholder who tenders GVAC Shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such GVAC Shares soon after the completion of the Business Combination.

If properly demanded by GVAC’s public stockholders, GVAC will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $10.21 per share, net of taxes payable. If you exercise your redemption rights, you will be exchanging your GVAC Shares for cash and will no longer own the GVAC Shares.

Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the GVAC Shares.

If too many public stockholders exercise their redemption rights, we may not be able to meet certain conditions, and as a result, would not be able to proceed with the Business Combination.

Tendering Common Stock Share Certificates in connection with Redemption Rights

GVAC is requiring the GVAC public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to GVAC’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option at least two (2) business days prior to the special meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether GVAC requires holders seeking to exercise redemption rights to tender their GVAC Shares. The need to deliver GVAC Shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a stockholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public stockholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, GVAC will promptly return the share certificates to the public stockholder.

United States Federal Income Taxation Relating to Redeeming Stockholders

General

This section is a general summary of the material U.S. federal income tax provisions relating to the redemption of GVAC’s common stock in connection with a business combination. This section does not address any aspect of U.S. federal gift or estate tax, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only the redemption of our shares of common stockholders who own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        regulated investment companies;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own 5 percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        controlled foreign corporations; or

•        passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION OF OUR SECURITIES IN CONNECTION WITH THE BUSINESS COMBINATION. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Redemption of Common Stock

If a U.S. Holder redeems common stock into the right to receive cash pursuant to the exercise of a shareholder redemption right, for U.S. federal income tax purposes, such conversion or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the common stock under Section 302 of the Code:

•        a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities.

•        The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of shares of GVAC common stock treated as held by such U.S. Holder. The redemption of common stock generally will be treated as a sale or exchange of common stock (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only the GVAC common stock actually owned by such holder, but also our the GVAC common stock that is constructively owned by such holder. A U.S. Holder may constructively own, in addition to our common stock owned directly, common stock owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any common stock such holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our common stock must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and common stock actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our common stock is actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our common stock actually owned by such U.S. Holder is redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the common stock will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution a U.S. Holder generally will be required to include in gross income as dividends the amount received. Such amount will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its common stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see above) if our common stock is readily tradeable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our common stock. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed common stock will be added to the adjusted tax basis in such holder’s remaining common stock. If there are no remaining common stock, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of common stock, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Appraisal Rights

Appraisal rights are not available to holders of GVAC Shares in connection with the proposed Business Combination or any other Proposals.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person. GVAC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. GVAC has engaged Solicitation Agent to assist in the solicitation of proxies for the Special Meeting. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card.

GVAC will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. GVAC will pay Advantage Proxy a fee of $7,500, plus disbursements, reimburse Advantage Proxy for its reasonable out-of-pocket expenses and indemnify Advantage Proxy and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. GVAC will ask banks, brokers and other nominees to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. GVAC will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the special meeting.

GVAC Initial Stockholders

In September 2019, GVAC issued an aggregate of 1,437,500 shares of Common Stock to our Sponsor, GreenVision Capital Holdings LLC, for an aggregate purchase price of $25,000. The Sponsor is controlled by two of our officers and directors, Zhigeng (David) Fu and Qi (Karl) Ye. The Sponsor transferred an aggregate of 60,000 sponsor Shares to two of our independent directors, Jonathan Intrater and He (Herbert) Yu.

In addition, in conjunction with the closing of the Initial Public Offering, the Sponsor purchased 2,100,000 warrants, each warrant to purchase one GVAC Share, at a price of $1.00 per warrant. The warrants held by the Sponsor have an exercise price of $11.50 per warrant. Each of our two executive officers has a pecuniary interest in the shares held by the Sponsor. These Private Warrants are identical to the public GVAC Warrants included in the Units sold in the Initial Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

Pursuant to a registration rights agreement between us and our initial stockholders, those stockholders are entitled to certain registration rights with respect to the GVAC Shares and GVAC Warrants held by them, as well as the underlying securities. The holders of these securities are entitled to make up to two demands that GVAC register the sale of such securities. The holders of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. GVAC will bear the expenses incurred in connection with the filing of any such registration statements.

PROPOSAL NO. 1
THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement and the First Amendment. The full text of the Merger Agreement and the First Amendment is attached hereto as Annex A and Annex E, respectively, which are incorporated by reference herein.

General Description of the Business Combination

Business Combination with Helbiz; Business Combination Consideration

On the closing date of the Business Combination contemplated by the Merger Agreement (the “Closing”), the Merger Sub will merge with and into Helbiz and Helbiz will survive the merger as the surviving corporation under Delaware Law. As a result, Helbiz will become a wholly-owned subsidiary of GVAC. Thereafter, GVAC will file with the Secretary of State of Delaware to change its name to Helbiz, Inc. pursuant to Section 242 of the Delaware General Corporation Law of the State of Delaware without further stockholder approval.

Upon the Closing, in consideration for all of the outstanding capital stock of Helbiz and the assumption by GVAC of options granted under the 2020 Helbiz Equity Incentive Plan as of March 31, 2021, the securityholders of Helbiz will receive shares of GVAC common stock equal to an aggregate of approximately 78.1% (or approximately 24,634,000 shares of GVAC common stock) of the total issued and outstanding shares of GVAC upon completion of the merger (assuming no redemptions of the IPO related GVAC Shares, Helbiz having net closing debt of $21,600,000, the exchange of vested Helbiz options for options to acquire approximately 3,109,000 GVAC Class A common shares (assuming a cashless exercise) or 3,945,000 GVAC Class A common shares (assuming a cash exercise), the exchange of unvested Helbiz options for options to acquire approximately 3,599,000 GVAC Class A common shares, and a PIPE Investment of $30,000,000 and given the conversion of the GVAC Rights into GVAC Shares) of the total issued and outstanding shares of GVAC upon completion of the merger. Further, we have assumed that the Closing Consideration Conversion Ratio under the Merger Agreement is 4.72. The aggregate number of GVAC Shares to be issued, including shares underlying options to be issued in exchange for vested Helbiz options, shall be determined by subtracting the “Closing Net Debt” of Helbiz (as defined in the Merger Agreement) from the agreed valuation of $300,000,000, and dividing such difference by $10.00, which represents the agreed valuation of one share of GVAC Common Stock. Of such shares to be issued at Closing, 1,600,000 shares of GVAC common stock issuable to the founder and chief executive of Helbiz shall be deposited into a third-party escrow account to serve as GVAC’s exclusive security for his obligation to indemnify GVAC under the Merger Agreement.

Of the GVAC Shares to be delivered at Closing, the holders of Helbiz common stock will receive, in exchange for the Helbiz shares owned by such persons, shares of a class of common stock of GVAC to be established and designated as “Class A Common Stock”, except that if any such Helbiz shares are owned by Salvatore Palella, the Founder of Helbiz, such shares will instead be exchanged for a number of shares of a class of common stock of GVAC to be established and designated as “Class B Common Stock”. The number of shares of GVAC Common Stock (whether Class A or Class B) that each Helbiz shareholder shall receive will be equal to the product obtained by multiplying the number of shares of common stock of Helbiz held by such stockholders by the Closing Consideration Conversion Ratio (as defined in the Merger Agreement).

The shares of GVAC Class B Common Stock will have the same economic terms as the shares of GVAC Class A Common Stock in all material respects, but the shares of Class A Common Stock will be entitled to one (1) vote per share, and the shares of GVAC Class B Common Stock will be entitled to such number of votes per share equal to the lesser of (i) ten (10) votes per share or (ii) such number of votes per share such that the total number of shares of GVAC Class B Common Stock issued to the Founder represent, in the aggregate, no more than 60% of all of the then outstanding voting securities of GVAC for a period of up to 24 months from the Closing. Except for certain permitted transfers, any shares of GVAC Class B Common Stock that are transferred by the Founder will automatically convert into shares of GVAC Class A Common Stock. In addition, the outstanding shares of GVAC Class B Common Stock will automatically convert into shares of GVAC Class A Common Stock (i) at the option of such holder or (ii) upon the earlier of the death of Founder, the consent of a majority of the holders of Class B Common Stock, or a date that is two (2) years from the Closing of the Business Combination.

Prior to the effective time of the Business Combination, all outstanding warrants of Helbiz shall be exercised or cancelled by the holders thereof, and the shares of Helbiz common stock then issued and outstanding shall be exchanged for GVAC Class A Common Stock at the closing of the Business Combination. Outstanding vested options of Helbiz shall be exchanged for an aggregate of approximately 3,109,000 options (assuming cashless exercise) or approximately up to 3,945,000 options (assuming cash exercise) to be issued by GVAC under the 2021 Omnibus Incentive Plan. Outstanding unvested options of Helbiz shall be exchanged for an aggregate of approximately 3,599,000 options to be issued by GVAC under the 2021 Omnibus Incentive Plan. Each Exchanged Option that is outstanding immediately prior to the effective time of the Closing, will be converted into an option to purchase a number of shares of GVAC Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of GVAC Series A Common Stock subject to such option immediately prior to the Closing and (ii) the closing consideration conversion ratio, as defined in the Merger Agreement (the “Consideration Conversion Ratio”), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such option immediately prior to the effective time of the Closing divided by (B) Consideration Conversion Ratio. Further, outstanding shares of Helbiz preferred stock shall also be converted into Helbiz common stock, which shares shall thereafter be exchanged for GVAC Class A Common Stock. Outstanding notes issued by Helbiz shall, at or prior to Closing, similarly be converted into Helbiz common stock and exchanged for GVAC Class A Common Stock or repaid and cancelled.

As described in this Proxy Statement, the parties have assumed that all the vested and unexercised stock options of Helbiz are exercised on a cashless basis in accordance with the terms of the award agreements for such options, as permitted under the Helbiz 2020 Equity Incentive Plan. Two business days prior to the Closing of the Business Combination, all remaining unexercised, vested stock options of Helbiz shall be deemed, solely for purposes of calculating the Closing Consideration Conversion Ratio, to have been exercised on a cashless basis; to the extent that any such options were exercised for cash no later than two business days prior to the Closing, the cash actually received in consideration of the exercise of such options by Helbiz shall reduce Closing Net Debt, in accordance with the First Amendment.

Background of the Business Combination

GVAC was formed in September 2019 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Entities such as GVAC as referred to as “SPACs” or “special purpose acquisition companies”.

Although GVAC is not limited to a particular industry or sector for purposes of consummating a business combination, the Company intended to focus its search on target businesses operating in North America, Europe and Asia (excluding China) in the life sciences and healthcare industries. As part of its listing process with Nasdaq Capital Market, GVAC agreed that it would not undertake its initial business combination with any entity with its principal business operations in China. GVAC is an early-stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early-stage and emerging growth companies.

Under Nasdaq listing rules, any SPAC, including GVAC, can only proceed with a business combination if the SPAC has net tangible assets of at least $5,000,001 at completion of the transaction. Further, NASDAQ rules require that our business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the interest earned on the trust account) (at least $46,000,000) at the time of our signing a definitive agreement in connection with our business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Although our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets.

In connection with GVAC’s formation, in September 2019, the Sponsor (GreenVision Capital Holdings LLC) purchased 1,437,500 shares of the Company’s common stock for an aggregate purchase price of $25,000. The Sponsor subsequently transferred a total of 60,000 shares to two directors of the Company.

Pursuant to the Initial Public Offering, completed on November 21, 2019, GVAC sold 5,750,000 Units, (which includes the full exercise by the underwriter of its option to purchase an additional 750,000 Units at $10.00 per Unit). Each Unit consisted of (i) one share of common stock, (ii) one redeemable warrant and (ii) one right to receive one-tenth of one share of common stock. Each warrant sold as part of the Units entitles the holder to purchase one share of common stock of GVAC at a price of $11.50 per share, subject to adjustment.

In accordance with GVAC’s Amended and Restated Certificate of Incorporation, the amounts held in the trust account may only be used by GVAC upon the consummation of a business combination, except that there can be released to GVAC, from time to time, any interest earned on the funds in the trust account that it may need to pay its tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and GVAC’s liquidation. GVAC executed a definitive agreement on November 21, 2019 with Continental Stock Transfer & Trust Company to act as escrow agent for the trust funds, and it must liquidate unless a business combination is consummated by the date that is 12 months from the closing of the Initial Public Offering, or November 21, 2020, unless such time period is extended.

Under its amended and restated certificate of incorporation, GVAC had until November 21, 2020 to consummate a business combination. However, if GVAC anticipates that it may not be able to consummate a business combination by November 21, 2020, it may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of 18 months to complete a Business Combination) (the “Combination Period”). In order to extend the time available for GVAC to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $575,000 or $0.10 per Public Share, up to an aggregate of $1,150,000 or $0.20 per Public Share, on or prior to the date of the applicable deadline, for each three-month extension.

Under the AHA Merger Agreement, AHA provided the sum of $575,000 at execution to GVAC which funds were utilized to fund the deposit required to extend the existence of GreenVision from November 21, 2020 to February 21, 2021. On November 13, 2020, we had elected to extend the time to complete a business combination with AHA until February 21, 2021 and deposited the funds provided by AHA into our trust account. As previously reported, however, on November 24, 2020, we terminated the AHA Merger Agreement. Further, upon execution of the Merger Agreement with Helbiz, Helbiz provided a transaction deposit in the sum of $750,000 to GVAC, of which, $575,000 may be utilized to provide all or a portion of the deposit required to extend the existence of GreenVision from February 21, 2021 to May 21, 2021. On February 9, 2021, GVAC elected to extend the date by which it is required to complete a business combination to May 21, 2021 and deposited $575,000 of the funds provided by Helbiz into its trust account.

Subsequently, GVAC requested a further extension of the Business Combination Period from May 21, 2021 to August 19, 2021. In connection with its Annual Meeting of Stockholders held on May 12, 2021, GVAC stockholders approved an amendment to extend the Business Combination period to August 19, 2021. Following the Annual Meeting on May 12, 201, GVAC filed the Extension Amendment with the Secretary of State of the State of Delaware to extend the date by which it has to consummate a Business Combination with one or more businesses from May 21, 2021 to August 19, 2021. Pursuant to the Extension Amendment, GVAC’s board of directors also has the ability to further extend the period of time to consummate a Business Combination up to two additional times after August 19, 2021, each by an additional three months. In order to extend the time available for GVAC to consummate a Business Combination, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per public share on or prior to the date of the applicable deadline, for each three-month extension. After giving effect to the redemptions as of May 12, 2021, such amount would be $191,155 for each three-month extension (or $382,311 for both extension periods).

Immediately after closing the Initial Public Offering on November 21, 2019, the officers and directors of GVAC began to contact potential candidates for a business combination. In addition, we were contacted by a number of individuals and entities with respect to business combination opportunities.

GVAC’s evaluated each candidate in the context of the screening criteria established by its management, which included:

•        those which have exhibited strong growth in revenue or profit in recent fiscal periods or have healthy cash flow from operations;

•        those which may offer an attractive return for our stockholders, potential upside from growth in the target business and with an improved capital structure will be provide a favorable upside reward metric measured against any identified downside risks;

•        candidates which meet some key characteristics such as being or having the capability of being a disruptive participant within an industry, especially life sciences or the healthcare industries;

•        candidates which are capable of obtaining both organic and acquisitive growth;

•        those candidates which are or can be positioned to enhance stockholder value and revenue growth as a result of increased presence across geographic borders; and

•        candidates which possess exploitable intellectual property

Our business strategy was to identify and complete our business combination with one or more entities that meets one or more criteria of:

•        being or having the potential to be disruptive in the life science or healthcare industry;

•        possessing a strong growth record;

•        significant potential for further growth;

•        a leading technology position or potential for such position; or

•        a proven management team prepared for being a public company.

Between November 23, 2019 and February 8, 2021, GVAC reviewed more than 20 potential business combination candidates, entered into non-disclosure agreements (NDAs) with most of these potential targets and submitted letters of intent to certain of these potential targets, in addition to its proposal to Helbiz. The GVAC management team held frequent discussions during this period with a wide range of management teams at these potential targets. GVAC failed to reach NDA terms with certain targets. Some other targets did not agree to the terms in the letter of intent proposed by GVAC.

With regard to some of those targets with which GVAC did not pursue a business combination, we summarize our review and analysis process below.

Candidate One:    On November 23, 2019, the candidate was introduced to GVAC by a third party. This candidate is a company engaged in the hemp industry. On November 24, 2019, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye, GVAC’s CEO and CFO, respectively, Mr. Jonathan Intrater a member of the Board of Directors of GVAC and GVAC’s legal counsel Becker & Poliakoff LLP attended the call. The call was followed by a series of emails and telephone calls. Mr. David Fu and Mr. Karl Ye had a meeting with two founders of the candidate on December 18, 2019. An NDA was signed on February 17, 2020. We reviewed the candidate’s presentation material and found that the candidate did not generate any meaningful revenue and had negative cash flow from its operations. Therefore, we did not pursue a transaction with this candidate.

Candidate Two:    On November 24, 2019, the candidate was introduced to GVAC by a third party. This candidate is a company engaged in the beverage industry. On November 25, 2019, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye and Mr. Jonathan Intrater from GVAC and GVAC’s legal counsel Becker & Poliakoff LLP attended the call. The call was followed by a series of emails and telephone calls. Mr. David Fu and Mr. Karl Ye had several meetings with the management team of the candidate on December 16 and 17, 2019. An NDA was signed on November 26, 2019, and a letter of intent was proposed by GVAC on December 30, 2020, which was followed by several discussions with the management team of the candidate. We analyzed the candidate’s business operations, legal structure, financials, management team and growth strategy. The candidate didn’t generate meaningful revenue and growth. COVID-19 also negatively impacted its business prospect. Therefore, we did not pursue a transaction with this candidate.

Candidate Three:    On December 6, 2019, the candidate was introduced to GVAC by a third party. This candidate is a medical device manufacturer. On December 6, 2019, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye, Mr. Jonathan Intrater and Mr. Herbert Yu from GVAC and GVAC’s legal counsel Becker & Poliakoff LLP attended the call. An NDA was signed on December 7, 2019. Although this candidate was a good target with proprietary intellectual property and had potential for decent market growth, the candidate decided not to pursue further discussions with GVAC.

Candidate Four:    On December 12, 2019, the candidate was introduced to GVAC by a third party. This candidate is a bio-tech company. On December 12, 2019, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye, GVAC’s CEO and CFO, respectively, and Mr. Jonathan Intrater and Mr. Herbert Yu, members of the Board of Directors of GVAC attended the call. The call was followed by a series of emails and telephone calls. Mr. David Fu and Mr. Karl Ye had a meeting with the management team of the candidate on December 18, 2019. An NDA was signed on December 14, 2019. GVAC proposed a letter of intent to the candidate on May 9, 2020, which was followed by several discussions with the management team of the candidate. We analyzed the candidate’s business operations, intellectual property, management team, development history and growth strategy. We believed the candidate could be a good target with growth potential. However, the board of the candidate decided that they were not prepared to become a public company for the time being.

Candidate Five:    On December 23, 2019, the candidate was introduced to GVAC by a third party. This candidate is a life sciences company. On January 7, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye, Mr. Jonathan Intrater and Mr. Herbert Yu from GVAC attended the call. The call was followed by a series of emails and telephone calls. An NDA was signed on December 31, 2019. We analyzed the candidate’s business operations, financials, management team, products and growth strategy. The candidate didn’t exhibit the capability or potential to be disruptive in the industry. Further, the revenue and profit growth in recent fiscal periods were not encouraging. Therefore, we did not pursue a transaction with this candidate.

Candidate Six:    On January 28, 2020, the candidate was introduced to GVAC by a third party. This candidate is a building materials production company. On January 28, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye and Mr. Jonathan Intrater from GVAC attended the call. The call was followed by a series of emails and telephone calls. An NDA was signed on January 29, 2020. We analyzed the candidate’s business plan, management team and growth strategy. The candidate was in a very early stage of project rollout with many uncertainties. COVID-19 also materially delayed its rollout plan. Therefore, we did not pursue a transaction with this candidate.

Candidate Seven:    On January 29, 2020, the candidate was introduced to GVAC by a third party. This candidate is a computer vision technology company. On February 15, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu and Mr. Karl Ye from GVAC and GVAC’s legal counsel Becker & Poliakoff LLP attended the call. The call was followed by a series of emails and calls. An NDA was signed on March 30, 2020. We analyzed the candidate’s business operations, legal structure, management team and products. After discussing with our legal counsel, we were advised that we were restricted from pursuing a transaction with this candidate because the location of the principal business operations of this candidate fell within the regional restriction provided in the IPO prospectus of GVAC.

Candidate Eight:    On February 26, 2020, the candidate was introduced to GVAC by a third party. This candidate is an agricultural resources company. On March 19, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye and Mr. Jonathan Intrater from GVAC and GVAC’s legal counsel Becker & Poliakoff LLC attended the call. An NDA was signed on March 2, 2020. We analyzed the candidate’s business operations, management team, products and growth strategy. Although we believed the candidate had good potential, it was still in a very early stage of product commercialization. COVID-19 also materially delayed this candidate’s business plan.

Candidate Nine:    On April 6, 2020, the candidate was introduced to the company by a third party. This candidate is a bio-tech company. On April 7, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye, Mr. Jonathan Intrater and Mr. Herbert Yu from GVAC and GVAC’s legal counsel Becker & Poliakoff LLC attended the call. An NDA was signed on April 9, 2020. We analyzed the candidate’s business operations, legal structure, technology, management team and development history. Although this candidate was a good target with proprietary intellectual property and decent market growth, the candidate decided not to pursue further discussions with GVAC.

Candidate Ten:    On April 7, 2020, the candidate was introduced to the company by a third party. This candidate is a bio-tech company. On April 8, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye, Mr. Jonathan Intrater and Mr. Herbert Yu from GVAC attended the call. The call was followed by a series of emails and calls. An NDA was issued by GVAC on April 10, 2020. We analyzed the candidate’s business operations, technology, management team, products, development history and growth strategy. The candidate did not convince GVAC that they possessed exploitable intellectual property or otherwise had any potential to be disruptive in the industry. Therefore, we did not pursue a transaction with this candidate.

Candidate Eleven:    On May 25, 2020, the candidate was introduced to the company by a third party. This candidate is a medical device manufacturing company. On May 26, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye, Mr. Jonathan Intrater and Mr. Herbert Yu from GVAC and GVAC’s legal counsel Becker & Poliakoff LLP attended the call. The call was followed by a series of emails and calls. An NDA was signed on May 27, 2020. A letter of intent was provided by GVAC on June 4, 2020 and was entered into by the parties on July 3, 2020, which was followed by several discussions with the management team of the candidate. We analyzed the candidate’s business operations, technology, management team, products, development history and growth strategy. Although the candidate had developed potentially attractive technology, it was an early stage and pre-revenue operation with many uncertainties. It was in a field already dominated by very large and established competitors. Further due diligence was made regarding the financing history and valuation after the letter of intent was signed. We then discovered that the candidate had several down round financings recently with a downward trending valuation in its more recent rounds of financing. Therefore, we did not pursue a transaction with this candidate.

Candidate Twelve:    On June 19, 2020, the candidate was introduced to the company by a third party. This candidate is an energy savings company. An NDA was signed on June 22, 2020. On July 23, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye and Mr. Jonathan Intrater from GVAC and GVAC’s legal counsel Becker & Poliakoff LLC attended the call. We analyzed the candidate’s business operations, technology, management team, products and growth strategy. The candidate was in a very early stage of project rollout. Therefore, we did not pursue a transaction with this candidate.

Candidate Thirteen:    On July 2, 2020, the candidate was introduced to GVAC by a third party. This candidate is a feature phone manufacturing company. On July 3, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye and Mr. Jonathan Intrater from GVAC and GVAC’s legal counsel Becker & Poliakoff LLP attended the call. The call was followed by a series of emails and calls. An NDA was signed on July 7, 2020. We analyzed the candidate’s business operations, financials, management team, products and growth strategy. Although the candidate had revenue growth, the profit of the candidate had stopped growing in recent fiscal years. Further, the candidate asked for an unacceptable valuation. Therefore, we did not pursue a transaction with this candidate.

Candidate Fourteen:    On July 7, 2020, the candidate was introduced to GVAC by a third party. This candidate is a battery manufacturing company. On July 9, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye and Mr. Jonathan Intrater from GVAC and GVAC’s legal counsel Becker & Poliakoff LLP attended the call. The call which was followed by a series of emails and calls. An NDA was signed on July 13, 2020. We analyzed the candidate’s business operations, financials, technology, management team, products and growth strategy. Although the candidate showed potential to grow rapidly in the target market, the candidate did not have readily available current audited financials and would require too much time to merge with GVAC. Therefore, we did not pursue a transaction with this candidate.

Candidate Fifteen:    On July 15, 2020, the candidate was introduced to GVAC by a third party. This candidate is a health care service provider. On July 17, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye, Mr. Jonathan Intrater and Mr. Herbert Yu from GVAC and GVAC’s legal counsel Becker & Poliakoff LLP attended the call. The call was followed by a series of emails and calls. An NDA was signed on July 29, 2020. A letter of intent was provided by GVAC on July 23, 2020, which was followed by several discussions with the management team of the candidate. We analyzed the candidate’s business operations, legal structure, financials, management team and growth strategy. The candidate didn’t exhibit strong growth in revenue and profit or potential for growth in the future. Therefore, we did not pursue a transaction with this candidate.

Candidate Sixteen:    On July 12, 2020, the candidate was introduced to the company by a third party. This candidate is engaged in the senior nursing home business. On July 12, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye and Mr. Jonathan Intrater from GVAC and GVAC’s legal counsel Becker & Poliakoff LLC attended the call. An NDA was signed on July 20, 2020. We analyzed the candidate’s business operations, financials, legal structure, management team and growth strategy. The candidate didn’t exhibit strong growth in revenue and profit or potential for growth in the future. Therefore, we did not pursue a transaction with this candidate.

Candidate Seventeen:    On July 16, 2020, the candidate was introduced to the company by a third party. This candidate is a leasing company. On July 18, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye and Mr. Jonathan Intrater from GVAC and GVAC’s legal counsel Becker & Poliakoff LLC attended the call. An NDA was signed on July 14, 2020. We analyzed the candidate’s business operations, financials, legal structure, management team and growth strategy. The candidate didn’t exhibit strong growth in revenue and profit, or potential for growth in the future. Therefore, we did not pursue a transaction with this candidate.

Candidate Eighteen:    On July 23, 2020, the candidate was introduced to the company by a third party. This candidate is a medical device manufacturing company. On July 23, 2020, GVAC held a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye, Mr. Jonathan Intrater and Mr. Herbert Yu from GVAC and GVAC’s legal counsel Becker & Poliakoff LLC attended the call. An NDA was signed on July 29, 2020. We analyzed the candidate’s business operations, technology, management team, products and growth strategy. The candidate was in a very early stage of project rollout with many uncertainties. COVID-19 also materially delayed its rollout plan. Therefore, we did not pursue a transaction with this candidate.

Candidate Nineteen:    Accountable Healthcare America, Inc. (“AHA”). On January 8, 2020, AHA was introduced to GVAC by a third party. AHA is an ACO/MSO management company. On January 20, 2020, GVAC held a conference call with the management of AHA, at which AHA provided an introduction of AHA, its existing business and future business expansion plans. Mr. David Fu, Mr. Karl Ye, Mr. Jonathan Intrater and Mr. Herbert Yu from GVAC and GVAC’s legal counsel Becker & Poliakoff LLP attended the call. The call was followed by a series of emails and calls. An NDA was signed on January 20, 2020. Between January 21, 2020 and January 31, 2020, a series of email exchanges and conference calls took place between GVAC and AHA management. We reviewed and discussed the presentation materials provided by AHA, including business operations, financial forecast and growth strategy. During this period GVAC and AHA had several discussions regarding the proposed terms of a letter of intent (“LOI”). On January 31, 2020, GVAC signed a LOI with AHA.

Between February 1, 2020 and March 31, 2020, GVAC began its due diligence review of AHA. GVAC also had a series of conference calls with AHA management regarding issues identified in the initial due diligence. Following its due diligence review, on April 27, 2020, a draft merger agreement was prepared by GVAC’s legal counsel and provided to AHA and its legal counsel for discussion. Thereafter, GVAC and its counsel held multiple conference calls with AHA and its legal advisors regarding the merger agreement and the transaction process.

During June and July 2020, the management of GVAC had several telephone meetings with the management of AHA, discussing AHA’s comments on the draft merger agreement and negotiating the outstanding business issues. As a result of these negotiations, GVAC and AHA reached agreement on the valuation terms and the number of shares to be paid and issued by GVAC to the shareholders of AHA as consideration for the proposed merger with AHA.

On July 31, 2020, GVAC’s legal counsel Becker & Poliakoff LLP provided a revised draft of the merger agreement to AHA and its legal counsel for review. Thereafter, AHA and its legal counsel provided comments to the revised draft merger agreement to GVAC and its legal counsel for review, and between August 6, 2020 and August 25, 2020, the management of GVAC had several telephone meetings with the management of AHA, discussing AHA’s comments on the draft merger agreement and negotiating the outstanding business issues. As a result of these negotiations, GVAC and AHA reached agreement on these outstanding issues and the parties and counsel exchanged drafts of the principal agreements, including the merger agreement, and registration rights and lockup terms during such time. On August 25, 2020, GVAC made a decision to eliminate other strategic alternatives from consideration and sent a letter to terminate the non-binding letter of intent to the relevant target candidate. On August 26, 2020, GVAC received the payment of a deposit in the amount of $575,000 from AHA and entered into a merger agreement with AHA. On November 13, 2020, GVAC received a notice from AHA, in which AHA informed GVAC that the purchase of certain target companies by AHA had been terminated, which gives the right to GVAC to terminate the Merger Agreement and Plan of Reorganization with AHA. On November 24, 2020, GVAC sent a notice to AHA to terminate the Merger Agreement and Plan of Reorganization with AHA.

Candidate Twenty:    On November 30, 2020, this candidate was introduced to the company by a third party. The candidate is a waste management service provider. On December 7, 2020, GVAC had a conference call with the management of the candidate. Mr. David Fu, Mr. Karl Ye, Mr. Jonathan Intrater and Mr. Lee Stern from GVAC and GVAC’s legal counsel Becker & Poliakoff LLC attended the call. The call was followed by a series of emails and calls. An NDA was signed on December 3, 2020. A letter of intent was signed by GVAC and the candidate on December 28, 2020, which was followed by several discussions with the management team of the candidate. We analyzed the candidate’s business operations, management team, development history and growth strategy. We believed the candidate could be a good target with steady growth. However, the candidate was unable to complete and provide its audited financials required for a proposed business combination with GVAC in a timely manner. Therefore, we did not pursue a transaction with this candidate.

Candidate Twenty-One:    On November 18, 2020, this candidate was introduced to the company by a third party. The candidate is a bio-tech company. On November 23, 2020, GVAC held a conference call with the management of the candidate, which was followed by a series of emails and calls. An NDA was signed on November 23, 2020. A letter of intent was proposed by GVAC on November 24, 2020. The candidate was in an early stage of research and development. We did not reach agreement on transaction terms. Therefore, we did not pursue a transaction with this candidate.

Candidate Twenty-Two:    On December 15, 2020, this candidate was introduced to the company by a third party. The candidate is a commercial stage medical device manufacturer. On December 18, 2020, GVAC held a conference call with the management of the candidate, which was followed by a series of emails and calls. An NDA was signed on December 17, 2020. A letter of intent was proposed by GVAC on December 18, 2020. However, we did not reach agreement on transaction terms. Therefore, we did not pursue a transaction with this candidate.

Candidate Twenty-Three:    On November 12, 2020, this candidate was introduced to the company by a third party. The candidate is a healthcare insurance solution provider. On November 13, 2020, GVAC held a conference call with the management of the candidate, which was followed by a series of emails and calls. An NDA was signed on November 13, 2020. A letter of intent was proposed by GVAC on November 23, 2020. However, we did not receive sufficient due diligence materials. Therefore, we did not pursue a transaction with this candidate.

Candidate Twenty-Four:    On November 22, 2020, this candidate was introduced to the company by a third party. The candidate is a clinical stage bio-tech company. On November 30, 2020, GVAC held a conference call with the management of the candidate, which was followed by a series of emails and calls. An NDA was signed on November 25, 2020. A letter of intent was proposed by GVAC on December 3, 2020. However, we did not reach agreement on transaction terms. Therefore, we did not pursue a transaction with this candidate.

Candidate Twenty-Five:    On January 11, 2021, this candidate was introduced to the company by a third party. The candidate is a medical technology company. On January 13, 2021, GVAC held a conference call with the management of the candidate, which was followed by a series of emails and calls. An NDA was signed on January 12, 2021. A letter of intent was proposed by GVAC on January 14, 2021. However, we did not reach agreement on transaction terms. Therefore, we did not pursue a transaction with this candidate.

Background to Negotiations with Helbiz

The background of GVAC’s interaction with Helbiz is as follows:

On November 24, 2020, Helbiz was introduced to GVAC by a third party. Mr. Intrater, a member of the Board of Directors of GVAC, who is also a managing director of Ladenburg Thalmann & Co., Inc. was introduced to Helbiz’s investment bankers at Ladenburg Thalmann and thereafter introduce GVAC’s management to Helbiz. On November 24, 2020, GVAC held a conference call with the management of Helbiz, at which Helbiz provided to GVAC an introduction of Helbiz, its existing business and future business expansion plans.

On November 25, 2020, GVAC and Helbiz entered into an NDA that allowed GVAC to receive and evaluate detailed materials and information concerning Helbiz.

Between November 24, 2020 and December 6, 2020, a series of email exchanges and conference calls took place between GVAC and Helbiz management. GVAC also had a number of internal calls among its management and board members to discuss the proposed transaction with Helbiz. While Mr. Intrater was a party to the negotiations between GVAC and Helbiz, his role in such negotiations was solely as a member of the Board of Directors of GVAC and not in his capacity as a representative of Ladenburg Thalmann. Throughout these negotiations, GVAC management would report to its Board of Directors, including Mr. Intrater, on the status of such discussions.

On November 30, 2020, GVAC proposed a letter of intent (“LOI”) to Helbiz. The initial terms of the LOI include, among others, (i) a preliminary valuation of $180 million for Helbiz (less all outstanding and unpaid debts), subject to further due diligence and a fairness opinion prepared by a reputable, independent valuation expert or investment bank selected by GVAC and reasonably acceptable to Helbiz, (ii) a deposit no less than $575,000 to be paid by Helbiz upon the signing of the merger agreement, (iii) Helbiz’s obligation to secure a private investment in public equity (or PIPE) investment of $30 million, (iv) a closing condition for GVAC to have at least $10 million in tangible net assets at the closing of the Business Combination, and (v) an exclusivity period of 120 days for the LOI.

In the next few days, GVAC and Helbiz had several discussions regarding the terms of the LOI, including (i) the proposed valuation for Helbiz, (ii) the amount of the deposit to be paid by Helbiz upon the signing of the merger agreement, (iii) the amount of PIPE investment to be secured by Helbiz, (iv) the amount of funds remaining at GVAC at the closing of the Business Combination, and (v) the exclusivity period of the LOI.

On December 6, 2020, GVAC and Helbiz reached agreement on the terms of the LOI and entered into the LOI regarding a proposed business combination between GVAC and Helbiz. The terms of the final LOI include, among others, (i) a preliminary valuation of $300 million for Helbiz (less all outstanding and unpaid debts), subject to further due diligence and a fairness opinion prepared by a reputable, independent valuation expert or investment bank selected by GVAC and reasonably acceptable to Helbiz, (ii) a deposit of $750,000 to be paid by Helbiz upon the signing of the merger agreement, (iii) Helbiz’s obligation to secure a PIPE investment of $40 million, (iv) a closing condition for GVAC to have at least $15 million at the closing of the Business Combination, and (v) an exclusivity period of 60 days within which to execute a definitve agreement.

On December 6, 2020, GVAC provided the business and legal due diligence request lists to Helbiz. Helbiz started to set up a data room for the due diligence by GVAC.

On December 9, 2020, GVAC had a due diligence meeting with the management of Helbiz at the office of Helbiz in New York, New York. Mr. David Fu and Mr. Karl Ye from GVAC attended the meeting. The management of Helbiz gave a presentation on the company. GVAC believed the management team of Helbiz was sophisticated with many years’ experiences in the micro-mobility industry.

Between December 9, 2020 and February 6, 2021, GVAC conducted due diligence review of the materials and information provided by Helbiz, and had a series of internal discussions. GVAC also had a series of conference calls with Helbiz management regarding issues identified in the due diligence and the proposed merger.

On December 9, 2020, GVAC’s counsel Becker & Poliakoff LLP started the legal due diligence on Helbiz and its business operations, and had a conference call with Helbiz’s legal counsel team regarding the legal due diligence, responsibilities and timeline for the proposed transaction.

Below is a summary of major issues which arose during the financial, business and legal due diligence of GVAC and its counsel with respect to Helbiz:

1.      The audit of 2019 financial statements of Helbiz was not completed, and the audit of 2020 financial statements of Helbiz was pending during the negotiation of the Merger Agreement. With respect to this issue, GVAC had concerns whether Helbiz was able to deliver the audited financial statements of 2019 and 2020 that are required for the Proxy Statement for the merger in a timely manner. Accordingly, GVAC had several discussions regarding this issue with the management of Helbiz. As a result of these discussions, GVAC management had requested to include covenants of Helbiz in the Merger Agreement, and Helbiz agreed that it shall complete and deliver the audited financial statements of 2019 and 2020 by March 15, 2021, under the Merger Agreement.

2.      The revenue of Helbiz was only approximately $4.4 million in 2020, which was relatively low. With respect to this issue, GVAC considered Helbiz as a start-up enterprise with growth potential, the valuation of which is largely based on the business forecast. Accordingly, GVAC had several discussions regarding this issue with the management of Helbiz. As a result of these discussions, management of GVAC had requested to include representations and warranties of Helbiz under the Merger Agreement and Hebiz agreed, that among others, Helbiz believes that the projections of Helbiz are reasonable and fairly present the financial forecast of Helbiz as of the dates thereof and the business operation forecast of Helbiz for the periods reflected therein, and that the projections delivered to GVAC were prepared in good faith using assumptions that the management of Helbiz believes to be reasonable.

3.      The amount of total liabilities of Helbiz as of the end of 2020 was approximately $16.6 million, which was high relative to its total assets of approximately $7.6 million at the end of the fiscal year. With respect to this issue, GVAC has taken the position that the valuation of Helbiz should be reduced by all outstanding and unpaid debts of Helbiz at the closing of the Merger. Accordingly, GVAC management had several discussions regarding this issue with the management of Helbiz. As a result of these discussions, the parties agreed under the Merger Agreement that the valuation of Helbiz should be reduced by all outstanding and unpaid debts of Helbiz at the closing of the Merger.

4.      Helbiz adopted a stock option plan to its employees on March 31, 2020, under which Helbiz issued options for a total of 1,600,000 shares to its employees, subject to vesting restrictions. Initially, Helbiz has taken the position that the options issued by Helbiz to its employees under the stock option plan should not be included in the consideration shares to be issued by GVAC to the shareholders of Helbiz based on the valuation proposed by GVAC under the LOI. GVAC rejected such proposal as it would result in the increase in the valuation of $300 million proposed by GVAC under the LOI. Accordingly, management of GVAC had several discussions regarding this issue with the management of Helbiz. As a result of these discussions, the parties agreed under the Merger Agreement that the options issued by Helbiz to its employees that have vested under the stock option plan shall be included in the consideration shares to be issued by GVAC to the shareholders of Helbiz based on the valuation mutually agreed under the Merger Agreement, and the options issued by Helbiz to its employees that have not vested under the stock option plan will be carried over under the new stock option plan of the post-merger company as of the closing of the Merger.

5.      Helbiz signed a sale and purchase agreement to acquire 100% shares of MiMoto for a purchase price of Euro 8,000,000 (a portion to be paid in common shares of Helbiz). With respect to this issue, GVAC has taken the position that such acquisition of MiMoto should not have any impact on the valuation proposed by GVAC under the LOI. Accordingly, management of GVAC had several discussions regarding this issue with the management of Helbiz. As a result of these discussions, the parties agreed that Heliz’s acquisition of MiMoto shall not have any impact on the valuation mutually agreed by the parties under the Merger Agreement.

6.      As of the end of 2020, Helbiz has been awarded licenses in 13 cities in Italy and 6 cities in the United States. With respect to this issue, GVAC considered Helbiz as a new comer in the targeted market in the United States, and as such, Helbiz could take extensive time and resources to become a dominant player in the targeted market.

7.      During the period of the legal due diligence, Helbiz and its management were defendants in a putative class action suit in the U.S. District Court, Southern District of New York, relating to an initial coin offering of a crypto currency, the HBZ coin, conducted by a HBZ Systems PTE Ltd. in early 2018 (the “ICO”). GVAC’s legal counsel has spent substantial amount of time and efforts in reviewing the related litigation documents and communicating with Helbiz’s legal counsel to inquire about the nature, scope, potential liabilities and timeline of the litigation. On January 22, 2021, the case was dismissed by the Southern District Court of New York for the reason that the HelbizCoin’s ICO was of a security which was not listed on a U.S. stock exchange or purchased in the U.S.

8.      On January 29, 2021, the Office of Investment Security of the U.S. Department of the Treasury (the “CFIUS”) corresponded to Helbiz questioning a transaction between Helbiz and GonBike whereby Helbiz entered into a contract to purchase certain ebikes and escooters from GonBike. Helbiz responded that “although we purchased some ebikes from GonBike, they were substandard and we did not move forward with the contract. As a result, GonBike does not have any ownership interest in Helbiz.” Helbiz counsel believed that their response will end the CFIUS inquiry as the initial outreach by CFIUS was merely fact finding, and that once CFIUS understood that the contract never progressed to the point where any investment was made by GonBike, there should be no further interest.

Following the due diligence review, GVAC believed that the proposed Business Combination with Helbiz would be a feasible transaction.

On December 18, 2020, a draft merger agreement was prepared by GVAC’s legal counsel and provided to Helbiz and its legal counsel for discussion. The draft merger agreement substantially reflects the terms of the LOI, including a valuation of $300 million for Helbiz (less all outstanding and unpaid debts). In addition, GVAC proposed that Helbiz should complete and deliver its audited financial statements required for the proxy statement for the proposed Business Combination by a certain date, and Helbiz should pay GVAC a breakup fee in the event that the closing does not take place by a certain date, due to any material delay caused by or any reason directly attributable to Helbiz, or there is a valid and effective termination of the merger agreement by GVAC under the merger agreement. Furthermore, GVAC proposed that a certain number of the consideration shares to be issued to the shareholders of Helbiz in connection with the proposed merger be held in escrow to fund any potential claims and liabilities of Helbiz in connection with the proposed Business Combination under the merger agreement.

On December 23, 2020, Helbiz and its legal counsel provided comments to the draft Merger Agreement to GVAC and its legal counsel for review. In these comments, Helbiz had proposed (i) a valuation of $330 million, reflecting a significant increase from the valuation of $300 million agreed in the LOI, (ii) excluding the existing stock options of Helbiz from the consideration shares to be paid by GVAC (which reflects an increase in valuation of approximately $70 million for Helbiz), (iii) a reduced amount for the proposed PIPE investment, (iv) rejection of the proposed breakup fee, and (v) rejection of the proposed deadline date for Helbiz to complete and provide its audited financial statements. Based on the above comments, Helbiz had proposed an increase of approximately $100 million in total in valuation for Helbiz.

In the next few days, GVAC had internal discussions regarding these issues and other open business issues in the draft Merger Agreement. GVAC took the position that the terms of the Merger Agreement (including valuation) must be consistent with the terms agreed upon by the parties under the LOI. GVAC has also made a decision to engage Colliers to provide a fairness opinion to the Board of Directors of GreenVision in connection with the proposed merger with Helbiz.

On December 28, 2020, GVAC’s legal counsel Becker & Poliakoff LLP provided a revised draft Merger Agreement to Helbiz and its legal counsel for review. In this revised draft, GVAC had proposed (i) rejection to Helbiz’s proposal to for an increased valuation from the LOI, (ii) rejection to exclude the existing stock options of Helbiz from the consideration shares to be paid by GVAC, (iii) restatement of the proposed breakup fee, and (iv) restatement of the proposed deadline date for Helbiz to complete and provide its audited financial statements.

Between January 1, 2021 and January 25, 2021, the management of GVAC had several telephone meetings with the management of Helbiz, discussing Helbiz’s comments on the draft Merger Agreement and negotiating the outstanding business issues. As a result of these negotiations, GVAC and Helbiz reached agreement on the valuation terms and the number of shares to be paid and issued by GVAC to the shareholders of Helbiz as consideration for the proposed merger with Helbiz, including the number of shares to be held back in escrow and released to the founding shareholder of Helbiz at the first anniversary of the closing of the proposed merger, subject to certain conditions. Helbiz also agreed to the amount of the breakup fee (reduced as mutually agreed) and the proposed deadline date for Helbiz to complete and provide its audited financial statements. GVAC agreed to reduce the number of shares held back in escrow for Helbiz’s indemnification obligations.

During the negotiation of the Merger Agreement, the parties also discussed the amount of additional capital that Helbiz believed was necessary for it to achieve its growth plans and the extent to which the Business Combination would be conditioned on the ability of the parties to obtain additional financing commitments. Throughout such discussions, the parties considered the initial terms of the LOI that at $40 million PIPE investment be a condition to closing. GVAC sought to reduce the amount of such requirement based on its assessment of the capital needs of Helbiz and after discussions, the parties reached an agreement in the Merger Agreement that the size of the PIPE investment be reduced to $30 million. In the context of its negotiations concerning the aggregate value of the proposed PIPE investment, the principals of Helbiz proposed that the pricing terms of the PIPE investment should be materially consistent with the pricing terms of GVAC’s IPO. GVAC’s principals agreed to this proposal and thereafter the parties concurred that the PIPE investment be structured to be comprised of units consisting of one share of Common Stock and one warrant to purchase a share of Common Stock. Based on that framework, the principals further agreed upon a per unit purchase price of $10.00 and that the warrants to be offered as part of the PIPE investment be exercisable at $11.50 per share.

During the negotiation of the Merger Agreement, Helbiz also proposed that prior to the consummation of the Business Combination the shares of common stock of GVAC will be divided into Class A and Class B. All current stockholders of GVAC will hold shares of GVAC Class A Common Stock. In the merger, all shareholders of Helbiz, Inc. other than Mr. Salvatore Palella, the Founder and Chief Executive Officer of Helbiz, will receive shares of GVAC Class A Common Stock. Mr. Palella, who currently owns prior to the Business Combination, all issued and outstanding shares of Helbiz Class B Common Stock, will receive in the merger all of the shares of GVAC Class B Common Stock. Following completion of the Business Combination, Mr. Palella, through his holdings of the GVAC Class B Common Stock, will control a majority of the voting power of GreenVision capital stock which will not exceed 60% of all of the voting power of GVAC capital stock for a period of twenty-four (24) months following the closing of the Business Combination. Accordingly, Mr. Palella will be able to control matters submitted to GVAC stockholders for approval. Following discussions of the pros and cons of the super-voting structure for the limited period of twenty-four (24) months, the parties reached agreement on the proposal.

During the same period, GVAC has engaged Colliers to work on a fairness opinion to the Board of Directors of GreenVision in connection with the proposed merger with Helbiz. As a result of its analysis, Colliers ultimately recommended the amount of consideration to be paid by GreenVision to the shareholders of Helbiz, which reflects a valuation of $300 million for Helbiz (less all outstanding and unpaid debts of Helbiz as of the closing of the Business Combination).

During the same period, GVAC’s legal counsel Becker & Poliakoff LLP also had several conference calls with Helbiz’s legal counsel, discussing Helbiz’s legal comments on the draft Merger Agreement. As a result of these discussions, Helbiz agreed to include limited representations regarding the projection and representations regarding full disclosure. GVAC agreed to reduce the survival period for Helbiz’s representations and warranties and to make revisions to certain representations and warranties and covenants of Helbiz and certain closing conditions, as mutually agreed by the parties.

On January 28, 2021, GVAC’s legal counsel Becker & Poliakoff LLP provided a revised draft of the Merger Agreement to Helbiz and its legal counsel for review. The revised draft Merger Agreement reflected the above discussions and negotiations between GVAC and Helbiz.

On January 30, 2021, Helbiz and its legal counsel provided comments to the revised draft Merger Agreement to GVAC and its legal counsel for review. In these comments, Helbiz had proposed (i) reduction in the percentage of shares held in escrow for Helbiz’s indemnification obligations, (ii) reservation of an aggregate of 15% shares of GVAC for stock option plan of the management and employees of the post-merger company, (iii) limiting lock-up restrictions to significant shareholders of Helbiz only, and (iv) certain limitations for triggering events for the breakup fee.

Between January 31, 2021 and February 5, 2021, the management of GVAC had several telephone meetings with the management of Helbiz, discussing Helbiz’s comments on the draft Merger Agreement and negotiating the outstanding business issues. As a result of these negotiations, GVAC and Helbiz reached agreement on (i) reduction in the number of shares held in escrow for Helbiz’s indemnification obligations, (ii) reservation of an aggregate of 12.5% shares of GVAC for stock option plan of the management and employees of the post-merger company, and (iii) limiting lock-up restrictions to significant shareholders of Helbiz only. Helbiz agreed to remove certain limitations for triggering events for the breakup fee. GVAC agreed to permit Helbiz to obtain financing prior to the closing of the Business Combination, subject to certain limitations.

During the same period, GVAC’s legal counsel Becker & Poliakoff LLP also had several conference calls with Helbiz’s legal counsel, discussing Helbiz’s legal comments on the revised draft Merger Agreement. As a result of these discussion, Helbiz agreed to revisions regarding the removal of certain limitations for triggering events for the breakup fee.

On February 5, 2021, GVAC’s legal counsel Becker & Poliakoff LLP provided a revised draft of the Merger Agreement to Helbiz and its legal counsel for review. The revised draft Merger Agreement reflected the above discussions and negotiations between GVAC and Helbiz.

Between December 6, 2020 and February 8, 2021, GVAC held a series of conference call discussions and meetings with its counsel Becker & Poliakoff LLP regarding legal due diligence on Helbiz.

On February 1, 2021, GVAC and its counsel Becker & Poliakoff LLP had a due diligence call with Helbiz and its auditor Marcum LLP regarding the unaudited financial statements of 2019 and 2020 of Helbiz. On the call, GVAC and its counsel discussed questions regarding the unaudited financial statements of 2019 and 2020 of Helbiz with Helbiz and its auditor. Based on the call parties reached the following understandings: (i) the audit of 2019 and 2020 financial statements of Helbiz will be completed by March 15, 2021, (ii) based on the present status of unaudited financial statements of 2019 and 2020 of Helbiz, and what has been reviewed to date by its auditor, there would be no significant changes in the final audited financial statements of Helbiz for such periods, (iii) the recently dismissed ICO litigation of Helbiz would not have any impact on the audited financial statements of Helbiz, and (iv) no financial malfeasance or accounting irregularity was discovered during the review and audit of the financial statements of Helbiz. As a result, the parties agreed to include a covenant that Helbiz agrees to deliver to GVAC its audited financial statements for the years ended December 31, 2020 and 2019 by March 15, 2021 under the Merger Agreement.

Between December 9, 2020 and February 8, 2021, GVAC held a series of conference call discussions and meetings with Helbiz regarding Helbiz’s financials and the terms of a proposed Business Combination, including the valuation.

On February 3, 2021, the Board of Directors held a video conference call meeting with Colliers to review their analysis of the fairness opinion in connection with the proposed merger with Helbiz. Following the meeting, Colliers rendered its opinion letter to the Board of Directors of GreenVision that, as of February 8, 2021, the date of the opinion letter, and based upon and subject to the factors and assumptions set forth therein, including the assumption of no redemptions by GreenVision public shareholders, that the consideration to be paid by GVAC in connection with the Business Combination pursuant to the Merger Agreement is fair, from a financial point of view, to GVAC and its shareholders.

On February 8, 2021, GVAC entered into the Merger Agreement with Helbiz and received the payment of a deposit in the amount of $750,000 from Helbiz.

On February 8, 2021, GVAC made the decision to eliminate other strategic alternatives from consideration, and sent a letter to terminate the non-binding letter of intent to the relevant target candidate.

On February 14, 2021, GVAC and Helbiz agreed to have a weekly call to discuss the status, updates and progress of the proposed merger under the Merger Agreement.

Thereafter, GVAC, Helbiz and their respective advisors prepared this proxy statement and based on further discussions determined that certain modifications to the Merger Agreement were warranted, including to the number of shares to be reserved for issuance under the Omnibus Plan, and on April 8, 2021, GVAC, Helbiz and the other parties to the Merger Agreement entered into the First Amendment.

GreenVision’s Board of Directors’ Reasons for the Approval of the Business Combination

For the purpose of approval of the Business Combination, GreenVision’s Board of Directors has reviewed and evaluated the business and financial information provided by Helbiz, including presentations on business operations, unaudited financial statements for various time periods, including for the years ended December 31, 2019 and 2020, projections for various time periods, including for the years ended December 31, 2021, 2022, 2023, 2024 and 2025, copies of material contracts and other relevant information. The Board of GreenVision also reviewed and discussed with its legal counsel Becker & Poliakoff LLP regarding its legal due diligence on Helbiz. Additionally, the Board of GreenVision reviewed and discussed with Colliers its analysis in rendering the fairness opinion described below.

GreenVision’s Board of Directors considered several factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the Business Combination, including but not limited to, the following material factors:

•        Micro-mobility as the future of mobility: Young people are driving less; car ownership is on the decline. In urban areas, most passenger trips are under five (5) miles. On these short trips micro-mobility is cheaper, faster, and more sustainable than rideshare. According to a July 2020 report from McKinsey & Company, Micro-mobility in the United States and Europe is expected to be a $300 – $450 billion market by 2030.

•        A cutting-edge technology platform: The Helbiz proprietary technology, developed in-house, includes an innovative technology-driven platform with a suite of operational tools from driver’s app, warehouse and inventory management, analytics, prediction algorithms and a dispatch engine. Helbiz’s proprietary dispatch engine manages its global fleet, priorities and routes tasks to each driver in real-time. Its utilization and prediction engines help predict and maximize vehicle utilization across cities and platforms.

•        Operational Superiority: Helbiz takes a hyper-local approach, on a global scale. Helbiz hires, learns from, and partners with local companies, and seeks to serve each city with best-in-class service quality. Helbiz uses in-house teams for on-ground operations to ensure service level and accountability. Its operational model is designed to increase revenue per vehicle, reduce theft and vandalism, and optimize fleet management.

•        Customer Acquisition Strategy: Helbiz seeks to place its vehicles in strategic areas to serve as mobile billboards and attract users. Helbiz estimates that its combined customer acquisition cost is less than $1 dollar.

•        Market position in Italy: Helbiz possesses a lean operational structure, and management is focused on building an efficient operation, achieving a market-leading position and maximizing its ability to secure operating licenses, particularly in Italy.

Financial Strength and Opportunities.    The combined company is expected to achieve net revenue of $449,000,000 and EBITDA of $190,000,000 by the year ended December 31, 2025. The potential for increasing EBITDA from synergies to be realized following closing, are expected to provide the combined company with significant financial strength and flexibility to enable continued growth. The key underlying assumptions for this expected growth are:

•        Monthly rental days are estimated in 25 days to reflect the days of low usage given by the weather conditions;

•        Unlock price and price per minute toggles are reflected in the model to account for pricing strategies deployed in different countries;

•        The average number of rides per day per vehicle (e-scooters) differ across cities, seasons and number of competitors. The value of 2.4 rides per day has been calculated on the actual rides made by pay-to-go costumers last year;

•        Due to technological improvements and a growing interest among consumers, Helbiz’s growth rate has been estimated to be approximately 5% on a yearly basis;

•        Customer behavior is similar between e-bikes and e-scooters for the average ride length. However, in the Italian market the perception is different, so the consumer is willing to pay a premium price for the e-scooters;

•        Due to placement of vehicles in strategic locations and throughout urban environments, Helbiz can offer a dynamic and efficient type of advertising; and

•        Maintaining a large and active group of users, Helbiz can rely on a high number of impressions when unlocking and locking the vehicle.

Risks related to the above assumptions include those set out in the section entitled “Risk Factors”, principally those related to:

•        Competition from current and new entrants to the micro-mobility and TaaS markets. The company might face competition from competitors.

•        Unexpected increased operating expenses associated with assimilation of operations and products of an acquired company, including difficulties associated with integrating new personnel.

•        Changes in e-mobility regulations might have negative influence on company’s profitability.

Significant Synergy Potential.    The combined company will bring together an innovative multi-modal platform with cutting-edge technology that is expected to broaden reach with its value proposition and city integration. The combination will promote an already well-known brand with deep market penetration.

Experienced Management Team.    The combined company will be led by a management team with a long track record of success. The management of the company after the Business Combination will be led by Salvatore Palella, a serial entrepreneur with investment and start-up experience.

Industry Trends and Business and Financial Condition.    The Board is knowledgeable about the E-Mobility industry and considered the combined company’s business, financial condition, results of operations and future growth prospects. The Board discussed the company’s current prospects for growth in executing upon and achieving company’s business plans. The Board considered these potential prospects as they may have an impact on the future per share valuation of company relative to the $10.00 per share valuation at which the Merger Agreement was negotiated.

Other Alternatives.    The belief of the Board of GreenVision is that the proposed Business Combination represents the best potential business combination opportunity for the Company based upon the process utilized to evaluate and assess other potential acquisition targets, and the belief of the Board and management is that such processes had not presented a better alternative.

Terms of the Merger Agreement.    The Board considered the terms and conditions of the Merger Agreement and the transactions contemplated thereby including the negotiated valuation of $10.00 per share relative to the results of the Company’s financial analysis of Helbiz’s potential future valuation.

GreenVision’s Board of Directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

Benefits Not Achieved.    The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

Liquidation of GreenVision.    The risks and costs to GreenVision if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in GreenVision being unable to effect a Business Combination by August 19, 2021 (or a later date as may be approved by its board and/or shareholders) and force GreenVision to liquidate and the warrants to expire worthless.

Stockholder Vote.    The risk that GreenVision’s stockholders may fail to provide the votes necessary to approve the Business Combination.

Closing Conditions.    The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

Fees and Expenses.    The fees and expenses associated with completing the Business Combination could be significant.

Other Risks.    Various other risks associated with the Business Combination, the business of the Company and the business of Helbiz described under the section entitled “Risk Factors.”

The Board of Directors concluded that the potential benefits that it expected GreenVision and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board of Directors unanimously determined that the Merger Agreement and the Business Combination were advisable, fair to, and in the best interests of, GreenVision and its stockholders.

Basis for GVAC Board of Directors’ Recommendation — Fairness Opinion

In addition to the foregoing factors, the Board of Directors of GreenVision also considered the fairness opinion and supporting analysis provided by an independent investment bank, Colliers Securities LLC (“Colliers”). Colliers provides investment banking and private client services to institutions and individuals. The investment banking practice provides valuation services in connection with financings, and mergers and acquisitions for both public and private companies. Colliers was selected to provide the opinion based on their experience in and knowledge of the mobility industry and their ability to complete the assignment in a timely manner. Separately, Colliers has been retained to assist the Company in conducting the De-SPACing process and potentially raising capital in conjunction with the Business Combination; the engagement includes success fees based on completing the Business Combination and the financing. Such engagement did not affect or impact the independence and soundness of the opinion. Pursuant to a letter agreement dated January 27, 2021, GreenVision retained Colliers to provide a fairness opinion to the Board of Directors of GreenVision in connection with the proposed merger with Helbiz. On February 3, 2021 the Board of Directors held a webcast conference call meeting with Colliers to review their analysis. Following the meeting, Colliers rendered its opinion letter to the Board that, as of February 8, 2021, the date of the opinion letter, and based upon and subject to the factors and assumptions set forth therein, including the assumption of no redemptions by GreenVision public shareholders, that the consideration to be paid by the Company in connection with the Business Combination pursuant to the Merger Agreement is fair, from a financial point of view, to the Company and its shareholders.

Separately, pursuant to its engagement agreement with Colliers, GVAC also engaged Colliers to provide services to GVAC in connection with the “De-SPACing” process in its proposed Business Combination with Helbiz and agreed to pay to Colliers, subject to and upon the closing of the Business Combination, as compensation for the services to be rendered by Colliers, a cash advisory fee of $1,250,000. In addition to the foregoing advisory fee, Colliers shall have the ability to earn an additional 5.0% on any proceeds raised in the PIPE Investment from new investors introduced to GVAC by Colliers. Further, if Helbiz (following the completion of the Business Combination) determines to undertake a private placement of debt or equity securities or a public offering of securities, Colliers shall have the right to act as co-agent or to co-manage such offering, in each case with minimum economics of 50% for acting in such role for a period of 12 months after the Business Combination.

In connection with rendering the opinion described above and performing its related financial analyses, Colliers reviewed and performed the following, among other things:

•        The letter of intent relating to the Business Combination;

•        A draft of the Merger Agreement and Plan of Reorganization;

•        The unaudited financial statements of Helbiz for the fiscal years ended December 31, 2019 and 2020, and financial forecasts by Helbiz for the fiscal years ending December 31, 2021 – 2025;

•        Compared financial and other data for Helbiz to similar data for publicly-held companies in similar and related sectors, and industry sale and investment transactions;

•        Discounted cash flow analyses of Helbiz;

•        Compared the value of comparable micro-mobility companies to Helbiz based on city licenses; and

•        Such other financial studies and analyses and other information Colliers deemed appropriate for the purposes of its opinion.

Colliers also held discussions with management of both GreenVision and Helbiz regarding their assessment of past and current business operations, financial condition and future prospects.

For purposes of rendering the fairness opinion described above, Colliers relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting, and other information provided to, discussed with or reviewed by Colliers, without assuming any responsibility for independent verification thereof. In that regard, Colliers assumed that the forecasts provided were reasonably prepared on a basis reflecting the best currently available estimates and judgments of GreenVision’s and Helbiz’s management. Colliers also assumed that the transactions contemplated by the Merger Agreement will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition, the effect of which would be in any way meaningful to its analysis.

Colliers’s opinion does not address the underlying business decision of GreenVision to engage in the transaction contemplated by the Merger Agreement, or the relative merits of the transaction contemplated by the Merger Agreement as compared to any strategic alternatives that may be available to GreenVision; nor does it address any legal, regulatory, tax or accounting matters. Colliers expressed no opinion or view as to any terms or other aspects of the Business Combination, including, without limitation, the form or structure of the Business Combination or any ongoing obligations of the parties pursuant to the Merger Agreement. Colliers’s opinion addresses only the fairness, from a financial point of view, to the holders of GreenVision as of February 8, 2021, of the Merger Consideration to be paid to the shareholders of Helbiz pursuant to the Merger Agreement. Colliers’s opinion was necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to Colliers as of, the date of the opinion and Colliers assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. The issuance of Colliers’s opinion was approved by a fairness opinion review committee of Colliers.

The following is a summary of the material financial analyses delivered by Colliers to the Board of Directors of GreenVision in connection with rendering the fairness opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Colliers, nor does the order of analyses described represent the relative importance or weight given to those analyses by Colliers. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Colliers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Colliers. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Colliers. Except as otherwise noted, the following information, to the extent that it is based on market data, is based on market data as it existed on or before February 8, 2021, the date of the opinion letter and is not necessarily indicative of current market conditions.

Colliers primarily used three customary approaches in conducting its analyses and arriving at its opinion, including a comparison to guideline public companies, a comparison to guideline transactions, and discounted cash flow analyses. Colliers also reviewed the value of peer micro-mobility companies as a multiple of their city licenses.

Guideline Public Companies Analysis

In conjunction with a review of the forecast provided by Helbiz management, Colliers screened public companies in the transportation and delivery, electric vehicle, bicycle, and auto rental sectors to approximate businesses models and operating characteristics that are relatively similar to Helbiz. There are no direct comparable companies to Helbiz, so Colliers selected the following twenty-six publicly traded companies that, in the professional judgment of Colliers, have businesses that for the purposes of this analysis may be considered similar to those of Helbiz:

• Accell Group	• Grubhub	• NIO
• Adomani	• Hertz	• PT Gaya
• Arcimoto	• Ideanomics	• Sixt
• Avis Budget Group	• Kandi	• Tesla
• Clean Motion	• Li Auto	• Tube Investments
• DoorDash	• Localiza	• Uber
• ElectraMeccannica	• Lyft	• Waitr
• Europcar Mobility	• Meituan	• Workhorse
• Giant	• Nikola

For purposes of the analysis, Colliers analyzed the following trading statistics for each of the select guideline public companies for comparison purposes and to assess the value of Helbiz. Enterprise value (“EV”), calculated as the market value of equity, plus debt, less cash and equivalents, plus non-controlling interests, as a multiple of Trailing 12-month (TTM) and Forecast Revenue and EBITDA (NM = Not meaningful).

		High	Low	Median
EV/Revenue	TTM	NM	.9x	7.1x
	Forecast	NM	.7x	7.4x
EV/EBITDA	TTM	421.3x	4.6x	38.1x
	Forecast	339.3x	9.4x	33.5x

After taking into consideration the comparative data for the select guideline public companies and Helbiz, appropriate valuation discounts and adjustments, Colliers used median multiples including appropriate discounts and adjustments and applied them to Helbiz’s 2020 results and 2021 forecasts. This analysis resulted in a wide range of enterprise values of between $24 million to $446 million, and corresponding equity values of between $15 million to $437 million.

No company in the Colliers’ analysis is identical or directly comparable to Helbiz, therefore an evaluation of the results of this analysis is not entirely mathematical. Rather, the Colliers’ analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Helbiz was compared.

Guideline Transactions Analysis — The guideline transactions analysis involves a review of sale and investment transactions for companies deemed relatively similar to Helbiz. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, industry and databases and other sources.

Information on such transactions is often incomplete. Colliers searched for transactions that closed during the past 5 years for companies in the micro-mobility and related sectors with businesses models and operating characteristics that are relatively similar to Helbiz. The search included 11 transactions that had relevant comparative revenue data, but limited EBITDA information. The transaction targets included in this analysis in chronological order from the most recent transaction are: Tianjin Tandem, Ather, Gotcha Mobility, Rad Power Bikes, Nordbutiker, Moustache Bikes, Ampere Vehicles, Cityscoot and Easybike. The last two targets each entailed two transactions.

Based on its experience and judgment Colliers determined it was appropriate to apply revenue and EBITDA valuation metrics to the results, but place more reliance on revenue multiples. As shown in the table below, the transactions Colliers analyzed yielded the following range of Enterprise Value/Revenue and EBITDA multiples.

Enterprise Value/
	Revenue	EBITDA
Low	.7x	5.2x
High	67.9x	5.2x
Mean	10.7x	5.2x
Median	5.3x	5.2x

After taking into consideration the comparative data for the select Guideline Transactions and Helbiz, Colliers applied the EV/Revenue and EV/EBITDA multiples derived from the select Guideline Transactions to the 2020 results and 2021 forecasts for Helbiz. This analysis resulted in a range of enterprise values of between $23 million to $421 million, and corresponding equity values of between $14 million to $412 million.

No company in the Colliers’ analysis is identical or directly comparable to Helbiz, therefore an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the values of the companies to which Helbiz was compared.

Discounted Cash Flow Analysis — Using forecasts provided by Helbiz management for the fiscal years ending 2021 – 2025, Colliers performed discounted cash flow analyses to calculate the estimated present value of the standalone unlevered, after-tax free cash flows forecasted to be generated by Helbiz for the forecast period.

Colliers calculated terminal values for Helbiz by applying the median revenue and EBITDA transaction multiples to terminal year estimated unlevered, after-tax free cash flows. The unlevered free cash flows and range of terminal values were then discounted to present value using discount rates ranging from 30.4% to 38.4%, which were based on an estimate of Helbiz’s weighted average cost of capital, or discount rate.

Based on Colliers’ experience and judgment in performing valuation analyses and the greater availability and relevancy of revenue multiple data derived from transactions, Colliers relied more on its revenue multiple analyses to measure the intrinsic value of the equity.

Colliers’ analysis resulted in a range of enterprise values from $153 million to $627 million and equity values of between $161 million to $635 million, with mean and median equity values of $347 million and $333 million which support the consideration contemplated in the Merger Agreement.

City License Analysis — Colliers also analyzed the estimated value of city licenses by dividing the latest available equity value of 5 competing micro-mobility companies by the number of city licenses held. While no company used in the analysis is directly comparable to Helbiz, and there are variations in city size, license terms and lengths, Colliers believes the analysis provided a useful metric in determining the relative value of Helbiz. This analysis estimates the value of Helbiz’s franchise between $156 million to $973 million with a median value of $350 million.

The companies evaluated by Colliers in undertaking the city license analysis were: Neutron Holdings, Inc. d/b/a Lime, Bird Rides, Inc., VOI Technology AB, Tier Mobility GmbH, and Cityscoot SAS. No company in the Collier analysis is identical or directly comparable to Helbiz, therefore an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences that could affect the values of the companies to which Helbiz was compared.

Colliers made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses as a comparison is directly comparable to Helbiz or the transaction contemplated by the Merger Agreement.

Summary of Financial Analysis of Helbiz

The following is a summary of the material financial analyses reviewed by GVAC in connection with the valuation of Helbiz. The summary set forth below does not purport to be a complete description of the financial analyses reviewed or factors considered by us nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses reviewed by the Board of Directors. We may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be our view of the actual value of Helbiz.

Selected Market Analyses

GVAC reviewed certain financial information of Helbiz and the structure of the proposed Business Combination. GVAC also reviewed the analyses described above that were prepared by Colliers, which included a financial review of certain publicly-traded companies selected by Colliers for the reasons discussed above in the guidelines public company and guideline transaction analyses. The identity of the companies that were evaluated in Colliers’s analyses is provided above. GreenVision’s Board of Directors had a series of conference call discussions and meetings from December 2020 to February 2021 and reviewed Helbiz management’s forecast and its existing business and business plan. GVAC engaged Colliers to undertake multiple analyses of Helbiz and the opportunity presented by the Business Combination, including a guideline public company analysis, a guideline transaction analysis, a discounted cash-flow analysis and a city license analysis, each as discussed in greater detail above and GVAC reviewed and relied on such analyses.

Certain Helbiz Projected Financial Information

The projections regarding Helbiz’s future performance and the review by GVAC’s Board of Directors reflect and consider numerous assumptions made by Helbiz management, including material assumptions regarding, among other things,

•        Helbiz’s ability to successfully identify suitable strategic opportunities, complete desired strategic transactions, or realize their expected benefits;

•        Helbiz’s ability to compete for strategic transactions with other potential players, some of whom may have greater resources than the combined company will;

•        Helbiz’s ability to form strategic relationships with partners that operate with adequate profit margin as compared with Helbiz or which would increase overall profit margins for Helbiz;

•        Helbiz’s ability to implement its business model in every local market that it enters;

•        Helbiz’s ability to finance strategic transactions and the potential costs of such financing (whether it be debt or equity or a combination thereof);

•        changing government regulations; and

•        the continued effect of the COVID-19 pandemic on the mobility industry and the economy in general which could adversely affect revenue and income for Helbiz.

For purposes of evaluating Helbiz’s financial condition and in connection with the preparation by Helbiz of its projections, GVAC management was provided with documents from Helbiz including projections for various time periods, including for the years ended December 31, 2021 through 2025, copies of material contracts, summaries of various industry analysis and trends and forecasts, information related to governmental regulations which may affect payments and collections rates and information related past performance. Additionally, the Board of GreenVision reviewed and discussed with Colliers its analysis in rendering the fairness opinion described above.

Cautionary Statement Regarding Helbiz Forecasts

Helbiz provided GVAC with its internally prepared forecasts for each of the calendar years in the five-year period ending December 31, 2025. GVAC and Helbiz do not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of their future performance, revenue, financial condition or other results. However, in connection with the proposed Business Combination, management of Helbiz prepared the financial projections set forth below to present key elements of the forecasts provided to GVAC. GVAC is including the following summary of certain Helbiz internal, unaudited prospective financial information from Helbiz’s management team’s projections for the combined post-merger company solely because that information was made available to GVAC’s Board in connection with the evaluation of the Business Combination. In the view of Helbiz’s management team, such forecasts were prepared on a reasonable basis, reflected the best currently available estimates and judgments and presented, to the best knowledge and belief of Helbiz’s management, the expected course of action and the expected future financial performance as of the date that such projections were made.

The inclusion in this proxy statement of the GVAC forecasts and of certain analyses referencing such forecasts should not be seen as an indication that Helbiz, GVAC or their respective boards of directors, management, affiliates, advisors, or any other related parties consider the forecasts predictive of actual future financial performance or events, and such forecasts should not be relied upon as such. All such parties cannot provide any assurance whatsoever that actual results will be consistent or even partially consistent with the forecasts provided. Indeed, actual results may differ profoundly from projections due to various uncertainties, and none of aforementioned parties undertakes any obligation to update, revise, reconcile, or confirm or disconfirm any forecasts based on circumstances arising after the date at which listed forecasts were generated, based on future events or any other factors. Therefore, in light of the operating results of Helbiz for the fiscal quarter ended March 31, 2021, there is a significant risk that due to various conditions affecting Helbiz, including, without limitation, the continued COVID-19 pandemic, and the delays in funding of the PIPE investment and consummating the Business Combination, the ridership of Helbiz would grow much less quickly than forecast, and Helbiz indicated that it will materially underperform its projected revenue target for 2021. In addition, Helbiz indicated that it may also underperform its 2022 revenue target of $165 million. None of Helbiz or GVAC or any of their respective affiliated parties intends to make publicly available any updates to the forecasts in this document, except as required by law.

Further, the inclusion of financial projections in this proxy statement should not be regarded as an indication that GVAC, Helbiz, their respective boards of directors, or their respective affiliates, advisors or other representatives considered, or now consider, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. You are cautioned not to rely on the projections in making a decision regarding the Business Combination, as the projections may be materially different than actual results. GVAC does not intend to reference these financial projections in its future periodic reports filed with the SEC under the Exchange Act.

The financial forecasts prepared by management of GVAC and Helbiz were not prepared with a view toward public disclosure nor prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or in accordance with GAAP. Neither the independent registered public accounting firm of Helbiz nor of GVAC nor any other independent accountant has audited, reviewed, compiled, examined or performed any procedures with respect to the unaudited prospective financial information for the purpose of its inclusion in this proxy statement, and accordingly, neither independent registered public accounting firm nor any other independent accountant expresses an opinion or provides any form of assurance with respect thereto. Due to inherent uncertainties in financial projections of any kind, stockholders are cautioned not to place undue reliance, if any, on the forecasts. Forecasts are subjective in nature and may not be realized, and reflect numerous assumptions made by management, including material assumptions regarding, among other things, market size, commercial efforts, industry performance, general business and economic conditions and numerous other matters that may not be realized and are subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the preparing party.

There may be differences between actual and projected results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. The failure to achieve assumptions and projections in early periods could have a compounding effect on the projections shown for the later periods. Thus, any such failure of an assumption or projection to be reflective of actual results in an early period could have a greater effect on the projected results failing to be reflective of actual events in later periods.

The financial projections reflect numerous estimates and assumptions with respect to general business, economic, industry, regulatory, market and financial conditions and trends and other future events, as well as matters specific to Helbiz’s business, all of which are difficult to predict and many of which are beyond Helbiz’s and GVAC’s control. The financial projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond GVAC’s and Helbiz’s control and Helbiz’s limited operating history, diverse geographic markets and nascent industry make evaluating its business and future prospects, including the assumptions and analyses developed by Helbiz upon which operating and financial results forecast rely, difficult and uncertain. The various risks and uncertainties include risks set forth in the sections entitled “Risk Factors,” “Hebliz Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements.” As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. In light of the operating results of Helbiz for the fiscal quarter ended March 31, 2021, there is a significant risk that due to various conditions affecting Helbiz, including, without limitation, the continued COVID-19 pandemic, and the delays in funding of the PIPE investment and consummating the Business Combination, the ridership of Helbiz would grow much less quickly than forecast, and Helbiz indicated that it will materially underperform its projected revenue target for 2021. In addition, Helbiz indicated that it may also underperform its 2022 revenue target of $165 million. None of Helbiz’s independent registered public accounting firm, GVAC’s independent registered public accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or their accuracy or achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Nonetheless, a summary of the financial projections is provided in this proxy statement because they were made available to GVAC and GVAC’s board of directors in connection with their review of the proposed Business Combination.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT A SUMMARY OF THE FINANCIAL PROJECTIONS FOR HELBIZ, GVAC UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of such financial measures.

In light of the foregoing factors and the uncertainties inherent in these projections, stockholders are cautioned not to place undue, if any, reliance on these projections.

The key elements of the projections provided by Helbiz’s management team to GVAC are summarized in the table below:

Projected Financial Metrics ($ in millions):

	Year Ending December 31,
	2021E	2022E	2023E	2024E	2025E
Vehicles	32,550	48,338	78,213	86,025	95,863
Revenue	$80M	$165M	$290M	$376M	$449M
% Growth		105%	76%	29%	20%
Contribution	$34M	$75M	$143M	$206M	$264M
% Margin	42%	46%	49%	55%	59%
EBITDA	$13M	$45M	$95M	$145M	$190M
% Margin	16%	27%	33%	39%	42%
Growth Capex	$18M	$17M	$36M	$35M	$46M
% Revenue	23%	10%	12%	9%	10%

____________

*        Contribution, Contribution margin, EBITDA and EBITDA margin are non-GAAP measures and each is an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measure derived in accordance with GAAP or as alternative to cash flows from operating activities as a measure of liquidity.

Other GVAC Considerations

The Board of Directors focused its analysis on whether the Business Combination is likely to generate a return for GVAC’s stockholders that is greater than if the trust were to be liquidated. Our Board of Directors unanimously concluded that the Merger Agreement with Helbiz is fair to and in the best interests of the GVAC stockholders. See “The Business Combination Proposal — Basis for GVAC Board of Directors’ Recommendation — Fairness Opinion”.

Recommendation of GVAC’s Board of Directors

After careful consideration, GVAC’s Board of Directors determined that the Business Combination with Helbiz is fair to, and in the best interests of, GVAC and its stockholders. On the basis of the foregoing, GVAC’s Board of Directors has approved and declared advisable the Business Combination and recommends that you vote or give instructions to vote “FOR” each of the Business Combination Proposal and the other Proposals.

GVAC’s Board of Directors have interests that may be different from, or in addition to your interests as a stockholder. See “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for further information.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of GVAC’s Board of Directors in favor of adoption of the Business Combination Proposal and other proposals, you should keep in mind that GVAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder, including:

•        If the proposed Business Combination is not completed by the date that is 21 months from the closing of the Initial Public Offering, or August 19, 2021, the 1,437,500 Sponsor Shares held by GVAC’s Sponsor and other initial stockholders, which were acquired prior to the Initial Public Offering for an aggregate purchase price of $25,000, will be worthless. Such GVAC Shares had an aggregate market value of $14,605,000 based on the closing price of GVAC Shares of $10.16 on the Nasdaq Capital Market as of March 31, 2021.

•        If the proposed Business Combination is not completed by the date that is 21 months from the closing of the Initial Public Offering, or August 19, 2021, the 2,100,000 Private GVAC Warrants purchased by our Sponsor, for a total purchase price of $2,100,000, will be worthless. Such Private GVAC Warrants had an aggregate market value of approximately $2,037,000 based on the closing price of GVAC’s Warrants of approximately $0.97 on the Nasdaq Capital Market as of March 31, 2021.

•        The exercise of GVAC’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the transaction may result in a conflict of interest when determining whether such changes or waivers are appropriate and in GVAC’s stockholders’ best interest.

•        If the Business Combination with Helbiz is completed, GVAC will designate one member to the Board of Directors of the post Business combination company. Further, it is expected that the current GVAC director designated to remain on the board of GVAC following the closing of the Business Combination, Lee Stern, will be granted an equity award of 30,000 shares of Class A common stock and other awards under the GreenVision 2021 Omnibus Incentive Plan if our stockholders approve the Equity Plan Adoption Proposal.

•        GVAC’s sponsor has extended working capital loans in the aggregate principal amount of $29,000 to GVAC. Such working capital loans evidenced by a promissory note and will either be paid upon consummation of the Business Combination, without interest, or, at holder’s discretion, converted into additional private warrants at a price of $1.00 per warrant. These warrants would be identical to the private warrants held by the sponsor, including an exercise price of $11.50 per share.

•        Directors, officers and founders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Presently, none of the Sponsor or our directors, officers and their affiliates have incurred any out-of-pocket expenses that are subject to reimbursement.

Anticipated Accounting Treatment

The Business Combination will be treated by GVAC as a “reverse merger” in accordance with GAAP. For accounting purposes, Helbiz is considered to be acquiring GVAC in this transaction. Therefore, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which Helbiz is issuing stock for the net assets of GVAC. The net assets of GVAC will be stated at historical cost, with no goodwill or other intangible assets recorded. The post-acquisition financial statements of GVAC will show the consolidated balances and transactions of GVAC and Helbiz as well as comparative financial information of Helbiz (the acquirer for accounting purposes).

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, including the Hart-Scott Rodino Antitrust Improvements Act of 1976.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and the First Amendment, a copy of which is attached as Annex E to this proxy statement. You are encouraged to read the Merger Agreement, as amended, in its entirety for a more complete description of the terms and conditions of the Business Combination.

Acquisition of Helbiz; Consideration

Upon the closing of the transactions contemplated in the Merger Agreement (the “Closing”), Helbiz will become a wholly-owned subsidiary of GVAC. The consummation of the transactions contemplated by the Merger Agreement are referred to collectively as the Business Combination. Merger Sub will merge with and into Helbiz with Helbiz surviving the merger.

The former shareholders of Helbiz will receive shares of Class A Common Stock of GVAC, except for the Founder of Helbiz, who will receive shares of Class B Common Stock. Assuming “Closing Net Debt” of Helbiz (as defined in the Merger Agreement) of $21,600,000 and approximately 836,000 of Helbiz options having vested at the time of the Business Combination, GVAC will issue an aggregate maximum of 27,840,000 shares of its common stock, inclusive of both shares of Class A and Class B Common Stock, and approximately 3,109,000 shares (assuming cashless exercise) or approximately 3,945,000 shares (assuming a cash exercise) of GVAC Class A Common Stock reserved for issuance under options to be issued under the 2021 Omnibus Incentive Plan in exchange of vested Helbiz options. In addition, there are approximately 3,599,000 shares of GVAC Class A Common Stock reserved for issuance under options to be issued under the 2021 Omnibus Incentive Plan in exchange of unvested Helbiz options. We have also assumed that the Closing Consideration Conversion Ratio under the Merger Agreement is 4.72. Further, of the GVAC Shares actually to be delivered at closing, a total of 1,600,000 shares of Class B Common Stock that are issuable to the Founder will be placed in escrow for a period of up to 24 months to provide for indemnification claims which may be brought by GVAC.

Assuming there are no redemptions of our public shares, and the issuance of the estimated 24,634,395 GVAC Shares to the Helbiz securityholders pursuant to the Merger Agreement (including approximately 14,484,647 shares of Series B common stock issuable to the Founder), that Helbiz’s closing net debt at the time of the Business Combination is $21,600,000, the issuance of 3,000,000 GVAC Shares in the PIPE investment, and the issuance of GVAC Shares upon the conversion of the GVAC Rights, GVAC will have an aggregate of approximately 31,558,448 shares issued and outstanding. Such figures do not include any GVAC Shares which may be issued upon exercise of 5,750,000 public warrants, 2,100,000 warrants issued to the Sponsor, warrants being issued as part of the PIPE Investment, options to acquire approximately 3,109,000 GVAC Series A shares (on a cashless basis) or approximately 3,945,000 GVAC Series A shares (on a cash basis) being issued pursuant to the employment agreements or in exchange of approximately 836,000 vested Helbiz options, and options to acquire approximately 3,599,000 GVAC Series A shares being issued in exchange of unvested Helbiz options. Of such amount, it is anticipated that upon completion of the Business Combination, the ownership of the outstanding shares of GVAC common stock of the post-Merger company will be as follows:

•        GVAC public stockholders will own approximately 6.1%, of the outstanding GVAC Shares excluding shares beneficially owned by our Sponsor, officers and directors (accounting for 4.5% of our voting power);

•        Our Sponsor and officers and directors will own approximately 4.6% of the outstanding GVAC Shares (accounting for 3.4% of our voting power);

•        Our holders of GVAC Rights will own approximately 1.8% of our common shares (accounting for 1.3% of our voting power);

•        the former Helbiz shareholders, excluding the Founder, will own approximately 32.2% of the outstanding GVAC Shares (accounting for 23.8% of our voting power);

•        the founder of Helbiz will own approximately 45.9% of the outstanding GVAC Shares (accounting for 60% of our voting power); and

•        the PIPE Investors will own approximately 9.5% of the total shares outstanding (assuming that $30,000,000 of GVAC common shares are subscribed for in the PIPE Investment) (accounting for 7.0% of our voting power).

Assuming (i) redemption by holders of 443,026 shares of GVAC’s common stock (based upon no redemptions by our Sponsor, officers or directors and maintaining a number of shares to maintain at least $15,000,000 in assets at a value of $10.00 per share) and the issuance of 24,634,395 GVAC Shares at closing to the Helbiz securityholders (including 14,484,647 shares of Series B common stock issuable to the Founder), the issuance of GVAC shares pursuant to a $30 million PIPE Investment and the conversion of the GVAC Rights into GVAC Shares, GVAC will have approximately 31,115,422 shares issued and outstanding at closing of the Business Combination. Of such amount, it is anticipated that upon completion of the Business Combination, the ownership of the outstanding shares of GVAC common stock of the post-Merger company will be as follows:

•        GVAC public stockholders (excluding its Sponsor and officers and directors) will own approximately 4.7% of the outstanding GVAC Shares (accounting for 3.5% of our voting power);

•        GVAC’s Sponsor and current directors, officers and affiliates will own approximately 4.6% of the outstanding GVAC Shares (accounting for 3.5% of our voting power);

•        Our holders of GVAC Rights will own approximately 1.8% of the outstanding GVAC Shares (accounting for 1.4% of our voting power);

•        the former shareholders of Helbiz, excluding the Founder, will own approximately 32.6% of the outstanding GVAC Shares (accounting for 24.4% of our voting power);

•        the Founder of Helbiz will own approximately 46.6% of the outstanding GVAC Shares (accounting for 60% of our voting power); and

•        the PIPE Investors will own approximately 9.6% of the total shares outstanding (assuming that $30,000,000 of GVAC common shares are subscribed for in the PIPE Investment) (accounting for 7.2% of our voting power).

The ownership percentages with respect to the post-Business Combination company set forth above do not take into account:

(a)     shares underlying issued and outstanding GVAC Warrants issued in our IPO (5,750,000 warrants) that will remain outstanding immediately following the Business Combination;

(b)     the issuance of any shares upon exercise of 287,500 warrants held by the underwriter in our IPO;

(c)     shares underlying the 2,100,000 Private Warrants held by our Sponsor;

(d)     warrants to purchase 3,000,000 shares of Class A Common Stock issuable as part of the PIPE Investment; and

(e)     options to acquire an aggregate of approximately 3,109,000 GVAC Class A common shares (on a cashless basis) or 3,945,000 GVAC Class A common shares (on a cash basis) in exchange for vested Helbiz options and options to acquire an aggregate of approximately 3,599,000 shares of GVAC Class A Common Stock which will be issued to holders of unvested Helbiz options.

As described in this Proxy Statement, the parties have assumed that all the vested and unexercised stock options of Helbiz are exercised on a cashless basis in accordance with the terms of the award agreements for such options, as permitted under the Helbiz 2020 Equity Incentive Plan. Two business days prior to the Closing of the Business Combination, all remaining unexercised, vested stock options of Helbiz shall be deemed, solely for purposes of calculating the Closing Consideration Conversion Ratio, to have been exercised on a cashless basis; to the extent that any such options were exercised for cash no later than two business days prior to the Closing, the cash actually received in consideration of the exercise of such options by Helbiz shall reduce Closing Net Debt, in accordance with the First Amendment.

If the actual facts are different than these assumptions, the percentage ownership retained by our public stockholders following the Business Combination will be different.

The number of GVAC Shares to be issued at Closing is based upon a total valuation of $300,000,000, for the post-Merger Company. See “General Description of the Business Combination” page 89 above and “Conduct Prior to Closing; Covenants” below at page 115. The issuance of the GVAC Shares to the securityholders of Helbiz is being consummated on a private placement basis, pursuant to Section 4(a)(2) of the Securities Act and Regulation D and Regulation S, promulgated thereunder.

As a condition to the Merger Agreement, Helbiz provided the sum of $750,000 at execution of the Merger Agreement to GVAC, a portion of which funds have been utilized to provide the deposit required to extend the existence of GVAC from February 21, 2021 to May 21, 2021. The balance of such funds may be used by GVAC to fund expenses. On February 10, 2021, GVAC deposited $575,000 of such funds into its IPO Trust account to extend its existence to May 21, 2021.

On May 12, 2021, following its annual meeting of shareholders, GVAC filed the Extension Amendment with the Secretary of State of the State of Delaware to extend the date by which it has to consummate a Business Combination with one or more businesses from May 21, 2021 to August 19, 2021 or such later date as provided for in the Extension Amendment. Pursuant to the Extension Amendment, GVAC’s board of directors also has the ability to further extend the period of time to consummate a Business Combination up to two additional times after August 19, 2021, each by an additional three months. In order to extend the time available for GVAC to consummate a Business Combination, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per public share on or prior to the date of the applicable deadline, for each three-month extension. After giving effect to the redemptions as of May 12, 2021, such amount would be $191,155 for each three-month extension (or $382,311 for both extension periods).

The parties agreed that immediately following the closing of the Business Combination, GVAC’s board of directors will consist of no more than five directors, one of which will be designated by GVAC and four of which will be designated by Helbiz. The following persons will serve as directors of GVAC following closing: Salvatore Palella, Giulio Profumo, Kimberly L. Wilford., Guy Adami and Lee Stern.

Additionally, as part of the merger of Merger Sub with and into GVAC, the corporate name of GVAC will be changed from GreenVision Acquisition Corp. to Helbiz, Inc.

The PIPE Investment

Additionally, the parties to the Merger Agreement have also agreed to cooperate and use their best efforts to consummate the PIPE Investment to GVAC with certain investors effective with the Closing resulting in proceeds of at least $30 million to GVAC. Pursuant to subscription agreements entered into with such investors, GVAC intends to offer and sell a minimum of $30 million of shares of its Class A Common Stock and warrants to purchase additional shares of Class A Common Stock (the “PIPE Warrants”) at an offering price of $10.00 to purchase one share of GVAC Class A Common Stock and one PIPE Warrant. Each PIPE Warrant will entitle a holder to purchase one share of GVAC Class A Common Stock at an exercise price of $11.50 per share. It is also anticipated that the PIPE Investment will be consummated concurrently with the closing of the transactions contemplated by the Merger Agreement, subject to the terms and conditions contemplated by the subscription agreements.

Stockholder Approval

Prior to the consummation of the Business Combination, the holders of a majority of GVAC’s common stock attending a stockholder’s meeting, in person or by proxy (at which there is a quorum), must approve the transactions contemplated by the Merger Agreement (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, GVAC must call a special meeting of its common stockholders and must prepare and file with the SEC a Proxy Statement on Schedule 14A, which will be mailed to all stockholders entitled to vote at the meeting. Under the terms of the Merger Agreement, GVAC also agreed to obtain stockholder approval for the Charter Amendment Proposal (Proposal No. 2), the Equity Plan Adoption Proposal (Proposal No. 3), the Nasdaq 20% Proposal (see Proposal No. 4), and the Director Election Proposal (Proposal No. 5). This proxy statement is intended to satisfy the information requirements under Schedule 14A for each of these proposals.

In addition, GVAC has agreed that in the event that Helbiz fails to deliver its audited financial statements for the two fiscal years ended December 31, 2020 by March 15, 2021, GVAC shall take all necessary actions to extend the date by which it is required to complete a business combination from May 21, 2021 to a subsequent date as reasonably determined by the parties for the purpose of allowing the parties to consummate the Business Combination. As disclosed above, at the GVAC annual meeting, the GVAC stockholders approved the Extension Amendment pursuant to which GVAC amended its Amended and Restated Certificate of Incorporation to extend the date by which it has to consummate a Business Combination from May 21, 2021 to August 19, 2021 or such later date as provided for in the Extension Amendment.

Representations and Warranties under the Merger Agreement

In the Merger Agreement, Helbiz (on behalf of itself and its subsidiaries) and the Shareholders’ Representative made certain representations and warranties (with certain exceptions set forth in the disclosure schedule to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Helbiz and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter and governing documents; (f) affiliate transactions; (g) required consents and approvals; (h) financial information including projections; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws, including those relating to foreign corrupt practices and money laundering; (o) ownership of intellectual property; (p) suppliers; (q) accounts receivable and payables; (r) employees; (s) employment and labor matters and related party matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; (t) projections; (u) projections; (u) PIPE Investments; and (v) other customary representations and warranties.

In the Merger Agreement, GVAC made certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) absence of brokers and finders; (d) capital structure; (e) validity of the GVAC Merger Shares issuable to the Helbiz securityholders; (f) minimum trust fund amount; (g) continued Nasdaq listing for the GVAC Shares and the other classes of securities issued in its IPO; and (h) compliance with SEC filing requirements.

Conduct Prior to Closing; Covenants

The Merger Agreement contains certain customary covenants of GVAC and Helbiz, including, among others, the following:

•        Helbiz has agreed to

(i)     operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of GVAC;

(ii)    enter into new employment agreements with certain executive officers, including the Founder;

(iii)   enter into restrictive covenant agreements with the Founder and certain other officers pursuant to which they will agree to certain non-compete and non-solicit provisions; and

(iv)   enter into lockup agreements with the Founder and certain of its existing security holders to restrict the ability of such persons to sell or transfer their newly acquired GVAC Shares for a period of up to one year (in the case of the Founder) and six months (in the case of other security holders owning more than 75,000 shares of Helbiz) following the Closing;

•        GVAC has agreed to:

(i)     operate its business in the ordinary course prior to the closing of the Business Combination (with certain exceptions) and not to take certain specified actions without the prior written consent of Helbiz;

(ii)    maintain immediately available funds contained in GVAC’s trust account (net of any redemption amounts) available for release to GVAC immediately following the closing of the Business Combination (but prior to the payment of any expenses of GVAC), equal to or exceeding $15,000,000;

(iii)   receive its Board of Directors’ approval, subject to stockholder approval, of a new equity-based stock incentive plan and recommendation that the GVAC stockholders adopt such plan which will include a reserve for a number of shares available for issuance under such equity incentive plan not to exceed seventeen percent (17%) of the total number of shares of GVAC’s common stock on a fully-diluted basis; and

(iv)   file with the Nasdaq Stock Market a listing qualifications application to obtain from the Nasdaq Stock Market continued listing of the Class A Common Stock of GVAC and other listed securities, which listing application will reflect the change in management of GVAC, the change to its Board of Directors, the change of the operations to reflect the Helbiz businesses, the issuance of the GVAC Shares to the Helbiz securityholders and as part of the PIPE Investment; and such other matters as are customary for a company whose securities are traded on the Nasdaq Capital Market; and

•        GVAC and Helbiz have agreed to use their commercially reasonable efforts to jointly prepare this Proxy Statement, including any required disclosure and financial statements which must be included under SEC rules, and to respond to inquiries and comments from the SEC related thereto.

Conditions to Closing

General Conditions

Pursuant to the terms of the Merger Agreement, the obligation of GVAC and Helbiz to consummate the Business Combination is conditioned on, among other things: (a) the absence of any order, stay, judgment or decree by any government agency restraining or prohibiting or imposing any condition on the closing of the Business Combination; (b) all necessary governmental approvals having been obtained; (c) the absence of any litigation brought by a governmental agency seeking to enjoin or otherwise restrict the consummation of the Business Combination; (d) GVAC’s listing application for the combined companies with the Nasdaq Capital Market in connection with the transactions contemplated by the Merger Agreement shall have been approved, immediately following the Closing and GVAC, on a combined basis, shall satisfy any applicable initial and continuing listing requirements of the Nasdaq Capital Market and GVAC shall not have received any notice of non-compliance therewith; (e) the GVAC Shares shall have been approved for continued listing on the Nasdaq Capital Market, subject to completion of the Business Combination; (f) the GVAC stockholders have approved the Equity Incentive Plan Proposal; (g) GVAC shall have unrestricted cash on hand equal to or in excess of $15,000,000 before payment or deduction of any costs and expenses incurred with respect to the Business Combination; (h) each of the directors and officers of GVAC, other than Jonathan Intrater shall provide their resignations effective at Closing, and the proposed new directors of the Purchaser shall have been appointed; and (i) each of GVAC and Helbiz shall have obtained the approval of its respective stockholders.

The Helbiz shareholders, acting upon a majority vote of its stockholders entitled to vote, approved the Business Combination on February 4, 2021.

Helbiz’s Conditions to Closing

The obligations of Helbiz to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

•        GVAC complying in all material respects with all of its obligations required to be performed pursuant to the covenants in the Merger Agreement;

•        GVAC Shares, after giving effect to the Business Combination, continue to remain accepted for listing and trading upon the Nasdaq Stock Market; and

•        All of the representations and warranties of GVAC contained in the Merger Agreement and in any certificate delivered in connection with Closing, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Merger Agreement), shall be true and correct.

GVAC’s Conditions to Closing

The obligations of GVAC to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following:

•        There shall have been no continuing event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a material adverse effect on Helbiz;

•        Helbiz shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

•        All of the representations and warranties of Helbiz contained in the Merger Agreement and in any certificate delivered in connection with Closing, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Merger Agreement), shall be true and correct;

•        The PIPE Investment shall be consummated pursuant to and in accordance with the terms of the applicable Subscription Agreements;

•        Helbiz shall have delivered to GVAC executed (i) payoff letters for all indebtedness, expenses and other liabilities of itself and each of its subsidiaries that remain unpaid as of immediately prior to the Closing, and (ii) any required consents to the transactions contemplated hereunder under any material contracts, leases or permits;

•        GVAC shall have received a legal opinion from counsel to Helbiz with respect to certain usual and customary matters;

•        GVAC shall have received executed employment agreements from certain members of management of Helbiz;

•        GVAC shall have received executed non-compete agreements restrict their ability to compete against the businesses of the combined companies for up to three years following the closing;

•        GVAC shall have received the audited financial statements of Helbiz and the projections;

•        Each of the Registration Rights Agreement, Lock-up Agreement, and Escrow Agreement shall have been duly executed and delivered by each party thereto other than GVAC;

•        Helbiz shall have available capital in an amount sufficient for the purposes of paying its indebtedness and to provide for sufficient working capital; and

•        Helbiz shall have delivered to GVAC the following (i) fully-executed copies of all material software or intellectual property license agreements, pursuant to which it has been granted licenses to use industry-standard software necessary for the commercialization and operation of its business; (ii) evidence that it has filed U.S. federal trademark applications for all trademarks in use by it and that it has title or registration to all domain name registrations that are used by it or that relate to the Business; (iii) the results of a “patent freedom to operate” analysis; (iv) evidence that: (a)(1) all patents exclusively licensed to it were, as of the earlier of (x) the date of first use or practice by Helbiz of and (y) the effective date of any such license agreement, solely and exclusively owned by the licensor of such patent rights and (2) no other person owns or is licensed or authorized to use any of such licensed patents in the relevant fields of use in the U.S.; and (b)(1) the intellectual property rights exclusively licensed to it includes all intellectual property rights that such licensor owns or has rights under (in the United States of America) as of the earlier of (x) the date of first use or practice by Helbiz and (y) the effective date of such license agreement and (2) no other person owns or is licensed or is authorized to use any of such licensed intellectual property rights in the U.S.

First Amendment

The Merger Agreement was amended on April 8, 2021 by the First Amendment to the Merger Agreement, which is attached as Annex E to this proxy statement, which was entered by the Company, Merger Sub, Helbiz and the Shareholders’ Representative, to make certain revisions as follows: (i) make technical amendments to the definitions of the terms “Closing Consideration Conversion Ratio”, “Company Options”, “Company Securities”, “Purchaser Merger Securities” and “Purchaser Merger Shares” in each case to clarify the treatment of the securities of Helbiz in connection with the transactions contemplated by the Merger Agreement; (ii) modify the definition of the term “Closing Net Debt” to provide that the cash and cash equivalents of Helbiz as of the closing date shall be offset against its indebtedness for the purposes of determining this amount; (iii) amend Schedule 1.17 to the Merger Agreement to add Schedule 1.17(a) for the purpose of clarifying the methodology to be used to determine the Closing Consideration Conversion Ratio; (iv) modify Section 2.5 regarding the corporate name of the surviving subsidiary corporation following the consummation of the Business Combination; (v) implement changes to Section 3.1 to clarify or modify the treatment of Helbiz’s securities, including outstanding common stock purchase options, upon closing of the Business Combination; (vi) amend Section 6.8 to increase the number of shares to be reserved under the 2021 Omnibus Incentive Plan to

17%; (vii) amend and restate Section 8.7 of the Merger Agreement concerning the obligation of Helbiz to extinguish indebtedness prior to the closing; (ix) amend Section 9.1(e) to reflect the amendment to Section 6.8; and (x) amend Section 9.1(g) to provide that GreenVision’s designee to the board of Helbiz upon closing is Lee Stern.

Lock-up Agreements

Under the terms of the Merger Agreement, it was agreed upon by the parties that until (i) the first anniversary of the Closing of the Business Combination with respect to the Founder and (ii) the six month anniversary of the Closing with respect to other Helbiz shareholders owning at least 75,000 shares (the “Lockup Period End Date”), such Helbiz securityholders, directly or indirectly, will not: (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of the GVAC’s common stock, or any other securities of the GVAC convertible into or exercisable or exchangeable for any shares of such GVAC’s common stock which are owned as of the Closing Date (collectively, the “Lockup Shares”); (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Lockup Shares, whether any such transaction is to be settled by delivery of the Lockup Shares or other securities, in cash or otherwise; or (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lockup Shares or any other securities of GVAC, other than pursuant to the separate registration rights agreement between GVAC and the former Helbiz securityholders.

Registration Rights Agreement

Under the terms of the Merger Agreement, it was agreed upon by the parties that the former Helbiz securityholders would be entitled to certain registration rights with respect to the GVAC Shares received by them in the Business Combination. Under the terms of the agreement, commencing nine (9) months after the Closing (or six (6) months with the consent of GVAC’s investment banker), the former Helbiz securityholders may make one (1) demand and up to two (2) piggyback registration requests to have GVAC file a registration statement on their behalf or include in a registration statement filed by GVAC, with the Securities and Exchange Commission to provide for the resale under the Securities Act of 1933, as amended, the shares received in the Business Combination by them. The filing of the registration statements and the payment of filing fees and related costs such as legal and accounting costs will be borne by GVAC.

Indemnification

From and after the Closing, the Founder has agreed to indemnify and hold harmless GVAC against and in respect of specified actual and direct losses incurred or sustained by GVAC as a result of: (a) any breach of any of Helbiz’s representations and warranties set forth in the Merger Agreement (as modified by the Helbiz disclosure schedules to the Merger Agreement) and (b) any breach of any covenants or obligations of Helbiz contained in the Merger Agreement to be performed prior to the Closing. An aggregate of 1,600,000 shares of GVAC common stock issuable to the Founder at the Closing shall be deposited into a third-party escrow account (the “Indemnification Escrow Shares”) to serve as GVAC’s exclusive security for the Founder’s obligation to indemnify GVAC under the Merger Agreement. The survival period for such indemnification is 12 months.

Notwithstanding anything in the Merger Agreement to the contrary:

•        GVAC’s sole and exclusive remedy for all indemnifiable losses under the Merger Agreement shall be the recovery of a number of GVAC Shares from the Escrow Shares having a value equal to the losses that have been finally determined to be owing to GVAC in accordance with the Merger Agreement (at an assumed value equal to $10.00 per share (the “Escrow Share Value”)), subject to the Indemnifiable Loss Limit (as defined below).

•        The maximum liability of the Founder under the Merger Agreement or otherwise in connection with the transactions contemplated by the Merger Agreement shall in no event exceed an amount equal to: (i) the Escrow Share Value, multiplied by (ii) the Escrow Shares (the “Indemnifiable Loss Limit”).

•        GVAC shall not be entitled to indemnification unless and until the aggregate amount of losses is at least $200,000, at which time, subject to the Indemnifiable Loss Limit, GVAC shall be entitled to indemnification for any losses above such threshold.

•        The Founder shall have no liability or obligation to indemnify GVAC under the Merger Agreement with respect to the breach or inaccuracy of any representation, warranty, covenant or agreement based on any matter, fact or circumstance known to GVAC or any of its representatives or disclosed in the information set out in any schedule to the Merger Agreement.

•        Nothing in the Merger Agreement (i) limits the parties’ rights to seek injunctive relief or other equitable remedies, (ii) would prevent GVAC from bringing an action for fraud (with scienter) against the Person who committed such fraud (with scienter) or (iii) limit the right of any person or entity to pursue remedies under any other agreement entered into in connection with the transactions contemplated by the Merger Agreement against the parties thereto.

The indemnification to which GVAC is entitled from the Escrow Participants pursuant to the Merger Agreement for losses shall be effective so long as it is asserted prior to the expiration of the 12 month anniversary of the Closing date (the “Survival Period”); provided, that in the event that any indemnification notice shall have been given by GVAC in accordance with the provisions of the Merger Agreement (each, an “Indemnification Notice”) prior to the expiration of the Survival Period and such claim has not been finally resolved by the expiration of the Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnification Notice shall survive for an additional period of 12 months for purposes of resolving any such claims.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the closing by:

•        the mutual written agreement of Helbiz and GVAC;

•        GVAC or Helbiz, in the event a governmental authority shall have issued an order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Business Combination, which order is final and non-appealable.

•        GVAC, if there shall have been a material adverse effect on Helbiz following the date of the Merger Agreement which is uncured and continuing or if Helbiz amends, changes or modifies or seeks to amend, change or modify its disclosure schedules, financial statements or projections delivered to GVAC in accordance with the Merger Agreement and such amendment, change or modification will constitute a material adverse change.

•        GVAC, if the Stockholders Meeting is held and it has concluded that its stockholders have not approved the Business Combination.

•        GVAC, if: (i) Helbiz shall have breached any representation, warranty, agreement or covenant contained in the Merger Agreement to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.2 of the Merger Agreement impossible; and (ii) such breach shall not be cured within thirty (30) days following receipt by Helbiz of a written notice from GVAC describing in reasonable detail the nature of such breach.

•        Helbiz, if: (i) GVAC shall have breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.3 of the Merger Agreement impossible; and (ii) such breach shall not be cured within thirty (30) days following receipt by GVAC of a written notice from Helbiz describing in reasonable detail the nature of such breach.

The Merger Agreement further provides, that other than with respect to the failure of (1) the SEC to provide to GVAC notice of no further comments to its proxy statement or (2) GVAC to comply with its obligation to take all necessary actions to extend its corporate existence as described in the Merger Agreement, in the event that (i) the Closing does not take place on or prior to August 19, 2021 (or a later date as may be extended by GVAC’s board and/or its shareholders) due to any delay caused by or any reason directly attributable to Helbiz or its subsidiaries, or (ii) there is a valid and effective termination of this Agreement by GVAC pursuant to Sections 12.2(a) or Section 12.3(a) of the Merger Agreement, then Helbiz shall pay to GVAC a break-up fee in cash equal to Fifteen Million U.S. Dollars ($15,000,000).

The foregoing summary of the Merger Agreement, as amended by the First Amendment, does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement and the First Amendment, which are filed as Annex A and Annex E hereto, and which are incorporated by reference herein. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Except as described above, no consideration was paid by GVAC in connection with the agreements described above.

Vote Required for Approval

The approval of the Business Combination Proposal requires the affirmative vote of a majority of the GVAC Shares present in person or represented by proxy and entitled to vote.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2
THE CHARTER AMENDMENT PROPOSAL

Overview

In connection with the Business Combination, we are asking our stockholders to approve the adoption of the proposed amendments to our Amended and Restated Certificate of Incorporation, substantially in the form attached to this proxy statement as Annex C, to be effective upon the consummation of the Business Combination. If the Business Combination and the Charter Amendment Proposal are approved, we would amend our current Amended and Restated Certificate of Incorporation with the matters described in this Proposal.

Comparison of Current Charter to Proposed Charter

The following is a summary of the key changes effected by the proposed amendments (the “Charter Amendments”) relative to the current Amended and Restated Certificate of Incorporation. This summary is qualified in its entirety by reference to the full text of the proposed charter, substantially in the form included as Annex C to this proxy statement.

•        to change the name of the new public entity to “Helbiz, Inc.” from “GreenVision Acquisition Corp.”; and

•        to, upon completion of the Business Combination, reclassify all of its currently authorized shares of common stock, par value $0.00001 per share, into an aggregate of 300,000,000 shares of Common Stock, consisting of (a) that number of shares of Class B Common Stock equal to the product of (I) 3,069,539 and (II) the Consideration Conversion Ratio, whereby, holders of shares of Class A Common Stock will be entitled to cast one vote per share and holders of shares of Class B Common Stock will be entitled to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote and (b) a number of shares of Class A Common Stock that equals 300,000,000 less the number of authorized shares of Class B Common Stock. Such preferential voting rights attributable to the Class B Common Stock would expire not later than 24 months from the closing of the Business Combination.

Reasons for the Approval of the Charter Proposal

In the judgment of the Board, the proposed Charter Amendments are necessary to address the needs of the post-combination company. In particular:

•        the name of the new public entity is desirable to reflect the business of the post-combination company; and

•        the reclassification of our authorized shares of our common stock is desirable to establish a dual-class structure to align our capital structure with that of Helbiz by establishing the Class B Common Stock in order to create a class of equity stock providing voting control to Salvatore Palella, the Founder and chief executive officer of Helbiz.

The Charter Amendment to establish the Class B common stock provides that holders of shares of Class B common stock will have such number of votes per share equal to the lesser of (i) ten (10) votes per share or (ii) such number of votes per share such that the total number of shares of GVAC Class B Common Stock issued to the Founder represent, in the aggregate, no more than 60% of all of the then outstanding voting securities of GVAC for a period of up to twenty-four months. Because, upon consummation of the Business Combination, Mr. Palella, the founder and chief executive officer of Helbiz, will be the sole beneficial owner of shares of Class B common stock, and those shares are generally restricted from transfers, except in limited circumstances, this dual class stock structure provides Mr. Palella with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of our outstanding Class A and Class B common stock. We believe that our success rests on our ability to undertake a long-term view and Mr. Palella’s controlling interest will enhance Helbiz’s ability to focus on long-term value creation and help insulate it from short-term outside influences. Mr. Palella’s voting control also provides Helbiz with flexibility to employ various financing and transaction strategies involving the issuance of equity securities, while maintaining his control.

Vote Required for Approval

The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon at the special meeting. Abstentions and broker non-votes have the same effect as a vote “AGAINST” the proposal.

The Charter Amendment Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Charter Amendment Proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE
“FOR” THE CHARTER AMENDMENT PROPOSAL.

The existence of financial and personal interests of one or more of GVAC’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of GVAC and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of GVAC’s Directors and Officers in the Business Combination” for a further discussion.

PROPOSAL NO. 3
THE EQUITY PLAN ADOPTION PROPOSAL

The Board of Directors is asking stockholders to approve the proposed GreenVision Acquisition Corp. 2021 Omnibus Incentive Plan (“Omnibus Plan”). The following summary of the Omnibus Plan is qualified in its entirety by the complete text of the Omnibus Plan contained in Annex D.

Overview

Prior to the consummation of the Business Combination, GVAC’s board of directors is expected to approve and adopt, subject to GVAC stockholder approval, the Omnibus Plan, effective as of and contingent upon the consummation of the Business Combination. The Board of Directors is seeking to reserve, assuming no redemptions of the outstanding public shares, 9,656,818 shares of Series A common stock (approximately 17.0% of the anticipated shares of GVAC Series A common stock issued and outstanding immediately after closing of the Business Combination on a fully-diluted basis) for issuance pursuant to the Omnibus Plan. Within this reserve, a total of approximately 80% represents options previously granted by Helbiz to its officers and employees and assumed by GVAC under the Omnibus Plan and the remaining shares under the Omnibus Plan will be available for future awards to be granted under the Omnibus Plan.

Equity compensation is an important component of our future executive, employee and director compensation programs. We believe it aligns employee and director compensation with stockholder interests and motivates participants to achieve long-range goals. Stockholder approval of the Omnibus Plan would permit GVAC Shares to be awarded as employee incentive compensation, allowing the Board of Directors to attract and retain key employees, provide them competitive compensation, adapt to evolving compensation practices and account for our growth. Upon stockholder approval, awards to participants will be made pursuant to the Omnibus Plan. We are seeking stockholder approval to make GVAC Shares available for future grants under the Omnibus Plan as described below.

Reasons for the Approval of the Equity Plan Adoption Proposal

Stockholder approval of the Omnibus Plan is necessary in order for us to (1) satisfy the stockholder approval requirements of The Nasdaq Stock Market and (2) grant incentive stock options (“ISOs”) and other awards thereunder. Specifically, approval of the Omnibus Plan will constitute approval of the material terms of the Omnibus Plan pursuant to the shareholder approval requirements of Section 422 of the Code relating to ISOs. If shareholders do not approve this proposal, the Omnibus Plan will not become effective and we will not be able to grant equity awards under the Omnibus Plan.

Purpose of the Omnibus Plan

As described more generally above, the purpose of the Omnibus Plan is to:

•        attract and retain persons eligible to participate in the Omnibus Plan;

•        motivate eligible individuals to whom awards under the Omnibus Plan will be granted, who we refer to as the “Participants,” by means of appropriate incentives, to achieve long-range goals;

•        provide incentive compensation opportunities that are competitive with those of other similar companies; and

•        further align Participants’ interests with those of our other stockholders through compensation that is based on GVAC Shares.

The Omnibus Plan promotes the long-term financial interest of our company and its subsidiaries, including the growth in value of our company’s equity and enhancement of long-term stockholder return.

We intend to use equity-based compensation granted under our long-term incentive plans as a key element of our executives’ compensation packages, and each year will disclose the prior year grants to and other compensation of our named executive officers in our proxy statement. We believe the Omnibus Plan assists with linking executives’ overall compensation opportunities to the enhancement of long-term stockholder return.

The Omnibus Plan provides for the grant of non-qualified and incentive stock options, full value awards, and cash incentive awards. The flexibility inherent in the plan permits the Board of Directors to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for our industry and to a global company such as ours, given the volatility of the public markets and reactions to economic and world events. Equity compensation, which aligns the interests of executives and our stockholders, is an important tool for the Board of Directors.

In connection with the Business Combination, GVAC will enter into employment agreements with several of the executives and management members from Helbiz. A maximum total of 7,738,000 shares will be reserved and allocated to Exchanged Options held by current Helbiz employees. Between the date of this proxy statement and the date of the closing of the Business Combination, the number of Exchanged Options which are vested is expected to increase by approximately 23,000 per month in accordance with the existing terms of such Exchanged Options. See “Directors, Executive Officers, Executive Compensation and Corporate Governance” commencing at page 226. In addition, if this proposal is approved by our stockholders, GVAC will issue a total of 30,000 shares of Common Stock in the form of an award under the Omnibus Plan to Lee Stern, who currently serves as an independent member of the Board of Directors of GVAC in consideration of his Board service and who is expected to remain on the board of GVAC following the closing of the Business Combination.

General Terms of the Omnibus Plan

The Omnibus Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”), unless otherwise provided by the Board of Directors. The Committee selects the Participants, the time or times of receipt of awards, the types of awards to be granted and the applicable terms, conditions, performance targets, restrictions and other provisions of such awards, to cancel or suspend awards, and to accelerate the exercisability or vesting of any award under circumstances designated by it. The Committee may delegate all or any portion of its responsibilities or powers under the Omnibus Plan to persons selected by it. If the Committee does not exist or for any other reason determined by the Board of Directors, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board of Directors may take any action under the Omnibus Plan that would otherwise be the responsibility of the Committee.

If an award of common stock is settled in cash, the total number of shares with respect to which such payment is made shall not be considered to have been delivered. However, (i) if shares covered by an award are used to satisfy the applicable tax withholding obligation, the number of shares held back by GVAC to satisfy such withholding obligation shall be considered to have been delivered; (ii) if the exercise price of any option granted under the Omnibus Plan is satisfied by tendering GVAC Shares to us (including GVAC Shares that would otherwise be distributable upon the exercise of the option), the number of GVAC Shares tendered to satisfy such exercise price shall be considered to have been delivered; and (iii) if we repurchase GVAC Shares with proceeds received from the exercise of an option issued under the Omnibus Plan, the total number of shares repurchased shall be deemed delivered.

Notwithstanding the minimum vesting limitations described below with respect to options and full value awards, the Committee may grant options and full value awards that are not subject to such minimum vesting provisions. The GVAC Shares with respect to which awards may be made under the Omnibus Plan shall be:

•        shares currently authorized but unissued;

•        to the extent permitted by applicable law, currently held or acquired by GVAC as treasury shares, including shares purchased in the open market or in private transactions; or

•        shares purchased in the open market by a direct or indirect wholly-owned subsidiary of GVAC, and we may contribute to the subsidiary an amount sufficient to accomplish the purchase of the shares to be so acquired.

At the discretion of the Committee, an award under the Omnibus Plan may be settled in cash, GVAC Shares, the granting of replacement awards, or a combination thereof; provided, however, that if a cash incentive award is settled in GVAC Shares, it must satisfy the minimum vesting requirements related to full value awards.

The Committee may use GVAC Shares available under the Omnibus Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of our company or a subsidiary, including the plans and arrangements of our company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving GVAC (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall adjust outstanding awards to preserve the benefits or potential benefits of the awards. Action by the Committee may include:

•        adjustment of the number and kind of shares which may be delivered under the Omnibus Plan;

•        adjustment of the number and kind of shares subject to outstanding awards;

•        adjustment of the exercise price of outstanding options; and

•        any other adjustments that the Committee determines to be equitable, which may include, without limitation:

•        replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and

•        cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the GVAC Shares subject to the option at the time of the transaction over the exercise price.

Except as otherwise provided by the Committee, awards under the Omnibus Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

Eligibility

All employees and directors of, and consultants and other persons providing services to, GVAC or any of its subsidiaries (or any parent or other related company, as determined by the Committee) are eligible to become Participants in the Omnibus Plan, except that non-employees may not be granted incentive stock options.

Options

The Committee may grant an incentive stock option or non-qualified stock option to purchase GVAC Shares at an exercise price determined by the Committee. Each option shall be designated as an incentive stock option, a tax-qualified option or non-qualified stock option when granted. An incentive stock option is a stock option intended to satisfy additional requirements required by federal tax rules in the United States as specified in the Omnibus Plan (and any incentive stock option granted that does not satisfy such requirements shall be treated as a non-qualified stock option).

Except as provided for under the Omnibus Plan (including with respect to Exchanged Options) and as described below, the exercise price for an option shall not be less than the fair market value of a GVAC Share at the time the option is granted; provided, that the exercise price of an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in our company or a subsidiary shall not be less than 110 percent of the fair market value of a GVAC Share at the time of grant. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to GVAC as consideration for the grant of a replacement option with a lower exercise price, except as approved by our stockholders or as adjusted for corporate transactions described above.

No option shall be surrendered to GVAC in consideration for a cash payment or grant of any other award if at the time of such surrender the exercise price of such option is greater than the then current fair market value of a share of Common Stock, except as approved by our stockholders. In addition, the Committee may grant options with an exercise price less than the fair market value of the GVAC Shares at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. No dividend equivalents may be granted under the Omnibus Plan with respect to any option.

The option shall be exercisable in accordance with the terms established by the Committee. In the event of the Participant’s termination occurs for any reason other than death, disability, retirement, or involuntary termination without cause, any unvested options will be forfeited. In the event the Participant’s termination occurs due to death, disability, retirement or involuntary termination without cause, any unvested options shall be exercisable only as determined by the Committee in its sole discretion.

The full purchase price of each GVAC Share purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Committee, the purchase price of an option shall be payable in cash, by promissory note, or by GVAC Shares (valued at fair market value as of the day of exercise), including shares of stock otherwise distributable on the exercise of the option, or a combination thereof. If the shares remain publicly traded, the Committee may permit a Participant to pay the exercise price by irrevocably authorizing a third party to sell GVAC Shares (or a sufficient portion of the GVAC Shares) acquired upon exercise of the option and remit to GVAC a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Committee, in its discretion, may impose such conditions, restrictions, and contingencies on GVAC Shares acquired pursuant to the exercise of an option as the Committee determines to be desirable. In no event will an option expire more than ten years after the grant date; provided, that an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in GVAC or a subsidiary shall not be more than 5 years.

The option will expire on the earliest to occur of (i) the last day of the term of the option as described in the award agreement; (ii) if the Participant’s termination occurs by reason of death, disability, retirement or an involuntary termination without cause, the one-year anniversary of such termination date; or (iii) if the Participant’s termination occurs for any reason other than those listed in clause (ii), the Participant’s termination date.

Other Awards

Restricted Stock Awards.    A restricted stock award is a grant or sale of shares of Common Stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board of Directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

Restricted Stock Unit Awards.    A restricted stock unit award provides for a grant of shares of Common Stock or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder, the vesting requirements of which shall be determined by the Committee. The Committee shall set forth in the applicable restricted stock unit award agreement. The holder of a restricted stock unit may be entitled to receive a cash payment equal to the fair market value of one (1) share of Common Stock, as determined in the sole discretion of the Committee and as set forth in the restricted stock unit award agreement, if and to the extent the holder satisfies the applicable vesting requirements.

Performance Stock Awards.    A performance stock award provides for the distribution of shares of Common Stock (or cash equal to the fair market value of shares of Common Stock) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives, which performance goals and objectives (and the period of time to which such goals and objectives shall apply) shall be determined by the Committee and shall set forth in the applicable performance stock award agreement. The holder of a performance stock award shall have no rights as a stockholder until such time, if any, as the holder actually receives shares pursuant to the performance stock award.

Performance Unit Awards.    A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company (or affiliate) performance goals or objectives based on selected performance criteria, based on the number of units awarded to the holder, which performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) shall be determined by the Committee and shall set forth in the applicable performance unit award agreement. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfies (or partially satisfies, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement.

Stock Appreciation Rights.    A Stock Appreciation Right (“SAR”) provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares of Common Stock equal to the excess of (A) the fair market value of the number of shares of Common Stock subject to the SAR on the date of exercise, over (B) the product of the number of shares of Common Stock subject to the SAR multiplied by the base value for the SAR, as determined by the Committee or the Board of Directors. The Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a shares of Common Stock on the date of grant), the number of shares of Common Stock subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. A tandem SAR is a SAR granted in connection with a related option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of shares of Common Stock under the related option. If the Committee grants a SAR which is intended to be a tandem SAR, the tandem SAR shall be granted at the same time as the related option and additional restrictions apply.

Other Stock-Based Awards.    The Committee may grant to participants other stock-based awards under the Omnibus Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of common stock. The form of any other stock-based awards will be determined by the Committee and may include a grant or sale of unrestricted Shares of common stock. The number of shares of common stock related to other stock-based awards will be determined by the Committee. Other stock-based awards will be paid in cash, Shares of common stock, or a combination of cash and shares, as determined by the Committee. The terms and conditions, including vesting conditions and any performance goals and/or criteria, of any other stock-based award will be established by the Committee when the award is made and set forth in the applicable award agreement. The Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Dividends or dividend equivalents settled in cash or GVAC Shares may be granted to a Participant in relation to a full value award with payments made either currently or credited to an account. No dividend or dividend equivalents granted in relation to a full value award that is subject to vesting shall be settled prior to the date such full value award (or applicable portion thereof) becomes vested and is settled.

Change in Control

A Change in Control shall have such effect on an award as is provided in the applicable award agreement, or, to the extent not prohibited by the Omnibus Plan or the applicable award agreement, as provided by the Committee. In the event of a Change in Control, the Committee may cancel any outstanding awards in return for cash payment of the current value of the award, determined with the award fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the GVAC Shares subject to the option at the time of the transaction over the exercise price (and the option will be cancelled with no payment if the value of the shares at the time of the transaction are equal to or less than the exercise price).

For the purposes of the Omnibus Plan, a “change in control” is generally deemed to occur when:

•        any person becomes the beneficial owner of 50 percent or more of GVAC’s voting stock;

•        the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction involving our company where, immediately after the transaction, the GVAC stockholders immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company;

•        the consummation of any plan of liquidation or dissolution providing for the distribution of all or substantially all of the assets of GVAC and its subsidiaries or the consummation of a sale of substantially all of the assets of GVAC and its subsidiaries; or

•        at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors, who we refer to as Incumbent Directors, cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by GVAC’s stockholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors.

Amendment and Termination

The Board of Directors may amend or terminate the Omnibus Plan at any time, and the Board of Directors or the Committee may amend any award granted under the Omnibus Plan, but no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent. The Board of Directors may not amend the provision of the Omnibus Plan related to re-pricing without approval of stockholders or make any material amendments to the Omnibus Plan without stockholder approval. The Omnibus Plan will remain in effect as long as any awards under the Omnibus Plan remain outstanding, but no new awards may be granted after the tenth anniversary of the date on which the stockholders approve the Omnibus Plan.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Incentive Plan applicable to U.S. participants. This summary deals with the general federal income tax principles that apply (based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation) and is provided only for general information. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options.    If a participant is granted a non-qualified stock option under the Omnibus Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction, subject to applicable limitations, at the same time and for the same amount as the participant recognizes as ordinary income. Any subsequent gain or loss generally will be taxable as long-term or short-term capital gain or loss for which we generally should not be entitled to a deduction.

Incentive Stock Options.    A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any corresponding deduction. If the holding period requirements are not met, the ISO will be treated as a nonqualified stock option, and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. In addition, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which a participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified stock options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were actually nonqualified stock options. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Special Rule if Exercise Price is Paid for in Shares.    If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of our common stock and the Business Combination is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The number of shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of a stock option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired upon exercise of the incentive stock option, over the aggregate exercise price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the requisite holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Stock Appreciation Rights.    Generally, a participant will recognize ordinary income upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to applicable limitations, we or our subsidiaries or affiliates generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock.    A participant should not have taxable income on the grant of unvested restricted stock, nor will we or our subsidiaries or affiliates then be entitled to any deduction, unless the participant makes a valid election under Section 83(b) of the Code (discussed below). However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and we or our subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations, in an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse and the purchase price, if any, paid for the restricted stock. If the participant makes a valid election under Section 83(b) of the Code with respect to restricted stock, the participant generally will recognize ordinary income at the date of issuance of the restricted stock in an amount equal to the difference, if any, between the fair market value of the shares on that date and the purchase price, if any, paid for the restricted stock, and we or our subsidiaries or affiliates generally will be entitled to a deduction for the same amount, subject to applicable limitations.

Restricted Stock Units.    A participant generally will not recognize taxable income at the time of the grant of restricted stock units, and neither we nor our subsidiaries or affiliates will be entitled to a deduction at that time. When a restricted stock unit is paid, whether in cash or common stock, the participant will have ordinary income equal to the fair market value of the shares delivered or the cash paid, and we or our subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations.

Other Stock-Based Award.    Generally, the granting of other stock-based awards should not result in the recognition of taxable income by the recipient or a tax deduction by us, our subsidiaries, or affiliates. The payment or settlement of other stock-based awards generally should result in immediate recognition of taxable ordinary income by the recipient, equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of any common stock received, and a corresponding tax deduction by us, subject to applicable limitations. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and to us generally will be similar to the tax consequences of restricted stock awards, as described above. If any other stock-based award consists of unrestricted shares, the recipient of those shares generally will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we generally will be entitled to a corresponding tax deduction, subject to applicable limitations.

Federal Tax Withholding.    Any ordinary income realized by a participant upon the granting, vesting, exercise, or conversion of an award under the Omnibus Plan, as applicable, is subject to withholding of federal, state, and local income taxes and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we (or, if applicable, any of our subsidiaries or affiliates) will have the right to require, as a condition to delivery of any certificate for shares of our common stock or the registration of the shares in the participant’s name, that the participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent, accept delivery of shares with an aggregate fair market value that equals or exceeds the required tax withholding amount. Withholding does not represent an increase in the participant’s total income tax obligation because it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees no later than January 31 of the following year. Deferred compensation that is subject to Section 409A of the Code (discussed below) will also be subject to certain federal income tax withholding and reporting requirements.

Million Dollar Deduction Limit and Other Tax Matters.    We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during the taxable year); or (iii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions (x) only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and (z) may not apply to certain types of compensation, such as qualified performance-based compensation that is payable pursuant to a written, binding contract that was in effect as of November 2, 2017, so long as the contract is not materially modified after that date.

If an individual’s rights under the Omnibus Plan are accelerated as a result of a Change in Control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes, if applicable) payable by the individual on the value of such accelerated rights and (ii) the loss by us of a compensation deduction.

Section 409A of the Code.    Certain types of awards under the Omnibus Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Omnibus Plan and awards granted under the Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Treasury Regulations and other authoritative guidance that may be issued under Section 409A of the Code. To the extent determined necessary and appropriate by the Committee, the Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Omnibus Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the Omnibus Plan. In addition, a number of Participants reside outside the U.S. and are subject to taxation in other countries. The actual tax implications for any Participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.

What Happens If Stockholders Do Not Approve This Proposal?

In the event this proposal is not approved by stockholders, GVAC will not have the ability to grant equity compensation as a component of our executive, employee and director compensation programs.

Interest of Directors and Executive Officers

All members of our Board and all of our executive officers are eligible for awards under the Omnibus Plan and, thus, have a personal interest in the approval of the Omnibus Plan.

New Plan Benefits

Grants of awards under the Omnibus Plan are subject to the discretion of the Committee. Therefore, other than as identified below, it is not possible to determine the future benefits that will be received by any participants under the Omnibus Plan. In connection with the Business Combination, GVAC will enter into employment agreements with several of the executives and management members from Helbiz. A maximum of 7,738,000 shares will be reserved and allocated to Exchanged Options held by current Helbiz employees, including an aggregate maximum of 3,945,000 vested Exchanged Options (assuming cash-based exercise). Between the date of this proxy statement and the date of the closing of the Business Combination, the number of Exchanged Options which are vested is expected to increase by approximately 23,000 per month in accordance with the existing terms of such Exchanged Options. In addition, if this proposal is approved by our stockholders, GVAC will issue a total of 30,000 shares of Common Stock in the form of an award under the Omnibus Plan to Lee Stern, who currently serves as an independent member of the Board of Directors of GVAC in consideration of his Board service and who has been designated by GVAC to continue on the board following the closing of the Business Combination. Further, following completion of the Business Combination, GVAC also anticipates granting the independent members of its Board of Directors an annual award of options to purchase 75,000 shares under the Omnibus Plan, as described below under the caption “Directors and Officers after Completion of Business Combination — Director Compensation.”

Pursuant to the Merger Agreement, at the Closing, each outstanding Exchanged Option (whether vested or unvested) shall be assumed by the combined entity and automatically converted into an option to purchase Common Stock. Each Exchanged Option will be subject to the terms and conditions set forth in Omnibus Plan as described in the Equity Plan Adoption Proposal, and shall be adjusted to reflect, for the exercise price and number of shares underlying each Exchanged Option, the Consideration Conversion Ratio (provided that any fractional shares will be rounded up to the nearest whole number of shares of GVAC Class A Common Stock) and subject to the same terms and conditions applicable to such Exchanged Option as of the date hereof.

As of the date of this proxy statement, there are outstanding options to purchase a total of 1,598,800 shares of Helbiz Class A common stock at an average exercise price of $10.00 per share. These options, which are the Exchanged Options, would become options to purchase a total of approximately 7,544,473 shares of GVAC options at an average exercise price of $2.12, at the specific prices below. The following table sets forth information as to the outstanding stock options held by Helbiz’s officers, directors, 5% stockholders and all other option holders:

Option Holder	Helbiz Shares Subject to Option		GVAC Shares Subject to Options
	Shares	Exercise Price	Shares	Exercise Price
Salvatore Palella	320,360	$10.00	1,511,726	$2.12
Giulio Profumo	149,600	$10.00	705,938	$2.12
Stefano Ciravegna	149,600	$10.00	705,938	$2.12
Jonathan Hannestad	165,920	$10.00	782,949	$2.12
Nemanja Stancic	149,600	$10.00	705,938	$2.12
Lorenzo Speranza	142,120	$10.00	670,641	$2.12
All other employees	521,600	$10.00	2,461,344	$2.12
Total	1,598,800	$10.00	7,544,473	$2.12

Form S-8

Following the consummation of the Business Combination, when permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the common stock issuable under the Incentive Plan.

Required Vote

Approval of the Equity Plan Adoption Proposal requires the affirmative vote of the holders of a majority of GVAC Shares represented in person or by proxy at the special meeting of GVAC stockholders and entitled to vote thereon.

Recommendation of the Board

Our Board of Directors unanimously recommends that our stockholders vote “FOR” adoption of the Equity Plan Adoption Proposal.

PROPOSAL NO. 4
THE NASDAQ 20% SHARE ISSUANCE PROPOSAL

Background and Overview

We are seeking stockholder approval of the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Prior to the Business Combination, we have 3,349,053 shares of common stock outstanding.

Pursuant to the Merger Agreement, we anticipate that we will issue to Helbiz stockholders as Closing Merger Consideration upon closing of the Business Combination an aggregate of approximately 24,634,000 shares of our common stock. See “The Business Combination Proposal — The Merger Agreement.” Because the number of shares of our common stock we anticipate issuing in the Business Combination (1) will constitute more than 20% of our outstanding common stock and more than 20% of outstanding voting power prior to such issuance and (2) will result in a change of control of GVAC, we are required to obtain stockholder approval of such issuances pursuant to Nasdaq Listing Rules 5635(a) and (b).

Further, under the Merger Agreement, it is a condition of the Business Combination that we complete the PIPE Investment. As defined under the Merger Agreement, if we complete the PIPE Investment, we would issue $30 million of GVAC Shares and additional warrants to purchase GVAC Shares. Based on the anticipated purchase price of the securities offered in the PIPE Investment, we would issue at the closing of the Business Combination an aggregate of 3,000,000 shares of GVAC Series A common stock and warrants to purchase an additional 3,000,000 shares of GVAC Series A common stock.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, we anticipate issuing (i) up to an aggregate of approximately 24,634,000 shares of our common stock to the former Helbiz securityholders as merger consideration pursuant to the Merger Agreement and (ii) 3,000,000 shares and 3,000,000 warrants to the PIPE investors. The issuance of such shares would result in significant dilution to our stockholders and would result in our stockholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of GVAC.

It is a condition to the obligation of the GVAC to close the Business Combination that GVAC’s common stock remain listed on The Nasdaq Stock Market, LLC. As a result, if the Nasdaq Proposal is not adopted, the Business Combination may not be completed.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of a majority of the GVAC Shares present in person or represented by proxy and entitled to vote.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ 20% PROPOSAL.

PROPOSAL NO. 5
THE DIRECTOR ELECTION PROPOSAL

Overview

Assuming the Business Combination Proposal and the other Condition Precedent Proposals are approved, GVAC’s stockholders are also being asked to approve the Director Election Proposal to consider and vote upon a proposal to approve the election of five directors who, upon consummation of the Business Combination, will be the directors of Helbiz.

Nominees

As contemplated by the Merger Agreement, the Helbiz Board of Directors following consummation of the transaction will consist of five directors:

1.      Salvatore Palella, the Chief Executive Officer of Helbiz;

2.      Giulio Profumo, the Chief Financial Officer of Helbiz;

3.      Lee Stern, a candidate designated by GVAC, who qualifies as “independent” under applicable SEC and Nasdaq rules;

4.      Guy Adami, a candidate designated by Helbiz, who qualifies as “independent” under applicable SEC and Nasdaq rules; and

5.      Kimberly L. Wilford, a candidate designated by Helbiz, who qualifies as “independent” under applicable SEC and Nasdaq rules.

Accordingly, our board of directors has nominated each of the above-named individuals to serve as our directors upon the consummation of the Business Combination, with Mr. Palella to serve as the Chairperson of the board of directors, in each case, in accordance with the terms and subject to the conditions of Helbiz’s organizational documents. For more information on the experience of each of these director nominees, please see the section titled “Management of Helbiz Following the Business Combination” of this proxy statement.

The existence of financial and personal interests of one or more of GVAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of GVAC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section titled “Business Combination Proposal — Interests of GVAC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Vote Required for Approval

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

The election of the five director nominees under this Director Election Proposal is conditioned on the approval of the other condition precedent proposals.

Recommendation of the Board

GVAC’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE DIRECTOR ELECTION PROPOSAL.

PROPOSAL NO. 6
THE ADJOURNMENT PROPOSAL

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Business Combination Proposal, or any of the other Condition Precedent Proposals, the GVAC Board of Directors may adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders if there are insufficient votes for, or otherwise in connection with, the approval of any of such proposals.

In no event will GVAC solicit proxies to adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under Delaware law and its Certificate of Incorporation. The purpose of the Adjournment Proposal would be to provide more time for GVAC to further solicit proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the proposals. Such additional time would increase the likelihood of obtaining a favorable vote on each of the proposals.

In addition to an adjournment of the Special Meeting upon approval of an adjournment proposal, the GVAC Board of Directors is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, GVAC will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented at the Special Meeting and such proposal is not approved by its stockholders, GVAC’s Board of Directors may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the consummation of the Business Combination. In such event, the Business Combination would not be completed.

Required Vote

Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of the majority of the shares of GVAC’s Common Stock present in person or represented by proxy and entitled to vote. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of the Board

THE BOARD OF DIRECTORS OF GVAC RECOMMENDS THAT THE GVAC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF HELBIZ

The following tables set forth selected historical financial information as of and for the three months ended March 31, 2021 and 2020 and as of December 31, 2020 and 2019 and for the two years in the period ended December 31, 2020, which are derived from Helbiz’s audited consolidated financial statements and included elsewhere in this proxy statement. Historical results are not necessarily indicative of the results to be expected for future periods. The auditor’s opinion accompanying the audited financial statements of Helbiz for the year ended December 31, 2020 include an explanatory paragraph regarding Helbiz’s ability to continue as a going concern.

The information is only a summary and should be read in conjunction with Helbiz’s consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Helbiz.” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of Helbiz.

Consolidated Statement of Operations Data

	March 31, (dollar amounts in thousands)		December 31, (dollar amounts in thousands)
	2021	2020	2020	2019
Net revenue	$1,015	$509	$4,418	$1,079
Operating expenses:
Cost of sales	4,502	1,341	7,870	2,022
Research and Development	576	199	1,604	445
Sales and marketing	1,133	854	4,808	1,404
General and administrative	3,956	1,298	10,075	4,589
Total operating expenses	10,167	3,692	24,357	8,460

Loss from operations	(9,152)	(3,183)	(19,939)	(7,381)
Total other expenses, net	(4,911)	851	(4,620)	(328)
Income Taxes	(2)	(2)	(14)	—
Net Loss	(14,065)	(2,334)	(24,573)	(7,709)
Dividend to Series A Preferred Stockholders	(35)	(189)	(231)	(242)
Net loss per share attributable to common stockholders	(14,100)	(2,523)	(24,804)	(7,951)
Net loss per share attributable to common stockholders, basic and diluted	(3.02)	(0.73)	(6.24)	(2.33)

Costs and expenses include stock-based compensation expense as follows:

	Three Months ended March 31,		Year ended December 31,
	2021	2020	2020	2019
	Amount	Amount	Amount	Amount
	(dollar amounts in thousands)		(dollar amounts in thousands)
Stock-based Compensation:
Cost of Sales	12	—	37	—
Research and Development	236	—	708	—
Sales and marketing	166	65	576	—
General and administrative	1,269	—	3,544	—
Total Stock-based Compensation	$1,683	65	$4,865	—

Consolidated Balance Sheets Data

	As of March 31, 2021	As of December 31,
		2020	2019
	(in thousands)	(in thousands)
Cash, cash equivalents and restricted cash	$5,734	$790	$1,611
Other Current Asset	2,910	1,680	2,497
Total Asset	17,120	6,360	6,345
Current Financial Liabilities	1,014	9,300	5,781
Non-Current Financial Liabilities	17,501	4,028	1,894
Total Liabilities	23,499	17,666	10,148
Total Convertible Preferred Stock	4,075	4,040	6,200
Total stockholders’ equity (deficit)	(10,453)	(15,346)	(10,003)

COMPARATIVE SHARE INFORMATION

The following table sets forth the historical comparative share information for Helbiz and GVAC on a stand-alone basis and the unaudited pro forma combined per share information after giving effect to the Business Combination, (1) assuming no GVAC stockholders exercise redemption rights with respect to their common stock upon the consummation of the Business Combination, in addition to the common stock redeemed on May 12, 2021 for 3,838,447; and (2) assuming that GVAC stockholders exercise their redemption rights with respect to a maximum of 4,281,473 — including the 3,838,447 redeemed on May 12, 2021 — shares of common stock upon consummation of the Business Combination, in each instance assuming (x) Helbiz has Closing Net Debt of $21,600,000 and approximately 836,000 of Helbiz options having vested at the time of the Business Combination, (y) the completion of the $30 million PIPE Investment, and (z) the conversion of the outstanding GVAC Rights into an aggregate of 575,000 GVAC Shares.

The historical information should be read in conjunction with the information in the sections entitled “Selected Historical Financial Information of GVAC” and “Selected Historical Consolidated Financial and Other Data of Helbiz” and the historical financial statements of GVAC and Helbiz included elsewhere in this proxy statement. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement entitled “Unaudited Pro Forma Combined Financial Information.”

The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project the Company’s results of operations or earnings per share for any future date or period. The unaudited pro forma combined stockholders’ equity per share information below does not purport to represent what the value of GVAC and Helbiz would have been had the companies been combined during the periods presented. Except for per share data and as otherwise indicated, all dollar amounts set out herein are in thousands.

	GreenVision	Helbiz	MiMoto		Pro Forma Combined Assuming No Redemptions into Cash		Pro Forma Combined Assuming Maximum Redemptions into Cash
March 31, 2021, book value per share	$(2.56)	$(2.23)	$(8.86)		$1.24		$1.11
Three months ended March 31, 2021
Weighted average shares outstanding – basic and diluted	2,061,022	4,661,364	94,360		31,558,448		31,115,422
Net Income (Loss) attributable to common stockholders (amount presented in $ thousand) for the three months ended March 31, 2021	$(487)	$(14,100)	$(229)	(A)	$(15,960)	(B)	$(15,960)	(B)
Income (loss) per share attributable to common stockholders:
Basic	$(0.24)	$(3.02)	$(2.43)		$(0.51)		$(0.51)
Diluted	$(0.24)	$(3.02)	$(2.43)		$(0.51)		$(0.51)
Year ended December 31, 2020
Weighted average shares outstanding – basic and diluted	2,185,175	3,976,878	93,085		31,558,448		31,115,422
Net Income (Loss) attributable to common stockholders (amount presented in $ thousand) for year ended December 31, 2020	$(508)	$(24,804)	$(974)	(C)	$(30,215)	(D)	$(30,215)	(D)
Income (loss) per share attributable to common stockholders:
Basic	$(0.29)	$(6.24)	$(10.47)		$(0.96)		$(0.97)
Diluted	$(0.29)	$(6.24)	$(10.47)		$(0.96)		$(0.97)

____________

(A)     For determining the MiMoto’s Net Income (Loss) attributable to common stockholders, Euro amounts were translated into dollars using the average exchange rate for the three months ended March 31, 2021: 1.00 Euro/1.20 USD.

(B)     For determining the Net Income (Loss) attributable to common stockholders in the two scenarios presented we used the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021, included elsewhere in this Proxy Statement.

(C)     For determining the MiMoto’s Net Income (Loss) attributable to common stockholders, Euro amounts were translated into dollars using the average exchange rate for the year ended December 31, 2020: 1.00 Euro/1.14 USD.

(D)     For determining the Net Income (Loss) attributable to common stockholders in the two scenarios presented we used the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, included elsewhere in this Proxy Statement.

Book value per share

Book value per share is calculated using the formula: Total stockholder’s equity divided by shares outstanding. The table below shows the data used for the calculation of the book value per share as of March 31, 2021.

	GreenVision(1)	Helbiz	MiMoto(2)	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Stockholder’s equity as of March 31, 2021 (amount presented in $ thousand)	$(3,676)	$(10,453)	$(836)	$39,236	$34,476
Common Shares outstanding as of March 31, 2021	1,437,500	4,694,247	94,360	31,558,448	31,115,422
March 31, 2021, book value per share	$(2.56)	$(2.23)	$(8.86)	$1.24	$1.11

____________

(1)      For determining the GreenVision’s Stockholder’s equity the Common Shares subject to possible redemption were excluded from the calculation.

(2)      For determining the MiMoto’s Stockholder’s equity, Euro amounts were translated into dollars using the exchange rate as of March 31, 2021: 1.00 Euro/1.17 USD.

Weighted average shares outstanding — basic and diluted

We calculated the weighted-average number of shares outstanding for the Net loss per share attributable to common shareholders, basic and diluted, giving effect to the Business Combination as if it had occurred on January 1, 2020. Additionally, we also considered the redemption occurred on May 12, 2021 as if it had occurred on January 1, 2020. We assumed no changes in the number of common shares outstanding from January 1, 2020, to March 31, 2021. The weighted-average number of shares outstanding in the two scenarios, no redemption and maximum redemption, were determined as below:

	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
GVAC Common Shares issue to Helbiz Shareholders(1)	24,634,395	24,634,395
GVAC Common Shares, already issued at IPO(2)	3,349,053	2,906,027	(3)
GVAC Common Shares issue for conversion of GVAC Rights	575,000	575,000
GVAC Common Shares issue for PIPE Investors	3,000,000	3,000,000
Weighted-average number of shares outstanding for the Net loss per share attributable to common shareholders, basic and diluted	31,558,448	31,115,422

____________

(1)      The GVAC Common Shares expected to be issued to Helbiz Shareholders include MiMoto shareholders.

(2)      The GVAC Common Shares in the no redemptions scenario include 1,437,500 issued to Promote Sponsor and 1,911,553 GVAC Common Shares issued in the IPO. The GVAC Common Shares in the maximum redemption scenario include 1,437,500 issued to Promote Sponsor and 1,468,527 GVAC Common Shares issued in the IPO.

(3)      The number has been determined considering the minimum cash requirement of $15 million, in accordance with the Merger Agreement entered on February 8, 2021, and related amendments. In detail, the cash requirement is assumed to be met by the 1,468,527 GVAC Common Shares issued in the IPO, based on the estimated redemption price of approximately $10.21 per share from the Trust Account.

The potentially dilutive outstanding shares were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods. In detail, we excluded from the Net Loss per share for the year ended December 31, 2020, and for the three months ended March 31, 2021, the impact of the following potentially dilutive outstanding shares: 2020 Stock Option Plan, 2020 CEO Performance Awards, GVAC warrants and PIPE warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF HELBIZ

You should read the following discussion and analysis of Helbiz’s financial condition and results of operations together with its consolidated financial statements and the related notes. Some of the information contained in this discussion and analysis or set forth elsewhere, including information with respect to its plans and strategy for its business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

The following discussion refers to the financial results of Helbiz, Inc., for the three months ended March 31, 2021 and 2020 and the years ended December 31, 2020 and December 31, 2019. For purposes of this following discussion the terms “we”, ‘our” or “us” or “the Company” and similar references refers to Helbiz and its affiliates. Except for per share data and as otherwise indicated, all dollar amounts set out herein are in thousands.

Overview

Helbiz, Inc. (and with its subsidiaries, where applicable, “Helbiz” or the “Company”) was incorporated in the state of Delaware in October 2015 with headquarter in New York, New York. The Company is an intra-urban transportation company that seeks to help urban areas reduce their dependence on individually owned cars by offering affordable, accessible and sustainable forms of personal transportation, specifically addressing first and last mile transport.

Founded on a proprietary technology platform, the Company offers a sharing economy that allows users to instantly rent electric vehicles directly from the Helbiz mobile application. The Company currently has a strategic footprint in growing markets with offices in New York, Milan, Belgrade and Singapore, with additional operational teams around the world. The Company currently has electric vehicles operating in the United States and Europe.

Key Financial Measures and Indicators

Annual Active Platform Users.    We define AAPUs as the number of unique users who completed a ride on our platform at least once in a given year. While a unique user can use multiple product offerings on our platform in a given year, that unique user is counted as only one AAPU. We use AAPUs to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the markets in which we operate.

Trips.    We define Trips as the number of completed rides in a given year. To further clarify, a single-use Helbiz ride is recognized as a unique “Trip” upon completion of each ride. We believe that Trips is a useful metric to measure the scale and usage of our platform.

Trips
2,061,730
278,329
8,498
2018
2019
2020
Trips

Quarterly Active Platform Users.    We define QAPUs as the number of unique users who completed a ride on our platform at least once in three months. While a unique user can use multiple product offerings on our platform in a given quarter, that unique user is counted as only one QAPU. We use QAPUs to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the markets in which we operate.

Trips.    We define Trips as the number of completed rides in a given period. To further clarify, a single-use Helbiz ride is recognized as a unique “Trip” upon completion of each ride. We believe that Trips is a useful metric to measure the scale and usage of our platform.

Active Markets.    We track the number of active markets (cities). We believe that increasing the markets for expansion is fundamental to the success of our core business for the foreseeable future.

Italian licenses

We are a substantial operator in Italy in the micro-mobility environment, based on number of licenses awarded, and number of vehicles authorized. In 2020, we provide the following services in the following Italian cities:

•        e-scooter services: Milan, Verona, Pisa, Modena, Ravenna, Cesena, Latina, Pescara, Naples, Bari and Montesilvano; and

•        e-scooter and e-bike services: Rome and Turin.

During the three months ended March 31, 2021, we provide the following services in the following Italian cities:

•        e-scooter services: Rome, Milan, Turin, Naples, Parma, Palermo, Collegno, Verona, Pisa, Modena, Ravenna, Cesena, Latina, Pescara, Bari and Montesilvano; and

•        e-bike services: Rome and Turin.

In detail, during the three months ended March 31, 2021, we launched e-scooter services in Palermo and Collegno.

United States

During the fourth fiscal quarter of 2019, we started to expand operations to the United States with our electric sharing services. In 2020 and the quarter ended March 31, 2021, we provided the following services in the following U.S. cities:

•        Washington, D.C. we provided e-bike and e-scooter services;

•        Miami, Florida. we provided e-scooter service;

•        Jacksonville, Florida. we provided e-scooter service;

•        Richmond, Virginia. we provided e-scooter service

•        Alexandria, Virginia we provided e-scooter service;

•        Arlington, Virginia we provided e-scooter service; and

•        Atlanta, Georgia we provided e-scooter and e-bike services.

In detail, during the three months ended March 31, 2021, we launched e-scooter services in Washington D.C., Jacksonville and Richmond.

Impact of COVID-19 to our Business.

The COVID-19 pandemic continues to spread throughout the United States, Europe, and in many other countries globally. The spread of COVID-19 has caused public health officials to recommend and governments to enact precautions to mitigate the spread of the virus, including travel restrictions, extensive social distancing measures and issuing “shelter-in-place” orders in many regions of the United States and Italy. Beginning in the first quarter of 2020, the pandemic and these related Government responses have caused decreased demand for transportation services as well as decreased earning opportunities for our platform, the global slowdown of economic activity, disruptions in global supply chains and significant volatility and disruption of financial markets.

During the third quarter of 2020, we noted that the demand of our vehicles significantly increased mainly as a result of a reduction of Government restrictions in Italy. During the last quarter of 2020, certain European countries, including Italy, have experienced a resurgence of COVID-19 cases and reimposed restrictions. These rules and impacts are ongoing and have continued into 2021. We continue to closely monitor the impact of the COVID-19 pandemic.

We had restructuring efforts in the second and fourth quarters of 2020 to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on our business. Starting in March 2020, we took the following actions:

•        with their consent, we reduced the cash compensation of our employees and some external advisors by 30% for the months of March and April 2020. Additionally, we applied for and obtained a Paycheck Protection Program Loan (“PPP loan”) for $177,000 in April 2020 (which was subsequently forgiven in 2021);

•        in Europe, we furloughed approximately 70 employees; and

•        in the United States, our actions depended on the circumstances and rules of each state in which we operated. In Washington D.C. where we were allowed to continue the operation, we terminated three employees, and in Miami, where we were required to suspend our entire operations, we terminated five employees.

The extent to which our operations and related earnings will continue to be impacted by the pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of the pandemic, actions by government authorities and private businesses to contain the pandemic or recover from its impact, and the availability and distribution of the vaccine, among other things. Even as travel restrictions have been and will continue to be modified or lifted, we anticipate that continued social distancing, altered consumer behaviors, reduced travel and commuting and expected corporate cost cutting will be significant challenges for us. The strength and duration of these challenges cannot be presently estimated.

Consolidated Results of Operations

The following tables set forth our results of operations for the periods presented and as a percentage of our net revenue for those periods. Percentages presented in the following tables may not sum due to rounding.

Comparison of the Three Months Ended March 31, 2021, and the Three Months Ended March 31, 2020

The following table summarizes Helbiz’s consolidated results of operations for the three months ended March 31, 2021 and 2020, respectively:

	Three months ended March 31,
	2021		2020
	Amount	% of revenue	Amount	% of revenue
	(dollar amounts in thousands)
Net revenue	$1,015	100%	$509	100%
Operating expenses:
Cost of sales(1)	4,502	444%	1,341	263%
Research and Development(1)	576	57%	199	39%
Sales and marketing(1)	1,133	112%	854	168%
General and administrative(1)	3,956	390%	1,298	255%
Total operating expenses	10,167	1,002%	3,692	725%

Loss from operations	(9,152)	(901)%	(3,183)	(625)%
Total other expenses, net	(4,911)	(484)%	851	167%
Income Taxes	(2)	(0)%	(2)	(0)%
Net Loss	(14,065)	(1,386)%	(2,334)	(459)%

____________

(1)      Includes stock-based compensation, as follows

	Three months ended March 31,
	2021	2020
	Amount	Amount
	(dollar amounts in thousands)
Stock-based Compensation:
Cost of Sales	12	—
Research and Development	236	—
Sales and marketing	166	65
General and administrative	1,269	—
Total Stock-based Compensation	$1,683	65

Net Revenue

	Three months ended March 31,
	2021	2020
Shared vehicle revenues	$959	$230
Pay per ride	795	230
Subscriptions	164	—
Other revenues	$56	$279
Partnership revenues	56	74
Licensing revenues	—	205
Total Revenue	$1,015	$509

Net revenue increased by $506, or 99%, from $509 for the three months ended March 31, 2020 to $1,015 for the three months ended on March 31, 2021. This increase was primarily due to pay per ride revenue increasing following the Company’s growth in the micro-mobility sharing market in Italy and the United States. In detail, Shared vehicles revenues increased by $729, or 317%, from $230 for the three months ended March 31, 2020 to $959 for the three months ended on March 31, 2021.

In May 2020, the Company introduced a subscription offer called Helbiz Unlimited which allows a customer to use all the Helbiz e-scooters and e-bikes by paying a monthly fee. During the first three months of 2021, more than 3,000 customers have subscribed the Helbiz Unlimited offer, generating a cumulative revenue of $164.

Other revenues

The Company recorded partnership and licensing fees as Other Revenues. The decrease in Other revenues is mainly generated by the expiration of a licensing agreement in March 2020.

Cost of Revenue

	March 31, 2021	March 31, 2020	$ Change	% Change
	Amount	Amount
	(dollar amounts in thousands)
Cost of Revenue	$4,502	$1,341	$3,161	236%
Of which Amortization, Depreciation, and write-off	1,363	617	743	120%
Of which lease of Skip brand and Skip Washington D.C. license	758	—	758
Of which Stock-based Compensation	12	—	12

Cost of Revenue increased by $3,161 or 236%, from $1,341 in the three months March 31, 2020 to $4,502 for the three months ended March 31, 2021. The increase was primarily due to increases in fleet size and the opening of several new cities in Europe and the United States, the launch of which implied significant operative investments. Cost of Revenues increased over the periods presented at a lower rate than the Shared vehicle revenues increase.

Research and Development

	March 31, 2021	March 30, 2020	$ Change	% Change
	Amount	Amount
	(dollar amounts in thousands)
Research and Development	$576	$199	$377	189%
Of which Stock-based Compensation	236	—	236

Research and Development expenses increased by $377 or 189%, from $199 for the three months ended March 31, 2020 to $576 for the three months ended March 31, 2021, primarily due to the continuous investments in the in-house IT engineering team, including stock-based compensation.

Sales and Marketing

	March 31, 2021	March 31, 2020	$ Change	% Change
	Amount	Amount
	(dollar amounts in thousands)
Sales and Marketing	$1,133	$854	$279	33%
Of which Stock-based Compensation	166	65	101	155%

Sales and marketing expenses increased by $279 or 33%, from $854 for the three months ended March 31, 2020 to $1,133 for the three months ended March 31, 2021. The increase is in line with the Company’s strategy focused on significant investment in advertising, promotional and business development initiatives. The marketing activities are followed by Helbiz employees and third-party advisors.

General and Administrative

	March 31, 2021	March 31, 2020	$ Change	% Change
	Amount	Amount
	(dollar amounts in thousands)
General & Administration	$3,956	$1,298	$2,658	205%
Of which Stock-based Compensation	1,270	—	1,270

General and Administrative expenses increased by $2,658 or 205%, from $1,298 for the three months ended March 31, 2020 to $3,956 for the three months ended March 31, 2021. The increase is mainly driven by the Company’s investment in personnel-related compensation costs, including stock-based compensation, hiring employees and professional service fees. Additionally, the General and Administrative costs increased significantly in order to follow the Company’s merger and related listing process.

Total other income (expense), net

	March 31, 2021	March 31, 2020	$ Change	% Change
	Amount	Amount
	(dollar amounts in thousands)
Interest expense	$(498)	$(278)	$(220)	(79)%
Fair value adjustments	(4,127)	1,123	(5,250)	(367)%
Other income (expenses)	(286)	6	(295)	(4,767)%
Total other income (expense), net	$(4,911)	$851	$(5,765)	(577)%

Interest expenses

Interest expenses increased by $220, from $278 for the three months ended March 31, 2020 to $498 for the year ended March 31, 2021. The increase is mainly driven by the additional financial liabilities entered into by the Company, from May 2020 to support the expansion plan.

Fair value adjustments

Fair value adjustment shows a negative impact of $5,250, from an income of $1,123 for the three months ended March 31, 2020 to a loss of $4,127 for the three months ended March 31, 2021. The negative impact is mainly driven by two events described below:

•        During the three months ended March 31, 2020, the Company recorded an income for a decrease of the fair value of the Warrants outstanding.

•        During the three months ended March 31, 2021, the Company recorded a significant loss for an increase of the fair value of the 2020 Warrants Purchase Agreement, converted into common shares as of March 26, 2021.

Non-GAAP Financial Measures

	March 31, 2021	March 31, 2020	March 31, 2019
	(dollar amounts in thousands, except for percentages)
Contribution	$(1,354)	$(214)	$(26)
Contribution Margin	(133)%	(42)%	(28)%
Adjusted EBITDA	$(5,168)	$(2,284)	$(825)
Adjusted EBITDA Margin	(509)%	(449)%	(887)%

Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and metrics. For more information regarding our use of these measures and a reconciliation of these measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures”.

Contribution and Contribution Margin

Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. We believe Contribution and Contribution Margin are key measures of our ability to achieve profitability and increase it over time. We expect Contribution Margin will increase over the long-term as we continue to scale our business and achieve greater efficiencies in our operating expenses.

Contribution and Contribution Margin show the impact of COVID-19 restrictions, during the first quarter of 2021.

We define Contribution as revenue less costs of revenue, adjusted to exclude the following items from cost of revenue:

•        Amortization of intangible assets,

•        Fleet Depreciation,

•        Non-recurring operating costs,

•        Non-recurring disposal of electric vehicles, and

•        Stock-based compensation expenses for employees.

We believe that the five categories listed above, do not reflect current period performance of our ongoing operations. In detail, we adjusted the calculation for a non-recurring operating costs: licensing of Skip brand and Skip permit to operate e-scooters in Washington D.C. As a result, we believe the adjustment to exclude this operating cost is useful to investors by enabling them to better assess our operating performance.

Contribution Margin is calculated by dividing Contribution for a period by revenue for the same period.

For more information about cost of revenues, see the section titled “Consolidated of Results of Operations — Cost of Revenue”.

For more information regarding the limitations of Contribution and Contribution Margin and a reconciliation of revenue to Contribution, see the section titled “Reconciliation of Non-GAAP Financial Measures”.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. We expect Adjusted EBITDA Margin will increase over the long-term as we continue to scale our business and achieve greater efficiencies in our operating expenses.

We calculate Adjusted EBITDA as net loss, adjusted to exclude:

•        Income Taxes

•        Other income (expenses), net which includes (i) Interests expenses, net, (ii) Gain on extinguishment of debts, (iii) Loss on extinguishment of debts, (iv) Fair value adjustments, and (v) Other expenses.

•        Depreciation and amortization,

•        Stock-based compensation expense,

•        Non-recurring operating costs, and

•        Non-recurring disposal.

We believe the adjustment to exclude these costs from Adjusted EBITDA is useful to investors by enabling them to better assess our performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by Revenue for the same period.

For more information regarding the limitations of Adjusted EBITDA and Adjusted EBITDA Margin and a reconciliation of net loss to Adjusted EBITDA, see the section titled “Reconciliation of Non-GAAP Financial Measures.”

Reconciliation of Non-GAAP Financial Measures

We use Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of our overall assessment of our performance, and to evaluate the effectiveness of our business strategies. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, our Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of Contribution and Adjusted EBITDA to the related GAAP financial measures, revenue and net loss, respectively. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with their respective related GAAP financial measures.

The following tables provide a reconciliation of revenue to Contribution:

	Q1 2021	Q1 2020	Q1 2019
	(dollar amounts in thousands, except for the percentages)
Revenue	$1,015	$509	$93
Less: Cost of Sales	(4,502)	(1,341)	(215)
Adjusted to exclude the following (as related to cost of sales):
Other amortization and depreciation	177	131	65
Stock-based compensation	12	—	—
Loss on disposal of assets	148	194	—
Fleet Depreciation	1,038	293	31
Non-recurring operating costs	758	—	—
Contribution	$(1,354)	$(214)	$(26)

The following tables provide a reconciliation of net loss to Adjusted EBITDA:

	Q1 2021	Q1 2020	Q1 2019
	(dollar amounts in thousands, except for the percentages)
Net loss	$(14,065)	$(2,334)	$(984)
Adjusted to exclude the following:
Other income (expenses), net	4,911	(851)	46
Depreciation and Amortization	1,396	642	113
Loss on disposal of assets	148	194	—
Stock-based compensation	1,684	65	—
Non-recurring operating costs	758	—	—
Adjusted EBITDA	$(5,168)	$(2,284)	$(825)

Liquidity and Capital Resources

Since our inception, we have financed our operations primarily with proceeds from outside sources of invested capital. The Company has had, and expects that it will continue to have, an ongoing need to raise additional cash from outside sources to fund its operations and expand its business. If we are unable to raise additional capital when desired, our business, financial condition and results of operations would be harmed. Successful transition to attaining profitable operations depends upon achieving a level of revenues adequate to support the Company’s cost structure.

As of March 31, 2021, our principal sources of liquidity were cash and cash equivalents of $3,557 thousands, excluding restricted cash of $2,177 thousands. Cash and cash equivalents consisted of bank deposits in U.S. Dollar and Euro. Restricted cash consisted of amounts held in a separate trust account deposited for the settlement of the MiMoto acquisition and restricted bank account with amounts pledged to secure a letter of credit.

We collect the fees from riders using a third-party processing payment provider. In detail, we collect the fees between 2 to 5 days after the completion of the ride. We also collect charges and fees from partners for specific advertising or co-branding activities, within 30 days from the events.

During the last quarter of 2020, certain European countries, including Italy, have experienced a resurgence of COVID-19 cases and reimposed restrictions. These rules and impacts are ongoing and have continued into the first three months 2021. We continue to closely monitor the impact of the COVID-19 pandemic.

The Company plans to continue to fund its operations and expansion plan through debt and equity financing, for the next twelve months. As a result, the Company decided to take the following actions, during the three months ended March 31, 2021:

•        On February 8, 2021, the Company entered into a Merger Agreement with a NASDAQ listed SPAC (Special Purpose Acquisition Company), GreenVision Acquisition Corp.

•        On March 15, 2021, the Company entered into an unsecured long-term loan for a total gross proceed of Euro 2,000 thousands, approximately $2,384 thousands.

•        On March 23, 2021, the Company entered into a secured long-term loan for a total gross proceed of $15 million. In accordance with the loan agreement the Company: (i) prepaid the first-year interests, (ii) prepaid the insurance premium, and (iii) the transactions fees, for a total amount of $3,053 thousand.

The net proceeds from the two loans have been mainly invested for: financing capital expenditures to continue to grow our fleet of electric vehicles, for completing the MiMoto acquisition and for repaid and settle the 2018 Revolving Credit Facility and 18% Promissory Notes.

We may be required to seek additional equity or debt financing. Our future capital requirements will depend on many factors, including our growth and expanded operations. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all.

Indebtedness

The following table summarizes our indebtedness:

As of March 31, 2021
(dollar amounts in thousands)
Current Financial Liabilities	$1,014
Current portion of long-term financial Debts	524
Promissory Notes	447
Other current financial liabilities	43
Non-Current Financial Liabilities	17,501
Promissory Notes	87
Long-term Loans, net	17,414
Total Financial Liabilities	$18,515

Our financial liabilities are detailed described on Note 8, of our condensed consolidated financial statements as of March 31, 2021, included elsewhere in this prospectus. The table above summarizes the main categories of financial liabilities as of March 31, 2021.

Promissory Notes, issued in 2020 — Current financial liabilities

On March 4, 2020 and on April 3, 2020, the Company entered into two 8% unsecured promissory note agreements for cumulative proceeds of $400, with maturity date June 30, 2021. As of March 31, 2021, the two 8% Promissory Notes are recorded in the Current financial Liabilities for $447, due to accumulated interests.

Promissory Notes, issued in previous years — Non-current financial liabilities

In the first half of 2018, the Company entered into multiple 3% unsecured promissory note agreements, with December 31, 2022 as maturity date. As of March 31, 2021, only five of those promissory Notes are still outstanding for a total principal and accumulated interest of $87.

Long term loans

On November 5, 2020 and on March 15, 2021, the Company, through its fully-owned Italian entity, obtained loans for Euro 3,500 and for Euro 2,000, respectively. The counterparty is an Italian bank and the loans are guaranteed by the Italian Government via “Fondo Centrale di Garanzia per le PMI”. The maturity dates are November 30, 2026 and March 31, 2024, while the interest rates are 4.5% and 5.4%, respectively.

On March 23, 2021, the Company entered into a $15,000 secured long-term loan facility with an institutional lender. The loan agreement has a maturity date of December 1, 2023 with a prepayment option for the Company after 12 months. In accordance with the loan agreement the Company: (i) prepaid the first-year interests, (ii) prepaid the insurance premium, and (iii) the transactions fees, for a total amount of $3,053 thousand.

As of March 31, 2021, we expected to make future annual principal repayments of the indebtedness set out above as follows:

Year ending December 31:	Amount (in thousands)
Remainder of 2021	$726
2022	16,743
2023	1,741
Thereafter	2,745
Total future repayments of principal	$21,995

Cash Flows

The following table summarizes our cash flows activities:

	31-Mar-21	31-Mar-20
	(in thousands)
Net cash used in operating activities	$(6,342)	$(2,289)
Net cash used in investing activities	(4,506)	819
Net cash provided by financing activities	15,818	45
Effect of exchange rate changes	(26)	(32)
Net (decrease) increase in cash, cash equivalents and restricted cash	$4,944	$(1,457)

Operating Activities

During the three months ended March 31, 2021, operating activities used $6,342 of cash, resulting from our net loss of $14,065, partially offset by non-cash expenses for $7,371 and net changes in operating assets and liabilities for $352. Non-cash expenses are mainly related to: (i) equity-based compensation for $1,684, (ii) changes in fair value of financial instruments for $4,127, and (iii) depreciation, amortization, and loss on disposal of assets for $1,396. In addition, other non-cash expenses, including interest expenses not paid, for $164.

Net changes in operating assets and liabilities consisted primarily in the increase in accounts payable and other current liabilities to $594, partially offset by an increase in other assets of $236.

Investing Activities

During the three months ended March 31, 2021, investing activities used $4,506 of cash. In detail, we used the $4,508 directly invested in the Company’s business expansion through the purchase of new electric vehicles to expand the operating fleet in several new cities.

Financing Activities

During the three months ended March 31, 2021, financing activities provided $15,818 of cash. The net proceeds from issuance of financial liabilities generated a positive cash flow of $14,362. Additionally, the Company settled the 2020 Subscription receivables which generated a positive cash flow of $4,033 and issued Company’s shares of common stock, for sale for $905. The mentioned cash flow has been partially offset by repayment of financial liabilities for $2,432 and payments of offering costs and other commission for the listing process for $1,050.

Related Party Transactions

No related party transaction occurred during the three months ended March 31, 2021.

Contractual Obligations and Commitments

The Company entered into various non-cancellable operating lease agreements for office facilities, Permit and brand licensing, and corporate housing with lease periods expiring through 2023. These agreements require the payment of certain operating expenses, such as taxes, repairs and insurance and contain renewal and escalation clauses. Rent expense under these agreements is recognized on a straight-line basis.

Future annual minimum lease payments as of March 31, 2021, are as follows (amounts in thousands):

Year ending December 31:	Amount
Remainder of 2021	$1,397
2022	597
2023	455
Thereafter	0
Total	$2,449

Rent expense under operating leases was approximately $464 and $282 for the three months ended March 31, 2021 and 2020, respectively. The terms of the leases provide for rental payments on a monthly basis and on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred but not paid.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our condensed consolidated financial statements, which have been prepared in accordance with US GAAP. The preparation of our condensed consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our condensed consolidated financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in greater detail in Note 2, “Summary of Significant Accounting Policies,” to our consolidated financial statements as of December 31, 2020 and in Note 2, “Summary of Significant Accounting Policies,” to our condensed consolidated financial statements as of March 31, 2021 included elsewhere in this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our condensed consolidated financial statements.

Property and Equipment

Property and equipment consist of equipment, computers and software, furniture and fixtures, and rental scooters. Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using a straight-line method over the estimated useful life of the related asset. Depreciation for property and equipment commences once they are ready for our intended use. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the consolidated balance sheet and any resulting gain or loss is reflected in the consolidated statement of operations in the period realized.

The table below, shows the useful lives for the depreciation calculation using the straight-line method:

Equipment	5 years
Computers and Software	3 years
Furniture and fixtures	7 years
Rental e-bikes	2 years
Rental e-scooters	1-1.5 years

Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease, or the useful life of the assets.

Fair Value of Financial Instruments and Fair Value Measurements

The Company determines the fair value of financial assets and liabilities using the fair value hierarchy established in the accounting standards. The hierarchy describes three levels of inputs that may be used to measure fair value, as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

The Company’s financial instruments include cash and cash equivalents, warrants, convertible debts, equity compensation for employees, derivatives, promissory notes, accounts receivable and accounts payable. Management believes that the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and short-term debts approximate the fair value due to the short-term nature of those instruments. Warrants and derivatives are classified as Level 3 in the fair value hierarchy as they are valued using significant unobservable inputs or data in inactive markets. The Company uses a third-party valuation specialist to assist management in its determination of the fair value of its Level 3. These fair value measurements are highly sensitive to changes in these significant unobservable inputs and significant changes in these inputs would result in a significantly higher or lower fair value.

Quantitative and Qualitative Disclosures about Market Risks

Not applicable.

Emerging Growth Company Status

GVAC is, and the post-Business Combination company will be, an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We may take advantage of these exemptions until we are no longer an emerging growth company. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards. Helbiz may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of GVAC’s first registration statement filed under the United States Securities Act of 1933, as amended, or such earlier time that it is no longer an emerging growth company. The post-Business Combination company would cease to be an emerging growth company if it has more than $1.07 billion in annual revenue, it has more than $700.0 million in market value of its shares held by non-affiliates (and it has been a public company for at least 12 months and have filed one annual report on Form 10-K) or it issues more than $1.0 billion of non-convertible debt securities over a three-year period.

Off-Balance Sheet Arrangements

Helbiz did not have, during the periods presented, and it does not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.

Recently Issued Accounting Pronouncements but Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. The lease assets and liabilities to be recognized are both measured initially based on the present value of the lease payments. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for the Company for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company plans to adopt this standard as of the effective date for private companies using the modified retrospective approach of all leases entered into before the effective date. While the Company is currently reviewing its lease portfolio and evaluating and interpreting the requirements under the new guidance, including available accounting policy elections, it expects that its non-cancellable operating lease commitments will be subject to the new guidance and recognized as right-of-use assets and operating lease liabilities on the Company’s condensed consolidated balance sheets. The Company is currently assessing the impact of this accounting standard on its shared vehicles revenues.

In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which simplifies the accounting for convertible instruments by eliminating the requirement to separate embedded conversion features from the host contract when the conversion features are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. By removing the separation model, a convertible debt instrument will be reported as a single liability instrument with no separate accounting for embedded conversion features. This new standard also removes certain settlement conditions that are required for contracts to qualify for equity classification and simplifies the diluted earnings per share calculations by requiring that an entity use the if-converted method and that the effect of potential share settlement be included in diluted earnings per share calculations. This new standard will be effective for the Company for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company is currently assessing the impact of adopting this standard on the condensed consolidated financial statements.

Comparison of the Year Ended December 31, 2020, and the Year Ended December 31, 2019

The following table summarizes Helbiz’s consolidated results of operations for the year ended December 31, 2020 and 2019, respectively:

	Year ended December 31,
	2020		2019
	Amount	% of revenue	Amount	% of revenue
	(dollar amounts in thousands)
Net revenue	$4,418	100%	$1,079	100%
Operating expenses:
Cost of sales(1)	7,870	178%	2,022	187%
Research and Development(1)	1,604	36%	445	41%
Sales and marketing(1)	4,808	109%	1,404	130%
General and administrative(1)	10,075	228%	4,589	425%
Total operating expenses	24,357	551%	8,460	784%

Loss from operations	(19,939)	(451)%	(7,381)	(684)%
Total other expenses, net	(4,620)	(105)%	(328)	(30)%
Income Taxes	(14)	(0)%	—	0%
Net Loss	(24,573)	(556)%	(7,709)	(714)%

____________

(1)      Includes stock-based compensation, as follows

	Year ended December 30,
	2020	2019
	Amount	Amount
	(dollar amounts in thousands)
Stock-based Compensation:
Cost of Sales	37	—
Research and Development	708	—
Sales and marketing	576	—
General and administrative	3,544	—
Total Stock-based Compensation	$4,865	—

On April 1, 2020, the Company adopted the 2020 Equity Incentive Plan (the 2020 Plan) under which the Company reserved 1,600,000 shares of the Company’s common stock for issuance to employees. Except for 1,200 unvested options, the entire 2020 Plan has been granted by previously hired employees, officers, and directors. As of December 31, 2020, all of the options granted were unvested. Under the 2020 Plan, the nonqualified stock options granted are vested between 30% and 50% on the first anniversary of the date of grant and ratably each month over the ensuing 36-month period. During 2020, the Company recorded $4,768 as operating expenses for the 2020 Plan. The Company also recorded $97 for shares of common stock issued to advisors, in exchange of services rendered during 2020.

Net Revenue

	2020	2019	$ Change	% Change
	Amount	Amount
	(dollar amounts in thousands)
Shared vehicle revenues	$4,000	$570	$3,430	602%
Pay per ride	3,581	570	3,011	528%
Subscriptions	419	—	419
Other revenues	418	509	(91)	-18%
Net revenue	$4,418	$1,079	$3,339	309%

Net revenue increased by $3,339, or 309%, from $1,079 for the year ended December 31, 2019 to $4,418 for the year ended on December 31, 2020. This increase was primarily due to pay per ride revenue increasing following the Company’s growth in the micro-mobility sharing market in Italy and United States.

In May 2020, the Company introduced a subscription offer called Helbiz Unlimited which allows a customer to use all the Helbiz e-scooters and e-bikes by paying a monthly fee. In seven months, more than 10,000 customers have subscribed the Helbiz Unlimited offer, generating a cumulative revenue of $419.

Other revenues

The Company recorded partnership and licensing fees as Other Revenues. The partnership fees are related to a two-year agreement with Telepass Group, a mobility leader in Italy, for marketing activities and for co-branding of Helbiz vehicles. The licensing fees are related to a seven-month agreement signed in September 2019 which granted the purchaser the right to use a white label version of the Helbiz micro-mobility technological platform.

The decrease in Other revenues is mainly generated by the expiration of the licensing agreement in March 2020.

Cost of Revenue

	2020	2019	$ Change	% Change
	Amount	Amount
	(dollar amounts in thousands)
Cost of Revenue	$7,870	$2,022	$5,848	289%
Of which Amortization, Depreciation, and write-off	3,111	767	2,344	306%
Of which Stock-based Compensation	37		37

Cost of Revenue increased by $5,848, from $2,022 in the year ended December 31, 2019 to $7,870 for the year ended December 31, 2020. The increase was primarily due to increases in fleet size and the opening of several new cities, the launch of which implied significant operative investments.

Research and Development

	2020	2019	$ Change	% Change
	Amount	Amount
	(dollar amounts in thousands)
Research and Development	$1,604	$445	$1,159	260%
Of which Stock-based Compensation	708	0	708

Research and Development expenses increased by $1,159, from $445 for the year ended December 31, 2019 to $1,604 for the year ended December 31, 2020 primarily due to the continuous investments in IT engineering, software research, and product development.

Sales and Marketing

	2020	2019	$ Change	% Change
	Amount	Amount
	(dollar amounts in thousands)
Sales and Marketing	$4,808	$1,404	$3,404	242%
Of which Stock-based Compensation	576		576

Sales and marketing expenses increased by $3,404, from $1,404 for the year ended December 31, 2019 to $4,808 for the year ended December 31, 2020. The increase is in line with the Company’s strategy focused on significant investment in advertising, promotional and business development initiatives. The marketing activities are followed by Helbiz employees and third-party advisors.

General and Administrative

	2020	2019	$ Change	% Change
	Amount	Amount
	(dollar amounts in thousands)
General & Administration	$10,075	$4,589	$5,486	120%
Of which Stock-based Compensation	3,544		3,544

General and Administrative expenses increased by $5,486, from $4,589 for the year ended December 31, 2019 to $10,075 for the year ended December 31, 2020. The increase is mainly driven by the Company’s investment in personnel-related compensation costs, including hiring employees and professional service fees. These corporate costs are necessary to follow the Company’s operative expansion and the listing process.

Total other income (expense)

	2020	2019	$ Change	% Change
	Amount	Amount
	(dollar amounts in thousands)
Interest expense	$(2,232)	$(401)	$(1,831)	457%
Gain on extinguishment of debts	2,739	292	2,447	838%
Loss on extinguishment of debts	(930)		(930)
Fair value adjustments	(4,062)	9	(4,071)	-45233%
Other expenses	(135)	(228)	93	-41%
Total other income (expense), net	$(4,620)	$(328)	$(4,292)	1309%

Interest expenses

Interest expenses increased by $1,831, from $401 for the year ended December 31, 2019 to $2,232 for the year ended December 31, 2020. The increase is mainly driven by the new debt financing entered by the Company during the year.

Gain (Loss) on extinguishment of debts, net

The paragraphs below explained the 2020 events that generated the $2,739 of gain on extinguishment of debts and the $930 of loss on extinguishment of debt.

Early conversion of 0% Convertible Note in June 2020 — loss on extinguishment of debts

On June 23, 2020, the Company and the investor of the 0% Convertible Note agreed to amend the original Agreement. The parties signed an Exchange Agreement whereas the investor exchanged the Securities owned (0% Convertible Note and the Warrant) into 94,980 shares of common stock. The early extinguishment of the debt generated a loss of $930.

Conversion of Warrant Purchase Agreement in June 2020 — gain on extinguishment of debts

On June 25, 2020, the investor exercised the Warrant Purchase Agreement, issued in 2019 and the Company issued 90,190 shares of common stock. The early extinguishment of the debt generated a loss of $197.

Early conversion of 10% Convertible Notes in July 2020 — gain on extinguishment of debts

On July 15, 2020, the Company and the main investor of the 10% Convertible Notes agreed to amend the debt agreement with an early conversion, pursuant to the terms of the original convertible note agreement by the written consent of the Company and the holders of greater than 50% of the outstanding notes. Accordingly, the remaining investors’ notes were also early converted. The amendment stated that each investor’s note will automatically be cancelled and exchanged for a number of shares of the Company’s common stock equal to the quotient of i) the sum of the total principal amount outstanding plus the total accrued interest divided by ii) $23.27. As result of the amendment, the Company issued 133,585 shares of common stock. The early extinguishment of the debts generated a cumulative impact of $1,045, recorded as Gain on extinguishment of debts.

Exercise or elimination of warrants outstanding in December 2020 — gain on extinguishment of debts

During December 2020 the Company, in accordance with the investors, amended all the terms and conditions of the warrants outstanding. The amendments were made in order to allow an early conversion of the outstanding warrants, including the warrants linked to the future listing price. The Company proposed the changes to the investors, in order to simplify the capitalization table for a potential transaction with a SPAC. Based on the new terms and prices proposed by the Company most of the investors exercised the warrants and few agreed to cancel the warrants. The exercise of the outstanding warrants and the cancelation of the warrants not exercised generated a cumulative impact of $1,404, recorded as Gain on extinguishment of debts.

Fair value adjustments

As of December 31, 2020, the fair value adjustment account amounted to $(4,062). The increase is mainly related to the significant increase of the fair value of the two Warrant Purchase Agreements, issued during May 2020. In detail, the two Warrant Purchase Agreements generated a cumulative 2020 fair value adjustment of $(4,817) partially offset by the decreasing in the fair values of other warrants.

Non-GAAP Financial Measures

	Year ended December 30,
	2020	2019
	Amount	Amount
	(dollar amounts in thousands)
Contribution	$(306)	$(177)
Contribution Margin	(7)%	(16)%
Adjusted EBITDA	(11,317)	(6,534)
Adjusted EBITDA Margin	(256)%	(606)%
	For the three months ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollar amounts in thousands, except for percentages)
Contribution	$(447)	$551	$(195)	$(215)	$23	$(153)	$(21)	$(26)
Contribution Margin	(29)%	27%	(55)%	(42)%	5%	(59)%	(10)%	(28)%
Adjusted EBITDA	$(4,078)	$(2,665)	$(2,101)	$(2,473)	$(2,217)	$(2,457)	$(1,035)	$(825)
Adjusted EBITDA Margin	(264)%	(132)%	(594)%	(486)%	(438)%	(941)%	(473)%	(887)%

Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures and metrics. For more information regarding our use of these measures and a reconciliation of these measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures”.

Contribution and Contribution Margin

Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. We believe Contribution and Contribution Margin are key measures of our ability to achieve profitability and increase it over time. We expect Contribution Margin will increase over the long-term as we continue to scale our business and achieve greater efficiencies in our operating expenses.

Contribution and Contribution Margin show the impact of the reduction of Italian Government’s restrictions, during the third quarter of 2020.

We define Contribution as revenue less costs of revenue, adjusted to exclude the following items from cost of revenue:

•        Amortization of intangible assets,

•        Fleet Depreciation,

•        Non-recurring disposal of electric vehicles, and

•        Stock-based compensation expenses for employees.

We believe that the four categories listed above, do not reflect current period performance of our ongoing operations. We believe the adjustment to exclude those costs from Contribution is useful to investors by enabling them to better assess our operating performance.

Contribution Margin is calculated by dividing Contribution for a period by revenue for the same period.

For more information about cost of revenues, see the section titled “Consolidated Results of Operations – Cost of Revenue”.

For more information regarding the limitations of Contribution and Contribution Margin and a reconciliation of revenue to Contribution, see the section titled “Reconciliation of Non-GAAP Financial Measures”.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. We expect Adjusted EBITDA Margin will increase over the long-term as we continue to scale our business and achieve greater efficiencies in our operating expenses.

We calculate Adjusted EBITDA as net loss, adjusted to exclude:

•        Income Taxes

•        Other income (expenses), net which includes (i) Interests expenses, net, (ii) Gain on extinguishment of debts, (iii) Loss on extinguishment of debts, (iv) Fair value adjustments, and (v) Other expenses.

•        Depreciation and amortization,

•        Stock-based compensation expense,

•        Non-recurring disposal, and

•        Marketing cost related to the MiMoto acquisition.

We had a marketing investment of $579 during the three-month period ended September 30, 2020. We believe the costs associated with this marketing activity do not illustrate the current period performance of our ongoing operations despite this transaction occurring in the current period because these costs are non-recurring. We believe the adjustment to exclude these costs from Adjusted EBITDA is useful to investors by enabling them to better assess our performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by Revenue for the same period.

For more information regarding the limitations of Adjusted EBITDA and Adjusted EBITDA Margin and a reconciliation of net loss to Adjusted EBITDA, see the section titled “Reconciliation of Non-GAAP Financial Measures.”

Reconciliation of Non-GAAP Financial Measures

We use Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of our overall assessment of our performance, and to evaluate the effectiveness of our business strategies. Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, our Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of Contribution and Adjusted EBITDA to the related GAAP financial measures, revenue and net loss, respectively. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with their respective related GAAP financial measures.

The following tables provide a reconciliation of revenue to Contribution for the years ended December 31, 2020 and December 31, 2019 and for each of the four fiscal quarters of 2020 and 2019:

	December 31, 2020	December 31, 2019
Revenue	$4,418	$1,079
Less: Cost of Sales	(7,870)	(2,022)
Adjusted to exclude the following (as related to cost of sales):
Amortization of intangible assets	260	260
Stock-based compensation	36
Loss on disposal of assets	838	51
Fleet Depreciation	2,012	455
Contribution	$(306)	$(177)
	For the three months ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollar amounts in thousands)
Revenue	$1,542	$2,013	$354	$509	$506	$261	$219	$93
Less: Cost of Sales	(3,064)	(2,235)	(1,230)	(1,341)	(748)	(627)	(432)	(215)
Adjusted to exclude the following (as related to cost of sales):
Amortization of intangible assets	65	65	65	65	65	65	65	65
Stock-based compensation	12	12	12	—	—	—	—	—
Loss on disposal of assets	146	185	339	168	51	—	—	—
Fleet Depreciation	852	511	265	384	149	148	127	31
Contribution	$(447)	$551	$(195)	$(215)	$23	$(153)	$(21)	$(26)

The following tables provide a reconciliation of net loss to Adjusted EBITDA for the years ended December 31, 2020 and December 31, 2019 and for each of the four fiscal quarters of 2020 and 2019:

	December 31, 2020	December 31, 2019
Net loss	$(24,573)	$(7,709)
Adjusted to exclude the following:
Other income (expenses)	4,620	328
Depreciation and Amortization	2,355	796
Loss on disposal of assets	838	51
Marketing Expenses – MiMoto Acquisition	579	—
Stock-based compensation	4,864	—
Adjusted EBITDA	$(11,317)	$(6,534)
	For the three months ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollar amounts in thousands)
Net loss	$(9,399)	$(5,651)	$(7,220)	$(2,303)	$(2,284)	$(3,059)	$(1,382)	$(984)
Adjusted to exclude the following:
Other income (expenses)	2,605	29	2,836	(850)	(230)	372	140	46
Depreciation and Amortization	949	604	355	447	246	230	207	113
Loss on disposal of assets	146	185	339	168	51	—	—	—
Marketing Expenses – MiMoto Acquisition	—	579	—	—	—	—	—	—
Stock-based compensation	1,621	1,589	1,589	65	—	—	—	—
Adjusted EBITDA	$(4,078)	$(2,665)	$(2,101)	$(2,473)	$(2,217)	$(2,457)	$(1,035)	$(825)

Liquidity and Capital Resources

Since our inception, we have financed our operations primarily with proceeds from outside sources of invested capital. The Company has had, and expects that it will continue to have, an ongoing need to raise additional cash from outside sources to fund its operations and expand its business. If we are unable to raise additional capital when desired, our business, financial condition and results of operations would be harmed. Successful transition to attaining profitable operations depends upon achieving a level of revenues adequate to support the Company’s cost structure.

As of December 31, 2020, our principal sources of liquidity were cash and cash equivalents of $757, excluding restricted cash of $33. Cash and cash equivalents consisted of bank deposits in U.S. Dollar and Euro. Restricted cash consisted of amounts held in separate trust accounts and restricted bank accounts as collateral for financing purposes and amounts pledged to secure certain letters of credit.

We collect the fees from riders using a third-party processing payment provider between 2 to 5 days after the completion of the ride. We also collect charges and fees from partners for specific advertising or co-branding activities, within 30 days of the events.

We continue to actively monitor the impact of the COVID-19 pandemic. Beginning in March 2020, the pandemic and responses thereto contributed to a severe decrease in the number of rides on our platform and revenue which had a significant effect on our cash flows from operations. These impacts are ongoing and have continued into 2021. Beginning in the first quarter of 2020, the pandemic and the related government responses have decreased demand for transportation services, decreased earning opportunities for our platform, caused a global slowdown of economic activity, disrupted global supply chains and caused significant volatility in, and disruption of, financial markets. During the third quarter of 2020, we noted that the demand of our vehicles significantly increased mainly as a result of a reduction of government restrictions in Italy. During the last quarter of 2020, certain European countries, including Italy, experienced a resurgence of COVID-19 cases and reimposed restrictions. These rules and impacts are ongoing and have continued into 2021. We continue to closely monitor the impact of the COVID-19 pandemic.

We undertook restructuring efforts in 2020 to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on our business. Starting in March 2020, we decided to take the following actions: (i) with their consent, we reduced the cash compensation of our employees and some external advisors by 30% for the months of March and April 2020, (ii) in Europe, we furloughed approximately 70 employees and (iii) in the United States, we terminated eight employees.

Starting in May 2020, we entered into multiple financing agreements such as: Promissory Notes, Warrants and long-term loan. We also restructured multiple financing agreements that were signed during previous years, such as: (i) the conversion of all the Convertible Notes that were outstanding as of December 31, 2019 by amending the original terms in accordance with the investors and (ii) the amendment of Vienna Warrants, Series A Warrants and other Warrants that were issued in 2020 in order to allow an early exercise.

We plan to continue to fund our operations and expansion plans through debt and equity financing, for the next twelve months. As a result, we took the following actions, during 2021:

•        On February 8, 2021, we entered into a Merger Agreement with a NASDAQ listed SPAC (Special Purpose Acquisition Company), GreenVision Acquisition Corp.;

•        On March 15, 2021, we entered into an unsecured long-term loan for a total gross proceed of Euro 2,000, approximately $2,384;

•        On March 23, 2021, we entered into a secured long-term loan for a total gross proceed of $15,000 million. In accordance with the loan agreement, we (i) prepaid the first-year interests, (ii) prepaid the insurance premium, and (iii) paid the transactions fees, for total fees and expenses of $3,053.

The net proceeds from the two loans have been mainly invested for: financing capital expenditures to continue to grow our fleet of electric vehicles, for completing the MiMoto acquisition and to repay and settle the 2018 Revolving Credit Facility and 18% Promissory Notes.

We may be required to seek additional equity or debt financing. This financing or financings could take various forms, including public offerings, at-the-market offerings, private placements, credit facilities or more traditional bank loans. Our future capital requirements will depend on many factors, including our growth and expanded operations. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all.

Indebtedness

The following table summarizes our indebtedness:

As of December 31, 2020
(dollar amounts in thousands)
Current Financial Liabilities	$9,300
Short – term financial Debts, net	2,861
Warrants	6,439
Non-Current Financial Liabilities	4,028
Promissory Notes	87
Long-term Loan, net	3,941
Total Financial Liabilities	$13,328

Our financial liabilities are detailed described on Note 7 and Note 8, of our consolidated financial statements included elsewhere in this prospectus. The table above summarizes the main categories of financial liabilities as of December 31, 2020.

Promissory Notes, issued in 2020 — Short term financial debts

On March 4, 2020 and on April 3, 2020, the Company entered into two 8% unsecured promissory note agreements for cumulative proceeds of $400, with maturity date June 30, 2021. As of year-end 2020, the two 8% Promissory Notes are recorded in the Short-term financial Debts sub-account for $429, due to accumulated interests.

On May 25, 2020, the Company entered into two 18% promissory note agreements, with maturity date April 30, 2021. The two promissory notes have a cumulative principal of $2,000. The promissory notes have been issued with two warrants, refer to sub-paragraph 2020 Warrant Purchase Agreements (5% Warrants) for further information. During 2020, the Company partially repaid the Promissory Notes, for $1,250. As a result, as of December 31, 2020 the principal amount outstanding for the two Promissory Notes is $750 while the amount recorded in the Short-term financial Debts sub-account is $587, due to the discount recorded at inception and amortized. The 18% Promissory Notes has been fully repaid on March 24, 2021.

Revolving Credit, issued in 2018 — Short term financial debts

In March 2018, the Company entered into an unsecured Senior Revolving Credit Agreement (the “Revolving Credit”) with a Maturity Date, March 15, 2021. The Revolving Credit has priority of re-payment compared to all the other financial instruments. Pursuant to the Credit Agreement, the investor has committed to provide the Company a $1,500 revolving credit facility. The revolving facility bears interest at a rate of 9% per year. There are no specific covenants. As of December 31, 2020, the Company had drawn $1,361 on the credit facility; no change, reimbursement, or new draw occurred during 2020. As of year-end 2020, the 9% Revolving Credit is recorded in the Short-term financial Debts sub-account for $1,694, of which $332 are related to accumulated interests. The Revolving Credit has been fully repaid on March 24, 2021.

2020 Warrant Purchase Agreement (5% Warrants) — Warrants

As mentioned above, on paragraph Promissory Notes, issued in 2020 – Short term financial debts, on May 25, 2020, the Company entered into two Securities Purchase Agreements with two investors, whereby the Purchasers paid a cumulative amount of $2.0 million to the Company in exchange for:

(i)     Two Promissory Notes with cumulative Principal of $2,000 and April 30, 2021 as Maturity Date; and

(ii)    Two Warrants to purchase cumulative 5% of the Company’s outstanding common stock on the date of the exercise of the Warrant, with a zero-strike price (the “5% Warrants”). The Warrant shall be automatically exercised immediately upon the earliest to occur of the following: IPO or April 30, 2021.

As of December 31, 2020, the Company estimated that the fair value of the two Warrants Purchase Agreements amounted to $6,439. On March 26, 2021, the investors converted the warrants into 232,141 shares of common stock.

Promissory Notes, issued in previous years — Promissory Notes

In the first half of 2018, the Company entered into multiple 3% unsecured promissory note agreements, with December 31, 2022 as maturity date. As of December 31, 2020, only five of those promissory Notes are still outstanding for a total principal and accumulated interest of $187.

Long term loan

On November 5, 2020, the Company obtained a loan for Euro 3,500, through its fully-owned Italian entity. The counterparty is an Italian bank and the loan is guaranteed by the Italian Government via “Fondo Centrale di Garanzia per le PMI”. November 30, 2026 is the maturity date and 5% is the effective interest rate of the loan.

As of December 31, 2020, we expected to make future annual principal repayments of the indebtedness set out above as follows:

Year ending December 31:	Amount
2021	$2,725
2022	847
2023	804
Thereafter	2,639
Total future repayments of principal	$7,015

Cash Flows

The following table summarizes our cash flows activities:

	2020	2019
	(in thousands)
Net cash used in operating activities	$(11,792)	$(6,262)
Net cash used in investing activities	(2,666)	(3,289)
Net cash provided by financing activities	13,613	11,045
Effect of exchange rate changes	27	(4)
Net (decrease) increase in cash, cash equivalents and restricted cash	$(818)	$1,490

Operating Activities

During the year ended December 31, 2020, operating activities used $11,792 of cash, resulting from our net loss of $24,573, partially offset by non-cash expenses for $12,629 and net changes in operating assets and liabilities for $154. Non-cash expenses are mainly related to: (i) equity-based compensation for $4,865, (ii) changes in fair value of financial instruments and extinguishment of debts for $2,253, and (iii) depreciation, amortization, and loss on disposal of assets for $3,193. In addition, non-cash expenses include financial interest expenses for $2,206, not paid in 2020.

Net changes in operating assets and liabilities consisted primarily in the increase in accounts payable to $1,046, partially offset by an increase in security deposits and other prepaid assets of $984.

Investing Activities

During the year ended December 31, 2020, investing activities used $2,666 of cash. In particular, we used $4,808 directly invested in the Company’s business expansion through the purchase of new electric vehicles to expand the operating fleet in several new cities, partially offset by the repayment of the Officer receivable of $1,382.

Financing Activities

During the year ended December 31, 2020, financing activities provided $13,613 of cash. The net issuance of Company’s shares of common stock, for sale and conversion of other financial instruments, generated a cash flow of $7,897. The net issuance of Company’s Series B Convertible Preferred Stock generated a cash flow of $985.

In addition, proceeds received in 2020, from new financial liabilities, amounted to $6,481; partially offset by the repayment of existing financial liabilities for $1,750.

Related Party Transactions

As of December 31, 2019, the Company had extended interest-free loans with no set repayment term to Salvatore Palella, its majority shareholder and sole director, in the amount of $1,382, which we recognized as a receivable on the consolidated balance sheet classified within Other current Assets – related parties. The loan was repaid in 2020 and, consequently, the receivable has been closed.

Contractual Obligations and Commitments

In 2019 and in 2020, the Company entered into various non-cancellable operating lease agreements for office facilities and corporate housing with lease periods expiring through 2023. These agreements require the payment of certain operating expenses, such as taxes, repairs and insurance and contain renewal and escalation clauses. Rent expense under these agreements is recognized on a straight-line basis. Future annual minimum lease payments as of December 31, 2020, are as follows:

Year ending December 31:	Amount
2021	$817
2022	478
2023	420
Thereafter	0
Total	$1,715

Rent expense under operating leases was approximately $1.2 million and $0.7 million for the years ended December 31, 2020 and 2019, respectively. The terms of the office leases provide for rental payments on a monthly basis and on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred but not paid.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with US GAAP. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, costs and expenses and the disclosure of contingent assets and liabilities in our consolidated financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in greater detail in Note 2, “Summary of Significant Accounting Policies,” to our consolidated financial statements included elsewhere in this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

The Company derives its revenue principally from its network of shared electric vehicles, e-bikes and e-scooters. The Company also generated revenues from marketing and co-branding activities and from a licensing agreement.

Shared vehicle revenues

The Company applied the following steps to achieve the core principle of ASC 606:

1.      Identification of the Contract, or Contracts, with a Customer:    The Company considered the ToC in identifying the contracts under ASC 606. Riders accept the ToS which are included in the Helbiz App and on the Company’s website. The ToC defines the fees that the Company charges riders for each transaction, each party’s rights and obligations regarding the services to be transferred and payment terms. The rider agrees to use the vehicle upon unlocking it for a ride by scanning the vehicle’ QR code via the Helbiz App. In accordance with the ToC, a contract exists between the rider and the Company when the rider has the ability to use the vehicle, which is upon unlocking of the vehicle. For monthly subscription, the contract exists between the Company and the customer when the customer accepts the ToC via Helbiz App and pays the monthly fees. The duration of a contract with a rider is typically equal to the duration of a single ride for single-use while for monthly subscription the duration is 30 days. The Company does not earn any fees from the customers to access the Helbiz App and the Company has no obligation to the customer to provide a vehicle. The Company collects the fees from customers using two methods: (i) the customer’s pre-authorized credit card, (ii) decreasing the amount in the Helbiz wallets which represent amounts previously collected from the customer as prepaid rides.

2.      Identification of the Performance Obligations in the Contract:    The Company provides electric vehicles – e-bikes and e-scooters - to riders for short term transportation services. The service provided by the Company includes the availability of electric vehicles in specific geofences. As a result, the Company identified only one performance obligation related to each ride of electric vehicles. Each ride is considered a separate performance obligation as each transaction is capable of being distinct within the context of the contract.

3.      Determination of the Transaction Price:    The Company earns fees from the riders based on the sum of unlocking fee and per minute fees or subscription fees. Based on the nature of each contract the entire amount of consideration received from the riders is included in the transaction price.

Sales Taxes:    The Company excludes all sales taxes assessed by governmental authorities from the measurement of the transaction price, as allowed by ASC 606-10-32-2A. A liability is recorded upon completion of each ride.

Helbiz Wallet:    The Company has short-term payables to Customers generated by pre-payments made by customers for future rides. The Company does not record any significant Financing Component given that the customer paid for the services in advance, and the timing of the transfer of those services is at the discretion of the customer.

4.      Allocation of the Transaction Price to the Performance Obligations in the Contract:    As explained above, 2. Identification of the Performance Obligations in the Contract, the Company determined that the contract contains only one performance obligation, as a result, there is no allocation of the transaction price.

5.      Recognition of Revenue when, or as, the Company Satisfies a Performance Obligation:    Revenue is recognized at the time the performance obligation is satisfied by transferring the control of the promised service to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for the service. The Company recognizes revenue upon completion of a ride as its performance obligation is satisfied upon the completion of the ride. For subscription fees, the Company recognizes revenue on a straight-line basis over the subscription period. The Company does not have contract assets or contract liabilities as the payment of the transaction price is concurrent with the fulfillment of the services. At the time of ride completion, the Company has the right to receive payment for the services rendered.

As part of the adoption of ASC 606, the Company evaluates customer credits and chargebacks.

a)      Customer Credit:    The Company does not have contractual provisions related to customer’s rights for services provided. However, the Company may issue, at its sole discretion, credits to customers for future rides when a customer is not satisfied by the services received. Credits are issued as Promotional Codes and they have a short expiration, usually within a week. The value of those credits is recorded as reduction of revenues when the credits are used by customers. At year end, the Company did not record any liability related to the credit issued and not expired due to the immaterial value.

b)      Chargebacks:    The Company’s third-party payment processing provider processes chargebacks that are initiated by customers. The value of those credits is recorded as reduction of revenues when the chargeback is completed.

Revenue from prepaid rides sold to customers are deferred and recognized when the ride takes place.

Stock-Based Compensation

The Company estimates the fair value of stock options granted to employees and director using the Black-Scholes option-pricing model. The fair value of stock options that are expected to vest is recognized as compensation expense on a straight-line basis over the requisite service period. The stock-based compensation expense is based on awards ultimately expected to vest, and it reflects the forfeitures when occurred. The Company also issued a CEO Performance Award which vest upon the satisfaction of a service condition, a market condition and a performance condition.

The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

•        per share fair value of the underlying common stock;

•        exercise price;

•        expected term;

•        expected stock price volatility over the expected term;

•        expected annual dividend yield; and

•        risk-free interest rate over the expected term.

For all stock options granted, the Company estimated the expected term. The Company has no publicly available stock information. The Company has therefore determined to use the historical volatility of the stock price of similar publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

The fair value of the shares of common stock underlying the stock options has historically been determined by using a third-party valuation specialist to assist management in its determination. Management determines the fair value of the Company’s common stock by considering a number of objective and subjective factors including: the valuation of comparable companies, sales of redeemable convertible preferred stock to unrelated third parties, the Company’s operating and financial performance, the lack of liquidity of common stock, and general and industry specific economic outlook, amongst other factors.

Property and Equipment

Property and equipment consist of equipment, computers and software, furniture and fixtures, and rental scooters. Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using a straight-line method over the estimated useful life of the related asset. Depreciation for property and equipment commences once they are ready for our intended use. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the consolidated balance sheet and any resulting gain or loss is reflected in the consolidated statement of operations in the period realized.

The table below, shows the useful lives for the depreciation calculation using the straight-line method:

Equipment	5 years
Computers and Software	3 years
Furniture and fixtures	7 years
Rental e-bikes	2 years
Rental e-scooters	1 year

Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease, or the useful life of the assets.

Fair Value of Financial Instruments and Fair Value Measurements

The Company determines the fair value of financial assets and liabilities using the fair value hierarchy established in the accounting standards. The hierarchy describes three levels of inputs that may be used to measure fair value, as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

The Company’s financial instruments include cash and cash equivalents, warrants, convertible debts, equity compensation for employees, derivatives, promissory notes, accounts receivable and accounts payable. Management believes that the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and short-term debts approximate the fair value due to the short-term nature of those instruments. Warrants and derivatives are classified as Level 3 in the fair value hierarchy as they are valued using significant unobservable inputs or data in inactive markets. The Company uses a third-party valuation specialist to assist management in its determination of the fair value of its Level 3. These fair value measurements are highly sensitive to changes in these significant unobservable inputs and significant changes in these inputs would result in a significantly higher or lower fair value.

Quantitative and Qualitative Disclosures about Market Risks

Not applicable.

Emerging Growth Company Status

GVAC is, and the post-Business Combination company will be, an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We may take advantage of these exemptions until we are no longer an emerging growth company. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards. Helbiz has irrevocably elected not to avail itself of this extended transition period and, as a result, it will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies. Helbiz may take advantage of these exemptions up until the last day of the fiscal year following the fifth anniversary of GVAC’s first registration statement filed under the United States Securities Act of 1933, as amended, or such earlier time that it is no longer an emerging growth company. The post-Business Combination company would cease to be an emerging growth company if it has more than $1.07 billion in annual revenue, it has more than $700.0 million in market value of its shares held by non-affiliates (and it has been a public company for at least 12 months and have filed one annual report on Form 10-K) or it issues more than $1.0 billion of non-convertible debt securities over a three-year period.

Off-Balance Sheet Arrangements

Helbiz did not have, during the periods presented, and it does not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the Securities and Exchange Commission.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. The lease assets and liabilities to be recognized are both measured initially based on the present value of the lease payments. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company plans to adopt this standard as of the effective date for private companies using the modified retrospective approach of all leases entered into before the effective date. While the Company is currently reviewing its lease portfolio and evaluating and interpreting the requirements under the new guidance, including available accounting policy elections, it expects that its non-cancellable operating lease commitments will be subject to the new guidance and recognized as right-of-use assets and operating lease liabilities on the Company’s consolidated balance sheets. The Company is currently assessing the impact of this accounting standard on its shred vehicles revenues.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820). This standard modifies disclosure requirements related to fair value measurement and is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. The standard also allows for early adoption of any removed or modified disclosures upon issuance while delaying adoption of the additional disclosures until their effective date. The Company is currently assessing the impact of adopting this standard on its consolidated financial statements.

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of GreenVision Acquisition Corp. (“GreenVision”) and Helbiz, Inc. (“Helbiz”), and in the case of Helbiz, taking into account of its acquisition of MiMoto Smart Mobility, S.r.l. (“MiMoto”), adjusted to give effect to the Business Combination described in the Merger Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of GreenVision and the pro forma balance sheet of Helbiz, taking into account of the MiMoto acquisition, as of March 31, 2021, on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2021. The following unaudited pro forma condensed combined statements of operations combine GreenVision’s historical statement of operations for the year ended December 31, 2020 and the three months ended March 31, 2021, with Helbiz’s pro forma historical statement of operations, taking into account of the MiMoto acquisition, for the year ended December 31, 2020 and the three months ended March 31, 2021, as if the Business Combination had occurred on January 1, 2020.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination is accounted for as a “reverse merger” and recapitalization in accordance with GAAP. Under this method of accounting, GreenVision is treated as the acquired company and Helbiz is treated as the acquirer for financial statement reporting purposes. Helbiz has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        Helbiz’s existing shareholders have a controlling voting interest in the combined company;

•        Helbiz controls a majority of the board of directors of the combined company;

•        Helbiz’s existing shareholders have the ability to control decisions regarding election and removal of directors and officers of the combined company; and

•        Helbiz’s senior management continues as the senior management of the combined company.

Accordingly, the assets and liabilities and the historical results of operations that are reflected in the unaudited pro forma condensed financial statements are those of Helbiz, including the MiMoto transaction, and are recorded at the historical cost basis of Helbiz and MiMoto. GreenVision’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of Helbiz after consummation of the Business Combination.

The pro forma adjustments reflect the transaction accounting adjustments, in accordance with U.S. GAAP. No autonomous entity adjustments have been identified and recorded as pro forma adjustments. Additionally, the pro forma adjustments do not reflect management’s adjustments for potential synergies and dis-synergies.

The unaudited pro forma condensed combined financial statements described above have been developed from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        GreenVision’s historical audited financial statements, as amended and restated, as of and for the fiscal year ended December 31, 2020 and the related notes, included elsewhere in this proxy statement;

•        GreenVision’s historical unaudited condensed financial statements, as amended and restated, as of and for the three months ended March 31, 2021 and the related notes, included elsewhere in this proxy statement;

•        Helbiz’s historical audited financial statements as of and for the year ended December 31, 2020 and the related notes, included elsewhere in this proxy statement;

•        Helbiz’s historical unaudited condensed financial statements as of and for the three months ended March 31, 2021 and the related notes, included elsewhere in this proxy statement;

•        Helbiz’s pro forma historical financial statements, taking into account of the acquisition of MiMoto, and the related notes thereto, included elsewhere in this proxy statement; and

•        other information relating to GreenVision and Helbiz contained in the Proxy Statement, including the Merger Agreement and the description of certain terms thereof set forth in the section entitled “Proposal No. 1 — The Business Combination Proposal.”

The pro forma adjustments are preliminary, and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of GreenVision’s future financial position or operating results.

On February 8, 2021, GreenVision entered into the Merger Agreement pursuant to which GreenVision will merge with Helbiz. In exchange for all of the outstanding securities of Helbiz, GreenVision will issue a maximum of 30,000,000 shares of its common stock to the shareholders of Helbiz. Additionally, under the Merger Agreement, as a closing condition to the Business Combination, a private investment in public equity (PIPE) for gross proceeds of at least $30 million shall have been consummated simultaneously with the closing of the Business Combination. On March 11, 2021, GreenVision entered into subscription agreements for a fully committed PIPE of $30 million, subject to the closing of the Business Combination.

Pursuant to GreenVision’s existing amended and restated certificate of incorporation, Public Stockholders (as defined in the Proxy Statement) were offered the opportunity to redeem, upon the closing of the Business Combination, shares of GreenVision Common Stock then held by them for cash equal to their pro rata share of the aggregate amount of funds (as of two business days prior to the Closing) held in the Trust Account (as defined in the Proxy Statement). Consummation of the Business Combination is conditioned upon, among other things, the GreenVision stockholders adopting and approving the Business Combination. If GreenVision stockholders owning 50% or more of GreenVision shares of Common Stock issued in the IPO vote against the Business Combination and exercise their right to redeem their shares of GreenVision shares of Common Stock issued in the IPO into a pro rata portion of the funds held in the Trust Account, then the Business Combination cannot be consummated. On May 12, 2021, the holders of 3,838,447 GreenVision’s common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of $39,207,114. As a result, an amount of $19,525,208 would have remained in the trust account if the redemption had occurred on March 31, 2021. Consequently, up to an additional 443,026 shares of GreenVision common stock, representing 23.2% of the 1,911,553 shares of GreenVision common stock issued in the IPO that have not yet been redeemed are subject to possible redemption in this manner. This would represent an aggregate maximum amount of approximately $15 million remaining in the Trust Account as of March 31, 2021.

The following unaudited pro forma financial statements have been prepared using two different assumptions with respect to the redemption of outstanding shares of GreenVision Common Stock, as follows:

•        assuming no redemptions — this presentation assumes that no additional stockholders of GreenVision (which excludes those stockholders that redeemed 3,838,447 shares of common stock on May 12, 2021) seek to redeem their shares into a pro rata share of the funds held in the Trust Account; and

•        assuming maximum redemptions — this presentation assumes (i) stockholders of GreenVision owning 23.2% of the 1,911,553 shares of GreenVision common stock issued in the IPO that have not yet been redeemed 443,026 shares of Common Stock for an aggregate payment of approximately $4.5 million (based on the cash held in the Trust Account as of March 31, 2021) from the Trust Account, and (ii) an aggregate maximum amount of approximately $15 million remains in the Trust Account.

We are providing this information to aid you in your analysis of the financial aspects of the Business Combination. The unaudited pro forma condensed combined financial statements described above and the assumption and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements should be read in conjunction with GreenVision’s historical financial statements, as amended and restated, Helbiz historical financial statements and Helbiz pro forma condensed financial statements, taking into account of the MiMoto acquisition, and the related notes thereto. The pro forma adjustments are preliminary, and the unaudited pro forma information have been presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Business Combination taken place on the dates noted, or of GreenVision’s future financial position or operating results. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of GreenVision following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

	March 31, 2021
	GreenVision Acquisition Corp.	Helbiz, Inc. (MiMoto combined)	Pro Forma Adjustments - assuming no redemption	Note	Pro Forma Combined - assuming no redemption	Pro Forma Adjustments - assuming maximum redemption	Note	Pro Forma Combined - assuming maximum redemption
	(dollar amounts in thousands)
Cash and cash Equivalents	$169	$3,725	$42,023	1	$45,917	$37,263	6	41,157
Accounts receivables	—	163	—		163	—		163
Prepaid and other current assets	70	2,795	—		2,865	—		2,865
Total Current Assets	239	6,683	42,023		48,945	37,263		44,185
Property, Plant & Equipment	—	6,883	—		6,883	—		6,883
IP – Intellectual Properties	—	11,432	—		11,432	—		11,432
Other non-current assets	—	1,879	(1,050)	2	829	(1,050)	2	829
Marketable securities held in Trust Account	58,967	—	(58,967)	1a	—	(58,967)	6	—
Total Assets	59,206	26,877	(17,994)		68,089	(22,755)		63,329
Accounts Payables, accrued expenses and other liabilities	315	5,606	—		5,921	—		5,921
Advance from third party	504	—	(475)	2	29	(475)	2	29
Current financial liabilities	—	1,216	—		1,216	—		1,216
Total Current liabilities	819	6,822	(475)		7,166	(475)		7,166
Other non-current liabilities	—	172	—		172	—		172
Non-Current financial liabilities	3,297	18,218	—		21,515	—		21,515
Total Liabilities	4,116	25,212	(475)		28,853	(475)		28,853
Common Stock subject to redemption	50,090		(50,090)	3	—	(50,090)	3	—
Convertible Preferred Stock	—	4,075	(4,075)	4	—	(4,075)	4	(4,075)
Total Stockholders’ Equity	5,000	(2,410)	36,646	5	39,236	31,886	7	34,476
Total liabilities and Stockholder’s Deficit	59,206	26,877	(17,994)		68,089	(22,755)		63,329
	Twelve months ended December 31, 2020
	GreenVision Acquisition Corp.	Helbiz, Inc. (MiMoto combined)	Pro Forma Adjustments - assuming no redemption	Note	Pro Forma Combined - assuming no redemption	Pro Forma Adjustments - assuming maximum redemption	Note	Pro Forma Combined - assuming maximum redemption
	(dollar amounts in thousands)
Net revenue	$—	$5,443	$—		$5,443	$—		$5,443
Operating expenses:	—	—	—		—	—		—
Cost of Revenue	—	12,474	—		12,474	—		12,474
Research and Development	—	1,850	—		1,850	—		1,850
Sales and marketing	—	4,661	—		4,661	—		4,661
General and administrative	849	11,328	—		12,177	—		12,177
Total operating expenses	849	30,313	—		31,162	—		31,162
Loss from operations	(849)	(24,870)	—		(25,719)	—		(25,719)
Other income (expenses)	2	(2,240)	—		(2,238)			(2,238)
Interest income (expenses)	343	(2,240)	(343)	1	(2,240)	(343)	1	(2,240)
Total other income (expense), net	345	(4,480)	(343)		(4,478)	(343)		(4,478)
Income Taxes	(3)	(14)	—		(17)	—		(17)
Net Loss	(507)	(29,364)	(343)		(30,214)	(343)		(30,214)
Deemed dividends and Deemed dividends equivalent	—	(231)	231	2	—	231	2	—
Net Loss per share attributable to common stockholders	(508)	(29,595)	(112)		(30,215)	(112)		(30,215)
Weighted average number of common stock outstanding	2,183,175	4,165,880			31,558,448			31,115,422
Net loss per share attributable to common stockholders, basic and diluted	(0.29)	(7.10)			(0.96)			(0.97)

	Three months ended March 31, 2021
	GreenVision Acquisition Corp.	Helbiz, Inc. (MiMoto combined)	Pro Forma Adjustments - assuming no redemption	Note	Pro Forma Combined - assuming no redemption	Pro Forma Adjustments - assuming maximum redemption	Note	Pro Forma Combined - assuming maximum redemption
	(dollar amounts in thousands)
Net revenue	$—	$1,200	$—		$1,200	$—		$1,200
Operating expenses:						—
Cost of Revenue	—	5,664	—		5,664	—		5,664
Research and Development	—	637	—		637	—		637
Sales and marketing	—	1,276	—		1,276	—		1,276
General and administrative	269	4,198	—		4,467	—		4,467
Total operating expenses	269	11,776	—		12,045	—		12,045
Loss from operations	(269)	(10,575)	—		(10,845)	—		(10,845)
Other income (expenses)	(220)	(4,395)	—		(4,615)	—		(4,615)
Interest income (expenses)	2	(498)	(2)	3	(498)	(2)	3	(498)
Total other income (expense), net	(218)	(4,893)	(2)		(5,113)	(2)		(5,113)
Income Taxes	—	(2)	—		(2)	—		(2)
Net Loss	(487)	(15,470)	(2)		(15,960)	(2)		(15,960)
Deemed dividends and Deemed dividends equivalent	—	(35)	35	4	—	35	4	—
Net Loss per share attributable to common stockholders	(487)	(15,505)	33		(15,960)	33		(15,960)
Weighted average number of common stock outstanding	2,061,022	4,848,107			31,558,448			31,115,422
Net loss per share attributable to common stockholders, basic and diluted	(0.24)	(3.20)			(0.51)			(0.51)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of Presentation

The GreenVision Business Combination with Helbiz is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Helbiz is treated as the accounting acquirer and GreenVision is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Helbiz issuing stock for the net assets of GreenVision, accompanied by a recapitalization. The net assets of GreenVision are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the three months ended March 31, 2021, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•        GreenVision’s restated unaudited condensed balance sheet as of March 31, 2021 and the related notes, which is included elsewhere in this proxy statement;

•        Helbiz’s unaudited consolidated balance sheet as of March 31, 2021 and the related notes, which is attached as an exhibit to this filing and included elsewhere in this proxy statement; and

•        Helbiz unaudited pro forma balance sheet as of March 31, 2021, taking into account the acquisition of MiMoto and the related notes, which is attached as an exhibit to this filing and included elsewhere in this proxy statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and three months ended March 31, 2021, have been prepared using, and should be read in conjunction with, the following:

•        GreenVision’s restated audited statement of operations for the year ended December 31, 2020 and the related notes, which is included elsewhere in this proxy statement;

•        GreenVision’s restated unaudited condensed statement of operations for the three months ended March 31, 2021 and the related notes, which is included elsewhere in this proxy statement;

•        Helbiz’s audited consolidated statement of operations for the year ended December 31, 2020 and the related notes, which is included elsewhere in this proxy statement;

•        Helbiz’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes, which is included elsewhere in this proxy statement;

•        Helbiz unaudited pro forma statement of operations for the year ended December 31, 2020, taking into account of the acquisition of MiMoto and the related notes, which is included elsewhere in this proxy statement; and

•        Helbiz unaudited pro forma statement of operations for the three months ended March 31, 2021, taking into account of the acquisition of MiMoto and the related notes, which is included elsewhere in this proxy statement.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of GreenVision, Helbiz and the Helbiz pro forma, taking into account of the MiMoto acquisition.

2.     Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information for transaction accounting adjustments and autonomous entity adjustments. GreenVision and Helbiz have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. All dollar references below shall be deemed to be in thousands (000s) unless otherwise specified below.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

1-      Cash and Cash equivalent:    the $42,023 pro forma adjustment reflects multiple transactions listed below:

Reclassification of cash held in the GVAC’s Trust Account	a	$19,760
Private investment in public equity (PIPE)	b	30,000
Less: PIPE placement and legal fees	c	(1,200)
Less: IPO transaction costs	d	(6,537)
Pro forma adjustment to Cash and Cash Equivalent		42,023

a)      reclassification of cash and investments held in the Trust Account that becomes available following the Business Combination, for $19.8 million. The discrepancy between $59 million eliminated from the account Marketable securities held in Trust Account and $19.8 million reclassified to Cash and Cash Equivalents is related to the redemption happened on May 12, 2021 by the holders of 3,838,447 GVAC’s common stock.

b)      private investment in public equity (PIPE) for $30 million,

c)      deduction of PIPE transaction costs of approximately $1.2 million, and

d)      deduction of transaction costs of approximately $6.5 million expected to incur at the closing of the Business Combination, including legal, audit, financial advisory and other professional fees related to the Business Combination, including the 2.5% fee due to GVAC’s underwriter pursuant to the Marketing Agreement entered into between GVAC and the underwriter of its IPO.

2-      Other non-current Assets and Advance from third party:    the $1,050 pro forma adjustment recorded as reduction of Other non-current assets and the $475 pro forma adjustment recorded as reduction of Advance from third party, reflect the elimination of two 2021 transactions between Helbiz and GVAC, described below.

a)      On February 8, 2021, Helbiz paid $750 to GVAC in accordance with the Merger Agreement. Helbiz recorded the transaction as Deferred Merger Costs, included as Other non-current Assets while GVAC recorded the transaction as Advance from third party for $175 and Stockholder Equity for $575. In detail, GVAC used those funds for: (i) $575 for the second extension, and (ii) $175 for operating expenses.

b)      On March 23, 2021, Helbiz and GVAC entered into an unsecured promissory note for $300. Helbiz recorded the transaction as Other non-current Assets while GVAC recorded the transaction as Advance from third party.

3-      Common Stock Subject to Redemption:    the $58.8 million pro forma adjustment reflects the release of the Trust Account and related commitment of GreenVision.

4-      Convertible Preferred Stock:    the $4.1 million pro forma adjustment reflects the conversion of the 453 shares of Series B Convertible Preferred Stock outstanding as of March 31, 2021. The Series B Convertible Preferred Stock is automatically converted into the shares of Common Stock of GreenVision at the closing of the Business Combination.

5-      Stockholder Equity:    the $45,322 pro forma adjustment reflects multiple transactions listed below:

Reclassification of GVAC’s Commitments	a	$19,559
Conversion of Helbiz Series B Convertible Preferred Stock	b	4,075
Private investment in public equity (PIPE)	c	30,000
Less: PIPE placement and legal fees	d	(1,200)
Less: IPO transaction costs	e	(6,537)
Less: elimination of transaction between Helbiz and GVAC, refer to 2a	f	(575)
Pro forma adjustment to Stockholder Equity		45,322

a)      reclassification of the stockholders of GVAC commitments for $19.6 million, reflecting the assumption that no additional stockholders of GreenVision seek to convert their shares of Common Stock into a pro rata share of the funds held in the Trust Account. The discrepancy between $58.8 million eliminated from the account Common Stock subject to redemption and $19.6 million reclassified to Stockholder Equity is related to the redemption happened on May 12, 2021 by the holders of 3,838,447 GVAC’s common stock;

b)      conversion of the Helbiz Series B Convertible Preferred Stock outstanding as of March 31, 2021 for $4.1 million.

c)      private investment in public equity (PIPE) for $30 million

d)      deduction of PIPE transaction costs of approximately $1.2 million

e)      deduction of transaction costs of approximately $6.5 million expected to incur at the closing of the Business Combination, including legal, audit, financial advisory and other professional fees related to the Business Combination, including the 2.5% fee due to GVAC’s underwriter pursuant to the Marketing Agreement entered into between GVAC and the underwriter of its IPO; and

f)      elimination of transaction between Helbiz and GVAC, refer to Note 2 a) for further details.

6-      Cash and Cash equivalent:    the $37,263 pro forma adjustment reflects multiple transactions listed below.

Reclassification of cash held in the GVAC’s Trust Account	a	$15,000
Private investment in public equity (PIPE)	b	30,000
Less: PIPE placement and legal fees	c	(1,200)
Less: IPO transaction costs	d	(6,537)
Pro forma adjustment to Cash and Cash Equivalent		37,263

a)      reclassification of cash and investments held in the Trust Account that becomes available upon the Closing of the Business Combination, for $15 million, assuming the maximum redemption of the GVAC shareholders. The discrepancy between $59 million eliminated from the account Marketable securities held in Trust Account and $15 million reclassified to Cash and Cash Equivalents is related to the assumption that $44 million will be repaid to GVAC shareholders;

b)      private investment in public equity (PIPE) for $30 million;

c)      deduction of PIPE transaction costs of approximately $1.2 million; and

d)      deduction of transaction costs of approximately $6.5 million expected to incur at the closing of the Business Combination, including legal, audit, financial advisory and other professional fees related to the Business Combination.

7-      Stockholder Equity:    the $40,562 pro forma adjustment reflects multiple transactions listed below.

Reclassification of GVAC’s Commitments	a	$14,799
Conversion of Helbiz Series B Convertible Preferred Stock	b	4,075
Private investment in public equity (PIPE)	c	30,000
Less: PIPE placement and legal fees	d	(1,200)
Less: IPO transaction costs	e	(6,537)
Less: elimination of transaction between Helbiz and GVAC, refer to 2a	f	(575)
Pro forma adjustment to Stockholder Equity		40,562

a)      reclassification of the stockholders of GVAC commitments for $14.8 million, assuming the maximum redemption of the GVAC stockholders;

b)      conversion of the Helbiz Series B Convertible Preferred Stock outstanding as of March 31, 2021 for $4.1 million;

c)      private investment in public equity (PIPE) for $30 million;

d)      deduction of PIPE transaction costs of approximately $1.2 million;

e)      deduction of transaction costs of approximately $6.5 million expected to incur at the closing of the Business Combination, including legal, audit, financial advisory and other professional fees related to the Business Combination, including the 2.5% fee due to GVAC’s underwriter pursuant to the Marketing Agreement entered into between GVAC and the underwriter of its IPO; and

f)      elimination of transaction between Helbiz and GVAC, refer to Note 2 a) for further details.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Twelve months ended December 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are as follows:

1-      Interest income (expenses):    the $343 pro forma adjustment the elimination of the interest income related to the Trust Account.

2-      Deemed Dividends and Deemed Dividends Equivalent:    the $231 pro forma adjustment represents the elimination of the dividends related to the Helbiz Convertible Preferred Shares.

Three months ended March 31, 2021

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 are as follows:

3-      Interest income (expenses):    the $2 pro forma adjustment the elimination of the interest income related to the Trust Account.

4-      Deemed Dividends and Deemed Dividends Equivalent:    the $35 pro forma adjustment represents the elimination of the dividends related to the Helbiz Convertible Preferred Shares.

3.     Net Loss per Share

We calculated the weighted-average number of shares outstanding for the Net loss per share attributable to common shareholders, basic and diluted, giving effect to the Business Combination as if it had occurred on January 1, 2020. We assumed no changes in the number of common shares outstanding from January 1, 2020, to March 31, 2021. The weighted-average number of shares outstanding in the two scenarios, no redemption and maximum redemption, were determined as below:

	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
GVAC Common Shares issue to Helbiz Shareholders(1)	24,634,395	24,634,395
GVAC Common Shares, already issued at IPO	3,349,053	2,906,027
GVAC Common Shares issue for conversion of GVAC Rights	575,000	575,000
GVAC Common Shares issue for PIPE Investors	3,000,000	3,000,000
Weighted-average number of shares outstanding for the Net loss per share attributable to common shareholders, basic and diluted	31,558,448	31,115,422

____________

(1)      The GVAC Common Shares expected to be issued to Helbiz Shareholders include MiMoto shareholders.

The potentially dilutive outstanding shares were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods. In detail, we excluded from the Net Loss per share for the year ended December 31, 2020, and for the three months ended March 31, 2021, the impact of the following potentially dilutive outstanding shares: 2020 Stock Option Plan, 2020 CEO Performance Awards, GVAC warrants and PIPE warrants.

For purposes of this following discussion the terms “we”, ‘our” or “us” or “the Company” and similar references refers to Helbiz and its affiliates. Except for per share amounts or as otherwise indicated, all dollar amounts in this section are to thousands of dollars.

On January 28, 2021 Helbiz, Inc. (“Helbiz”) entered into a Sales and Purchase Agreement (the “Sale and Purchase Agreement”) for the sale and purchase of the entire issued corporate capital of MiMoto Smart Mobility S.r.l. (“MiMoto”) pursuant to which the equity holders of MiMoto sell their capital stock in MiMoto to Helbiz. MiMoto is an Italian company operating in the mobility business by sharing e-mopeds through an IT platform. On April 1, 2021 Helbiz settled the acquisition with a mix of cash considerations and issuance of Helbiz’s Common Shares.

Based on the Sales and Purchase Agreement, Helbiz acquired all of the outstanding capital stock of MiMoto in exchange for cash consideration and shares of Helbiz common stock. The cash consideration that Helbiz paid is $2,156,000 and the equity consideration was 180,719 Class A shares of Helbiz’s common stock.

The following unaudited pro forma condensed combined financial statement are based on Helbiz’s historical consolidated financial statement and MiMoto’s historical financial statements as adjusted to give effect to the acquisition of MiMoto. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the twelve months ended December 31, 2020 give effect to the MiMoto acquisition as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the MiMoto acquisition as if it had occurred on March 31, 2021.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Helbiz’s historical consolidated financial statements and MiMoto historical financial statements and the related notes.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(in thousands)

	March 31, 2021
	Helbiz, Inc.	MiMoto Smart Mobility S.r.l. (Target)	Pro Forma Adjustments	Notes	Pro Forma Combined
	(dollar amounts in thousands)
Cash and cash Equivalents	$3,557	$168	$—		$3,725
Account receivables	101	62	—		163
Restricted cash	2,156	—	(2,156)	a	—
Prepaid and other current assets	2,809	169	(183)	b	2,795
Total Current Assets	8,623	399	(2,339)		6,683
Property, Plant & Equipment	6,772	111	—		6,883
IP – Intellectual Property	—	—	11,432	c	11,432
Deferred tax assets	—	267	(267)	d	—
Other non-current assets	1,725	154	—		1,879
Total Assets	17,120	931	8,825		26,877

Accounts Payables	3,177	753	—		3,930
Accrued expenses and other current liabilities	1,676	—	—		1,676
Current financial liabilities	1,014	202	—		1,216
Total Current liabilities	5,867	955	—		6,822
Deferred tax liabilities	—	54	(54)	d	—
Other non-current liabilities	130	42	—		172
Non-Current financial liabilities	17,501	717	—		18,218
Total Liabilities	23,498	1,767	(54)		25,211
Convertible Preferred Stock	4,075	—	—		4,075
Total Stockholders’ Deficit	(10,453)	(836)	8,880	e	(2,410)
Total liabilities, Convertible Preferred Stock and Stockholder’s Deficit	17,120	931	8,825		26,877

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)

	Twelve months ended December 31, 2020
	Helbiz, Inc.	MiMoto Smart Mobility S.r.l. (Target)	Pro Forma Adjustments	Notes	Pro Forma Combined
	(dollar amounts in thousands)
Net revenue	$4,418	$1,025			$5,443
Operating expenses:
Cost of Revenue	7,870	793	3,811	c	12,474
Research and Development	1,604	246			1,850
Sales and marketing	4,808	432	(579)	f	4,661
General and administrative	10,075	1,253			11,328
Total operating expenses	24,357	2,724	3,232		30,313
Loss from operations	(19,939)	(1,699)	(3,232)		(24,870)
Other income:	(2,388)	694	(546)	f	(2,240)
Interest expense	(2,232)	(8)			(2,240)
Total other income (expense), net	(4,620)	686	(546)		(4,480)
Income Taxes	(14)	39	(39)	d	(14)
Net Loss	(24,573)	(974)	(3,817)		(29,364)
Deemed Dividends and Deemed Dividends equivalent	(231)	—	—		(231)
Net Loss per share attributable to common stockholders	(24,804)	(974)	(3,817)		(29,595)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	3,976,878	93,085			4,165,880
Net loss per share attributable to common stockholders, basic and diluted	(6.24)	(10.47)			(7.10)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(in thousands, except share and per share data)

	Three months ended March 31, 2021
	Helbiz, Inc.	MiMoto Smart Mobility S.r.l. (Target)	Pro Forma Adjustments	Notes	Pro Forma Combined
	(dollar amounts in thousands)
Net revenue	$1,015	$366	(181)	b	$1,200
Operating expenses:
Cost of Revenue	4,502	209	953	c	5,664
Research and Development	576	61	—		637
Sales and marketing	1,133	143	—		1,276
General and administrative	3,956	242	—		4,198
Total operating expenses	10,167	656	953		11,776
Loss from operations	(9,152)	(289)	(1,134)		(10,575)
Other income (expense)	(4,413)	18	—		(4,395)
Interest expense	(498)	—	—		(498)
Total other income (expense), net	(4,911)	18	—		(4,893)
Income Taxes	(2)	42	(42)	d	(2)
Net Loss	(14,065)	(229)	(1,176)		(15,470)
Deemed Dividends and Deemed Dividends equivalent	(35)	—	—		(35)
Net Loss per share attributable to common stockholders	(14,100)	(229)	(1,176)		(15,505)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	4,661,364	94,360			4,848,107
Net loss per share attributable to common stockholders, basic and diluted	(3.02)	(2.43)			(3.20)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are: (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results following the probable business combination.

The business combination was accounted for under the acquisition method of accounting, in accordance with ASC 805 (Business Combination). Helbiz has estimated the fair value of MiMoto assets and liabilities and conformed the accounting policies of MiMoto to the Company’s accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the MiMoto acquisition as a result of restructuring activities and other planned cost savings initiatives.

2.     Exchange rates

The historical financial information of MiMoto was translated from Euro to US Dollars, using the following historical exchange rates:

•        Statement of operations translated using the average exchange rate for year ended December 31, 2020: 1 Euro/1.14 USD;

•        Statement of operations translated using the average exchange rate for the three months ended March 31, 2021: 1 Euro/1.20 USD and,

•        Balance Sheet translated using the exchange rate as of March 31, 2021: 1 Euro/1.17 USD.

3.     Purchase Price Consideration

Helbiz estimated the fair value of the 180,719 shares of common stock issued — in conjunction with closing of the acquisition — to the MiMoto shareholders based on a March 31, 2021 fair value per share of $45.52. The fair value of the Helbiz Common Shares is based on a valuation from a third-party specialist. As a result, the purchase price is $10,382 consisting of $2,155 in cash and $8,226 in Helbiz’s shares of common stock. All references to dollar amounts (except per share amounts) are in thousands (000s) unless otherwise indicated.

Cash consideration	$2,155
Equity Consideration
Common Shares	$180,719
Price per share	$45.42
Fair value of equity consideration	$8,226
Total Purchase price	$10,382

4.     Cash Consideration

On March 24, 2021, Helbiz deposited $2,155 in an escrow account, classified as Restricted Cash in the Helbiz Condensed Balance Sheet for the period ended on March 31, 2021. The entire amount deposited has been transferred to MiMoto shareholders following the closing of the acquisition on April 1, 2021.

5.     Preliminary purchase price allocation

Helbiz performed a preliminary valuation analysis of the fair market value of MiMoto assets to be acquired and liabilities to be assumed. Helbiz estimated the allocations to such assets and liabilities, using the total consideration for the MiMoto acquisition. The following table shows the allocation of the purchase price as of the transaction’s closing date, March 31, 2021. All references to dollar amounts (except per share amounts) are in thousands (000s) unless otherwise indicated.

Total purchase price	$10,382
Cash and cash equivalents	$168
Account Receivables	62
Other current Assets	169
Property and Equipment	111
Other non-current Assets	154
Total identified Assets	664
Account Payable	$(753)
Accrued expenses and other current liabilities	—
Other non-current liabilities	(42)
Financial Liabilities	(918)
Total liabilities assumed	(1,713)
Total pro forma IP – Intellectual Property	11,432

This preliminary purchase price allocation has been estimated for the pro forma adjustments in the pro forma condensed combined financial statement. The final purchase price allocation will be determined when Helbiz will complete the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation presented in the pro forma adjustments. The final allocation of the purchase price may include: (i) changes in fair values of property, plant, and equipment, (ii) allocations to other intangible assets, such as trade names and customer relationship, (iii) change in allocation to goodwill, and (iv) other changes to assets and liabilities.

6.     Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments are reflected in the unaudited pro forma condensed combined financial information:

(a)     Restricted cash:    the adjustment in the condensed combined balance sheet for $2,155 reflects the release of the Helbiz funds deposited in an escrow account to MiMoto shareholders. The funds represent the cash consideration of the MiMoto acquisition. Refer to Note 4 for the further information related to the cash consideration.

(b)    Prepaid and other current assets and Net Revenues:    the adjustment in the condensed combined balance sheet for $183 and the adjustment in the condensed combined statement of operations for $181, reflect the elimination of a 2021 transaction between Helbiz and MiMoto. In detail, in March 2021, Helbiz paid €150, approximately $183, to MiMoto for a marketing campaign. MiMoto recorded the transaction as Net Revenues while Helbiz recorded the transaction as Prepaid and other current assets. The discrepancy between the two amounts eliminated is related to the exchange rates.

(c)     IP — Intellectual Property and Cost of Revenues:    the adjustment in the condensed combined balance sheet for $11,432 represents the result of the preliminary purchase price allocation. The adjustments in the condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 amounted to $3,811 and $953, respectively; represent the preliminary amortization of the Intellectual Property, 3 years of useful life. The 3 years useful life of the IP is only a preliminary estimate, subject to changes based on the actual allocation of the purchase price. Refer to Note 5 for the purchase price allocation.

(d)    Deferred Tax Assets (DTA), Deferred Tax Liabilities (DTL) and Income Taxes: the adjustments in the condensed combined balance sheet of $(267) as reduction of DTA and of $(54) as reduction of DTL represent the changes made for aligning MiMoto financials with Helbiz’s accounting policies. Helbiz preliminary recorded a full allowance over the net Deferred Tax Assets. The adjustments in the condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 amounted to $39 and $54, respectively; represent the elimination of the tax benefits recorded in the MiMoto financials.

(e)     Stockholder Deficit: the adjustment reflects the elimination of the historical equity of MiMoto, elimination of the 2021 transaction between Helbiz and MiMoto, and the issuance of shares of Common Stock to the MiMoto shareholders as part of the purchase price. All references to dollar amounts (except per share amounts) are in thousands (000s) unless otherwise indicated.

Issuance of 180,719 Common Shares	$8,226
Less: historical MiMoto shareholders’ Deficit as of March 31, 2021	836
Less: 2021 transaction between Helbiz and MiMoto, refer to Adjustment b	(183)
Pro forma adjustments to shareholder equity	8,880

(f)     Other adjustments in the condensed combined statement of operations for the year ended December 31, 2020: the adjustment reflects the elimination of a 2020 transaction between Helbiz and MiMoto. In detail, in July 2020, Helbiz paid €500, approximately $579 to MiMoto for a marketing campaign, including the co-branding of all MiMoto vehicles with Helbiz brand. MiMoto recorded the transaction as Other Income while Helbiz recorded the transaction as Sales and Marketing expenses. The discrepancy between the two amounts eliminated is related to the exchange rate and bank fees.

7.     Net Loss Per Share

Helbiz estimated the weighted-average number of shares outstanding for the Net loss per share attributable to common shareholders, basic and diluted, - in the column Pro Forma Combined - giving effect to the MiMoto acquisition as if it had occurred on January 1, 2020. In detail, Helbiz considered the 180,719 Common Shares issued to MiMoto shareholders, as equity consideration of the transaction as outstanding on January 1, 2020.

As a result, the Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted in the condensed combined statements of operations for the year ended December 31, 2020 and three months ended March 31, 2021 are 4,165,880 and 4,848,107, respectively.

The potentially dilutive outstanding shares were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods. In detail, Helbiz excluded from the Net Loss per share for the year ended December 31, 2020 and for the three months ended March 31, 2021, the impact of the following potentially dilutive outstanding shares: 2020 Stock Option Plan, 2020 CEO Performance Awards, Convertible Preferred Stock Series B and Equity Awards for Non-employees with Performance condition, not satisfied yet.

INFORMATION ABOUT HELBIZ

The information in this section describes the current and proposed business and operations of Helbiz. Unless the context otherwise requires, all references in this section to “Helbiz,” “we,” “us,” or “our” refer to the current and proposed business and operations of Helbiz.

General

We provide innovative and sustainable transportation solutions that help people move seamlessly within cities.

Our journey began with e-scooters in Italy in 2018, and today we have evolved into a multi-modal micro-mobility ecosystem offering e-scooters, e-bikes and e-mopeds, while continuing to push boundaries, lead innovation and set new standards in our space. We are changing how people move from A-to-B, allowing users to unlock vehicles on demand with a tap of a button from their smartphone. From being an early mover in Italy and educating users on this new technology, we have today evolved into a multi-modal micro-mobility ecosystem.

We believe that cities should be for people and living and not for cars, congestion and pollution. We intend to do our part for a greener tomorrow and take responsibility for our environmental, societal and governance impact as we continue to make the cities we operate in more livable by connecting their residents with more frictionless, affordable, and convenient transportation alternatives. We pride ourselves on goal of becoming 100% carbon neutral and helping to shift behavior in our cities. We believe that the world is on the verge of a shift away from car ownership with people looking for alternative ways to travel with ease, beat congestion and benefit our planet.

Exhibiting one of the fastest adoption rates according to Barclays Research, shared micro-mobility vehicles have the potential to transform how people move around cities and interact with existing infrastructure. We continue our effort to make Helbiz a natural extension of the current city infrastructure. This helps city planners transform their communities and integrate Helbiz services into the public transportation networks as a seamless and integrated door-to-door solution. Strengthening our intermodal offering and depth of our mobility ecosystem can not only help reduce the dependency on cars, whether private or taxi, but also drastically limit congestion and pollution and enhance well-being in our cities.

We have become an integrated part of our local communities serving a significant portion of the population between age 18 and 49 in our key markets. We intend to offer to our user base products and services other than our vehicles to deepen our consumer relationship and experience meeting the localized needs of the mass market consumer from transit integration to home deliveries.

In developing our business, our focus has always been operations and scalability first. Instead of scaling an unsustainable business like some of our competitors, our early investments were centered around our platform, infrastructure and creating the operational efficiencies necessary to grow our business globally. We have established a strong scalable network and technology infrastructure that power millions of rides, users, and vehicles on a daily basis. We are levering our platform and reach to continue improve the efficiency and the quality of our offerings and deepen the relationship our users have with us.

We anticipate demand for our services will continue to grow as our multimodal offerings and verticals grow and deepen our influence, integration and impact in local markets. Our operational excellence, local collaboration, innovation focused execution and optimization has positioned us as one of the operational market leaders in the space continuing to push boundaries and technological advancements.

OUR ADVANTAGE

In a fast-moving industry, we believe that we have proven time after time our ability to adapt and evolve without jeopardizing the timing, quality, and quantity of the service through our agile and well-run structure.

Helbiz’s future-focused approach in the early days over short-term revenues and unsustainable growth paired with our values, and tools and teams has put us in a position to successfully operate in the micro-mobility market in a way that we believe our competitors cannot.

We believe that, among other reasons, the future belongs to Helbiz based on the following strengths:

•        An Established Market Leader — a well-known brand with deep market penetration

Since we began what we believe is Italy’s first ever shared e-scooter rental in Milan in 2018, we have grown exponentially, and we have become a substantial Italian micro-mobility operators, based on number of licenses and electric vehicles authorized. In particular, we won over 60% of all public Italian license offerings for micro-mobility services during 2020. Additionally, we grew our presence outside of Italy, by entering in the United States micro-mobility market.

•        A New Regulatory Landscape — that favors conscientious operators

The early days of the micro-mobility space was characterized by no licenses or regulations, favoring well-financed companies with the ability to dump tens of thousands of vehicles in every market without any concern on how to manage their fleets, utilizations or earnings. Companies burned significant funds to be able to maximize the quantity of vehicles and left broken and uncharged vehicles littered throughout the streets.

Over the last few years, a drastic regulatory shift has occurred. Cities have put a cap on the number of micro-mobility operators in a city. For example, we provide services in the following cities which have capped the number of micro-mobility operators therein:

•        Milan, Italy, which has capped the number of e-scooter providers to eight;

•        Turin, Italy, which has capped the number of e-bike providers to three;

•        Turin, Italy, which has capped the number of e-moped providers to two;

•        Washington, D.C., which has capped the number of e-scooter providers to six; and

•        Washington, D.C., which has capped the number of e-bike providers to three.

To further prevent saturation and improve quality, many of the cities in which we operate have also capped the number of vehicles per micro-mobility provider. We believe that these caps level the playing field between operators by taking away funding as a competitive advantage and instead shifting the focus from quantity to quality of service in an open bidding — which favors conscientious operators with a core dedication to collaborating with the city granting the license.

Quality of service has been the main focus of our company since our inception where we have adopted a collaborative and conscious approach. We solely rely on in-house teams for transparency and effective work.

•        A Global hyper local approach — our proven relationship with cities we operate in

We view each city in which we operate through the lens of a partnership between us and that city. By focusing on this partnership, we believe that we will be able to provide a sustainable solution to the city’s reliance on cars. We take a city-first approach to tailor the services that we offer and how we offer them. From our inception, we have been focused on serving cities the right way, guaranteeing, and upholding our high standards while maximizing utilization and vehicle distribution. We harness the global power and support of an extensive operational, technological and customer support team optimized for a hyper local approach that deeply connects with cities, communities, and costumers on a daily basis. We have built a scalable and versatile platform focused on our ability to fully customize our offering in each individual market to cover the unique needs of every city. When we enter a market, we do so as a partner of the local municipality more than a service provider. We take ownership of the communities that we serve and aspire to seamlessly integrate within the existing infrastructure for long-term collaboration. The local quality focus approach sets us apart with customers and cities. We hire and train locally and solely use dedicated in-house teams throughout the operations to properly guarantee our service, reliability, and accountability down to the smallest detail while directly representing our company in the local communities every day. In a regulatory landscape that focus on quality and community, our approach, that is in direct contrast to many of our competitors’ independent contractor model, has seen us gain favor of local municipalities.

•        Multiple activities generating revenues — Less dependent on operational income derived from our micro-mobility services

We have built our platform around several activities and initiatives that generate revenues such as co-branding, advertisement, partnerships, subscriptions and trips. This has allowed us to grow and optimize our business while being less dependent on operational income and maintaining service at an affordable price point in a competitive industry. We expect a growth in 2021 from all the activities driven by several new offerings and global roll outs.

•        Cutting Edge Technology — Our proprietary technology platform

Our proprietary technology platform includes a custom-built ecosystem of tools, software and hardware for both our consumers and for our operations servicing our vehicles to promote transparency, integration and operational efficiencies. Our technology suite allows us to properly manage, scale, optimize and tailor our offering for each individual market and to rapidly launch new products to serve our cities and customers.

•        An Exceptional Customer Experience

We have built our platform and experience around our customers from the beginning.

•        Use of Strategic Partnerships — to drive new users and increase adoption

To further enhance and grow our presence in local markets, we actively focus on partnering with local and national market leaders to expose our fleet and platform to millions of our partners’ existing clients. We have formed partnerships with several players such as: Telepass, Alipay, Trenitalia, E-Pay, Moovit and Miami FC that allow us to tap into existing user bases to quickly boost ridership and credibility when entering new markets. In new markets, strong local partners also help us tap into existing governmental relationships to expedite license processes. Carefully chosen strategic partnerships help us escalate the ability to scale while significantly improving brand awareness and image, linking us to strong and reliable businesses.

•        An Innovative Multimodal Platform — broadened reach, value proposition and city integration

Our multimodal platform offers customers a variety of transportation options on-demand. In 2021, we launched e-mopeds and e-bikes in addition to our e-scooters, to serve different demographics and needs, and we are working on seamlessly integrating public transit to enable riders to optimize their trips across all available offering based on their criteria and preferences. We continue our effort to make Helbiz a natural extension of the current city infrastructure which helps city planners transform their communities and integrate Helbiz services into the public transportation networks of every city becoming a seamless and integrated door-to-door solution for our riders.

•        Our in-house operations teams.

Unlike many other micro-mobility companies, we employ in-house operations teams in each market in which we operate rather than hiring outside third-party contractors to maintain our fleets. This operations team oversees all aspects of fleet maintenance, from charging and repairing to deploying each morning, redeploying throughout the day and picking up at night. We believe that this provides a higher quality of fleet maintenance and protects our brand by creating a uniform user experience no matter what city the user is in.

•        A visionary founder led company — Our management team.

We are led by a management team with experience in developing emerging growth companies. Several executive officers have years of experience in consumer-facing industries.

Our Market Opportunity

Societal, industrial and technological changes are shifting how we move, and they are transforming the mass-transportation market. Transportation is among the largest household expenditures. According to a 2019 report from McKinsey & Company, Micro-mobility is one of the fastest growing sectors in the world with a 19.9 compound annual growth rate and an estimated market potential by 2030 of $300 billion in the United States and $150 billion in Europe. We believe that we are in the early phase of capturing this opportunity and that use of our micro-mobility platform will, among other factors, continue to grow due to:

•        Increasing Urban Population

We believe that the trend of urbanization amongst young professionals is a large opportunity for the micro-mobility industry as it specifically addresses first- and last-mile transport and connects users with the existing infrastructure. For city dwellers, shared e-scooters represent a viable and affordable means of daily transportation. Several consequences resulting from urbanization, such as congested roadways, heightened carbon footprints and limited parking spaces, are directly mitigated by micro-mobility solutions. Over half of the world’s population today lives in urban areas, according to United Nations Department of Economic and Social Affairs. With increasingly congested roadways and traffic speeds in many city centers averaging as little as 10 miles per hour, people are looking for transportation alternatives. Micro-mobility solutions offer people living in, and visiting, these cities potential benefits, including higher average speeds, less time spent waiting or parking, a lower cost of ownership, and the health benefits of being outdoors, among others.

•        The Rise of New First- and Last-Mile Options

From a consumer’s perspective, first- and last-mile transportation in congested cities can be inconvenient and costly when using traditional modes of transportation such as mass transit or personal vehicles, as well as when using ride sharing. New shared transportation modes are drastically improving the consumer’s experience, enabling riders to optimize across preferences including cost, comfort, and time.

According to Barclays Research, in the densest of cities, the cost per mile of an e-scooter is as much as one-third the cost of conventional auto options such as ride-hailing or driving a personal vehicle. In addition, car usage (taxi, ride-sharing or personal vehicle) remains the most expensive means of transport for any one-way urban commute under eight miles in length in the United States.

We believe these changes happening on a societal and technological level, are creating the foundation for a transportation shift and a reduction in car dependency in the long run that will be substituted with Transportation as a Service (“TaaS”).

•        Popularity of On-Demand Services

Consumers have grown to love and appreciate having their world on demand and now expect to be able to access any product or service instantly on their terms and at their convenience. Older generations are transitioning and adopting to new technology faster than before, while younger generations are raised as digital natives. On-demand services are now an essential part of daily life and consumers prioritize intuitive and user-friendly platforms that make their lives easier.

•        Urban Planners are Addressing the Issue of Congestion

Micro-mobility is good for city planning, taking up less space for roads and parking, and complementing mass transit schemes while creating more connected communities. Cities are addressing the issue of how to deal with peak transportation demand. Limited capacity causes congestion and one solution is to allow micro-mobility to support transportation demand peaks. Modern urban planners are actively looking for providers of micro-mobility solutions, are increasingly dedicating lanes to certain micro-mobility vehicles and are repurposing car parking to micro-mobility spaces.

•        Increased Environmental Awareness

We believe that cities across the world and their residents are increasing their environmental awareness and actively taking steps to reduce their carbon footprint. As such, we believe that e-scooters, e-bicycles and e-mopeds, if approached in a sustainable, collaborative and safe manner with the cities where they operate, provide a feasible solution to this issue by replacing cars for first- and last-mile transport.

E-vehicles are green, efficient, and cheap and people are becoming increasingly conscious of the impact that their day-to-day actions have on the environment. Furthermore, they provide individuals with an opportunity to reduce their carbon footprints. According to a 2019 article in the Financial Times, a micro-mobility vehicle has a carbon footprint per mile of 28g compared to 292g for a full-sized vehicle.

In a world with scarce resources, we are devoted to make the best use of them. We believe that one of the most inefficient ways to go to point A to point B in a city is by car. Most of the car’s energy is used to move the weight of the car itself and not the weight of its occupants. By comparison, one kilowatt hour of energy moves a gasoline-powered car under a mile, a Tesla Model 3 drives for 4 miles and with the same amount of energy a person can ride our e-scooter for 80 miles.

•        Hyper-Vertical Super App Trend Provides an Opportunity to Enhance our Platform’s Value

The hyper-vertical platform model, a variety of the super-app model adopted in Asia, focuses on covering the entire customer journey around a singular product or vertical. We see potential in the long term to gradually add services on top of our existing platform related to urban mobility that will enhance our customer experience when moving around cities and deepen the customers’ engagement while creating added value across services.

Our Platform

Helbiz is built around four pillars: a growing and engaging network, cutting-edge technology, operational superiority and product focus.

A Growing and Engaging Network

Helbiz has developed a growing network of millions of riders, vehicles, trips, drivers and their underlying data, technology and infrastructure. The more trips, pickups or user interactions on our network, the more we are able to improve our network, optimize our operations and raise the quality of our services.

Our strategy is to leverage our fast and organic growth in the micro-mobility services to onboard customers with the intention of converting them to long-term platform users across verticals and with each additional offering, city, service or vertical aimed at increasing the value proposition and longevity of each user.

Cutting-Edge Technology

Seamlessly Integrated Ecosystem

Helbiz has built a cutting-edge ecosystem of tools, software and hardware for consumers, operations, and drivers to ensure complete transparency, integration and operational efficiencies. Instead of relying on a variety of limited third-party solutions, every tool we use is meticulously crafted in-house in conjunction with each other to create a symbiotic ecosystem that was specifically built around our operations, practices and needs. The result is a robust and highly functional framework with total operational control. Our main mobile platforms are our Helbiz app for consumers and our Helbiz Driver App for operational drivers managing our fleet. Both platforms are built on our proprietary “Core Platform Engine”. To power our operations, we built a suite of operational tools including our Helbiz Drive App, warehouse and inventory management and analytics, prediction algorithms and dispatch engine. Our entire ecosystem is fully implemented and operational globally.

Core Platform Engine

•        Utilization & Prediction

Using real time and historical data, our technology helps us predict demand throughout the day and week to help us balance supply and demand and maintain optimal vehicle distribution and rebalancing. We believe that this leads to higher customer satisfaction while significantly minimizing operational costs.

•        Dispatching & Matching Engine

Our proprietary dispatch engine and algorithms overlook and manage our global fleet of operational drivers globally, autonomously sending tasks, priorities, and routes to each Driver in real-time. In each instance, our algorithms review and consider multiple variables including vehicles, batteries, drivers, warehouses, distances, traffic, locations, inventory as well as utilization prediction and current status. Our dispatch engine is automatically responding to alerts or customer issues dispatching the nearest driver. We designed this system to ensure driver productivity, efficiency and a seamless operation.

•        Geofencing

Using geofencing technology we can properly manage and remotely control our vehicles in accordance with government regulations. We implement a variety of virtual zones in our cities which automatically communicate with and control the setting of our vehicles to prevent clutter, irresponsible usage, and parking by controlling maximum speed, acceleration and disabling the throttle or the entering selected areas such as pedestrian zones or parks.

•        Parking Verifications

Using our proprietary technology, we are able to create virtual parking zones where customers are directed to pick up and leave our e-vehicles.

Payment Technologies

We have developed a strong and scalable payment infrastructure that includes a variety of trusted payment options serving a diverse and global demographic. Helbiz has integrated payments as a core part of our technology stack, to be able to continue to innovate and expand to broaden the offering and meet the demands of our users, in deep collaboration with strong payment partners from Stripe, Telepass, Tinaba, E-Pay and Alipay. The result is a flexible payment infrastructure that supports all types of users and their preferences from pre-paying to post-paying for each trip or service with any instrument/service of their choice, including credit cards, debit cards, HelbizCash, Telepass, Alipay and cash through local partners.

In 2019, Helbiz introduced HelbizCash, which is a closed-loop digital wallet allowing customers to add funds upfront, receive rewards and use funds for all services and offerings inside the current and future Helbiz ecosystem as it grows in return for benefits, rewards and incentives.

Artificial Intelligence and machine learning

Recently, we have made AI & Machine Learning one of the key focal points of our development efforts to continue to support and power our operations. We use AI and machine learning, trained on historical transactions, geospatial data and trips, to help predict and optimize fleet utilization. Our utilization prediction paired with real time data, locations and statuses of all vehicles and drivers is the foundation of our Dispatch Engine which help make key decisions and autonomously deliver tasks and manage our Operational Drivers through the Helbiz Drivers App to ensure operational efficiency, maximized fleet utilization, maintenance, pickup/drop offs/battery swaps and re-balancing throughout our cities.

Operational Superiority

A robust and reliable driver network and infrastructure which ensures that vehicles are properly distributed, batteries charged and maintained is the foundation for the customer experience that we offer. We have built a flexible and scalable infrastructure to autonomously manage our fleets and drivers globally. Every city we operate in has a local on-ground operations team, drivers with extensive local knowledge and a global support system. Our service and platform are built around our operational experience gained over many years to get the operations right instead of rapidly and prematurely scaling. The long-term success, and profitability, of any micro-mobility operator is directly linked to the quality and efficiency of operations. For that reason, we meticulously built each technology tool used in our operations from scratch including warehouse and inventory management, the Helbiz Drivers App, our Dispatch Engine and management tools. All technology tools and platforms were built to work in conjunction with each other, and carefully selected and trained drivers.

•        A hyper-local approach, on a global scale

One of core values is to approach each new city in a hyper-local manner. We hire locals, learn from locals, partner with local companies and interact with communities as a local to properly serve each city the way it should be served. Knowing and interacting with the cities we operate in beyond offering a service is crucial for becoming an integrated part of the local community and our long-term operational success. On a global level, we have built a highly flexible infrastructure that allows our software teams to work with and easily adapt our platform to localized needs of municipalities as a partner, not a service provider. On a local level, we hire locals, who live and breathe the core values of their city, to run our operations where they live.

•        In-House drivers

We believe our early success, both with customers and regulators, is directly linked to our commitment to solely hire and utilize in-house teams for our on-ground operations. Utilizing in-house teams, and not independent contractors like our competitors, allows us to properly train and oversee each worker. To cities and regulators, it means we can provide consistent service, respond to issues in real time, be fully accountable, work hand in hand with regulators and have our workers as an extension of our brand in the communities without relying on unscreened third-party workers and the uncertainties that come with such.

•        AI powered with a human touch

We launch cities in partnership with local experts and train our Core Platform Engine to manage and optimize our cities based on local knowledge. Our Core Platform Engine monitor all conditions, rides and drivers and real time data to autonomously manage drivers and ensure proper vehicle coverage, freshly charged vehicles while optimizing routes and future deployments to maximize utilization.

•        Support System

The cornerstone of our company and experience is our highly-rated customer experience. We have invested and trained our own Micro-Mobility support center that supports our drivers. All drivers are trained in their individual cities, monitored during shifts and have access to our Operational Managers should they need additional help. A reliable service starts with the support system we can offer our teams on the ground.

Service Focus

We provide our services with a care and focus that we believe sets us apart in our journey to power movement at scale in a rapidly changing environment. Our experience is built around the frictionless interaction between our software, our hardware and our cities and relies on our key points: agility, simplicity, and continued innovation.

•        Experienced focused agility

We are built around a strong core software team that has built our software eco-system from scratch. We aim to provide services that are customer and city focused and have built a highly scalable and flexible infrastructure that allows our teams to rapidly release new features and offerings and adapt to local requirements and needs of local cities.

•        Intuitive simplicity

We believe the Helbiz experience and app should be an extension of oneself, seamlessly connecting you with your city in a natural and intuitive way. We transform complexities into a simple platform that is inviting and easy to use while remaining powerful and versatile.

•        Continuous Innovation

Our past and future success in a rapidly evolving industry relies on our ability to constantly research, innovate and optimize our vehicles, hardware, and operational tools. We have established a dedicated R&D department that is working directly with our manufactures to improve the riding and operational experience, increase vehicle lifespan and optimize profitability. With our focus on rapid and continuous innovation, Helbiz was among the first companies globally to integrate and utilize geofencing and parking verification technology throughout its operations.

Benefits of the Helbiz Platform

Key Benefits for Users

Across our mobile platforms and consumer offerings we strive to create an experience that becomes a seamless extension of the user, intuitively creating a convenient, affordable, and reliable experience when interacting with their city.

•        Convenience

We crafted the Helbiz app around efficient simplicity that allows a user to unlock their city with a touch of a button. We designed our proprietary technology to provide a convenient and frictionless user experience and well distributed, maintained and charged fleets across a variety of modes to suit the users’ needs. We strive to reduce the friction of moving and to always ensure available vehicles in your vicinity that allow you to beat traffic with ease without the hassle of having to deal with congestion, parking, ownership or cash transactions.

•        Affordability

We believe everyone has the right to move freely on their own terms, and have the ability to optimize across cost, time and comfort. Our dockless e-vehicles enable customers to move and connect with their city at a low cost. For commuters and frequent riders, we introduced unlimited subscription plans in the third quart of 2020, allowing users to take unlimited 30-minute e-scooter and e-bike trips for a fixed monthly price, with affordability in mind.

•        Reliability

Our mission is to be reliable enough to the point where our customers do not need to rely on cars or other modes of transportation or to plan ahead of time. We strive to properly serve cities and maintain e-vehicle density to meet the demand in all areas so that users always have access to a charged vehicle when they need one. Reliability is essential and the reason that we solely rely on in-house teams and drivers in our cities for improved accountability, control and response time for the most reliable customer experience. We aim to continue to improve on our quality, service, offerings and hardware, while accurately optimizing our predict and utilization algorithms and software.

Key Benefits for Communities/Cities

We believe the foundation for our growth and one of the key indicators for our future success is the amount of positive impact we can generate throughout or local communities in the following ways:

•        Social

We connect people with their cities and communities, providing easy, fast, and reliable ways to get around directly eliminating the need for cars, private car ownership or parking. Our approach is community first and once we open a city, we engage to become an active part of the local community serving all groups, independent of socioeconomic status. Our Access Program offer discounted and free rides and subscriptions for students and low-income citizens ensuring their right to affordable transportation and freedom to move. Our Relief Rides Program, introduced in 2020, was established to provide free rides and support during national emergencies. During the early phases of COVID-19, we provided healthcare and essential workers in Italy and United States with unlimited free transportation to continue to serve our communities in a safe and reliable way during the lockdown. In April 2021, we offered up to 100,000 free rides on our e-bikes and e-scooters in the Italian cities in which we operate to people who need to go to approved facilities to receive their COVID-19 vaccinations.

•        Economic — Increased economic well-being and quality of life

One of the key elements determining the level of economic well-being is the access to transportation and freedom of movement. We are not only offering users flexible and alternative transportation alternatives but are also connecting them with existing transit networks. We pride ourselves on serving all communities in our cities and re-balance our fleet to maintain vehicle density throughout the communities to offer a reliable service at a fair price point. We improve the quality of transportation city wide, helping to reduce transportation inequality, as car-centric mobility networks often exclude lower socio-economic groups.

•        Environmental — Less congestion, less pollution, more life

We are bringing life back to our cities by reducing congestion and reducing carbon emissions and pollution all while shifting our dependency on car ownership to TaaS. This promotes the creation of cities designed for people and not cars. In 2020, we began the process of hopefully making Helbiz climate neutral through a series of initiatives.

•        Infrastructural — Increased value and connectedness of existing infrastructure

We are complementing existing city infrastructure and transport networks, directly increasing their value and connectedness, without requiring cities to spend vast number of resources on large scale public transport expansions with marginal return. We provide citizens with reliable alternatives that allows them to connect with the current transit networks where it was previously difficult. We are dedicated to improving upon our infrastructural impact and are exploring how to incorporate public transportation into our platform, to seamlessly be able to serve across multiple means of transportation within a single journey. For example, in the fourth quarter of 2020, we launched a partnership with Trenitalia, the largest train company in Italy, allowing users to purchase, store and redeem train tickets directly inside of the Helbiz platform. In addition to the direct benefits for the city and its citizens, we are helping to create lasting change and cities that are made for living. Up to 25% of the space in urban cities is allocated for car parking. This means less space for people, parks, and life. Our service does not only complement the existing infrastructure and provide new opportunities to connect but we can gradually help to shift our reliance away from private car ownership, re-purpose the space in our cities and boost well-being.

Value Proposition for Advertisers

•        Unique Targeting — Interact with consumers and their environment on the go

On Helbiz, businesses have a unique opportunity to connect with potential customers through engaging and visual content. We know where all riding users are at all time and can specifically target them the exact second, they are near an advertiser’s location, or any specified location, to create custom experiences that increase real life conversion and engagement with advertisements. Most people seeing an advertisement usually interact with them from the comfort of their home and not when they are on the move in the near vicinity.

•        Valuable Audience — Reach a large conscientious demographic

Helbiz has a deep reach in the cities where it operates, with deep support from both government and citizens who are active supporters of our convenient, forward thinking and green initiatives. Through Helbiz, businesses can reach a large unique, savvy, and conscientious demographic when they want and where they want.

Helbiz is still in the early stages of building our advertising product suite that fully extracts the value of the alignment between users and businesses, but we believe it will be a competitive advantage over the long term as we expand our tools and services.

•        Environmental — Support and align with a mission for a greener tomorrow

The growing importance of sustainability and carbon emissions has been one of the key trends in recent years. Communicating sustainability effectively ranks among the most important aspect of brand strategy across all industries. Helbiz allows businesses to seamlessly integrate into our platform and align with our mission with the ability to communicate their message through our well-respected platform.

Our Offerings and Products

Our Multimodal Experience

Our multimodal platform offers our riders frictionless, efficient, and affordable access to a growing variety of transportation options.

•        E-Scooter, E-Bikes and E-Mopeds

We have established a network of shared owned e-scooters, e-bikes and e-mopeds in a number of cities serving the needs or a diverse demographic looking for affordable, efficient, green and more active alternatives for short trips.

•        Public Transit

As a pilot program, we will offer integrated third-party public transit in a frictionless experience allowing users to purchase, store and redeem train tickets directly inside of the Helbiz platform. By integrating public transit into our own proprietary offerings, we will be able to create a more connected transportation network to seamlessly be able to serve across multiple means of transportation within a single journey. The result will be a more connected transportation network that complements current city infrastructure and increases convenience and the engagement of riders with our platform.

The Helbiz Rider Experience

Our mission is to reshape the transportation industry through innovative and sustainable mobility solutions to create cities made for living that solve the transportation needs of our riders and enable them to reach their destinations quickly, conveniently and affordably. This mission all starts with the Helbiz app, the core part of the Helbiz experience which intuitively connect our users with our vast network of vehicles and platforms. We are determined to provide our users with the best experience and have built a scalable infrastructure that allows us to rapidly add new features, options and platforms.

Our Rider App

The Helbiz app provides users the ability to get around and connect with their city through a variety of transportation modes The Helbiz app is designed to be lightning fast, intuitive, and frictionless enabling users to rent and ride with ease. Our typical rental process can be summarized in the four steps in the following graphics:

Additional app functionality includes the ability to book and reserve vehicles, briefly pause and lock a vehicle in ride, an extensive help toolkit and spoken, written and in-app support 24 hours per day in six languages. We are dedicated to continuing to improve our platform and features to continue to offer the best experience in the industry.

Subscription Plans

In addition to our pay-as-you-ride per minute ride structure, we also offer a subscription plan for riders on a monthly basis. We see our subscription plan as an important step toward providing a convenient transportation alternative that address our riders’ preferences and budgets to make micro-mobility through Helbiz their commute of choice. Our subscription plan is purchased upfront and guarantees access to a set amount of time, and all subscriptions can be cancelled at any time.

Types of subscriptions include:

•        Helbiz Unlimited: Take as many 30 minutes trips as the customer wants on our e-scooters and e-bikes on a monthly basis for a fixed price.

The Advertisement Experience

Helbiz users are always on the move and interacting with their local communities. Advertisers have the opportunity to put relevant content in front of them at every stage of this journey. Unlike other ad platforms, Helbiz interacts directly with consumers and their environment while they are on-the-go. We have understood this unique opportunity since our early days, but only begun to fully translate it into a value adding ad product suite in late 2020 as our reach and potential significantly increased.

A well-integrated and intelligent advertisement experience is one of the cornerstones that allow us to be less dependent on operational revenues and offer a more competitive service globally. In 2021, we intend to introduce our advertisement initiatives in all markets.

While we are actively working on expanding our offering and tools it currently includes:

•        Unlock advertisement:    which use Helbiz as a digital billboard to show a full screen video message every time a user unlocks a Helbiz vehicle globally, in a specific city or targeted area;

•        Location based advertisements:    which trigger advertisements when a user is in the vicinity of a specific location;

•        Map branding:    which enables companies to sponsor pins, parking spots or specific locations on the map; and

•        Vehicle co-branding:    which custom wraps our vehicles for a maximum-visibility, full-takeover campaign, paid per vehicle on a daily basis.

Our Driver App Experience

To ensure our vehicles are properly distributed, charged, maintained and always ready to rent, comes down to our operational excellence. That in turn starts with our drivers and Driver App. Our drivers, and the software that manage them and our fleet, is the glue that makes people depend on us as a part of their daily commute and transportation needs.

The Helbiz Driver App

Our drivers simply tap ‘Start Shift’ inside the Helbiz Driver app to start a shift. Drivers will automatically start to receive tasks, on-screen instruction, and turn-by-turn navigation to handle their shift and objectives with ease. Every step of the way the driver is guided in an intuitive way to pick up and swap batteries and reposition and maintain vehicles. By tracking every movement, action, route, pickup and drop off, Helbiz has an overview of each city’s operation and is able to support of our operational support teams.

Additional app functionality includes the ability to accept/decline tasks, access to real time vehicle data, a support kit and analytics.

Currently the entire Helbiz operation is operated by in-house employees only, but the Driver App is built on a highly scalable and flexible infrastructure allowing us to seamlessly introduce and scale up driver supply using freelancer and independent contractors if required.

Technology Infrastructure

We have assembled core product teams with a full-stack development model within a broad range of technical areas to help us power our technology platform and vehicles across the globe and the solve the challenges that arise from delivering reliable services in the physical world in real time. We are tech driven at our core and deploy technical innovations to optimize operations, increase oversight while improving our scalability. We have built a mobile first and platform agnostic suite within the micro-mobility space constituting of a series of proprietary tech platforms and drivers, including operational and analytical and optimizing and decision-making tools, that all operate in conjunction. Every individual component is built on top of our scalable tech stack that enables us to manage spikes in usage and rapidly launch new products, features and services.

We developed our platform for autonomy, scalability and high accountability. Our success in a fast-moving industry, and relationships with the cities we operate in, is directly linked to our flexibility and development velocity. We currently use third party, AWS, for cloud computing services to help us deliver and host our platform and quickly scale up our services to meet surges in demand and support any product changes we are introducing. We utilize multiple data centers located in the United States and Europe where redundant copies are stored and replicated reliably within each region.

Sales & Marketing

Helbiz is marketing its offering to users through brand advertising, direct marketing and fostering rapid adoption through on-street presence and strategic partnerships. We use a variety of broad campaigns from television ads to strategic joint partnerships with strong local brands to promote our platform and extend our service to existing loyal user bases. On a local street level, Helbiz is devoted to a vast amount of educational and community events where we and our engaging team foster deeper connections in the cities we operate in, while our vehicles act as moving billboards for organic user growth. Our direct marketing is made up of promotions, referrals and time-based incentives where we attract consumers through a tailored combination, depending in the city, of sponsored search, targeted social media, push & text notifications and email campaigns. As we grow, we are focused on optimizing and making our marketing & sales spend more effective in attracting high converting users and in encouraging cross vertical spending in a structured and measurable way to significantly enhance customer retention and lifetime value.

Platform User Support

The cornerstone of our company and experience is our top-rated customer experience. We have invested and trained our own micro-mobility support center. Our support hub was established in Serbia and is today offering in-app, written, and spoken 24/7 support natively in six languages for customers and drivers around the globe.

Competition

We provide transportation services, particularly those in the urban micro-mobility category (generally, intra-city trips that less than five miles). As a result, we compete with other modes and providers of transport. For our e-scooter, e-bike and e-moped sharing services, this includes busses, subways, bicycles, cars, trains, motorcycles, scooters and walking, among other short-distance transportation modes.

Our services compete directly with many TaaS companies. The market for TaaS networks is intensely competitive and characterized by rapid changes in technology, shifting rider needs and frequent introductions of new service and offerings. We expect competition to continue, both from current competitors, who may be well-established and enjoy greater resources or other strategic advantages, as well as new entrants into the market, some of which may become significant competitors in the future. Our main competitors in the micro-mobility sharing market vary by market but include Lime, Lyft, Bird, Spin and Wind. We also compete with car sharing services such as Uber and Lyft, certain non-ridesharing TaaS network companies, public transportation, taxicab, and livery companies as well as traditional automotive manufacturers, such as BMW, which have entered the TaaS market, among others.

We believe the essential competitive factors in our market include the following:

•        coverage and availability of access;

•        scale of network;

•        product design;

•        ease of adoption and use;

•        partnerships and integrations;

•        branding;

•        safety;

•        innovation;

•        regulatory relations; and

•        prices.

Many of our competitors and potential competitors are larger and have greater brand name recognition, longer operating histories, larger marketing budgets, established marketing relationships, access to larger customer bases and significantly greater resources for the development of their offerings. For additional information about the risks to our business related to competition, see our Risk Factors.

Other Revenue Stream

We are constantly exploring growth opportunities. To this end, we are developing the following business opportunity:

•        Helbiz kitchen:    Utilizing Helbiz’s extensive reach and highly engaged user base in current markets, Helbiz seek to continue to deepen its integration with its communities meeting the localized needs of the mass market consumer through services such as food delivery, through HelbizKitchen. HelbizKitchen, scheduled to launch in the end of the second quarter of 2021 in Milan, Italy, is a food delivery service built directly into the Helbiz app offering users seamless food delivery with the tap of a button. HelbizKitchen is built around a curated offering from a few strong restaurant partners selected to be working out of Helbiz powered ghost kitchens ensuring a logistical framework enabling quality meals delivered reliably and quickly. Through its streamlined and optimized process, we envision the average time between ordering on HelbizKitchen and deliver of the order being faster than that of any competitor. We believe that our unique value proposition centered around providing a restaurant quality home experience will deepen each user’s relationship with Helbiz across services, products and verticals.

Strategy

We are one of the few established micro-mobility operators with a truly scalable infrastructure, deep engagement in our cities and a clear path to capture the opportunity of the fast-growing micro-mobility industry. We plan to leverage our strengths to outperform our competition with the following growth strategies:

•        Grow our Rider base.    We see significant opportunity to continue to grow our rider base. We strive to continue drive organic adoption by continued investments in fleet, brand, and consumer awareness. We also offer incentives for first time riders and referrals and plan to continue to grow our incentive programs to foster organic grow. Additionally, we seek to expanding our offering beyond e-scooters, e-bikes and e-mopeds to properly serve all demographics in cities and increase the reach of our platform. Micro-mobility is an industry in its infancy, and Helbiz introduced this technology in Italy, which involved significant user education to shift engraved user behavior. As other slower adapting demographics gradually adopt micro-mobility and the growing percentage of the population who are born as digital natives become of age or increase their spending power, we believe we will benefit from a significant growth not only in rider base but lifetime value across verticals as well.

•        Increase penetration in our existing markets.    Although in Italy we are currently a market leader based on vehicles authorized and licenses obtained, we see room for further growth and plan to deploy new e-scooters, e-bikes and e-mopeds into both existing and new service areas in order to meet rising demand. Furthermore, we believe that there is significant opportunity for growth in the United States, as more cities are embracing shared shared-mobility services and municipalities with existing pilot programs and licensed services are ready for license renewals.

•        Continue expanding into new markets with optimal regulatory conditions and transportation infrastructure.    As authorities around the world begin to adopt acceptable rules and regulations surrounding dock-less e-scooter, e-bike and e-moped sharing, we plan to take advantage of our tech-driven platform, operational excellence and services to offer these cities a sustainable solution. Some of the largest cities and markets in the world have not established regulations to pave the way for these new forms of transit, like New York and Philadelphia. We will continue to work closely with local regulators globally to unlock these markets and establish a long-term and sustainable relationship. We plan on targeting cities with established infrastructure.

•        Increase our use cases.    We intend to continue to expand our offerings and products to make Helbiz the transportation platform of choice for all demographics and use cases. We aim to offer product to simplify travel decision making, become a fully integrated A-to-B solution within existing transit network while expanding our subscription packages and B2B offerings among other things through centralized enterprise tools and bulk packages for universities and businesses, to offer, manage and cover transportation needs and of employees and students.

•        Expand multimodal offerings.    We continue our mission to make Helbiz the number one transportation ecosystem, and we believe that it is essential to address a wide range of transportation needs and preferences for an inclusive offering across demographics. We recently launched e-bikes and e-mopeds in addition to our e-scooters to serve a different demographic and are working on seamlessly integrating public transit to enable riders to optimize their trips across all available offerings based on their preferences.

•        Leverage our platform to launch new products.    We believe that we can continue to innovate, solve complex challenges and create platforms on top of our robust and scalable technological infrastructure to meet the localized needs of the mass market consumer, who is already using Helbiz daily, with new services from payments solutions, public transportation and food delivery. Being a high adoption consumer platform with deep penetration in core markets, we believe that we have a unique opportunity to extend our ecosystem and platform offering around the needs of our consumers leveraging our low customer acquisition costs to fuel long-term value and impact. Each platform offering increases the value of our overall platform, enables us to attract new platform users, deepens the individual engagement and retention within the platform while significantly boosting lifetime value across platform and platform loyalty. Our mission is to combine all offerings in a seamless platform meeting all localized needs of the mass market consumer on demand, beyond micro-mobility.

•        Grow rider ecosystem spend.    As we continue to grow our brand loyalty and offerings, products, use cases and customer experience, the stickiness of our customers increase, integrating Helbiz more into their daily lives and routines. we believe that this will grow their total ecosystem spend exponentially over time.

•        Pursue strategic partnerships.    Our early success, despite much less funding than U.S. competitors, was among other things due to our hyper-local approach where we as a young company tailored our approach to the individual city while partnering with well-established companies with loyal customer bases, influence, and synergy to allow us to quickly harness brand awareness, capitalize on their existing reputation for rapid adoption. We intend to continue to pursue strategic synergetic partnerships to strengthen our brand, offering and market adoption.

•        Continued research and development to increase vehicle-level economics and user experience.    Our team is constantly developing new ideas for all facets of our business. From continued development on our mobile application to hardware development for our e-scooters, e-bikes and e-mopeds, we are actively pursuing ways to serve our customers and create a sustainable and profitable business. We have drastically increased lifespan of our entire fleet and the daily availability through 3 generations of vehicles and moving from built-in batteries to swappable batteries eliminating the need to pick up and charge the entire fleet every night allowing vehicles to remain on the street and operational.

•        Pursue strategic partnerships.    Our early success, despite much less funding than American competitors, was among other things due to our hyperlocal approach where we as a young company tailored our approach to the individual city while partnering with well-established companies with loyal customer bases, influence and synergy to allow us to quickly harness brand awareness, capitalize on their existing reputation for rapid adoption. We intend to continue to pursue strategic synergetic partnerships to strengthen our brand, offering and market adoption.

•        Target non-traditional markets.    We believe that in the rush to compete in the micro-mobility market, many of our competitors have overlooked markets that might not be considered traditional consumers of micro-mobility services. These markets include hotels, amusement parks, convention halls, airports and other third parties that see a need to provide their customers with additional methods of short-distance transportation. We are exploring these markets and negotiating terms outside our conventional rental arrangements.

•        Invest on technology to strengthen platform and increase efficiency.    We plan to continue to invest in and develop our proprietary technologies and core platform drivers to optimize our operations, autonomy and scalability. These investments will allow us to continue to increase our efficiencies and lower our operational costs offering our riders an affordable and high-quality experience.

•        Grow Advertisement Opportunities.    We are continuing to grow our advertisement offering and integrations. As we rolled out in-app advertisement in 2020. We expect to be able to significantly grow our overall advertisement revenues as we roll out advertisement in all cities and combine it with additional and more complex advertisement types and dedicated advertisement management tools for enterprises. We are still in the early stages of building an advertising product suite that fully taps the value of this alignment between pinners and advertisers, but we believe it will be a competitive advantage over the long term.

Seasonality

Each city and region where we operate or intend to operate has unique seasonality, events and weather that can increase or decrease rider demand for our platform. We expect to experience different levels of seasonality in each market in which we operate, typically correlated to changes in the number of local residents and visitors. Ride volume can also be impacted by general trends in business or travel and tourism. Certain holidays can have an impact on ride volume on the holiday itself or during the preceding and subsequent weekends. In addition, rain, snow and cold weather tend to increase the demand for car-based transportation but reduce the demand for e-scooter, e-bike and e-moped rentals.

Intellectual Property

We generally rely on trademark, copyright and trade secret laws and employee and third-party non-disclosure agreements to protect our intellectual property and proprietary rights. We are currently in the process of pursuing trademark protection for our name and logos in the United States. Although we believe that our pending trademark applications will be granted by the United States Patent and Trademark Office, such trademarks might not be granted, might be challenged, invalidated, or circumvented or might not provide competitive advantages to us.

We also plan to rely on patents to protect our intellectual property and proprietary technology, to the extent feasible, and plan to consult with intellectual property counsel to determine what patents we may be able to file to protect our intellectual property. As of the date of this Prospectus, we do not have any patents in the United States or any other country, but we on November 4, 2019 we filed a patent application in the United States for our smart parking technology (patent application number: 16/673,518). Although we believe that some of our technology may be patentable, such patents might not be granted, might be challenged, invalidated, or circumvented or the rights granted thereunder or under licensing agreements might not provide competitive advantages to us. We believe that due to the rapid pace of technological innovation for technology, mobile and internet products, our ability to establish and maintain a position of technological leadership in the ridesharing industry depends more on the skills of our development personnel than the legal protection afforded our existing technology. (See “Risk Factors”).

Our success depends in part, upon our proprietary software technology and proprietary App. We have not yet protected our software through copyright or other regulatory measures. Our standard intellectual property confidentiality and assignment agreement with employees, consultants and others who participate in the development of our software might be breached, we might not have adequate remedies for any breach, or our trade secrets might not otherwise become known to or independently developed by competitors. Our efforts to protect our proprietary technology might not prevent others from developing and designing products or technology similar to or competitive with those of ours. Our success depends in part, on our continued ability to license and use third-party technology that is integral to the functionality of our products and App. This includes functions such as our payment gateway that we use for handling credit card payments, subscriptions and wallet top-ups (which we license through Stripe), interfacing with vehicles from certain suppliers (such as our license with Segway), hosting our server infrastructure (provided by Amazon Web Services) and hosting our data for analytics (provided by Google Cloud). An inability to continue to procure or use such technology likely would have a material adverse effect on our business, operating results or financial condition.

On March 19, 2021, we entered into a Loan and Security Agreement with several lenders. Pursuant to that agreement, we received a loan of $15 million. In addition to the repayment terms and fees for such loan, Helbiz, Inc. granted the lenders a security interest in certain intellectual property including its patents, patent applications and trademarks pending the repayment of the loan.

Authorizations and licenses in force

We work closely with the cities where we operate to determine the local services we provide. This includes determining fleet size, deployment locations, hours of operation and pricing. After local operations begin, we revise these determinations using real-time data. We consider compliance with requirements around parking, deployment and redistribution, and rider education to be of the utmost importance. We operate in the following cities in the following countries.

Italy

We are a substantial operator in Italy in the micro-mobility environment. We have won over 60% of all public tenders in Italy in which we have participated in 2020. As of March 20, 2021, we hold 21 individual licenses in 17 cities in Italy for up to 13,250 individual vehicles (excluding e-mopeds). As Italy and its cities continue their micro-mobility expansion and open up for additional licenses and tender offers we anticipate this growth and success ratio will continue to increase. We currently provide, or are schedule to soon provide, e-scooter, e-bike and e-moped micro-mobility programs in the following areas of Italy:

•        Rome.    authorized to provide free-floating bike sharing services until September 1, 2022 for a maximum of 2,500 pedal assisted bicycles. On 14 September 2020, we received the authorization to deploy up to 2,500 e-scooters.

•        Milan.    authorized on December 2, 2019 for a maximum of 750 e-scooters until July 26, 2021. MiMoto began offering its e-mopeds in Milan in 2017 and has a license to continue operating a fleet without any maximum capacity.

•        Turin.    authorized on December 13, 2019, for a maximum of 500 e-scooters and a maximum of 2,000 pedal assisted bicycles for five years for the bicycles and until July 27, 2021 for electric scooters. MiMoto began offering its e-mopeds in Turin in 2019 and has a license to continue operating a fleet without any maximum capacity.

•        Collegno.    authorized in 2021 for a maximum of 150 e-scooters.

•        Verona.    authorized on September 17, 2019 for a maximum of 250 e-scooters.

•        Parma.    authorized on September 02, 2020 for a maximum of 300 e-scooter. The license will expire in 24 months.

•        Pisa.    authorized for a maximum of 300 e-scooters.

•        Modena.    operations started in September 2020 for a on a one-year license to operate an e-scooter sharing program with a maximum of 200 e-scooters.

•        Ravenna.    authorized for a maximum 350 electric scooters for 24 months.

•        Cesena.    authorized, exclusively, on July 6, 2020 for a maximum of 200 electric scooters and 400 electric bikes. The license will expire in 24 months.

•        Latina.    authorized, exclusively, on July 23, 2020 for a maximum of 200 e-scooters and 100 e-bikes. The license will expire on July 26, 2022.

•        Pescara.    authorized, exclusively, on July 20,2020 for a maximum of 500 e-scooters. The license will expire in 24 months.

•        Naples.    authorized on September 7, 2020 for a maximum of 900 e-scooters. The license will expire in 24 months.

•        Bari.    authorized on June 4, 2020 for a maximum of 500 e-scooters. The license will expire on July 27, 2022.

•        Montesilvano.    authorized on August 7, 2020, for a maximum of 100 e-scooters. The license will expire on July 27, 2021.

•        Palermo.    authorized on February 2, 2021 for a maximum of 400 e-scooters.

•        H-Farm.    agreement with H-Farm, a large European innovation campus based in Ca Roncade, to be the exclusive micro mobility operator in the campus offering up to 350 e-scooters and 100 e-bikes.

•        Genoa:    MiMoto began offering its e-mopeds in Genoa in 2019 and has a license to continue operating a fleet without any maximum capacity.

•        Florence:    MiMoto began offering its e-mopeds in Florence in 2020 and has a license to continue operating a fleet of up to 100 e-mopeds.

•        Cesana.    launched in April 2021 for a maximum of 400 e-bicycles.

•        Ferrara.    launched in May 2021 for a maximum of 200 e-scooters and 200 e-bikes.

United States

In 2019, we started our expansion to the United States. As of March 20th, 2021, we hold eight licenses, in seven cities. We are currently in the application process for additional licenses and intend to continue to scale and implement our proven business model and platform from Europe across the United States. We currently provide e-scooter and e-bike micro-mobility programs in the following areas the United States:

•        Washington, D.C.    In January 2020, we initiated our e-bike program in the U.S. capital. Pursuant to our license, we can operate a fleet of up to 1,500 e-bikes. We suspended the e-bike services during the COVID-19 pandemic, and we expect to restart the e-bike services later in 2021. In January 2021, we began leasing a license to operate 2,500 e-scooters in Washington, D.C., and we began operating our own vehicles there using our own operations in January 2021. The license is up for renewal in December 2021.

•        Miami, Florida.    In November 2019, we initiated our e-scooter program in Miami with 100 vehicles. The program was suspended multiple times, the latest restart was in the first quarter of 2021. The license is up for renewal in November 2021.

•        Alexandria, Virginia.    In August of 2020, we began providing e-scooter services in Alexandria. Our license allows us to deploy up to 200 e-scooters. The license is up for renewal in October 2021.

•        Arlington, Virginia.    In August of 2020, we began providing e-scooter services in Arlington. Our license allows us to deploy up to 300 e-scooters. The license is up for renewal in October 2021.

•        Atlanta, Georgia.    In May 2020, we were awarded two licenses, one to operate a minimum of 500 e-scooters and another for 500 e-bikes, in Atlanta. We started the Operations in the city, in November 2020. In March 2021, we granted a permit for operating additional 740 e-scooters. Users are not allowed to rent our vehicles in Atlanta between 9 p.m. and 4 a.m. The license is up for renewal in June 2021.

•        Richmond, Virginia.    In October 2020, we were awarded a permit to operate 500 e-scooters in Richmond, and we started the operations in February 2021. Users are not allowed to rent our vehicles in Richmond between 10 p.m. and 6 a.m. The license is up for renewal in January 2022.

•        Jacksonville, Florida.    In October 2020, we were awarded a permit to operate up to 250 e-scooters in Jacksonville with an initial fleet of 100 e-scooters. We started operations there in March 2021. The license is up for renewal in March 2022.

•        Oklahoma City, Oklahoma.    In May 2021, we launched e-scooter services in Oklahoma City, Oklahoma where we have a one-year license to operate up to 250 vehicles.

Insurance

Although we pride ourselves on our commitment to safety, the sheer volume of users increases the likelihood or serious injury or property damage as a result of the use of our vehicles. To mitigate our exposure to liability from any such injuries or damage, we provide general liability insurance in the cities where we operate to cover third-party bodily injury or property damage resulting from one of our vehicles. The insurance does not cover instances where the user is at fault, but rather damages arising from faulty vehicles or maintenance issues. Additionally, such general liability insurance is required in the U.S. and Italian cities in which we operate and seek to operate.

Insurance in the micro-mobility industry is unique as it is a limited marketplace. There are only a handful of carriers that will write insurance for it and even less for multi city operators. We have our insurance policies with Apollo Underwriting Ltd. covering the U.S. market and Societa’ Reale Mutua Assicurazione for the Italian market. These policies give us the ability to purchase coverage if and when we get permits for additional cities.

Partnerships

We believe that partnerships are a great way to offer our users services that we cannot provide on our own, provide our brand to greater exposure and expand our user base. We have focused our efforts to create partnerships in three industries in particular: the micro-mobility industry, the fintech industry and the entertainment industry.

Mobility Partnerships

Telepass

Our first major partnership was with Telepass, a leader in Southern European mobility services. By becoming our official partner and sponsor, Telepass provided us with more concrete and credible brand awareness on Italian soil. The partnership consists of a deep integration between our app and the Telepass Pay app where existing members of Telepass services are awarded exclusive deals to use our e-scooters. To emphasize our commitment to the partnership, we co-branded our Italian e-scooter and e-bike fleets with both the Helbiz and Telepass brand logos.

Pursuant to the agreement, Telepass will pay us a total of €100,000 for marketing opportunities provided by us and an additional €150,000 for the concession fee payable by us to the customer. In exchange, we will offer 50% discount to Telepass users on e-scooters and e-bikes.

Although our partnership with Telepass is set to expire in April 2022, we intend to renew the agreement or enter into a new agreement with Telepass thereafter. Telepass may terminate the agreement if there is material breach and we fail to cure such breach within 15 days from the date of a written notice from Telepass. Telepass also has the right to fully or partially withdraw from the agreement at any time.

Moovit

We have partnered with Moovit on a global scale to become their official micro-mobility partner in every city where we currently operate. Moovit provides public transportation management solutions in over 3,000 cities, 94 countries and in 45 languages. Moovit utilizes data from more than 7,000 transit agencies and its own community of users to provide multimodal transit solutions to enhance efficiency and speed of intra-urban transportation for its users. We began sharing respective localized strengths to further integrate our services with public transportation networks.

Moovit assists intra-city travelers due to their API that provides users with real-time data on public transit routes, arrival times and pricing. Moovit now allows their users to find Helbiz electric scooters, e-bikes and soon e-mopeds via their mobile app. This provides an additional method for avoiding traffic jams and other intra-urban mobility obstacles that arise inside cities on a daily basis. Moovit therefore promotes our sustainable first and last-mile mobility solutions for intra-urban travel to be used in conjunction with public transport.

Pursuant to the agreement, we agreed to share with Moovit all our micro-mobility information in order to implement and integrate it with Moovit’s services with priority over other services providers in our business. Our agreement with Moovit expires in March 2022 and is automatically renewable for one-year extensions, unless either party provides at least 60 days’ prior written notice to the other party stating the intent not to renew prior to the end of the term. Either party may terminate the agreement at any time for no reason with 90 days’ prior written notice. Such notice period is reduced to 30 days if there is a change of control of either party. Either party may also terminate the agreement if the other party breaches any material terms of the agreement and does not cure the breach within 15 days after receiving written notice from the non-breaching party.

Trenitalia

We have partnered with Italy’s National Public Railway transportation provider, Trenitalia, to expand their riders’ options of getting to and from train stations. Trenitalia provides us with dedicated parking areas outside of the major train stations in the Italian cities in which we currently operate. We provide promotions and discounts to Trenitalia users to use our vehicles before and/or after their journeys. Trenitalia has engaged in a vast marketing plan to advertise our services inside their train stations, inside train screens and magazines, inside dedicated tabs in their mobile app, and on their website. Reciprocally, we have committed to co-branding our Italian fleet with Trenitalia-dedicated graphics.

Pursuant to the agreement, we will provide Trenitalia users vouchers for free rides and discounts and such promotion will be advertised on Trenitalia’s website, in certain trains and train station lounges and through jointly planned educational events around Italy. Our agreement with Trenitalia expires in May 2022 and is automatically renewable for another 12 months, unless either party provides at least 60 days’ prior written notice to the other party stating the intent not to renew prior to the end of such term. Either party can terminate the agreement with 60 days’ prior written notice.

FinTech Partnership

Alipay & Tinaba

On January 16, 2020, we signed a European collaboration agreement with Alipay, a payment method owned by the Alibaba group, and Tinaba, a digital wallet owned by Banca Profilo. This partnership allows our users to use Alipay as a payment method inside our app. They have the ability to add a specific amount of Helbiz credit directly from their apps, removing the need to insert a credit or debit card into our system. Alipay and Tinaba users who do so are given exclusive promotions. The partnership envisions allowing Alipay users to make use of our service directly from the Alipay app. Our partnership with Alipay gives us the opportunity to co-brand our entire fleet, including in Rome, where the first official game of Euro 2021 Soccer Tournament will take place. The co-branded design will not only include the Alipay logo, but also the official logo of Euro 2020, effectively making Helbiz an unofficial micro-mobility partner of the Euro 2020 Soccer Tournament to be held in the summer of 2021.

Pursuant to the agreement, Alipay agrees to (i) provide commercially reasonable technical and other support to us in the development and publishing of a mini program on the Alipay Mini Programme Technology Platform; (ii) promote the Mini-program for Helbiz once it is developed; and (iii) ask for approval to include sponsorship cobranding on 1,500 of Helbiz’s vehicles in Rome for the duration of June 2021 to August 2021.

Helbiz agrees to (i) provide information related to the development of the mini program; (ii) support Alipay’s Campaign on the program; and (iii) include the Alipay – UEFA co-branding logo on 1,500 vehicles in Rome for the period from June 2021 to August 2021.The agreement with Alipay will expire in December 2021 and the company intends to renew the agreement or enter into a new agreement with Alipay thereafter. Either party may terminate the agreement if the other party breaches any material terms of the agreement and does not cure the breach within 30 days after receiving written notice from the non-breaching party.

The agreement with Tinaba will expire in January 2023 and is renewable. Either party can terminate the agreement with 30 days’ prior written notice.

E-Pay

November 2020, Helbiz signs an agreement with EPAY, part of the Euronet Group, to allow its user base to purchase In-App Wallet Credit in cash through a network of 51,650 physical stores in Italy, allowing potential users without a debit/credit card the ability to make use of our sustainable services. This network of physical points of sale, composed of Supermarkets (ex. Carrefour, Esselunga, Finiper, Penny Market), Libraries (ex. Feltrinelli, Mondadori), Tobacco stores, Electronic Stores and direct distributors, extends itself across the entire country easing access to the Helbiz micro-mobility services and to future parallels on which the company is currently working on.

The agreement is an open-ended agreement without terms between the Company and E-Pay. Helbiz will request a renegotiation of the agreement in June 2023 after three years of collaboration. Either party can terminate the agreement with a 30 days’ prior written notice to the other party. Pursuant to the agreement, Helbiz will pay E-Pay a fixed Fee of €12,000 for the service, a maintenance fee of €1,000 on a monthly basis, and a distribution fee which is calculated as 10% of any transaction’s face value.

Entertainment Partnership

Miami FC

We are the official Mobility Partner of the football club Miami FC and its first-ever jersey sponsor. Our e-scooters will play an active role on gameday, facilitating transport for fans from the parking lot to Miami FC’s 20,000 seat stadium. We offer exclusive benefits for Miami FC season ticketholders, providing discounts for e-scooter rides across Miami, or any other city where we operate. Helbiz and Miami FC are very committed to the community and are dedicated to positively impacting its future.

We agreed to sponsor Miami FC $300,000 for the 2020 USL Championship Season, $400,000 for the 2021 Season, and $500,000 for the 2022 Season in exchange for advertising and promotional opportunities made by Miami FC. These sponsorship opportunities include uniform branding, TV and social media promotions, stadium marketing, market activations, community events, corporate and media events, and merchandise.

Our agreement with Miami FC expires upon the conclusion of the Miami FC’s 2022 United Soccer League Championship season. We may terminate the agreement if the United Soccer League Championship is terminated or reduces its schedule of games per season to 30 or less. We may also terminate the agreement with at least 120 days’ written notice before the last regular season match of the 2021 United Soccer League Championship season. Either party can terminate the agreement if the other party commences procedures in connection with bankruptcy or insolvency. If either party materially breached the agreement, the non-breaching party can terminate the agreement with 30 days’ prior written notice.

Suppliers

We subcontract the manufacturing, assembly and testing of our vehicles to third-party suppliers mainly located in Asia. Our supply chain department is responsible for coordinating the relationship with the third-party suppliers and is constantly working with current manufactures in a collaborative effort to improve and optimize existing hardware, design, and build custom proprietary vehicles for custom needs while also looking for alternative manufacturers, solutions, and supply routes to ensure that we stay on the forefront of the rapid technological advancements in our industry.

The typical supply chain timeline requires on average three-months from manufacturing the e-vehicles, delivery to deploying in the relevant markets. The process depends on the typical supply lines running via sea, train and air. A mix of local suppliers and suppliers based in Asia, are responsible for providing us spare parts for our e-vehicles.

Overall, we depend upon a limited number of third parties to perform these functions, some of which are only available from single sources with which we have flexible contracts in place. In particular, we rely on:

•        Stripe for the processing of customer payments; and

•        Segway Group for the supply e-scooters and looking forward also a new version of e-mopeds and e-bikes.

Stripe

Pursuant to the agreement, the debit and credit cards service fees are calculated based on preceding month’s total card transaction volume. The service fees range from €0.01 to €0.02 per card payment. For example, if the net monthly card volume is €0 to €250,000, the fixed amount per payment card is €0.02; if the net monthly card volume is €500,000 to €1,250,000, the fixed amount per payment card is €0.015. The higher the monthly card volume, the lower the service fee.

Our agreement with Stripe expires in September 2022 and is automatically renewable for another 12 months, unless either party provides at least 30 days’ prior written notice stating the intent not to renew prior to the end of the term.

Segway

Pursuant to our agreement with Segway, we an initial order in 2020 for approximately 5,900 e-scooters from Segway. Segway charges a monthly fee for its licensed technology. An e-scooter is considered an active product for any month that is active at any time during that month. Segway also charges hourly technical support fees. In additional, Segway imposes minimum service fees. Our agreement with Segway will expire in May 2022 and is automatically renewable for another one year each, unless either party provides at least 60 days’ prior written notice stating the intent not to renew prior to the end of such term. Either party may terminate the agreement if the other party breaches any material terms of the agreement and does not cure the breach within 30 days after receiving written notice from the non-breaching party. Additionally, Segway may terminate the agreement if we breach our obligation to make payments, to comply with the restriction on use and resale of Segway’s products, the laws and other programs applicable to the use of Segway’s products, the license of Segway’s technology and software, privacy and data securities, and confidentiality and fails to cure such breach within 10 days after notice of breach from Segway. Segway may also terminate the agreement with 30 days’ prior written notice if Segway reasonably believes our operations create undue risks for Segway, the end users or other third parties or if Segway reasonably believes that any new laws or amendments to existing law makes the performance of the agreement unlawful or impracticable. Lastly, Segway may terminate the agreement immediately if we file for bankruptcy.

Facilities

Our headquarter is located at 32 Old Slip, New York, New York. We also have offices in Milan (European headquarter), Singapore (Asian headquarter) and Belgrade (Research and Development Office). We lease and maintain these offices; each of these offices is leased on terms that we consider market for their respective locations.

Additionally, in each area in which we operate we lease an industrial space for the storage, repair and charging of our vehicles.

We do not currently own any real estate and do not intend to purchase any real estate in the near term.

Employees

As of the date of this proxy statement, we have 303 full-time employees, no part-time employees, based at our offices. None of our employees are subject to a collective bargaining agreement, and we believe that our relations with our employees generally are good.

The following table sets out the number of our employees and consultants on a full-time and part-time basis:

Position	Employees
Management and administration	47
Operations	212
Customer Support	15
Technology/Research & Development	29
Total	303

Our business plan entails expanding our micro-mobility sharing services to multiple cities in the near term. As we expand our shared micro-mobility services and provide new services, our property needs will increase for office space, pick-up and drop-off locations and industrial space.

Material Agreements

In addition to our compensation agreements with management, the Merger Agreement and other material agreements described elsewhere in this proxy statement, we have entered into the following material agreements under which we still have obligations or rights:

Acquisition of MiMoto

On January 28, 2021, we entered into a Sale and Purchase Agreement (the “MiMoto Sale and Purchase Agreement”) with MiMoto Smart Mobility Srl (“MiMoto”) and the owners of all of the issued and outstanding capital stock of MiMoto. On March 18, 2021, we acquired all of the capital stock of MiMoto pursuant to the MiMoto Sale and Purchase Agreement, making it our wholly-owned subsidiary. MiMoto is a micro-mobility solutions provider that offers approximately 500 e-mopeds in the cities of Milan, Turin, Florence and Genoa with plans to expand operations to other cities and regions.

In exchange for the capital stock of MiMoto, we paid the MiMoto shareholders approximately €1.8 million and we issued them an aggregate of 180,719 shares of Class A common stock. In the event that the Business Combination does not occur by May 31, 2021 or that the final valuation of Helbiz is less than $300,000,000, we will owe the MiMoto additional shares of Class A common stock. Any such issuance should not affect the number of shares of GreenVision Class A common stock to be issued to the Helbiz shareholders at the time of the Business Combination, but rather how those shares would be divided among the Helbiz shareholders at the time of the Business Combination. As a result, the percentage of the post-Business Combination GreenVision Class A shares held in aggregate by the GreenVision shareholders prior to the Business Combination will not be affected if any additional Helbiz shares are issued to the MiMoto shareholders.

The MiMoto Sale and Purchase Agreement contained standard representations and warranties from all parties. The MiMoto Sale and Purchase Agreement superseded any prior agreements with MiMoto and its shareholders.

Lease of D.C. License

Effective January 1, 2021, we began leasing for one-year a license to operate up to 2,500 e-scooters from Skip Transport Inc. (“Skip”) and the right to use for nine months the Skip mobile app in connection with such license. The lease agreement with Skip did not include the lease or purchase of any other assets, and when we began offering e-scooter services in Washington, D.C. we provided our own e-scooters and operations. In exchange for the lease, we issued 38,370 shares of common stock, and we paid Skip $385,000 at signing, plus $39,000 per month for a total of 12 months.

Loan and Security Agreement

On March 23, 2021, we entered into a Loan and Security Agreement (the “Loan and Security Agreement”) and other related agreements with four institutional lenders. Under the terms of the Loan and Security Agreement, the aggregate principal amount of the loan was $15 million dollars and we received net proceeds of $11.9 million thereunder. We are required to pay back such loan and any accrued and unpaid interest thereon on December 1, 2023.

The loan carries interest at 9.2% per annum, which increases in the event of a default under the loan to 13.2%. The interest of the loan is due monthly, but no payments need be made directly by Helbiz during the first year as twelve months of interest payments were held in reserve and the first interest payments are paid from that reserve until it is reduced to zero. At closing, Helbiz was required to pay in advance an intellectual property insurance premium of 3.5% per annum (or part thereof).

In connection with the loan, Helbiz granted the lenders a security interest in certain intellectual property held by Helbiz, Inc. In the event of a default, the lenders may acquire that intellectual property to settle any amounts due under the loan.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of business. As previously discussed, Helbiz was recently a defendant in a putative class action suit in New York relating to an initial coin offering of a crypto currency, the HBZ coin, conducted by HBZ Systems PTE Ltd. (“HBZ Systems”) in early 2018. Although this suit was dismissed with prejudice, plaintiffs have appealed the dismissal. We are disputing the dismissal, but we cannot guarantee that the appeal will be unsuccessful.

Other than the appeal of the dismissed class action suit, there are currently no material legal proceedings against us or that have been against us, and we are not aware of investigations being conducted by a governmental entity into our company.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•        The ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•        An exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years from incorporation or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than US$1.07 billion in annual revenue, have more than US$700 million in market value of our common shares held by non-affiliates or issue more than US$1 billion of non-convertible debt over a three-year period.

Our business plan entails expanding our micro-mobility sharing services to multiple cities in the near term. As we expand our shared micro-mobility services and provide new services, our property needs will increase for office space, pick-up and drop-off locations and industrial space.

GOVERNMENTAL REGULATION

We are subject to a wide variety of laws in Europe, the United States and other jurisdictions. Laws, regulations and standards governing issues such as e-scooter, e-bike and e-moped sharing, product liability, personal injury, subscription services, intellectual property, consumer protection, taxation, privacy, data security, competition, terms of service and mobile application accessibility are often complex and subject to varying interpretations, in many cases due to their lack of specificity. As a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state and local administrative agencies.

The TaaS industry and our business model are relatively nascent and rapidly evolving. New laws and regulations and changes to existing laws and regulations continue to be adopted, implemented and interpreted in response to our industry and related technologies. As we expand our business into new markets or introduce new offerings into existing markets, regulatory bodies or courts may claim that we or users on our platform are subject to additional requirements, or that we are prohibited from conducting our business in certain jurisdictions, or that users on our platform are prohibited from using our platform, either generally or with respect to certain offerings.

Certain jurisdictions and governmental entities require us to obtain permits, pay fees or penalties or comply with certain other requirements to provide our micro-mobility vehicle sharing. For example, in the United States the cities where we operate or are applying to operate often require a written description of our proposed activities in order to obtain a license to operate therein. These jurisdictions and governmental entities may reject our applications for permits, deny renewals, delay our ability to operate, increase their fees or charge new types of fees or impose additional restrictions on our operations not found in local laws or regulations, any of which could adversely affect our business, financial condition and results of operations. In addition, in Italy, regulatory framework of micro-mobility vehicle sharing is characterized by the adoption of very recent national legislative measures, in continuous and constant evolution. In particular, Italian Law no. 160 of December 27, 2019 equated the electrical scooters, having a maximum power of 0,5 KW and a maximum speed of 25 km/h, with the velocipedes (and not to mopeds) and defined sanction procedures, traffic areas, speed limits, safety devices, electrical scooters correct use, technical and construction characteristics. With reference to modalities and characteristics of sharing mobility services, it is necessary to underline that each municipality may authorize, with specific decision, the provision of such services, specified the following:

•        number of licenses or authorizations granted;

•        number of vehicles admitted on municipal territory;

•        insurance duties upon the operator;

•        the parking areas and rules; and

•        road infrastructures or parts of those devoted or prohibited to the road circulation of micro-mobility devices.

Regulatory bodies may enact new laws or promulgate new regulations that are adverse to our business, or they may view matters or interpret laws and regulations differently than they have in the past or in a manner adverse to our business. Such regulatory scrutiny or action may create different or conflicting obligations on us from one jurisdiction to another.

We could be subject to intense and even conflicting regulatory pressure from national, regional and municipal regulatory authorities. Adverse changes in laws or regulations at all levels of government or bans on or material limitations to our offerings could adversely affect our business, financial condition and results of operations.

Our success, or perceived success, and increased visibility may also drive some businesses that perceive our business model negatively to raise their concerns to local policymakers and regulators. These businesses and their trade association groups or other organizations may take actions and employ significant resources to shape the legal and regulatory regimes in jurisdictions where we may have, or seek to have, a market presence in an effort to change such legal and regulatory regimes in ways intended to adversely affect or impede our business and the ability of riders to utilize our platform. See the sections titled “Risk Factors,” including the subsections titled “Risk Factors — Risks Related to Our Business and Industry — Our business is subject to a wide range of laws and regulations, many of which are evolving, and failure to comply with such laws and regulations could harm our business” and “Risk Factors — Risks Related to Our Business and Industry — Changes in laws or regulations relating to privacy, data protection or the protection or transfer of personal data, or any actual or perceived failure by us to comply with such laws and regulations or any other obligations relating to privacy, data protection or the protection or transfer of personal data, could adversely affect our business” for additional information about the laws and regulations we are subject to and the risks to our business associated with such laws and regulations.

SELECTED HISTORICAL FINANCIAL INFORMATION OF GVAC

The following tables summarize the relevant financial data for GVAC’s business and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GVAC” and its audited and unaudited interim financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

GVAC’s consolidated balance sheet data as of March 31, 2021 and December 31, 2020 and consolidated statement of operations data for the three months ended March 31, 2021 and the year ended December 31, 2020 are derived from GVAC’s audited financial statements included elsewhere in this proxy statement. GVAC’s balance sheet data as of December 31, 2019 and statement of operations data for the period from September 11, 2019 (inception) through December 31, 2019 are derived from GVAC’s audited financial statements included elsewhere in this proxy statement.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information in conjunction with GVAC’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operation of GVAC” contained elsewhere herein.

(in thousands, except share and per share data)

	For the Fiscal Quarter Ended March 31, 2021 (Restated)	For the Fiscal Year Ended December 31, 2020 (Restated)	For the Period from September 11, 2019 (inception) Through December 31, 2019 (Restated)
Statement of Operations Data:
Operating expenses	$269	$849	$108
Loss from operations	(269)	(849)	(108)
Interest income on marketable securities	2	343	93
Change in fair value of warrant liability	(220)	2	240
Unrealized loss on marketable securities	—	—	(2)
(Provision) Benefit for income taxes	—	(3)	3
Net loss	$(487)	$(508)	$(627)
Basic and diluted net loss per share	$(0.24)	$(0.29)	$(0.41)
Weighted average shares outstanding, basic and diluted	2,061,022	2,183,175	1,598,389

Balance Sheet Data:
Cash	$169	$4	$471
Marketable securities held in Trust Account	$58,967	$58,390	$57,592
Total assets	$59,206	$58,413	$58,101
Common stock subject to possible redemption	$58,766	$50,002	$49,936
Total stockholders’ equity (deficit)	$(3,676)	$5,000	$5,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF GVAC FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND THE FISCAL YEAR ENDED DECEMBER 31, 2020

The following discussion should be read in conjunction with our financial statements and footnotes thereto for the three months ended March 31, 2021 and the year ended December 31, 2020, which are included elsewhere in this proxy statement.

Overview

We are a blank check company formed under the laws of the State of Delaware on September 11, 2019 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar Business Combination with one or more businesses. We intend to effectuate our Business Combination using cash from the proceeds of the Initial Public Offering and the sale of the Private Warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a Business Combination:

•        may significantly reduce the equity interest of our stockholders;

•        may subordinate the rights of holders of shares of common stock if we issue preference shares with rights senior to those afforded to our shares of common stock;

•        will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•        default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•        our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Restatement and Revision of Previously Issued Financial Statements for the Year Ended December 31, 2020

This Management’s Discussion and Analysis of Financial Condition and Results of Operations has been amended and restated to give effect to the restatement and revision of GVAC’s original audited financial statements for the year ended December 31, 2020. We have restated our historical financial results to reclassify our Private Warrants as derivative liabilities pursuant to ASC 815-40 rather than as a component of equity as we had previously treated the Private Warrants. The impact of the restatement is reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations below. The impact of the restatement is more fully described in Note 2 to our audited financial statements for the year ended December 31, 2020 included elsewhere in this proxy statement.

Restatement and Revision of Previously Issued Financial Information for the Quarter Ended March 31, 2021

This Management’s Discussion and Analysis of Financial Condition and Results of Operations has also been amended and restated to give effect to the restatement and revision of GVAC’s original unaudited interim financial information for the fiscal quarter ended March 31, 2021. We have restated our interim financial information for such fiscal quarter in order to correctly apply guidance associated with “ASC 480: Distinguishing Liabilities from Equity” in order to appropriately present the impact on the accounting treatment of the temporary equity as a result of the private investment in public equity transactions that are the subject of the Subscription Agreements entered into by GVAC and Helbiz with certain investors on March 10, 2021 in connection with the proposed Business Combination. This modification to the accounting treatment of equity required the Company’s common stock to be reclassified from permanent equity to temporary equity in the form of common stock subject to possible redemption. The impact of the restatement is reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations below. The impact of the restatement is more fully described in Note 2 to our unaudited interim financial statements for the quarter ended March 31, 2021 included elsewhere in this proxy statement.

Recent Developments

On August 26, 2020, we entered into the AHA Merger Agreement, pursuant to which our merger subsidiary was to merge with and into AHA, with AHA surviving the merger as our wholly owned subsidiary. The aggregate consideration payable at the closing of this transaction to the stockholders of AHA was the issuance of 5,000,000 shares of the Company’s common stock. However, as discussed above, the AHA Merger Agreement was terminated on November 24, 2020. Pursuant to the AHA Merger Agreement, AHA provided us with the Transaction Deposit of $575,000 at execution which funds were utilized to fund the deposit required to extend the existence of GreenVision from November 21, 2020 to February 21, 2021. Effective upon termination of the AHA Merger agreement on November 24, 2020, we became entitled to receive a break-up fee of $3,750,000 less the Transaction Deposit. As of December 31, 2020, the $575,000 was reflected as a contribution to equity in our consolidated balance sheets. At present, it is not determinable if or when the break-up fee of $3,175,000 will be received.

On February 8, 2021, we entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into Helbiz, with Helbiz surviving the merger as our wholly owned subsidiary. The aggregate consideration payable at the closing of the Business Combination (the “Closing”) to the security holders of Helbiz will be the issuance of such number of shares of our Common Stock, including shares underlying options to be exchanged for vested Helbiz options, as shall be determined by subtracting the “Closing Net Debt” of Helbiz (as defined in the Merger Agreement) from the agreed valuation of $300,000,000, and dividing such difference by $10.00, which represents the agreed valuation of one share of the Company’s common stock. Of the shares to be delivered at Closing, the holders of Helbiz common stock will receive, in exchange for the Helbiz shares owned by such persons, shares of a class of our Common Stock to be established and designated as “Class A Common Stock”, except that Helbiz shares owned by Salvatore Palella, the Founder and Chief Executive Officer of Helbiz will instead be exchanged for a number of shares of a class of our Common Stock to be established and designated as “Class B Common Stock”. The number of shares of our Common Stock (whether Class A or Class B) that each Helbiz shareholder shall receive will be equal to the product obtained by multiplying the number of shares of common stock of Helbiz held by such stockholders by the Closing Consideration Conversion Ratio (as defined in the Merger Agreement). The Merger Agreement contains customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described in the Merger Agreement. On April 8, 2021, the parties entered into the First Amendment.

On March 10, 2021, in support of the Business Combination, GVAC entered into subscription agreements (each, a “Subscription Agreement”) with certain institutional investors (the “PIPE Investors”), pursuant to which the investors agreed to purchase an aggregate of 3,000,000 shares of GreenVision’s Common Stock and warrants to purchase 3,000,000 shares of common stock (the “PIPE Warrants”) for a purchase price of $10.00 per each unit of one share and one warrant for an aggregate commitment of $30,000,000 in a private placement (the “PIPE”) to be consummated concurrently with the Business Combination (the “Closing”). Each PIPE Warrant will be exercisable for a share of common stock at an exercise price of $11.50 per share. Upon the Closing, GVAC is expected to amend its Certificate of Incorporation to effect a change in the classification of its authorized shares of capital stock and upon the effectiveness of such amendment, that the outstanding shares of the Common Stock of the Company may be characterized as “Class A Common Stock”, par value $0.00001 per share. The PIPE is conditioned on the concurrent closing of the Business Combination and other customary closing conditions.

In addition, as discussed below in greater detail under the caption “Liquidity and Capital Resources”, on March 23, 2021, we received a working capital loan in the aggregate principal amount of $300,000 from Helbiz, Inc.

Upon execution of the Merger Agreement, Helbiz provided a transaction deposit in the sum of $750,000 to us, of which, $575,000 was utilized to provide all or a portion of the deposit required to extend the existence of GreenVision from February 21, 2021 to May 21, 2021. On February 9, 2021, we elected to extend the date by which we are required to complete a business combination to May 21, 2021 and deposited $575,000 of the funds provided by Helbiz into our trust account.

On May 12, 2021, following its annual meeting of shareholders, GVAC filed the Extension Amendment with the Secretary of State of the State of Delaware to extend the date by which it has to consummate a Business Combination with one or more businesses from May 21, 2021 to August 19, 2021 or such later date as provided for in the Extension Amendment. Pursuant to the Extension Amendment, GVAC’s board of directors also has the ability to further extend the period of time to consummate a Business Combination up to two additional times after August 19, 2021, each by an additional three months. In order to extend the time available for GVAC to consummate a Business Combination, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per public share on or prior to the date of the applicable deadline, for each three-month extension. After giving effect to the redemptions as of May 12, 2021, such amount would be $191,155.30 for each three-month extension (or $382,310.60 for both extension periods).

Nasdaq Notification

On January 5, 2021, we received a notice from the staff of the Listing Qualifications Department of Nasdaq (the “Staff”) stating that we were no longer in compliance with Nasdaq Listing Rule 5620(a) for continued listing due to its failure to hold an annual meeting of stockholders within twelve months of the end of our fiscal year ended December 31, 2019. We were provided with 45 calendar days within which to submit a plan to regain compliance with the Rules, which plan was submitted in a timely manner. On March 16, 2021, we received notification from Staff that it has granted us an extension to regain compliance from its previously reported deficiency of not having held an annual stockholder meeting in 2020. The extension provides that we have until June 29, 2021 to demonstrate compliance with Rule 5620(a) and hold an annual meeting of our stockholders. GVAC held its annual meeting of shareholders on May 12, 2021 at which it elected its current board of directors.

Working Capital Loan

On March 23, 2021, we issued a note payable (the “Loan Note”) to Helbiz pursuant to which, Helbiz loaned us $300,000, which amount we may use for working capital purposes. The Loan Note does not bear interest and is payable on the earlier of (i) the date on which GreenVision consummates the previously announced Business Combination with Helbiz as contemplated by the Merger Agreement or (ii) the date on which the Merger Agreement is terminated in accordance with the terms thereof. The Loan Note further provides, however, that any payment due upon the closing of the Business Combination will be made by reducing Closing Net Debt (as defined in the Merger Agreement) by the amount due under the Loan Note. The Loan Note is subject to customary events of default, including our failure to pay the principal amount due pursuant within five business days of the maturity date and certain bankruptcy events.

Results of Operations

Three Months Ended March 31, 2021

We have neither engaged in any operations nor generated any revenues to date. Our only activities through March 31, 2021 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of Helbiz and activities in connection with the announced and subsequently terminated acquisition of AHA. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held after the Initial Public Offering. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a Business Combination.

For the three months ended March 31, 2021, we had a net loss of $487,419, which consisted of operating costs of $269,292 and change in fair value of warrant liability of $219,575, offset by interest income on marketable securities held in our Trust Account of $1,448.

For the three months ended March 31, 2020, we had net income of $563,065, which consisted of interest income on marketable securities held in our Trust Account of $325,611and a change in the fair value of the warrant liability of $429,775, offset by operating costs of $156,889 and a provision for income taxes of $35,432.

Year Ended December 31, 2020

We have neither engaged in any operations nor generated any revenues to date. Our only activities through December 31, 2020 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of Helbiz and activities in connection with the announced and subsequently terminated acquisition of AHA. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held after the Initial Public Offering. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a Business Combination.

As a result of the restatement described in Note 2 of the notes to the financial statements included herein, we classified the Private Warrants issued in connection with our Initial Public Offering as liabilities at their fair value and adjust the warrant instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations.

For the year ended December 31, 2020, we had net loss of $508,370, which consisted of operating costs of $849,432 and a provision for income taxes of $3,424 offset by a change in the fair value of the warrant liability of $1,537 and interest income on marketable securities held in our Trust Account of $342,949.

For the three months ended September 30, 2020, we had a net loss of $191,482, which consisted of operating costs of $147,578, a change in the fair value of the warrant liability of $38,836, and a provision for income tax of $6,526, offset by interest income on marketable securities held in our Trust Account of $1,458.

For the nine months ended September 30, 2020, we had net income of $178,611, which consisted of operating costs of $502,377 and a provision for income tax of $3,424, offset by interest income on marketable securities held in our Trust Account of $341,487 and a change in the fair value of the warrant liability of $342,925.

For the three months ended June 30, 2020, we had a net loss of $192,972, which consisted of operating costs of $197,910 and a change in the fair value of the warrant liability of $48,014, offset by interest income on marketable securities held in our Trust Account of $14,418 and an income tax benefit of $38,534.

For the six months ended June 30, 2020, we had net income of $370,093, which consisted of operating costs of $354,799, offset by interest income on marketable securities held in our Trust Account of $340,029, a change in the fair value of the warrant liability of $381,761, and an income tax benefit of $3,102.

For the three months ended March 31, 2020, we had net income of $563,065, which consisted of interest income on marketable securities held in our Trust Account of $325,611 and a change in the fair value of the warrant liability of $429,775, offset by operating costs of $156,889 and a provision for income taxes of $35,432.

For the period from September 11, 2019 (inception) through December 31, 2019, we had a net loss of $627,154, which consisted of operating costs of $107,938, an unrealized loss on marketable securities held in our Trust Account of $1,651 and compensation expense of $854,700, offset by change in the fair value of the warrant liability of $240,425 interest income on marketable securities held in our Trust Account of $93,286 and a benefit from income taxes of $3,424.

Liquidity and Capital Resources

Three Months Ended March 31, 2021

On November 21, 2019, we consummated the Initial Public Offering of 5,750,000 Units at a price of $10.00 per Unit, which includes the full exercise by the underwriter of the over-allotment option to purchase an additional 750,000 Units, generating gross proceeds of $57,500,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 2,100,000 Private Warrants to GreenVision Capital Holding LLC at a price of $1.00 per warrant, generating gross proceeds of $2,100,000.

Following the Initial Public Offering, a total of $57,500,000 was placed in the Trust Account. We incurred $1,597,032 in transaction costs, including $1,150,000 of underwriting fees and $447,032 of other costs.

For the three months ended March 31, 2021, cash used in operating activities was $319,066. Net loss of $487,419 was impacted by interest earned on marketable securities held in the Trust Account of $1,448 and change in fair value of warrants of $219,575. Changes in operating assets and liabilities provided $49,744 of cash from operating activities.

As of March 31, 2021, we had marketable securities held in the Trust Account of $58,967,365 (including $317,365 of interest income) consisting of shares in a money market fund that are invested in U.S. treasury securities. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through March 31, 2021, we withdrew $118,666 of interest earned on the Trust Account for our franchise taxes. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete our Business Combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of March 31, 2021, we had $169,151 of cash held outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants identical to the Private Warrants, at a price of $1.00 per warrant at the option of the lender. As of March 31, 2021, we have received working capital loans in the aggregate principal amount of $29,000 from the Sponsor. Such working capital loans are evidenced by promissory notes, are payable upon the consummation of the Business Combination and are otherwise on the terms as described above.

In addition, as of March 23, 2021, we received a working capital loan in the aggregate principal amount of $300,000 from Helbiz, Inc. and issued a note payable to Helbiz (the “Helbiz Note”). The Helbiz Note does not bear interest and is payable on the earlier of (i) the date on which the Company consummates the previously announced Business Combination with Helbiz as contemplated by that certain Merger Agreement and Plan of Reorganization dated February 8, 2021 among the Company, Helbiz and the other parties thereto (the “Merger Agreement”) or (ii) the date on which such Merger Agreement is terminated in accordance with the terms thereof. The Helbiz Note further provides, however, that any payment due upon the closing of the Business Combination contemplated by the Merger Agreement will be made by reducing Closing Net Debt (as defined in the Merger Agreement) by the amount due under such note. The Helbiz Note is subject to customary events of default, including failure by the Company to pay the principal amount due pursuant to such note within five business days of the maturity date and certain bankruptcy events of the Company.

We will need to raise additional capital through loans or additional investments from our sponsors, stockholders, officers, directors, or third parties. Our sponsors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern through August 19, 2021, the date that we will be required to cease all operations, except for the purpose of winding up, if a Business

Combination is not consummated. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2021.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

We have engaged I-Bankers Securities, Inc. as our advisor in connection with a Business Combination to assist us in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities, assist us in obtaining stockholder approval for the Business Combination and assist us with our press releases and public filings in connection with the Business Combination simultaneously upon the firm commitment of this offering. We will pay I-Bankers Securities, Inc. a cash fee for such services upon the consummation of a Business Combination in an amount equal to 2.5% of the aggregate amount sold to the public in Initial Public Offering, or $1,437,500.

Critical Accounting Policies

The preparation of condensed consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Common Stock Subject to Possible Redemption

We account for common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our condensed consolidated balance sheets.

Net Income (Loss) Per Common Share

We apply the two-class method in calculating earnings per share. Net income (loss) per common share, basic and diluted for common stock subject to possible redemption is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes, if any, by the weighted average number of shares of common stock subject to possible redemption outstanding for the period. Net income (loss) per share of common stock, basic and diluted for and non-redeemable common stock is calculated by dividing net loss less income attributable to common stock subject to possible redemption, by the weighted average number of shares of non-redeemable shares of common stock outstanding for the period presented.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed consolidated financial statements.

Year Ended December 31, 2020

On November 21, 2019, we consummated the Initial Public Offering of 5,750,000 Units at a price of $10.00 per Unit, which includes the full exercise by the underwriter of the over-allotment option to purchase an additional 750,000 Units, generating gross proceeds of $57,500,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 2,100,000 Private Warrants to GreenVision Capital Holding LLC at a price of $1.00 per warrant, generating gross proceeds of $2,100,000.

Following the Initial Public Offering, a total of $57,500,000 was placed in the Trust Account. We incurred $1,597,032 in transaction costs, including $1,150,000 of underwriting fees and $447,032 of other costs.

For the year ended December 31, 2020, cash used in operating activities was $605,668. Net loss of $508,370 was offset by interest earned on marketable securities held in the Trust Account of $342,949, a deferred tax provision of $3,424 and a non-cash charge for the change in the fair value of warrant liability of $1,537. Changes in operating assets and liabilities provided $243,764 of cash from operating activities.

For the nine months ended September 30, 2020, cash used in operating activities was $471,774. Net income of $178,611 was impacted by interest earned on marketable securities held in the Trust Account of $341,487, a change in the fair value of the warrant liability of $342,925, and a deferred tax benefit of $3,424. Changes in operating assets and liabilities provided $30,603 of cash from operating activities.

For the six months ended June 30, 2020, cash used in operating activities was $361,093. Net income of $370,093 was impacted by interest earned on marketable securities held in the Trust Account of $340,029, a change in the fair value of the warrant liability of $381,761, and a deferred tax benefit of $3,102. Changes in operating assets and liabilities used $6,294 of cash from operating activities.

For the three months ended March 31, 2020, cash used in operating activities was $177,495. Net income $563,065 was impacted by interest earned on marketable securities held in the Trust Account of $325,611, a change in the fair value of the warrant liability of $429,775, and a deferred tax expense of $3,424. Changes in operating assets and liabilities provided $11,402 of cash from operating activities.

For the period from September 11, 2019 (inception) through December 31, 2019, cash used in operating activities was $56,784. Net loss of $627,154 was offset by interest earned on marketable securities held in the Trust Account of $93,286, benefit from tax provision of $3,424, and non-cash charge for compensation expense of $854,700 and for the change in the fair value of warrant liability of $240,425. Changes in operating assets and liabilities provided $51,154 of cash from operating activities.

As of December 31, 2020, we had marketable securities held in the Trust Account of $58,390,918 (including $435,000 of interest income) consisting of shares in a money market fund that are invested in U.S. treasury securities. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through December 31, 2020, we withdrew $118,666 of interest earned on the Trust Account for our franchise and income taxes. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete our Business Combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of December 31, 2020, we had $4,282 of cash held outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants identical to the Private Warrants, at a price of $1.00 per warrant at the option of the lender. As of December 31, 2020, we have received working capital loans in the aggregate principal amount of $20,000 from the Sponsor. Subsequently, we received an additional working capital loan from the Sponsor in January 2021 in the principal amount of $9,000. Such working capital loans are evidenced by promissory notes, are payable upon the consummation of the Business Combination and are otherwise on the terms as described above.

We will need to raise additional capital through loans or additional investments from our sponsors, stockholders, officers, directors, or third parties. Our sponsors may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern through August 19, 2021, the date that we will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

Off-balance sheet financing arrangements

We did not have any off-balance sheet arrangements as of December 31, 2020.

Contractual obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.

We have engaged I-Bankers Securities, Inc. as our advisor in connection with a Business Combination to assist us in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities, assist us in obtaining stockholder approval for the Business Combination and assist us with our press releases and public filings in connection with the Business Combination simultaneously upon the firm commitment of this offering. We will pay I-Bankers Securities, Inc. a cash fee for such services upon the consummation of a Business Combination in an amount equal to 2.5% of the aggregate amount sold to the public in Initial Public Offering, or $1,437,500.

Critical Accounting Policies

The preparation of consolidated financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liability

We account for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Private Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Private Warrants as liabilities at their fair value and adjust the Private Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants for periods where no observable traded price was available are valued using the Black-Scholes option-pricing model.

Common Stock Subject to Possible Redemption

We account for our common stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our consolidated balance sheets.

Net Income (Loss) Per Common Share

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable share’s proportionate interest.

Recent accounting pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our consolidated financial statements.

GVAC’S BUSINESS

Overview

GreenVision Acquisition Corp is a recently formed blank check company formed under the laws of the State of Delaware on September 11, 2019. We were formed for the purpose of engaging in a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more target businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we intend to focus our search on target businesses operating in North America, Europe and Asia (excluding China) in the life sciences and healthcare industries. In connection with our listing application with the Nasdaq Stock Market, we agreed that we would not undertake our initial business combination with any entity with its principal business operations in China.

On November 21, 2019, we consummated our initial public offering of 5,750,000 units, inclusive of the over-allotment option of 750,000 Units. Each unit consisted of one share of common stock, par value $0.00001, one redeemable warrant, and one right to receive one-tenth (1/10) of a share of common stock upon consummation of a business combination. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $57,500,000. Simultaneously with the closing of the IPO, the Company consummated a private placement (“Private Placement”) with its sponsor, GreenVision Capital Holdings LLC. (“Sponsor”) for the purchase of 2,100,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant, generating total proceeds of $2,100,000, pursuant to the Sponsor Subscription Agreement dated September 19, 2019. In addition, the Company sold to I-Bankers Securities Inc., for $100, a share purchase warrant to purchase up to 287,500 shares exercisable at $12.00 per share, commencing on the later of the consummation of the Company’s initial business combination and 360 days from the effective date of the Registration Statement, pursuant to the Share Purchase Warrant dated November 21, 2019.

As of November 21, 2019, a total of $57,500,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders. The funds held in trust has been invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The net proceeds from our IPO available to us out of trust for our working capital requirements in searching for a business combination were approximately $457,500. We intend to use the proceeds for legal, accounting and other expenses of structuring and negotiating business combinations, due diligence of prospective target businesses, legal and accounting fees related to SEC reporting obligations, our monthly office rent, as well as for reimbursement of any out-of-pocket expenses incurred by our founders, officers and directors in connection with activities on our behalf as described above.

Since our IPO, our sole business activity has been identifying and evaluating suitable acquisition transaction candidates and engaging in non-binding discussions with potential target entities. To date we have not entered into any binding agreement with any target entity. We presently have no revenue and have had losses since inception from incurring formation and operating costs since completion of our IPO.

Recent Developments

Proposed Business Combination

On August 26, 2020, we entered into a Merger Agreement and Plan of Reorganization (the “AHA Merger Agreement”) with GreenVision Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of

GreenVision (“Merger Sub”), Accountable Healthcare America, Inc., a Delaware corporation (“AHA”) and Michael Bowen, in his capacity as the representative of the AHA shareholders. Pursuant to the transactions contemplated by the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub was anticipated to merge with and into AHA (the “AHA Merger”), with AHA surviving the merger in accordance with the Delaware General Corporation Law as our wholly-owned subsidiary.

On November 13, 2020, we received a notice from AHA pursuant to the AHA Merger Agreement that the proposed purchases by AHA of Jupiter Medical Group, Inc. (“JMG”), Primary Care Associates, Inc. (“PCA”) and Health Promoters LLC (“HP”) had been terminated by the representatives of each of JMG, PCA and HP. Under the terms of the AHA Merger Agreement, AHA’s obligation to purchase JMG, PCA and HP was a condition to closing of the transactions contemplated by the AHA Merger Agreement. We concluded that the inability of AHA to consummate these proposed acquisitions constituted a breach of the covenant that such transactions be completed prior to the closing date and further results in a material adverse effect. Accordingly, pursuant to the AHA Merger Agreement, we had the right to immediately terminate the AHA Merger Agreement. Although we provided AHA with a period of ten (10) days to cure this event, AHA was not able to effect a cure and on November 24, 2020, we sent a notice to AHA, effective immediately, to terminate the AHA Merger Agreement. Pursuant to the termination notice, we expressly reserved all our rights and remedies under the AHA Merger Agreement

On February 8, 2021, we entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with GreenVision Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of GreenVision (“Merger Sub”), Helbiz, Inc., a Delaware corporation (“Helbiz”) and Salvatore Palella, in his capacity as the representative of the Helbiz shareholders. Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Helbiz (the “Helbiz Merger”), with Helbiz surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned subsidiary of ours (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”). Helbiz provides tech-driven, on-demand transportation solutions that help people move seamlessly within cities. It focuses on micro-mobility and strives to provide first- and last-mile transportation solutions in urban environments.

The aggregate consideration payable at the closing of the Business Combination (the “Closing”) to the security holders of Helbiz will be the issuance of such number of shares of our Common Stock, par value $0.00001 per share (the “Common Stock”), including shares underlying options to be exchanged for vested stock options of Helbiz, as shall be determined by subtracting the “Closing Net Debt” of Helbiz (as defined in the Merger Agreement) from the agreed valuation of $300,000,000, and dividing such difference by $10.00, which represents the agreed valuation of one share of our Common Stock. The total number of shares of our Common Stock to be issued at Closing, following the determination of the final Closing Net Debt, shall be subject to reduction for Indemnification Escrow Shares (as defined in the Merger Agreement) for indemnification claims, as described below. Of the shares to be delivered at Closing, the holders of Helbiz common stock will receive, in exchange for the Helbiz shares owned by such persons, shares of a class of our Common Stock to be established and designated as “Class A Common Stock”, except that Helbiz shares owned by Salvatore Palella, the Founder and Chief Executive Officer of Helbiz (the “Founder”) will instead be exchanged for a number of shares of a class of our Common Stock to be established and designated as “Class B Common Stock”. The number of shares of our Common Stock (whether Class A or Class B) that each Helbiz shareholder shall receive will be equal to the product obtained by multiplying the number of shares of common stock of Helbiz held by such stockholders by the Consideration Conversion Ratio. The number of options to acquire GVAC Class A common shares that each Helbiz holder of vested options shall receive will be equal to the product obtained by multiplying the number of vested Helbiz options held by such person by the Consideration Conversion Ratio, and the exercise price of each such option shall be equal to the existing exercise price of such vested Helbiz option divided by the Consideration Conversion Ratio.

Extensions

Pursuant to the AHA Merger Agreement, AHA provided the sum of $575,000 (the “Transaction Deposit”) at execution to us which funds were utilized to fund the deposit required to extend the existence of GreenVision from November 21, 2020 to February 21, 2021. On November 13, 2020, we elected to extend the time to complete a business combination with AHA until February 21, 2021 and deposited the funds provided by AHA into our trust account. As previously reported, however, on November 24, we terminated the AHA Merger Agreement. Effective upon termination of the AHA Merger agreement on November 24, 2020, we are entitled to receive a break-up fee of $3,750,000 which is to be reduced by the Transaction Deposit. As of December 31, 2020, the $575,000 was reflected as a contribution to equity in our consolidated balance sheets.

Upon execution of the Merger Agreement, Helbiz provided a transaction deposit in the sum of $750,000 to us, of which, $575,000 may be utilized to provide all or a portion of the deposit required to extend the existence of GreenVision from February 21, 2021 to May 21, 2021. On February 9, 2021, we elected to extend the date by which we are required to complete a business combination to May 21, 2021 and deposited $575,000 of the funds provided by Helbiz into our trust account.

On May 12, 2021, following its annual meeting of shareholders, GVAC filed the Extension Amendment with the Secretary of State of the State of Delaware to extend the date by which it has to consummate a Business Combination with one or more businesses from May 21, 2021 to August 19, 2021 or such later date as provided for in the Extension Amendment. Pursuant to the Extension Amendment, GVAC’s board of directors also has the ability to further extend the period of time to consummate a Business Combination up to two additional times after August 19, 2021, each by an additional three months. In order to extend the time available for GVAC to consummate a Business Combination, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per public share on or prior to the date of the applicable deadline, for each three-month extension. After giving effect to the redemptions as of May 12, 2021, such amount would be $191,155.30 for each three-month extension (or $382,310.60 for both extension periods).

Redemption Rights

Pursuant to GVAC’s Amended and Restated Certificate of Incorporation, GVAC stockholders (except the initial stockholders and the officers and directors of GVAC) will be entitled to redeem their GVAC Shares for a pro rata share of the trust account (currently anticipated to be no less than approximately $10.21 per share of common stock for stockholders) net of taxes payable, provided that GVAC stockholders may redeem their public shares only if they votes their public shares on the Business Combination Proposal and follow the procedures for redeeming public shares described earlier in this proxy statement. To vote public shares on the Business Combination Proposal at the special meeting, GVAC stockholders must be a stockholder as of the Record Date for the special meeting. Accordingly, if you purchase public shares after the Record Date you may not be able to redeem your shares upon consummation of the Business Combination.

GVAC’s Sponsor and other initial stockholders do not have redemption rights with respect to any common stock owned by them, directly or indirectly (nor will they seek appraisal rights with respect to such common stock if appraisal rights would be available to them).

Automatic Dissolution and Subsequent Liquidation of trust account if No Business Combination

Our Amended and Restated Certificate of Incorporation initially provided that if we do not complete a business combination within 12 months (or up to 18 months, as discussed below) from the closing of our Initial Public Offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. As previously reported, we determined that we would not be able to consummate our initial business combination within 12 months, we have elected to extend the duration of our corporate existence for both three-month periods, to May 21, 2021, to allow us to consummate a business combination. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement we entered into with Continental Stock Transfer and Trust Company, LLC, in order to extend the time available for us to consummate our initial business combination, our founders or their affiliates or designees (which may include the potential target business), have deposited into the trust account the amount of $575,000 on or prior to the date of the applicable deadline. The providers of such additional funds will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional warrants at a price of $1.00 per warrant. Our founders have approved the issuance of the private warrants upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination.

On May 12, 2021, following its annual meeting of shareholders, GVAC filed the Extension Amendment with the Secretary of State of the State of Delaware to extend the date by which it has to consummate a Business Combination with one or more businesses from May 21, 2021 to August 19, 2021 or such later date as provided for in the Extension Amendment. Pursuant to the Extension Amendment, GVAC’s board of directors also has the ability to further extend the period of time to consummate a Business Combination up to two additional times after August 19, 2021, each by an additional three months. In order to extend the time available for GVAC to consummate a Business Combination, the Sponsor or other insiders or their respective affiliates or designees must deposit into the Trust Account an amount of $0.10 per public share on or prior to the date of the applicable deadline, for each three-month extension. After giving effect to the redemptions as of May 12, 2021, such amount would be $191,155.30 for each three-month extension (or $382,310.60 for both extension periods).

If we remain unable to consummate our initial business combination prior to August 19, 2021, we would still follow the same liquidation procedures described above. At such time, the warrants will expire and holders of warrants will receive nothing upon a liquidation and the warrants will be worthless.

There will be no redemption rights or liquidating distributions with respect to our warrants or rights, both of which will expire worthless if we fail to complete our initial business combination prior to the expiration of time period provided for under our Amended and Restated Certificate of Incorporation. We will pay the costs of our liquidation from our remaining assets outside of the trust account. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors).

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any redemptions are made to stockholders, any liability of stockholders with respect to a redemption is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. It is our intention to redeem our public shares as soon as reasonably possible following the 18th month from the closing of our Initial Public Offering and, therefore, we do not intend to comply with the above procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to seeking to complete an initial business combination, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

We will seek to have all third parties (including any vendors or other entities we engage after our Initial Public Offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account.

As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. As a result, if we liquidate, the per-share distribution from the trust account could be less than approximately $10.00 due to claims or potential claims of creditors. Our sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of our Initial Public Offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. Our sponsor has been newly formed and we believe that our sponsor’s only assets are securities or promissory notes of our company. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the trust account, inclusive of any interest not previously released to us, subject to our obligations under Delaware law to provide for claims of creditors as described below.

If we are unable to consummate an initial business combination and are forced to redeem 100% of our outstanding public shares for a portion of the funds held in the trust account, we anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate the redemption of our public shares. Our insiders have waived their rights to participate in any redemption with respect to their insider shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account and from the interest income on the balance of the trust account (net income and other tax obligations) that may be released to us to fund our working capital requirements. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $50,000) and has agreed not to seek repayment of such expenses. Each holder of public shares will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us convert their respective shares of common stock upon a business combination which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share redemption or conversion amount received by public stockholders may be less than $10.00.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Facilities

We maintain our principal executive offices at One Penn Plaza, 36th Floor, New York, NY 10019. We rent such space form an unaffiliated third party at a rent of $200 per month on a month-to-month basis. We consider our current office space adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of a business combination.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION
AND CORPORATE GOVERNANCE

Set forth immediately below is a description of our pre-Business Combination directors and management and related material. See the discussion below entitled “Directors and Officers after Completion of Business Combination.”

GreenVision Acquisition Corp.

Directors and Executive Officers

Our officers and directors are as follows:

Name	Age	Position
Zhigeng (David) Fu	55	Chairman of the Board and Chief Executive Officer
Qi (Karl) Ye	49	Chief Financial Officer, Secretary, Treasurer and Director
He (Herbert) Yu	64	Director
Jonathan Intrater	63	Director
Lee Stern	69	Director

Zhigeng (David) Fu, age 55, is an Of Counsel to Global Law Office, Shanghai. Mr. Fu has more than 25 years legal experience in mergers and acquisitions, private equity investment, foreign direct investment, and restructuring of foreign-invested enterprises in China as well as outbound acquisitions and overseas securities offerings and listings by Chinese companies. He has extensive experience in advising foreign investors in connection with their acquisitions of equity interests and operating assets of Chinese companies, establishment of joint ventures and investment transactions in China, and representing Chinese clients in overseas share offering and listing, investment and acquisition transactions. Mr. Fu has a deep knowledge of the PRC regulatory regime as well as local business practices in China. Prior to joining Global Law Office, Mr. Fu worked at the New York, Toronto and Beijing offices of Shearman & Sterling LLP for nearly 15 years. Prior to joining Shearman & Sterling LLP, Mr. Fu worked at Shanghai Science & Technology Investment Corporation (now Shanghai Technology Venture Capital (Group) Co., Ltd.). During the first half of 2013, Mr. Fu worked as a member at the Strategy and Development Committee of China Securities Regulatory Commission (CSRC). Among other distinctions, Mr. Fu was awarded as a Leading M&A Lawyer in China by Chambers Asia Pacific, a Leading PRC Lawyer in Healthcare by Chambers Asia Pacific, a Leading Lawyer in China M&A by LEGALBAND and a Leading PRC Lawyer in Healthcare by LEGALBAND. Mr. Fu received an LL.M. from Columbia University, School of Law in 1998, and a Master of Law from Shanghai University of International Business and Economics, School of Law in 1993 and a B.A. from Anhui Institute of Education in 1990. Mr. Fu has advised clients on many cross-border mergers and acquisitions deals and has extensive experience in negotiating and consummating transactions. Mr. Fu’s qualifications to serve as Chairman, Chief Executive Officer and director include his expertise in mergers and acquisitions as well as his extensive experience in capital markets transactions and deal sourcing.

Qi (Karl) Ye, age 49, is a veteran investment manager with more than 13 years of broad experience, specializing in capital markets, mutual fund investment, private equity and venture capital investment, and manages over $5 billion AUM. In 2017, Mr. Ye founded Mill River Investment Co, a private Chinese equity/venture capital-focused investment fund, and remains its President. In 2015, Mr. Ye founded of East Rock Management Co, a private Chinese secondary market investment fund, and remains in that position. Prior to founding East Rock, Mr. Ye was a self-employed investor from 2012-2014, served as deputy general manager at Changxin Asset Management Company from 2008-2012, currency and commodity strategist at Goldman Sachs from 2007-2008, and quant analyst at Lehman Brothers from 2006-2007. Mr. Ye holds a Master of Financial Engineering from University of California at Berkeley, a Master of Science in Computer Science from Virginia Tech, and a Bachelor of Engineering from Huazhong University of Science and Technology.

He (Herbert) Yu, age 64, has been Director of The Cancer Epidemiology Program at University of Hawaii Cancer Center since January 1, 2012. He has served as an Assistant Professor, Associate Professor and Full Professor at the Yale University school of medicine, beginning September 1, 2001 and until 2012. Over 20 years, he has been actively involved in leading edge cancer research including the areas of carcinogenic factors and molecular epidemiology. His extensive background in cancer research includes active membership in the American

Association for the Advancement of Science, associate editor for Cancer Causes and Control and editorial board member for the Chinese Journal of Clinical Oncology. Prof. Yu has completed many clinical and epidemiologic studies on several major cancer sites, including the breast, ovary, liver, lung, endometrium and prostate. He has also investigated DNA methylation in tumor suppressor and DNA repair genes, methylator phenotype in relation to tumor progression, methylation pattern in multiple promoters, methylation regulation of microRNA and physical activity and epigenetic regulation. He has authored more than 150 research articles, reviews, editorials and book chapters. Prof. Yu received his MD from Shanghai Medical University in China and his master of science in epidemiology and Ph.D. in clinical biochemistry from the University of Toronto in Canada.

Jonathan Intrater, age 63, is a Managing Director in the investment banking department at Ladenburg, Thalmann & Co., Inc., which he joined in 1998. His broad transactional experience over the past 27 years of investment banking compass over $10 billion in public equity and high-yield note offerings, private placements of debt and equity securities, merger advisory transactions, and various debt restructuring assignments. Prior to joining Ladenburg Thalmann, he served as a Managing Director at the Brenner Securities Corporation from 1982 to 1989 and a Senior Vice President, BIA/Frazier, Gross & Kadlec, the nation’s largest telecommunications valuation firm from 1982 to 1989. Mr. Intrater holds an M.B.A from Vanderbilt University and a bachelor’s degree from the University of Pennsylvania.

Lee Stern, age 69, was appointed to the Board of Directors effective November 27, 2020. Mr. Stern has an accomplished career with over 25 years of providing debt solutions to middle market companies and expertise across multiple industries and as of April 26, 2021, he will join Centre Lane Partners, LLC as a Managing Director. From 2014 to April 9, 2021, Mr. Stern served as Managing Director of Monroe Capital LLC, responsible for origination of both sponsor and non-sponsor transactions.Prior to Monroe, Mr. Stern was a Managing Director at Levine Leichtman Capital Partners from 2012 to 2013, and was formerly a Director and founding member of Kohlberg Kravis Roberts & Co’s mezzanine debt business from 2009 to 2012. Prior to KKR, Mr. Stern was a Managing Director at Blackstone/GSO Capital Partners from 2005 to 2009, responsible for senior and mezzanine investments. Prior to Blackstone, he was a founding employee of a NASDAQ public company Technology Investment Capital Corp. from 2002 to 2005. From 1985 to 2002, Mr. Stern worked for Drexel Burnham Lambert, Kidder, Peabody & Co., Nomura Securities International, Inc., and Thomas Weisel Partners. Mr. Stern holds a B.A. degree from Middlebury College and an M.B.A. from the Wharton School of the University of Pennsylvania.

Corporate Governance

Number and Terms of Office of Officers and Directors

Our board of directors consists of five members, with each director serving a term of office expiring at our first annual meeting of stockholders. In accordance with The Nasdaq Stock Market (“Nasdaq”) corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following its listing on Nasdaq. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office.

Director Independence

Nasdaq rules require that a majority of the board of directors of a company listed on Nasdaq must be composed of “independent directors.” An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board has determined that each of He Yu, Jonathan Intrater, and Lee Stern is an “independent director” under NASDAQ listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Risk Oversight

The Board’s oversight of risk is administered directly through the Board, as a whole, or through its audit committee. Various reports and presentations regarding risk management are presented to the Board to identify and manage risk. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of the Company’s financial statements and the independent audit thereof. Management furnishes information regarding risk to the Board as requested.

Executive Officer and Director Compensation

No executive officer has received any cash compensation for services rendered to us. No compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our founders, members of our management team or their respective affiliates, for services rendered prior to, or in order to effectuate the consummation of, our initial business combination (regardless of the type of transaction that it is). Directors, officers and founders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Presently, none of the Sponsor or our directors, officers and their affiliates have incurred any out-of-pocket expenses that are subject to reimbursement.

After our initial business combination, members of our board of directors and management team who remain with us may be paid employment, consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. The amount of such compensation may not be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an audit committee, a compensation committee and a nominating committee. Each of these committees is composed solely of independent directors. Each committee operates under a charter that is approved by our board and has the composition and responsibilities described below.

Audit Committee

Effective upon the completion of our IPO, we established an audit committee of the board of directors, which presently consists of He Yu, Jonathan Intrater and Lee Stern. Messrs. He Yu, Jonathan Intrater and Lee Stern are each an independent director under Nasdaq listing standards and applicable SEC rules. Mr. Intrater is the chair of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•        reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•        discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        discussing with management major risk assessment and risk management policies;

•        monitoring the independence of the independent auditor;

•        verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•        reviewing and approving all related-party transactions;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•        appointing or replacing the independent auditor;

•        determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Each member of the audit committee is “financially literate” as defined under Nasdaq’s listing standards. In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Jonathan Intrater qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

If we complete the Business Combination, we anticipate that our audit committee will consist of the following persons, Lee Stern, Kimberly Wilford and Guy Adami, each of whom is an independent director under Nasdaq listing standards, and that Lee Stern will be the “audit committee financial expert.”

Compensation Committee

Effective upon completion of our IPO, we established a compensation committee of the board of directors, which presently consists of He Yu, Jonathan Intrater, and Lee Stern. Messrs. He Yu, Jonathan Intrater, and Lee Stern are each an independent director under Nasdaq’s listing standards. Mr. Stern is the chair of the Compensation Committee. The compensation committee’s duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

If we complete the Business Combination, we anticipate that our compensation committee will consist of the following persons, Lee Stern, Kimberly Wilford and Guy Adami, each of whom is an independent director under Nasdaq listing standards.

Nominating Committee

Effective upon completion of our IPO, we established a nominating committee of the board of directors, which consists of Messrs. He Yu and Jonathan Intrater. Messrs. He Yu and Jonathan Intrater are each an independent director under Nasdaq’s listing standards. Mr. Intrater is the chair of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

If we complete the Business Combination, we anticipate that our nominating committee will consist of the following persons, Lee Stern, Kimberly Wilford and Guy Adami, each of whom is an independent director under Nasdaq listing standards.

Committee Membership, Meetings and Attendance

We currently have the following standing committees: an audit committee and a compensation committee. Each of the standing committees of our Board is comprised entirely of independent directors.

During the year ended December 31, 2020:

•        our Board held 3 meetings;

•        our audit committee held 5 meetings;

•        our compensation committee did not hold a meeting; and

•        our nominating committee did not hold a meeting.

Each of our incumbent directors attended or participated in at least 75% of the meetings of the respective committees of which he is a member held during the period such incumbent director was a director during the year ended December 31, 2020.

We encourage all of our directors to attend our annual meetings of stockholders. This annual meeting will be in lieu of our first annual meeting of stockholders.

Code of Ethics

We have adopted a written code of business conduct and ethics, which applies to our principal executive officer, principal financial or accounting officer or person serving similar functions and all of our other employees and members of our board of directors. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We did not waive any provisions of the code of business ethics during the year ended December 31, 2020. We have previously filed our form of code of ethics as an exhibit to our registration statement in connection with our initial public offering. You may review our code of ethics by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us in writing at One Penn Plaza, 36th Floor, New York, New York 10019, (212) 786-7429, Attn: Secretary.

Material Legal Proceedings

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us or any of our officers or directors in their corporate capacity.

On April 27, 2021, a lawsuit was filed in the Supreme Court of the State of New York, County of New York, by a purported GVAC stockholder in connection with the proposed business combination with Helbiz, Inc.: Mohan v. GreenVision Acquisition Corp., et al., (the “Complaint”). The Complaint names GVAC and members of its Board of Directors as defendants. The Complaint alleges breach of fiduciary duty against members of our Board of Directors and aiding and abetting our Board of Directors’ breach of fiduciary duties against GVAC and alleges violations of the disclosure requirements of the Exchange Act. The Complaint generally seeks to enjoin the proposed business combination; in the event that it is consummated, recover damages; and to require the dissemination of a proxy statement that does not contain any untrue statements of material fact and includes all material facts required to make the statement contained thein not misleading. GVAC believes the allegations made in the Complaint are without merit and intends to vigorously defend this action; however, GVAC cannot predict with certainty the ultimate resolution of any proceedings that may be brought in connection with these allegations

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that, during 2020, our directors, executive officers, and ten percent stockholders complied with all Section 16(a) filing requirements, with the exception noted below.

•        A late Form 3 report was filed for Lee Stern, a director of the Company, on January 13, 2021, to report his election to the Board of Directors.

Procedures for Contacting Directors

Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to One Penn Plaza, 36th Floor, New York, New York 10019, (212) 786-7429, Attn: Secretary. We will review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.

Conflicts of Interest

We are aware of the following potential conflicts of interests:

•        None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management has pre-existing fiduciary duties and contractual obligations to such entities (as well as to us) and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•        The sponsor shares owned by our officers and directors, like the sponsor shares owned by our other founders, will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, our officers and directors will not receive distributions from the trust account with respect to any of their sponsor shares whether or not we complete a business combination. Furthermore, our founders have agreed that the private shares will not be sold or transferred by them until after we have completed our initial business combination. In addition, our officers and directors may loan funds to us after our IPO (November 21, 2019) and may be owed reimbursement for expenses incurred in connection with certain activities on our behalf which may only be repaid from the trust account if we complete an initial business combination. Presently, none of the Sponsor or our directors, officers and their affiliates have incurred any out-of-pocket expenses that are subject to reimbursement. For the foregoing reasons, the personal and financial interests of our directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

•        Our sponsor has extended working capital loans in the aggregate principal amount of $29,000 to GVAC. Such working capital loans evidenced by a promissory note and will either be paid upon consummation of the Business Combination, without interest, or, at holder’s discretion, converted into additional private warrants at a price of $1.00 per warrant. These warrants would be identical to the private warrants held by the sponsor, including an exercise price of $11.50 per share.

•        Two of our officers and directors have a pecuniary interest in the shares held by the Sponsor. Two of our other directors currently hold an aggregate of 60,000 GVAC Shares and one of our independent directors, Lee Stern, is expected to remain on the board of GVAC following the closing of the Business Combination and will be granted an equity award of 30,000 shares of Class A common stock under the GreenVision 2021 Omnibus Incentive Plan if our stockholders approve the Equity Plan Adoption Proposal.

Ladenburg, Thalmann & Co., Inc. (“Ladenburg”) acted as financial advisor to Helbiz with respect to the Business Combination and will receive a fee equal to the greater of (i) $2,000,000 or (ii) 0.75% of the valuation of the Company immediately prior to the effectiveness of the Business Combination from Helbiz for its services, a substantial portion of which will become payable only if the Business Combination is consummated. Helbiz has also agreed to pay a maximum of non-accountable expense allowance equal to $100,000, of which $35,000 has been paid by Helbiz as an advance. In the event the Business Combination is terminated, Ladenburg shall return any portion of such advance to the extent not actually incurred. In addition, Helbiz has agreed to indemnify Ladenburg for certain liabilities arising out of its engagement. With the consent of Helbiz and GVAC, and subject to the terms and conditions set forth in the letter agreement dated March 20, 2020, as amended, between Ladenburg and Helbiz. In addition, a managing director of Ladenburg, Jonathan Intrater, currently serves on the Board of Directors of GVAC. Prior the parties’ entry into the Merger Agreement, Ladenburg did not have any other financial advisory or other significant commercial or investment banking relationships with GVAC nor did Mr. Intrater have any such relationship with Helbiz.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity. We cannot assure stockholders that any of the above-mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary or contractual obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary or contractual obligations, our officers and directors will honor those fiduciary or contractual obligations subject to his fiduciary duties under the laws of the State of Delaware. Accordingly, it is possible they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe pre-existing fiduciary or contractual obligations and any successors to such entities have declined to accept such opportunities subject to his fiduciary duties under the laws of the State of Delaware.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earlier of a business combination or our liquidation, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have and his fiduciary duties under the laws of the state of Delaware. Notwithstanding the foregoing, our Certificate of Incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company subject to his fiduciary duties under the laws of the State of Delaware and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. Our officers and directors have also agreed not to participate in the formation of, or become an officer or director of, any other special purpose acquisition company with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the required time period.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Entity	Position at Affiliated Entity
Zhigeng (David) Fu	Global Law Office	Of Counsel
Qi (Karl) Ye	Mill River Investment Company East Rock Management Co.	Principal and founder
He (Herbert) Yu	Cancer Epidemiology Program, University of Hawaii	Director
Jonathan Intrater	Ladenburg, Thalmann & Co. Inc.	Managing Director
Lee Stern	Centre Lane Partners, LLC	Managing Director

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our founders, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, and the approval of a majority of our disinterested independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our founders, members of our management team or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, an initial business combination (regardless of the type of transaction that it is) other than reimbursement of any out-of-pocket expenses.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We may enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Principal Accountant Fees and Services

Fees for professional services provided by Marcum, LLP, our independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019 include:

	For the Year ended December 31, 2020	For the Year ended December 31, 2019
Audit Fees(1)	$78,280	$65,760
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$—
Total	$78,280	$65,760

____________

(1)      Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings.

(2)      Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)      Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(4)      All other fees consist of fees billed for all other services.

Policy on Board Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditors

Our audit committee was formed upon the consummation of our Initial Public Offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Helbiz’s Directors and Executive Officers

The following table sets forth certain information regarding Helbiz’s executive officers as of the date of this proxy statement. Helbiz expects that these executive officers will continue as executive officers following the business combination.

Name	Age	Position	Held Position Since
Salvatore Palella	33	Chief Executive Officer, Chairman	October 2015
Giulio Profumo	33	Chief Financial Officer	October 2018
Stefano Ciravegna	42	Chief Strategy Officer	January 2019
Jonathan Hannestad	26	Chief Operating Officer	February 2019
Lorenzo Speranza	30	Chief Accounting Officer	November 2019
Nemanja Stancic	28	Chief Technology Officer	January 2020
Emanuele Liatti	38	Chief Product Officer	March 2021

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Salvatore Palella, Chief Executive Officer.    Mr. Palella has served as our Chief Executive Officer and the sole member of our board of directors since 2015. Mr. Palella, a serial entrepreneur, founded Helbiz in 2015, at the age of 29, with a mission to solve the first- and last-mile transportation problem of cities around the world through an innovative and scalable transportation rental platform designed for the sharing economy. Originally from Acireale, Italy, Mr. Palella began his career in the fast-food industry in the United Kingdom, and then moved to Milan at age 17 to study at Università Cattolica del Sacro Cuore. At the age of 19, he founded his first business, a company that specialized in the production and distribution of vending machines for fresh-squeezed orange juice.

Giulio Profumo, Chief Financial Officer.    Mr. Profumo has served as our Chief Financial Officer since October 2018. Prior to joining Helbiz, Mr. Profumo worked at Rothschild & Co. in Mergers and Acquisitions Advisory from June 2017 to July 2018. From June 2015 to April 2017, Mr. Profumo served as an investment banking analyst at Citigroup Inc. Prior to Citigroup, Mr. Profumo held multiple roles at Huawei Technologies including Corporate Development Manager and Telecommunications Financial Analyst. Mr. Profumo holds a Master’s Degree in Finance from LUISS Guido Carli University.

Jonathan Hannestad, Chief Operating Officer.    Mr. Hannestad has served as our Chief Operating Officer since February 2019. Prior to Helbiz, Mr. Hannestad co-founded and served various roles within smaller tech-startups in addition to being Creative Director at Pierce Media & Entertainment. Mr. Hannestad holds a Bachelor’s Degree of Business Administration and Entrepreneurship from University at Buffalo and obtained a BBA Business Administration, Management and Operations from Penn State University.

Lorenzo Speranza, Chief Accounting Officer.    Mr. Speranza has served as our Chief Project Economist from November 2019 to December 2020 and became our Chief Accounting Officer in December 2020. From January 2014 to October 2019, Mr. Speranza served as a Staff, Senior and then Manager at Ernst & Young, an advisory firm. During his career at Ernst & Young Mr. Speranza worked across Italy and the United States. During this period Mr. Speranza worked on financial reporting for public companies gathering significant experience in different industries such as Automotive, Oil & Gas and Technology. Mr. Speranza holds a Bachelor’s Degree cum laude in Economics and Management from Luiss Guido Carli University in Rome and a Master of Science in Business Administration and Law Degree cum laude from Bocconi University in Milan.

Stefano Ciravegna, Chief Strategy Officer.    Mr. Ciravegna has served as our Chief Strategy Officer since January 2019. Prior to Helbiz, Mr. Ciravegna held multiple roles as an investment banker and an origination and acquisition professional at private equity firms such as ING Clarion and AIG Global Investments in New York, London and Singapore. He is also a Co-Founder and Head of Strategy at Gallant CS since 2012. Mr. Ciravegna received his Master’s degree in finance from New York University and completed the Oxford Fintech Program at the Saïd Business School at the University of Oxford.

Nemanja Stancic, Chief Technology Officer.    Mr. Stancic has served as our Chief Technology Officer since January 2020. Today he leads tech offices in New York and Belgrade, as well as the R&D office. Prior to Helbiz, Mr. Stancic worked for Microsoft and Oracle.

Emanuele Liatti, Chief Product Officer.    Mr. Liatti joined the company as Chief Product Officer on April 1, 2021. Prior to join Helbiz, he worked for Pininfarina as Product Marketing manager and for FCA as Strategy and Product Planning manager.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors or executive officers have been the subject of the following events:

1.      a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.      convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.      the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i)       acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)      engaging in any type of business practice; or

iii)    engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.      the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.      was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

6.      was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.      was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)       any Federal or State securities or commodities law or regulation;

ii)      any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)    any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.      was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over our members or persons associated with a member.

Directors after Completion of the Business Combination

Effective as of the closing date of the Business Combination, the Board of Directors of GVAC will consist of five members, one of whom will be designated by GVAC and four of which will be designated by Helbiz. The members designated by Helbiz will include Salvatore Palella, Giulio Profumo, Kimberly L. Wilford, and Guy Adami and the member designated by the Sponsor will be Lee Stern who presently is on the board of directors of GVAC. Mr. Palella will be the Chairman and Chief Executive Officer of GVAC and Helbiz after the consummation of the Business Combination. Under the rules of the Nasdaq Stock Market, a majority of our board members must qualify as independent directors if we are not a “controlled company”. Although we will be a controlled company immediately after the Business Combination, we do not intend to avail ourselves of the exemption available to controlled companies from having a majority of our board members qualify as independent directors pursuant to the rules of the Nasdaq Stock Market. Our independent directors will be Lee Stern, Kimberly L. Wilford, and Guy Adami.

Each director of our company is to serve for a term of one year ending on the date of the subsequent annual meeting of stockholders following the annual meeting at which such director was elected. Notwithstanding the foregoing, each director is to serve until his successor is elected and qualified or until his death, resignation or removal. Our Board appoints our officers and each officer is to serve until his successor is appointed and qualified or until his or her death, resignation or removal.

Set forth below is biographical information related to the persons who will serve on our Board following the Business combination. Biographical information for Mr. Palella and Mr. Profumo is provided above under “Helbiz’s Directors and Executive Officers” on page 234 of this proxy statement.

Lee Stern, age 69, was appointed to the Board of Directors effective November 27, 2020. Mr. Stern has an accomplished career with over 25 years of providing debt solutions to middle market companies and expertise across multiple industries and as of April 26, 2021, he will join Centre Lane Partners, LLC as a Managing Director. From 2014 to April 9, 2021, Mr. Stern served as Managing Director of Monroe Capital LLC, responsible for origination of both sponsor and non-sponsor transactions. Prior to Monroe, Mr. Stern was a Managing Director at Levine Leichtman Capital Partners from 2012 to 2013, and was formerly a Director and founding member of Kohlberg Kravis Roberts & Co’s mezzanine debt business from 2009 to 2012. Prior to KKR, Mr. Stern was a Managing Director at Blackstone/GSO Capital Partners from 2005 to 2009, responsible for senior and mezzanine investments. Prior to Blackstone, he was a founding employee of a Nasdaq public company Technology Investment Capital Corp. from 2002 to 2005. From 1985 to 2002, Mr. Stern worked for Drexel Burnham Lambert, Kidder, Peabody & Co., Nomura Securities International, Inc., and Thomas Weisel Partners. Mr. Stern holds a B.A. degree from Middlebury College and an M.B.A. from the Wharton School of the University of Pennsylvania.

Guy Adami, age 57. Mr. Adami is an original member of CNBC’s Fast Money. He is currently the Director of Advisor Advocacy at Private Advisor Group in Morristown, New Jersey. Private Advisor Group is comprised of a network of nearly 600 advisors with assets approaching $17B. He has held numerous key leadership roles in the financial services industry. He began his career at Drexel Burnham Lambert in 1986 and was quickly promoted to Vice President and head gold trader at the firm. In 1996, he joined Goldman Sachs as their head gold trader and one of the many proprietary traders within the Fixed Income Currency and Commodity division. In the spring of 2000, Adami joined the U.S. Equities division of Goldman Sachs where he was put in charge of the firm’s Industrial/Basic Material group. Mr. Adami is the Vice Chairman of the NJ Chapter of The Leukemia and Lymphoma Society, who named him their “Man of the Year” in 2015. He also sits on the national board of Invest in Others, and Big Brothers Big Sisters.

Kimberly L. Wilford, age 52, has served as General Counsel of GOFUNDME Inc. since August 2018 where she is responsible for managing legal and compliance obligations. Mrs. Wilford has an accomplished career with over 20 years of experience helping start-ups become publicly-traded companies. Most recently, Mrs. Wilford was Senior Vice President, General Counsel and Corporate Secretary of Wage Works, Inc. from March 2008 to July 2018. Previously Mrs. Wilford was Senior Corporate Counsel of Aricent, Inc. from April 2007 to March 2008. From April 2000 to April 2007, Mrs. Wilford worked for Kla-Tencor Corporation. Mrs. Wilford holds a B.A. in Political Science, with an International Relations Concentration, from U.C. Santa Barbara and a J.D. from McGeorge School of Law, University of the Pacific.

Director Independence and Financial Experts

Upon the consummation of the Business Combination, we expect that a majority of the Board of Directors will be independent under Nasdaq Capital Market’s listing standards. The independent directors, as determined under Nasdaq Capital Market Listing Rules are Lee Stern, Kimberly L. Wilford, and Guy Adami.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our board of directors will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Mr. Stern qualifies as an “audit committee financial experts” as defined under the rules and regulations of the SEC.

Executive Officers of GVAC after Completion of the Business Combination

GVAC’s executive officers after the Business Combination will be as follows:

Name	Title
Salvatore Palella	Chief Executive Officer and President
Giulio Profumo	Chief Financial Officer
Jonathan Hannestad	Chief Operating Officer
Lorenzo Speranza	Chief Project Economist
Stefano Ciravegna	Chief Strategy Officer
Nemanja Stancic	Chief Technology Officer
Emanuele Liatti	Chief Product Officer

Compensation of Directors and Executive Officers of Helbiz

Summary Compensation Table

Compensation of Directors and Executive Officers

The following table presents information regarding the total compensation awarded to, earned by, and paid to the named executive officers of Helbiz for services rendered to Helbiz in all capacities for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All other Compensation ($)		Total ($)
Salvatore Palella,	2020	$825,000	$410,000		$210,000	(1)(2)	$1,445,000	(2)
Chief Executive Officer	2019	$470,000	—		—	(2)	$470,000	(2)

Giulio Profumo,	2020	$100,000	—		—		$100,000
Chief Financial Officer	2019	$100,000	—		—		$100,000

Jonathan Hannestad	2020	$65,000	—		—		$65,000
Chief Operating Officer	2019	$50,000	—		—		$50,000

Lorenzo Speranza	2020	$160,000	—		—		$160,000
Chief Accounting Officer	2019	$22,500	—		—		$22,500

Stefano Ciravegna	2020	$100,000	—		—		$100,000
Chief Strategy Officer	2019	$100,000	—		—		$100,000

Nemanja Stancic	2020	$125,000	—		—		$125,000
Chief Technology Officer	2019	—	—		—		—

____________

(1)      This amount relates to housing expenses provided under Mr. Palella’s employment agreement.

(2)      Excludes any foregone interest on amounts that we had lent our Chief Executive Officer.

Employment Arrangements with Named Executive Officers

Salvatore Palella

On April 1, 2020, we entered into an employment agreement with Salvatore Palella with a term expiring on April 1, 2025.

The agreement is subject to automatic renewal for a five-year term unless either party provides written notice not to renew no later than 180 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the agreement: (a) Mr. Palella is appointed as our Chief Executive Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Palella an annual salary of $900,000; (c) we shall pay Mr. Palella the following bonuses: (i) $500,000 when the Company becomes publicly traded, (ii) $35,000 for each city in which the Company launches mobility operations in, (iii) $50,000 for each city in which the Company launches food delivery services, and (iv) $250,000 when the Company starts a fintech business line per region; (d) we shall pay the housing costs up to $25,000 per month; (e) we shall provide Mr. Palella with health insurance coverage with a national health insurance company; (f) Mr. Palella shall have five days of sick leave per calendar year; and (g) Mr. Palella shall have 20 paid vacation days per calendar year.

On April 1, 2020 we entered into a non-qualified stock-option agreement with Mr. Palella awarding 320,360 stock options, of which 160,196 vested on April 1, 2021 and 4,449 will vest every month after the twelve-month anniversary for 36 months.

Giulio Profumo

On March 2, 2020, we entered into an employment agreement with Giulio Profumo with a term expiring on March 2, 2023.

The agreement is subject to automatic renewal for a three-year term unless either party provides written notice not to renew no later than 180 days prior to the end of the then current or renewal term. Pursuant to the terms and provisions of the agreement, (a) Mr. Profumo is appointed as our Chief Financial Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Profumo an annual salary of $100,000, which amount shall increase to $298,000 once the Company becomes a public company; (c) at the Company’s discretion, we may award an annual bonus of up to 25% of the annual base compensation based on Mr. Profumo’s performance and other factors; (d) we shall pay a housing allowance of up to $6,000 per month; (e) we shall provide Mr. Profumo with health insurance coverage with a national health insurance company; (e) Mr. Profumo shall have five days of sick leave per calendar year; and (f) Mr. Profumo shall have 20 paid vacation days per calendar year.

On April 1, 2020 we entered into a non-qualified stock-option agreement with Mr. Profumo awarding him 149,600 stock options, of which 74,828 vested on April 1, 2021 and 2,077 will vest every month after the twelve-month anniversary for 36 months.

Jonathan Hannestad

On February 1, 2019, we entered into an employment agreement with Jonathan Hannestad, as amended on June 15, 2020.

Pursuant to the terms and provisions of the agreement: (a) Mr. Hannestad is appointed as our Chief Operating Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Hannestad an annual salary of $84,000; (c) we shall provide Mr. Hannestad with health insurance coverage with a national health insurance company; (e) Mr. Hannestad shall have five days of sick leave per calendar year; and (f) Mr. Hannestad shall have 15 paid vacation days per calendar year.

The employment is at will. We may terminate the employment of Mr. Hannestad under the agreement at any time and for any reason not prohibited by law, with or without cause, without notice.

On April 1, 2020 we entered into a non-qualified stock-option agreement with Mr. Hannestad awarding 165,920 stock options, of which 82,976 vested on April 1, 2021 and 2,304 will vest every month after the twelve-month anniversary for 36 months.

Stefano Ciravegna

On March 2, 2020, we entered into an employment agreement with Stefano Ciravegna with a term expiring on March 2, 2023.

The agreement is subject to automatic renewal for a three-year term unless either party provides written notice not to renew no later than 180 days prior to the end of the then current or renewal term.

Pursuant to the terms and provisions of the agreement, (a) Mr. Ciravegna is appointed as our Chief Strategy Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Ciravegna an annual salary of $250,000; (c) at its discretion, the Company may award him an annual bonus of up to 25% of his annual base compensation based on his performance and other factors; (d) we shall provide Mr. Ciravegna with health insurance coverage with a national health insurance company; (e) Mr. Ciravegna shall have five days of sick leave per calendar year; and (f) Mr. Ciravegna shall have 20 paid vacation days per calendar year.

On April 1, 2020, we entered into a non-qualified stock-option agreement with Mr. Ciravegna awarding 149,600 stock options, of which 74,828 vested on April 1, 2021 and 2,077 will vest every month after the twelve-month anniversary for 36 months.

Lorenzo Speranza

On November 1, 2019, we entered into an employment agreement with Lorenzo Speranza.

Pursuant to the terms and provisions of the agreement, (a) Mr. Speranza was appointed as our Chief Project Economist and will undertake and perform the duties and responsibilities normally and reasonably associated with such office (though in December 2020, he ceased being our Chief Project Economist and became our Chief Accounting Officer); (b) we shall pay to Mr. Speranza an annual salary of $160,000; (c) we shall provide Mr. Speranza with health insurance coverage with a national health insurance company; (e) Mr. Speranza shall have five days of sick leave per calendar year; and (f) Mr. Speranza shall have 15 paid vacation days per calendar year.

The employment is at will. We may terminate the employment of Mr. Speranza under the agreement at any time and for any reason not prohibited by law, with or without cause, without notice.

On April 1, 2020, we entered into a non-qualified stock-option agreement with Mr. Speranza awarding 142,120 stock options, of which 71,056 vested on April 1, 2021 and 1,974 will vest every month after the twelve-month anniversary for 36 months.

Nemanja Stancic

On January 1, 2020, we entered into an employment agreement with Nemanja Stancic.

Pursuant to the terms and provisions of the agreement, (a) Mr. Stancic is appointed as our Chief Technology Officer and will undertake and perform the duties and responsibilities normally and reasonably associated with such office; (b) we shall pay to Mr. Stancic an annual salary of $125,000; (c) we shall provide Mr. Stancic with health insurance coverage with a Serbian health insurance company; (e) Mr. Stancic shall have five days of sick leave per calendar year; and (f) Mr. Stancic shall have 20 paid vacation days per calendar year.

The employment is at will. We may terminate the employment of Mr. Stancic under the agreement at any time and for any reason not prohibited by law, with or without cause, without notice.

On April 1, 2020, we entered into a non-qualified stock-option agreement with Mr. Stancic awarding 149,600 stock options, of which 74,828 vested on April 1, 2021 and 2,077 will vest every month after the twelve-month anniversary for 36 months.

Outstanding Equity Awards at 2020 Fiscal Year-End for Executive Officers of Helbiz

The following table sets forth information as of December 31, 2020 relating to outstanding equity awards for each of our executive officers and our director:

Outstanding Equity Awards at Year End Table
Name	Number of Securities Underlying Unexercised Options (exercisable)	Number of Securities Underlying Unexercised Options (unexercisable)	Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Salvatore Palella	0	0	1,511,726	$2.12	4/1/2030
Giulio Profumo	0	0	705,938	$2.12	4/1/2030
Stefano Ciravegna	0	0	705,938	$2.12	4/1/2030
Jonathan Hannestad	0	0	782,949	$2.12	4/1/2030
Lorenzo Speranza	0	0	670,641	$2.12	4/1/2030
Nemanja Stancic	0	0	705,938	$2.12	4/1/2030

Director Compensation

During fiscal year 2020, Helbiz did not pay cash compensation to any non-employee director for service as a director. Helbiz reimburses its non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Following completion of the Business Combination, the Compensation Committee will determine the type and level of compensation, if any, for those persons serving as members of the Board of Directors. Notwithstanding the foregoing, however, it is anticipated that the independent directors of the Board following the completion of the Business Combination will receive annual compensation comprised of a cash retainer of $75,000 and an award of options to purchase 75,000 shares of Class A Common Stock under the Omnibus Plan, vesting quarterly in equal amounts and exercisable at the closing price of the Company’s Class A Common Stock on the closing date of the Business Combination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT PRIOR TO THE BUSINESS COMBINATION

The following table sets forth as of the Record Date the number of shares of common stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding common stock (ii) each of our officers and directors; and (iii) all of our officers and directors as a group. As of the Record Date, we had 3,349,053 shares of common stock issued and outstanding.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any common stock issuable upon exercise of the warrants, as the warrants are not exercisable within 60 days of the Record Date.

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of the Record Date by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our officers and directors; and

•        all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect beneficial ownership of the warrants or rights included in the units offered by this Proxy Statement or the private warrants included the private placement as these warrants are not exercisable and these rights are not convertible within 60 days of the date of this Proxy Statement.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Shares
Greater than 5% Holders
Hudson Bay Capital Management, LP(2)	400,000		11.9%
Basso SPAC Fund LLC(3)	261,976		7.8%
Periscope Capital, Inc.(4)	250,000		7.5%
Feis Equities, LLC(5)	264,576		7.9%
GreenVision Capital Holdings LLC(6)	1,377,500	(6)	41.1%

Directors and Named Executive Officers
Zhigeng (David) Fu(6)	1,377,500	(9)	41.1%
Qi (Karl)Ye(6)	1,377,500	(9)	41.1%
He (Herbert) Yu	30,000		* %
Jonathan Intrater	30,000		* %
Lee Stern	0		0%
All directors and executive officers as a group (five individuals)	1,437,500		42.9%

____________

*        less than 1%

(1)      Unless otherwise indicated, the business address of each of the individuals is the address of the Company, One Penn Plaza, 36th Floor, New York, New York.

(2)     Based on Form 13F filed by Hudson Bay Capital Management LP and Mr. Sander Gerber. The address of the reporting persons is 777 Third Avenue, 30th Floor, New York, NY 10017. Hudson Bay Capital Management LP (the “Investment Manager”) serves as the investment manager to HB Strategies LLC, in whose name the securities reported herein are held. As such, the Investment Manager may be deemed to be the beneficial owner of all securities held by HB Strategies LLC. Mr. Gerber serves as the managing member of Hudson Bay Capital GP LLC, which is the general partner of the Investment Manager. Mr. Gerber disclaims beneficial ownership of these securities.

(3)      Based on Form 13F filed by Basso Capital Management, L.P. The address of the reporting person is 1266 East Main Street, Fourth Floor, Stamford, CT 06902. Basso Management, LLC is the manager of Basso SPAC Fund, LLC. Basso Capital Management, L.P. serves as the investment manager of Basso SPAC Fund, LLC. Basso GP, LLC is the general partner of

Basso Capital Management, L.P. Mr. Howard I. Fischer is the principal portfolio manager for Basso SPAC Fund, LLC, the Chief Executive Officer and a Founding Managing Partner of Capital Management, L.P., and a member of each of Basso Management, LLC and Basso GP, LLC. Accordingly, each of Basso Management, LLC, Basso Capital Management, L.P., Basso GP, LLC and Mr. Fischer may be deemed to indirectly beneficially own the shares reported herein.

(4)      Based on Form 13F filed by the reporting person. The address of the business office of the reporting persons is 333 Bay Street, Suite 1240, Toronto, Ontario, Canada M5H 2R2.

(5)      Based on Schedule 13G filed by the reporting person. The address of the reporting person is 20 North Wacker Drive, Chicago, IL 60606.

(6)      Mr. Fu and Mr. Ye are the owners of substantially all of the voting interests of GreenVision Capital Holdings LLC and have the power to direct its affairs, including the voting and sale of all securities of the Company owned by GreenVision Capital Holdings LLC. Mr. Fu and Mr. Ye are the managers of such entity. Shares reported exclude warrants to purchase 2,100,000 shares, which warrants are not exercisable until the later of November 21, 2020 or one (1) year after consummation of a business combination.

Presently, our founders beneficially own approximately 43% of the issued and outstanding shares of common stock. Because of the ownership block held by our founders, officers and directors, such individuals may be able to effectively exercise influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

All of the sponsor shares (an aggregate of 1,437,500 shares) held by our sponsor and our two directors outstanding prior to the date of the Company’s IPO were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the sponsor, the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (2) with respect to the remaining 50% of the sponsor shares, six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers, assignments or sales (i) to our founders, officers, directors, consultants or their affiliates, (ii) to an initial stockholder’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of our initial business combination, by private sales at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi)) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions. The holders will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the sponsor.

In order to meet our working capital needs following the consummation of our IPO, our founders, officers, directors and their respective affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into additional warrants at a price of $1.00 per warrant. These warrants would be identical to the private warrants issued to the sponsor. In the event that the initial business combination does not close, we may use a portion of the working capital loans held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Our sponsor has extended working capital loans in the aggregate principal amount of $29,000 to GVAC. Such working capital loans evidenced by a promissory note and will either be paid upon consummation of the Business Combination, without interest, or, at holder’s discretion, converted into additional private warrants at a price of $1.00 per warrant. These warrants would be identical to the private warrants held by the sponsor, including an exercise price of $11.50 per share.

Our executive officers and directors, and GreenVision Capital Holdings LLC, are our “promoters,” as that term is defined under the federal securities laws.

SECURITY OWNERSHIP OF THE COMBINED COMPANY
AFTER THE BUSINESS COMBINATION

The following table sets forth information regarding the beneficial ownership of GVAC’s common stock immediately after the consummation of the Business Combination assuming that no public shares are redeemed, and alternatively, that 443,026 public shares are redeemed, by:

•        each person known to GVAC who will be the beneficial owner of more than 5% of any class of its stock immediately after the Business Combination;

•        each of its officers and directors; and

•        all of its officers and directors as a group.

The following table also assumes the following: (i) a $300,000,000 merger valuation, (ii) the completion of the $30 million PIPE Investment, and (iii) the conversion of the GVAC Rights into 575,000 shares. Unless otherwise indicated, GVAC believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all GVAC securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, GVAC believes, based on the information furnished to it as of the Record Date, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All GVAC stock subject to options or warrants exercisable within 60 days of the Record Date are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on GVAC issuing in the Business Combination approximately 24,634,395 GVAC Shares and up to 3,945,000 options to purchase GVAC Shares. Using those assumptions and further assuming no additional issuances of GVAC shares, there will be approximately 31,115,422 GVAC Shares outstanding upon consummation of the Business Combination if the maximum number of redemptions occurs and approximately 31,558,448 GVAC Shares outstanding upon consummation of the Business Combination if no redemptions occur. The following table does not reflect record of beneficial ownership of any common stock issuable upon exercise of warrants, as the warrants are not exercisable within 60 days of the Record Date, but it does reflect those options to be held by the following persons that are exercisable within 60 days.

	Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares
Greater than 5% Holders
Dario Belletti(2)	3,507,330	11.1%	3,507,330	11.3%

Directors and Executive Officers(1)
Salvatore Palella	15,303,568	48.5%	15,303,568	49.2%
Giulio Profumo	382,504	1.2%	382,504	1.2%
Jonathan Hannestad	424,167	1.3%	424,167	1.4%
Lorenzo Speranza	363,246	1.2%	363,246	1.2%
Stefano Ciravegna	382,504	1.2%	382,504	1.2%
Nemanja Stancic	382,504	1.2%	382,504	1.2%
Emanuele Liatti	—	—	—	—
Lee Stern	30,000	*	30,000	*
All directors and executive officers as a group (8 individuals)	17,268,493	54.7%	17,268,493	55.5%

____________

(1)      Unless otherwise indicated, the business address of each of the individuals is the address of Helbiz, Inc., 32 Old Slip, Floor, New York, New York 10005.

(2)      Includes 2,964,645 shares for Finbeauty S.r.l., Corso di Porta Nuova 34, Milan, 20121, Italy, an entity over which Mr. Dario Belletti has control to vote and dispose of such shares.

*        Denotes less than one (1%) percent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions of GVAC

On September 16, 2019, in connection with our organization, we issued an aggregate of 1,437,500 shares of common stock to our sponsor for an aggregate price of $25,000. The sponsor requested that of these original shares, 60,000 shares be transferred to two of our directors (30,000 shares each), namely, to Herbert Yu and Jonathan Intrater.

The sponsor shares are identical to the shares of common stock included in the units sold in the Company’s IPO. However, the holders of sponsor shares have agreed (A) to vote their sponsor shares (as well as any public shares acquired in or after the Company’s IPO) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Certificate of Incorporation, prior to a business combination, to affect the substance or timing of the Company’s obligation to redeem all public shares if it cannot complete an business combination within 12 months (or 15 or 18 months, as applicable) of the closing of the Company’s IPO unless the Company provides public stockholders an opportunity to redeem their public shares, (C) not to convert any shares in connection with a stockholder vote to approve a proposed initial business combination or any amendment to our charter documents prior to consummation of an initial business combination or sell any shares to us in a tender offer in connection with a proposed initial business combination and (D) that the sponsor shares shall not participate in any liquidating distribution from the trust account upon winding up if a business combination is not consummated. Additionally, all of the sponsor shares outstanding prior to the date of the Company’s IPO will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until (1) with respect to 50% of the sponsor shares, the earlier of six months after the date of the consummation of our initial business combination and the date on which the closing price of our shares of common stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (2) with respect to the remaining 50% of the sponsor shares, six months after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property. The limited exceptions include transfers, assignments or sales (i) to our founders, officers, directors, consultants or their affiliates, (ii) to an initial stockholder’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to us for no value for cancellation in connection with the consummation of our initial business combination, or (vii) in connection with the consummation of our initial business combination, by private sales at prices no greater than the price at which the shares were originally purchased, in each case (except for clause (vi) or with our prior consent) where the transferee agrees to the terms of the escrow agreement and to be bound by these transfer restrictions.

On September 16, 2019, our sponsor also loaned to us the sum of $411,000 evidenced by an unsecured note payable on the earlier of consummation of the Company’s IPO or March 31, 2020. Additionally, our sponsor purchased 2,100,000 warrants at the time of the closing of the Company’s IPO in a private placement, for an aggregate price of $2,100,000, at an exercise price of $11.50 per share, simultaneously with the consummation of the Company’s IPO.

The private warrants are identical to the public warrants contained in the public units sold in the Company’s IPO except that the private warrants (i) will not be redeemable by us and (ii) may be exercised for cash or on a cashless basis, as described in this Form 10-K, so long as they are held by our sponsor or any of its permitted transferees. If the private warrants are held by holders other than our sponsor or any of its permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in our IPO. In the event of a liquidation prior to our initial business combination, the private warrants will expire worthless. The purchasers of the private warrants have also agreed not to transfer, assign or sell any of the private warrants or underlying securities (except to the same permitted transferees as the sponsor and provided the transferees agree to the same terms and restrictions as the permitted transferees of the sponsor must agree to, each as described above) until the completion of our initial business combination.

In order to meet our working capital needs following the consummation of our IPO, our founders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each working capital loan would be evidenced by a promissory note. The working capital notes would either be paid upon consummation of our initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into additional private warrants at a price of $1.00 per warrant. These warrants would be identical to the private warrants held by the sponsor, including an exercise price of $11.50 per share. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. As of the date of the proxy statement, we have received working capital loans in the aggregate principal amount of $29,000 from the Sponsor. Such working capital loans are evidenced by promissory notes, are payable upon the consummation of the business combination and are otherwise on the terms as described above.

On March 23, 2021, we issued a note payable (the “Loan Note”) to Helbiz pursuant to which, Helbiz loaned us $300,000, which amount we may use for working capital purposes. The Loan Note does not bear interest and is payable on the earlier of (i) the date on which GreenVision consummates the previously announced business combination with Helbiz as contemplated by the Merger Agreement or (ii) the date on which the Merger Agreement is terminated in accordance with the terms thereof. The Loan Note further provides, however, that any payment due upon the closing of the Business Combination will be made by reducing Closing Net Debt (as defined in the Merger Agreement) by the amount due under the Loan Note. The Loan Note is subject to customary events of default, including our failure to pay the principal amount due pursuant within five business days of the maturity date and certain bankruptcy events.

The holders of our sponsor shares issued and outstanding on the date of the Company’s IPO, as well as the holders of the private warrants and any warrants our founders, officers, directors or their affiliates may be issued in payment of working capital loans made to us (and all underlying securities), are entitled to registration rights pursuant to an agreement signed prior to or on the effective date of the IPO. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the sponsor shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these sponsor shares are to be released from escrow. The holders of a majority of the private warrants issued in payment of working capital loans made to us (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Other than the repayment of the non-interest-bearing working capital loans described above, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our founders, members of our management team or their respective affiliates, for services rendered prior to, or in order to effectuate the consummation of, our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us. Presently, none of the Sponsor or our directors, officers and their affiliates have incurred any out-of-pocket expenses that are subject to reimbursement.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Certain Transactions of Helbiz

In addition to the employment and other agreements set out in this Proxy Statement, we have entered into the following arrangements and agreements with our directors, officers and those persons beneficially owning 10% or more of our share capital.

Director Loan

In the past two years, we have lent Salvatore Palella, our Chief Executive Officer and our sole director, funds on an interest-free basis and with no set repayment date. In February 2020, Mr. Palella repaid $1,000,000 of these funds to us in cash. During the remainder of 2020, Mr. Palella repaid the outstanding balance of these funds, totaling $985,000, through the cancelation of salary and a bonus that was due to Mr. Palella as of the repayment date. The loan and the repayment of these funds was not done through formal agreements. As of the date of this Proxy Statement, Mr. Palella does not owe Helbiz any funds.

Share Exchange

On April 1, 2021, Helbiz filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware. The Certificate of Amendment divided Helbiz’s authorized share capital into 10,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 10,000,000 preferred shares. Holders of shares of Class A Common Stock will be entitled to cast one vote per share and holders of shares of Class B Common Stock will be entitled to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote. On April 1, 2021, Helbiz entered into an exchange agreement with Salvatore Palella, our Chief Executive Officer, sole director and majority shareholder, by which he exchanged 3,132,769 shares into 3,132,769 shares of Class B common stock.

Finbeauty Financings

Finbeauty S.r.l. owns over 10% of our capital stock. In the past two years, we have entered into the following financings with Finbeauty or one of its affiliates:

(i) Series A Preferred Stock.    In July 2019, Finbeauty S.r.l. bought 35 units for total gross proceeds of $3,500; each unit consisted of: (i) one share of 8% Series A Convertible Preferred Stock with a stated value of $100 per share, and (ii) a warrant to purchase $25 of shares of common stock at the offering price per share in the IPO (the “Series A Warrant”). On June 25, 2020, Finbeauty S.r.l. decided to convert 35 Shares of 8% Series A Preferred Stock, including dividends accrued, into 170,493 shares of common stock. On December 12, 2020, we offered an early conversion of the Series A Warrants to Finbeauty S.r.l. who accepted and entered into an Exchange Agreement, on December 14, 2020. The total gross proceeds obtained from the early conversion were $875 in exchange for which Helbiz issued 22,362 shares of common stock. We received the cash consideration for the early conversion in 2021.

(ii) Warrant Purchase Agreement.    On September 25, 2019, we entered into a Warrant Purchase Agreement, whereby Finbeauty S.r.l. paid $2,000 to us in exchange for a warrant to purchase 2.5% of the Company’s outstanding common stock on the date of the exercise of the warrant with a zero-strike price. On June 25, 2020, Finbeauty S.r.l. exercised the Warrant, and we issued 90,190 shares of common stock.

(iii) June Securities Purchase Agreement.    On June 21, 2020, we entered into a Securities Purchase Agreement with Finbeauty S.r.l. and its affiliate for total gross proceeds of $2,808. Based on the terms of the agreement, we issued 119,115 shares of common stock and a warrant to buy 59,757 Helbiz shares of common stock at a fixed price of $23.57. The warrant was exercised in full on December 14, 2020. We received the cash consideration from the exercise of the warrants in 2021.

(iv) September Securities Purchase Agreement.    On September 1, 2020, we entered into a Securities Purchase Agreement with Finbeauty S.r.l., for total gross proceeds of $2,000. Based on the terms of the agreement, we issued 90,025 shares of common stock and a warrant to buy 22,506 Helbiz shares of common stock at a fixed price of $22.22. The warrant was exercised in full on December 14, 2020. We received the cash consideration from the exercise of the warrants in 2021.

(v) October Securities Purchase Agreement.    On October 18, 2020, we entered into a Securities Purchase Agreement with Finbeauty S.r.l., for total gross proceeds of $1,175. Based on the terms of the agreement, we issued 37,442 shares of common stock.

(vi) Other Warrants.    During 2020, we issued the two following warrants to Finbeauty S.r.l.:

a)      a warrant to purchase $1,000 shares of common stock at IPO with an exercise price equal to 95% of the offering price per share in the IPO.

b)      a warrant to purchase $250 shares of common stock at IPO with an exercise price equal to 70% of the offering price per share in the IPO.

On December 12, 2020, we offered an early conversion of the two warrants. On December 14, 2021, Finbeauty S.r.l. accepted and we entered into an Exchange Agreement. Based on the Exchange Agreement, we issued 37,779 shares of common stock in exchange of total gross proceeds of $1,250. We received the cash consideration from the exercise of the warrants in 2021.

On March 23, 2021, GVAC issued a note payable (the “Loan Note”) to Helbiz pursuant to which, Helbiz loaned GVAC $300,000, which amount we may use for working capital purposes. The Loan Note does not bear interest and is payable on the earlier of (i) the date on which GreenVision consummates the previously announced business combination with Helbiz as contemplated by the Merger Agreement or (ii) the date on which the Merger Agreement is terminated in accordance with the terms thereof. The Loan Note further provides, however, that any payment due upon the closing of the Business Combination will be made by reducing Closing Net Debt (as defined in the Merger Agreement) by the amount due under the Loan Note. The Loan Note is subject to customary events of default, including GVAC’s failure to pay the principal amount due pursuant within five business days of the maturity date and certain bankruptcy events.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our Board of Directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial stockholders unless we obtain an opinion from an independent investment banking firm that the Business Combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

DESCRIPTION OF GVAC’S SECURITIES

As a result of the Business Combination and the Charter Amendment Proposal, GVAC Stockholders will receive shares of GVAC Class A common stock in the transaction as part of the reclassification of the shares of GVAC Common Stock. As stockholders of GVAC, your rights will continue to be governed by Delaware law and the Amended and Restated Certificate of Incorporation of GVAC, as amended as described in this proxy statement. The following description of the material terms of GVAC’s securities reflects the anticipated state of affairs upon completion of the Business Combination. The following summary of the material terms of GVAC’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Proposed Charter is attached as Annex C to this proxy statement. You are encouraged to read the applicable provisions of Delaware law and the Proposed Charter in their entirety for a complete description of the rights and preferences of GVAC’s securities following the Business Combination.

General

Prior to the Business Combination, our Amended and Restated Certificate of Incorporation authorizes the issuance of 300,000,000 shares of common stock, par value $0.00001 and 100,000,000 shares of preferred stock, par value $0.00001 per share. Upon the filing of the Certificate of Amendment to our Amended and Restated Certificate of Incorporation and the Closing of the Business Combination, our Amended and Restated Certificate of Incorporation will authorize the issuance of 300,000,000 shares of common stock, par value $0.00001, consisting of (a) that number of shares of Class B Common Stock equal to the product of (I) 3,069,539 and (II) the Consideration Conversion Ratio, whereby, holders of shares of Class A Common Stock will be entitled to cast one vote per share and holders of shares of Class B Common Stock will be entitled to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote and (b) a number of shares of Class A Common Stock that equals 300,000,000 less the number of authorized shares of Class B Common Stock. As of the record date, 3,349,053 shares of common stock are outstanding and no shares of preferred stock are currently outstanding.

The following description summarizes all of the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation, bylaws, and the forms of warrant agreement and rights agreement which have previously been filed as part of our filings with the Securities and Exchange Commission.

Units

Each unit has an offering price of $10.00 and consists of one share of common stock, one right and one redeemable warrant. Each right entitles the holder thereof to receive one-tenth (1/10th) of one share of common stock upon consummation of our initial business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise be addressed in accordance with the applicable provisions of Delaware law. As a result, you must hold rights in multiples of 10 to receive shares for all of your rights upon closing of a business combination.

Preferred Stock

There are no shares of preferred stock outstanding. Our Amended and Restated Certificate of Incorporation filed with the State of Delaware authorizes the issuance of 100,000,000 shares of preferred stock (par value $0.00001 per share) with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on our initial business combination. We may issue some or all of the preferred stock to affect our initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we reserve the right to do so in the future.

Common Stock

Our holders of record of our common stock are currently entitled to one vote for each share held on all matters to be voted on by stockholders.

Of the GVAC Shares to be delivered at Closing, holders of GVAC Common Stock, the PIPE Investors and holders of securities of Helbiz common stock will receive, in exchange for the securities owned by them shares of Class A Common Stock of GVAC, except that shares of Helbiz common stock owned by Salvatore Palella, the Founder, will instead be exchanged for a number of shares of a Class B Common Stock of GVAC.

Voting Rights

If the Charter Amendment Proposal is approved, the shares of GVAC Class B Common Stock will have the same economic terms as the shares of GVAC Class A Common Stock in all material respects, but the shares of Class A Common Stock will be entitled to one (1) vote per share, and the shares of GVAC Class B Common Stock will be entitled to such number of votes per share equal to the lesser of (i) ten (10) votes per share or (ii) such number of votes per share such that the total number of shares of GVAC Class B Common Stock issued to the Founder represent, in the aggregate, no more than 60% of all of the then outstanding voting securities of GVAC, for a period of up to 24 months from the Closing. Except for certain permitted transfers, any shares of GVAC Class B Common Stock that are transferred by the Founder will automatically convert into shares of GVAC Class A Common Stock. In addition, the outstanding shares of GVAC Class B Common Stock will automatically convert into shares of GVAC Class A Common Stock (i) at the option of such holder or (ii) upon the earlier of the death of Founder, the consent of a majority of the holders of Class B Common Stock, or a date that is 2 years from the Closing of the Business Combination

Generally, holders of all classes of GVAC common stock will vote together as a single class, and an action will be approved by GVAC stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of GVAC common stock will not be entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of GVAC common stock will share ratably (based on the number of shares of common stock held) if and when any dividend is declared by the GVAC board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the GVAC common stock with respect to the payment of dividends.

Liquidation, Dissolution and Winding Up

On the liquidation, dissolution, distribution of assets or winding up of GVAC, each holder of GVAC common stock will be entitled, pro rata on a per share basis, to all assets of GVAC of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of GVAC then outstanding.

Transfers

Pursuant to the Proposed Charter, holders of GVAC Class B common stock are generally restricted from transferring such shares, other than to permitted Class B owners in connection with a family and estate planning matters.

In connection with any vote held to approve our initial business combination, our insiders, officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to our Initial Public Offering, and any shares acquired in our Initial Public Offering or following our Initial Public Offering in the open market, in favor of the proposed business combination.

We will consummate our initial business combination only if public stockholders do not exercise conversion rights in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of the initial business combination and a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate our initial business combination by August 19, 2021 (after giving effect to the Extension Amendment approved by our stockholders at the annual meeting of Stockholders held on May 12, 2021 of an amendment to extend the time period to complete a Business Combination to August 19, 2021), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our insiders and I-Bankers Securities, Inc. have agreed to waive their rights to share in any distribution with respect to their insider shares and private shares, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time period.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in any tender offer or have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination and the business combination is completed. If we hold a stockholder vote to amend any provisions of our certificate of incorporation relating to stockholder’s rights or pre-business combination activity (including the substance or timing within which we have to complete a business combination), we will provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes, divided by the number of then outstanding public shares, in connection with any such vote. In either of such events, converting stockholders would be paid their pro rata portion of the trust account promptly following consummation of the business combination or the approval of the amendment to the certificate of incorporation. Public stockholders who sell or convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. If the business combination is not consummated or the amendment is not approved, stockholders will not be paid such amounts.

Warrants

There are 5,750,000 warrants outstanding as of the record date for the special meeting that were issued in our IPO. Each redeemable warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment as discussed below, at any time commencing on the later of the completion of an initial business combination and 12 months from the date of this prospectus. However, except as set forth below, no warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 120 days from the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of common stock for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the consummation of a Business Combination at 5:00 p.m., Eastern Standard Time.

We may call the outstanding warrants for redemption (excluding the private warrants and warrants that may be issued upon conversion of working capital loans), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder;

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders (the “Force-Call Provision”), and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

In addition, if (x) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (“Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of common stock outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Contractual Arrangements with respect to the Private GVAC Warrants

The 2,100,000 private warrants that are issued and outstanding that were issued in a private placement to be completed simultaneously with our IPO in an amount of $2,100,000 with our sponsor for the purchase of 2,100,000 warrants. We have agreed that so long as the private warrants are still held by the initial purchaser (our sponsor) or its affiliates or designees, we will not redeem such warrants and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective). However, once any of the foregoing warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Additionally, the representative of the underwriters has agreed that it will not be permitted to exercise any private warrants to be issued to it and/or its affiliates or designees upon consummation of our Initial Public Offering after the five-year anniversary of the effective date of the registration statement for our IPO (November 18, 2019). Furthermore, because the private warrants will be issued in a private transaction, the holders and their transferees will be allowed to exercise the private warrants for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock. The warrants will have an exercise price of $11.50 per share.

Rights

There are 5,750,000 rights outstanding as of December 31, 2020. Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of our initial business combination, even if the holder of such right converted all shares held by him, her or it in connection with the initial business combination or an amendment to our amended and restated certificate of incorporation with respect to our pre-business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional shares upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in our Initial Public Offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).

The number of shares that the holders of rights are entitled to receive upon consummation of the initial business combination shall be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the shares occurring on or after the date hereof and prior to the consummation of a business combination.

The rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.

If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the shares will receive in the transaction on an as-converted into ordinary share basis. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the 1/10 of a share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, each holder will be required to indicate his, her or its election to convert the rights into their underlying shares as well as to return the original rights certificates to us. There is no length of time within which an investor must affirmatively elect to convert the rights. However, until a holder affirmatively elects to convert its rights, the right certificates held by such holder will not represent the ordinary shares they are convertible for but instead will simply represent the right to receive such shares.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights (or underlying shares), nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of the initial business combination. Additionally, in no event will we be required to net cash settle the rights. Because we will only issue a whole number of shares, you will not receive any fractional shares to the extent the number of rights held by you upon consummation of our initial business combination is not divisible by ten.

Our Transfer Agent and Warrant Agent

The transfer agent for our shares of common stock, warrant agent for our warrants and rights agent for our rights is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Certain provisions of GVAC’s amended and restated articles of incorporation and the laws of the State of Delaware, where GVAC is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for GVAC common stock. We believe that the benefits of increased protection give GVAC the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure GVAC and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of our Initial Public Offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        a stockholder who owns 10% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•        our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Stock Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of GVAC by means of a proxy contest, tender offer, merger or otherwise.

Dual Class Stock

As described above, if the Charter Amendment Proposal is approved, the GVAC amended and restated articles of incorporation will provide for a dual class common stock structure, which will provide Mr. Palella with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of outstanding GVAC Class A and Class B common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of GVAC or its assets.

Exclusive Forum For Certain Lawsuits

Our amended and restated certificate of incorporation requires that, unless the company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the company to the company or the company’s stockholders, (iii) any action asserting a claim against the company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Exchange Act or Securities Act of 1933, as amended. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the company and its directors, officers, or other employees.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board of Directors, by our chief executive officer or by our chairman.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Rule 144

Pursuant to Rule 144 promulgated by the SEC under the Securities Act, as may be amended from time to time (“Rule 144”), a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided, that, (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of 1% of the total number of shares of common stock then outstanding, or the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 3,349,053 shares of common stock outstanding. Of these shares, 1,911,553 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of the Sponsor shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the business combination is approved, the shares of our common stock we issue to the Helbiz securityholders pursuant to the Merger Agreement will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 8,137,500 warrants of the Company outstanding, consisting of 5,750,000 public warrants originally sold as part of the units issued in the Company’s IPO and 2,100,000 private placement warrants that were acquired by the Sponsor and 287,500 warrants issued to the IPO underwriter in a private placement concurrent with the IPO. Each warrant is exercisable for one share of Class A common stock, in accordance with the terms of the Warrant Agreement governing the warrants. The public warrants are freely tradable. In addition, we will be obligated to file no later than 15 business days after the Closing a registration statement under the Securities Act covering the 25,000,000 shares of Class A common stock that may be issued upon the exercise of the public warrants, and cause the registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

EXPERTS

The consolidated financial statements of Helbiz, Inc. as of December 31, 2020 and 2019 and for the year then ended included in this proxy statement have been so included in reliance on the report of Marcum, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding Helbiz’s ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of GreenVision Acquisition Corp. as of December 31, 2020 and for the fiscal period from September 11, 2019 (date of formation) to December 31, 2019 and for the year ended December 31, 2020 have been so included in reliance on the report of Marcum, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding GreenVision’s ability to continue as a going concern) appearing elsewhere in this proxy statement, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Mimoto Smart Mobility S.r.l. as of December 31, 2020 and 2019 and for the year then ended included in this proxy statement have been so included in reliance on the report of Giuseppe Brusa CPA, LLC, an independent registered public accounting firm, appearing elsewhere in the Proxy Statement, given on the authority of said firm as experts in auditing and accounting.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the next annual meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The next annual meeting date is unknown at this time. Once a tentative date is set by the Company’s Board of Directors, it will be disclosed in a subsequent quarterly report on Form 10-Q or current report on Form 8-K filed by the Company, which will also include the time period within which shareholder proposals must be submitted to the Company in order to be considered for inclusion in the Company’s proxy materials for that meeting. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of our outstanding stock in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

Stockholders who wish to make a proposal at the next annual meeting, other than one that will be included in our proxy materials, must notify us a reasonable time before the Company mails the proxy statement for the next annual meeting, however, if a stockholder fails to notify us of a proposal a reasonable time before the proxy statement is mailed, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

Management of GVAC knows of no other matters which may be brought before the GVAC special meeting. If any matter other than the Proposals described in this proxy statement should properly come before the special meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•        If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at GreenVision Acquisition Corp., One Penn Plaza, 36th Floor, New York, NY 10019, Attn: Chief Financial Officer or by telephone at (212) 786-7429, to inform us of the request; or

•        If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

GVAC is subject to the informational requirements of the Exchange Act, and is required to file reports, proxy statements and other information with the SEC. You can read GVAC’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. If you would like to request a copy of this proxy statement or the documents attached as annexes to this proxy statement, or if you have questions about the business combination or the proposals to be presented at the special meeting, you should contact the Company by writing to or calling us at the following address and telephone number and we will provide the requested documents to you without charge:

GreenVision Acquisition Corp.
One Penn Plaza, 36th Floor
New York, NY 10019
Attn: Chief Financial Officer
Telephone: (212) 786-7429

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Advantage Proxy Inc.
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Collect: 206-870-8565
Email: KSmith@advantageproxy.com

If you are a stockholder of the Company and would like to request documents, please do so no later than five business days before the special meeting in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to GVAC has been supplied by GVAC, and all such information relating to Helbiz has been supplied by Helbiz. Information provided by either GVAC or Helbiz does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of GVAC for the special meeting. Neither GVAC nor Helbiz has authorized anyone to give any information or make any representation about the Business Combination, GVAC or Helbiz that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

GREENVISION ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
GreenVision Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GreenVision Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from September 11, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from September 11, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of the 2020 Financial Statements

As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and 2019, and for the year ended December 31, 2020 and for the period from September 11, 2019 (inception) through December 31, 2019 have been restated.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019

Fort Lauderdale, FL

March 15, 2021, except for the effects of the restatement discussed in Note 2 and the subsequent events discussed in Note 12, as to which the date is May 21, 2021

GREENVISION ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS (As Restated)

	December 31,
	2020	2019
ASSETS
Current assets
Cash	$4,282	$471,284
Prepaid expenses and other current assets	18,429	34,405
Total Current Assets	22,711	505,689

Deferred tax asset	—	3,424
Marketable securities held in Trust Account	58,390,918	57,591,635
TOTAL ASSETS	$58,413,629	$58,100,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$313,347	$85,559
Income taxes payable	—	—
Advances from third party	20,000	—
Total Current Liabilities	333,347	85,559

Warrant liability	3,077,863	3,079,400
TOTAL LIABILITIES	3,411,210	3,164,959

Commitments

Common stock subject to possible redemption, 4,936,711 and 4,990,956 shares at redemption value as December 31, 2020 and 2019, respectively	50,002,415	49,935,780

Stockholders’ Equity
Preferred stock, $0.00001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.00001 par value; 300,000,000 shares authorized; 2,250,789 and 2,196,544 shares issued and outstanding (excluding 4,936,711 and 4,990,956 shares subject to possible redemption) at December 31, 2020 and 2019, respectively	22	22
Additional paid-in capital	6,135,506	5,627,141
Accumulated deficit	(1,135,524)	(627,154)
Total Stockholders’ Equity	5,000,004	5,000,009
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,413,629	$58,100,748

The accompanying notes are an integral part of the consolidated financial statements.

GREENVISION ACQUISITION CORP.
CONSOLIDATED STATEMENT OF OPERATIONS (As Restated)

	Year Ended December 31, 2020	For the Period from September 11, 2019 (Inception) Through December 31, 2019
Operating and formation costs	$849,432	$107,938
Loss from operations	(849,432)	(107,938)

Other income (expense):
Interest earned on marketable securities held in Trust Account	342,949	93,286
Transaction costs attributable to the Initial Public Offering		(854,700)
Unrealized loss on marketable securities held in Trust Account	—	(1,651)
Change in fair value of warrant liability	1,537	240,425
Other income (expense), net	344,486	(522,640)

Loss before benefit from (provision for) income taxes	(504,946)	(630,578)
(Provision for) benefit from income taxes	(3,424)	3,424
Net loss	$(508,370)	$(627,154)

Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	5,004,325	4,990,956

Basic and diluted net income per share, Common stock subject to possible redemption	$0.02	$0.01

Weighted average shares outstanding, basic and diluted	2,183,175	1,598,389

Basic and diluted net loss per common share	$(0.29)	$(0.41)

The accompanying notes are an integral part of the consolidated financial statements.

GREENVISION ACQUISITION CORP.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (As Restated)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – September 11, 2019 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Sponsor	1,437,500	14	24,986	—	25,000
Sale of 5,750,000 Units, net of underwriting discounts and offering expenses	5,750,000	58	55,537,785	—	55,537,843
Proceeds from sale of warrant to underwriter	—	—	100	—	100
Common stock subject to possible redemption	(4,990,956)	(50)	(49,935,730)	—	(49,935,780)
Net loss	—	—	—	(627,154)	(627,154)
Balance – December 31, 2019	2,196,544	22	5,627,141	(627,154)	5,000,009
Change in value of common stock subject to possible redemption	54,245	—	(66,635)	—	(66,635)
Extension fee contribution	—	—	575,000	—	575,000
Net loss	—	—	—	(508,370)	(508,370)
Balance – December 31, 2020	2,250,789	$22	$6,135,506	$(1,135,524)	$5,000,004

The accompanying notes are an integral part of the consolidated financial statements.

GREENVISION ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (As Restated)

	Year Ended December 31, 2020	For the Period from September 11, 2019 (Inception) Through December 31, 2019
Cash Flows from Operating Activities:
Net loss	$(508,370)	$(627,154)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(342,949)	(93,286)
Change in fair value of warrant liability	(1,537)	(240,425)
Transaction costs attributable to the Initial Public Offering	—	854,700
Unrealized loss on marketable securities held in Trust Account	—	1,651
Deferred tax provision	3,424	(3,424)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	15,976	(34,405)
Accounts payable and accrued expenses	227,788	85,559
Income taxes payable	—	—
Net cash used in operating activities	(605,668)	(56,784)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(575,000)	(57,500,000)
Interest withdrawn for taxes	118,666	—
Net cash used in investing activities	(456,334)	(57,500,000)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to Sponsor	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	56,350,000
Proceeds from sale of Private Warrants	—	2,100,000
Proceeds from sale of warrant to underwriter	—	100
Advances from third party	20,000	—
Proceeds from promissory note – related party	—	411,000
Repayment of promissory note – related party	—	(411,000)
Payment of offering costs	—	(447,032)
Extension fee contribution	575,000	—
Net cash provided by financing activities	595,000	58,028,068

Net Change in Cash	(467,002)	471,284
Cash – Beginning of period	471,284	—
Cash – End of period	$4,282	$471,284

Supplementary cash flow information:
Cash paid for income taxes	$8,150	$—

Non-Cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$—	$49,707,205
Change in value of common stock subject to possible redemption	$66,635	$228,575

The accompanying notes are an integral part of the consolidated financial statements.

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (RESTATED)

GreenVision Acquisition Corp. (the “Company”) was incorporated in Delaware on September 11, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on target businesses operating in North America, Europe and Asia (excluding China) in the life sciences and healthcare industries. The Company shall not undertake its initial Business Combination with any entity with its principal business operations in China. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has one wholly owned subsidiary, GreenVision Merger Sub Inc., incorporated in Delaware on July 29, 2020 (“Merger Sub”).

As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and the proposed acquisition of Helbiz, Inc., a Delaware corporation (“Helbiz”) (see Note 12) and activities in connection with the previously proposed business combination with Accountable Healthcare America, Inc., a Delaware corporation (“AHA”), which was terminated on November 24, 2020 (see Note 7).

The registration statement for the Company’s Initial Public Offering was declared effective on November 18, 2019. On November 21, 2019, the Company consummated the Initial Public Offering of 5,750,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of the over-allotment option to purchase an additional 750,000 Units, at $10.00 per Unit, generating gross proceeds of $57,500,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 2,100,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to GreenVision Capital Holding LLC (the “Sponsor”), generating gross proceeds of $2,100,000, which is described in Note 5.

Transaction costs amounted to $1,597,032, consisting of $1,150,000 of underwriting fees and $447,032 of other offering costs. As of the date of completion of our Initial Public Offering, $526,950 of cash was held outside of the Trust Account (as defined below) and is available for working capital purposes, as of the Initial Public Offering date. As of December 31, 2020, cash of $4,282 was held outside of the trust account and was available for working capital purposes.

Following the closing of the Initial Public Offering on November 21, 2019, an amount of $57,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering was placed in a trust account (the “Trust Account”) to be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (RESTATED) (cont.)

Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants or rights.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that hold Founder Shares (as defined in Note 6) (the “Initial Stockholders”) have agreed (a) to vote their Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a stockholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Company initially had until November 21, 2020 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by November 21, 2020, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of 18 months to complete a Business Combination) (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $575,000 or $0.10 per Public Share, up to an aggregate of $1,150,000 or $0.20 per Public Share, on or prior to the date of the applicable deadline, for each three month extension (see Note 7).

On November 13, 2020, the Company and the Sponsor extended the period of time for which the Company is required to consummate a Business Combination from November 21, 2020 to February 21, 2021 and, accordingly, funded a sum of $575,000 into the Company’s Trust Account in accordance with its Amended Certificate of Incorporation.

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (RESTATED) (cont.)

On February 9, 2021, upon execution of the Merger Agreement, Helbiz provided a transaction deposit in the sum of $750,000 to the Company, of which, $575,000 may be utilized to provide all or a portion of the deposit required to extend the existence of the Company from February 21, 2021 to May 21, 2021. On February 9, 2021, for the purpose of consummating the Business Combination, the Company elected to extend the date by which the Company is required to complete a Business Combination to May 21, 2021 and deposited $575,000 of the funds provided by Helbiz into the Company’s Trust Account (see Note 12).

On May 12, 2021, following its annual meeting of shareholders, the Company filed with the Secretary of State of the State of Delaware an amendment (the “Extension Amendment”) to its amended and restated certificate of incorporation to extend the date by which it has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from May 21, 2021 to August 19, 2021 or such later date as provided for in the Extension Amendment. In connection with the vote to approve the Extension Amendment, the holders of 3,838,447 shares of the Company’s common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of $39,207,114. As a result, an amount of $19,525,208 remains in the trust account as of the date such funds was distributed.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants or rights, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor and insiders have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination, (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to consummate a Business Combination within the Combination Period and (c) not to propose, or vote in favor of, an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (RESTATED) (cont.)

third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Nasdaq Notification

On January 5, 2021, the Company received a notice from the staff of the Listing Qualifications Department of Nasdaq (the “Staff”) stating that the Company was no longer in compliance with Nasdaq Listing Rule 5620(a) for continued listing due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2019. The Company was provided 45 calendar days to submit a plan to regain compliance with the Rules and if accepted, the Company will be granted up to 180 calendar days from its fiscal year end, or until June 30, 2021, to regain compliance. The plan was due to the Nasdaq Stock Market (“Nasdaq”) no later than February 19, 2021. The notification has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. On March 16, 2021, the Company received a letter from the Nasdaq Staff stating that the Nasdaq Staff, having reviewed the Company’s submission of materials setting forth the Company’s plan of compliance has determined to grant the Company an extension to regain compliance with Listing Rule 5620(a) until June 29, 2021.

The Company submitted a plan to Nasdaq within the 45 day period and held its annual meeting of shareholders on May 12, 2021. The Company is a special purpose acquisition company and was organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. In the event a special meeting of shareholders to approve any business combination is held sooner than an annual meeting of shareholders, shareholders shall also elect a Board of Directors and transact such other business as may properly be brought before such special shareholder meeting.

Liquidity and Going Concern

As of December 31, 2020, the Company had $4,282 in its operating bank accounts, $58,390,918 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and working capital deficit of $159,682, which excludes $150,954 of franchise taxes payable and $10,965 of income taxes payable. As of December 31, 2020, approximately $435,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through May 21, 2021, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (RESTATED) (cont.)

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In May 2021, the Audit Committee of the Company, in consultation with management, concluded that, because of a misapplication of the accounting guidance related to its private placement warrants to purchase common stock that the Company issued in November 2019 (the “Private Warrants”), the Company’s previously issued financial statements for the Affected Period (as defined below) should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Period included in this Annual Report.

On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Public Statement”). In the Public Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet and, based on our application of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 815-40, Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC 815-40”), our statement of operations did not include subsequent non-cash changes in estimated fair value of the Private Warrants. The views expressed in the Public Statement were not consistent with our historical interpretation of specific provisions within our warrant agreement, dated as of November 21, 2019 (“warrant agreement”), and our application of ASC 815-40 to the warrant agreement. Since issuance on November 21, 2019, the Company’s Private Warrants were accounted for as equity within the Company’s previously reported balance sheets. After discussion and evaluation with the Company’s audit committee, management concluded that the Private Warrants should be presented as liabilities with subsequent fair value remeasurement.

Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued Financial Statements as of December 31, 2020 and 2019, and for the year ended December 31, 2020 and period from September 11, 2019 (inception) through December 31, 2019 (collectlivey, the “Affected Period”) should be restated because of a reclassification of our outstanding Private Warrants and, solely as a result of this material weakness, should no longer be relied upon.

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Impact of the Restatement

The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Period is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.

	As Previously Reported	Adjustments	As Restated
Balance sheet as of November 21, 2019 (audited)
Total Liabilities	$31,613	$3,319,825	$3,351,438
Common Stock Subject to Possible Redemption	53,027,030	(3,319,825)	49,707,205
Common Stock	19	3	22
Additional Paid-in Capital	5,001,019	854,697	5,855,716
Accumulated Deficit	(1,031)	(854,700)	(855,731)
Total Stockholders’ Equity	5,000,007	—	5,000,007

Number of common stock subject to redemption	5,302,703	(331,982)	4,970,721

Balance sheet as of December 31, 2019 (audited)
Total Liabilities	$85,559	$3,079,400	$3,164,959
Common Stock Subject to Possible Redemption	53,015,180	(3,079,400)	49,935,780
Common Stock	19	3	22
Additional Paid-in Capital	5,012,869	614,272	5,627,141
Accumulated Deficit	(12,879)	(614,275)	(627,154)
Total Stockholders’ Equity	5,000,009	—	5,000,009

Number of common stock subject to redemption	5,298,734	(307,778)	4,990,956

Balance sheet as of March 31, 2020 (unaudited)
Total Liabilities	$136,331	$2,649,625	$2,785,956
Common Stock Subject to Possible Redemption	53,148,476	(2,649,625)	50,498,851
Common Stock	19	3	22
Additional Paid-in Capital	4,879,573	184,497	5,064,070
Retained Earnings (Accumulated Deficit)	120,411	(184,500)	(64,089)
Total Stockholders’ Equity	5,000,003	—	5,000,003

Number of common stock subject to redemption	5,289,658	(263,707)	5,025,951

Balance sheet as of June 30, 2020 (unaudited)
Total Liabilities	$96,527	$2,697,639	$2,794,166
Common Stock Subject to Possible Redemption	53,003,513	(2,697,639)	50,305,874
Common Stock	19	3	22
Additional Paid-in Capital	5,024,536	232,511	5,257,047
Accumulated Deficit	(24,547)	(232,514)	(257,061)
Total Stockholders’ Equity	5,000,008	—	5,000,008

Number of common stock subject to redemption	5,276,115	(268,530)	5,007,585

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustments	As Restated
Balance sheet as of September 30, 2020 (unaudited)
Total Liabilities	$689,985	$2,736,475	$3,426,460
Common Stock Subject to Possible Redemption	52,850,869	(2,736,475)	50,114,394
Common Stock	19	3	22
Additional Paid-in Capital	5,177,180	271,347	5,448,527
Accumulated Deficit	(177,193)	(271,350)	(448,543)
Total Stockholders’ Equity	5,000,006	—	5,000,006

Number of common stock subject to redemption	5,265,531	(272,635)	4,992,896

Balance sheet as of December 31, 2020 (audited)
Total Liabilities	$333,347	$3,077,863	$3,411,210
Common Stock Subject to Possible Redemption	53,080,278	(3,077,863)	50,002,415
Common Stock	19	3	22
Additional Paid-in Capital	5,522,771	612,735	6,135,506
Accumulated Deficit	(522,786)	(612,738)	(1,135,524)
Total Stockholders’ Equity	5,000,004	—	5,000,004

Number of common stock subject to redemption	5,240,587	(303,876)	4,936,711

Period from September 11, 2019 (inception) to December 31, 2019 (audited)
Net loss	$(12,879)	$(614,275)	$(627,154)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	5,302,703	(311,747)	4,990,956
Basic and diluted net income per share, common stock subject to possible redemption	0.01	—	0.01
Weighted average shares outstanding, basic and diluted	1,478,756	119,633	1,598,389
Basic and diluted net loss per common share	(0.03)	(0.38)	(0.41)

Three months ended March 31, 2020 (unaudited)
Net income	$133,290	$429,775	$563,065
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	5,291,469	(272,502)	5,018,967
Basic and diluted net income per share, common stock subject to possible redemption	0.04	—	0.04
Weighted average shares outstanding, basic and diluted	1,896,031	272,502	2,168,533
Basic and diluted net loss per common share	(0.05)	0.21	0.16

Three months ended June 30, 2020 (unaudited)
Net loss	$(144,958)	$(48,014)	$(192,972)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	5,289,658	(263,707)	5,025,951
Basic and diluted net income per share, common stock subject to possible redemption	0.00	—	0.00
Weighted average shares outstanding, basic and diluted	1,897,842	263,707	2,161,549
Basic and diluted net loss per common share	(0.08)	(0.01)	(0.09)

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustments	As Restated
Six months ended June 30, 2020 (unaudited)
Net income (loss)	$(11,668)	$381,761	$370,093
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	5,294,196	(285,742)	5,008,454
Basic and diluted net income per share, common stock subject to possible redemption	0.04	—	0.04
Weighted average shares outstanding, basic and diluted	1,893,304	285,743	2,179,047
Basic and diluted net loss per common share	(0.12)	0.19	0.07

Three months ended September 30, 2020 (unaudited)
Net loss	$(152,646)	$(38,836)	$(191,482)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	5,276,115	(268,530)	5,007,585
Basic and diluted net income per share, common stock subject to possible redemption	0.00	—	0.00
Weighted average shares outstanding, basic and diluted	1,911,385	268,530	2,179,915
Basic and diluted net loss per common share	(0.08)	(0.01)	(0.09)

Nine months ended September 30, 2020 (unaudited)
Net income (loss)	$(164,314)	$342,925	$178,611
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	5,288,125	(279,963)	5,008,162
Basic and diluted net income per share, common stock subject to possible redemption	0.03	—	0.03
Weighted average shares outstanding, basic and diluted	1,899,375	279,963	2,179,338
Basic and diluted net loss per common share	(0.18)	0.18	0.00

Year ended December 31, 2020 (audited)
Net loss	$(509,907)	$1,537	$(508,370)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption	5,282,446	(278,121)	5,004,325
Basic and diluted net income per share, common stock subject to possible redemption	0.02	0.01	0.03
Weighted average shares outstanding, basic and diluted	1,905,054	278,121	2,183,175
Basic and diluted net loss per common share	(0.33)	0.04	(0.29)

Cash flows for the period from September 11, 2019 (inception) to December 31, 2019 (audited)
Net loss	$(12,879)	$(614,275)	$(627,154)
Change in fair value of Warrant Liabilities	—	(240,425)	(240,425)
Compensation expense on Private Placement Warrants	—	854,700	854,700
Initial classification of Common Stock subject of possible redemption	53,027,030	(3,319,825)	49,707,205

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustments	As Restated
Cash flows for the three months ended March 31, 2020 (unaudited)
Net income	$133,290	$429,775	$563,065
Change in fair value of Warrant Liabilities	—	(429,775)	(429,775)

Cash flows for the six months ended June 30, 2020 (unaudited)
Net income (loss)	$(11,668)	$381,761	$370,093
Change in fair value of Warrant Liabilities	—	(381,761)	(381,761)

Cash flows for nine months ended September 30, 2020 (unaudited)
Net income (loss)	$(164,314)	$342,925	$178,611
Change in fair value of Warrant Liabilities	—	(342,925)	(342,925)

Cash flows for the year ended December 31, 2020 (audited)
Net loss	$(509,907)	$1,537	$(508,370)
Change in fair value of Warrant Liabilities	—	(1,537)	(1,537)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019 respectively.

Marketable Securities Held in Trust Account

At December 31, 2020, the assets held in the Trust Account were substantially held in money market funds, which are invested in U.S. Treasury Securities. At December 31, 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheets.

Warrant Liability (Restated)

The Company accounts for the Private Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Private Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Private Warrants as liabilities at their fair value and adjust the Private Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants for periods where no observable traded price was available are valued using the Black-Scholes option-pricing model.

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act was signed into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain NOLs and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions.

Net Income (Loss) per Common Share (Restated)

Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 13,887,500 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

Net loss per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable share’s proportionate interest.

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Year Ended December 31, 2020	For the Period from September 11, 2019 (Inception) Through December 31, 2019
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$294,456	$85,963
Unrealized gain on marketable securities held in Trust Account	—	(1,521)
Less: Company’s portion available to pay taxes	(174,703)	(56,599)
Net Income allocable to shares subject to redemption	$119,753	$27,843
Denominator: Weighted Average common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	5,004,325	4,990,956
Basic and diluted net income per share	$0.02	$0.01

Non-Redeemable Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(508,370)	$(627,154)
Less: Net income allocable to common stock subject to possible redemption	(119,753)	(27,843)
Non-Redeemable Net Loss	$(628,123)	$(654,997)
Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding	2,183,175	1,598,389
Basic and diluted net loss per share	$(0.29)	$(0.41)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal depository insurance coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units, which includes the full exercise by the underwriter of its option to purchase an additional 750,000 Units at $10.00 per Unit. Each Unit consists of (i) one share of common stock, (ii) one redeemable warrant (“Public Warrant”) and (ii) one right to receive one-tenth of one share of common stock (“Public Right”). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 9).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 2,100,000 Private Warrants at a price of $1.00 per Private Warrant, for an aggregate purchase price of $2,100,000. Each Private Warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 9). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

In September 2019, the Sponsor purchased 1,437,500 shares (the “Founder Shares”) of the Company’s common stock for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would collectively own 20% of the Company’s issued and

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

outstanding shares after the Initial Public Offering (assuming the Initial Stockholders did not purchase any Public Shares in the Initial Public Offering). The Sponsor subsequently transferred a total of 60,000 shares to two directors of the Company. As a result of the underwriter’s election to fully exercise its over-allotment option, 187,500 Founder Shares are no longer subject to forfeiture.

The Sponsor and each insider has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Founder Shares until, with respect to 50% of the Founder Shares, the earlier of six months after the consummation of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after a Business Combination and, with respect to the remaining 50% of the Founder Shares, until the six months after the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be converted into private warrants of $1.00 per private warrant. These additional warrants would be identical to the Private Warrants. As of December 31, 2020, we have received working capital loans in the aggregate principal amount of $20,000 from the Sponsor. Subsequently, we received an additional working capital loan from the Sponsor in January 2021 in the principal amount of $9,000. Such working capital loans are evidenced by promissory notes, are payable upon the consummation of the business combination are otherwise on the terms as described above.

Related Party Extension Loans

As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of 18 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or other insiders or their respective affiliate or designees must deposit into the Trust Account $575,000 or $0.10 per Public Share, up to an aggregate of $1,150,000 or $0.20 per Public Share, on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company or convert such amounts into additional Private Warrants. If the Company does not complete a Business Combination, the Company will not repay such loans. Furthermore, the letter agreement with the Sponsor will contain a provision pursuant to which the Sponsor will agree to waive its right to be repaid for such loans in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

On November 13, 2020, the Company and the Sponsor determined to extend the period of time for which the Company is required to consummate a Business Combination from November 21, 2020 to February 21, 2021 and, accordingly, funded a sum of $575,000 into the Company’s Trust Account in accordance with its Amended and Restated Certificate of Incorporation. See also Note 12 regarding the further extension of the time to May 21, 2021 within which the Company must consummate a Business Combination. As of December 31, 2020, the $575,000 was reflected as a contribution to equity in our consolidated balance sheets.

NOTE 7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on November 18, 2019, the holders of the Founder Shares, Private Warrants (and all underlying securities), and any shares that may be issued upon conversion of Working Capital Loans are entitled to registration rights. The holders of the majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. The holders of a majority of the Private Warrants and warrants issued in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time commencing on the date that the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company has engaged I-Bankers Securities, Inc. as its advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination simultaneously upon the firm commitment of this offering. The Company will pay I-Bankers Securities, Inc. a cash fee for such services upon the consummation of a Business Combination in an amount equal to 2.5% of the aggregate amount sold to the public in Initial Public Offering, or $1,437,500.

Merger Agreement

On August 26, 2020, the Company entered into a Merger Agreement and Plan of Reorganization (the “AHA Merger Agreement”) with Merger Sub, AHA and Michael Bowen, in his capacity as the representative of the AHA shareholders. The material terms of such agreement are described herein; however, on November 24, 2020, the Company sent a notice to terminate the AHA Merger Agreement effective immediately.

Pursuant to the transactions contemplated by the terms of the AHA Merger Agreement and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub had agreed to merge with and into AHA, with AHA surviving the merger in accordance with the Delaware General Corporation Law (the “DGCL”) and as a wholly owned subsidiary of the Company (the “Merger”) (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “AHA Business Combination”).

The aggregate consideration payable at the closing of the Business Combination (the “AHA Closing”) to the stockholders of AHA would have been the issuance of 5,000,000 shares of the Company’s common stock. As a result of the Business Combination, subject to reduction for the purchase price holdback and indemnification claims, as described below, an aggregate of 5,000,000 shares of the Company’s common stock would have been issued (inclusive of shares reserved for issuance pursuant to currently outstanding options or warrants of AHA being exchange for new options and warrants of the Company) in respect of shares of AHA capital stock that were issued

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. COMMITMENTS (cont.)

and outstanding as of immediately prior to the effective time of the Merger and options and warrants to purchase shares of AHA common stock, in each case, that were issued and outstanding immediately prior to the effective time of the Merger. The shares of the Company’s common stock that would have been issued at the AHA Closing were valued at $10.00 per share.

Of the amount of the Company’s shares that would have been issuable at closing, an aggregate of 1,000,000 shares of the Company’s common stock (the “Holdback Shares”) were only payable to the stockholders of AHA twelve months following the AHA Closing if the following conditions were satisfied: (i) if the trading price of the Company’s common stock equals or exceeds $12.50 on any 20 trading days in any 30-day trading period prior to the first anniversary of the AHA Closing or (ii) AHA (and its subsidiaries) achieves $17,500,000 or more of EBITDA for the fiscal year ending December 31, 2020. If neither of the conditions to release of the Holdback Shares were satisfied within the above-mentioned timeframe, the Holdback Shares would have been forfeited.

As a condition to the AHA Merger Agreement, AHA provided the sum of $575,000 at execution (the “Transaction Deposit”) to the Company which was utilized to fund the deposit required to extend the existence of the Company from November 21, 2020 to February 21, 2021. Effective upon termination of the AHA Merger agreement on November 24, 2020, the Company is entitled to receive a break-up fee of $3,750,000 which is to be reduced by the Transaction Deposit. As of December 31, 2020, it is not determinable if or when the remaining break-up fee of $3,175,000 will be received.

The AHA Merger Agreement contained customary representations, warranties and covenants by the parties thereto and the closing of the transactions contemplated by the AHA Merger Agreement was subject to certain conditions as further described in the AHA Merger Agreement.

On November 24, 2020, the Company sent a notice to AHA, effective as of such date, to terminate the AHA Merger Agreement. Pursuant to the termination notice, the Company expressly reserves all its rights and remedies under the AHA Merger Agreement.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2020 and 2019, there were no shares of preferred stock issued and outstanding.

Common Stock — The Company is authorized to issue 300,000,000 shares of common stock with a par value of $0.00001 per share. Holders of the common stock are entitled to one vote for each share. At December 31, 2020 and 2019, there were 2,250,789 and 2,196,544 shares of common stock issued and outstanding, excluding 4,936,711 and 4,990,956 shares of common stock subject to possible redemption, respectively.

NOTE 9. WARRANTS

Warrants — The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days from the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. WARRANTS (cont.)

The Company may call the warrants for redemption (excluding the Private Warrants and the warrant sold to I-Bankers Securities, Inc. (see below)), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination, and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if a holder of such right converted all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the shares of common stock will

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9. WARRANTS (cont.)

receive in the transaction on an as-converted into ordinary shares basis and each holder of rights will be required to affirmatively covert its rights in order to receive 1/10 of a share underlying each right (without paying additional consideration). The shares of common stock issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrant

On November 21, 2019, the Company sold to I-Bankers Securities, Inc. (and its designees), for $100, a warrant to purchase up to 287,500 shares, exercisable, in whole or in part, at $12.00 per share, or an aggregate exercise price of $3,450,000. The warrant will be exercisable in whole or in part, commencing the later of (i) the closing of a Business Combination, or (ii) November 18, 2020, and expiring November 18, 2024. The warrant may be exercised for cash or on a cashless basis, at the holder’s option. The shares issuable upon exercise of the warrant are identical to those offered in the Initial Public Offering. The Company accounted for the warrant, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated the fair value of the warrant to be approximately $776,000, or $2.70 per warrant, using the Black-Scholes option-pricing model. The fair value of the warrant granted to the underwriter was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 1.62% and (3) expected life of five years. The warrant and the underlying securities that may be issued upon exercise of the option, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. The exercise price and number of shares issuable upon exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below its exercise price.

NOTE 10. INCOME TAX (RESTATED)

The Company’s net deferred tax assets are as follows:

	December 31, 2020	December 31, 2019
Deferred tax assets
Net operating loss carryforward	$106,361	$3,077
Unrealized loss on marketable securities	—	347
Total deferred tax assets	106,361	3,424
Valuation Allowance	(106,361)	—
Deferred tax assets, net allowance	$—	$3,424

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. INCOME TAX (RESTATED) (cont.)

The income tax provision consists of the following:

	December 31, 2020	December 31, 2019
Federal
Current	$—	$—
Deferred	(102,936)	(3,424)
State and Local
Current	—	—
Deferred	—	—
Change in valuation allowance	106,361	—
Income tax provision	$3,424	$(3,424)

As of December 31, 2020 and 2019, the Company had $504,483 and $14,652 of U.S. federal operating loss carryovers available to offset future taxable income. The NOLs have an unlimited carry-forward period.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. At December 31, 2020, the valuation allowance was $106,361.

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	December 31, 2020	December 31, 2019
Statutory federal income tax rate	21.0%	21.0%
True-up	(0.7)%	—%
Transaction costs attributable to the Initial Public Offering	—%	(28.5)%
Change in fair value of warrant liabilities	(0.1)%	8.0%
Valuation allowance	(21.1)%	0.0%
Income tax provision	(0.7)%	21.0%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination.

On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. The CARES act will not effect the numbers reflected in these financial statements.

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. FAIR VALUE MEASUREMENTS (RESTATED)

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$58,390,918	$57,591,635

Liabilities:
Warrant Liability – Private Placement Warrants	3	$2,757,300	$2,780,400
Warrant Liability – Underwriter Warrants	3	320,563	299,000

The Private Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liability on our balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing.

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. FAIR VALUE MEASUREMENTS (RESTATED) (cont.)

The key inputs into the Black Scholes Model for the Private Placement and Underwriter Warrants were as follows at initial measurement:

Input	November 21, 2019 (Initial Measurement)
Risk-free interest rate	1.65%
Dividend yield	0.00%
Expected volatility	19.0%
Exercise price, Private Placement	$11.50
Exercise price, Underwriter	$12.00
Market Stock Price	$9.80

On November 21, 2019, the Private Placement and Underwriter Warrants were determined to be $1.41 and $1.27, respectively, per warrant for an aggregate value of approximately $3.0 million and $0.37 million, respectively.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Underwriter Warrants	Warrant Liabilities
Fair value as of September 11, 2019 (inception)	$—	$—	$—
Initial measurement on November 21, 2019 (including over-allotment)	2,954,700	365,125	3,319,825
Change in valuation inputs or other assumptions	(174,300)	(66,125)	(240,425)
Fair value as of December 31, 2019	2,780,400	299,000	3,079,400
Change in valuation inputs or other assumptions	(23,100)	21,563	(1,537)
Fair value as of December 31, 2020	$2,757,300	$320,563	$3,077,863

NOTE 12. SUBSEQUENT EVENTS (RESTATED)

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Based upon this review, other than as described below, and except as described in Note 2, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On January 19, 2021, the Company entered into an unsecured promissory note agreement with GreenVision Capital Holdings, LLC for the principal amount of $9,000 for the purpose of alleviating the Company’s inability to pay D&O insurance premiums. The principal balance of the note shall be payable on the date which the Company consummates a business or prior to February 21, 2021 (which can be extended to May 21, 2021). The principal balance shall be repaid in either cash or 9,000 warrants at 1 warrant per dollar. GreenVision Capital Holdings, LLC dictates which form of repayment they shall receive.

On February 8, 2021, the Company entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”) with Merger Sub, Helbiz and Salvatore Palella, in his capacity as the representative of the Helbiz shareholders. Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Helbiz (the “Merger”), with Helbiz surviving the merger in accordance with the Delaware General Corporation Law as a wholly-owned subsidiary of the Company (the transactions contemplated by the Merger Agreement and the related ancillary agreements, the “Business Combination”).

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. SUBSEQUENT EVENTS (RESTATED) (cont.)

The aggregate consideration payable at the closing of the Business Combination (the “Closing”) to the stockholders of Helbiz will be the issuance of such number of shares of the Company Common Stock, par value $0.00001 per share (the “Common Stock”) as shall be determined by subtracting the “Closing Net Debt” of Helbiz (as defined in the Merger Agreement) from the agreed valuation of $300,000,000, and dividing such difference by $10.00, which represents the agreed valuation of one share of the Company’s common stock. The total number of shares of the Company Common Stock to be issued at Closing, following the determination of the final Closing Net Debt, shall be subject to reduction for Indemnification Escrow Shares (as defined in the Merger Agreement) for indemnification claims, as described below. Of the Company shares to be delivered at Closing, the holders of Helbiz common stock will receive, in exchange for the Helbiz shares owned by such persons, shares of a class of Common Stock of the Company to be established and designated as “Class A Common Stock”, except that if any such Helbiz shares are owned by Salvatore Palella (the “Founder”), such shares will instead be exchanged for a number of shares of a class of Common Stock of the Company to be established and designated as “Class B Common Stock”. The number of shares of the Company Common Stock (whether Class A or Class B) that each Helbiz shareholder shall receive will be equal to the product obtained by multiplying the number of shares of common stock of Helbiz held by such stockholders by the Closing Consideration Conversion Ratio (as defined in the Merger Agreement).

The shares of the Company Class B Common Stock will have the same economic terms as the shares of the Company Class A Common Stock in all material respects, but the shares of Class A Common Stock will be entitled to one (1) vote per share, and the shares of the Company Class B Common Stock will be entitled to such number of votes per share, so that the total number of the Company Class B Common Stock issued to Founder represent, in the aggregate, no more than 60% of all voting securities of the Company on a fully-diluted basis for a period of up to 24 months from the Closing. Except for certain permitted transfers, any shares of the Company Class B Common Stock that are transferred by the Founder will automatically convert into shares of the Company Class A Common Stock. In addition, the outstanding shares of the Company Class B Common Stock will automatically convert into shares of the Company Class A Common Stock (i) at the option of such holder to convert such shares of Class B Common Stock into Class A Common Stock or (ii) upon the earlier of the death of Founder, the consent of a majority of the holders of Class B Common Stock, or a date that is 2 years from the Closing of the Business Combination.

Prior to the effective time of the Merger, all outstanding warrants and vested options of Helbiz shall be exercised or cancelled by the holders thereof, and the shares of Helbiz common stock then issued shall be exchanged for the Company Class A Common Stock. Outstanding options of Helbiz which are not vested shall be cancelled and terminated. Further, outstanding shares of Helbiz preferred stock shall also be converted into Helbiz common stock, which shares shall thereafter be exchanged for the Company Class A Common Stock. Outstanding notes issued by Helbiz shall, at or prior to Closing, similarly be converted into Helbiz common stock and exchanged for the Company Class A Common Stock or repaid and cancelled.

The Merger Agreement contains customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described in the Merger Agreement.

Upon execution of the Merger Agreement, Helbiz provided a transaction deposit in the sum of $750,000 to the Company, of which, $575,000 was utilized to fund the deposit required to extend the existence of the Company from February 21, 2021 to May 21, 2021. On February 9, 2021, for the purpose of consummating the Business Combination, the Company elected to extend the date by which the Company is required to complete a business combination to May 21, 2021 and deposited $575,000 of the funds provided by Helbiz into the Company’s Trust Account.

On March 23, 2021, the Company issued a note payable (the “Loan Note”) to Helbiz, Inc., pursuant to which, Helbiz made a loan to the Company in the amount of $300,000. The Company may use the proceeds of this loan for working capital purposes. The Loan Note does not bear interest and is payable on the earlier of (i) the date on which the Company consummates the previously announced business combination with Helbiz as contemplated by that certain Merger Agreement and Plan of Reorganization dated February 8, 2021 among the Company, Helbiz and the other parties thereto (the “Merger Agreement”) or (ii) the date on which such Merger Agreement is terminated in

GREENVISION ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. SUBSEQUENT EVENTS (RESTATED) (cont.)

accordance with the terms thereof. The Loan Note further provides, however, that any payment due upon the closing of the business combination contemplated by the Merger Agreement will be made by reducing Closing Net Debt (as defined in the Merger Agreement) by the amount due under the Loan Note. The Loan Note is subject to customary events of default, including failure by the Company to pay the principal amount due pursuant to the Loan Note within five business days of the maturity date and certain bankruptcy events of the Company.

On April 8, 2021, the Company entered into Amendment No. 1 (the “Merger Agreement Amendment”) to the Helbiz Merger Agreement. Pursuant to the Merger Agreement Amendment, the Helbiz Merger Agreement was revised to: (i) make technical amendments to the definitions of certain terms to clarify the treatment of the securities of Helbiz in connection with the transactions contemplated by the Helbiz Merger Agreement; (ii) modify the definition of the term “Closing Net Debt” to provide that the cash and cash equivalents of Helbiz as of the closing date shall be offset against its indebtedness for the purposes of determining this amount; (iii) amend relevant provision in order to clarify the methodology to be used to determine the Closing Consideration Conversion Ratio; (iv) implement changes to clarify or modify the treatment of Helbiz’s securities, including outstanding common stock purchase options, upon closing of the Business Combination; (v) increase the number of shares to be reserved under the 2021 Omnibus Incentive Plan to 17%; and (vi) amend and restate Section 8.7 of the Merger Agreement concerning the obligation of Helbiz to extinguish indebtedness prior to the closing; (vii) amend Section 9.1(g) to revise the identity of GreenVision’s designee to the board of Helbiz upon closing; and (viii) make certain other technical and administrative amendments to the Helbiz Merger Agreement.

On May 12, 2021, following its annual meeting of shareholders, the Company filed with the Secretary of State of the State of Delaware an amendment (the “Extension Amendment”) to its amended and restated certificate of incorporation to extend the date by which it has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from May 21, 2021 to August 19, 2021 or such later date as provided for in the Extension Amendment. In connection with the vote to approve the Extension Amendment, the holders of 3,838,447 shares of the Company’s common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of $39,207,114. As a result, an amount of $19,525,208 remains in the trust account as of the date such funds were distributed.

GREENVISION ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(As Restated)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets
Cash	$169,151	$4,282
Prepaid expenses and other current assets	69,788	18,429
Total Current Assets	238,939	22,711

Marketable securities held in Trust Account	58,967,365	58,390,918
TOTAL ASSETS	$59,206,304	$58,413,629

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$314,931	$313,347
Advance from third party	503,935	20,000
Total Current Liabilities	818,866	333,347

Warrant Liability	3,297,438	3,077,863
Total Liabilities	4,116,304	3,411,210

Commitments
Common stock subject to possible redemption, 5,750,000 and 4,936,711 shares at redemption value as of March 31, 2021 and December 31, 2020, respectively	58,766,411	50,002,415

Stockholders’ Equity (Deficit)
Preferred stock, $0.00001 par value; 100,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.00001 par value; 300,000,000 shares authorized; 1,437,500 and 2,250,789 shares issued and outstanding (excluding 5,750,000 and 4,936,711 shares subject to possible redemption) as of March 31, 2021 and December 31, 2020, respectively	14	22
Additional paid-in capital	24,986	6,135,506
Accumulated deficit	(3,701,411)	(1,135,524)
Total Stockholders’ Equity (Deficit)	(3,676,411)	5,000,004
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$59,206,304	$58,413,629

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

GREENVISION ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(As Restated)

	Three Months Ended March 31,
	2021	2020
Operating and formation costs	$269,292	$156,889
Loss from operations	(269,292)	(156,889)

Other income (loss):
Interest earned on marketable securities held in Trust Account	1,448	325,611
Change in fair value of warrant liability	(219,575)	429,775
Other income (loss), net	(218,127)	755,386

Income (loss) before provision for income taxes	(487,419)	598,497
Provision for income taxes	—	(35,432)
Net income (loss)	$(487,419)	$563,065

Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	5,126,478	5,018,967

Basic and diluted net income per share, Common stock subject to possible redemption	$0.00	$0.04

Weighted average shares outstanding, basic and diluted	2,061,022	2,186,533

Basic and diluted net income (loss) per common share	$(0.24)	$0.16

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

GREENVISION ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN  STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)
(As Restated)

THREE MONTHS ENDED MARCH 31, 2021 AND 2020

FOR THE THREE MONTHS ENDED MARCH 31, 2021

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance – January 1, 2021	2,250,789	$22	$6,135,506	$(1,135,524)	$5,000,004
Change in value of common stock subject to possible redemption	(813,289)	(8)	(6,685,520)	(2,078,468)	(8,763,996)
Extension fee contribution	—	—	575,000	—	575,000
Net loss	—	—	—	(487,419)	(487,419)
Balance – March 31, 2021	1,437,500	$14	$24,986	$(3,701,411)	$(3,676,411)

FOR THE THREE MONTHS ENDED MARCH 31, 2020

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance – January 1, 2020	2,196,544	$22	$5,627,141	$(627,154)	$5,000,009
Change in value of common stock subject to possible redemption	(34,995)	—	(563,071)	—	(563,071)
Net income	—	—	—	563,065	563,065
Balance – March 31, 2020	2,161,549	$22	$5,064,070	$(64,089)	$5,000,003

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

GREENVISION ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(As Restated)

	Three Months ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net income (loss)	$(487,419)	$563,065
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,448)	(325,611)
Change in fair value of warrants	219,575	(429,775)
Deferred tax provision	—	3,424
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(51,359)	(39,370)
Income tax payable	—	32,008
Accounts payable and accrued expenses	1,585	18,764
Net cash used in operating activities	(319,066)	(177,495)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(575,000)	—
Cash withdrawn from Trust Account to pay franchise and income taxes	—	61,420
Net cash provided by investing activities	(575,000)	61,420

Cash Flows from Financing Activities:
Advances from third party	483,935	—
Extension fee contribution	575,000	—
Net cash provided by financing activities	1,058,935	—

Net Change in Cash	164,869	(116,075)
Cash – Beginning	4,282	471,284
Cash – Ending	$169,151	$355,209

Non-cash investing and financing activities:
Change in value of common stock subject to possible redemption	$8,763,996	$563,071

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

GreenVision Acquisition Corp. (the “Company”) was incorporated in Delaware on September 11, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”).

Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on target businesses operating in North America, Europe and Asia (excluding China) in the life sciences and healthcare industries. The Company shall not undertake its initial Business Combination with any entity with its principal business operations in China. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company has one wholly owned subsidiary, GreenVision Merger Sub Inc., incorporated in Delaware on July 29, 2020 (“Merger Sub”).

As of March 31, 2021, the Company had not commenced any operations. All activity through March 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination and the proposed acquisition of Helbiz, Inc., a Delaware corporation (“Helbiz”) (see Note 11) and activities in connection with the previously proposed business combination with Accountable Healthcare America, Inc., a Delaware corporation (“AHA”), which was terminated on November 24, 2020 (see Note 7).

The registration statement for the Company’s Initial Public Offering was declared effective on November 18, 2019. On November 21, 2019, the Company consummated the Initial Public Offering of 5,750,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of the over-allotment option to purchase an additional 750,000 Units, at $10.00 per Unit, generating gross proceeds of $57,500,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 2,100,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to GreenVision Capital Holding LLC (the “Sponsor”), generating gross proceeds of $2,100,000, which is described in Note 5.

Transaction costs amounted to $1,962,157 consisting of $1,150,000 of underwriting fees, $447,032 of other offering costs, and $365,125 related to the associated underwriter warrant liability. As of the date of completion of our Initial Public Offering, $526,950 of cash was held outside of the Trust Account (as defined below) and is available for working capital purposes, as of the Initial Public Offering date. As of March 31, 2021, cash of $169,151 was held outside of the trust account and was available for working capital purposes.

Following the closing of the Initial Public Offering on November 21, 2019, an amount of $57,500,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering was placed in a trust account (the “Trust Account”) and be invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants or rights.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor and any of the Company’s officers or directors that hold Founder Shares (as defined in Note 6) (the “Initial Stockholders”) have agreed (a) to vote their Founder Shares and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a stockholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Company initially had until November 21, 2020 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by November 21, 2020, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of 18 months to complete a Business Combination) (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $575,000 or $0.10 per Public Share, up to an aggregate of $1,150,000 or $0.20 per Public Share, on or prior to the date of the applicable deadline, for each three month extension (see Note 6).

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

On November 13, 2020, the Company and the Sponsor extended the period of time for which the Company is required to consummate a Business Combination from November 21, 2020 to February 21, 2021 and, accordingly, funded a sum of $575,000 into the Company’s Trust Account in accordance with its Amended Certificate of Incorporation.

On February 9, 2021, upon execution of the Merger Agreement, Helbiz provided a transaction deposit in the sum of $750,000 to the Company, of which, $575,000 may be utilized to provide all or a portion of the deposit required to extend the existence of the Company from February 21, 2021 to May 21, 2021. On February 9, 2021, for the purpose of consummating the Business Combination, the Company elected to extend the date by which the Company is required to complete a Business Combination to May 21, 2021 and deposited $575,000 of the funds provided by Helbiz into the Company’s Trust Account (see Note 11). As of March 31, 2021, the $575,000 was reflected as a contribution to equity in our consolidated balance sheets.

On May 12, 2021, following its annual meeting of shareholders, the Company filed with the Secretary of State of the State of Delaware an amendment (the “Extension Amendment”) to its amended and restated certificate of incorporation to extend the date by which it has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from May 21, 2021 to August 19, 2021 or such later date as provided for in the Extension Amendment. In connection with the vote to approve the Extension Amendment, the holders of 3,838,447 shares of the Company’s common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of $39,207,114. As a result, an amount of $19,525,208 remains in the trust account as of the date such funds were distributed.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants or rights, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor and insiders have agreed (a) to waive their redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination, (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to consummate a Business Combination within the Combination Period and (c) not to propose, or vote in favor of, an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Nasdaq Notification

On January 5, 2021, the Company received a notice from the staff of the Listing Qualifications Department of Nasdaq (the “Staff”) stating that the Company was no longer in compliance with Nasdaq Listing Rule 5620(a) for continued listing due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2019. The Company was provided 45 calendar days to submit a plan to regain compliance with the Rules and if accepted, the Company will be granted up to 180 calendar days from its fiscal year end, or until June 30, 2021, to regain compliance. The plan was due to the Nasdaq Stock Market (“Nasdaq”) no later than February 19, 2021. The notification has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. On March 16, 2021, the Company received a letter from the Nasdaq Staff (the “Staff”) stating that the Staff of Nasdaq, having reviewed the Company’s submission of materials setting forth the Company’s plan of compliance has determined to grant the Company an extension to regain compliance with Listing Rule 5620(a) until June 29, 2021.

The Company submitted a plan to Nasdaq within the 45 day period and held its annual meeting of shareholders on May 12, 2021. The Company is a special purpose acquisition company and was organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. In the event a special meeting of shareholders to approve any business combination is held sooner than an annual meeting of shareholders, shareholders shall also elect a Board of Directors and transact such other business as may properly be brought before such special shareholder meeting.

Liquidity and Going Concern

As of March 31, 2021, the Company had $169,151 in its operating bank accounts, $58,967,365 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and working capital deficit of $378,973, which excludes approximately $200,000 of franchise taxes payable. As of March 31, 2021, approximately $317,365 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through August 19, 2021, the date that the Company will be required to cease all operations, except for the purpose of winding up, if a Business Combination is not consummated. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. RESTATEMENT OF INTERIM FINANCIAL STATEMENTS

Due to a misapplication of the accounting treatment related to its shares of common stock subject to redemption, non-redeemable common stock and additional paid-in capital for maintaining minimum net tangible assets of at least $5 million following any common stock redemption, the Company’s previously issued interim condensed financial statements for the quarterly period ended March 31, 2021 should no longer be relied upon. As such, the Company is restating its unaudited interim condensed financial statements as of and for three months ended March 31, 2021 included in this Report.

Impact of the Restatement

The impact of the restatement on the Condensed Statement balance sheet as of March 31, 2021 included in this Report is presented below.

	As Previously Reported	Adjustments	As Restated
Balance Sheets for the three months ended March 31, 2021 (unaudited)
Common stock subject to possible redemption:
Number of common stock outstanding	4,901,056	848,944	5,750,000
Value of common stock subject to possible redemption	$50,089,995	$8,676,416	$58,766,411
Common stock excluding common stock subject to possible redemption	2,286,444	(848,944)	1,437,500
Common stock value	$23	(9)	14
Additional paid-in capital	$6,622,925	$(6,597,939)	$24,986
Accumulated deficit	$(1,622,943)	$(2,078,468)	$(3,701,411)

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 2. RESTATEMENT OF INTERIM FINANCIAL STATEMENTS (cont.)

The impact of the restatement on the Condensed Statement of Operations for the three months ended March 31, 2021 included in this filing is presented below.

Basic and diluted weighted average common stock outstanding, common stock subject to possible redemption	4,936,711	189,767	5,126,478
Basic and diluted weighted average common stock outstanding, Non-redeemable common stock	2,250,789	(189,767)	2,061,022
Basic and diluted net loss per common stock, Non-redeemable common stock	$(0.22)	$(0.02)	$(0.24)

The impact of the restatement on the Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2021 included in this filing is presented below.

	As Previously Reported	Adjustments	As Restated
Statement of Cash Flows for the three months ended March 31, 2021 (unaudited)

Non-Cash Investing and Financing Activities:
Change in value of common stock subject to possible redemption	87,580	8,676,416	8,763,996

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 21, 2021, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2020 is derived from the audited financial statements presented in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020, respectively.

Marketable Securities Held in Trust Account

At March 31, 2021 and December 31, 2020, the assets held in the Trust Account were substantially held in money market funds, which are invested in U.S. Treasury Securities.

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warrant Liability

The Company accounts for the Private Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Private Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Private Warrants as liabilities at their fair value and adjust the Private Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants for periods where no observable traded price was available are valued using the Black-Scholes option-pricing model.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheets.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Income (Loss) per Common Share

Net income (loss) per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Public Offering and Private Placement to purchase an aggregate of 13,887,500 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per common share, basic and diluted, for Common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of Common stock subject to possible redemption outstanding since original issuance.

Net income per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income, adjusted for income or loss on marketable securities attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable share’s proportionate interest.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Three Months Ended March 31,
	2021	2020
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$1,448	$284,610
Less: Company’s portion available to pay taxes	(1,448)	(74,674)
Net Income allocable to shares subject to redemption	$—	$209,936
Denominator: Weighted Average common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	5,126,478	5,018,967
Basic and diluted net income per share	$0.00	$0.04

Non-Redeemable Common Stock
Numerator: Net income (loss) minus Net Earnings
Net income (loss)	$(487,419)	$563,065
Less: Net income allocable to common stock subject to possible redemption	—	(209,936)
Non-Redeemable Net income (loss)	$(487,419)	$353,129
Denominator: Weighted Average Non-Redeemable Common Stock
Basic and diluted weighted average shares outstanding	2,061,022	2,168,533
Basic and diluted net income (loss) per share	$(0.24)	$0.16

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such account.

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units, which includes the full exercise by the underwriter of its option to purchase an additional 750,000 Units at $10.00 per Unit. Each Unit consists of (i) one share of common stock, (ii) one redeemable warrant (“Public Warrant”) and (ii) one right to receive one-tenth of one share of common stock (“Public Right”). Each Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 9).

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 2,100,000 Private Warrants at a price of $1.00 per Private Warrant, for an aggregate purchase price of $2,100,000. Each Private Warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 9). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

In September 2019, the Sponsor purchased 1,437,500 shares (the “Founder Shares”) of the Company’s common stock for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders did not purchase any Public Shares in the Initial Public Offering). The Sponsor subsequently transferred a total of 60,000 shares to two directors of the Company. As a result of the underwriter’s election to fully exercise its over-allotment option, 187,500 Founder Shares are no longer subject to forfeiture.

The Sponsor and each insider has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Founder Shares until, with respect to 50% of the Founder Shares, the earlier of six months after the consummation of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after a Business Combination and, with respect to the remaining 50% of the Founder Shares, until the six months after the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be converted into private warrants of $1.00 per private warrant. These additional warrants would be identical to the Private Warrants. As of March 31, 2021, we have received working capital loans in the aggregate principal amount of $29,000 from the Sponsor. Such working capital loans are evidenced by promissory notes, are payable upon the consummation of the business combination are otherwise on the terms as described above.

In addition, as of March 23, 2021, we received a working capital loan in the aggregate principal amount of $300,000 from Helbiz, Inc. and issued a note payable to Helbiz (the “Helbiz Note”). The Helbiz Note does not bear interest and is payable on the earlier of (i) the date on which the Company consummates the previously announced

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

business combination with Helbiz as contemplated by that certain Merger Agreement and Plan of Reorganization dated February 8, 2021 among the Company, Helbiz and the other parties thereto (the “Merger Agreement”) or (ii) the date on which such Merger Agreement is terminated in accordance with the terms thereof. The Helbiz Note further provides, however, that any payment due upon the closing of the business combination contemplated by the Merger Agreement will be made by reducing Closing Net Debt (as defined in the Merger Agreement) by the amount due under such note. The Helbiz Note is subject to customary events of default, including failure by the Company to pay the principal amount due pursuant to such note within five business days of the maturity date and certain bankruptcy events of the Company.

Related Party Extension Loans

As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to two times, each by an additional three months (for a total of 18 months) to complete a Business Combination. In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or other insiders or their respective affiliate or designees must deposit into the Trust Account $575,000 or $0.10 per Public Share, up to an aggregate of $1,150,000 or $0.20 per Public Share, on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a loan. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If the Company completes a Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company or convert such amounts into additional Private Warrants. If the Company does not complete a Business Combination, the Company will not repay such loans. Furthermore, the letter agreement with the Sponsor will contain a provision pursuant to which the Sponsor will agree to waive its right to be repaid for such loans in the event that the Company does not complete a Business Combination. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.

On November 13, 2020, the Company and the Sponsor determined to extend the period of time for which the Company is required to consummate a Business Combination from November 21, 2020 to February 21, 2021 and, accordingly, funded a sum of $575,000 into the Company’s Trust Account in accordance with its Amended and Restated Certificate of Incorporation. See also Note 11 regarding the further extension of the time to May 21, 2021 within which the Company must consummate a Business Combination. As of March 31, 2021, the $575,000 was reflected as a contribution to equity in our consolidated balance sheets. See also Note 11 regarding the Extension Amendment approved by our shareholders on May 12, 2021.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on November 18, 2019, the holders of the Founder Shares, Private Warrants (and all underlying securities), and any shares that may be issued upon conversion of Working Capital Loans are entitled to registration rights. The holders of the majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the Founder Shares are to be released from escrow. The holders of a majority of the Private Warrants and warrants issued in payment of Working Capital Loans made to the Company (or underlying securities) can elect to exercise these registration rights at any time commencing on the date that the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 7. COMMITMENTS AND CONTINGENCIES (cont.)

Business Combination Marketing Agreement

The Company has engaged I-Bankers Securities, Inc. as its advisor in connection with a Business Combination to assist the Company in holding meetings with its stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination simultaneously upon the firm commitment of this offering. The Company will pay I-Bankers Securities, Inc. a cash fee for such services upon the consummation of a Business Combination in an amount equal to 2.5% of the aggregate amount sold to the public in Initial Public Offering, or $1,437,500.

Business Combination Services

The Company has engaged Colliers Securities LLC as an advisor in connection with its Business Combination with Hellbiz. Specifically, the agreement calls for a $1,250,000 fee to be paid upon a successful Business Combination with Hellbiz and also calls for a 5% fee for any PIPE investment generated with investors introduced to the Company by Colliers Securities, LLC. The services to be provided under this agreement include (i) advising the Company as to the “De-SPACing” and the specific terms of the PIPE financing, (ii) developing a list of potential purchasers of the Company’s shares and investors for the PIPE financing, (iii) assisting the Company and Helbiz in the preparation and distribution of an investor presentation and other disclosure materials and (iv) providing such other investment banking and related services reasonably necessary to accomplish the foregoing.

AHA Merger Agreement

On August 26, 2020, the Company entered into a Merger Agreement and Plan of Reorganization (the “AHA Merger Agreement”) with Merger Sub, AHA and Michael Bowen, in his capacity as the representative of the AHA shareholders.

Pursuant to the transactions contemplated by the terms of the AHA Merger Agreement and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into AHA, with AHA surviving the merger in accordance with the Delaware General Corporation Law (the “DGCL”) and as a wholly owned subsidiary of the Company (the “AHA Merger”) (the transactions contemplated by the AHA Merger Agreement and the related ancillary agreements, the “AHA Business Combination”).

The aggregate consideration payable at the closing of the AHA Business Combination (the “Closing”) to the stockholders of AHA will be the issuance of 5,000,000 shares of the Company’s common stock. As a result of the AHA Business Combination, subject to reduction for the purchase price holdback and indemnification claims, as described below, an aggregate of 5,000,000 shares of the Company’s common stock will be issued (inclusive of shares reserved for issuance pursuant to currently outstanding options or warrants of AHA being exchange for new options and warrants of the Company) in respect of shares of AHA capital stock that are issued and outstanding as of immediately prior to the effective time of the AHA Merger and options and warrants to purchase shares of AHA common stock, in each case, that are issued and outstanding immediately prior to the effective time of the AHA Merger. The shares of the Company’s common stock to be issued at the Closing will be valued at $10.00 per share.

Of the amount of the Company’s shares issuable at closing, an aggregate of 1,000,000 shares of the Company’s common stock (the “Holdback Shares”) shall only be payable to the stockholders of AHA twelve months following the Closing if the following conditions are satisfied: (i) if the trading price of the Company’s common stock equals or exceeds $12.50 on any 20 trading days in any 30-day trading period prior to the first anniversary of the Closing or (ii) AHA (and its subsidiaries) achieves $17,500,000 or more of EBITDA for the fiscal year ending December 31, 2020. If neither of the conditions to release of the Holdback Shares are satisfied within the above-mentioned timeframe, the Holdback Shares will be forfeited.

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 7. COMMITMENTS AND CONTINGENCIES (cont.)

As a condition to the AHA Merger Agreement, AHA provided the sum of $575,000 at execution (the “Transaction Deposit”) to the Company which was utilized to fund the deposit required to extend the existence of the Company from November 21, 2020 to February 21, 2021. Effective upon termination of the AHA Merger agreement on November 24, 2020, the Company is entitled to receive a break-up fee of $3,750,000 which is to be reduced by the Transaction Deposit. As of March 31, 2021, it is not determinable if or when the remaining break-up fee of $3,175,000 will be received.

The AHA Merger Agreement contained customary representations, warranties and covenants by the parties thereto and the closing of the transactions contemplated by the AHA Merger Agreement was subject to certain conditions as further described in the AHA Merger Agreement.

On November 24, 2020, the Company sent a notice to AHA, effective as of such date, to terminate the AHA Merger Agreement. Pursuant to the termination notice, the Company expressly reserves all its rights and remedies under the AHA Merger Agreement.

Promissory Note

On January 19, 2021, the Company entered into an unsecured promissory note agreement with GreenVision Capital Holdings, LLC for the principal amount of $9,000 for the purpose of alleviating the Company’s inability to pay D&O insurance premiums. The principal balance of the note shall be payable on the date which the Company consummates a business or prior to February 21, 2021 (which can be extended to May 21, 2021). The principal balance shall be repaid in either cash or 9,000 warrants at 1 warrant per dollar. GreenVision Capital Holdings, LLC dictates which form of repayment they shall receive.

Helbiz Merger Agreement (Restated)

On February 8, 2021, the Company entered into a Merger Agreement and Plan of Reorganization (the “Helbiz Merger Agreement”) with Merger Sub, Helbiz and Salvatore Palella, in his capacity as the representative of the Helbiz shareholders. Pursuant to the terms of the Helbiz Merger Agreement, and subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Helbiz (the “Helbiz Merger”), with Helbiz surviving the merger in accordance with the Delaware General Corporation Law as a wholly- owned subsidiary of the Company (the transactions contemplated by the Helbiz Merger Agreement and the related ancillary agreements, the “Helbiz Business Combination”).

The aggregate consideration payable at the closing of the Helbiz Business Combination (the “Closing”) to the stockholders of Helbiz will be the issuance of such number of shares of the Company Common Stock, par value $0.00001 per share (the “Common Stock”) as shall be determined by subtracting the “Closing Net Debt” of Helbiz (as defined in the Helbiz Merger Agreement) from the agreed valuation of $300,000,000, and dividing such difference by $10.00, which represents the agreed valuation of one share of the Company’s common stock. The total number of shares of the Company Common Stock to be issued at Closing, following the determination of the final Closing Net Debt, shall be subject to reduction for Indemnification Escrow Shares (as defined in the Helbiz Merger Agreement) for indemnification claims, as described below. Of the Company shares to be delivered at Closing, the holders of Helbiz common stock will receive, in exchange for the Helbiz shares owned by such persons, shares of a class of Common Stock of the Company to be established and designated as “Class A Common Stock”, except that if any such Helbiz shares are owned by Salvatore Palella (the “Founder”), such shares will instead be exchanged for a number of shares of a class of Common Stock of the Company to be established and designated as “Class B Common Stock”. The number of shares of the Company Common Stock (whether Class A or Class B) that each Helbiz shareholder shall receive will be equal to the product obtained by multiplying the number of shares of common stock of Helbiz held by such stockholders by the Closing Consideration Conversion Ratio (as defined in the Helbiz Merger Agreement).

The shares of the Company Class B Common Stock will have the same economic terms as the shares of the Company Class A Common Stock in all material respects, but the shares of Class A Common Stock will be entitled to one (1) vote per share, and the shares of the Company Class B Common Stock will be entitled to such number of

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 7. COMMITMENTS AND CONTINGENCIES (cont.)

votes per share, so that the total number of the Company Class B Common Stock issued to Founder represent, in the aggregate, no more than 60% of all voting securities of the Company on a fully-diluted basis for a period of up to 24 months from the Closing. Except for certain permitted transfers, any shares of the Company Class B Common Stock that are transferred by the Founder will automatically convert into shares of the Company Class A Common Stock. In addition, the outstanding shares of the Company Class B Common Stock will automatically convert into shares of the Company Class A Common Stock (i) at the option of such holder to convert such shares of Class B Common Stock into Class A Common Stock or (ii) upon the earlier of the death of Founder, the consent of a majority of the holders of Class B Common Stock, or a date that is 2 years from the Closing of the Helbiz Business Combination.

Prior to the effective time of the Helbiz Merger, all outstanding warrants and vested options of Helbiz shall be exercised or cancelled by the holders thereof, and the shares of Helbiz common stock then issued shall be exchanged for the Company Class A Common Stock. Outstanding options of Helbiz which are not vested shall be cancelled and terminated. Further, outstanding shares of Helbiz preferred stock shall also be converted into Helbiz common stock, which shares shall thereafter be exchanged for the Company Class A Common Stock. Outstanding notes issued by Helbiz shall, at or prior to Closing, similarly be converted into Helbiz common stock and exchanged for the Company Class A Common Stock or repaid and cancelled.

On March 10, 2021, in support of the Business Combination, GreenVision entered into subscription agreements (each, a “Subscription Agreement”) with certain institutional investors (the “PIPE Investors”), pursuant to which the investors agreed to purchase an aggregate of 3,000,000 shares of GreenVision’s Common Stock and warrants to purchase 3,000,000 shares of common stock (the “PIPE Warrants”) for a purchase price of $10.00 per each unit of one share and one warrant for an aggregate commitment of $30,000,000 in a private placement (the “PIPE”) to be consummated concurrently with the Business Combination (the “Closing”). Each PIPE Warrant will be exercisable for a share of common stock at an exercise price of $11.50 per share. Upon the Closing, GreenVision is expected to amend its Certificate of Incorporation to effect a change in the classification of its authorized shares of capital stock and upon the effectiveness of such amendment, that the outstanding shares of the Common Stock of the Company may be characterized as “Class A Common Stock”, par value $0.00001 per share. The PIPE is conditioned on the concurrent closing of the Business Combination and other customary closing conditions.

The Helbiz Merger Agreement contains customary representations, warranties and covenants by the parties thereto and the Closing is subject to certain conditions as further described in the Helbiz Merger Agreement.

Upon execution of the Helbiz Merger Agreement, Helbiz provided a transaction deposit in the sum of $750,000 to the Company, of which, $575,000 was utilized to fund the deposit required to extend the existence of the Company from February 21, 2021 to May 21, 2021. On February 9, 2021, for the purpose of consummating the Helbiz Business Combination, the Company elected to extend the date by which the Company is required to complete a business combination to May 21, 2021 and deposited $575,000 of the funds provided by Helbiz into the Company’s Trust Account. As of March 31, 2021, the $575,000 was reflected as a contribution to equity in our consolidated balance sheets.

On April 8, 2021, the Company entered into Amendment No. 1 (the “Merger Agreement Amendment”) to the Helbiz Merger Agreement. Pursuant to the Merger Agreement Amendment, the Helbiz Merger Agreement was revised to: (i) make technical amendments to the definitions of certain terms to clarify the treatment of the securities of Helbiz in connection with the transactions contemplated by the Helbiz Merger Agreement; (ii) modify the definition of the term “Closing Net Debt” to provide that the cash and cash equivalents of Helbiz as of the closing date shall be offset against its indebtedness for the purposes of determining this amount; (iii) amend relevant provision in order to clarify the methodology to be used to determine the Closing Consideration Conversion Ratio; (iv) implement changes to clarify or modify the treatment of Helbiz’s securities, including outstanding common stock purchase options, upon closing of the Business Combination; (v) increase the number of shares to be reserved under the 2021 Omnibus Incentive Plan to 17%; and (vi) amend and restate Section 8.7 of the Merger Agreement concerning the obligation of Helbiz to extinguish indebtedness prior to the closing; (vii) amend Section 9.1(g) to revise the identity of GreenVision’s designee to the board of Helbiz upon closing; and (viii) make certain other technical and administrative amendments to the Helbiz Merger Agreement.

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued and outstanding.

Common Stock — The Company is authorized to issue 300,000,000 shares of common stock with a par value of $0.00001 per share. Holders of the common stock are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 1,437,500 and 2,250,789 shares of common stock issued and outstanding, excluding 5,750,000 and 4,936,711 shares of common stock subject to possible redemption, respectively.

NOTE 9. WARRANTS

Warrants — The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days from the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Warrants and the warrant sold to I-Bankers Securities, Inc. (see below)), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 9. WARRANTS (cont.)

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.50 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination, and (z) the volume weighted average trading price of our common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (the “Market Price”) is below $9.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Rights — Each holder of a right will receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if a holder of such right converted all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the shares of common stock will receive in the transaction on an as-converted into ordinary shares basis and each holder of rights will be required to affirmatively covert its rights in order to receive 1/10 of a share underlying each right (without paying additional consideration). The shares of common stock issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrant

On November 21, 2019, the Company sold to I-Bankers Securities, Inc. (and its designees), for $100, a warrant to purchase up to 287,500 shares, exercisable, in whole or in part, at $12.00 per share, or an aggregate exercise price of $3,450,000. The warrant will be exercisable in whole or in part, commencing the later of (i) the closing of a Business Combination, or (ii) November 18, 2020, and expiring November 18, 2024. The warrant may be exercised for cash or on a cashless basis, at the holder’s option. The shares issuable upon exercise of the warrant are identical to those offered in the Initial Public Offering. The Company accounted for the warrant, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated the fair value of the warrant to be approximately $365,125, or $1.27 per warrant, using the

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 9. WARRANTS (cont.)

Black-Scholes option-pricing model. The fair value of the warrant granted to the underwriter was estimated as of the date of grant using the following assumptions: (1) expected volatility of 19%, (2) risk-free interest rate of 1.65% and (3) expected life of 5.0 years. At the March 31, 2021 the fair value of the underwriter warrants was estimated using the following assumptions: (1) expected volatility of 20%, (2) risk-free interest rate of 0.94% and (3) expected life of 3.64 years. The warrant and the underlying securities that may be issued upon exercise of the option, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. The exercise price and number of shares issuable upon exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below its exercise price.

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:     Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:     Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:     Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$58,967,365	$58,390,918

Liabilities:
Warrant liability – Private Warrants	3	$3,017,700	$2,757,300
Warrant liability – Underwriter Warrants	3	$279,738	$320,563

GREENVISION ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

On April 8, 2021, the Company entered into Amendment No. 1 (the “Merger Agreement Amendment”) to the Helbiz Merger Agreement. Pursuant to the Merger Agreement Amendment, the Helbiz Merger Agreement was revised to: (i) make technical amendments to the definitions of certain terms to clarify the treatment of the securities of Helbiz in connection with the transactions contemplated by the Helbiz Merger Agreement; (ii) modify the definition of the term “Closing Net Debt” to provide that the cash and cash equivalents of Helbiz as of the closing date shall be offset against its indebtedness for the purposes of determining this amount; (iii) amend relevant provision in order to clarify the methodology to be used to determine the Closing Consideration Conversion Ratio; (iv) implement changes to clarify or modify the treatment of Helbiz’s securities, including outstanding common stock purchase options, upon closing of the Business Combination; (v) increase the number of shares to be reserved under the 2021 Omnibus Incentive Plan to 17%; and (vi) amend and restate Section 8.7 of the Merger Agreement concerning the obligation of Helbiz to extinguish indebtedness prior to the closing; (vii) amend Section 9.1(g) to revise the identity of GreenVision’s designee to the board of Helbiz upon closing; and (viii) make certain other technical and administrative amendments to the Helbiz Merger Agreement.

On May 12, 2021, following its annual meeting of shareholders, the Company filed with the Secretary of State of the State of Delaware an amendment (the “Extension Amendment”) to its amended and restated certificate of incorporation to extend the date by which it has to consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses from May 21, 2021 to August 19, 2021 or such later date as provided for in the Extension Amendment. In connection with the vote to approve the Extension Amendment, the holders of 3,838,447 shares of the Company’s common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.21 per share, for an aggregate redemption amount of $39,207,114. As a result, an amount of $19,525,208 remains in the trust account as of the date such funds were distributed. Pursuant to the Extension Amendment, our board of directors also has the ability to further extend the period of time to consummate a Business Combination up to two additional times after August 19, 2021, each by an additional three months to complete our initial Business Combination. In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or other insiders or their respective affiliate or designees must deposit into the Trust Account an amount of $0.10 per Public Share on or prior to the date of the applicable deadline, for each three month extension. After giving effect to the redemptions as of May 12, 2021, such amount would be $191,155.30 for each three month extension (or $382,310.60 for both extension periods).

On April 27, 2021, a lawsuit was filed in the Supreme Court of the State of New York, County of New York, by a purported GreenVision stockholder in connection with the proposed business combination with Helbiz, Inc.: Mohan v. GreenVision Acquisition Corp., et al., (the “Complaint”). The Complaint names GreenVision and members of its Board of Directors as defendants. The Complaint alleges breach of fiduciary duty against members of our Board of Directors and aiding and abetting our Board of Directors’ breach of fiduciary duties against GreenVision. The Complaint also alleges that preliminary proxy statement filed by GreenVision related to the proposed business combination is materially deficient and omits and/or misrepresents material information relating to the business combination. The Complaint generally seeks to enjoin the proposed business combination; in the event that it is consummated, recover damages; and to require the dissemination of a proxy statement that does not contain any untrue statements of material fact and includes all material facts required to make the statement contained thein not misleading. GreenVision intends to vigorously defend this action; however, GreenVision cannot predict with certainty the ultimate resolution of any proceedings that may be brought in connection with these allegations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Helbiz, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Helbiz, Inc. (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021

New York, NY
April 8, 2021

Helbiz, Inc.

Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$757	$1,497
Accounts receivable	96	410
Security deposit	418	86
Prepaid and other current assets	1,166	622
Investor Receivables – due from related party – Officer	—	1,382
Total current assets	2,437	3,997
Property and equipment, net	3,723	2,129
Other Assets	200	219
TOTAL ASSETS	$6,360	$6,345

Liabilities, CONVERTIBLE PREFERRED STOCK, and stockholders’ DEFICIT
Current liabilities:
Accounts payable	$2,970	$1,265
Accrued expenses and other current liabilities	1,219	1,157
Current financial liabilities	9,300	5,781
Short term financial debts, net	2,861	451
Convertible debts, net	—	3,067
Warrants	6,439	2,263
Total current liabilities	13,489	8,203
Other non-current liabilities	149	51
Non-current financial liabilities	4,028	1,894
TOTAL LIABILITIES	17,666	10,148

CONVERTIBLE PREFERRED STOCK
Convertible Preferred Stock Series A, $0.0001 par value; 4,000,000 shares authorized at December 31, 2019 and 2020; 65 shares issued and outstanding at December 31, 2019 and 0 shares issued and outstanding at December 31, 2020	—	6,200
Convertible Preferred Stock Series B, $0.0001 par value; 2,000 shares authorized at December 31, 2020; 453 shares issued and outstanding at December 31, 2020	4,040	—

stockholders’ Deficit
Common stock, $0.0001 par value; 10,000,000 shares authorized at December 31, 2019 and 2020; 3,393,504 shares issued and outstanding at December 31, 2019 and 4,392,919 shares issued and outstanding at December 31, 2020	24,872	1,223
Subscription Receivables	(4,033)	—
Accumulated other comprehensive (loss) income	36	(2)
Accumulated deficit	(36,221)	(11,224)
Total stockholders’ deficit	(15,346)	(10,003)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$6,360	6,345

The accompanying notes are an integral part of these consolidated financial statements.

Helbiz, Inc.

Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
Revenue	$4,418	$1,079
Operating expenses:
Cost of revenue	7,870	2,022
Research and development	1,604	445
Sales and marketing	4,808	1,404
General and administrative	10,075	4,589
Total operating expenses	24,357	8,460

Loss from operations	(19,939)	(7,381)

Other income (expenses)
Interest expense, net	(2,232)	(401)
Gain on extinguishment of debts	2,739	292
Loss on extinguishment of debts	(930)	—
Fair value adjustments	(4,062)	9
Other expenses	(135)	(228)
Total other expenses, net	(4,620)	(328)

Income Taxes	(14)	—
Net loss	$(24,573)	$(7,709)

Deemed Dividends and Deemed Dividends equivalents	$(231)	$(242)

Net loss per share attributable to common stockholders	$(24,804)	$(7,951)

Net loss per share attributable to common stockholders, basic and diluted	$(6.24)	$(2.33)

Other comprehensive (loss) income, net of tax:
Changes in foreign currency translation adjustments	$38	$(4)

Net loss and comprehensive income, excluded Series A Dividends	$(24,535)	$(7,713)

The accompanying notes are an integral part of these consolidated financial statements.

Helbiz, Inc.

Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share and per share data)

	SERIES A – CONVERTIBLE PREFERRED STOCK	SERIES B – CONVERTIBLE PREFERRED STOCK	Common Stock		Subscription Receivables	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	TOTAL STOCKHOLDERS’ DEFICIT
			Shares	Amount
Balance at January 1, 2019	—	—	3,348,750	1,050	—	(3,165)	2	(2,113)
Issuance of common shares – for Sale	—	—	10,150	150	—	—	—	150
Issuance of common stock – for Settlement of debt	—	—	34,604	21	—	—	—	21
Issuance of warrant, in conjunction with 0% Convertible Note	—	—	—	2	—	—	—	2
Issuance of Convertible Preferred stocks	5,849	—	—	—	—	—	—	—
Dividends and dividend equivalents for Preferred Stockholders	351	—	—	—	—	(351)	—	(351)
Changes in currency translation adjustment	—	—	—	—	—	—	(4)	(4)
Net loss	—	—	—	—	—	(7,708)	—	(7,708)
Balance at December 31, 2019	6,200	—	3,393,504	$1,223	—	$(11,224)	$(2)	(10,003)

Helbiz, Inc.

Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit — (Continued)
(in thousands, except share and per share data)

	SERIES A – CONVERTIBLE PREFERRED STOCK	SERIES B – CONVERTIBLE PREFERRED STOCK	Common Stock		Subscription Receivables	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	TOTAL STOCKHOLDERS’ DEFICIT
			Shares	Amount
Balance at December 31, 2019	6,200	—	3,393,504	1,223	—	(11,224)	(2)	(10,003)
Issuance of Convertible Series B Preferred stocks – Conversion of Series A	(3,091)	3,079	—	—	—	—	—	—
Issuance of Convertible Series B Preferred stocks – Sale	—	879	—	—	—	—	—	—
Issuance of common stock – for Settlement of 0% Convertible Notes and warrant	—	—	94,980	1,430	—	—	—	1,430
Sale of common stock	—	—	295,935	5,508	—	—	—	5,508
Issuance of Equity warrants	—	—	—	1,091	—	—	—	1,091
Issuance of common stock – Exercise of Equity Warrants	—	—	103,552	2,177	(1,904)	—	—	273
Issuance of common stock – for Settlement of 10% Convertible Notes	—	—	133,585	2,013	—	—	—	2,013
Issuance of common stock – for Conversion of Series A Convertible Redeemable Preferred Stocks	(3,450)	—	170,493	3,450	—	—	—	3,450
Issuance of common stock – for Exercise of 2019 Warrant Purchase Agreement	—	—	90,190	479	—	—	—	479
Issuance of common stock – for Settlement of Promissory Notes	—	—	3,949	89	—	—	—	89
Issuance of common stock – for Settlement Vienna Warrants	—	—	20,697	542	(5)	—	—	537

Helbiz, Inc.

Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit — (Continued)
(in thousands, except share and per share data)

	SERIES A – CONVERTIBLE PREFERRED STOCK	SERIES B – CONVERTIBLE PREFERRED STOCK	Common Stock		Subscription Receivables	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	TOTAL STOCKHOLDERS’ DEFICIT
			Shares	Amount
Issuance of common stock – for Settlement of Other Liability Warrants	—	—	37,779	989	(1,250)	—	—	(261)
Issuance of common stock – for Exercise Series A Warrants	—	—	22,362	586	(874)	—	—	(289)
Share based compensation	—	—	25,893	5,295	—	—	—	5,295
Dividends and dividend equivalents for Preferred Stockholders	341	82	—	—	—	(423)	—	(423)
Changes in currency translation adjustment	—	—	—	—	—	—	38	38
Net loss	—	—	—	—	—	(24,574)	—	(24,574)
Balance at December 31, 2020	—	$4,040	4,392,919	$24,872	$(4,033)	$(36,221)	$36	$(15,347)

The accompanying notes are an integral part of these consolidated financial statements.

Helbiz, Inc.

Consolidated Statements of Cash Flows
(in thousands, except share and per share data)

	Year Ended December 31,
	2020	2019
Operating activities
Net loss	$(24,573)	$(7,709)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,355	796
Loss on disposal of assets	838	73
Non-cash Interest expenses	2,206	263
(Gain) or Loss on extinguishment of Debts	(1,809)	(292)
Changes in fair value of Financial instruments	4,062	(9)
Share-based compensation	4,865	—
Other non-cash items	112	0
Changes in operating assets and liabilities:
Prepaid and other current assets	(653)	(493)
Security deposits	(331)	(56)
Accounts receivable	314	(410)
Accounts payable	1,046	1,013
Accrued expenses and other current liabilities	580	43
Other Assets	(382)	(50)
Deferred income	(420)	567
Net cash used in operating activities	(11,792)	(6,262)

Investing activities
Purchase of property and equipment	(4,048)	(1,907)
Issuance of Receivable, due from related party – Officer	—	(1,387)
Proceeds from repayment of Receivable, due from related party – Officer	1,382	—
Net cash used in investing activities	(2,666)	(3,289)

Financing activities
Proceeds from issuance of financial liabilities, net	6,481	6,307
Proceeds from issuance of preferred stock, net	985	6,043
Sale of Common share, net	6,809	150
Issuance of common stock, net – for Settlement Vienna Warrants	610	—
Issuance of common stock, net – Exercise of Equity Warrants	478	—
Repayment of Financial liabilities – Related parties	—	(255)
Repayment of Financial Liabilities	(1,750)	(1,200)
Net cash provided by financing activities	13,613	11,045
Effect of exchange rate changes	27	(4)
Net increase (decrease) in cash and cash equivalents, and restricted cash	(818)	1,490
Cash and cash equivalents, and restricted cash, beginning of year	1,608	121
Cash and cash equivalents, and restricted cash, end of year	$790	$1,611

RECONCILIATION OF CASH, CASH EQUIVALENT AND RESTRICTED CASH TO THE CONSOLIDATED Balance SHEET
Cash and cash equivalents	757	1,497
Restricted cash, included in Other Assets	33	111

Supplemental disclosure of cash flow information
Cash paid for interest	$27	$138
Cash paid for income taxes	$—	$—

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
Short term financial debts converted into Common Shares	180	314
Convertible debts converted into Common Shares	3,604	—
Convertible Preferred Stock Series A converted into Common Shares	3,781	—
Common Shares issued for warrant exchanged recorded as Subscription Receivables	4,033	—
Convertible Preferred Stock Series A converted into Convertible Preferred Stock Series B	3,208	—

The accompanying notes are an integral part of these consolidated financial statements.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

1. Business and Basis of Presentation

Description of Business

Helbiz, Inc. and Subsidiaries, (“Helbiz” or the “Company”) was incorporated in the state of Delaware in October 2015 with headquarter in New York, New York. The Company is an intra-urban transportation company that seeks to help urban areas reduce their dependence on individually owned cars by offering affordable, accessible and sustainable forms of personal transportation, specifically addressing first and last mile transport. Beginning in 2020, the Company increased its services offered to customers by including monthly subscriptions for accessing its network of electric vehicles, e-bikes and e-scooters.

Founded on a proprietary technology platform, the Company offers HelbizGo, a sharing economy for electric scooters and electric bikes. Through HelbizGo, Helbiz offers an intra-urban transportation solution that allows users to instantly rent electric vehicles directly from the Helbiz mobile application. The Company currently has a strategic footprint in growing markets with offices in New York, Milan, Madrid, Belgrade and Singapore, with additional operational teams around the world. The Company currently has electric vehicles operating in USA and Europe.

Going Concern and Management’s Plans

The Company has experienced recurring operating losses and negative cash flows from operating activities since its inception. To date, these operating losses have been funded primarily from outside sources of invested capital. The Company had, and may potentially continue to have, an ongoing need to raise additional cash from outside sources to fund its operations. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company plans to continue to fund its operations and expansion plan through debt and equity financing during 2021. Debt or equity financing may not be available on a timely basis on terms acceptable to the Company, or at all. Refer to Note 14. Subsequent Events for further details over the funding activities after year end 2020.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and, as such, the financial statements do not include any adjustments relating to the recoverability and classification of recorded amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

2. Significant Accounting Policies and Use of Estimates

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.

The Company uses the U.S. dollar as the functional currency. For foreign subsidiaries where the U.S. dollar is the functional currency, gains and losses from remeasurement of foreign currency balances into U.S. dollars are included in the consolidated statements of operations. For the foreign subsidiary where the local currency is the functional currency, translation adjustments of foreign currency financial statements into U.S. dollars are recorded to a separate component of accumulated other comprehensive loss.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

2. Significant Accounting Policies and Use of Estimates (cont.)

Use of Estimates

The preparation of financial statements in conformity with US GAAP generally requires management to make estimates and assumptions that affect the reported amount of certain assets, liabilities, revenues, and expenses, and the related disclosure of contingent assets and liabilities. Specific accounts that require management estimates include determination of common stock and financial instruments at fair value, useful lives of property and equipment, including scooters and valuation allowance for deferred income taxes.

Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Segment Information

Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (CODM) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s Chief Executive Officer, Salvatore Palella, is the Company’s CODM. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. As such, the Company has determined that it operates in one operating segment. During the years ended December 31, 2020 and 2019, the Company generated revenues in US and Europe and as of December 31, 2020 and 2019, the Company had material assets located outside of the United States, mainly in Italy.

Revenue Recognition

The Company derives its revenue principally from its network of shared electric vehicles, e-bikes and e-scooters. The Company also generated revenues from marketing and co-branding activities and from a licensing agreement.

Shared vehicle revenues

The Company applied the following steps to achieve the core principle of ASC 606:

1.      Identification of the Contract, or Contracts, with a Customer:    The Company considered the Terms of Conditions (“ToC”) in identifying the contracts under ASC 606. Riders accept the ToC which are included in the Helbiz App and on the Company’s website. The ToC defines the fees that the Company charges riders for each transaction, each party’s rights and obligations regarding the services to be transferred and payment terms. The rider agrees to use the vehicle upon unlocking it for a ride by scanning the vehicle’ QR code via the Helbiz App. In accordance with the ToC, a contract exists between the rider and the Company when the rider has the ability to use the vehicle, which is upon unlocking of the vehicle. For monthly subscription, the contract exists between the Company and the customer when the customer accepts the ToC via Helbiz App and pays the monthly fees. The duration of a contract with a rider is typically equal to the duration of a single ride for single-use while for monthly subscription the duration is 30 days. The Company does not earn any fees from the customers to access the Helbiz App and the Company has no obligation to the customer to provide a vehicle. The Company collects the fees from customers using two methods: (i) the customer’s pre-authorized credit card, (ii) decreasing the amount in the Helbiz wallets which represent amounts previously collected from the customer as prepaid rides.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

2. Significant Accounting Policies and Use of Estimates (cont.)

2.      Identification of the Performance Obligations in the Contract:    The Company provides electric vehicles — e-bikes and e-scooters — to riders for short term transportation services. The service provided by the Company includes the availability of electric vehicles in specific geofences. As a result, the Company identified only one performance obligation related to each ride of electric vehicles. Each ride is considered a separate performance obligation as each transaction is capable of being distinct within the context of the contract.

3.      Determination of the Transaction Price:    The Company earns fees from the riders based on the sum of unlocking fee and per minute fees or subscription fees. Based on the nature of each contract the entire amount of consideration received from the riders is included in the transaction price.

Sales Taxes:    The Company excludes all sales taxes assessed by governmental authorities from the measurement of the transaction price. A liability is recorded upon completion of each ride.

Helbiz Wallet:    The Company has short-term payables to Customers generated by pre-payments made by customers for future rides. The Company does not record any significant Financing Component given that the customer paid for the services in advance, and the timing of the transfer of those services is at the discretion of the customer.

4.      Allocation of the Transaction Price to the Performance Obligations in the Contract:    As explained above, 2. Identification of the Performance Obligations in the Contract, the Company determined that the contract contains only one performance obligation, as a result, there is no allocation of the transaction price.

5.      Recognition of Revenue when, or as, the Company Satisfies a Performance Obligation:    Revenue is recognized at the time the performance obligation is satisfied by transferring the control of the promised service to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for the service. The Company recognizes revenue upon completion of a ride as its performance obligation is satisfied upon the completion of the ride. For subscription fees, the Company recognizes revenue on a straight-line basis over the subscription period. At the time of ride completion, the Company has the right to receive payment for the services rendered.

As part of the adoption of ASC 606, the Company evaluates customer credits and chargebacks.

a)      Customer Credit:    The Company does not have contractual provisions related to customer’s rights for services provided. However, the Company may issue, at its sole discretion, credits to customers for future rides when a customer is not satisfied by the services received. Credits are issued as Promotional Codes and they have a short expiration, usually within a week. The value of those credits is recorded as reduction of revenues when the credits are used by customers. At year end, the Company did not record any liability related to the credit issued and not expired due to the immaterial value.

b)      Chargebacks:    The Company’s third-party payment processing provider processes chargebacks that are initiated by customers. The value of those credits is recorded as reduction of revenues when the chargeback is completed.

Revenue from Prepaid rides sold to customers are deferred and recognized when the ride takes place.

Other revenues

The Company also generated revenues from marketing and co-branding activities and from a licensing agreement. Those fees are recognized as revenues on a straight-line basis over the contractual period, in line with the satisfaction of the related performance obligations, as defined in ASC 606.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

2. Significant Accounting Policies and Use of Estimates (cont.)

Cost of revenue

Cost of revenues primarily consists of personnel-related costs, credit card processing fees, battery charging costs, electric vehicles repair and maintenance costs, data center and networking expenses, mobile device and service costs, ride insurance costs, depreciation of rental vehicles, amortization of platform development costs, and certain direct costs related to rental scooter business.

Research and development

Research and development expenses primarily consist of personnel-related compensation costs for employees in engineering and product development. Such expenses include costs related to the Company’s technology initiatives, as well as expenses associated with ongoing improvements to existing products and platforms.

Research and Development costs are expensed as incurred. Research and Development costs were $1,604 and $445 for the years ended December 31, 2020 and 2019, respectively.

Sales and marketing

Sales and marketing expenses primarily consist of advertising expenses, business development expenses, customer support costs, product marketing costs and personnel-related compensation costs. Sales and marketing costs are expensed as incurred.

Sales and marketing expenses were $4,808 and $1,404 for the years ended December 31, 2020 and 2019, respectively.

General and administrative

General and administrative expenses primarily consist of personnel-related compensation costs, professional service fees, bank fees, depreciation expense of property and equipment other than rental vehicles or related to them, offices rent, administrative fees and other corporate costs.

General and administrative expenses were $10,075 and $4,589 for the years ended December 31, 2020 and 2019, respectively.

Stock-Based Compensation

The Company estimates the fair value of stock options granted to employees and director using the Black-Scholes option-pricing model. The fair value of stock options that are expected to vest is recognized as compensation expense on a straight-line basis over the requisite service period. The stock-based compensation expense is based on awards ultimately expected to vest, and it reflects the forfeitures when occurred.

The Black-Scholes model considers several variables and assumptions in estimating the fair value of stock-based awards. These variables include:

•        per share fair value of the underlying common stock;

•        exercise price;

•        expected term;

•        expected stock price volatility over the expected term;

•        risk-free interest rate over the expected term; and

•        expected annual dividend yield.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

2. Significant Accounting Policies and Use of Estimates (cont.)

For all stock options granted, the Company estimated the expected term. The Company has no publicly available stock information. The Company has therefore determined to use the historical volatility of the stock price of similar publicly traded peer companies. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the equity-settled award.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk consist primarily of cash and cash equivalents and restricted cash. The Company deposits its cash with multiple financial institutions in different countries. Management has not experienced significant losses due to the financial position of the depository institutions in which those deposits are held.

Cash and Cash Equivalents

The Company maintains cash in bank deposits in different currencies, mainly the U.S. Dollar and Euro.

Foreign Currency

The Company has operations in foreign countries whose functional currency is the local currency. All assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the exchange rate on the balance sheet date. Revenue and expenses are translated at the average exchange rate applicable during the period. Translation gains and losses are included as a component of accumulated other comprehensive loss in stockholders’ equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in other income and expenses in the accompanying consolidated statements of operations and comprehensive loss when incurred.

Property and Equipment

Property and equipment consist of equipment, computers and software, furniture and fixtures, and rental scooters. Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using a straight-line method over the estimated useful life of the related asset. Depreciation for property and equipment commences once they are ready for our intended use. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the consolidated balance sheet and any resulting gain or loss is reflected in the consolidated statement of operations in the period realized.

The table below, shows the useful lives for the depreciation calculation using the straight-line method:

Equipment	5 years
Computers and Software	3 years
Furniture and fixtures	7 years
Rental eBikes	2 years
Rental eScooters	1 year

Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease, or the useful life of the assets.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

2. Significant Accounting Policies and Use of Estimates (cont.)

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or asset groups may not be recoverable. In such instances, the recoverability of assets or asset groups to be held and used is measured first by a comparison of the carrying amount of an asset group to future undiscounted net cash flows expected to be generated by the assets. If such assets or asset groups are considered to be impaired, an impairment loss would be recognized if the carrying amount of the asset exceeds the fair value of the asset.

Income Taxes

Deferred income taxes are recorded for the expected tax consequences of temporary differences between the tax basis of assets and liabilities for financial reporting purposes and amounts recognized for income tax purposes. The Company periodically reviews the recoverability of deferred tax assets recorded on the consolidated balance sheet and provides valuation allowances as deemed necessary to reduce such deferred tax assets to the amount that will, more likely than not, be realized. A full valuation allowance was recorded against the deferred tax assets as of December 31, 2020 and 2019.

Income tax expense consists of taxes currently payable and changes in deferred tax assets and liabilities calculated according to local tax rules.

Significant judgment is required in determining any valuation allowance recorded against deferred tax assets. In assessing the need for a valuation allowance, the Company considers all available evidence for each jurisdiction including past operating results, estimates of future taxable income and the feasibility of ongoing tax planning strategies. In the event that the Company changes its determination of the amount of deferred tax assets that can be realized, the Company will adjust its valuation allowance with a corresponding impact to income tax expense in the period in which such determination is made.

The amount of deferred tax provided is calculated using tax rates enacted at the balance sheet date. The impact of tax law changes is recognized in periods when the change is enacted.

A two-step approach is applied in the recognition and measurement of uncertain tax positions taken or expected to be taken in a tax return. The first step is to determine if the weight of available evidence indicates that it is more likely than not that the tax position will be sustained in an audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% likely to be realized upon ultimate settlement.

The Company’s policy is to recognize interest and penalty expenses associated with uncertain tax positions as a component of income tax expense in the Consolidated statements of operations and comprehensive loss. As of December 31, 2020, and 2019, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company’s consolidated statements of operations and comprehensive loss.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

2. Significant Accounting Policies and Use of Estimates (cont.)

Fair Value of Financial Instruments and Fair Value Measurements

The Company determines the fair value of financial assets and liabilities using the fair value hierarchy established in the accounting standards. The hierarchy describes three levels of inputs that may be used to measure fair value, as follows:

Level 1	—	Quoted prices in active markets for identical assets and liabilities.
Level 2	—

Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	—	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

The Company’s financial instruments include cash and cash equivalents, warrants, convertible debts, equity compensation for employees, derivatives, promissory notes, accounts receivable and accounts payable. Management believes that the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and short-term debts approximate the fair value due to the short-term nature of those instruments. Warrants and derivatives are classified as Level 3 in the fair value hierarchy as they are valued using significant unobservable inputs or data in inactive markets. The Company uses a third-party valuation specialist to assist management in its determination of the fair value of its Level 3. These fair value measurements are highly sensitive to changes in these significant unobservable inputs and significant changes in these inputs would result in a significantly higher or lower fair value.

The fair value of the shares of common stock underlying the stock options has historically been determined by using a third-party valuation specialist to assist management in its determination. Management determines the fair value of the Company’s common stock by considering a number of objective and subjective factors including: the valuation of comparable companies, sales of redeemable convertible preferred stock to unrelated third parties, the Company’s operating and financial performance, the lack of liquidity of common stock, and general and industry specific economic outlook, amongst other factors.

Financial Liabilities

The Company accounts for Financial Liabilities, Current and Non-current in accordance with ASC 470 (Debt) and ASC 835 (Interest).

At the issuance of each financial instrument the Company evaluates the presence of: embedded derivatives, beneficial conversion features, other instruments issued in conjunction of the financial transactions such as warrants. In case the Company identified more than one financial instrument or embedded derivatives, the Company followed the guidance of ASC 470-20-25-2 for allocating the gross proceeds, at issuance date. For subsequent measurement of embedded derivatives and warrants classified as liability the Company followed the ASC 815-15 and ASC 815-40 (Derivatives and Hedging) which required subsequent adjustments of the instruments at fair value with impact on the Consolidated Statement of Operations.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

2. Significant Accounting Policies and Use of Estimates (cont.)

Convertible Preferred Stocks

The Company accounted as Convertible Preferred Stocks, the Series A and Series B Redeemable Preferred Stocks, in accordance with ASC 480 (Distinguishing Liabilities from Equity), specifically ASC 480-10-S99 (ASR 268). The temporary equity classification is due to the existence of certain conditions for redemption that are not solely within the control of the issuer for both instruments, Series A and Series B.

Net Loss Per Share Attributable to Common Stockholders

The Company follows the two-class method when computing net loss per common share when shares are issued that meet the definition of participating securities. The two-class method determines net income (loss) per common share for each class of common stock and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income available to common stockholders for the period to be allocated between common stock and participating securities based upon their respective rights to receive dividends as if all income for the period had been distributed. The Company’s redeemable convertible preferred stock contractually entitles the holders of such shares to participate in dividends but does not contractually require the holders of such shares to participate in the Company’s losses.

Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period. The diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period. For periods in which the Company reports net losses, diluted net loss per common share attributable to common stockholders is the same as basic net loss per common share attributable to common stockholders, because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.

Accounting Policies Adopted in the Current Year

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers: (Topic 606). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this principle, the Company applies five steps including identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) the company satisfies the performance obligations. Additional quantitative and qualitative disclosures to enhance the understanding about the nature, amount, timing, and uncertainty of revenue and cash flows from contracts with customers are also required. The Company adopted the requirements of ASU 2014-09 as of January 1, 2019, utilizing a full retrospective method of transition.

In January 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-01, “Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). The amendments in ASU 2016-01 address certain aspects of recognition, measurement, presentation and disclosure of financial instruments. The Company adopted the requirements of ASU 2016-01 as of January 1, 2019, utilizing a full retrospective method of transition.

Accounting Pronouncements Issued but Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. The lease assets and liabilities to be recognized are both measured initially based on the present value of the lease payments. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

2. Significant Accounting Policies and Use of Estimates (cont.)

effective for the Company for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company plans to adopt this standard as of the effective date for private companies using the modified retrospective approach of all leases entered into before the effective date. While the Company is currently reviewing its lease portfolio and evaluating and interpreting the requirements under the new guidance, including available accounting policy elections, it expects that its non-cancellable operating lease commitments will be subject to the new guidance and recognized as right-of-use assets and operating lease liabilities on the Company’s consolidated balance sheets. The Company is currently assessing the impact of this accounting standard on its shared vehicles revenues.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820). This standard modifies disclosure requirements related to fair value measurement and is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. Implementation on a prospective or retrospective basis varies by specific disclosure requirement. The standard also allows for early adoption of any removed or modified disclosures upon issuance while delaying adoption of the additional disclosures until their effective date. The Company is currently assessing the impact of adopting this standard on its consolidated financial statements.

3. Revenue Recognition

The Company generates revenue from single-use ride fees paid by riders of owned e-bikes and e-scooters. The Company also generated revenues from partnership related to marketing activities and co-branding of Helbiz vehicles.

The tables below shows the revenues and deferred income breakdowns for year end 2020 and 2019.

	December 31,
	2020	2019
Shared vehicle revenues	$4,000	$570
Pay per ride	3,581	570
Subscriptions	419	—
Other revenues	$418	$509
Partnership revenues	213	225
Licensing revenues	205	284
Total Revenue	$4,418	$1,079
	December 31, 2019				December 31, 2020
Deferred Income	Starting Balance	Additions	Utilization	Ending Balance	Starting Balance	Additions	Utilization	Adjustments	Ending Balance
Prepaid Rides	$—	280	(27)	253	253	1,840	(2,004)		89
Partnership	—	334	(225)	109	109	161	(213)		57
Area licensing Agreement	—	500	(284)	216	216		(205)	(11)	—
Total	—	$1,114	$(536)	$578	$578	$2,001	$(2,422)	$(11)	$146

As of December 31, 2020, and December 31, 2019 the Company recorded Deferred Income of $146 and $578 in Accrued expenses and other current liabilities.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

3. Revenue Recognition (cont.)

Prepaid Rides

Revenue from Prepaid rides sold to customers are deferred and recognized when the ride takes place.

Partnerships

In January 2019, the Company signed a two-year agreement with Telepass Group, a mobility leader in Italy, for marketing activities and for co-branding of Helbiz vehicles.

Area licensing agreement

In September 2019, the Company signed a seven-month agreement with a Company under which the purchaser granted the right to use a white label version of the Helbiz Micro-mobility technological platform.

4. Property and Equipment, net

Property and equipment consist of the following:

	Estimated Useful Life (in years)	December 31,
		2020	2019
Rental eScooters	1	$4,390	$910
Rental eBikes	2	703	778
Furniture, fixtures, and equipment	5/7	545	326
Computers and Software	3	875	967
Leasehold improvements	Note 1	81	17
Total property and equipment, gross		6,594	2,988
Less: accumulated depreciation		(2,871)	(869)
Total property and equipment, net		$3,723	$2,129

Note 1 — Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease, or the useful life of the assets.

The Company recorded in Cost of Revenues, a loss on disposal for Rental vehicles of $838 and $65 for the years ended December 31, 2020 and 2019, respectively. The losses on disposal, recorded in 2020, are mainly affected by operation and technology issues connected with a specific model of E-bikes. The Company stopped to order vehicles from this manufacturer.

Depreciation expense was $2,055 and $784 for the years ended December 31, 2020 and 2019, respectively.

5. Prepaid and other current assets

Prepaid and other current assets consist of the following:

	December 31,
	2020	2019
Prepaid	$671	$505
VAT	169	82
Payroll	103	0
Other current	223	35
Total prepaid and other current assets	$1,166	$622

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

6. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	December 31,
	2020	2019
Payroll Liabilities	$1,007	$254
Deferred Income	146	578
Accrued Expenses	36	68
Others	30	257
Total accrued expenses and other current liabilities	$1,219	$1,157

7. Current Financial liabilities

The Company identified three macro-categories of Current Financial liabilities: Short-term financial debts, net, Convertible debts, net and warrants. As of December 31, 2020, and 2019, current financial liabilities consisted of the following:

	December 31,
Current financial liabilities	2020	2019
Short Term Financial Debts, net(1)	$2,861	$451
Convertible debts, net(1)	—	3,067
Warrants	6,439	2,263
Total	$9,300	$5,781

____________

(1)      The amounts include principal and accumulated interests.

The following tables summarize the fair value hierarchy of the Company’s financial liabilities carried at fair value on a recurring basis as of December 31, 2019 and December 31, 2020.

		December 31, 2019
Current financial Liabilities	Category	Total	Level 1	Level 2	Level 3
2019 Warrant Purchase Agreement	Warrants	$1,929	—	—	$1,929
Series A Warrants	Warrants	193	—	—	193
Vienna Warrants	Warrants	141	—	—	141
Embedded Derivatives (included within Convertible Debts, net	Convertible Debts, net	308	—	—	308
Total		$2,571	$—	$—	$2,571
		December 31, 2020
Current financial Liabilities	Category	Total	Level 1	Level 2	Level 3
2020 Warrant Purchase Agreement	Warrants	$6,439	—	—	$6,439
Total		$6,439	$—	$—	$6,439

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

7. Current Financial liabilities (cont.)

A)     Short-term Financial Debts, net

The Company recorded as Short-term financial debts, net, the following instruments: (i) Promissory Notes with Maturity Date within next 12 months, (ii) Revolving Credit Facility with Maturity Date within next 12 months and (iii) other short term financial liabilities mainly related to credit card payables.

	Interest Rate	Maturity Date	2020	2019
Short term Debts
Revolving Credit	9%	3/15/21	$1,694	$—
Promissory Notes, issued in 2019	8%	1/30/20	—	451
Promissory Notes, issued in 2020	8%	6/30/21	429	—
Promissory Notes, issued in 2020	18%	4/31/21	587	—
Other Current financial debts	—	—	151	—
Total			$2,861	$451

The table below shows the impact on the statements of operations, Interest expense, net account, related to the Short-term Debts for the years ended December 31, 2020 and December 31, 2019.

	2020	2019
Interest Expenses
2018 – 9% Revolving Credit	$123	$123
2019 – 8% Promissory Notes	—	1
2020 – 8% Promissory Notes	29	—
2020 – 18% Promissory Notes	1,459	—
Total	$1,611	$124

Revolving Credit

In March 2018, the Company entered into an unsecured Senior Revolving Credit Agreement (the “Revolving Credit”). The Revolving Credit has priority of re-payment compared to all the other financial instruments. As of December 31, 2019, the Revolving Credit Facility was classified as Non-current financial liabilities for $1,572, the amount has been reclassified in Current Financial Liabilities during 2020. On March 24, 2021 the Company re-paid the Revolving Credit.

Promissory Notes

On December 20, 2019, the Company entered into an 8% unsecured promissory note agreement for total proceeds of $450, repaid at maturity date.

On March 4, 2020 and on April 3, 2020 the Company entered into two 8% unsecured promissory note agreements for cumulative proceeds of $400.

On May 25, 2020, the Company entered into two 18% promissory note agreements. The two promissory notes have a cumulative principal of $2,000. The promissory notes have been issued with two warrants, refer to sub-paragraph 2020 Warrant Purchase Agreements (5% Warrants) for further information over the Warrants issued.

At issuance date, the Company first allocated the gross proceeds, $2,000, to the Warrants at their fair values with the residual amount, $378 allocated to the Promissory Notes. The discount to the initial carrying value of the Promissory Notes, amounted to $1,622 is accreted over the period from the date of issuance to the maturity date, using the effective interest method. During 2020, the Company partially repaid the Promissory Notes, for $1,250. On March 24, 2021, the Company re-paid the remaining outstanding balance, including accumulated interests.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

7. Current Financial liabilities (cont.)

Other current financial debts

Other current financial debts are mainly related to credit card payables, paid in January 2021.

B)     Convertible Debts, net

The Company recorded as Convertible debts, net, the following instruments: (i) 0% Convertible Note with Maturity Dates within next 12 months, (ii) 10% Convertible Notes with Maturity Dates within next 12 months. As of December 31, 2020, and December 31, 2019 the Company recorded Convertible Debts, net respectively of $0 and $3,067 in Current Financial Liabilities. The two categories of Convertible Notes outstanding at year-end 2019 have been converted into Common Shares during 2020.

	December 31,
	2020	2019
Convertible Debts, net
0% Convertible Note	$—	$499
10% Convertible Notes (which includes $308 of embedded derivative)	—	2,568
Total Convertible Debts, net	$—	$3,067

The table below shows the impact on the statements of operations, Interest expense, net and Other Income (Expenses) accounts, related to the Convertible Notes for the years ended December 31, 2020 and December 31, 2019.

	2020	2019
0% Convertible Notes
Interest expense, net	$1	$1
Loss on extinguishment of debts	930	—
10% Convertible Notes
Interest expense, net	$490	$129
(Gain on extinguishment of debts)	(1,045)	—
Other expenses (Income) – FV Adjustments	—	42
Total impact on statement of operations, net	$376	$172

0% Convertible Note

The 0% Convertible Note has been issued on February 13, 2019 with a two-year Warrant, representing the right to purchase 67,870 Common shares at a fixed price. At inception date the Company allocated the gross proceeds, amounted to $500 between the instruments at their relative fair value, in accordance with ASC 470-20-25-2. The discount to the initial carrying value of the 0% Convertible Note was not material. On June 23, 2020, the Company and the investor agreed to amend the original Agreement. The parties signed an Exchange Agreement whereas the investor exchanged the Securities (0% Convertible Note and Warrant) for 94,980 Common Shares. At the exchange date, the Company estimated the fair value of the Common Shares issued, using a Probability Weighted Expected Return Method (“PWERM”), refer to paragraph C) Warrants for further information on the assumptions.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

7. Current Financial liabilities (cont.)

10% Convertible Note

During 2019 the Company entered into Subscription Agreements with multiple investors, whereby each investor purchased Units at a purchase price per Unit of $10. The total gross proceeds from these investments were $2,890. Each Unit consists of (i) a 10% Convertible Note with a principal balance equal to $10, and (ii) a Warrant to purchase $2,500 of common shares of the Company at IPO with an exercise price equal to 70% of the offering price per share in the IPO (“Vienna Warrant”). As a result, at each issuance date the Company first allocated the gross proceeds to the Vienna Warrant and to the embedded derivatives at their fair values with the residual amount allocated to the 10% Convertible Note. The embedded derivatives identified by the Company for the conversion features have been collectively bifurcated at fair value, as a single compound derivative and accounted in Convertible Debts, in accordance with ASC 815-15 (Derivatives and Hedging). The Company estimated the fair value of the embedded derivatives based upon the present value of the expected premium at IPO and expected value in the case of change in control.

On July 15, 2020, the Company and the main investor of the 10% Convertible Notes agreed to amend the debt agreement with an early conversion, pursuant to the terms of the original convertible note agreement by the written consent of the Company and the holders of greater than 50% of the outstanding notes. Accordingly, the remaining investors’ notes were also early converted as a result of this amendment. The amendment stated that each investor’s note will automatically be cancelled and exchanged for a number of shares of the Company’s common stock equal to the quotient of i) the sum of the total principal amount outstanding plus the total accrued interest divided by ii) $23.27. As result of the amendment, the Company issued 133,585 common shares, the Vienna Warrants were not part of the amendment. At the exchange date, the Company estimated the fair value of the Common Shares issued, using a Probability Weighted Expected Return Method (“PWERM”), refer to paragraph C) Warrants for further information on the assumptions.

C)     Warrants

The Company recorded certain Warrants as a liability at fair value, which included the following instruments: (i) Warrants, issued with the 10% Convertible Notes (the “Vienna Warrants”), (ii) Warrants, issued with Convertible Preferred Stocks (the “Series A Warrants”), (iii) Warrant Purchase Agreements.

The Company estimated the fair value of the Warrants at issuance date and at each reporting date using a Probability Weighted Expected Return Method (“PWERM”). The PWERM estimated the value of each warrant assuming several possible outcomes, for which each discrete outcome is probability weighted to arrive at a weighted-average value. The Company weighted two different scenarios as follow:

(i)     Public Company scenario (“listing scenario”), through a traditional IPO or a special purpose acquisition corporation (SPAC), and

(ii)    Remaining a private Company scenario (“private scenario”).

The following table represents the weighted average probability assigned to each scenario.

Methodology	December 31, 2020	December 31, 2019
Listing scenario	75%	75%
Private scenario	25%	25%

The changes in estimate of the listing scenario were made in conjunction with the progression of the listing process.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

7. Current Financial liabilities (cont.)

In the listing scenario, the probability estimate assigned was supported by a Letter of Intent (LOI) executed with GreenVision Acquisition Corp., a NASDAQ listed entity. The Company present valued the estimated equity value at listing date using a discount rate, derived from the capital asset pricing model (“CAPM”). The discount rate was updated during each reporting period to reflect the financing transactions occurred and the related Company’s capital structure (as of December 31, 2020 the discount rate applied is 27%).

In the remaining private scenario, the warrant fair values were estimated using a backsolve method.

Fair value measurements are highly sensitive to changes in these inputs; significant changes in these inputs would result in a significantly higher or lower fair value.

The following table reflects the fair value of the Company’s warrants recorded as liabilities as of December 31, 2020 and 2019.

	December 31,
	2020	2019
Warrants
Vienna Warrants	$—	$141
Series A Warrants	—	193
2019 Warrant Purchase Agreement	—	1,929
2020 Warrant Purchase Agreements	6,439	—
Total	$6,439	$2,263

The table below shows the impact on the statements of operations, Other Income (Expenses) accounts, related to the Warrants for the years ended December 31, 2020 and December 31, 2019.

	December 31,
	2020	2019
Vienna Warrants
(Gain on extinguishment of debts)	$(267)	$—
Other expenses (Income) – FV Adjustments	75	21
Series A Warrants
(Gain on extinguishment of debts)	(519)	—
Other expenses (Income) – FV Adjustments	106	(1)
2019 Warrant Purchase Agreement
(Gain on extinguishment of debts)	(197)	—
Other expenses (Income) – FV Adjustments	(1,118)	(71)
2020 Warrant Purchase Agreement
(Gain on extinguishment of debts)	—	—
Other expenses (Income) – FV Adjustments	4,817	—
Other Warrants issued in 2020
(Gain on extinguishment of debts)	(618)	—
Other expenses (Income) – FV Adjustments	182	—
Total impact on Other expenses (Income), net	$2,461	$(51)

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

7. Current Financial liabilities (cont.)

Vienna Warrants

As explained above at sub-paragraph 10% Convertible Note, during 2019 the Company issued warrants (the “Vienna Warrants”) in conjunction with the issuance of the 10% Convertible Notes to twenty-one investors. The Company classified the Vienna Warrant as a derivative liability in accordance with ASC 815-10 and ASC 815-40 (Derivatives and hedging). At each issuance date, the Company accounted the Vienna Warrants at their fair value. At each reporting date after the issuance, the Vienna Warrants are measured at fair value with changes recognized in earnings.

On December 12, 2020, the Company offered an early conversion of the Vienna Warrants to the twenty-one holders. Eighteen accepted and entered into an Exchange Agreement, the total gross proceeds obtained from the early conversion were $637 in exchange of which the Company issued 20,697 Common Shares. The Vienna Warrants related to the three holders that did not enter into the Exchange Agreement were canceled, in accordance with those investors. As a result, as of December 31, 2020 there was no outstanding Vienna Warrants.

Series A Warrants

As explained below at paragraph Convertible Preferred Stock, during 2019 the Company issued 65 Units of Series A Preferred Stocks for total gross proceeds of $6,500 to two investors. Each Unit included a Warrant to purchase $25 of common shares of the Company at the offering price per share in the IPO (the “Series A Warrant”). The Company classified the Series A Warrant as a liability in accordance with ASC 815-40 (Derivatives and hedging) and measured at fair value at issuance. At each subsequent reporting date, the Series A Warrants were measured at fair value with changes recognized in earnings.

On December 12, 2020, the Company offered an early conversion of the Series A Warrants to the two holders. One investor accepted and entered into an Exchange Agreement; the total gross proceeds obtained from the early conversion were $875 in exchange of which the Company issued 22,362 Common Shares. As of December 31, 2020, the net impact on the Stockholder Equity for the early conversion of the Series A is ($289), the amount is impacted by the Subscription Receivables for ($875).

The Series A Warrants related to the other holder that did not enter into the Exchange Agreement were canceled, in accordance with the investor.

As a result, as of December 31, 2020 there was no outstanding Series A Warrant.

2019 Warrant Purchase Agreement (2.5% Warrant)

On September 25, 2019, the Company entered into a Warrant Purchase Agreement, whereby the Purchaser paid $2,000 to the Company in exchange for a warrant to purchase 2.5% of the Company’s outstanding common stock on the date of the exercise of the warrant with a zero-strike price (“the 2.5% Warrant”). The 2.5% Warrant shall be automatically exercised immediately upon the earliest to occur of the following: i) purchaser discretion, ii) IPO, or iii) December 31, 2020. The 2.5% Warrant was classified as a liability under ASC 815-40 and measured at fair value, at issuance. At each subsequent reporting date, the 2.5% Warrant is measured at fair value with changes recognized in earnings.

On June 25, 2020, the investor exercised the Warrant and the Company issued 90,190 Common Shares.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

7. Current Financial liabilities (cont.)

2020 Warrant Purchase Agreements (5% Warrants)

On May 25, 2020, the Company entered into two Securities Purchase Agreements, whereby the Purchasers paid a cumulative amount of $2,000 to the Company in exchange for:

(i)     Two Promissory Notes with cumulative Principal of $2,000, accounted as Short-term financial debts.

(ii)    Two Warrants to purchase cumulative 5% of the Company’s outstanding common stock on the date of the exercise of the Warrant, with a zero-strike price (the “5% Warrants”). The Warrant shall be automatically exercised immediately upon the earliest to occur of the following: IPO or April 30, 2021.

At issuance date the Company first allocated the gross proceeds, $2,000 to the 5% Warrants at their fair values, amounted to $1,622 and the residual amount, $378 to the Promissory Notes. The 5% Warrants were classified as a liability under ASC 815-40 (Derivatives and Hedging). At each subsequent reporting date, the 5% Warrants are measured at fair value with changes recognized in earnings. The 2020 impact on the statement of operations amounted to $4,817, recorded as Other income (expense) — FV Adjustment. As a result, as of December 31, 2020 the Company recorded $6,439 in Current Financial Liabilities — Warrants.

On March 26, 2021, the investors converted the Warrant Purchase Agreement into 232,141 Common Shares.

Other Warrants issued in 2020

Series B Warrants

As explained below at paragraph Convertible Preferred Stock, during 2020 the Company issued 453 Shares of Series B Preferred Stocks to one investor. At issuance date, the Company also issued a Warrant to purchase $1,000 of common shares of the Company at the offering price per share in the IPO (the “Series B Warrant”). At issuance, May 28, 2020 the Company classified the Series B Warrant as a liability in accordance with ASC 815-40 (Derivatives and hedging) and measured at fair value. At each subsequent reporting date, the Series B Warrant was measured at fair value with changes recognized in earnings. The fair value adjustments of the Series B Warrant generated a cumulative financial loss in 2020, for $66 recorded as Other income (expense) — FV Adjustment, compensated by the financial gain recorded for the early extinguishment.

On December 12, 2020, the Company and the investor agreed to cancel the Series B Warrants. The extinguishment of the Warrant generated a financial gain in 2020, for $184 recorded as Other income (Expense) — Gain on extinguishment of debts.

Other Warrants

During 2020, the Company issued two warrants to an investor who converted (i) 35 Shares of Series A Preferred Stocks and (ii) the Warrant Purchase Agreement, issued in 2019 for 2.5%, refer above paragraph 2019 Warrant Purchase Agreement (2.5% Warrant).

The two warrants are detailed below:

a)      a Warrant to purchase $1,000 of common shares of the Company at IPO with an exercise price equal to 95% of the offering price per share in the IPO.

b)      a Warrant to purchase $250 of common shares of the Company at IPO with an exercise price equal to 70% of the offering price per share in the IPO.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

7. Current Financial liabilities (cont.)

The Company classified the two warrants as a derivative liability in accordance with ASC 815-10 and ASC 815-40 (Derivatives and hedging). At issuance, the Company accounted the Warrants at their fair value. At each reporting date after the issuance, the Warrants are measured at fair value with changes recognized in earnings. The fair value adjustments of those Warrants generated a cumulative financial loss in 2020, for $116 recorded as Other income (Expense) — FV Adjustment, compensated by the financial gain recorded for the early extinguishment.

On December 12, 2020, the Company offered an early conversion of the two Warrants to the holder. The investor accepted and entered into an Exchange Agreement; the total gross proceeds from the early conversion were established for $1,250 in exchange of which the Company issued 37,779 Common Shares. As of December 31, 2020, the net impact on the Stockholder Equity for the early conversion of the two Warrants is ($261), the amount is impacted by the Subscription Receivables for ($1,250).

8. Non-Current Financial liabilities

The Company accounted as Non-Current Financial liabilities, the Financial Instruments with maturity date that is beyond twelve months from year end. The table below shows the amount outstanding as of December 31, 2020 and December 31, 2019.

Non-Current financial liabilities	Interest Rate	Maturity Date	2020	2019
Revolving Credit Facility	9%	03/15/21	$—	$1,572
Promissory Notes	3%	12/31/22	87	322
Long-term loan, net	5%	11/30/26	3,941	—
Total			$4,028	$1,894

Revolving Credit Facility

The Revolving Credit Facility has been reclassified as Current Financial liabilities — Short term financial debts due to the March 15, 2021 maturity date.

Promissory Notes

As of December 31, 2019, the Company had eight unsecured promissory notes outstanding with $307 as principal. There are no stated covenants in the agreements.

During 2020 the Company decided to early extinguish three of its promissory notes through cash repayment for $50 and conversions into common shares for $180. The early extinguishment of those Promissory Notes generated a financial gain in 2020, for $92 recorded as Other income (Expense) — Gain on extinguishment of debts.

As a result, as of December 30, 2020 the Company has five unsecured promissory notes outstanding for $87. The 2020 impact on earnings is not material.

Long-term loan, net

On November 5, 2020, the Company obtained a loan for Euro 3,000 , approximately $4,275.through its fully owned Italian entity. The counterparty is an Italian bank and the loan is guaranteed by the Italian Government via “Fondo Centrale di Garanzia per le PMI”. As of December 31, 2020, the Company accounted the loan as Non-Current Financial liabilities net of intermediary fees and bank fees, and the $42 interests’ expenses as Interest expenses, net.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

9. Convertible Preferred Stocks

The table below shows the amount outstanding as of December 31, 2020 and December 31, 2019.

	December 31
Convertible Preferred Stocks	2020	2019
Series A	$—	$6,200
Series B	4,040	—
Total	$4,040	$6,200

Series A

In July 2019, the Company sold 65 Units of Series A for total gross proceeds of $6,500 to two investors; each Unit consisted of: (i) one share of 8% Series A Convertible Preferred Stock with a Stated Value of $100,000 per share, which is redeemable by the holder on December 31, 2023, and (ii) a Warrant to purchase $25,000 of common shares of the Company at the offering price per share in the IPO (the “Series A Warrant”).

At inception, the Company allocated the gross proceeds, net of legal fees, between the two instruments issued, in accordance with ASC 470-20-25-2. As a result, the Company first allocated the gross proceeds to the Series A Warrants at their fair values with the residual amount allocated to the Series A Preferred Stocks. The resulting discounted value of the Series A Preferred Stock was accreted over the period from issuance date to the earliest redemption date (December 31, 2021) using the effective interest method. Holders of Series A Preferred Stock were also entitled to receive an annual dividend equal to 8%, accruing on the basis of a 365-day year. In accordance with ASC 505, Equity, the Company recorded the accrued redemption and the dividends in equity as an increase of the Series A Convertible Preferred Stock and an increase in Accumulated Deficit of $340 and $351 as of December 31, 2020 and December 31, 2019, respectively.

On May 28, 2020, a Series A Preferred Stocks holder converted 30 Shares of 8% Series A Preferred Stock, including dividend accrued in 320 Units of Series B Preferred Stocks.

On June 25, 2020, a Series A Preferred Stocks holder converted 35 Shares of 8% Series A Preferred Stock, including dividends accrued in 170,493 Common Shares.

As a result, there are no outstanding 8% Series A Preferred Stocks as of December 31, 2020.

Series B

In May 2020, the Company sold 453 Shares of Series B Preferred Stocks to one investor. At issuance date, the investor obtained 453 Shares of Series B Preferred Stocks and a Series B warrant in exchange of 30 Shares of Series A Preferred Stocks and $1,000 in cash.

At inception, the Company first allocated the gross proceeds to the Series B Warrants at their fair values with the residual amount allocated to the Series B Preferred Stocks. The resulting discounted value of the Series B Preferred Stock was accreted over the period from issuance date to the earliest redemption date (December 31, 2023) using the effective interest method. In accordance with ASC 505, Equity, the Company recorded the accrued redemption in equity as an increase of the Series B Preferred Stock and an increase in Accumulated Deficit of $82 as of December 31, 2020.

As of December 31, 2020, the Company has $4,040 recorded as Convertible Preferred Stocks for the 453 Shares of Series B.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

10. Common Stocks

The Company’s charter authorizes the issuance of up to 10,000,000 shares of common stock at $0.0001 par value per share and 10,000,000 shares of preferred stock at $0.0001 par value per share.

Holders of Company’s common stock are entitled to receive dividends when authorized by the board of directors, subject to any preferential rights of outstanding preferred stock. Holders of common stock are also entitled to one vote per share on all matters submitted to a shareholder vote, including election of directors to the board of directors, subject to certain restrictions.

Equity Award Plans for Employees

2020 Equity Incentive Plan

On April 1, 2020, the Company adopted the 2020 Equity Incentive Plan (the 2020 Stock Option Plan or 2020 Plan) under which the Company may issue options to purchase its common stock to selected employees, officers, and director of the Company. Upon original approval, the Company reserved 1,600,000 shares of the Company’s common stock for issuance under the 2020 Plan. Under the 2020 Plan, nonqualified stock options are to be granted at a price that is not less than 100% of the fair value of the underlying common stock at the date of grant. Stock options vest between 30% and 50% on the first anniversary of the date of grant and ratably each month over the ensuing 36-month period. The maximum term for stock options granted under the 2020 Plan might not exceed ten years from the date of grant. The entire 2020 Plan has been granted by previously hired employees, officers, and Director. As of December 31, 2020, all the options granted were unvested.

	Number of Options under the 2020 Plan	Strike Price	Number of Options granted	Number of Options vested	Number of Options unvested
2020 Plan – Data as of December 31, 2020	1,600,000	$10.00	1,598,800	0	1,600,000

The weighted average assumptions used to estimate the fair value of stock options at grant date and the resulting fair value for the year ended December 31, 2020 are as follows:

Expected term (in years)	5.5
Risk-free rate	0.94%
Dividend yield	—
Expected volatility	81%
Grant date fair value	$5.95

The Company recorded stock-based compensation expenses in the consolidated statements of operations for the year end 2020 as follows.

	December 31
	2020	2019
Cost of revenue	$37	$—
Research and development	708	—
Sales and marketing	512	—
General and administrative	3,511	—
Total stock-based compensation expense	$4,768	$—

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

10. Common Stocks (cont.)

2020 CEO Performance Award

On April 1, 2020, the Company adopted the 2020 CEO Performance Award under which the Company issued options to purchase its common stock to its CEO and Founder. The Company reserved 600,000 shares of the Company’s common stock for issuance under the 2020 CEO Performance Award. Under the 2020 CEO Performance Award, nonqualified stock options are granted at IPO price. The CEO Performance Awards vests upon the satisfaction of a service condition, a market condition, and a performance condition. The service condition is satisfied over a period of ten years. The performance condition will be satisfied on the effective date of a registration statement of the Company filed under the Securities Act for the Company’s listing. The market condition will be satisfied in 20 different tranches, each one is related to a Market capitalization Milestone. The lower tranche is $500,000, the higher is $100 billion.

As of December 31, 2020, no stock-based compensation expense had been recognized for the CEO Performance Awards because a qualifying event, the IPO, was not probable.

Equity Award for Non-Employees

During 2020, the Company issued 25,893 Common Shares to Non-Employees in exchange for services rendered to the Company, during the year. The majority of the Common Shares issued to Non-Employees — 21,126 Common Shares — are related to one advisor for services rendered in conjunction with the Private Placements of the year. The Company allocated the fair value of the Common Shares issued to the Placement Agent, as discount of the gross proceeds received for each private placement transaction. During 2020, Placement Agent fees paid by Common Shares are: (i) $218 recorded as reduction of Sales of Common Shares, and (ii) $212 recorded as reduction of Common Shares issued for conversions of Warrants.

The remaining 4,767 Common Shares have been issued to Company’s lawyers and Media/Communication advisor, during 2020. The Company recorded stock-based compensation expenses to Non-Employees in the consolidated statements of operations as Operating Expenses for $97, based on their fair values.

The Company is not recording stock-based compensation expenses, related to non-employees, when the Equity Award includes a performance condition that it will be satisfied on the effective date of a registration statement of the Company filed under the Securities Act for the Company’s listing. The features of the Equity Awards issued by the Company to three Non-Employees, as of December 31, 2020 and subject to the qualifying event are described below:

—     $410 in Common Stock of the Company at an $80,000 valuation, conditioned upon successful listing on a US exchange, and

—     $420 in Common Stock of the Company at an $100,000 valuation, conditioned upon successful listing on a US exchange.

Equity Warrants, issued and exercised in 2020

During 2020, the Company issued three warrants, classified as Equity and accounted as Additional Paid-in-Capital. The equity instruments were issued in conjunction with the sale of Common Stocks. The three-year Warrants represented the right to purchase, on a cumulative basis, 103,552 Common shares at a fixed price. On December 12, 2020, the three warrants have been exercised and the Company issued 103,552 Common Shares.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

10. Common Stocks (cont.)

Subscription Receivables

During December 2020, the Company entered into an Exchange Agreement for multiple Warrants with an investor. In accordance with the Exchange Agreement, the Investor shall pay to the Company total gross proceeds of $4,033 for converting the multiple warrants into 142,203 Common Shares. The Company issued the Common Shares and obtained the executed Exchange Agreement on December 12, 2020. The Company received the funds in 2021, as a result at year end December 31, 2020, the Company recorded a shareholder receivable as reduction of Shareholder Equity.

11. Preferred Stock

The board of directors is authorized, without approval of common shareholders, to issue preferred stock, in one or more classes or series, with such rights, preferences and privileges as approved by the board of directors.

Series A Preferred Stocks

On June 28, 2019, the Company’s authorized the issuance of up to 4,000,000 shares of Series A Preferred Stocks at $0.0001 par value per share. As of December 31, 2019, the Company has issued 65 shares of Series A Preferred Stocks and has 3,999,935 shares reserved for issuance. As of December 31, 2020, has 4,000,000 shares of Series A Preferred Stocks reserved for issuance.

In July 2019, the Company issued and sold an aggregate of 65 Shares of Series A Preferred Stocks. Any Series A Preferred Stocks outstanding on December 31, 2023 is automatically redeemed.

During 2020, the 65 Units have been converted into Common Shares for 35 Units and into Series B for 30 Units. As a result, as of December 31, 2020 there are no outstanding Series A.

Series B Preferred Stocks

On May 28, 2020, the Company’s authorized the issuance of up to 2,000 shares of Series B Preferred Stocks at $0.0001 par value per share. As of December 31, 2020, the Company has issued 453 shares of Series B Preferred Stocks and has 1,547 shares reserved for issuance.

On May 28, 2020, the Company issued and sold an aggregate of 453 shares of Series B Preferred Stocks to one investor. The shares of Series B Preferred Stocks are redeemable at the option of the holder commencing any time after December 30, 2023. Any Series B Preferred Stocks outstanding on December 31, 2025 is automatically redeemed.

The Company’s rights and privileges of the Series B Preferred Stock are summarized below:

•        Dividends — Holders of Series B Preferred Stock shall be entitled to receive dividends or other distributions of the Company assets as if such Holder had held the number of shares of Common Stocks acquirable upon complete conversion of the Series B Preferred Shares immediately prior to the date on which a record is taken for such distribution.

•        Mandatory Conversion — all Series B Preferred Stocks shall automatically convert into Common Shares at the time of an Initial Public Offering.

•        Conversion — The number of shares of common stock issuable upon conversion of any Series B Preferred Stock shall be determined by multiplying (i) 0.0125 by (ii) the number of shares of Common Stock outstanding on the date of such conversion.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

11. Preferred Stock (cont.)

•        Liquidation — In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders shall be entitled to receive in cash out of the assets of the Company, before any amount shall be paid to the holder of any shares of common stock, an amount per Preferred Share equal to the Conversion Amount on the date of such payment.

•        Voting — Each holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock equal to the Conversion Amount of the Preferred Shares then held by such holder.

12. Commitments and Contingencies

In 2019 and in 2020, the Company entered into various non-cancellable operating lease agreements for office facilities and corporate housing with lease periods expiring through 2023. These agreements require the payment of certain operating expenses, such as taxes, repairs and insurance and contain renewal and escalation clauses. Rent expense under these agreements is recognized on a straight-line basis.

Future annual minimum lease payments as of December 31, 2020, are as follows:

Amount
Year ending December 31:
2021	$817
2022	478
2023	420
Thereafter	—
Total	$1,715

Rent expense under operating leases was approximately $1,216 and $652 for the years ended December 31, 2020 and 2019, respectively. The terms of the office leases provide for rental payments on a monthly basis and on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred but not paid.

13. Litigation

The Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on the Company’s financial position, results of operations, or cash flows. The Company does not disclosed the litigation with a remote possibility of an unfavorable outcome.

14. Income Taxes

No provision for income taxes was recorded for the year ended December 31, 2019. A provision for income taxes was recorded for the year ended December 31, 2020 of $14 for foreign current taxes.

The components of income before income taxes consist of the following (in thousands):

	December 31,
	2020	2019
United States	$(18,118)	$(6,329)
Foreign	(6,442)	(1,379)
Total	$(24,560)	$(7,708)

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

14. Income Taxes (cont.)

The components of the provision (benefit) for income taxes consist of the following (in thousands):

	December 31,
	2020	2019
Current:
Federal	$—	$—
State	—	—
Foreign	14	—
	14	—
Deferred:
Federal	—	—
State	—	—
Foreign	—	—
(Provision) benefit for income taxes	$14	—

A reconciliation of the U.S. statutory income tax rate to the Company’s effective tax rate is as follows:

	December 31,
	2020	2019
Income tax provision at statutory rate	21.0%	21.0%
State income taxes, net of federal benefit	1.86%	7.8%
Foreign tax differential	(0.81)%	0.4%
Other adjustments	(1.97)%	(0.9)%
Change in valuation allowance	(20.14)%	(28.4)%
Effective tax rate	(0.06)%	(0.1)%

The components of the Company’s net deferred tax assets and liabilities are as follows:

	December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$7,256	$3,124
Accruals and reserves	19	14
Intangibles	219	22
Stock Compensation	738	—
Total deferred tax assets	8,232	3,160

Deferred tax liabilities:
Warrant liabilities		(3)
Fixed assets	(216)	(88)
Total deferred tax liabilities	(216)	(91)

Net deferred tax assets	$8,016	$3,069
Valuation Allowance	(8,016)	(3,069)
Ending Balance	$—	$—

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

14. Income Taxes (cont.)

Assessing the realizability of deferred tax assets requires the determination of whether it is more-likely-than-not that some portion or all the deferred tax assets will not be realized. In assessing the need for a valuation allowance, the Company considered all sources of taxable income available to realize deferred tax assets, including the future reversal of existing temporary differences, forecasts of future taxable income, and tax planning strategies. Based on the weight of available evidence, which includes the Company’s historical cumulative net losses, the Company recorded a full valuation allowance. The valuation allowance increased by $4,947 and $2,116 as of the years ended December 31, 2020 and 2019, respectively.

As of December 31, 2020, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $21,461 and $25,157, respectively. As of December 31, 2019, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $8,666 and $15,902, respectively. Of the total federal net operating loss carryforwards, $20,905 do not expire, and the remaining carryforwards begin to expire in 2036 if not used prior to that time. The Company has income tax NOL carryforwards related to international operations of approximately $6,262 which do not expire. Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to ownership changes that may have occurred previously or that could occur in the future, as provided by Section 382 of the Internal Revenue Code of 1986, as well as similar state provisions. Such annual limitation could result in the expiration of net operating losses and credits before their utilization.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. As of December 31, 2020, and 2019, there were no unrecognized tax benefits. The Company recognizes accrued interest and penalties as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position in the next year.

The Company is subject to income taxes in the federal, various state and foreign jurisdictions and is generally open for examination from the year ended December 31, 2017 forward.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. The CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. In addition, under the CARES Act, employers may defer deposits of the employer’s share of Social Security tax due and payments of the tax imposed on wages paid during the payroll tax deferral period which begins on March 27, 2020 and ends December 31, 2020. As a result, the Company deferred deposits during the payroll tax deferral period. The impact of the CARES Act to the company’s income tax provision for the year ended December 31, 2020 is -0-.

15. Related Party Transactions

The Company recognized a receivable of $1,382 as of December 31, 2019 with the Company’s majority shareholder and Sole Director in the consolidated balance sheet classified within Other current Assets — related parties. The shareholder receivable has been closed during 2020.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

16. Subsequent Events

The Company has evaluated events occurring through April 7, 2021, the date these financial statements were available for issuance, for recognition or disclosure in these financial statements, and has determined the following material subsequent events.

2021 Issuance of Common Shares

On January 8, 2021, the Company entered in a Securities Purchase Agreement (the “SPA”). Based on the terms of the SPA, the Company issued 27,428 Common Shares in exchange of a total gross proceeds of $1,000. In conjunction with the SPA, the Company also issued 1,234 Common Shares to a financial advisor involved in the transaction.

Warrant Purchase Agreement — Conversion

On March 26, 2021, the investors converted the outstanding Warrant Purchase Agreement, in exchange the Company issued 232,141 Common Shares, which represent 5% of the outstanding Common Shares at the issuance Date.

Subscription Receivables

During January and February 2021, the Company collected the $4,029 recorded as Subscription Receivables as of December 31, 2020.

Mimoto Smart Mobility S.r.l. Acquisition

On March 19, 2021, the Company signed a Purchase Agreement to acquire the entire issued Corporate Capital of Mimoto Smart Mobility S.r.l. The target Company is one of the historical players offering E-mopeds sharing in Italy. On April 1, 2021, the Company settled the acquisition with a mix of cash considerations and issuance of Helbiz’s Common share. The cash considerations paid amounted to $2,155 and the equity portion resulted in 180,719 Helbiz’s Common shares.

Merger Agreement

On February 8, 2021, the Company entered into a Merger Agreement, as amended on April 8, 2021, with a NASDAQ listed SPAC (Special Purpose Acquisition Company) GreenVision Acquisition Corp. The agreement includes a contingency, which amounts to a $15,000 break-up fee.

Long-term loans

On March 15, 2021, the Company obtained a loan for Euro 2,000 through its fully owned Italian entity. The counterparty is the same Italian bank that had already granted the loan on 5th November 2020. The loan is guaranteed by the Italian Government via “Fondo Centrale di Garanzia per le PMI”.

On March 23, 2021, the Company has entered into a $15,000 secured term loan facility with an institutional lender. The loan agreement has a maturity date of December 1, 2023 with a prepayment option for the Company after 12 months. The company prepaid interest and an insurance premium on this loan for $2,783.

On March 24, 2021, the Company re-paid the 18% Promissory Notes, principal plus interest amounted to $750.

On March 24, 2021, the Company re-paid the Credit Facilities, principal plus interest of $1,721.

Helbiz, Inc.

Notes to Consolidated Financial Statements
(in thousands, except share and per share data)

16. Subsequent Events (cont.)

Amendment of Certificate of Incorporation

On April 1, 2021, the Company filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware. The Certificate of Amendment divides the authorized share capital of the Company into 10,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 10,000,000 preferred shares. Holders of shares of Class A Common Stock will be entitled to cast one vote per share and holders of shares of Class B Common Stock will be entitled to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote.

Lease Agreements

On March 25, 2021, the Company has entered into a commercial lease for a warehouse located in the City of Fairfax, Virginia. The lease agreement will expire on July 30, 2023 with a total commitment for the Company of $540,000.

On March 26, 2021, the Company entered into a License Lease Agreement with Skip Transport, Inc, a micro-mobility transportation company. Based on this agreement, which is deemed effective as January 1, 2021, Helbiz will lease from Skip all the rights, title and interest in i) the transportation license to operate in Washington D.C with e-scooter service (the “License Lease”), ii) Skip’s mobile application in Washington, DC, Virginia and Maryland (the “App Lease”). The term of the License Lease shall be 12 months, and the term of the App Lease shall be nine months.

As consideration for the License Lease and the App Lease, Helbiz: i) paid Skip a one-time fee of $502; ii) will make monthly payment of $39 for 9 months; iii) issued Skip 38,370 shares of Helbiz common stock.

Helbiz, Inc.

Helbiz, Inc.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$3,557	$757
Accounts receivable	101	96
Prepaid and other current assets	2,809	1,166
Restricted cash	2,156	—
Total current assets	8,623	2,019
Property and equipment, net	6,772	3,723
Other Assets	1,725	618
TOTAL ASSETS	$17,120	$6,360

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,177	$2,970
Accrued expenses and other current liabilities	1,676	1,219
Current financial liabilities, net	1,014	9,300
Total current liabilities	5,867	13,489
Other non-current liabilities	130	149
Non-current financial liabilities, net	17,501	4,028
TOTAL LIABILITIES	23,499	17,666

CONVERTIBLE PREFERRED STOCK
Convertible Preferred Stock Series A, $0.0001 par value; 4,000,000 shares authorized at December 31, 2020 and March 31, 2021; no shares issued and outstanding at December 31, 2020 and March 31, 2021	—	—
Convertible Preferred Stock Series B, $0.0001 par value; 2,000 shares authorized at December 31, 2020 and March 31, 2021; 453 shares issued and outstanding at December 31, 2020 and March 31, 2021	4,075	4,040

STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value; 10,000,000 shares authorized at March 31, 2021 and December 31, 2020 and; 4,694,247 shares issued and outstanding at March 31, 2021 and 4,392,919 shares issued and outstanding at December 31, 2020	39,825	24,872
Subscription Receivables	—	(4,033)
Accumulated other comprehensive (loss) income	9	36
Accumulated deficit	(50,286)	(36,221)
Total stockholders’ deficit	(10,453)	(15,346)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$17,120	$6,360

The accompanying notes are an integral part of these condensed consolidated financial statements.

HELBIZ, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)
(unaudited)

	Quarter Ended March 31,
	2021	2020
Revenue	$1,015	$509
Operating expenses:
Cost of revenue	4,502	1,341
Research and development	576	199
Sales and marketing	1,133	854
General and administrative	3,956	1,298
Total operating expenses	10,167	3,692

Loss from operations	(9,152)	(3,183)

Other income (expenses)
Interest expense, net	(498)	(278)
Fair value adjustments	(4,127)	1,123
Other income (expenses)	(286)	6
Total other expenses, net	(4,911)	851

Income Taxes	(2)	(2)
Net loss	$(14,065)	$(2,334)

Deemed Dividends and Deemed Dividends equivalents	$(35)	$(189)

Net loss per share attributable to common stockholders	$(14,100)	$(2,523)

Net loss per share attributable to common stockholders, basic and diluted	$(3.02)	$(0.73)

Other comprehensive (loss) income, net of tax: Changes in foreign currency translation adjustments	$(27)	$(26)

Net loss and comprehensive income, excluded Deemed Dividends and Deemed Dividends equivalents	$(14,092)	$(2,360)

The accompanying notes are an integral part of these condensed consolidated financial statements.

HELBIZ, INC.

Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(in thousands, except share and per share data)
(unaudited)

	SERIES B – CONVERTIBLE PREFERRED STOCK	Common Stock		Subscription Receivables	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	TOTAL STOCKHOLDERS’ DEFICIT
		Shares	Amount
Balance at January 1, 2021	4,040	4,392,919	24,872	(4,033)	(36,221)	36	(15,347)
Private sale of common shares	—	27,428	923	—	—	—	923
Exercise of 2020 Warrant Purchase Agreement	—	232,141	10,567	—	—	—	10,567
Settlement of lease obligation	—	38,370	1,747	—	—	—	1,747
Settlement of Subscription Receivables	—	—	—	4,033	—	—	4,033
Share based compensation	—	3,389	1,716	—	—	—	1,716
Dividends and dividend equivalents for Preferred Stockholders	35	—	—	—	—	—	—
Changes in currency translation adjustment	—	—	—	—	—	(27)	(27)
Net loss	—	—	—	—	(14,065)	—	(14,065)
Balance at March 31, 2021	4,075	4,694,247	$39,825	—	$(50,286)	$9	(10,453)
	SERIES A – CONVERTIBLE PREFERRED STOCK	SERIES B – CONVERTIBLE PREFERRED STOCK	Common Stock		Subscription Receivables	Accumulated Deficit	Accumulated Other Comprehensive (Loss) Income	TOTAL STOCKHOLDERS’ DEFICIT
			Shares	Amount
Balance at January 1, 2020	$6,200	—	3,393,504	1,223	—	(11,224)	(2)	(10,003)
Share based compensation	—	—	2,937	65	—	—	—	65
Dividends and dividend equivalents for Preferred Stockholders	189	—	—	—	—	—	—	—
Changes in currency translation adjustment	—	—	—	—	—	—	(26)	(26)
Net loss	—	—	—	—	—	(2,498)	—	(2,498)
Balance at March 31, 2020	$6,389	—	3,396,441	$1,288	—	$(13,722)	$(28)	(12,462)

The accompanying notes are an integral part of these condensed consolidated financial statements.

HELBIZ, INC.

Condensed Consolidated Statements of Cash Flows
(in thousands, except share and per share data)
(unaudited)

	Three months ended March 31,
	2021	2020
Operating activities
Net loss	$(14,065)	$(2,334)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,248	447
Loss on disposal of assets	148	194
Non-cash Interest expenses	60	274
Changes in fair value of Financial instruments	4,127	(1,123)
Share-based compensation	1,684	65
Other non-cash items	104	—
Changes in operating assets and liabilities:
Prepaid and other current assets	(3)	32
Security deposits	20	(23)
Accounts receivable	(5)	272
Accounts payable	137	281
Accrued expenses and other current liabilities	457	(178)
Other Assets	(236)	(207)
Other non current liabilities	(18)	11
Net cash used in operating activities	(6,342)	(2,289)
Investing activities
Purchase of property and equipment	(4,506)	(102)
Proceeds from repayment of Receivable, due from related party – Officer	—	921
Net cash used in investing activities	(4,506)	819
Financing activities
Proceeds from issuance of financial liabilities, net	14,362	545
Payments of offering costs and underwriting discounts and commissions	(1,050)	—
Proceeds from settlement of Subscription receivables	4,033	—
Issuance of common stock, net – for Sale	905	—
Repayment of Financial Liabilities	(2,432)	(500)
Net cash provided by financing activities	15,818	45
Effect of exchange rate changes	(26)	(32)
Net increase (decrease) in cash and cash equivalents, and restricted cash	4,944	(1,457)
Cash and cash equivalents, and restricted cash, beginning of year	790	1,611
Cash and cash equivalents, and restricted cash, end of year	$5,734	$154
RECONCILIATION OF CASH, CASH EQUIVALENT AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEET
Cash and cash equivalents	3,557	45
Restricted cash, included in Current Assets	2,156	—
Restricted cash, included in Other Assets, non-current	21	109
Supplemental disclosure of cash flow information
Cash paid for interest	$438	$—
Cash paid for income taxes	$2	$—
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
Issuance of common stock – for Warrant conversion	$10,567	$—
Issuance of common shares – for settlement of Lease	$1,747	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

1. Business and Basis of Presentation

Description of Business

Helbiz, Inc. and Subsidiaries, (“Helbiz” or the “Company”) was incorporated in the state of Delaware in October 2015 with headquarter in New York, New York. The Company is an intra-urban transportation company that seeks to help urban areas reduce their dependence on individually owned cars by offering affordable, accessible and sustainable forms of personal transportation, specifically addressing first and last mile transport. Beginning in 2020, the Company increased its services offered to customers by including monthly subscriptions for accessing its network of electric vehicles, e-bikes and e-scooters.

Founded on a proprietary technology platform, the Company offers a sharing economy for electric scooters and electric bikes. Through its App, Helbiz offers an intra-urban transportation solution that allows users to instantly rent electric vehicles directly from the Helbiz mobile application. The Company currently has a strategic footprint in growing markets with offices in New York, Milan, Madrid, Belgrade and Singapore, with additional operational teams around the world. The Company currently has electric vehicles operating in the United States and Europe.

Going Concern and Management’s Plans

The Company has experienced recurring operating losses and negative cash flows from operating activities since its inception. To date, these operating losses have been funded primarily from outside sources of invested capital. The Company had, and believes it will continue to have, an ongoing need to raise additional cash from outside sources to fund its operations. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. The Company plans to continue to fund its operations and expansion plan through debt and equity financing. Debt or equity financing may not be available on a timely basis on terms acceptable to the Company, or at all.

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business and, as such, the financial statements do not include any adjustments relating to the recoverability and classification of recorded amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

2. Significant Accounting Policies and Use of Estimates

Basis of Presentation

These accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.

The Company uses the U.S. dollar as the functional currency. For foreign subsidiaries where the U.S. dollar is the functional currency, gains and losses from remeasurement of foreign currency balances into U.S. dollars are included in the condensed consolidated statements of operations. For the foreign subsidiary where the local currency is the functional currency, translation adjustments of foreign currency financial statements into U.S. dollars are recorded to a separate component of accumulated other comprehensive loss.

The condensed consolidated balance sheet as of December 31, 2020, included herein was derived from the audited financial statements as of that date. The accompanying unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

2. Significant Accounting Policies and Use of Estimates (cont.)

of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s financial position, results of operations, comprehensive loss, stockholders’ equity, and cash flows for the three months ended March 31, 2021, but are not necessarily indicative of the results of operations to be anticipated for any future annual or interim period.

Use of Estimates

The preparation of financial statements in conformity with US GAAP generally requires management to make estimates and assumptions that affect the reported amount of certain assets, liabilities, revenues, and expenses, and the related disclosure of contingent assets and liabilities. Specific accounts that require management estimates include determination of common stock and financial instruments at fair value, useful lives of property and equipment, including scooters and valuation allowance for deferred income taxes.

Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

The Company derives its revenue principally from its network of shared electric vehicles, e-bikes and e-scooters. The Company also generated revenues from marketing and co-branding activities and from a licensing agreement.

Concentration of Credit Risk

The Company’s financial instruments that are exposed to a concentration of credit risk consist primarily of cash and cash equivalents and restricted cash. The Company deposits its cash with multiple financial institutions in different countries. Management has not experienced significant losses due to the financial position of the depository institutions in which those deposits are held.

Cash and Cash Equivalents

The Company maintains cash in bank deposits in different currencies, mainly the U.S. Dollar and Euro.

Restricted Cash

Restricted cash consists of amounts held in a separate trust account deposited for being transferred to MiMoto shareholders for the settlement of the acquisition and amounts held in a restricted bank account pledged to secure certain letters of credit. Cash restricted for one year or less is categorized under current assets, while cash restricted for more than a year is categorized as non-current assets.

Property and Equipment

Property and equipment consist of equipment, computers and software, furniture and fixtures, and rental scooters. Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using a straight-line method over the estimated useful life of the related asset. Depreciation for property and equipment commences once they are ready for our intended use. Maintenance and repairs are charged to expense as incurred,

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

2. Significant Accounting Policies and Use of Estimates (cont.)

and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the consolidated balance sheet and any resulting gain or loss is reflected in the consolidated statement of operations in the period realized.

The table below, shows the useful lives for the depreciation calculation using the straight-line method:

Equipment	5 years
Computers and Software	3 years
Furniture and fixtures	7 years
Rental eBikes	2 years
Rental eScooters	1 – 1.5 years

Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease, or the useful life of the assets. The latest version of eScooters deployed are amortized on a straight-line basis over 18 months.

Accounting Pronouncements Issued but Not Yet Adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. The lease assets and liabilities to be recognized are both measured initially based on the present value of the lease payments. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for the Company for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company plans to adopt this standard as of the effective date for private companies using the modified retrospective approach of all leases entered into before the effective date. While the Company is currently reviewing its lease portfolio and evaluating and interpreting the requirements under the new guidance, including available accounting policy elections, it expects that its non-cancellable operating lease commitments will be subject to the new guidance and recognized as right-of-use assets and operating lease liabilities on the Company’s condensed consolidated balance sheets. The Company is currently assessing the impact of this accounting standard on its shared vehicles revenues.

In August 2020, the FASB issued ASU No. 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which simplifies the accounting for convertible instruments by eliminating the requirement to separate embedded conversion features from the host contract when the conversion features are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. By removing the separation model, a convertible debt instrument will be reported as a single liability instrument with no separate accounting for embedded conversion features. This new standard also removes certain settlement conditions that are required for contracts to qualify for equity classification and simplifies the diluted earnings per share calculations by requiring that an entity use the if-converted method and that the effect of potential share settlement be included in diluted earnings per share calculations. This new standard will be effective for the Company for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company is currently assessing the impact of adopting this standard on the condensed consolidated financial statements.

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

3. Revenue Recognition

The Company generates revenue from single-use ride fees paid by riders of owned e-bikes and e-scooters. The Company also generated revenues from partnership related to marketing activities and co-branding of Helbiz vehicles.

The tables below show the revenues and deferred income breakdowns for quarter end 2021 and 2020.

	March 31,
	2021	2020
Shared vehicle revenues	$959	$230
Pay per ride	795	230
Subscriptions	164	—
Other revenues	$56	$279
Partnership revenues	56	74
Licensing revenues	—	205
Total Revenue	$1,015	$509
Deferred Income	December 31, 2020	Additions	Utilization	March 31, 2021
Prepaid Rides	$89	391	(335)	145
Partnership	57		(10)	47
Total	146	$391	$(345)	$192

As of March 31, 2021, and December 31, 2020, the Company respectively recorded Deferred Income of $192 and $146 in Accrued expenses and other current liabilities.

4. Property and Equipment, net

Property and equipment consist of the following:

	Estimated Useful Life (in years)	March 31, 2021	December 31, 2020
Rental e-scooters	1 – 1.5	$7,156	$4,390
Rental e-bikes	2	648	703
Rental e-mopeds	4	7	—
Furniture, fixtures, and equipment	7 – 5	778	545
Computers and software	3	901	875
Leasehold improvements	Note 1	441	81
Total property and equipment, gross		9,931	6,594
Less: accumulated depreciation		(3,159)	(2,871)
Total property and equipment, net		$6,772	$3,723

Note 1 — Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease, or the useful life of the assets.

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

4. Property and Equipment, net (cont.)

The Company recorded in Cost of Revenues, a loss on disposal for Rental vehicles of $148 as of March 31, 2021 and $168 as of March 31, 2020, respectively.

Depreciation expense was $1,136 as of March 31, 2021 and $382 as of March 31, 2020.

5. Prepaid and other current assets

Prepaid and other current assets consist of the following:

	March 31, 2021	December 31, 2020
Prepaid for Skip Transport, Inc. Lease	$1,640	$—
Prepaid	515	671
VAT	313	169
Payroll	107	103
Other current	234	223
Total prepaid and other current assets	$2,809	$1,166

Prepaid for Skip Transport, Inc. Lease

The Company entered into a License Lease Agreement with Skip Transport, Inc, a micro-mobility transportation company. Based on the agreement, as of January 1, 2021, Helbiz leased: a) the transportation license to operate e-scooters in Washington D.C (the “License Lease”) for twelve months, and b) Skip’s mobile application in Washington, DC, Virginia and Maryland (the “App Lease”) for nine months. In exchange, the total consideration under the License Lease Agreement is $2,750 which represents a mix of (i) $1,003 of cash consideration and $1,746 related to the issuance of 38,370 Helbiz Common Shares. As of March 31, 2021, the Company already paid $652 of the cash consideration, and it intends to settle the remaining $351 through monthly payment of $39 for the next 9 months.

As of March 31, 202, the Company recorded in Cost of Revenues, the lease expenses related to the License and App Lease of $758. As a result, the Company recorded $1,640 as Prepaid and other current Assets, and will expense this amount in line with the License Lease Agreement.

6. Other Assets

Other assets consist of the following:

	March 31, 2021	December 31, 2020
Deferred Merger Costs	$1,050	$—
Security Deposit	398	418
Intangible Assets, net	256	167
Restricted cash	21	33
Total Other Assets	$1,725	$618

Deferred Merger Costs

On February 10, 2021, in accordance with the Merger Agreement entered into among GreenVision Acquisition Corp. (“GreenVision”), Helbiz, GreenVision Merger Sub Inc. and Salvatore Palella as the shareholders’ representative (as amended from time to time, the “Merger Agreement”), the Company deposited $750 to GreenVision Acquisition Corp. to extend its existence to May 21, 2021 (which existence has subsequently been extended by GreenVision). On March 23, 2021, the Company deposited additional an $300 to GreenVision Acquisition Corp. to support the merger transaction.

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

6. Other Assets (cont.)

The Company has capitalized those qualified direct costs related to its efforts to raise capital through the merger with GreenVision. Deferred merger costs are included in Other assets on the condensed consolidated balance sheets and will be deferred until the completion of the merger proposed by Merger Agreement, at which time they will be reclassified to additional paid-in capital as a reduction of the merger proceeds.

7. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

	March 31, 2021	December 31, 2020
Payroll Liabilities	$1,404	$1,007
Deferred Income	192	146
Accrued Expenses	44	36
Others	36	30
Total accrued expenses and other current liabilities	$1,676	$1,219

8. Financial liabilities

The Company’s Financial liabilities consisted of the following:

	Interest Rate	Maturity Date	March 31, 2021		December 31, 2021
			Current	Non Current	Current	Non Current
Revolving Credit	9%	3/15/2021	$—	—	$1,694	—
Promissory Notes, issued in 2020	18%	4/31/2021	—	—	587	—
Promissory Notes, issued in 2020	8%	6/30/2021	447	—	429	—
Long Term Loan, net(1)(2)	4.5%	11/30/2026	167	3,639	—	3,941
Long Term Loan, net(1)(2)	5.4%	3/31/2024	357	1,795	—	—
Secured Long Term Loan, net(1)	12.7%	12/1/2023	—	11,980	—	—
2020 Warrant Purchase Agreement	N/A	N/A	—	—	6,439	—
Other Current financial debts	N/A	N/A	43	—	151	—
Other Promissory Notes	3%	12/31/2022	—	87	—	87
Total Financial Liabilities, net			$1,014	17,501	$9,300	4,028

____________

(1)      The amounts include principal and accumulated interests.

(2)      The currency of those loans is Euro

The following tables summarize the fair value hierarchy of the Company’s financial liabilities carried at fair value on a recurring basis as of December 31, 2020. The 2020 Warrant Purchase Agreement has been converted into Company’s Common Shares during the first three months of 2021. As a result, no financial liability carried at fair value on a recurring basis are outstanding as of March 31, 2021.

Current financial Liabilities	Category	December 31, 2020
		Total	Level 1	Level 2	Level 3
2020 Warrant Purchase Agreement	Warrants	$6,439	—	—	$6,439
Total		$6,439	$—	$—	$6,439

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

8. Financial liabilities (cont.)

The table below shows the impact on the statements of operations, Interest expense, net account, related to the Financial liabilities for the three months ended March 31, 2021 and March 31, 2020.

Interest expenses, net	March 31, 2021	March 31, 2020
Revolving Credit	$28	$30
18% Promissory Notes	363	—
8% Promissory Notes	8	5
4.5% Long Term Loan, net	66	—
5.4% Long Term Loan, net	0	—
12.7% Secured Long Term Loan, net	33	—
Other Current financial debts	0	23
Other Promissory Notes	0	1
Convertible Debts – extinguished in 2020	—	220
Total Interest Expenses, net	$498	$279

The table below shows the impact on the statements of operations, Fair value adjustments account, related to the Financial liabilities for the three months ended March 31, 2021 and March 31, 2020.

Fair value adjustments	March 31, 2021	March 31, 2020
2020 Warrant Purchase Agreement – converted on March 26, 2021	$(4,127)	$—
2019 Warrant Purchase Agreement – converted on June 25, 2020	—	1,123
Total	$(4,127)	$1,123

Revolving Credit

In March 2018, the Company entered into an unsecured Senior Revolving Credit Agreement (the “Revolving Credit”). On March 24, 2021, the Company re-paid the Revolving Credit and the accumulated interests.

18% Promissory Notes, issued in 2020

On May 25, 2020, the Company entered into two 18% promissory note agreements. The two promissory notes have a cumulative principal of $2,000. On March 24, 2021, the Company early re-paid the remaining outstanding balance, including accumulated interests.

8% Promissory Notes, issued in 2020

On March 4, 2020 and on April 3, 2020, the Company entered into two 8% unsecured promissory note agreements for cumulative proceeds of $400.

4.5% Long-term loan, net

On November 5, 2020, the Company obtained a loan for Euro 3,500 through its fully owned Italian entity. The counterparty is an Italian bank, and the loan is guaranteed by the Italian Government via “Fondo Centrale di Garanzia per le PMI”. As of December 31, 2020, the Company accounted the loan as Non-Current Financial liabilities net of intermediary fees and bank fees. As of March 31, 2021, the Company accounted the loan between Current and Non-Current Financial liabilities based on the repayment terms; during the three months ended March 31, 2021 no repayment of the principal has been made. As a result, the decrease of the net carrying value is mainly related to the change in the currency rate as of March 31, 2021 and December 31, 2020.

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

8. Financial liabilities (cont.)

The Company recorded $66 in interest expenses for the three months ended on March 31, 2021, as Interest expenses, net.

5.4% Long-term loan, net

On March 15, 2021, the Company obtained a loan for Euro 2,000 through its fully owned Italian entity. The counterparty is an Italian bank, and the loan is guaranteed by the Italian Government via “Fondo Centrale di Garanzia per le PMI”. As of March 31, 2021, the Company accounted the loan between Current and Non-Current Financial liabilities based on the repayment terms; during the three months ended March 31, 2021 no repayment of the principal has been made.

12.7% Secured Long Term Loan, net

On March 23, 2021, the Company entered into a $15,000 secured term loan facility with an institutional lender. The loan agreement has a maturity date of December 1, 2023 with a prepayment option for the Company after 12 months. At inception, the company prepaid interests and an insurance premium for $2,783. As of March 31, 2021, the Company accounted the loan as Non-Current Financial liabilities net of intermediary fees and bank fees, and the $33 in interest expenses for the three months ended on March 31, 2021, as Interest expenses, net.

Warrants

The Company recorded certain Warrants as a liability at fair value.

The Company estimated the fair value of the Warrants at issuance date and at each reporting date using a Probability Weighted Expected Return Method (“PWERM”). The PWERM estimated the value of each warrant assuming several possible outcomes, for which each discrete outcome is probability weighted to arrive at a weighted-average value. The Company weighted two different scenarios as follow:

(i)     Public Company scenario (“listing scenario”), through a traditional IPO or a special purpose acquisition corporation (SPAC), and

(ii)    Remaining a private Company scenario (“private scenario”).

The following table represents the weighted average probability assigned to each scenario.

Methodology	March 31, 2021	December 31, 2020	March 31, 2020
Listing scenario	100%	75%	25%
Private scenario	0%	25%	75%

The changes in estimate of the listing scenario were made in conjunction with the progression of the listing process.

In the listing scenario, the probability estimate assigned was supported by the issuance of the Proxy Statement to the SEC by GreenVision, a NASDAQ listed entity. The Company present valued the estimated equity value at listing date using a discount rate, derived from the capital asset pricing model (“CAPM”). The discount rate was updated during each reporting period to reflect the financing transactions that occurred and the related Company’s capital structure (as of March 31, 2021 and December 31, 2020 the discount rate applied is 7.4% and 27%, respectively). As of March 31, 2021, the equity value in the listing scenario is driven from the trading price of GreenVision stock and expected conversion ratio with Helbiz common shares.

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

8. Financial liabilities (cont.)

In the remaining private scenario, the warrant fair values were estimated using a backsolve method.

Fair value measurements are highly sensitive to changes in these inputs; significant changes in these inputs would result in a significantly higher or lower fair value.

2020 Warrant Purchase Agreements (5% Warrants)

On March 26, 2021, the investors converted the Warrant Purchase Agreement into 232,141 Common Shares. At conversion date, the Company recorded, as Other income (expense) — FV Adjustment, $4,127 on the condensed statement of operations for the three months ended March 31, 2021. The Company calculated the fair value adjustment of the warrant based on PWERM estimated as of March 31, 2021.

9. Convertible Preferred Stock

The table below shows the amount outstanding as of March 31, 2021 and December 31, 2020.

Convertible Preferred Stocks	March 31, 2021	December 31, 2020
Series B	4,075	4,040
Total	$4,075	$4,040

10. Common Stock

As of March 31, 2021, the Company’s charter authorized the issuance of up to 10,000,000 shares of common stock at $0.0001 par value per share and 10,000,000 shares of preferred stock at $0.0001 par value per share.

Holders of Company’s common stock are entitled to receive dividends when authorized by the board of directors, subject to any preferential rights of outstanding preferred stock. As of March 31, 2021, holders of common stock were also entitled to one vote per share on all matters submitted to a shareholder vote, including election of directors to the board of directors, subject to certain restrictions.

Equity Award Plans for Employees

2020 Equity Incentive Plan

On April 1, 2020, the Company adopted the 2020 Equity Incentive Plan (the 2020 Stock Option Plan or 2020 Plan) under which the Company may issue options to purchase its common stock to selected employees, officers, and director of the Company. Upon original approval, the Company reserved 1,600,000 shares of the Company’s common stock for issuance under the 2020 Plan, of which 1,200 have been cancelled and are not eligible for reissuance. The entire 2020 Plan has been granted by previously hired employees, officers, and Director. As of March 31, 2021 and December 31, 2020, all the options granted were unvested.

	Number of Options under the 2020 Plan	Strike Price	Number of Options granted	Number of Options vested	Number of Options unvested
2020 Plan – Data as of March 31, 2021 and December 31, 2020	1,600,000	$10.00	1,598,800	0	1,600,000

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

10. Common Stocks (cont.)

The Company recorded stock-based compensation expenses in the consolidated statements of operations for the three months ended March 31, 2021 and March 31, 2020 as follows.

	March 31, 2021	March 31, 2020
Cost of revenue	$12	$—
Research and development	236	—
Sales and marketing	166	—
General and administrative	1,170	—
Total stock-based compensation expense for Employees	$1,584	$—

2020 CEO Performance Award

The CEO Performance Awards vests upon the satisfaction of a service condition, a market condition, and a performance condition. The service condition is satisfied over a period of ten years. The performance condition will be satisfied on the effective date of a registration statement of the Company filed under the Securities Act for the Company’s listing. The market condition will be satisfied in 20 different tranches, each one is related to a Market capitalization Milestone.

As of December 31, 2020 and as of March 31, 2021, no CEO Performance Awards are vested.

As of December 31, 2020 and as of March 31, 2021, no stock-based compensation expense had been recognized for the CEO Performance Awards because the market condition was not estimated as probable.

Equity Award for Non-Employees

During the three months ended Marche 31, 2021 and March 31, 2020, the Company issued 3,389 and 2,937 Common Shares to Non-Employees, respectively; in exchange for services rendered to the Company. A portion of the Common Shares issued to Non-Employees during the first three months of 2021 — 1,234 Common Shares — are related to one advisor for services rendered in conjunction with the private placements. The Company allocated the fair value of the Common Shares issued to the Placement Agent, as discount of the gross proceeds received for the private placement transaction. During the three months ended Marche 31, 2021, Placement Agent fees paid by Common Shares are $34 recorded as reduction of Sales of Common Shares.

The remaining 2,155 Common Shares issued during the first three months of 2021 and the 2,937 issued during the first three months of 2020 have been issued to Company’s advisors. The Company recorded those stock-based compensation expenses to Non-Employees in the condensed consolidated statements of operations, based on their fair value as below.

	March 31, 2021	March 31, 2020
Sales and marketing	$—	$65
General and administrative	99	—
Total stock-based compensation expense for Non-Employees	$99	$65

The Company is not recording stock-based compensation expenses, related to non-employees, when the Equity Award includes a performance condition that it will be satisfied on the effective date of a registration statement of the Company filed under the Securities Act for the Company’s listing. The features of the Equity Awards issued by the Company to three Non-Employees, as of March 31, 2021 and subject to the qualifying event are described below:

•        $410 in Common Stock of the Company at a $80,000 valuation, conditioned upon successful listing on a US exchange, and

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

10. Common Stocks (cont.)

•        $570 in Common Stock of the Company at a $100,000 valuation, conditioned upon successful listing on a US exchange.

•        $157 in Common Stock of the Company at a $160,000 valuation, conditioned upon successful listing on a US exchange.

•        $60 in Common Stock of the Company at a $300,000 valuation, conditioned upon successful listing on a US exchange.

11. Preferred Stock

The board of directors is authorized, without approval of common shareholders, to issue preferred stock, in one or more classes or series, with such rights, preferences and privileges as approved by the board of directors.

Series A Preferred Stocks

On June 28, 2019, the Company’s authorized the issuance of up to 4,000,000 shares of Series A Preferred Stocks at $0.0001 par value per share. As of March 31, 2021 and December 31, 2020, has 4,000,000 shares of Series A Preferred Stocks reserved for issuance.

Series B Preferred Stocks

On May 28, 2020, the Company’s authorized the issuance of up to 2,000 shares of Series B Preferred Stocks at $0.0001 par value per share. As of March 31, 2021 and December 31, 2020, the Company has issued 453 shares of Series B Preferred Stocks and has 1,547 shares reserved for issuance.

The shares of Series B Preferred Stocks are redeemable at the option of the holder commencing any time after December 30, 2023. Any Series B Preferred Stocks outstanding on December 31, 2025 is automatically redeemed.

12. Commitments and Contingencies

The Company entered into various non-cancellable operating lease agreements for office facilities, Permit and brand licensing, and corporate housing with lease periods expiring through 2023. These agreements require the payment of certain operating expenses, such as taxes, repairs and insurance and contain renewal and escalation clauses. Rent expense under these agreements is recognized on a straight-line basis.

Future annual minimum lease payments as of March 31, 2021, are as follows:

Amount
Year ending December 31:
Remainder of 2021	$1,397
2022	597
2023	455
Thereafter	—
Total	$2,449

Rent expense under operating leases was approximately $464 and $282 for the three months ended March 31, 2021 and 2020, respectively. The terms of the leases provide for rental payments on a monthly basis and on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period and has accrued for rent expense incurred but not paid.

The Company currently has an agreement with Ladenburg, Thalmann & Co., Inc. (“Ladenburg”) for acting as financial advisor to Helbiz with respect to the Business Combination in progress with Green Vision, a Special Purpose Acquisition Companies (“SPACs”)”listed on Nasdaq. Ladenburg will receive a fee equal to the greater of

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

12. Commitments and Contingencies (cont.)

(i) $2,000,000 or (ii) 0.75% of the valuation of the Company immediately prior to the effectiveness of the Business Combination from Helbiz for its services, a substantial portion of which will become payable only if the Business Combination is consummated. Helbiz has also agreed to pay a maximum of non-accountable expense allowance equal to $100,000, of which $35,000 has been paid by Helbiz as an advance. In the event the Business Combination is terminated, Ladenburg shall return any portion of such advance to the extent not actually incurred.

13. Litigation

The Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on the Company’s financial position, results of operations, or cash flows. The Company does not disclose the litigation with a remote possibility of an unfavorable outcome.

14. Net Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share.

	March 31,
	2021	2020
Net loss adjusted for Deemed Dividends and Deemed Dividends equivalents	$(14,100)	$(2,523)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	4,661,364	3,478,342
Net loss per share attributable to common stockholders, basic and diluted	$(3.02)	$(0.73)

The following potentially dilutive outstanding shares were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period.

	March 31
	2021	2020
2020 Stock Option Plan	1,598,800	—
Convertible Preferred Stock Series A(1)	—	326,570
Convertible Preferred Stock Series B(2)	266,007	—
10% Convertible Notes(3)	—	133,585
0% Convertible Note(4)	—	94,980
Vienna Warrants(5)	—	20,697
Series A Warrants(6)	—	41,529
Equity Award for Non-employees with Performance condition not satisfied(7)	62,014	21,398
2020 CEO Performance Award	600,000	—
Total number of Common Shares not included in the EPS Basic and diluted	2,526,821	638,759

____________

(1)      The number of Common Shares presented for period ended March 31, 2020 is composed by: (i) 170,493 Common Shares issued on June 25, 2020 for the early conversion of a portion of the Series A, and (ii) 156,077 Common Shares represents a Company estimate because an investor converted the Convertible Preferred Stock Series A into Convertible Preferred Stock Series B on May 28, 2020.

(2)      The number of Common Shares presented for period ended March 31, 2021 represents 5.67% of the outstanding common shares as of March 31, 2021.

(3)      The number of Common Shares presented for period ended March 31, 2020, is based on the actual number of Common Shares issued for the early conversion of the 10% Convertible Debts outstanding, on July 15, 2020.

(4)      The number of Common Shares presented for period ended March 31, 2020, is based on the actual number of Common Shares issued for the early conversion of the 0% Convertible Debts outstanding, on June 23, 2020.

HELBIZ, INC.

Notes to Condensed Consolidated Financial Statements
(in thousands, except share and per share data)
(Unaudited)

14. Net Loss Per Share (cont.)

(5)      The number of Common Shares presented for period ended March 31, 2020, is based on the actual number of Common Shares issued for the early exercise of the Vienna Warrants, on December 12, 2020.

(6)      The number of Common Shares presented for period ended March 31, 2020 is composed by: (i) 22,362 Common Shares issued on December 12, 2020 for the early exercise of a portion of the Series A Warrants outstanding, and (ii) 19,167 Common Shares represents an estimate of the Company.

(7)      The number of Common Shares presented for period ended March 31, 2021 and 2020 represents the expected Common Shares to be issued to Non-Employees on the effective date of a registration statement of the Company filed under the Securities Act for the Company’s listing.

15. Related Party Transactions

During the period ended March 31, 2020, our majority shareholder and sole director repaid $900 of a loan that we made to him. Our majority shareholder and sole director completely settled all amounts that he owed to us during 2020.

16. Subsequent Events

The Company has evaluated events occurring through June 8, 2021, the date these financial statements were available for issuance, for recognition or disclosure in these financial statements, and has determined the following material subsequent events.

Mimoto Smart Mobility S.r.l. Acquisition

On March 19, 2021, the Company signed a Purchase Agreement to acquire the entire issued Corporate Capital of Mimoto Smart Mobility S.r.l. The target Company is one of the historical players offering E-mopeds sharing in Italy. On April 1, 2021, the Company settled the acquisition with a mix of cash considerations and issuance of Helbiz’s Common share. The cash considerations paid amounted to $2,155 and the equity portion resulted in 180,719 Helbiz’s Common Shares.

Amendment of Certificate of Incorporation

On April 1, 2021, the Company filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware. The Certificate of Amendment divides the authorized share capital of the Company into 10,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock and 10,000,000 preferred shares. Holders of shares of Class A Common Stock will be entitled to cast one vote per share and holders of shares of Class B Common Stock will be entitled to cast the lesser of (a) ten votes per share of Class B common stock or (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable record date on each matter properly submitted to stockholders entitled to vote.

Promissory Note with Helbiz Inc Officer

On May 27, 2021, the Company obtained funds from an unsecured Promissory Note with the Company’s CEO. The principal amount of the Note is $500 with zero interest rate. The maturity date is the earlier of: (i) the completion of a business combination with GreenVision Acquistion Corp., (ii) the completion of a debt or equity offering of a minimum of $5,000, and (iii) August 19, 2021.

Independent Auditors’ Report

To the Board of Directors and Stockholder of
Mimoto Smart Mobility Srl
Milano, Italy

Report on the Financial Statements

We have audited the accompanying financial statements of MiMoto Smart Mobility Srl, which comprise the Balance Sheet as of December 31, 2020 and 2019, and the related Statements of Operations and comprehensive Income or Loss, Changes in Stockholder’s Equity (Deficit), and Cash Flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MiMoto Smart Mobility Srl as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 — Significant Accounting Policies to the 2019 financial statements, MiMoto Smart Mobility Srl adopted new accounting guidance ASC-606. Our opinion is not modified with respect to this matter.

Report on the Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The additional schedule is presented for the purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Giuseppe Brusa CPA, LLC
February 16, 2021
New York, NY

MiMoto Smart Mobility Srl
Balance Sheets
As of December 31, 2020 and 2019

	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	€353,056	€120,327
Accounts receivable	40,162	33,823
Prepaid and other current assets	143,487	187,389
Other current assets	570	—
Total Current Assets	537,275	341,539

Property and equipment, net	120,005	208,439
Other intangible assets, net	5,599	1,112
Security deposit	122,654	120,554
Deferred tax assets	214,994	217,688
Other non-current assets	10,524	9,473
TOTAL ASSETS	€1,011,051	€898,805

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	€351,673	€286,972
Accrued expenses and other current liabilities	301,537	356,021
Loan payable – current	147,812	16,666
Total Current Liabilities	801,022	659,659

Deferred tax liabilities	68,202	104,754
Other non-current liabilities	29,263	19,759
Loan payable, non-current	635,521	383,333
TOTAL LIABILITIES	1,534,008	1,167,505

Stockholders’ Deficit
Common Stock	94,360	82,481
Additional Paid-In Capital	1,183,049	595,672
Accumulated Deficit	(1,800,366)	(946,853)
Total Stockholders’ Deficit	(522,957)	(268,700)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	€1,011,051	€898,805

MiMoto Smart Mobility Srl
Statements of Operations
For the Years Ended December 31, 2020 and 2019

	2020	2019
Revenues	€897,547	€1,378,735
Cost of Sales	694,474	691,723
Sales and Marketing expenses	378,357	529,028
Research and Development expenses	215,500	235,373
General and administrative expenses	1,098,007	862,743
Income/(loss) from Operations	(1,488,791)	(940,132)

Other income/(expense)
Other Income	608,298	343,617
Interest Expenses, net	(6,879)	(16,568)
Total Other Income	601,419	327,049
Income/(Loss) before taxes	(887,372)	(613,083)
Taxes Benefit/(Taxes Provision)	33,859	(5,373)
Net Loss	€(853,513)	€(618,456)

MiMoto Smart Mobility Srl
Statements of Changes in Stockholders’ Deficit
As of December 31, 2020 and 2019

96,898 shares authorized at December 31, 2020; 87,884 shares authorized at December 31, 2019; 72,068 shares authorized at December 31, 2018, 94,360 shares issued and outstanding at December 31, 2020; 82,481 shares issued and outstanding at December 31, 2019; 66,665 shares issued and outstanding at December 31, 2018.

	Common Stock €1 par value	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
December 31, 2018	€66,665	€—	€(328,397)	€(261,732)
Capital Contribution	15,816	595,672		611,488
Net loss			(618,456)	(618,456)
December 31, 2019	€82,481	€595,672	€(946,853)	€(268,700)
Grant of common shares plan	1,710	147,546		149,256
Capital Contribution	10,169	439,831		450,000
Net loss			(853,513)	(853,513)
December 31, 2020	€94,360	€1,183,049	€(1,800,366)	€(522,957)

MiMoto Smart Mobility Srl
Statement of Cash Flows
For the Years Ended December 31, 2020 and 2019

	2020	2019
Cash Flows from Operating Activities:
Net Income/(Loss)	€(853,513)	€(618,456)

Adjustments to Reconcile Net Income to Net Cash Provided by/(Used by) Operating Activities
Bad Debt Provision	913	12,077
Provision for Risk	50,000	(10,000)
Depreciation and amortization	111,179	106,802
Share based compensation	147,546	—
Taxes Benefit/Provision	(33,858)	5,372

Increase/(Decrease) in cash flows as a result of changes in assets and liabilities account balances:
Accounts Receivable	(7,252)	3,117
Prepaid and other current assets	43,902	(159,745)
Accounts payable	64,701	4,757
Accrued expenses and other current liabilities	(104,484)	309,617
Other non-current assets	(1,051)	(9,473)
Other non-current liabilities	9,504	14,997
Net Cash Provided by/(Used by) Operating Activities	€(572,413)	€(340,935)

Cash Flow from Investing Activities:
Property and Equipment	(15,762)	(44,890)
Intangible Assets	(11,470)	(5,904)
Security deposit	(2,100)	(44,534)
Net Cash Provided by/(Used by) Investing Activities	€(29,332)	€(95,328)

Cash Flows from Financing Activities
Proceeds from loans	400,000	—
Repayment of loans	(16,666)	(166,668)
Capital contribution	450,000	611,488
Grant of common shares plan	1,140	—
Net Cash Provided by Financing Activities	€834,474	€444,820
Net Increase/(Decrease) in Cash and Cash Equivalents	232,729	8,557
Cash and Cash Equivalents, Beginning of Year	120,327	111,770
Cash and Cash Equivalents, End of Year	€353,056	€120,327
Interest Paid	€6,363	€14,880

MiMoto Smart Mobility Srl
Notes to Financial Statements
As of December 31, 2020 and 2019

1. Organization and Business Activities

Mimoto Smart Mobility Srl (the “Company”) has been incorporated under the law of the State of Italy on November 25, 2015. The Company is organized to sharing electric E-mopeds scooters via IT platform based on software and hardware components, on the web and/or mobile applications and highly technology automated system. The Company currently operates its operations from its corporate office located at Via dell’Annunciata 2 in Milan, Italy. All the activity is realized in Italy.

2. Summary of Significant Accounting Policies

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting, whereby income is recorded when earned and expenses recorded when incurred.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the period in which such adjustments are determined.

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. Allowance for doubtful accounts is based on management’s evaluation of the adequacy of the allowance for possible non recoverable accounts receivable. This evaluation encompasses consideration of past loss experiences and the composition of the outstanding accounts receivable. Uncollectible accounts are written off periodically. The Company’s policy regarding past due receivables varies depending on individual customer circumstances.

The Company will increase collection efforts through contact with the customer and possibly turning the account over for collection.

Property and Equipment

Property and Equipment are valued at cost less accumulated depreciation. Provision for depreciation has been computed over the estimated lives of the assets using the straight-line method, based on lease contract for Leasehold.

Furniture and Fixture	7 – 15 years
Equipment	4 – 8 years
Leasehold Improvements	5 years
Vehicles	5 years

MiMoto Smart Mobility Srl
Notes to Financial Statements
As of December 31, 2020 and 2019

2. Summary of Significant Accounting Policies (cont.)

Intangible Assets

The Company’s recorded intangible assets comprises of software and brand. The Company amortizes intangible assets on a straight-line basis over their expected economic lives, which is 3 years for software and 10 years for brand. Intangible assets are reviewed for impairment whenever events or changes in business circumstances indicate carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows from related assets are less than their carrying values.

Foreign Currency

Accounts payable, accounts receivable and long-term debt due to affiliates denominated in foreign currency are converted to euros using current exchange rates in effect at the balance sheet date.

Revenue Recognition

The Company recognizes revenue when the earnings process is complete, as evidenced by an agreement with the customer, transfer of title, and acceptance, if applicable. Revenue is recorded net of returns.

Adoption of New Accounting Pronouncement

In May 2014, the Financial Accounting Standards Board (“FASB”), jointly with the International Accounting Standards Board, issued a comprehensive new standard on recognition from contracts with customers — ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard’s core principle is that a reporting entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This accounting framework provides more useful information to users of the financial statements about how revenue is recognized and offers a more consistent approach across all industries.

For nonpublic companies, the standard is effective for annual reporting periods beginning after December 15, 2018 and interim period beginning after December 15, 2019. This Pronouncement had no material effect on the Company’s financial statements and on its revenue recognition.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (ASU 2016-02), which increases transparency and comparability among organizations by recognizing all lease transactions (with terms in excess of 12 months) on the balance sheet as a liability and a right-of-use asset (as defined). Originally, this guidance is effective for nonpublic companies annual reporting periods beginning after December 15, 2019, and interim periods within those annual periods, using a modified retrospective approach, and early adoption permitted.

In November 2019, the FASB issued an amendment on Topic 842 with regards to the effective date. The Board decided to defer the effective date for non-public companies by an additional year. Therefore, Leases are effective for non-public companies for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption continues to be permitted in any interim or annual period.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230) (“ASU 2016-15”) — Classification of Certain Cash Receipts and Payments. The updated standard addresses eight specific cash flow issues with the objective of reducing diversity in practice such as: debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant

MiMoto Smart Mobility Srl
Notes to Financial Statements
As of December 31, 2020 and 2019

2. Summary of Significant Accounting Policies (cont.)

in relation to the effective interest rate of the borrowing, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, corporate and bank-owned life insurance policies, distributions received from equity method investees, beneficial interests in securitization transactions and separately identifiable cash flows and application of the predominance principle.

ASU 2016-15 is effective for nonpublic business entities for fiscal years beginning after December 15, 2018, including interim periods within those annual reporting periods. Early adoption permitted. The Company does not have those mentioned specific cash flow issues and it did not have any impact on its financial statements.

Freight and Duty Costs

The Company’s freight and duty cost are included in cost of goods sold.

Shipping and Handling Costs

Shipping and handling cost are included in operating expenses.

Employee Benefits

The Company provides a severance indemnity bonus to its employees. The only obligation of the Company with respect to the retirement plans, therefore, is to make the required contribution, which is charged to the statement of income in the period to which the contribution relates.

Advertising

Expenditures for advertising are included in operating expenses in the statement of operations. Advertising costs may be deferred if the benefits of expenditure clearly extend beyond the period in which it is made.

Income Taxes

The Company is a taxable organization to file Corporate Income Tax Return pursuant of Italian Law. Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes.

The Company adopted FASB Accounting Standard Codification Topic 740 “Income Taxes” which requires the recognition of deferred tax assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. The adoption of this standard did not have a material effect on the Company’s financial statements.

MiMoto Smart Mobility Srl
Notes to Financial Statements
As of December 31, 2020 and 2019

3. Concentration of Credit Risk

As of December 31, 2020 and 2019, the Company had respectively €253,056 and €20,327 cash in banks in excess of State Insurance limits. In assessing their risk, Management has established a policy whereby it banks only with reputable financial institutions.

4. Accounts Receivable and Revenue

As of December 31, 2020 and 2019, accounts receivable outstanding balance was respectively €40,162 and €33,823. The Management believes the outstanding balance does not represent a significant credit risk based on balance sheet analysis, and past collection experience.

Revenue is recognized upon services are provided to clients. Payment terms is usually dependent on agreement with customer.

Revenue is disaggregated by type of service and timing of revenue recognition. All the revenues are recognized and realized at Italian territory. The following table presents information for the year ended December 31, 2020 and 2019:

Net Sales by type of service	2020	2019
Sharing service	€594,250	€1,116,854
Promotion service	€303,297	€261,880
Total Net Sales	€897,547	€1,378,734

Timing of Revenue Recognition:
Transferred at a point in time	€897,547	€1,378,734
Total Net Sales	€897,547	€1,378,734

The Sharing service revenues represent the income generated by the riders of electric E-mopeds scooters. These are usually collected through electronic payment systems and the amount collected usually covers only the value of the ride benefited by the consumer, deferring the residual prepayments to the period when the service is provided. Promotion service revenues are recognized with other businesses, to which favor the Company allows advertising on its vehicles. The Company identified one performance obligation: the co-branding of vehicles in Italian geofences. As a result, the Promotion Services fees are recognized on a straight-line basis over the contractual sponsorship period.

5. Deferred Tax Assets

Temporary differences giving rise to deferred tax assets consist primarily of the excess of depreciation for financial reporting purposes over the amount for tax purpose. The following is the detail of deferred tax assets for the years ended December 31, 2020 and 2019:

	2020	2019
Start-up costs	€4,330	€6,545
Research & development costs	202,410	204,228
Leasehold improvements	1,339	—
Supplies	6,915	6,915
Total deferred tax assets	€214,994	€217,688

MiMoto Smart Mobility Srl
Notes to Financial Statements
As of December 31, 2020 and 2019

6. Deferred Tax Liability

Temporary differences giving rise to deferred tax liability consist primarily of adjustment income related to tax credit contribution received from Italian tax institution for R&D work performed during 2020 and 2019. The following is the detail of deferred tax liabilities for the years ended December 31, 2020 and 2019:

	2020	2019
Start-up costs	€—	€2,215
Research & development costs	66,281	102,539
Supplies	1,921	—
Total deferred tax liabilities	€68,202	€104,754

7. Property and Equipment

The cost of property and equipment is depreciated over the estimated useful lives of the related asset. Major improvements are capitalized and amortized over the lesser of the useful life of the improvement or the term of the underlying lease.

The following is a summary of property and equipment at cost, less accumulated depreciation as of December 31, 2020 and 2019:

Description	2020	2019
Equipment	€117,300	€112,995
Vehicles	311,924	304,844
Furniture	3,568	2,777
Leasehold Improvements	34,125	23,625
Less: Accumulated Depreciation	(346,912)	(235,801)
Total	€120,005	€208,439

For the year ended December 31, 2020 and 2019, depreciation expense on property and equipment amounted respectively to €104,196 and €102,010.

8. Advance from Customers

Advance from Customers is considered unearned income, for which revenue has not yet been recognized. As of December 31, 2020, advance from customer amounted to €63,450, which constitutes customer deposits.

9. Bank Loans Payable

For the year ended December 31, 2020 the Company has three Bank loans payable for a total outstanding balance due in the amount of €783,333.

On October 19, 2017 the Company received a Loan from UBI BANCA in the amount of €200,000 payable semi-annual in 3 years at the variable interest rate of 3,5% TAEG 4,310. As of December 31, 2020 the outstanding balance is €66,667 due to the suspension of payments authorized by the Italian Bank Institution due to the COVID PANDEMIC.

MiMoto Smart Mobility Srl
Notes to Financial Statements
As of December 31, 2020 and 2019

9. Bank Loans Payable (cont.)

On May 17, 2018 the Company received a Loan from Banco BPM in the amount of €450,000, payable monthly in 5 years at the variable interest rate of 2,75% indexed EF3 TAEG 3,2316. As of December 31, 2020 the outstanding balance is €316,667 due to the suspension of payments authorized by the Italian Bank Institution due to the COVID PANDEMIC.

On February 22, 2020 the Company received a Loan from Banco BPM in the amount €400,000, payable quarterly in 5 years at the flat interest rate of 2,4% TAEG 2,9029. As of December 31, 2020 the outstanding balance is €400,000 due to the suspension of payment authorized by the Italian Bank Institution due to the COVID PANDEMIC.

10. Grant of common shares plan

In 2020 the Company issued three shares of common stock in accordance with a common shares plan approved by the Board of Directors on July 6, 2018 which required the achievement of some business milestones, recording its market value among general and administrative expenses for a total amount of $147,546.

The estimated fair value of the common stock was based on the sale and purchase agreement of the entire common stock of the Company signed on January 21, 2021 by the Company with a US Market player which operates in a similar business. Based on its assessment at its stage of development, financial conditions and other considerations, management has estimated the value of each unit of the common stock to be €86,28 as of December 31, 2020.

The cost of the common shares granted in accordance with the plan has been recognized in 2020, year when the milestones have been achieved. No other expenses for the same plan will be incurred in following years.

11. Going Concern

The management has considered and analyzed the current Financial position of the Company and its cash flow budget 2021. Since the financial situation is not comfortable, especially due to the COVID PANDEMIC restrictions, the management in concerning about the availability of necessary cash in order to afford the coming activity of the Company. The management has realized two different option in order to finance the company: the first option is related to the on-going deal focused on the purchase of the entire interest of 100% of the Company by a US market player which operates in a similar business. A pre-deal agreement has been already signed on January 28, 2021; the second option, as experienced in the prior years, is related to finance the activity by the injection of fresh capital by the current shareholders.

12. Subsequent Events

In December 2019 and early 2020, the coronavirus that causes COVID-19 was reported to have surfaced in China. The spread of this virus globally, including the entire 2020, and still going on, has caused business disruption domestically in Italy, the area in which the Company primarily operates. While the disruption is currently expected to be temporary, there is considerable uncertainty around the duration of this uncertainty. Therefore, while the Company expects that this matter might negatively impact the Company’s financial condition, results of operations, or cash flows, the extent of the financial impact and duration cannot be reasonably estimated at this time.

On January 28, 2021, the Shareholders signed a pre-agreement in order to sell 100% of the Company to a US market player which operates in a similar business for $10,000,000.

On February 15, 2021, the Company reduced the number of authorized shares to 94,360.

The Company has evaluated subsequent events through February 16, 2020, the date when the financial statements were available to be issued. Except as mentioned above, there were no subsequent events or transactions identified that requires recognition or disclosure in the financial statements.

MiMoto Smart Mobility Srl
Additional Schedules
For the Years Ended December 31, 2020 and 2019

Sales and Marketing expenses	2020	2019
Wages	€99,764	€112,983
Insurances	54,897	59,643
Call Center Expenses	42,704	97,637
Advertising	39,518	106,246
Payroll taxes	23,791	25,180
Utilities Expenses	21,815	25,706
Telephone Expenses	17,446	15,923
Bank Fees	16,277	22,218
Maintenance	14,643	3,832
Software Licenses	13,203	—
Shipment Expenses	12,406	1,028
Other Expenses	9,555	2,780
Severance Indemnity	5,811	3,717
Meals & Entertainment	5,528	3,647
Commissions	1,000	2,880
Trade Show	—	45,606
Total Sales and Marketing expenses	€378,357	€529,028

Research and Development expenses
R&D Expenses	€92,758	€65,994
Wages	90,354	128,747
Payroll taxes	26,415	34,219
Severance Indemnity	5,974	6,412
Total Research and Development expenses	€215,500	€235,373

MiMoto Smart Mobility Srl
Additional Schedules — (Continued)
For the Years Ended December 31, 2020 and 2019

General and Administrative expenses	2020	2019
Professional Fees	€274,732	€47,728
Stock Based Compensation	147,546	—
Management Fees	111,600	55,721
Amortization and depreciation	111,179	106,802
Wage Expenses	68,678	—
Social Security Contributions	67,367	74,925
Freelance Workers	52,941	200,526
Wages – other	52,780	243,503
Risk Provision	50,000	—
Penalties	36,598	19,339
Losses on credits	23,076	—
Contingent liabilities	15,017	3,541
Severance Indemnity	11,509	14,015
Other Expenses	10,511	10,125
Administrative Expenses	10,011	15,255
External Services	8,944	—
Personal Selection Expenses	6,711	10,512
Insurances	5,159	5,541
Utilities Expenses	4,469	1,417
Other Tax Expenses	4,196	3,021
Meals & Entertainment	4,141	9,198
Transportation Expenses	3,690	7,990
Medical Visits for Employee	3,613	—
Workplace Safety	3,375	—
Telephone Expenses	2,150	933
Bank Fees	1,994	6,279
Membership Dues	1,900	918
Security Services	1,627	2,947
Miscellaneous	1,426	8,633
Bad Debt Provision	913	12,077
Donations	155	—
Software Licenses	—	1,797
Total General and Administrative expenses	€1,098,007	€862,743

Independent Accountants’ Review Report

To the Board of Directors and Stockholders of
Mimoto Smart Mobility Srl
Milano, Italy

We have reviewed the accompanying financial statements of Mimoto Smart Mobility Srl, which comprise the Balance Sheet as of March 31, 2021 and December 31, 2020, the Statements of Operations for the periods ended March 31, 2021 and March 31, 2020, Changes in Stockholders’ Deficiency and Cash Flows for the periods then ended, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

/s/ Giuseppe Brusa CPA, LLC
Giuseppe Brusa CPA, LLC
New York, NY May 12, 2021

MiMoto Smart Mobility Srl
Balance Sheets
As of March 31, 2021 and December 31, 2020

	Mar 2021	Dec 2020
ASSETS
Current Assets:
Cash and cash equivalents	€143,276	€353,056
Accounts receivable	52,828	40,162
Prepaid and other current assets	144,516	143,487
Other current assets	—	570
Total Current Assets	€340,620	€537,275

Property and equipment, net	94,608	120,005
Other intangible assets, net	5,351	5,599
Security deposit	122,226	122,654
Deferred tax assets	227,987	214,994
Other non-current assets	3,648	10,524
TOTAL ASSETS	€794,440	€1,011,051

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	€314,973	€351,673
Accrued expenses and other current liabilities	327,290	301,537
Loan payable – current	172,045	147,812
Total Current Liabilities	814,309	801,022

Deferred tax liabilities	46,119	68,202
Other non-current liabilities	35,936	29,263
Loan payable, non-current	611,288	635,521
TOTAL LIABILITIES	1,507,651	1,534,008

Stockholders’ Deficit
Common Stock; 96,898 shares authorized at March 31, 2021 and December 31, 2020; 94,360 shares issued and outstanding at March 31, 2021 and December 31, 2020;	94,360	94,360
Additional Paid-In Capital	1,183,049	1,183,049
Accumulated Deficit	(1,990,620)	(1,800,366)
Total Stockholders’ Deficit	(713,212)	(522,957)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	€794,440	€1,011,051

MiMoto Smart Mobility Srl
Statements of Operations
For the Periods Ended March 31, 2021, and 2020

	Mar 2021	Mar 2020
Revenues	€304,437	€186,822
Cost of Sales	173,435	169,200
Sales and Marketing expenses	119,689	97,117
Research and Development expenses	51,191	57,526
General and administrative expenses	200,849	176,850
Loss from Operations	(240,727)	(313,870)

Other income/(expense)
Other Income	15,397	9,882
Other Expenses	—	5,354
Total Other Income	15,397	4,529

Loss before taxes	(225,330)	(309,342)
Taxes Benefit/(Taxes Provision)	35,075	(14,583)
Net Loss	€(190,255)	€(323,925)

MiMoto Smart Mobility Srl
Statements of Changes in Stockholders’ Deficit
As of March 31, 2021 and 2020

	Common Stock € 1 par value	Additional Paid-In Capital	Accumulated Defict	Total Stockholders’ Deficit
December 31, 2019	€82,481	€595,672	€(946,853)	€(268,700)
Capital Contribution	10,169	439,831		450,000
Net loss			(323,925)	(323,925)
March 31, 2020	€92,650	€1,035,503	€(1,270,779)	€(142,626)
Grant of common shares plan	1,710	147,546		149,256
Net loss			(529,588)	(529,588)
December 31, 2020	€94,360	€1,183,049	€(1,800,366)	€(522,957)
Net loss			(190,255)	(190,255)
March 31, 2021	€94,360	€1,183,049	€(1,990,621)	€(713,212)

MiMoto Smart Mobility Srl
Statements of Cash Flows
For the Periods Ended March 31, 2021 and 2020

	Mar 2021	Mar 2020
Cash Flows from Operating Activities:
Net Loss	€(190,255)	€(323,925)
Adjustments to Reconcile Net Income to Net Cash Provided by/(Used by) Operating Activities
Depreciation and amortization	28,242	27,247
Taxes Benefit/Provision	(35,075)	14,583
Increase/(Decrease) in cash flows as a result of changes in assets and liabilities account balances:
Accounts Receivable	(12,666)	10,849
Prepaid and other current assets	(1,029)	17,718
Accounts payable	(36,700)	3,282
Accrued expenses and other current liabilities	25,753	(14,236)
Other assets	7,446	(194,152)
Other non-current liabilitites	6,673	(761)
Net Cash Provide by/(Used by) Operating Activities	€(207,611)	€(459,394)

Cash Flow from Investing Activities:
Property and Equipment	(890)	(19)
Intangible Assets	(1,707)	(5,980)
Security deposit	428	—
Net Cash Provided by/(Used by) Investing Activities	€(2,169)	€(5,999)

Cash Flows from Financing Activities
Proceeds from loans	—	400,000
Repayment of loans	—	(25,000)
Capital injection	—	450,000
Net Cash Provide by Financing Activities	€—	€825,000

Net Increase/(Decrease) in Cash and Cash Equivalents	(209,780)	359,607
Cash and Cash Equivalents, Beginning of Year	353,056	120,327
Cash and Cash Equivalents, End of Year	€143,276	€479,934
Interest Paid	€—	€6,363

MiMoto Smart Mobility Srl
Notes to Interim Financial Statements

1. Organization and Business Activities

Mimoto Smart Mobility Srl (the “Company”) has been incorporated under the law of the State of Italy on November 25, 2015. The Company is organized to sharing electric E-mopeds scooters via IT platform based on software and hardware components, on the web and/or mobile applications and highly technology automated system. The Company currently operates its operations from its corporate office located at Via dell’Annunciata 2 in Milan, Italy. All the activity is realized in Italy.

2. Summary of Significant Accounting Policies

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting, whereby income is recorded when earned and expenses recorded when incurred.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the period in which such adjustments are determined.

Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. Allowance for doubtful accounts is based on management’s evaluation of the adequacy of the allowance for possible non recoverable accounts receivable. This evaluation encompasses consideration of past loss experiences and the composition of the outstanding accounts receivable. Uncollectible accounts are written off periodically. The Company’s policy regarding past due receivables varies depending on individual customer circumstances.

The Company will increase collection efforts through contact with the customer and possibly turning the account over for collection.

Property and Equipment

Property and Equipment are valued at cost less accumulated depreciation. Provision for depreciation has been computed over the estimated lives of the assets using the straight-line method, based on lease contract for Leasehold.

Furniture and Fixture	7 – 15 years
Equipment	4 – 8 years
Leasehold Improvements	5 years
Vehicles	5 years

Intangible Assets

The Company’s recorded intangible assets comprises of software and brand. The Company amortizes intangible assets on a straight-line basis over their expected economic lives, which is 3 years for software and

MiMoto Smart Mobility Srl
Notes to Interim Financial Statements

2. Summary of Significant Accounting Policies (cont.)

10 years for brand. Intangible assets are reviewed for impairment whenever events or changes in business circumstances indicate carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows from related assets are less than their carrying values.

Foreign Currency

Accounts payable, accounts receivable and long-term debt due to affiliates denominated in foreign currency are converted to euros using current exchange rates in effect at the balance sheet date.

Revenue Recognition

The Company recognizes revenue when the earnings process is complete, as evidenced by an agreement with the customer, transfer of title, and acceptance, if applicable. Revenue is recorded net of returns.

Adoption of New Accounting Pronouncement

In May 2014, the Financial Accounting Standards Board (“FASB”), jointly with the International Accounting Standards Board, issued a comprehensive new standard on recognition from contracts with customers — ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard’s core principle is that a reporting entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This accounting framework provides more useful information to users of the financial statements about how revenue is recognized and offers a more consistent approach across all industries.

For nonpublic companies, the standard is effective for annual reporting periods beginning after December 15, 2018 and interim period beginning after December 15, 2019. This Pronouncement had no material effect on the Company’s financial statements and on its revenue recognition.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (ASU 2016-02), which increases transparency and comparability among organizations by recognizing all lease transactions (with terms in excess of 12 months) on the balance sheet as a liability and a right-of-use asset (as defined). Originally, this guidance is effective for nonpublic companies annual reporting periods beginning after December 15, 2019, and interim periods within those annual periods, using a modified retrospective approach, and early adoption permitted.

In November 2019, the FASB issued an amendment on Topic 842 with regards to the effective date. The Board decided to defer the effective date for non-public companies by an additional year. Therefore, Leases are effective for non-public companies for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption continues to be permitted in any interim or annual period.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230) (“ASU 2016-15”) — Classification of Certain Cash Receipts and Payments. The updated standard addresses eight specific cash flow issues with the objective of reducing diversity in practice such as: debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, corporate and bank-owned life insurance policies, distributions received from equity method investees, beneficial interests in securitization transactions and separately identifiable cash flows and application of the predominance principle.

ASU 2016-15 is effective for nonpublic business entities for fiscal years beginning after December 15, 2018, including interim periods within those annual reporting periods. Early adoption permitted. The Company does not have those mentioned specific cash flow issues and it did not have any impact on its financial statements.

MiMoto Smart Mobility Srl
Notes to Interim Financial Statements

2. Summary of Significant Accounting Policies (cont.)

Freight and Duty Costs

The Company’s freight and duty cost are included in cost of goods sold.

Shipping and Handling Costs

Shipping and handling cost are included in operating expenses.

Employee Benefits

The Company provides a severance indemnity bonus to its employees. The only obligation of the Company with respect to the retirement plans, therefore, is to make the required contribution, which is charged to the statement of income in the period to which the contribution relates.

Advertising

Expenditures for advertising are included in operating expenses in the statement of operations. Advertising costs may be deferred if the benefits of expenditure clearly extend beyond the period in which it is made.

Income Taxes

The Company is a taxable organization to file Corporate Income Tax Return pursuant of Italian Law. Income taxes are provided for the tax effect of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes.

The Company adopted FASB Accounting Standard Codification Topic 740 “Income Taxes” which requires the recognition of deferred tax assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. The adoption of this standard did not have a material effect on the Company’s financial statements.

3. Concentration of Credit Risk

As of March 31, 2021 and December 31, 2020, the Company had respectively € 43,276 and € 253,056 cash in banks in excess of State Insurance limits. In assessing their risk, Management has established a policy whereby it banks only with reputable financial institutions.

4. Accounts Receivable and Revenue

As of March 31, 2021 and December 31, 2020, accounts receivable outstanding balance was respectively € 52,828 and € 40,162. The Management believes the outstanding balance does not represent a significant credit risk based on balance sheet analysis, and past collection experience.

Revenue is recognized upon services are provided to clients. Payment terms is usually dependent on agreement with customer.

MiMoto Smart Mobility Srl
Notes to Interim Financial Statements

4. Accounts Receivable and Revenue (cont.)

Revenue is disaggregated by type of service and timing of revenue recognition. All the revenues are recognized and realized at Italian territory. The following table presents information for the period ended March 31, 2021 and March 31, 2020:

	2021	2020
Net Sales by type of service
Sharing service	€152,524	€161,269
Promotion service	€151,913	€25,552
Total Net Sales	€304,437	€186,822

Timing of Revenue Recognition:
Transferred at a point in time	€304,437	€186,822
Total Net Sales	€304,437	€186,822

The Sharing service revenues represent the income generated by the riders of electric E-mopeds scooters. These are usually collected through electronic payment systems and the amount collected usually covers only the value of the ride benefited by the consumer, deferring the residual prepayments to the period when the service is provided. Promotion service revenues are recognized with other businesses, to which favor the Company allows advertising on its vehicles. The Company identified one performance obligation: the cobranding of vehicles in Italian geofences. As a result, the Promotion Services fees are recognized on a straight-line basis over the contractual sponsorship period.

5. Deferred Tax Assets

Temporary differences giving rise to deferred tax assets consist primarily of the excess of depreciation for financial reporting purposes over the amount for tax purpose. The following is the detail of deferred tax assets as of March 31, 2021 and December 31, 2020:

	2021	2020
Start-up costs	€3,927	€4,330
Research & development costs	220,840	202,410
Leasehold improvements	1,291	1,339
Supplies	1,929	6,915
Total deferred tax assets	€227,987	€214,994

6. Deferred Tax Liability

Temporary differences giving rise to deferred tax liability consist primarily of adjustment income related to tax credit contribution received from Italian tax institution for R&D work performed during 2020 and 2019. The following is the detail of deferred tax liabilities as of March 31, 2021 and December 31, 2020:

	2021	2020
Research & development costs	€46,119	€66,281
Supplies	—	1,921
Total deferred tax liabilities	€46,119	€68,202

7. Property and Equipment

The cost of property and equipment is depreciated over the estimated useful lives of the related asset. Major improvements are capitalized and amortized over the lesser of the useful life of the improvement or the term of the underlying lease.

MiMoto Smart Mobility Srl
Notes to Interim Financial Statements

7. Property and Equipment (cont.)

The following is a summary of property and equipment at cost, less accumulated depreciation as of March 31, 2021 and December 31, 2020:

Description	2021	2020
Equipment	€119,896	€117,300
Vehicles	311,924	311,924
Furniture	3,568	3,568
Leasehold Improvements	16,614	34,125
Less: Accumulated Depreciation	(357,395)	(346,912)
Total	€94,608	€120,005

For the period ended March 31, 2021 and December 31, 2020, depreciation expense on property and equipment amounted respectively to € 26,287 and € 104,196.

8. Advance from Customers

Advance from Customers is considered unearned income, for which revenue has not yet been recognized. As of Marche 31, 2021 and December 31, 2020, advance from customer amounted respectively to € 20 and € 63,450, which constitutes customer deposits.

9. Bank Loans Payable

As of March 31, 2021 and December 31, 2020 the Company has three Bank loans payable for a total outstanding balance due in the amount of € 783,333.

On October 19, 2017 the Company received a Loan from UBI BANCA in the amount of € 200,000 payable semi-annual in 3 years at the variable interest rate of 3,5% TAEG 4,310. As of December 31, 2020 the outstanding balance is € 66,667 due to the suspension of payments authorized by the Italian Bank Institution due to the COVID PANDEMIC.

On May 17, 2018 the Company received a Loan from Banco BPM in the amount of € 450,000, payable monthly in 5 years at the variable interest rate of 2,75% indexed EF3 TAEG 3,2316. As of Decemebr 31, 2020 the outstanding balance is € 316,667 due to the suspension of payments authorized by the Italian Bank Institution due to the COVID PANDEMIC.

On February 22, 2020 the Company received a Loan from Banco BPM in the amount € 400,000, payable quarterly in 5 years at the flat interest rate of 2,4% TAEG 2,9029. As of December 31, 2020 the outstanding balance is € 400,000 due to the suspension of payment authorized by the Italian Bank Institution due to the COVID PANDEMIC.

10. Grant of common shares plan

In 2020 the Company issued three shares of common stock in accordance with a common shares plan approved by the Board of Directors on July 6, 2018 which required the achievement of some business milestones, recording its market value among general and administrative expenses for a total amount of $147,546.

The estimated fair value of the common stock was based on the sale and purchase agreement of the entire common stock of the Company signed on January 21, 2021 by the Company with a US Market player which operates in a similar business.

Based on its assessment at its stage of development, financial conditions and other considerations, management has estimated the value of the whole common stock to be $10,000,000 as of December 31, 2020.

MiMoto Smart Mobility Srl
Notes to Interim Financial Statements

10. Grant of common shares plan (cont.)

The cost of the common shares granted in accordance with the plan has been recognized in 2020, year when the milestones have been achieved. No other expenses for the same plan will be incurred in following years.

11. Going Concern

The management has considered and analyzed the current Financial position of the Company and its cash flow budget 2021. Since the financial situation is not comfortable, especially due to the COVID PANDEMIC restrictions, the management in concerning about the availability of necessary cash in order to afford the coming activity of the Company. The management has realized two different option in order to finance the company: the first option is related to the on-going deal focused on the purchase of the entire interest of 100% of the Company by a US market player which operates in a similar business. A pre-deal agreement has been already signed on January 28, 2021; the second option, as experienced in the prior years, is related to finance the activity by the injection of fresh capital by the current shareholders.

12. Subsequent Events

On January 28, 2021, the Shareholders signed a pre-agreement in order to sell 100% of the Company to a US market player which operates in a similar business for $10,000,000. On April 1, 2021, the on-going purchase deal has been closed: the Company has been entirely sold to Helbiz Inc.

The Company has evaluated subsequent events through May 12, 2020, the date when the financial statements were available to be issued. Except as mentioned above, there were no subsequent events or transactions identified that requires recognition or disclosure in the financial statements.

ANNEX A

MERGER AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

HELBIZ, INC. (THE “COMPANY”),

SALVATORE PALELLA, AS REPRESENTATIVE OF THE SHAREHOLDERS OF THE COMPANY
(“SHAREHOLDERS’ REPRESENTATIVE”),

GREENVISION ACQUISITION CORP. (“PURCHASER”) AND

GREENVISION MERGER SUB INC. (“MERGER SUB”)

DATED AS OF FEBRUARY 8, 2021

MERGER AGREEMENT
AND
PLAN OF REORGANIZATION

This MERGER AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of February 8, 2021 (the “Execution Date”) by and among Helbiz, Inc., a Delaware corporation (the “Company” or “Helbiz”), Salvatore Palella, as representative of the shareholders of the Company (the “Shareholders’ Representative”), GreenVision Acquisition Corp., a Delaware corporation (“Purchaser” or “GreenVision”) and GreenVision Merger Sub Inc., a Delaware corporation (“Merger Sub”).

WITNESSETH

A. The Company and its existing and future intended Subsidiaries (as defined in this Agreement) (collectively, together with the Company, the “Company Group”) are in the business of providing personal, urban mobility solutions and related technology services (which, together with all other businesses and activities conducted by the Company Group, is hereinafter referred to as the “Business”);

B. The Purchaser is a blank check company whose securities are publicly traded on the NASDAQ Stock Market and was formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities and Merger Sub is a wholly-owned subsidiary of the Purchaser;

C. The Company Securityholders are listed on the final Schedule 1.17 hereto and own or will own as of the Closing, 100% of the issued and outstanding Company Securities;

D. For United States’ federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a)(2)(E) of the Code and the parties to this Agreement hereby adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368.2(g) of the United States Treasury regulations;

E. The Company shall merge with Merger Sub (the “Merger”) pursuant to Section 251 of the Delaware General Corporation Law, after which the Company will be the surviving “Surviving Corporation” and the Company shall then be a wholly-owned direct subsidiary of GreenVision.

NOW THEREFORE, upon the terms, conditions, covenants and promises made herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1 “Action” means any legal action, suit, claim, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

1.2 “Additional Agreements” mean the (i) Registration Rights Agreement substantially in the form attached hereto as Exhibit A; (ii) Indemnification Escrow Agreement substantially in the form attached hereto as Exhibit B (“Indemnification Escrow Agreement”) by and among the Purchaser, the Shareholders Representative on behalf of the Company Shareholders and the Escrow Agent, (iii) Lock-Up Agreement substantially in the form attached hereto as Exhibit C attached hereto (“Lock-Up Agreement”), (iv) Employment Agreements by and among each of the persons named in Schedule 7.3 , the Company and the Purchaser (the “Employment Agreements”) in the form as mutually agreed by the Company, the Purchaser and each such named person, (v) the Non-Compete and Non-Solicitation Agreement (the “Non-Compete Agreements”) substantially in the form of Exhibit D, and (vi) the engagement letter entered into by the Shareholders’ Representative, the Company, and the Company Securityholders.

1.3 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

Annex A-2

1.4 “Aggregate Investment Amount” means the aggregate amount of immediately available funds contained in the Trust Account (net of any Purchaser Redemption Amount) immediately prior to the Closing (but prior to the payment of any expenses of Purchaser).

1.5 “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, foreign, Federal, state, or local.

1.6 “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.7 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

1.8 “Closing” has the meaning set forth in Section 2.6.

1.9 “Closing Consideration Conversion Ratio” shall mean a number of shares of Purchaser Common Stock equal to the quotient obtained by dividing (a) the Purchaser Merger Shares; by (b) the number of Company Securities, on a fully-diluted, fully-exchanged and converted basis, in each case, as listed on Schedule 1.17.

1.10 [Reserved].

1.11 “Closing Net Debt” means the aggregate amount of the Indebtedness of each of the members of the Company Group as of the Closing Date.

1.12 “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.13 “Code” means the Internal Revenue Code of 1986, as amended.

1.14 “Company Capital Stock” has the meaning set forth in Section 4.5.

1.15 “Company Notes” means all of the issued and outstanding promissory notes payable by the Company.

1.16 “Company Options” means all of the issued and outstanding options to acquire shares of Common Stock of the Company issued under the Helbiz 2020 Option Plan, all of which are listed on Schedule 1.17 hereto, and all of which shall be treated in accordance with Section 3.1 hereof).

1.17 “Company Securities” means the Company Shares, the Preferred A Shares, the Preferred B Shares, Company Notes and Company Options, all as described on Schedule 1.17 annexed hereto; excluding any Company Securities which may be held at Closing by, or issuable to, the PIPE Investors.

1.18 “Company Securityholder” means each Person who holds Company Securities or has the right to acquire Company Securities immediately prior to the Effective Time and the list of the existing Company Securityholders as of the date of this Agreement appears as Schedule 1.17 annexed hereto.

1.19 “Company Shares” means the Company’s shares of common stock, par value $0.0001 each.

1.20 [Reserved]

1.21 “Contracts” means the Leases and all other contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, Permits, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which any member of the Company Group is a party or by which any of its respective assets are bound.

1.22 “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities

Annex A-3

entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

1.23 “Copyleft Terms” means any terms of a license commonly referred to as an open source, free Software, copyleft, or community source code license (including any Software licensed under the GNU General Public License, GNU Lesser General Public License, Apache Software License, or any other public source code license arrangement) or any similar license, in each case that require, as a condition of or in connection with any use, modification, reproduction, or distribution of any Software licensed thereunder (or any proprietary Software or other Company Intellectual Property Rights that are used by, incorporated into or includes, relies on, is linked to or with, is derived from, or is distributed with such Software), any of the following: (a) the disclosing, making available, distribution, offering or delivering of source code or any information regarding such Software or other Company Intellectual Property Rights for no or minimal charge; (b) the granting of permission for creating modifications to or derivative works of such Software or other Company Intellectual Property Rights; (c) the granting of a royalty-free license, whether express, implied, by virtue of estoppel or otherwise, to any Person under Intellectual Property Rights (including without limitation Patents) regarding such Software or other Company Intellectual Property Rights (whether alone or in combination with other hardware or Software); or (d) the imposition of restrictions on future Patent licensing terms, or other abridgement or restriction of the exercise or enforcement of any Intellectual Property Rights through any means.

1.24 “DGCL” means the Delaware General Business Corporation Law.

1.25 “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.26 “Equity Award” means the stock options and rights and restricted stock units to acquire shares of the Company’s common stock which options are outstanding as of the date of this Agreement.

1.27 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.28 “Escrow Agent” means Continental Stock Transfer & Trust Company which shall serve as escrow agent with respect to Indemnification Escrow Agreement.

1.29 “Escrow Participant” means Salvatore Palella.

1.30 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.31 “Governmental Entity” means any domestic or non-U.S. legislative, administrative or regulatory authority, agency, commission, body, court or other governmental or quasi-governmental entity of competent jurisdiction, including any supranational body.

1.32 “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.33 “Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

1.34 “Helbiz 2020 Option Plan” shall mean the Helbiz, Inc. 2020 Equity Incentive Plan.

Annex A-4

1.35 “Indemnification Escrow Agreement” means an agreement in substantially the form attached hereto as Exhibit B, between the Escrow Participant, the Escrow Agent and the Purchaser with respect to the Indemnification Escrow Shares to reflect the terms set forth in Section 10.3.

1.36 “Indemnification Escrow Shares” means an aggregate of 1,600,000 shares of Purchaser issuable to the Escrow Participant at Closing and held by the Escrow Agent pursuant to the Indemnification Escrow Agreement which shall serve to satisfy the indemnification obligations of the Escrow Participant to the Purchaser pursuant to Article X. For purposes of clarity, the Indemnification Escrow Shares excludes any Company Securities which may be held at Closing by, or issuable to, the PIPE Investors.

1.37 “IPO” means the initial public offering of Purchaser pursuant to a prospectus dated November 18, 2019 as filed under the Securities Act.

1.38 “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money under credit and debt facilities, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all guarantees by such Person, (g) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, and (h) any agreement to incur any of the same. For informational purposes, Indebtedness shall include any loans that are not carried as tangible liabilities on the Financial Statements on a stand-alone basis (whether or not such liabilities are included in the footnotes to the Financial Statements).

1.39 “Intellectual Property Rights” means any and all intellectual property or industrial property rights existing, created, arising, or protected under applicable Law anywhere in the world, including all rights, title, and interest in and to any and all: (a) trademarks, service marks, certification marks, brand names, slogans, logos, symbols, trade dress, trade names, corporate and business names, social media identifiers and related accounts, and other indicia of source or origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same (collectively, “Trademarks”); (b) patents, patent applications, patentable inventions, invention disclosures and other patent rights, including provisionals, extensions, divisionals, continuations, continuations-in-part, re-issues, re-examinations, interferences, and counterparts thereof (collectively, “Patents”); (c) confidential information, trade secrets, inventions, know-how, processes, procedures, ideas, research and development, formulas, compositions, algorithms, source code, object code, technology, data and databases, manufacturing and production processes and techniques, specifications, prototypes, models, designs, drawings, customer lists and supplier lists, pricing and cost information, and business and marketing plans and proposals; (d) published and unpublished works of authorship, whether copyrightable or not (including Software, website and mobile content, data, databases and other compilations of information), copyrights, design and database rights, and registrations and applications for any of the foregoing and all renewals, extensions, restorations and reversions thereof, and all moral rights associated with any of the foregoing (collectively, “Copyrights”); (e) mask works and all applications, registrations, and renewals in connection therewith; (f) Internet domain names and URLs; (g) rights recognized under applicable Law that are equivalent or similar to any of the foregoing, including: any and all rights of any kind whatsoever accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world; any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and any and all claims and causes of action with respect to any of the foregoing and all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, or other violation of the foregoing; (h) copies and tangible embodiments thereof (in whatever form or medium); and (i) and all embodiments and fixations thereof and related documentation and registrations and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by any member of the Company Group, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

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1.40 “Inventory” is defined in the UCC.

1.41 “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.42 “Leases” means the leases set forth on Schedule 1.42 attached hereto, together with all fixtures and improvements erected on the premises leased thereby.

1.43 “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

1.44 “Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect upon the assets, liabilities, financial condition, net worth, management, earnings, cash flows, business, operations or properties of the Company Group and the Business, taken as a whole, provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Purchaser; (vi) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement (provided, that the exception in this subclause (vii) shall not apply to any representation or warranty contained in Sections 4.3, 4.4 or 4.10 or to the determination of whether any inaccuracy in such representations or warranties would reasonably be expected to have a Material Adverse Effect for purposes of Sections 12.2(b)); or (viii) any natural or man-made disaster or acts of God; except, in the case of subclauses (i), (ii), (iv), (vi) and (viii), to the extent such change, event, circumstance or effect has a disproportionate adverse effect on such entity as compared to other Persons engaged in the same industry.

1.45 “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.46 “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by the Company Group of any Contract or Law; (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements), and (iv) the Liens set forth on Schedule 4.14(c).

1.47 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.48 “Personal Information” means any information that relates, to, describes, identifies, could reasonably be used to identify, or could reasonably be linked directly or indirectly with an individual, browser household or device, including an individual’s combined first and last name, address, telephone number, fax number, email address, social security number or other identifier issued by a Governmental Entity (including any state identification number, driver’s license number, or passport number), geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers, or any other browser-or device-specific number or identifier, or any web or mobile browsing or usage information that is linked to the foregoing.

Annex A-6

1.49 “PIPE Investors” means those certain third-party investors that have entered into subscription agreements with the Purchaser on terms acceptable to the Company and Purchaser (the “Subscription Agreements”) pursuant to which such third-party investors have committed to make the PIPE Investment at a purchase price of $10.00 for purchase of (i) one share of Common Stock of Purchaser and (ii) one PIPE Investor Warrant, in an aggregate amount of at least $30,000,000.

1.50 “PIPE Investor Warrants” means the Warrants that will be included as part of each PIPE Investment entitling the holder thereof to purchase one share of Common Stock of Purchaser at an exercise price of $11.50 per share.

1.51 “PIPE Investment” means the private investment in Purchaser as a public company by the PIPE Investors in the form of Common Stock of Purchaser and PIPE Investor Warrants, in an aggregate amount of at least $30,000,000.

1.52 [Reserved].

1.53 “Predecessor” means an entity whose ownership, title and interest, including all rights, benefits, duties and liabilities were acquired in an uninterrupted chain of succession by the Company.

1.54 “Preferred A Shares” means the Company’s Series A Preferred Shares par value $0.0001 each.

1.55 “Preferred B Shares” means the Company’s Series B Preferred Shares, par value $0.0001 each.

1.56 “[Reserved].

1.57 “Public Official” means any Person employed by, representing or acting on behalf of a Governmental Entity or enterprise thereof (including a state-owned or state-controlled enterprise) or a public international organization, any representative or official of a political party or any candidate for any political office.

1.58 “Purchaser Common Stock” means the common stock of Purchaser, par value $0.00001 per share, inclusive of any amendments to the Purchaser Amended and Restated Certificate of Incorporation to adopt a Purchaser Class A Common Stock and the Purchaser Class B Common Stock prior to the Closing of the transactions contemplated by this Agreement.

1.59 “Purchaser Merger Shares” means, subject to any adjustments pursuant to Section 3.1 hereof, an aggregate number of shares of Purchaser Common Stock including Purchaser Class A Common Stock and Purchaser Class B Common Stock, issuable to the pre-Closing holders of Company Securities, representing without any duplication (i) shares issuable upon exchange of Company Securities, inclusive of the reservation of shares for the exchange and exercise of the Company Notes, the Company Options and Company Warrants and (ii) the Indemnification Escrow Shares, which shall be determined by subtracting the total amount of Closing Net Debt from $300,000,000 and then dividing such difference by $10.

1.60 “Purchaser Private Warrants” means the 2,100,000 warrants issued in private placements at the time of consummation of the Purchaser’s IPO, entitling the holder thereof to purchase one share of Purchaser Common Stock at an exercise price of $11.50 per share.

1.61 “Purchaser Public Warrants” means the 5,750,000 warrants that were included in as part of each Purchaser Unit in the aggregate, issued in the Purchaser’s IPO, entitling the holder thereof to purchase one share of Purchaser Common Stock at an exercise price of $11.50 per share.

1.62 “Purchaser Rights” means the rights that were included in as part of each Purchaser Unit issued in the Purchaser’s IPO to purchase 1/10th of a share of Purchaser Common Stock.

1.63 “Purchaser Warrant” shall mean each Purchaser Private Warrant and Purchaser Public Warrant, inclusive of warrants issued by Purchaser to the underwriter of its initial public offering.

1.65 “Purchaser Unit” means a unit of the Purchaser issued in the Purchaser’s IPO comprised of (a) one share of Purchaser Common Stock and (b) one warrant to purchase one share of Purchaser Common Stock at an exercise price of $11.50 per share and (c) one right to purchase 1/10th of a share of Purchaser Common Stock.

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1.66 “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

1.67 “Reference Time” means the close of business of the Company on the business day immediately prior to the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of such time).

1.68 “Registration Rights Agreement” means the agreement, in substantially the form attached hereto as Exhibit A, governing the resale pursuant to a registration statement to be filed under the Securities Act of all shares of Purchaser Common Stock issuable to the Company’s Shareholders pursuant to this Agreement.

1.69 “Release” means any releasing, spilling, emitting, leaking, pumping, pouring, injection, escaping, depositing, disposing, emptying, discharging, dispersing, dumping, leaching or migration of any Hazardous Materials into, onto, in, on or through the indoor or outdoor environment, including relating to any landfill, basin, subsurface or aboveground pipeline or other structure, wetland, quarry or natural resource (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through indoor or outdoor air, soil, subsurface strata, sediment, surface water or groundwater.

1.70 “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.71 “SEC” means the United States’ Securities and Exchange Commission.

1.72 “Securities Act” means the Securities Act of 1933, as amended.

1.73 “Shareholder” means each Person who holds shares of Company Capital Stock immediately prior to the Effective Time.

1.74 “Software” and all (a) computer programs, applications, middleware, firmware, microcode and other software (and all derivative works, foreign language versions, enhancements, versions, releases, fixes, upgrades and updates thereto), including operating systems, algorithms, heuristics, models and methodologies, compilations, development tools, compilers, comments, user interfaces, menus, buttons and icons, application programming interfaces, files, data scripts, architecture, algorithms, and higher level or “proprietary” languages, in each case, whether in source code, object code or other form or format, including code, libraries, subroutines and other components thereof, all documentation relating thereto; (b) testing, validation, verification and quality assurance materials; (c) databases, conversions, interpreters and compilations, including any and all data and collections of data, whether machine readable or otherwise; (d) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; (e) all documentation, including user manuals, web materials and architectural and design specifications and training materials, relating to any of the foregoing; (f) software development processes, practices, methods and policies recorded in permanent form, relating to any of the foregoing; (g) performance metrics, sightings, bug and feature lists, build, release and change control manifests recorded in permanent form, relating to any of the foregoing; and (h) all media and other tangible property necessary for the delivery or transfer of any of the foregoing.

1.75 “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are, as of the date of this Agreement and required to be under the conditions to Closing as set forth under Article IX hereof, as of the Closing, Controlled or owned, directly or indirectly, by the Company, which for the avoidance of doubt shall include any variable interest entity through which all or a portion of the Business is conducted. With respect to the Company, its direct and indirect subsidiaries as of the date of this Agreement and Closing are listed on Schedule 1.75, which Schedule includes a statement setting forth the amount of such direct and indirect equity ownership by the Company.

1.76 [Reserved].

Annex A-8

1.77 “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company Group and other tangible property, including the items listed on Schedule 4.14(a).

1.78 “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental), together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.79 “Taxing Authority” means the Internal Revenue Service and any other Authority responsible or the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

1.80 “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.81 “UCC” means the Uniform Commercial Code of the State of Delaware, or any corresponding or succeeding provisions of Laws of the State of Delaware, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.82 [Reserved].

1.83 “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

ARTICLE II
MERGER

2.1 Merger. At the Effective Time, in accordance with Section 251 of the DGCL, the Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation. The Company Securities held by or beneficially owned by, the Company Securityholders, including any holders of Company Options or Company Warrants to be exchanged pursuant to Section 3.1 below shall thereafter represent an aggregate number of Purchaser Merger Shares, subject to any adjustment pursuant to Section 3.1 hereof. The Purchaser Merger Shares issuable at closing shall be issued pro rata to the Company Securityholders based upon their holdings as set forth on Schedule 1.17. As a result of the Merger, the Company shall (a) become a wholly-owned subsidiary of Purchaser, and continue to be governed by the Laws of the State of Delaware and (b) the Subsidiaries of the Company shall thereafter be indirect subsidiaries of Purchaser.

2.2 Merger Effective Date. The parties hereto shall, in coordination with each other, inform the Secretary of State of under the DGCL that all conditions to the Merger of the Merger Sub with and into the Company under DGCL and this Agreement have been satisfied and completed (together with any other documentation required to be submitted to the Delaware Secretary of State, whether under this Agreement or the Merger Proposal (the “Certificate of Merger”), by the Delaware Secretary of State or otherwise) and setting forth the proposed date for the date of effectiveness of the Merger on which the Delaware Secretary of State is requested to issue a certificate evidencing the Merger in accordance with Section 251 of the DGCL. The Merger shall become effective upon the date set forth in the Certificate of Merger in accordance with Section 251 of the DGCL (the time at which the Merger becomes effective is referred to herein as the “Effective Time”). For the avoidance of doubt, the parties intend that the Merger shall be declared effective and that the issuance by the Delaware Secretary of State of a Certificate of Merger shall both occur on, or as soon as practically possible before, the Closing Date (as defined below).

2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and

Annex A-9

franchises, debts, liabilities, duties and obligations of the Company and Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Company and the Merger Sub set forth in this Agreement to be performed after the Closing. The Merger Sub shall be merged with and into the Company, and the separate corporate existence of the Merger Sub will cease, and the Company will thereafter be a wholly owned subsidiary of the Purchaser, all as provided under the DGCL and the provisions of this Agreement. For the avoidance of doubt, (i) the Purchaser Common Stock, Purchaser Warrants, Purchaser Rights and Purchaser Private Warrants shall survive the Merger and remain in effect without any change to their existing terms and (ii) all issued and outstanding Company Securities shall be terminated and converted and represent the right to receive Purchaser Merger Shares pursuant to Section 3.1(c), (d) or (e) below.

2.4 U.S. Tax Treatment. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Section 368(a)(2)(E) of the United States Treasury Regulations. The parties to this Agreement hereby agree to (i) file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (ii) all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each such party and each of the Shareholders of the Company (x) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (y) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

2.5 Certificate of Incorporation and Bylaws of Surviving Corporation. At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time, shall cease to have effect and the certificate of incorporation of the Merger Sub (as amended, the “Charter Documents”), as in effect immediately prior to the Effective Time, shall be the Charter Documents of the Surviving Corporation, except that the name of the Surviving Corporation shall remain as Helbiz, Inc. At the Effective Time, and without any further action on the part of the Company or Merger Sub, the bylaws of the Merger Sub shall be the bylaws of the Surviving Corporation, except that the bylaws of the Surviving Corporation shall be amended to reflect the intended name of the Company.

2.6 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XII, the closing of the Merger (the “Closing”) shall take place at the offices of Becker & Poliakoff, LLP, 45 Broadway, 17th Floor, New York, New York 10006 at 10:00 a.m. local time, on the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in Article IX or at such other time, date and location as the Purchaser and Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.7 Board of Directors of Purchaser. Immediately after the Closing, the Purchaser’s board of directors will consist of five (5) directors. Initially and effective at Closing, the Purchaser shall have the right to appoint one (1) director and the Shareholders of the Company shall have the right to appoint up to four (4) directors. The two new independent directors of Purchaser effective at the Closing shall be mutually approved by the Parties hereto prior to filing of the Proxy Statement with the SEC. Notwithstanding anything to the contrary, the Company and Purchaser acknowledge and agree that the Board of Directors of Purchaser (and each committee of the Board of Directors when required) shall include (i) a majority of “independent directors” as determined in accordance with the rules of the Nasdaq Stock Market Inc. (“Nasdaq”) and (ii) at least one financial expert as determined in accordance with the rules of Nasdaq and the SEC.

2.8 PIPE Investment. At the Closing, the PIPE Investors and Purchaser shall consummate the PIPE Investment pursuant to and in accordance with the terms of the applicable Subscription Agreements.

2.9 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and

Annex A-10

franchises of the Company and the Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company and the Merger Sub, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.10 No Further Ownership Rights in Company Capital Stock and Company Securities. At the Effective Time, the register of stockholders of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Securities on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of Company Securities of any kind or nature outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Securities or Company Capital Stock, except as otherwise provided for herein or by Law.

2.10 Rights Not Transferable. The rights of the holders of Company Capital Stock as of immediately prior to the Effective Time are personal to each such holder and shall not be assignable or otherwise transferable for any reason (except by will or by the operation of the laws of descent after the death of a natural holder thereof). Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

ARTICLE III
EXCHANGE CONSIDERATION; MONETARY DEPOSIT

3.1 Exchange Consideration.

(a) (i) Subject to and upon the terms and conditions contained in this Agreement, the Purchaser shall issue the Purchaser Merger Shares to the holders of Company Capital Stock as of the Effective Time, in full payment for the Company Capital Stock (subject to the provisions for the Indemnification Escrow Shares pursuant to Section 3.1(j) below) of which all of Purchaser Merger Shares shall be issued in exchange for all Company Securities pro rata to the Company’s Securityholders based upon Schedule 1.17 (as may be updated and mutually agreed prior to the Closing Date), provided that any shares of Company Class A Common Stock shall be exchanged for shares of Purchaser Class A Common Stock and any shares of Company Class B Common Stock shall be exchanged for shares of Purchaser Class B Common Stock, provided further, however, that the holder of Purchaser Class B Common Stock shall represent no more than 60% of all voting securities of Purchaser at the Closing on a fully-diluted basis (which shall include the exercise of all Purchaser Warrants and all PIPE Investor Warrants) for a period of no more than twenty-four (24) months following the Closing of the Merger

(ii) Closing Statement. Not later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Purchaser a statement certified by the Chief Executive Officer and the Chief Financial Officer of the Company (the “Estimated Closing Statement”) setting forth (a) an estimated consolidated balance sheet of the Company Group as of the Reference Time, prepared in good faith and in accordance with the GAAP, and (b) a good faith calculation of the Company’s estimate of the Closing Net Debt as of the Reference Time and along with reasonably detailed calculations, which Estimated Closing Statement shall be subject to the review and approval by Purchaser. Promptly after delivering the Estimated Closing Statement to Purchaser, the Chief Executive Officer and Chief Financial Officer of the Company will meet with Purchaser to review and discuss the Estimated Closing Statement and the Company will consider in good faith Purchaser’s comments to the Estimated Closing Statement and make applicable adjustments to the Estimated Closing Statement, subject to review and approval by Purchaser and the Company prior to the Closing. The adjusted Closing Statement (“Final Closing Statement”) shall thereafter be deemed the final Closing Statement for all purposes of this Agreement. The Final Closing Statement and the determinations contained therein shall be prepared in accordance with the U.S. GAAP and otherwise in accordance with this Agreement. The Final Closing Statement will also include (i) with respect to any Closing Net Debt, the amount owed to each creditor of any of the members of the Company Group and, the payoff amount to be satisfied at the Closing, payment instructions, together with payoff and lien release letters from each Company Group creditors in form and substance reasonably acceptable to Purchaser, and (ii) expenses related to the Merger and other transaction contemplated by this Agreement, the amount owed to each payee thereof and payment instructions

(b) [Reserved].

(c) Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, Merger Sub, the Company or the Company Securityholders, each share of Company Capital Stock and any rights to acquire Company Capital Stock issued and outstanding immediately prior to the

Annex A-11

Effective Time shall be canceled and automatically converted into the right to receive, without interest, a number of shares of Purchaser Merger Shares (including Purchaser Class A Common Stock and Purchaser Class B Common Stock, as may be applicable) equal to the Closing Consideration Conversion Ratio as set forth on Schedule 3.1(c), in each case, subject to Section 3.1(d) and (e) and Section 10.3 below.

(d) Treatment of Company Options and Company Warrants. Prior to the Effective Time, the board of directors of the Company and Purchaser, (or if appropriate, any duly authorized committee thereof) shall, as applicable, take all corporate actions necessary, including adopting appropriate resolutions and obtaining consents of option holders if required, to provide that, prior to the Effective Time, each outstanding Company Option or Company Warrant, whether vested or unvested, shall be treated as follows:

(i) Vested Company Options. Each Company Option which is vested and exercisable prior the Effective Time shall either be, immediately prior to the Effective Time (i) exercised, upon payment of the requisite exercise price by the holder thereof, for Company Shares or (ii) cancelled and terminated. The Company Shares issued upon exercise of the vested Company Options shall thereafter be exchanged for Purchaser Merger Shares at the Effective Time after giving effect to the Closing Consideration Conversion Ratio (and subject to the lockup restrictions under Section 7.4 hereof).

(ii) Unvested Company Options. At the Closing, each Company Option which is not vested as of the Effective Time shall be cancelled and terminated.

(iii) Company Warrants. Each Company Warrant, whether vested or unvested, shall be cancelled and exercised for Company Shares at the exercise price prevailing for each Company Warrant prior to the Closing. At the Effective Time, such Company Shares shall be exchanged for shares of Purchaser Common Stock at the Closing Consideration Conversion Ratio (subject to the lockup restrictions under Section 7.4 hereof). Further, any fractional shares will be rounded down to the nearest whole number of shares of Purchaser Common Stock. Following such exchange for shares of Purchaser Common Stock, each Company Warrant shall be cancelled and of no further force and effect. Any Company Warrant not exercised for Company Shares prior to the Closing shall at the Effective Time be cancelled and of no further force and effect.

(e) Treatment of Preferred Stock. Prior to the Effective Time, the Company, Merger Sub and the Purchaser (or if appropriate, any duly authorized committee thereof) shall, as applicable, take all corporate actions necessary, including adopting appropriate resolutions and obtaining consents of holders of Company preferred stock if required, to provide that, prior to the Effective Time, each outstanding shares of Company Preferred A Shares and Preferred B Shares shall be converted into Company Common Stock or terminated, and shall of no further full force and effect as of the Effective Time. Any fractional share will be rounded down to the nearest whole number of shares of Purchaser Common Stock.

(f) Treatment of Company Notes. Prior to the Effective Time, the Company shall take all corporate actions necessary, including adopting appropriate resolutions and obtaining consents of holders of Company Notes, if required, to provide that, prior to the Effective Time, each Company Note shall either be (i) converted into Company Shares or (ii) repaid and cancelled and following such repayment, shall be of no further force and effect.

(g) Conversion of Shares of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the shareholders of Merger Sub, be converted into and become shares of the Surviving Corporation and Purchaser shall be the sole stockholder of the Surviving Corporation.

(h) Treatment of Company Securities Owned by the Company. At the Effective Time, all Company Securities that are owned by the Company as treasury shares immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(i) No Liability. Notwithstanding anything to the contrary in this Section 3.1, no party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(j) Indemnification Escrow Shares. Notwithstanding anything to the contrary in the other provisions of this Section 3.1, Purchaser shall withhold from the shares of Purchaser Merger Shares otherwise issuable to the Escrow Participant pursuant to this Section 3.1 such number of shares of Purchaser Common Stock as determined in accordance with Section 1.36.

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(k) Ownership of Company Securities. No later than ten (10) days prior to the Closing Date, the Company shall deliver to Purchaser a final Schedule 1.17, which shall set forth, as of the immediately prior to the Effective Time, the following information: (i) the name of each Company Securityholder, (ii) the number and kind of each Company Security held by each Company Securityholder, including, if applicable, the number of Company Shares issuable upon exercise or conversion of such Company Security and the exercise price per share for such Company Security, (iii) the vesting arrangements with respect to each Company Security held by such Company Securityholder (including the vesting schedule, vesting commencement date, date fully vested and the extent to which such Company Security is vested as of the Closing), (iv) the total number of shares of Purchaser Common Stock issuable pursuant to Section 3.1(a) in respect of each Company Security held by such Company Securityholder; (v) the total number of shares of Purchaser Common Stock issuable upon exercise or conversion of each Company Security held by such Company Securityholder following the assumption by Purchaser of such Company Security pursuant to Section 3.1(d) and the respective exercise price per share applicable to such Company Security following such assumption; and (vi) the number of Indemnification Escrow Shares deposited into the Escrow Account on behalf of such Company Securityholder pursuant to Section 3.1(j) and Section 10.3.

3.2 Surrender of Company Securities; Issuance of Closing Purchaser Merger Shares.

(a) Surrender of Certificates. All Purchaser Merger Shares issued upon the surrender of Company Securities in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities.

(b) Lost or Destroyed Certificates. In the event any certificates representing Company Securities shall have been lost, stolen or destroyed, the Purchaser shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof (without the requirement to post a bond), such securities, as may be required pursuant to this Section 3.2 and Section 10.3.

(c) No certificates or scrip representing fractional shares of Purchaser Merger Share will be issued pursuant to the Merger, including with respect to any release of the Escrow Shares pursuant to Section 3.1(j) and the Indemnification Escrow Agreement and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Purchaser. All fractional shares of Purchaser Merger Shares will be rounded down to the nearest whole share of Purchaser Common Stock.

(d) Legend. Each certificate representing shares of Purchaser Merger Share issued pursuant to this Agreement shall bear the legend set forth below, or legend substantially equivalent thereto, together with any other legends that may be required by any securities Laws at the time of the issuance of the Purchaser Common Stock:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT AND THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION COVERING SUCH SECURITIES OR (II) THE ISSUER OF THE SHARES OF COMMON STOCK HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT AND SUCH OTHER APPLICABLE LAWS.

THE SHARES PRESENTED BY THIS CERTIFICATE ARE RESTRICTED AND MAY ONLY BE TRANSFERRED TO QUALIFIED PARTIES APPROVED BY THE COMPANY AND CONTINUE TO BE RESTRICTED POST SUCH APPROVED TRANSFERS. THESE SHARES ARE NOT ELIGIBLE FOR REGISTRATION UNTIL TWELVE (12) MONTHS AFTER THE EFFECTIVE DATE OF THE INIITIAL ISSUANCE DATE ON THIS CERTIFICATE.

3.3 Company Deposit. Simultaneously with execution of this Agreement, the Company shall deposit, or cause to be deposited, with Purchaser in its operating bank account (Purchaser has provided account instructions) by wire transfer of immediately available funds the sum of $750,000 (the “Transaction Deposit”). In the event of termination of this Agreement, Purchaser shall have the right, without further action, to retain the full amount of the Company

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Deposit. In the event that Purchaser is entitled to terminate this Agreement and receive the Break-Up Fee as provided in Section 12.5 below, the amount of the Break-Up Fee payment shall be reduced by the Transaction Deposit paid hereunder

3.4 Withholding Rights and Tax Rulings. The Company, Purchaser or any Person acting on their behalf (each, a “Payor”), shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom under any applicable provision of federal, local or foreign Tax law or under any applicable legal requirements (including, for the avoidance of doubt, the regulation of withholding from assets and services). To the extent such amounts are so deducted and withheld and remitted to the applicable Tax authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid (each, a “Payee”), and the Payor shall promptly provide the applicable Payee with a document evidencing the amount so withheld and remitted to the Tax authority with respect to the payment made to such Payee.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY GROUP AND THE SHAREHOLDERS’ REPRESENTATIVE

Except as set forth in the disclosure schedules delivered by the Company Group to the Purchaser prior to the execution of this Agreement which disclosure schedules shall be in form and substance reasonably acceptable to Purchaser (the “Disclosure Schedule”), each of (i) the Company Group and (ii) the Shareholders’ Representative on behalf of the Company Shareholders hereby represents and warrants to Purchaser and Merger Sub that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date.

4.1 Corporate Existence and Power. The Company is a company duly incorporated, validly existing under the Laws of the State of Delaware. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted, except where the failure to have any license, franchise, permits, authorizations, permits, authorizations consents and approvals, would not have a Material Adverse Effect. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its Business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which such properties are owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The Company and its Subsidiaries have offices located only at the addresses set forth on Schedule 4.1.

4.2 Authorization. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The Company Board of Directors, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the Company Board of Directors, has (i) approved this Agreement and the other Transactions and determined that this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein, advisable, fair to and in the best interests of the Company and the Company Shareholders, (ii) approved this Agreement in accordance with the provisions of DGCL and the Charter Documents and (iii) directed that the adoption of this Agreement be submitted to the Company Shareholders for consideration and unanimously recommended that all of the Company Shareholders adopt this Agreement. The affirmative vote of more than fifty percent (50%) of the voting power of the Shareholders who are present in person or by proxy at such meeting and voting thereon or participated by written consent shall be required by the Company to approve the transactions contemplated by this Agreement by the Shareholders (the “Company Shareholder Approval”). The Company has duly obtained the Company Shareholder Approval for this Agreement and the transactions contemplated hereby in accordance with the provisions of DGCL and the Charter Documents.

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4.3 Governmental Authorization. The Business of the Company has been, and is being, conducted in compliance in all material respects of all applicable Laws. The Company has not received any written communication alleging any material noncompliance with any such Laws that has not been cured. The Company has obtained and is in compliance in all material respects with all material permits, licenses, certifications, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity necessary to conduct its Business as presently conducted. Except for the approvals listed on Schedule 4.3, neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements requires any consent, approval, license, order or other action by or in respect of, or registration, declaration or filing with, any Authority as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Governmental Approval”).

4.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements does or will (a) contravene or conflict with the organizational or constitutive documents of any member of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group, (c) except for the Contracts listed on Schedule 4.16(a) requiring Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company Group or by which any of the Company Capital Stock or any of the Company Group’s assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Company Capital Stock, (e) cause a loss of any material benefit relating to the Business to which the Company Group are entitled under any provision of any Permit or Contract binding upon the Company Group, (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s assets, or (g) require any consent, approval or waiver from any Person pursuant to any provision of the Charter Documents, except for such consent, approval or waiver which shall be obtained prior to the Closing.

4.5 Capitalization. The Company’s authorized and issued equity and debt capital is described on Schedule 4.5 annexed hereto. Such equity and debt securities are sometimes referred to as “Company Capital Stock”.

(a) No Company Capital Stock is held in its treasury. All of the issued and outstanding Company Capital Stock has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Capital Stock is owned of record and, to the Company’s knowledge, beneficially by the Company Securityholders as set forth on Schedule 1.17, free and clear of all Liens (other than usual and customary federal and state securities laws regarding the transfer of unregistered securities). Except as set forth on Schedule 1.17, no outstanding Company Capital Stock is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. The only shares of Company Capital Stock that will be outstanding after Closing will be the Company Capital Stock owned by the Purchaser following the consummation of the Merger. No other class of shares of the Company is authorized or outstanding. Except as set forth in Schedule 1.17, there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom share rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the Company, or (b) agreements with respect to any of the Company Capital Stock, including any voting trust, other voting agreement or proxy agreements, put or redemption rights with respect thereto.

(b) No later than five (5) Business Days prior to Closing, the Company shall provide to Purchaser an updated Schedule 1.17 and Schedule 4.5 to reflect any and all changes thereto. Nothing contained in this Section 4.5(b) or in the updated Disclosure Schedules delivered pursuant hereto shall be construed or deemed to: (i) modify the Company’s obligations to obtain Purchaser’s prior consent to the issuance of any securities representing Company Capital stock pursuant to Section 6.1 (xviii) below; or (ii) alter or amend the total aggregate number of Purchaser Merger Shares issuable to the Company Securityholders pursuant to Section 3.1(a); or (iii) alter or amend the Closing Consideration Conversion Ratio.

(c) The Company Capital Stock shall consist of two (2) classes: Company Class A Common Stock and Company Class B Common Stock. No later than thirty (30) days prior to the Closing Date, the Company shall file a Certificate of Amendment to the Certificate of Incorporation designating the Company Common Stock to

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include both the Company Class A Common Stock and the Company Class B Common Stock. The rights and interest of the Company Class A Common Stock and the Company Class B Common Stock shall be the same in all material respects except that the each share of Company Class A Common Stock shall have one (1) vote per share and each share of Company Class B Common Stock shall have such number of votes per share so that the holder of Company Class B Common Stock shall represent no more than 60% of all voting securities of the Company on a fully-diluted basis (which shall include the exercise of all Company Warrants) for a period of no more than twenty-four (24) months following the Closing of the Merger.

(d) Except as set forth on Schedule 4.5(d), no employee of the Company or other Person has received an offer letter or other Contract which is still outstanding that contemplates a grant of, or right to purchase or receive: (i) Company Options or Company Warrants or (ii) any other securities of the Company, that in each case, have not been issued or granted as of the date of this Agreement.

4.6 Charter Documents. Copies of the Charter Documents have heretofore been made available to Purchaser, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. The Company has not taken any action in violation or derogation of its Charter Documents.

4.7 Corporate Records. All proceedings occurring since the date of incorporation of the Company of the board of directors of the Company, including all committees thereof, and of the Company Shareholders, and all consents to actions taken thereby, are accurately reflected, in all material respects, in the minutes and records contained in the corporate minute books of the Company and made available to the Purchaser. The stock register of shareholders of every class of Company Securities of the Company is complete and accurate.

4.8 Assumed Names. Schedule 4.8 is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years of the date of this Agreement used by the Company Group, including names on any websites. Since the date of the Company’s incorporation, none of the members of the Company Group has used any name other than the names listed on Schedule 4.8 to conduct the Business. The Company Group has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself.

4.9 Subsidiaries. Except as set forth on Schedule 4.9, the Company owns or will own prior to the Effective Time any and all of the equity interests of each of the Subsidiaries set forth on Schedule 4.9, free and clear of all Liens. Each Subsidiary is duly organized and validly existing under the Laws of the State of its incorporation or formation and each Subsidiary is or will be at Closing, wholly-owned by the Company. The Company is not a participant in any joint venture, partnership, or similar arrangement. The share capital of each Subsidiary is fully paid-up. Except for the Subsidiaries set forth on Schedule 4.9, the Company (i) does not own or Control, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and (ii) has not agreed and is not obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment (in the form of a loan, capital contribution or otherwise) in any other Person. The Company has delivered to Purchaser a true and correct and complete copy of each and every agreement and contract to acquire any Person. On or before the Closing Date, any Person set forth on Schedule 4.9 shall be wholly-owned as of such date and there shall be not be outstanding any rights or options of any kind or nature held by any Person other than Purchaser to acquire any capital stock or to obtain or share in any profits of the Company or any Subsidiary.

(a) Each Subsidiary has all corporate power and authority, and all governmental licenses, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted, except where the failure to have any license, franchise, permits, authorizations, permits, authorizations consents and approvals, would not have a Material Adverse Effect. Each Subsidiary is qualified to do business as a foreign entity in any jurisdiction where the character of the property owned or leased by such Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary. Each Subsidiary has offices or physical locations located only at the addresses set forth by its name on Schedule 4.9.

(b) No outstanding capital stock or other securities of any Subsidiary is subject to any right of first refusal, right of first offer, preemptive right or similar restriction. Except as set forth on Schedule 4.9(b), there are no: (i) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of any Subsidiary, or (ii) agreements

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with respect to any of the capital stock or other securities of any Subsidiary, including any voting trust, other voting agreement or proxy with respect thereto. Any such subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock or other securities of any Subsidiary shall be terminated prior to the Closing Date.

(c) Each Subsidiary of the Company has conducted and continues to conduct the Business in any material respect in compliance with all Laws, judgment, order and decree entered by any Authority, domestic or foreign, applicable to such Subsidiary or its Business. Each Subsidiary of the Company is not in any material respect in violation of, has not since the date of the Company’s incorporation, violated, and to the Company’s best knowledge, has not since the date of the Company’s incorporation been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Authority, domestic or foreign.

(d) Each Subsidiary of the Company has all Permits necessary to operate its Business, as it is now being conducted, except where the failure to have such Permit would not have a Material Adverse Effect.

4.10 Consents. Except as listed on Schedule 4.10, there are no Contracts binding upon the Company Group or by which any of the Company Capital Stock or any of the Company Group’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

4.11 Financial Statements.

(a) Correct and complete copies of the following financial statements have been made available to Purchaser prior to the Execution Date and are included at Schedule 4.11: (i) audited consolidated financial statements of the Company Group as of and for the fiscal year ended December 31, 2018; and (ii) the unaudited consolidated financial statements of the Company Group as of and for the fiscal years ended December 31, 2019 and 2020 consisting of (A) the unaudited consolidated balance sheet as of December 31, 2019 and the unaudited consolidated balance sheet as of December 31, 2020; (B) the unaudited consolidated income statement for the twelve (12) month period ended on December 31, 2019 and the unaudited consolidated income statement for the twelve (12) month period ended on December 31, 2020; (C) the unaudited consolidated cash flow statement for the twelve (12) month period ended on December 31, 2019 and the unaudited consolidated cash flow statement for the twelve (12) month period ended on December 31, 2020; and (D) the related notes for each of the fiscal years ended December 31, 2019 and December 31, 2020 (collectively, the “Financial Statements” and the unaudited consolidated balance sheet as of December 31, 2018 (the “Balance Sheet Date”) included therein, the “Balance Sheet”).

(b) The Financial Statements are materially true, complete and correct, and fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company Group; and (ii) were prepared in accordance with U.S. GAAP consistently applied.

(c) Except as: (i) specifically disclosed, reflected or fully reserved against on the Balance Sheet; (ii) liabilities and obligations incurred in the ordinary course of business since the date of the Balance Sheet; (iii) liabilities that are executory obligations arising under Contracts to which any member of the Company Group is a party (none of which results from, arises out of, or relates to any breach or violation of, or default under, a Material Contract or applicable Law); (iv) expenses incurred in connection with the negotiation, execution and performance of this Agreement, any Additional Agreement or any of the transactions contemplated hereby or thereby; (v) liabilities that would not have a Material Adverse Effect; and (vi) liabilities set forth on Schedule 4.11(c), the Company Group does not have any material liabilities, debts or obligations of any nature of the type required to be reflected on a balance sheet in accordance with GAAP.

(d) Schedule 4.11(d) sets forth a list and description (principal amount, interest rate and maturity date) of all Company Notes issued and outstanding as of the date of this Agreement, which Schedule 4.11(d) will be updated by the Company three (3) days prior to Closing and which Company Notes are intended to survive the Closing. Except as set forth on Schedule 4.11(d), the Company Group does not have any Indebtedness. Any and all such Indebtedness shall be repaid in full as of the Closing Date.

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(e) Neither the Company nor any member of the Company Group is a party to, or has any commitment to become a party to, any “off balance sheet arrangements” that would be required to be disclosed under Item 303(a) of Regulation S-K promulgated by the SEC or any “variable interest entities” (within the meaning Accounting Standards Codification 810). Since the date of the Company’s formation (the “Applicable Date”), to the Knowledge of the Company, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, including with respect to the Financial Statements, have been received by the Company. To the Company’s Knowledge, since the Applicable Date, the Company Group has not identified or been made aware of any fraud, whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries that have a significant role in the Company’s internal control over financial reporting and the preparation of the Financial Statements.

4.12 Books and Records. All Contracts, documents, and other papers or copies thereof delivered to Purchaser by or on behalf of the Company Group are accurate, complete, and authentic.

(a) The Books and Records of each member of the Company Group accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company Group. The Company and each member of the Company Group maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP; and

(iii) access to assets is permitted only in accordance with the respective management’s authorization.

(b) All accounts, books and ledgers of each member of the Company Group have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. Except as disclosed on Schedule 4.12(b), no member of the Company Group does not have any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of each member of the Company Group and which is not located at the relevant office.

(c) From and after the Effective Time, the Company and each member of the Company Group shall maintain a system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures will be designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and at Closing, such disclosure controls and procedures will be effective in all material respects to perform the functions for which they were established.

4.13 Absence of Certain Changes. Since the Balance Sheet Date, the Company Group has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 4.13, since the Balance Sheet Date, there has not been:

(a) any Material Adverse Effect;

(b) any material transaction, Contract or other instrument entered into, or commitment made, by the Company Group, or any of the Company Group’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company Group of any Contract or other material right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

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(c) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company Group; (ii) any issuance by the Company Group of shares of capital stock or other equity interests in the Company Group, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company Group of any outstanding shares of capital stock or other equity interests;

(d) any material change in any compensation or benefits arrangement or agreement with any employee, officer, director or shareholder of the Company or the Subsidiary, except for changes or amendments that are expressly provided for in this Agreement;

(e) (i) any creation or other incurrence of any Lien (other than Permitted Liens) on the Company Capital Stock or any other capital stock or securities of the Company Group or on any of the Company Group’s assets, and (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company Group;

(f) any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company Group;

(g) any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company Group;

(h) any sale, transfer, lease to others or otherwise disposition of any of its assets by the Company Group except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(i) any capital expenditure by the Company Group in excess in any fiscal month of an aggregate of $1,000,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $200,000 in the aggregate by the Company Group;

(j) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company Group or its property;

(k) any waiver by the Company or the Subsidiary of a material right or of a material debt owed to it;

(l) the incurrence of any Indebtedness, or any loan of any monies to any Person or guarantee of any obligations of any Person by the Company Group;

(m) except as required by U.S. GAAP, any change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company Group or any revaluation of any of the assets of the Company Group;

(n) except as described on Schedule 4.13(n) any amendment to any member of the Company Group’s organizational documents, or any engagement by the Company Group in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(o) any acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person;

(p) any material Tax election made by the Company Group outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company Group; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company Group; any annual Tax accounting period changed by the Company Group; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company Group; or any right to claim a material Tax refund surrendered by the Company Group; or

(q) any commitment or agreement to do any of the foregoing.

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4.14 Properties; Title to the Company’s Assets

(a) Except as set forth on Schedule 4.14(a), the items of Tangible Personal Property are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and are suitable for their present uses.

(b) All of the Tangible Personal Property is located at the office of the Company or the offices of a member of the Company Group.

(c) The Company and each member of the Company Group has good and valid title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Balance Sheet. Except as set forth on Schedule 4.14(c), no such asset is subject to any Liens other than Permitted Liens. The Company Group’s assets, including all Intellectual Property Rights, constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

4.15 Litigation. Except as set forth on Schedule 4.15, there is no Action pending against, or to the best knowledge of the Company threatened against or affecting, the Company or any Subsidiary, any of its officers or directors in connection with the Business, or any Company Capital Stock or any of the Company’s Group assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments, awards, decree, injunction, or order of any Authority outstanding against the Company Group, any Subsidiary of the Company or any of its or their assets or properties which would not have Material Adverse Effect on the Company or any Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company is, and has not been in the past three (3) years, subject to any material proceeding with any Authority. Neither the Company nor any of its Subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing material obligations, restrictions or liabilities (of any nature).

4.16 Contracts.

(a) Schedule 4.16(a) of the Disclosure Schedule lists all Contracts, oral or written (collectively, “Material Contracts”) to which, as of the date of this Agreement, any member of the Company Group is a party, or by which any of its tangible or intangible assets are bound, and which are currently in effect and constitute the following:

(i) all Contracts that require annual payments or expenses incurred by, or annual payments or income to, the Company Group of $50,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company Group in excess of $50,000 annually;

(iii) all Contracts with involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company Group or income or revenues related to any product of the Company Group;

(iv) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current officer, director, employee or consultant of the Company Group, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least $50,000 (other than arrangements for at-will employment), (B) has severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

(v) all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company Group is a party;

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(vi) all Contracts relating to any acquisitions or dispositions of any business or material assets by the Company Group (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice), including, without limitation, Contracts (A) containing any standstill or similar agreement pursuant to which a Person has agreed not to acquire assets or securities of another Person; (B) with any supplier of a significant quantity of goods or components, and (C) contemplated by Section 7.8 below;

(vii) each Contract that (A) relates to the direct or indirect acquisition or disposition of any securities, capital stock or other similar interests, assets or business (whether by merger, sale of stock, sale of assets or otherwise) or (B) contains a put, call, right of first refusal, right of first offer or similar right pursuant to which the Company Group could be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other interests, assets or business of any other Person;

(viii) all Contracts for material licensing agreements, including material Contracts licensing Intellectual Property Rights, other than (a) “shrink wrap” or other licenses for generally commercially available software (including open source software) or hosted services, (b) customer or channel partner Contracts substantially on Company’s standard forms, (c) Contracts with Company’s own employees or contractors substantially on Company’s standard forms, and (d) standard non-disclosure agreements (collectively, and excluding all material transfer and other sample agreements services agreements and scientific advisory board agreements, “Standard Contracts”);

(ix) all Contracts limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;

(x) all Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company Group other than Standard Contracts, material transfer and other sample agreements services agreements and scientific advisory board agreements;

(xi) all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations other than Standard Contracts;

(xii) all Contracts with or pertaining to the Company Group to which any director, officer, or Affiliate of the Company Group, or any Person beneficially owning 5% or more of the outstanding capital stock of the Company or any of their respective Affiliates, is a party, other than any Contracts relating to such Affiliate’s status as a Company Securityholder;

(xiii) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $50,000 per year;

(xiv) all Contracts relating to outstanding Indebtedness or Liens;

(xv) any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company Group (other than the organizational documents of the Company Group);

(xvi) any Contract not cancellable by the Company Group with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to the Company Group in excess of $100,000 per the terms of such contract;

(xvii) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company Group is a party;

(xviii) any Contract containing covenants restricting the Company Group from competing with any Person in any line of business, industry or geographical area;

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(xix) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement;

(xx) each Contract evidencing financial or commodity hedging or similar trading activities, including any interest rate swaps, financial derivatives master agreements or confirmations, or futures account opening agreements and/or brokerage statements or similar Contract;

(xxi) each Contract that prohibits the payment of dividends or distributions in respect of the capital stock or other equity interests of the Company Group, the pledging of the capital stock or other equity interests of the Company Group or the incurrence of indebtedness by the Company Group;

(xxii) each Contract obligating the Company Group to purchase or otherwise obtain any product or service exclusively from a single third party or granting any third party the exclusive right to develop, market, sell or distribute any of the Company Group’s products or services;

(xxiii) each Contract with current or former officers, directors or employees of the Company Group, in each case in respect of which the Company Group has any (A) ongoing base compensation obligations in excess of $50,000 on an annual basis; or (B) indemnification obligations;

(xxiv) each Contract related to any settlement of any proceeding;

(xxv) each collective bargaining agreement or Contract with any union, staff association, works council or other agency or representative body certified or otherwise recognized for the purposes of bargaining collectively with respect to employees of the Company Group; and

(xxiv) each Contract under which the consequences of a default, non-renewal or termination would reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 4.16(b), each Material Contract is a valid and binding agreement, and is in full force and effect (subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies), and neither the Company Group nor, to the Company’s best knowledge, any other party thereto, is in material breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. Except as set for the on Schedule 4.16(b), the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto.

(c) Except as set forth on Schedule 4.16(c), none of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company Group or to a loss of any material benefit to which the Company Group is entitled under any provision of any Material Contract.

(d) Except as set for the on Schedule 4.16(d), each entity that is a constituent part of the Company Group is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness which is intended to survive the Closing as described on Schedule 4.11(d). The Company is not required to obtain any approval or consent from the lender under any Material Contracts relating to outstanding Indebtedness or Liens in connection with the consummation of the transactions contemplated by this Agreement.

4.17 Licenses and Permits. Schedule 4.17 correctly lists each material license, franchise, permit, order or approval or other similar authorization required under applicable law to carry out or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Except as indicated on Schedule 4.17, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related Company Consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company Group has all Permits necessary to operate the Business, as it is now being conducted, except where the failure to obtain any Permit would not have a Material Adverse Effect on the Company or any Subsidiary.

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4.18 Compliance with Laws. Except as set forth on Schedule 4.18, the Company Group is not in violation of, has not since January 1, 2017, violated, and, has not since January 1, 2017 been threatened in writing to be charged with or given written notice of any violation of, any Law, or judgment, order or decree entered by any Authority, domestic or foreign.

(a) Without limiting the foregoing paragraph, the Company Group is not in material violation of, has not violated, and to the Company’s best knowledge is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i) any Law applicable to the Company and/or any of its Subsidiaries due to the specific nature of the Business, including Laws applicable to data privacy, data security and/or personal information (“Data Protection Laws”);

(ii) the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”) or any comparable or similar Law of any jurisdiction applicable to the Company; or

(iii) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

(b) Without limiting the foregoing paragraph, neither the Company Group nor, to the knowledge of the Company, any director, officer, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(c) Except as set forth on Schedule 4.18, no Permit, license or registration is required by the Company Group in the conduct of the Business under any of the Laws described in this Section 4.18, except where the failure to obtain any Permit would not have a Material Adverse Effect on the Company or any Subsidiary.

4.19 Intellectual Property.

(a) Schedule 4.19 of the Disclosure Schedule sets forth a true, correct and complete list of all registered Intellectual Property Rights and applications for registration of Intellectual Property Rights owned or filed by any member of the Company Group, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) other than Standard Contracts, all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right. Schedule 4.19 of the Disclosure Schedule shall also include a true, correct and complete list of all proprietary Software, in each case, that is included in the Company Group’s Intellectual Property Rights and is material to the Company Group or the conduct of the Business.

(b) The Company Group has good, valid and marketable title and ownership of, or has sufficient and valid rights to use, all of the Intellectual Property Rights on Schedule 4.19 and IT Assets, all of which ownership and rights shall survive the execution, delivery, and performance of this Agreement and the Additional Agreements and the consummation of the transactions contemplated hereby and thereby, on identical terms and without modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment with respect to any such Intellectual Property Rights or IT Assets. As used herein, “IT Assets” means technology devices, computers, hardware, Software (including firmware and middleware), systems, sites, servers, networks, workstations, routers, hubs, circuits, switches, interfaces, websites, platforms, data communications lines, automated processes, and all other information or operational technology, telecommunications, facilities, systems services, or equipment, in each case, owned, leased, licensed or operated by the Company Group or used (or held for use) in the operation of the Business, and all associated documentation. The Company Group (i) exclusively owns all right, title, and interest in and to all Intellectual Property Rights owned or purported to be owned by the Company Group, and (ii) is the exclusive licensee of all other Intellectual Property Rights, in each case, free and clear of all Liens. The Company Group has in its possession all know-how, information, and embodiments of all Intellectual Property Rights, in each case, necessary and sufficient to enable the Company Group to use, practice, and exploit the in-licensed Intellectual Property Rights as contemplated to be used, practiced, and exploited in the conduct of the Business.

(c) All of the Company Group’s registered Intellectual Property Rights are subsisting, valid and enforceable. Neither the Company Group nor any of the Company Group’s Intellectual Property Rights are subject to any outstanding Order materially adversely affecting the validity or enforceability of, or the Company Group’s

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ownership or exclusive use of, or exclusive rights in or to, any such Intellectual Property Rights or otherwise restricting or materially adversely affecting the Company Group’s right to own, license or use any Intellectual Property Rights. All of the Company Group’s registered Intellectual Property Rights has been maintained effective by the filing of all necessary filings, maintenance and renewals and timely payment of requisite fees. No loss or expiration of any registered Intellectual Property Rights is threatened, pending or reasonably foreseeable that would be materially adverse to the conduct of the Business.

(e) The Company Group has not (i) been sued or charged in writing with, been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights; or (ii) received any written claim, notice, invitation to license or similar communication (A) contesting or challenging the use, validity, enforceability or ownership by the Company Group of any Intellectual Property Rights, or (B) alleging that the Company Group or its current or planned products or services or the conduct of the Business infringes, misappropriates or otherwise violates (or will infringe, misappropriate, or otherwise violate) the Intellectual Property Rights of any Person, whether directly or indirectly. The Company has no knowledge of any other claim of infringement by the Company Group, and to the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Intellectual Property Rights of the Company Group.

(f) The Company Group, the conduct of the Business, the currently contemplated conduct of the Business following the Closing, and the current or planned products or services of the Company Group (including the use, manufacture, marketing, sale, offering for sale, importation, or other commercialization thereof), in each case, to the Knowledge of the Company (i) currently do not infringe, misappropriate or otherwise violate and have not infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person; and (ii) do not constitute and have not constituted unfair competition or trade practices under the Laws of any relevant jurisdiction.

(g) No funding, facility or personnel of any Governmental Entity, university, college, other educational institution or research center was used in the development of any Company Group Intellectual Property Rights.

(h) To the knowledge of the Company Group, as of the date of this Agreement there are no material disputes or litigation with respect to any material Intellectual Property Rights and the Company is not a party to any dispute or litigation relating to any Intellectual Property. Any Intellectual Property Rights used by the Company Group in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned or in-licensed by the Company Group and no client, customer or other third-party has any claim of ownership on the Intellectual Property Rights used by Company Group in the performance of any such Contract.

(i) Except as disclosed on Schedule 4.19, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company Group or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company Group is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company Group (or such predecessor in interest, as applicable) all right, title and interest in such material or (iii) has licensed to the Company Group rights to use such Intellectual Property Rights.

(j) The Company has used commercially reasonable efforts and implemented sufficient measures to protect the confidentiality, integrity, value and availability to the Company Group of all trade secrets, confidential Intellectual Property Rights, or other confidential information material to the Company Group or the conduct of the Business. No such trade secret or confidential information has been disclosed by the Company to any Person (other than pursuant to a written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof). To the Knowledge of the Company, each Person who is or was an employee or independent contractor of the Company Group and (i) involved in the development or creation of any Intellectual Property Rights for or on behalf of the Company Group (including any Company Intellectual Property Rights) has signed a valid and enforceable agreement containing an irrevocable present assignment to the Company Group, as appropriate, of all such Intellectual Property Rights; or (ii) privy to any trade secrets or other confidential information material to the Company Group or the conduct of the Business has signed a valid and enforceable written confidentiality agreement with provisions reasonably restricting the use and disclosure thereof. No such Person retains any right, title or interest in or to any such Intellectual Property Rights or is in violation of any such assignment or confidentiality agreement.

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(k) The IT Assets owned, leased, outsourced, or licensed by the Company Group (including through cloud-based or other third-party service providers) in the operation of its Business are sufficient in all material respects for the current conduct of the Business, and the IT Assets are free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines designed to facilitate or cause unauthorized access to, or disruption, significant impairment, disablement, or destruction of, Software, data or other materials. Prior to the Execution Date, there has been no unauthorized access to or unauthorized use of (i) any such IT Assets, (ii) any information stored on or processed by such IT Assets, or (iii) any confidential or proprietary information that is in the Company Group’s possession, custody, or control.

(l) Prior to the Closing, the Company Group will use commercially reasonable efforts to implement and, from the date of such implementation through the Closing Date, use commercially reasonable efforts to maintain commercially reasonable security designed to safeguard the confidentiality, availability, security and integrity of the IT Assets and all data and information stored thereon.

(m) No source code of any material Software owned by, or purported to be owned by, the Company Group has been disclosed or delivered to any escrow agent or, except pursuant to a written confidentiality Contract, otherwise provided or disclosed to any third party. Neither this Agreement, nor the transactions contemplated hereby will, and to the Company’s Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, result in the disclosure or release of such source code to any third-party. The Company Group has not used any material Software licensed in such a way that would subject any Company Intellectual Property Rights to Copyleft Terms.

(n) Prior to the Closing, the Company Group will use commercially reasonable efforts to establish and implement and, from the date of such establishment and implementation through the Closing Date, use commercially reasonable efforts to maintain written policies and organizational, physical, administrative and technical measures regarding, the integrity and availability of the systems, privacy, cyber security and data security that are commercially reasonable for an enterprise of the size and nature of the Company Group, taken as a whole, and at least consistent with applicable industry standards, and consistent in all material respects with (i) any contractual commitments of the Company Group relating to privacy, cyber security and data security, and (ii) any public facing statements or policies adopted by the Company Group relating to privacy, cyber security and data security (such policies and measures, collectively, the “Privacy and Security Policies”).

(o) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the (i) Applicable Date the Company Group has complied in all material respects with all applicable privacy, cyber security and data security Laws and Contracts, including with respect to the collection, use, storage, processing, transmission, transfer (including cross-border transfers), disclosure and protection of Personal Information its possession or control and (ii) since the establishment and implementation of the Privacy and Security Policies has complied in all material respects with its Privacy and Security Policies.

(p) The Company Group will implement prior to Closing commercially reasonable measures consistent in all material respects with standard industry practices designed to ensure the confidentiality, privacy and security of Personal Information in its possession or control from authorized access by any Person. The transactions contemplated by this Agreement will not result in the violation of any Data Protection Laws or the privacy policies of the Company Group.

4.20 Suppliers. Section 4.20 of the Disclosure Schedule sets forth a complete and accurate list of the top ten (10) suppliers of the Company Group for the twelve (12)-month period ended on the Execution Date based on the U.S. dollar value purchased from each supplier during such period (each, a “Significant Supplier”). No Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor of the Company Group has cancelled or otherwise terminated its relationship with the Company Group or has materially altered, in a manner adverse to the Company Group, its relationship with the Company Group. To the Knowledge of the Company, no such Significant Supplier or other material supplier, vendor, collaborator, distributor or licensor has any plan or intention, and has not threatened to terminate, cancel or otherwise materially modify in a manner adverse to the Company Group its relationship with the Company Group.

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4.21 Accounts Receivable and Payable.

(a) All accounts receivable of the Company Group reflected on the Financial Statements, and all accounts receivable arising subsequent to the date thereof, represent valid obligations arising from services actually performed by the Company Group in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the best of the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable relating to the amount or validity of such account, receivables or note involving an amount in excess of $100,000. Except as set forth on Schedule 4.21(b), to the best knowledge of the Company, all accounts and receivables are good and collectible in the ordinary course of business.

(c) The information set forth on Schedule 4.21(c) separately identifies any and all accounts, receivables of the Company Group which are owed by any Affiliate of the Company Group. Except as set forth on Schedule 4.21(c), the Company Group is not indebted to any of its Affiliates and no Affiliates are indebted to the Company Group.

4.22 Pre-payments. Except as set forth on Schedule 4.22, the Company Group has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

4.23 Employees.

(a) Schedule 4.23(a) sets forth a true, correct and complete list of (i) each of the 5 highest compensated employees of each member of the Company Group as of September 30, 2020, and (ii) the Chief Executive Officer, Chief Financial Officer, and each other executive officer of each member of the Company Group, setting forth the name, title, current salary or compensation rate for each such person and total compensation (including bonuses and commissions) paid to each such person for the fiscal year ended December 31, 2020.

(b) Except as set forth on Schedule 4.23(b), the Company Group is not a party to or subject to any collective bargaining agreement, or any similar agreement, and to the company’s knowledge there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group.

(c) There are no pending or, to the knowledge of the Company, threatened claims or proceedings against the Company Group under any worker’s compensation policy or long-term disability policy.

4.24 Employment Matters.

(a) Schedule 4.24(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company Group now in effect or under which the Company Group has or might have any obligation, or any understanding between the Company Group and any employee concerning the terms of such employee’s employment that does not apply to the Company Group’s employees generally (collectively, “Labor Agreements”). The Company Group has previously delivered to Purchaser true and complete copies of each such Labor Agreement, any employee handbook or policy statement of the Company Group, and complete and correct information concerning the Company Group’s employees.

(b) Except as disclosed on Schedule 4.24(b):

(i) to the best knowledge of the Company Group, no employee of the Company Group, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(ii) the Company Group is not a party to any collective bargaining agreement, does not have any material labor relations problems, and to the Company’s knowledge, there is no pending representation question or union organizing activity respecting employees of the Company Group. Other than those employees with a written employment agreement, all employees are employees at will.

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(c) Since the later of January 1, 2017, or the date of its formation, each member of the Company Group has complied in all material respects with all Labor Agreements and all applicable laws relating to employment or labor. There is no legal prohibition with respect to the permanent residence of any employee of the Company Group in the United States or his or her permanent employment by the Company Group. To its knowledge, no present or former employee, officer, director or manager of the Company has, or will have at the Closing Date, any claim against the Company Group for any matter including for wages, salary, or vacation or sick pay, or otherwise under any Labor Agreement. All accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, social security benefits, under ERISA or otherwise, have been paid or adequate accruals therefor have been made.

4.25 Withholding. Except as disclosed on Schedule 4.25, all material obligations of each member of the Company Group applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by each member of the Company Group to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements. Except as disclosed on Schedule 4.25, all reasonably anticipated obligations of each member of the Company Group with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by each member of the Company Group prior to the Closing Date.

4.26 Employee Benefits and Compensation.

(a) Schedule 4.26 sets forth each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company Group at any time during the 5-calendar year period immediately preceding the date hereof and/or with respect to which the Company Group could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”). Each Plan is in compliance with applicable law in all material respects.

(b) Each Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a “reportable event” (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the “PBGC”) has occurred with respect to any Plan. No Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(c) Neither the Company nor to the knowledge of the Company, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. The Company has not maintained any Plan (other than a Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code) which provides benefits with respect to current or former employees or directors following their termination of service with the Company (other than as required pursuant to COBRA). Each Plan subject to the requirements of COBRA has been operated in substantial compliance therewith.

(d) No individual will accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the transactions contemplated hereby. No material liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the knowledge of the Company, threatened, by or

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against any Plan or the Company with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. With respect to each Plan which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) as of the most recent actuarial valuation report prepared for each such Plan, the aggregate present value of the accrued liabilities thereof (determined in accordance with Statement of Financial Accounting Standards No. 35) did not exceed the aggregate fair market value of the assets allocable thereto.

(e) No Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and the Company has not been obligated to contribute to any multiemployer plan. No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for PBGC insurance premiums payable in the ordinary course) or Section 412(f) or (n) of the Code, by the Company or any entity required to be aggregated with the Company pursuant to Section 4001(b) of ERISA and/or Section 414 (b), (c), (m) or (o) of the Code with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA).

(f) There is no unfunded non-tax-qualified Plan which provides a pension or retirement benefit.

(g) The Company has not made any commitment to create or cause to exist any employee benefit plan which is not listed on Schedule 4.26, or to modify, change or terminate any Plan (other than as may be necessary for compliance with applicable law).

(h) The Company does not have any plan, arrangement or agreement providing for “deferred compensation” that is subject to Section 409A(a) of the Code, or any plan, arrangement or agreement that is subject to Section 409A(b) of the Code.

(i) With respect to each Plan, the Company has delivered or caused to be delivered to Purchaser and its counsel true and complete copies of the following documents, as applicable, for each respective Plan: (i) all Plan documents, with all amendments thereto; (ii) the current summary plan description with any applicable summaries of material modifications thereto as well as any other material employee or government communications; (iii) all current trust agreements and/or other documents establishing Plan funding arrangements; (iv) the most recent IRS determination letter and, if a request for such a letter has been filed and is currently pending with the IRS, a copy of such filing; (v) the three most recently prepared IRS Forms 5500; (vi) the three most recently prepared financial statements; and (vii) all material related contracts, including without limitation, insurance contracts, service provider agreements and investment management and investment advisory agreements.

(j) Each Plan that is a group health plan (as defined in Section 733(a) of ERISA) (i) has at all times complied in all material respects with the applicable health insurance reform requirements added to Section 715 of ERISA by the Patient Protection and Affordable Care Act and the guidance issued thereunder (“PPACA”), including annual reporting requirements under Code Section 1094 and 1095; and (ii) has for all months beginning January 1, 2015 made offers of coverage to all Full-Time Employees of the Company Group and its ERISA Affiliates that is Affordable and provides Minimum Value in accordance with Section 4980H of the Code and the regulations and guidance issued thereunder. For purposes of this Section 4.26(k), the terms “Full-Time Employee,” “Affordable” and “Minimum Value” shall have the meanings ascribed to them by the PPACA.

4.27 Real Property.

(a) Except as set forth on Schedule 4.27, the Company Group does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. Each member of the Company Group has good and valid title to its respective leasehold estates in the offices described on Schedule 4.27, free and clear of all Liens. No member of the Company Group has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company Group or served upon the Company Group claiming any violation of any local zoning ordinance except where such breach, violation or claim would not have a Material Adverse Effect on the Company Group.

(b) With respect to each Lease: (i) it is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no material default or event of default thereunder by the Company Group or, to the Company’s knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening

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of any further event or condition, would become a default or event of default by the Company Group thereunder; and (vii) to the Company’s knowledge, there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Real Property leased by the Company Group is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties. Except as set forth on Schedule 4.27(b), the Company Group is in physical possession and actual and exclusive occupation of the whole of the leased property, none of which is subleased or assigned to another Person. The Lease leases all useable square footage of the premise located at the leased Real Property. The Company Group does not owe any brokerage commission with respect to any Real Property.

4.28 Accounts. Schedule 4.28 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of each member of the Company Group, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

4.29 Tax Matters. Except as set forth on Schedule 4.29:

(a) (i) Each member of the Company Group has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to Taxes of the Company Group; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company Group for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect; (v) the Company Group has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company Group ; (vi) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed on the transfer of the Ordinary Shares of the Company by the Shareholders to the Purchaser pursuant to this Agreement; (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (viii) other than the ruling application in connection with the agreement, there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Company Group; (ix) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company Group has not paid any Tax or filed Tax Returns, asserting that the Company Group is or may be subject to Tax in such jurisdiction, the Company Group is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Company Group members by virtue of having a permanent establishment or other place of business in that country, and the members of the Company Group are and have always been tax residents solely in their respective countries of incorporation or formation; (x) the Company Group has provided to Purchaser true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after the earlier of (y) the date of its formation or incorporation or (z) December 31, 2015; (xi) is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xii) the Company Group is and has never been included in any consolidated, combined or unitary Tax Return ; (xiii) to the knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company Group with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company Group for any other period; and (xiv) the Company Group has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Company Group will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c) The unpaid Taxes of the Company Group (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

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(d) The Company Group has been in compliance in all respects with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Company Group are arm’s-length prices for purposes of the relevant transfer pricing laws.

(e) The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.30 Environmental Laws.

(a) Except as set forth in Schedule 4.30, the Company Group has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company Group.

(b) The Company Group and all of its operations and property have been in material compliance with all applicable Environmental Laws and all real property owned or leased by the Company Group have been and will be operated in material compliance with all applicable Environmental Laws.

(c) The Company Group will use, is using, and has used commercially reasonable efforts to take assignment of or otherwise obtain all Permits, licenses, identification numbers, approvals, registrations or other authorizations required or issued under any Environmental Law necessary for the Company’s operations.

(d) The Company Group is not (i) conducting or actually responsible for (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) actually responsible for any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls. The Company has not received notice of any allegations that it is responsible for (i) conducting (pursuant to any contractual obligation or requirement of any Governmental Entity or Environmental Law) any remediation, reporting, investigation, monitoring or other action or (ii) any liability or cost, in each case of (i) or (ii), relating to the presence or any Release or threatened Release of any Hazardous Materials on any Real Property or other property (including of any soil, groundwater, surface water, sediment, building, or aboveground or subsurface structure, third-party property or formerly owned, operated or leased property), including relating to any sampling, installation or operation of vapor intrusion systems or other remedial systems or the imposition of institutional or engineering controls.

(e) The Company Group is not subject to any liability for any actual exposure by any Person or damage to any property relating to the Release of any Hazardous Materials and has not received notice of any allegations of liability for such exposure.

(f) The Company Group has not received, nor, to the Knowledge of the Company Group, has any Predecessor received, any notice, demand, letter, claim or request for information indicating that the Company Group or any of its Predecessors may be in violation of or, directly or indirectly subject to liability relating to any Environmental Law or the Release of any Hazardous Materials.

(g) The Company Group is not subject to any Order, asset retirement obligation, financial assurance requirement, or indemnity or other agreement with any third party, relating to liability relating to any Environmental Law or the Release of any Hazardous Materials.

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(h) There are no circumstances or conditions, including the presence of any aboveground or subsurface structures, involving or affecting the Company Group or, after acquisition of the Real Property and assignment of leases of the Real Property, any Real Property that could reasonably be expected to result in any claim, liability, investigation or cost of the Company Group relating to any Environmental Law, including any restriction on the ownership, use or transfer of or otherwise relating to the Real Property.

(i) The Company Group has made available to Parent correct and complete copies of all Permits, reports, studies, assessments, audits, records, sampling data, notices, correspondence, agreements and other information that it has in its care, custody or control relating both to (i) any Environmental Law or Hazardous Materials and (ii) the Company Group, any Company Predecessor, or any properties currently or formerly owned or operated by any of them.

4.31 Finders’ Fees. Except as set forth on Schedule 4.31, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company Group or any of Affiliates who might be entitled to any fee or commission from the Company, Merger Sub, Purchaser or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

4.32 Powers of Attorney and Suretyships. Except as set forth on Schedule 4.32, no member of the Company Group has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.33 Directors and Officers. Schedule 4.33 sets forth a true, correct and complete list of all directors and executive officers of each member of the Company Group.

4.34 Anti-Corruption; Sanctions.

(a) The operations of each member of the Company Group are and have been conducted at all times in compliance with all applicable anti-bribery, anti-corruption and anti-money laundering Laws, in all applicable jurisdictions (foreign or domestic), including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations under any of the foregoing Laws, (collectively, the “Anti-Corruption Laws”). Neither the Company Group nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company Group has, directly or indirectly, violated any, or been subject to actual or, to the Knowledge of the Company, pending or threatened Actions, demand letters, settlements or enforcement actions relating to any Anti-Corruption Law or any Law related to terrorism financing.

(b) Neither the Company Group nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company Group has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (i) which would violate any applicable Anti-Corruption Law; or (ii) to or for a Public Official with the intention of (A) unlawfully influencing any official act or decision of such Public Official; (B) inducing such Public Official to do or omit to do any act in violation of their lawful duty; (C) securing any unlawful advantage; or (D) inducing such Public Official to influence or affect any act or decision of any Governmental Entity or commercial enterprise owned or controlled by any Governmental Entity, in each case, in order to assist the Company, or, to the Knowledge of the Company, any employee, agent or representative of the Company in obtaining or retaining business for or with, or in directing business to, the Company or any other Person.

(c) Neither the Company Group nor any director or officer of the Company, nor, to the Knowledge of the Company, any employee, agent or representative of the Company, is a Person that is the subject of economic sanctions administered by OFAC (including the designation as a “Specially Designated National or Blocked Person” thereunder), Her Majesty’s Treasury, the European Union, the Bureau of Industry Security of the U.S. Department of Commerce, or any applicable sanctions measures under the U.S. International Emergency Economic Powers Act, the U.S. Trading with the Enemy Act, the U.S. Iran Sanctions Act, the U.S. Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010, the U.S. Iran Threat Reduction and Syria Human Rights Act of 2012, the U.S. National Defense Authorization Act of 2012 or the U.S. National Defense Authorization Act of 2013, or any executive order, directive or regulation pursuant to the authority of any of the foregoing, including the regulations of the U.S. Department of the Treasury set forth under 31 CFR, Subtitle B, Chapter V, or any orders or licenses issued

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thereunder (collectively, “Sanctions”), nor, to the Knowledge of the Company, are any of the foregoing designated as a Specially Designated National or Blocked Person by OFAC. At no time has the Company Group been in violation of applicable Sanctions.

4.35 Insurance. All forms of insurance owned or held by and insuring the Company Group are set forth on Schedule 4.35, and such policies are in full force and effect. All premiums with respect to such policies covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation or termination. To the Company’s knowledge, there is no existing default or event which, with or without the passage of time or the giving of notice or both, would constitute as noncompliance with any such policy or constitute a default under any such policy or entitle any insurer to terminate or cancel any such policy. Such policies will not in any way be affected by or terminate or lapse by reason of the transactions contemplated by this Agreement or the Additional Agreements. The insurance policies to which the Company Group is a party are sufficient for compliance with all requirements of all Contracts to which the Company Group is a party or by which the Company Group is bound. In the three (3) years preceding the date of this Agreement, the Company Group has not been refused any insurance with respect to its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. The Company Group does not have any self-insurance arrangements.

4.36 Related Party Transactions. Except as set forth in Schedule 4.36, as contemplated by this Agreement or as provided in the Financial Statements, no Affiliate of the Company Group (a) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company Group or (b) owns any property or right, tangible or intangible, which is used by the Company Group. None of the contracts listed in Schedule 4.36 was entered into on a basis other than on arm’s length.

4.37 Accredited Investors. To the Knowledge of the Company, each U.S. resident Company Securityholder is an “Accredited Investor”, as such term is defined under Rule 501(a) adopted by the SEC under the Securities Act.

4.38 Projections. Schedule 4.38 sets forth the five-year projections of the Company Group for the fiscal years ending as of December 31, 2021, 2022, 2023, 2024 and 2025 (the “Projections”). The Company believes that the Projections are reasonable and fairly present the financial forecast of the Company Group as of the dates thereof and the business operation forecast of the Company Group for the periods reflected therein. The Projections delivered to Purchaser were prepared in good faith using assumptions that the management of the Company Group believes to be reasonable and the Company is not aware of the existence of any circumstances that could reasonable be likely to have a Material Adverse Effect on its financial conditions or Business. The Company acknowledges that the Projections will be included in the Proxy Statement of Purchaser.

4.39 Full Disclosure. The Company is not aware of any facts pertaining to the Company Group or its Business which could have a Material Adverse Effect and which have not been disclosed in this Agreement or the Financial Statements or otherwise disclosed to the Purchaser by the Company Group in writing. No representation or warranty of the Company Group in this Agreement, nor any document, statement or certificate furnished or to be furnished by the Company Group pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.40 PIPE Investments. The Company has made available and delivered to the Purchaser prior to the Execution Date and will make available and deliver to Purchaser at all times thereafter, and prior to the Closing Date, true, correct and complete copies of all letters of indications of interest or letters of intent signed by the PIPE Investors concerning their participation in the PIPE Investment representing an aggregate amount of at least $30,000,000 of proposed investments in the PIPE Investment. Each letter of indication of interest or letter of intent shall (a) be in full force and effect without amendment or modification; (b) to the knowledge of Company, be the validly executed statement of each PIPE Investor; and (c) have not been withdrawn, terminated or rescinded in any respect.

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ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF PURCHASER AND MERGER SUB

Except as disclosed in the (i) Purchaser SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein), or (ii) the corresponding sections of the disclosure schedule delivered by the Purchaser to the Company (the “Purchaser Disclosure Schedule”), Purchaser and Merger Sub (the “Purchaser Parties”) hereby represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date:

5.1 Corporate Existence and Power. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the Delaware. Merger Sub is a company duly organized and validly existing under the laws of the State of Delaware. Merger Sub does not hold and has not held any material assets or incurred any material liabilities, and has not carried on any business activities other than in connection with the Merger.

5.2 Corporate Authorization. The execution, delivery and performance by the Purchaser Parties of this Agreement and the Additional Agreements and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser Parties and have been duly authorized by all necessary corporate action on the part of the Purchaser Parties. This Agreement has been duly executed and delivered by the Purchaser Parties and it constitutes, and upon its execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of the Purchaser Parties, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. This Agreement and the other Additional Agreements and the transactions contemplated thereunder have been duly approved by the Purchaser, in its capacity as sole shareholder of Merger Sub. The affirmative vote of holders of a majority of the outstanding shares of Purchaser Common Stock entitled to vote at the Purchaser Stockholder Meeting, assuming a quorum is present, to approve the adoption of the Merger and this Agreement is the only vote of any of Purchaser’s capital stock necessary in connection with the entry into this Agreement or any Additional Agreement by Purchaser and the consummation of the transactions contemplated hereby and thereby, including the Closing (the “Purchaser Stockholder Approval”).

5.3 Governmental Authorization. Assuming the accuracy of the representations and warranties set forth in Section 4.3, neither the execution, delivery nor performance of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

5.4 Non-Contravention. The execution, delivery and performance by the Purchaser Parties of this Agreement does not and will not (i) contravene or conflict with the organizational or constitutive documents of the Purchaser Parties, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Purchaser Parties.

5.5 Finders’ Fees. Except for any liabilities for fees or commissions described on Schedule 4.31 (which are the responsibility of the Company) and Schedule 5.5 (which is the responsibility of the Purchaser), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser Parties or their Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6 Issuance of Shares. The Purchaser Merger Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

5.7 Capitalization.

(a) The authorized capital stock of Purchaser consists of 300,000,000 shares of Purchaser Common Stock par value $0.00001 per share, and 100,000,000 shares of preferred stock, par value $0.00001 per share (“Purchaser Preferred Stock”) of which 7,187,500 shares of Purchaser Common Stock (inclusive of Purchaser Common Stock included in any outstanding Purchaser Units), and no shares of Purchaser Preferred Stock are issued and outstanding. In addition, (i) 8,137,500 Purchaser Warrants (inclusive of Purchaser Public Warrants included in any outstanding Purchaser Units and the Purchaser Private Warrants and warrants issued to the Company’s

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underwriter in its IPO) and (ii) Purchaser Rights to acquire an aggregate of 575,000 shares of Purchaser Common Stock are issued and outstanding. Except as set forth in Schedule 5.7 (a) of the Purchaser Disclosure Schedule and except for the PIPE Investment (consisting of the shares of Purchaser Common Stock issuable as part of the PIPE Investment, the PIPE Investor Warrants, and shares underlying the PIPE Investor Warrants), no other shares of capital stock or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law, the Purchaser’s organizational documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s organizational documents, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser Common Stock or any capital equity of Purchaser. There are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) The Merger Sub is authorized to issue 10,000 shares with $0.00001 par value (“Merger Sub Common Stock”) of which 1,000 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Law of the State of Delaware, the Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in the Merger Sub’s organizational documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any capital equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.8 Information Supplied. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Purchaser’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, including the SEC Statement or any Other Filings, or in any other Additional Purchaser SEC Documents, will, at the date of filing and/ or mailing, at the time of the Purchaser Stockholder Meeting or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Purchaser or that is included in the Purchaser SEC Documents, the Additional Purchaser SEC Documents, the SEC Statement or any Other Filing).

5.9 Trust Fund. As of the date of this Agreement, Purchaser has at least $57,500,000 in the trust fund established by Purchaser for the benefit of its public stockholders (the “Trust Fund”) in a trust account maintained by Continental Stock Transfer& Trust Company (the “Trustee”) at Morgan Stanley (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement, dated as of November 21, 2019, between Purchaser and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Purchaser SEC Documents to be inaccurate in any material respect and/or that would entitle any Person (other than stockholders of Purchaser holding shares of Purchaser Common Stock sold in Purchaser’s IPO who shall have elected to redeem their shares of Purchaser Common Stock pursuant to the Certificate of Incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and the Purchaser’s organizational documents. Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of Purchaser, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

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5.10 Listing. The Purchaser Units, Purchaser Common Stock, Rights and Purchaser Warrants are listed on the Nasdaq Stock Market, with trading symbols of GRNVU, GRNV, GRNVR and GRNVW, respectively.

5.11 Board Approval. The Purchaser’s board of directors (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of Purchaser and (iii) determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Purchaser’s amended and restated certificate of incorporation and bylaws.

5.12 Purchaser SEC Documents and Financial Statements. Purchaser has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Purchaser with the SEC since Purchaser’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Purchaser SEC Documents”). Purchaser has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Purchaser’s Annual Reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) all proxy statements relating to Purchaser’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.12) filed by Purchaser with the SEC since Purchaser’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the (“Purchaser SEC Documents”). The Purchaser SEC Documents were, and the Additional Purchaser SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Purchaser SEC Documents did not, and the Additional Purchaser SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Purchaser SEC Document or Additional Purchaser SEC Document has been or is revised or superseded by a later filed Purchaser SEC Document or Additional Purchaser SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company Group expressly for inclusion or incorporation by reference in any SEC Statement or Other Filing. As used in this Section 5.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

5.13 Certain Business Practices. Neither the Purchaser, nor any director, officer or employee of the Purchaser (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Purchaser, nor any director, officer or employee of the Purchaser (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer or employee of the Purchaser) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist the Purchaser in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to adversely affect the business or prospects of the Purchaser and would reasonably be expected to subject the Purchaser to suit or penalty in any private or governmental litigation or proceeding.

5.14 Anti-Money Laundering Laws. The operations of the Purchaser are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Purchaser with respect to the Money Laundering Laws is pending or, to the knowledge of the Purchaser, threatened.

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5.15 Affiliate Transactions. Except as described in the Purchaser Disclosure Schedule or the Purchaser SEC Documents, there are no transactions, agreements, arrangements or understandings between any of Purchaser or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Purchaser or any of its subsidiaries.

5.16 Litigation. Except as may be set forth in the Purchaser Disclosure Schedule, there is no (i) Action pending, or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries, or any of its or their assets or properties, or (ii) judgment, decree, injunction, rule or order of any Authority outstanding against Purchaser or any of its subsidiaries or any of its or their assets or properties. Neither Purchaser nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Purchaser and its subsidiaries.

5.17 Expenses, Indebtedness and Other Liabilities. Except as set forth in the Purchaser Disclosure Schedule or the Purchaser SEC Documents, Purchaser does not have any Indebtedness or other liabilities.

5.18 Tax Matters.

(a) (i) The Purchaser has duly and timely filed all material Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action pending with respect to Taxes of the Purchaser; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Purchaser for which a Lien may be imposed on any of the Purchaser’s assets has been waived or extended, which waiver or extension is in effect; (v) the Purchaser has complied in all respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Purchaser; (vi) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Purchaser; (vii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or agreement with any Taxing Authority, with respect to the Purchaser; (viii) no claim has ever been made by a Taxing Authority in a jurisdiction where the Purchaser has not paid any Tax or filed Tax Returns, asserting that the Purchaser is or may be subject to Tax in such jurisdiction, the Purchaser is not nor has it ever been subject to Tax in any country other than the respective countries of incorporation or formation of the Purchaser members by virtue of having a permanent establishment or other place of business in that country; (ix) there is no outstanding power of attorney from the Purchaser authorizing anyone to act on behalf of the Purchaser in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Purchaser; (x) the Purchaser is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xi) the Purchaser is and has never been included in any consolidated, combined or unitary Tax Return; (xii) to the knowledge of the Purchaser, no issue has been raised by a Taxing Authority in any prior Action relating to the Purchaser with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Purchaser for any other period; and (xiv) the Purchaser has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

(b) The Purchaser will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(c) The unpaid Taxes of the Purchaser (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Purchaser in filing its Tax Return.

(d) The Purchaser has been in compliance, in all material respects, with all applicable transfer pricing laws and legal requirements. The prices for any property or services (or for the use of any property), including interest and other prices for financial services, provided by or to the Purchaser are arm’s-length prices for purposes of the relevant transfer pricing laws.

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(e) The Purchaser is not aware of any fact or circumstance that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) The Shareholders acknowledge that following the Closing, any FIRPTA Certificate or IRS Forms W-9 or applicable W-8 delivered to Purchaser pursuant to Section 10.2(m) will be retained by Purchaser, and will be made available to the Taxing Authorities upon request.

ARTICLE VI
COVENANTS OF THE PARTIES PENDING CLOSING

6.1 Conduct of Business. Each member of the Company Group and the Purchaser covenants and agrees that:

(a) from the date hereof through the Closing Date, each party shall conduct business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions outside the ordinary course of business without the prior written consent of the other party, and shall use its reasonable best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, but except as is in connection with, or contemplated by the PIPE Investment, without the other party’s prior written consent (which shall not be unreasonably withheld), neither party shall, and the Company shall cause each of its Subsidiaries not to:

(i) amend, modify or supplement its certificate of incorporation and bylaws or other organizational or governing documents;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any material Contract or any other right or asset of the Company or Purchaser;

(iii) modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $100,000 (individually or in the aggregate);

(iv) make any capital expenditures in excess of $100,000 individually or $200,000 in the aggregate);

(v) sell, lease, license or otherwise dispose of any of its respective assets or assets covered by any Contract except pursuant to existing contracts or commitments disclosed herein;

(vi) [reserved];

(vii) except as consented to in writing by the Company or the Purchaser, as the case may be, pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities, or pay, declare or promise to pay any other payments to any stockholder or shareholder or other equityholder (other than payment of salary, benefits, leases, commissions and other regular, necessary or contractually required similar payments in the ordinary course);

(viii) except as set forth on Schedule 6.1(a)(viii) or Schedule 4.11, or consented to in writing by the Company or the Purchaser as the case may be, obtain or incur any loan or other Indebtedness, including drawings under the Company Group’s or the Purchaser’s existing lines of credit, or repay or satisfy any Indebtedness other than repayment of Indebtedness in accordance with the terms thereof;

(ix) except as consented to in writing by the Purchaser, suffer or incur any Lien, except for Permitted Liens, on the Company Group’s assets;

(x) suffer any material damage, destruction or loss of property related to any of the Company Group’s or the Purchaser’s assets, not covered by insurance;

(xi) delay, accelerate or cancel any receivables or Indebtedness owed to the Company Group or the Purchaser or write off or make further reserves against the same;

(xii) except as set forth on Schedule 6.1(a)(xii) or Schedule 4.13 except as contemplated hereunder, merge or consolidate with or acquire any other Person or be acquired by any other Person;

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(xiii) permit any insurance policy protecting any of the Company Group’s or the Purchaser’s assets to lapse, unless simultaneously with such lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage equal to or greater than the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(xiv) adopt any severance, retention or other employee plans, amend any of its employee plans or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(xv) institute, settle or agree to settle any litigation, action, proceeding or investigation before any court or governmental body in each case in excess of $150,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvi) make any change in its accounting principles or methods or write down the value of any Inventory or assets;

(xvii) change the place of business or jurisdiction of organization;

(xviii) other than (a) in connection with the exchange of Company Capital Stock into shares of common stock of the Purchaser to effectuate the Merger, or (b) agreed upon in writing by Purchaser, issue, redeem or repurchase any Company Capital Stock or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities or rights (other than as otherwise contemplated herein);

(xix) make or change any material Tax election or change any annual Tax accounting periods;

(xx) enter into any transaction with or distribute or advance any assets or property to any of its Affiliates other than the payment of salary and benefits in the ordinary course; or

(xxi) agree to do any of the foregoing.

Notwithstanding the foregoing provisions of this Section 6.1(a), and in particular, subparagraphs (viii) and (xviii), the Company shall be permitted (a) to incur any loan or other Indebtedness or (b) to issue any shares of capital stock or other securities exchangeable for or convertible into any shares of capital stock of the Company, provided that (i) the Company provides prior written notice of the terms and conditions of such financing to the Purchaser; and (ii) the aggregate amount of all such financing transactions does not exceed $6,000,000. The Company shall not engage in the transactions found in either (a) or (b) of this paragraph after it has raised and/or borrowed an aggregate of $6,000,000, until it has received the prior written consent of the Purchaser, which shall not be unreasonably withheld.

(b) Neither any member of the Company Group nor the Purchaser shall knowingly and intentionally (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

(c) From the date hereof through the Closing Date, the Company Group shall not, and shall use reasonable best efforts to cause each of their respective officers, directors, Affiliates, managers, consultant, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company Group (other than the transactions contemplated by this Agreement): (y) any merger, consolidation, share exchange, business combination or other similar transaction, or (z) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than sales of inventory in the ordinary course of business) or any class or series of the capital stock or other equity interests of the Company Group in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company Group or any of its respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt) advise the other parties to this Agreement orally and in writing of any Alternative Proposal and the material terms and conditions of any such

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Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

6.2 Access to Information. From the date hereof until and including the Closing Date, the Company, each member of the Company Group and the Purchaser shall each, to the best of its ability, (a) continue to give the other party, its legal counsel and other representatives full access to the offices, properties and, Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company Group and the Purchaser as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives to cooperate with the other party in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company Group or the Purchaser and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company and each member of the Company Group. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law.

6.3 Notices of Certain Events. Each of the Purchaser and the Company shall, and the Company shall cause each Subsidiary of the Company to, promptly notify the other party of:

(a) any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or the Purchaser, post-Closing) to any such Person or create any Lien on any Company Capital Stock or capital stock of the Purchaser or any of the Company Group’s or the Purchaser’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or threatened against, relating to or involving or otherwise affecting either party or any of their stockholders or their equity, assets or business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Material Adverse Change; and

(e) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in Article X not to be satisfied.

6.4 Annual and Interim Financial Statements. In addition to the agreement of the Company Group to deliver audited financial statements for the two (2) years ending December 31, 2019 and December 31, 2020 as set forth in Section 7.9, from the date hereof through the Closing Date, within forty-five (45) calendar days following the end of each three-month quarterly period (excluding the fourth fiscal quarter), the Company shall deliver to Purchaser an unaudited consolidated summary of the Company Group’s earnings and an unaudited consolidated balance sheet for the period from the Balance Sheet Date through the end of such quarterly period and the applicable comparative period in the preceding fiscal year. The Company shall also promptly deliver to Purchaser copies of any audited consolidated financial statements of the Company Group that the Company’s certified independent accountants may issue. In addition, if the parties mutually agree that a proposed acquisition of any acquisition target company by the Company is a “significant acquisition” under SEC Rule S-X or, if required by the SEC to be filed in the Proxy Statement (defined in Section 6.5 hereof) for the Purchaser Stockholder Meeting (as defined in Section 6.5 hereof), then the Company shall provide, or cause to be provided, no later than April 15, 2021, any financial statements (audited or unaudited, as the case may be) of any acquisition target company, including such target entities specified in Section 4.13 of the Helbiz Disclosure Schedule, in compliance with the requirements of U.S. generally accepted accounting principles (“U.S. GAAP”) with respect to the last two fiscal years of such acquisition target company (“Acquisition Target Company Audited Financials”).

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6.5 SEC Filings.

(a) The Company acknowledges that:

(i) the Purchaser’s stockholders must approve the transactions contemplated by this Agreement prior to the transactions contemplated hereby being consummated and that, in connection with such approval, the Purchaser must call a special meeting of its stockholders (the “Purchaser Stockholder Meeting”) requiring Purchaser to prepare and file with the SEC a proxy statement and proxy card and such other information in accordance with SEC rules and regulations, and amend such materials and information from time to time (collectively such information and materials being referred to as the “Proxy Statement”);

(ii) the Purchaser will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Purchaser will be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) Purchaser shall call and hold the Purchaser Stockholder Meeting as promptly as practicable after the date of this Agreement for the purpose of seeking the Purchaser Stockholder Approval, and Purchaser shall use reasonable best efforts to hold the Purchaser Stockholder Meeting as soon as practicable after the date of this Agreement and Purchaser shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Purchaser shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Merger and this Agreement and shall take all other action reasonably necessary or advisable to secure the Purchaser Stockholder Approval. The Company acknowledges that a substantial portion of the Proxy Statement shall include disclosure regarding the Company Group and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Purchaser with such information as shall be reasonably requested by Purchaser or as required under SEC rules and regulation for inclusion in or attachment to the Proxy Statement, and that such information is and shall be accurate in all material respects and complies or will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall make, and cause each Subsidiary to make, their managers, directors, officers and employees available to Purchaser and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

6.6 Trust Account. The Purchaser covenants that it shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement and for the payment of (i) all amounts payable to stockholders of Purchaser holding Purchaser Units or Purchaser Common Stock who shall have validly redeemed their Purchaser Units or Purchaser Common Stock upon acceptance by the Purchaser of such Purchaser Units or Purchaser Common Stock (the “Purchaser Redemption Amount”), (ii) the expenses to the third parties to which they are owed, and (iii) the remaining monies in the Trust Account to Purchaser.

6.7 Obligations of Merger Sub. Purchaser shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

6.8 Purchaser’s Approval of Stock Based Plan. In connection with the filing of the Purchaser’s Proxy Statement, the Purchaser shall also solicit and obtain from its stockholders’ approval of an employee stock-based incentive plan in form and substance acceptable to the Company and Purchaser (the “Purchaser Equity Plan”), which plan shall, among other things, reserve an aggregate of not more than 12.5% of the shares of Purchaser’s Common Stock on a fully-diluted basis immediately after the Closing.

6.9 Purchaser’s Obligation to Extend. In the event that the Company fails to deliver the 2019 Financial Statements or 2020 Financial Statements by the deadline of March 15, 2021 in compliance with Section 7.9 below, the Purchaser shall take all necessary actions to extend the date by which the Purchaser is required to complete a business combination from August 19, 2021 to such date that Parties reasonably determine for the purpose of allowing the Parties to consummate the Merger, provided that the Company shall bear and pay all reasonable costs and expenses related to such extension.

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ARTICLE VII
COVENANTS OF THE COMPANY AND SHAREHOLDERS’ REPRESENTATIVE

The Company and Shareholders’ Representative covenant and agree that:

7.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall on behalf of the Company Group duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

7.2 Commercially Reasonable Efforts to Obtain Consents. The Company shall use its commercially reasonable efforts to obtain each Company Consent set forth on Schedule 7.2 and Governmental Approval as promptly as practicable hereafter.

7.3 Termination of Existing Employment Agreements. Effective as of the Closing Date, the Company shall (i) cause the termination of all employment agreements between any member of the Company Group and any employee, and (ii) enter into the Employment Agreement with each of the individuals set forth in Schedule 7.3, in form and substance acceptable to Purchaser.

7.4 Lockup. Each Company Securityholder holding or beneficially owning 75,000 or more Company Shares (or other Company Securities representing the right to acquire 75,000 or more Company Shares; but excluding PIPE Investors) (“Lockup Shareholders”) shall, and the Company shall cause the Shareholders’ Representative to enter into the Lockup Agreement prior to the Closing. Mr. Salvatore Palella shall be the Shareholders’ Representative. The Shareholders’ Representative, for and on behalf of the Shareholders of the Company, hereby irrevocably agrees that following the Closing of the Merger and (i) with respect to Salvatore Pallela until the first anniversary of the Closing of the Merger, and (ii) for all other Lockup Shareholders, until the six-month anniversary of the Closing of the Merger (each as applicable, the “Lockup Period End Date”), none of Salvatore Palella or the other Lockup Shareholders, as the case may be, shall, directly or indirectly:

(a) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of), other than a transfer solely for estate planning purposes and provided any such transferee agrees to the provisions herein, any shares of the Purchaser’s Common Stock, or any other securities of the Purchaser convertible into or exercisable or exchangeable for any shares of such Purchaser Common Stock which are owned as of the Closing Date (collectively, the “Lockup Shares”);

(b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Lockup Shares, whether any such transaction is to be settled by delivery of the Lockup Shares or other securities, in cash or otherwise;

(c) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lockup Shares or any other securities of the Purchaser; or

(d) [reserved].

7.5 Non-compete and Non-Solicitation Agreement. The Company shall cause Salvatore Palella to enter into a non-compete and non-solicitation agreement substantially in the form of Exhibit E (or include within any employment agreement with such person) annexed hereto for a period of three (3) years after the Closing in return for the consideration being delivered hereunder, and otherwise in form and substance acceptable to Purchaser. Further, the Company shall cause each of the other persons whose names appear on Schedule 7.5 hereto to enter into a non-compete and non-solicitation agreement substantially in the form of Exhibit E (or include within any employment agreement with such persons) annexed hereto for a period of three (3) years after the Closing in return for the consideration being delivered hereunder, and otherwise in form and substance acceptable to Purchaser; except that such agreement with Giulio Profumo shall be for a period of twenty-four (24) months

7.6 Waiver of Claim against Trust Account. Reference is made to the final Prospectus dated as of November 18, 2019 (“IPO Prospectus”) of the Purchaser as filed with the Securities and Exchange Commission following completion of its IPO. Each of the Company, Company Subsidiary, Company Principal Shareholders and

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Shareholder Representative on behalf of itself and the Company Securityholders represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Stockholders”). The Company, each member of the Company Group and Shareholders’ Representative on behalf of each Company Securityholder agree that none of them has any right, title, interest or claim of any kind (“Claim”) in or to any monies in the Trust Account established by the Continental Stock Transfer and Trust Company to hold funds from the IPO of the Purchaser as described in the IPO Prospectus. Each of the Company, each member of the Company Group, the Company Principal Shareholders, and Shareholders’ Representative on behalf of all Company Securityholders hereby waives any Claim it may have at any time as a result of or arising out of any negotiation, contract or agreement with the Purchaser and shall not seek recourse against the Trust Account for any reason whatsoever. Each of the Company, Company Subsidiary, Company Principal Shareholders and Shareholder Representative on behalf of itself and the Company Securityholders hereby irrevocably waives any and all claims that any such person or any of its affiliates may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its representatives and will not seek recourse against the Trust Account (including any Public Stockholder distributions) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company, each Company Subsidiary, the Company Principal Shareholders and Shareholder Representative on behalf of itself and the Company Securityholders each agree and acknowledges that such irrevocable waiver contained in this Section 7.6 is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company, each Company Subsidiary, the Company Principal Shareholders and Shareholder Representative on behalf of itself and the Company Securityholders further intends and understands such waiver to be valid, binding and enforceable against such persons and each of their respective Affiliates under applicable Law. This Section 7.6 shall survive termination of this Agreement for any reason.

7.7 No Trading. Each of the Company and Shareholders’ Representative acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each of the Company and Shareholders’ Representative hereby agrees that, while it is in possession of such material nonpublic information of the Purchaser, it shall not purchase or sell any securities of the Purchaser in violation of such Laws, communicate such information to any third party without the consent of the Purchaser, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

7.8 [Reserved.]

7.9 Financial Statements. Prior to the Purchaser’s filing of any preliminary Proxy Statement with the SEC, the Company shall provide to the Purchaser correct and complete copies of the audited consolidated financial statements of the Company Group for each of the fiscal year ended December 31, 2019 (the “2019 Financial Statements”) and the fiscal year ended December 31, 2020 (the “2020 Financial Statements”). The 2019 Financial Statements and 2020 Financial Statements shall consist of (i) the audited consolidated balance sheets as of December 31, 2019 and December 31, 2020, (ii) the audited consolidated income statements for the twelve (12) month periods ended on December 31, 2019 and December 31, 2020, (iii) the audited consolidated cash flow statements for the twelve (12) month periods ended on December 31, 2019 and December 31, 2020, (iv) the audited consolidated stockholders’ equity statements, and (v) all notes to such financial statements as required in accordance with U.S. GAAP. Such 2019 Financial Statements and 2020 Financial Statements shall be materially true, complete and correct, and fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company Group as of the dates thereof and the results of operations of the Company Group for the periods reflected therein and for both periods shall include the report of the Company’s registered public accounting firm, which firm shall be registered and in good-standing with the U.S. Public Company Accounting Oversight Board. The Company shall deliver the 2019 Financial Statements and the 2020 Financial Statements to the Purchaser no later than March 15, 2021. In addition, if the parties mutually agree that a proposed acquisition of any acquisition target company by the Company is a “significant acquisition” under SEC Rule S-X or, if required by the SEC to be filed in the Proxy Statement (defined in Section 6.5 hereof) for the Purchaser Stockholder Meeting (as defined

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in Section 6.5 hereof), then the Company shall provide, or cause to be provided, no later than April 15, 2021, any financial statements (audited or unaudited, as the case may be) of any acquisition target company, including such target entities specified in Section 4.13 of the Helbiz Disclosure Schedule, in compliance with the requirements of U.S. generally accepted accounting principles (“U.S. GAAP”) with respect to the last two fiscal years of such acquisition target company (“Acquisition Target Company Audited Financials”).

7.10 Accredited Investor Questionnaires. Prior to the Closing, the Company shall provide to the Purchaser questionnaires, in a form acceptable to Purchaser, completed and executed by each Company Securityholder, pursuant to which each such Company Securityholder certifies, to Purchaser’s reasonable satisfaction, that such Company Securityholder is an Accredited Investor.

7.11 Composition of Board Committees. The Company Group shall, or shall cause each of the persons who it appoints to serve on the Board of Directors of Purchaser upon the Closing, to agree that the composition of the Audit Committee and Compensation Committee of the Purchaser shall include at least one independent director who is appointed to the Board of Directors by Purchaser prior to the Effective Time.

ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO

The Parties hereto covenant and agree that:

8.1 Commercially Reasonable Efforts; Further Assurances.

(a) Subject to the terms and conditions of this Agreement, each party (other than the Shareholders’ Representative) shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the Effective Time, and (ii) avoid an Action or proceeding by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties hereto (other than the Shareholders’ Representative) shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

(b) Without limiting the generality of Section 8.1(a), each party hereto (other than the Shareholders’ Representative) agrees to, and shall cause its respective Affiliates to, make as promptly as practicable any filings or notifications required to be made by it under any other applicable antitrust, competition, or trade regulation Law and to supply as promptly as practicable to the appropriate Authority any additional information and documentary material that may be requested by such Authority pursuant to the applicable antitrust, competition, or trade regulation Law.

(c) Subject to applicable Law, each of the Company and Purchaser agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, in each of clauses (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

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8.2 Compliance with SPAC Agreements. The Company and Purchaser shall comply with each of the following agreements (“SPAC Agreements”) (i) Investment Management Trust Agreement, dated November 18, 2019, by and between the Purchaser and Continental Stock Transfer& Trust Company; (ii) the Rights Agreement as of November 18, 2019 between Purchaser and Continental Stock Transfer & Trust Company; and (iii) the Warrant Agreement is made as of November 18, 2019 between Purchaser and Continental Stock Transfer & Trust Company.

8.3 Cooperation with Purchaser to Prepare and File Proxy Statement.

(a) Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that as soon as reasonably practicable, after receiving all necessary information relating to the Company Group members from the Company for inclusion in the Proxy Statement, the Purchaser shall prepare and file with the SEC the Proxy Statement, or such other form, statement, or report as may be required under the United States federal securities laws (such Proxy Statement, or such other report or form, whether in preliminary or definitive form, and any amendments or supplements thereto, the “Proxy Statement”) for the purpose of seeking the Purchaser Stockholder Approval. Each party shall use its reasonable best efforts to prepare the Proxy Statement (including any and all financial statements and financial information) and thereafter resolve all SEC comments on the Proxy Statement as promptly as practicable after such filing, and Purchaser and the Company shall take all action reasonably required (other than qualifying to do business in any jurisdiction in which it is not now so qualified, or filing a general consent to service of process) to be taken under any applicable state securities Laws in connection with the issuance of Purchaser Merger Shares pursuant to the terms of this Agreement. Each of Purchaser and the Company members shall furnish all information as may be reasonably requested by the other parties in connection with any such action and the preparation, filing and distribution of the Proxy Statement and any Other Filing. As promptly as practicable after all SEC comments on the Proxy Statement shall have been resolved, Purchaser shall use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as of the record date for the Purchaser Stockholder Meeting.

(b) The Company shall, and the Company shall cause each member of the Company Group and each Person whom intends to serve as a director of the Purchaser or member of executive management of Purchaser following Closing to provide Purchaser with all reasonable information concerning the business of the Company Group and the management, operations and financial condition of the Company Group as is required by the SEC for inclusion in the Proxy Statements (“Company Information”), including, all financial statements required by relevant securities laws and regulations (the “Required Company Financial Statements”), which shall be prepared under such accounting principles and for such periods as required by the forms, rules and regulations of the SEC or as requested by the SEC in connection with its review of the Proxy Statement or any Other Filing. Subject to the Company’s review and approval of any Proxy Statement including Company Information and the consent of the Company’s auditor to the inclusion of the Required Company Financial Statements in any Proxy Statement (in each case, such approval or consent not to be unreasonably withheld, conditioned or delayed), the Company acknowledges and agrees that Company Information (including the Company Group Financial Statements), or summaries thereof or extracts therefrom, may be included in the Proxy Statement and any other filings required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws (“Other Filings”). In connection therewith, each of Purchaser and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with the other parties and their respective employees, counsel, financial advisors, auditors and other authorized representatives as relevant if required to achieve the foregoing. No filing of, or amendment or supplement to, the Proxy Statement or any Other Filing will be made (in each case including documents incorporated by reference therein) by either Purchaser or the Company without providing the other with a reasonable opportunity to review and comment thereon. Notwithstanding the foregoing, neither the Company nor the Purchaser will file any Proxy Statement or Other Filings without the other party’s approval (such approval not to be unreasonably withheld, conditioned or delayed). Purchaser and the Company will advise the other parties hereto promptly after it receives any oral or written request by the SEC for amendment of the Proxy Statement or Other Filings, as applicable, or comments thereon and responses thereto or requests by the SEC for additional information and each party will promptly provide the other with copies of any written communication between it or any of its representatives, on the one hand, and the SEC, any state securities commission or their respective staffs, on the other hand, with respect to the Proxy Statement or the Merger. Purchaser and the Company shall use their respective reasonable best efforts, after consultation with each other, to resolve all such requests or comments with respect to the Proxy Statement or Other Filings as promptly as reasonably practicable after receipt thereof. Without limiting the generality of the foregoing, each of Purchaser and the Company shall cooperate with each other in the preparation of each of Proxy Statement and Other Filing and each of Purchaser and the

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Company shall furnish the other with all information concerning it and its Affiliates as the requesting party (after consulting with counsel) may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement or Other Filings, as applicable. Purchaser and the Company shall notify each other promptly of the time when the Proxy Statement shall be declared definitive, of the issuance of any stop order or suspension of the qualification of the Purchaser Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, Other Filings or for additional information.

(c) The Company and each member of the Company Group covenants that as of the date of the filing of any Proxy Statement with the SEC or Other Filing, none of the Company Information, Company Group Financial Statements or other financial information supplied by the Company in connection with the Proxy Statement or Other Filing shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.

(d) If at any time prior to the Effective Time any information relating to Purchaser or the Company or any of their respective Affiliates, directors, officers or stockholders, should be discovered by Purchaser or the Company which should be set forth in an amendment or supplement to either the Proxy Statement or Other Filings, so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Purchaser’s stockholders.

8.4 Confidentiality. Except as necessary to complete the Proxy Statement or any other Proxy Statements or Other Filings, the Company, on the one hand, and Purchaser and Merger Sub, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, to the extent legally permissible, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement and any other SEC Statements and Other Filings. Notwithstanding anything in this Agreement to the contrary, following the Closing, the Shareholders’ Representative shall be permitted to disclose information as required by Law or to employees, advisors, agents or consultants of the Shareholders’ Representative and to the Company Securityholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto.

8.5 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) All rights to indemnification for acts or omissions occurring through the Closing Date now existing in favor of the current directors and officers of the Company and the Purchaser as provided in their respective organizational documents or in any indemnification agreements shall survive the applicable Merger and shall continue in full force and effect in accordance with their terms.

(b) Prior to the Closing Date, the Company and Purchaser shall purchase and fully pay the premium for a directors and officers tail liability insurance policy, with respect to claims arising from facts and events that occurred prior to the Closing Date.

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(c) The provisions of this Section 8.5 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or the Purchaser for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

(d) Prior to the Effective Time, the Company shall obtain and fully pay the premium for a seven (7) year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Purchaser’s and the Company’s existing directors’ and officers’ liability insurance policies, for claims reporting or discovery period of seven years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Purchaser and the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby. After the Effective Time, Company shall cause such “tail” policy to be maintained in full force and effect, for its full term, and shall honor all of its obligations thereunder, and no party shall have any other obligation to purchase or pay for any insurance hereunder. The Certificate of Incorporation and By-Laws of the Surviving Corporation shall at all times provide that the surviving corporation shall indemnify the directors and officers of the Company and the Purchaser to the maximum extent provided by law.

(e) If the Company or Purchaser or any of their respective legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Company or Purchaser shall assume all of the obligations set forth in this Section 8.5. The provisions of this Section 8.5 are intended to be for the benefit of, and from and after the Closing shall be enforceable by, each Person who is an intended third-party beneficiary of this Section 8.5. The rights of such Persons under this Section 8.5 shall be in addition to any rights such Persons may have under the organizational documents of the Company or Purchaser, as case may be, or under any applicable Contracts or Laws and nothing in this Agreement is intended to, shall be construed or shall release or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Purchaser or Company for any of their respective directors, officers or other employees (it being understood and agreed that the indemnification provided for in this Section 8.5 is not prior to or in substitution of any such claims under such policies).

8.6 Execution of Employment Agreements with Senior Management. Prior to the filing of any Proxy Statement by the Purchaser, the Company will identify members of the senior management team and will execute an offer letter or other employment related agreement with each such senior management member as set forth on Schedule 8.6, in such form and terms as agreed upon by the Company, such persons and Purchaser.

8.7 Repayment of Purchaser Indebtedness and other Liabilities. Except as agreed upon by Purchaser in writing, prior to or concurrent with the Closing, and subject to the adjustment in the number of Purchaser Merger Shares provided in Section 3.1(a), Purchaser shall repay and extinguish all expenses, Indebtedness and other liabilities without any further Liability to the Company or Purchaser, and shall deliver, at least five (5) Business Days prior to the Closing Date, executed waivers, payoff letters or final invoices, as applicable, from each vendor, lender, creditor, noteholder or other counterparty to which such expenses, Indebtedness or other liabilities.

8.8 Certain Tax Matters. Purchaser and the Company shall use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Purchaser nor the Company shall take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Purchaser and the Company intend to report and, except to the extent otherwise required by a change in Law, shall report, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, unless otherwise required by applicable Law.

8.9 Purchaser Equity Incentive Plan. Prior to the Closing, the Board of Directors of Purchaser shall approve and Purchaser’s stockholders shall approve as part of the Purchaser’s Proxy Statement the Purchaser Equity Incentive Plan in form and substance acceptable to the Company and which would include (a) a reserve for a number of shares available for issuance under the Purchaser Equity Incentive Plan equal to no more than 12.5% of the total number of shares of Purchaser Common Stock on a fully-diluted basis anticipated to be issued and outstanding following the Closing Date; and (b) such other terms are customary for a company whose securities are traded on the Nasdaq

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Stock Market and (c) otherwise in form and substance acceptable to the Company and the Purchaser. On or prior to the Closing Date, the Purchaser shall be permitted to issue pursuant to the Purchaser Equity Incentive Plan 30,000 shares of Purchaser Common Stock to Lee Stern in consideration for his services on the Board of Directors of the Purchaser, in addition to any other compensation to which he may be entitled as a member of the Board of Directors from and after the Effective Time.

8.10 Retention of Proxy Solicitation Agent. The Parties shall use their reasonable efforts to retain a proxy solicitation agent mutually acceptable to the Parties, within ten (10) Business Days of execution of this Agreement to assist the Parties with preparing the Proxy Statement and soliciting Purchaser’s stockholders to obtain the affirmative vote of the Purchaser’s stockholders in favor of the Merger, and such other matters as may be determined by the Parties.

8.11 Post-Closing Covenant Regarding Release of Shares from Lock-Up Agreements. The Company and the Shareholder Representative on behalf of the Company Securityholders each covenant and agree that they shall not request that, and shall not allow the Board of Directors’ representatives serving on the Board of Directors of Purchaser, any Purchaser Merger Shares be released from any lockup prior to expiration of the Lockup Up Period End Date.

8.12 PIPE Investment. Prior to the Closing, and assuming that no termination of this Agreement has occurred in accordance with its terms, the Company shall use its best efforts to cooperate in connection with the arrangement and closing of the PIPE Investment as may be requested by Purchaser, including by (i) participating in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions and sessions with investors at mutually agreeable times and locations and upon reasonable advance notice; (ii) reasonably assisting with the preparation of customary materials for actual and potential participants in the PIPE Investment, offering documents, private placement memoranda, prospectuses and similar documents required in connection with the PIPE Investment (which shall not include pro forma financial information); (iii) providing financial statements and such other financial information regarding the Company, that is readily available or within its possession and as is reasonably requested in connection with the PIPE Investment; (iv) taking or appointing a representative of the Company to take all corporate actions, subject to the occurrence of the Closing, reasonably requested by the Purchaser to permit the consummation of the PIPE Investment and the issuance of the securities in PIPE Investment immediately following the Closing; (v) assisting Purchaser to satisfy the conditions set forth in any document executed in connection with the PIPE Investment; and (vi) otherwise using its best efforts to cooperate with Purchaser in its efforts to consummate the PIPE Investment.

8.13 Subscription Agreements. No later than March 1, 2021, the Company shall cause the PIPE Investors to execute and deliver to the Purchaser binding and enforceable Subscription Agreements on terms acceptable to Purchaser evidencing each such PIPE Investor’s participation in the PIPE Investment, such that at least $30,000,000 of investment capital is committed to the PIPE Investment. Each Subscription Agreement (i) shall be in full force and effect and not be withdrawn or terminated, or otherwise amended or modified, in any respect; (ii) shall be a legal, valid and binding obligation of each PIPE Investor, and none of the execution, delivery or performance of obligations under such Subscription Agreement by each PIPE Investor, shall violate any Laws; and (iii) shall contain all of the conditions precedent (other than the conditions contained in the other agreements related to the transactions contemplated herein) to the obligations of the PIPE Investors to contribute to Purchaser the applicable portion of the PIPE Investment amount set forth in the Subscription Agreements on the terms therein. The Company shall use its best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including assisting the Purchaser in maintaining in effect the Subscription Agreements and using its best efforts to (a) satisfy in all material respects on a timely basis all conditions and covenants applicable to it or the Purchaser in the Subscription Agreements and otherwise comply with its obligations thereunder; (b) in the event that all conditions in the Subscription Agreements (other than conditions that Purchaser or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, assisting the Purchaser in consummating the transactions contemplated by the Subscription Agreements at or prior to Closing; (c) assisting the Purchaser in enforcing its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Purchaser or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable PIPE Investors to contribute the applicable portion of the PIPE Investment set forth in the Subscription Agreements at or prior to the Closing; and (d) using its best efforts to ensure that the requisite amount of funds are committed under the Subscription Agreements for the PIPE Investment.

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ARTICLE IX
CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction, or the waiver at the discretion of both Purchaser and Company, of all of the following further conditions:

(a) No provisions of any applicable Law, and no Order shall restrain or prohibit, or impose any condition on, the Closing;

(b) The Merger shall have been completed and the Certificate of Merger evidencing the merger of Merger Sub with and into the Company shall have been received from the Delaware Secretary of State;

(c) The required stock exchange and regulatory review (including SEC and Nasdaq) has been completed, and all governmental approvals required for the Merger shall have been obtained and the Purchaser’s Units, Purchaser’s Common Stock (including the Purchaser Merger Shares) and Purchaser’s Warrants shall continue to be listed for trading on Nasdaq;

(d) There shall not be any Action brought, commenced or threatened by any governmental Authority or other Person to enjoin, challenge, interfere with or otherwise restrict the consummation of the Closing;

(e) Each of the Purchaser Stockholder Approval for (i) the Merger and (ii) the adoption of the Purchaser Equity Plan, with a reserve of up to twelve point five (12.5%) percent of the Purchaser’s issued and outstanding common stock, on a fully-diluted basis, immediately after the Closing, shall have been obtained;

(f) Prior to or at the Closing, before consummation of the PIPE Investment after distribution of the Trust Account pursuant to Section 6.6, deducting all amounts to be paid pursuant to the Purchaser Share Redemption, Purchaser shall have unrestricted cash on hand equal to or in excess of $15,000,000 before payment or deduction of any costs and expenses incurred with respect to the transactions contemplated by this Agreement;

(g) Each of the directors and officers of Purchaser, other than Jonathan Intrater shall provide their resignations as officers and directors of Purchaser, effective at Closing, and the proposed new directors of the Purchaser shall have been appointed.

9.2 Conditions to Obligations of Purchaser and Merger Sub. The obligation of Purchaser and Merger Sub to consummate the Closing is subject to the satisfaction, or the waiver at Purchaser’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b) All of the representations and warranties of the Company Group contained in this Agreement and in any certificate delivered by the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall: (i) be true and correct at and as of the date of this Agreement, or, (ii) if otherwise specified, when made or when deemed to have been made, and (iii) be true and correct as of the Closing Date, except in the case of (i), (ii) and (iii) for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect; and further, for the purpose of determining the truth, accuracy and completeness of the representations and warranties of the Company Group as of both the date of this Agreement and the Closing Date, the terms Financial Statements, Balance Sheet, and Balance Sheet Date, as each are defined in Section 4.11(a), shall be amended to include the audited consolidated financial statements of the Company Group for the fiscal year ended December 31, 2020 and each fiscal year in the two-year period ending on such date, and the audited consolidated balance sheet of the Company Group as of such date

(c) There shall have been no continuing event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Material Adverse Effect upon the Company Group.

(d) [Reserved]

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(e) Purchaser shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (d) of this Section 9.2 (the “Company Certificate”).

(f) Purchaser shall have received the Financial Statements and the Projections.

(g) Purchaser shall have received (i) a copy of the Charter Documents of the Company certified as of a recent date by the Secretary of State or similar official of its jurisdictions of organization, (ii) copies of resolutions duly adopted by the board of directors of the Company and by vote or consent of the Shareholders authorizing this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby, (iii) a certificate of the Secretary of the Company certifying as to signatures of the officer(s) executing this Agreement and any certificate or document to be delivered pursuant hereto, together with evidence of the incumbency of such Secretary, and (iv) a good standing certificate for each of the Company and its Subsidiaries certified as of a date no later than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the jurisdiction of organization of each of the Company and its Subsidiaries.

(h) Each of the Registration Rights Agreement, Lock-up Agreement, Non-Compete Agreements, and Escrow Agreement shall have been duly executed and delivered by each party thereto other than Purchaser.

(i) The Company shall have delivered to the Purchaser executed (i) payoff letters for all Indebtedness, expenses and other liabilities of the Company and each of its Subsidiaries that remain unpaid as of immediately prior to the Closing and (ii) any required consents to the transactions contemplated hereunder under any Material Contracts, Leases or Permits.

(j) The Company shall have entered into the Employment Agreement with each of individuals set forth on Schedule 8.6.

(k) Each of the Persons set forth in Schedule 9.2(k) shall have entered into a non-competition and non-solicitation agreement for a period of three (3) years after the Closing in return for the consideration being delivered hereunder.

(l) The Purchaser shall have received all certificates, if certificated (or lost stock affidavits) representing Company Securities held by Company Securityholders.

(m) The Purchaser shall have received an opinion of counsel to the Company Group with respect to the matters describe on Exhibit F annexed hereto.

(n) The Purchaser shall receive written evidence of the termination of the existing employment, severance, or similar compensation agreements between the Company Group and the individuals referenced on Schedule 4.24.

(o) The composition of the Audit Committee and Compensation Committee of the Board of Directors of Purchaser after the Closing shall include at least one independent director designated by the Purchaser (prior to the Effective Time).

(p) The PIPE Investment shall be consummated pursuant to and in accordance with the terms of the applicable Subscription Agreements.

(q) The Company shall have available capital in an amount sufficient for the purposes of paying Company Indebtedness and to provide for sufficient working capital based upon the pro forma financial statements to be filed with the Proxy Statement.

(r) The Purchaser shall receive any and all FIRPTA certifications from the Company Securityholders as may be necessary or required under Law.

(s) The Purchaser shall receive from the Company written evidence of: (i) release of any and all Liens with respect to any shares of capital stock of the Company and each member of the Company Group; (ii) conversion of all outstanding shares of the Company’s Series A Preferred Stock and Series B Preferred Stock and Company Notes; (iii) all of the outstanding options, warrants and all other securities of the Company that are convertible into or which may be exercised or exchange for capital stock of the Company shall have been converted, exercised or

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exchanged for capital stock of the Company or cancelled prior to the completion of the Merger; (iv) the termination of all stockholder agreements, voting agreements, rights of first refusal, put or similar rights, pledge agreements, operating agreements, rights to acquire capital stock of the Company, and similar contracts or agreements between any stockholders of the Company or any pre-closing member or stockholder of any Subsidiary; (v) termination of any broker’s or finders’ fees agreements binding upon the Company or any member of the Company Group; (vi) termination of any and all agreements related to profit sharing with respect to any member of the Company Group; and (vii) the termination of the additional agreements specified on Schedule 9.2(s)(vii).

(t) [Reserved]

(u) The Purchaser shall have received completed and executed Accredited Investor Questionnaires, as contemplated in Section 7.10, of all the Company Securityholders in a form reasonably satisfactory to Purchaser.

(v) (i) The Company shall have delivered to Purchaser fully-executed copies of all material software or intellectual property license agreements, pursuant to which the Company Group has been granted licenses to use industry-standard software necessary for the commercialization and operation of its Business in the U.S. market.

(ii) The Company shall have delivered to Purchaser fully-executed copies of Confidential Information and Invention Assignment Agreements, in a form reasonably acceptable to Purchaser, for each employee of the Company Group as of the Closing Date.

(iii) The Company shall have delivered to Purchaser evidence, in a form reasonably acceptable to Purchaser, that the Company Group (a) has filed U.S. federal trademark applications for all trademarks in use by Company Group for the operation of its Business and (b) has title or registration to all domain name registrations (if any) that are used (or held for use) by or for the Company Group or that relate to the Business.

(iv) The Company shall have delivered to Purchaser, in a form reasonably acceptable to Purchaser, the results of a “patent freedom to operate” analysis evaluating the risks of infringement of third-party Intellectual Property Rights by the Company and its planned product offerings as of the Execution Date.

(v) The Company shall have delivered to Purchaser evidence in a form reasonably acceptable to Purchaser that: (A) (1) all Patents exclusively licensed to the Company were, as of the earlier of (x) the date of first use or practice by the Company of any such Patents; and (y) the effective date of any such license agreement, solely and exclusively owned by the licensor of such Patent rights and (2) no other Person owns or is licensed or authorized to use any of such licensed Patents in the field of vehicle design, vehicle manufacturing, vehicle marketing, vehicle sales, vehicle offers for sale, vehicle importation, vehicle distribution, or vehicle commercialization in the United States of America (including all territories and possessions); and (B) (1) the Intellectual Property Rights exclusively licensed to the Company includes all Intellectual Property Rights that such licensor owns or has rights under (in the United States of America) as of the earlier of (x) the date of first use or practice by the Company of any such Intellectual Property Rights; and (y) the effective date of such license agreement and used (or held for use) in or related to electric urban utility or commercial vehicles (collectively, “Licensed Products”) or the design, manufacture, development, marketing, sale, offering for sell, or commercialization thereof and (2) no other Person owns or is licensed or is authorized to use any of such licensed Intellectual Property Rights in connection with the Licensed Products in the United States of America.

9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) (i) The Purchaser and Merger Sub shall each have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Purchaser and Merger Sub contained in this Agreement, and in any certificate or other writing delivered by the Purchaser pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality shall be true and correct in all respects at and as of the Closing Date, as if made at and as of such date, except for any inaccuracies in such representations and warranties which would not in the aggregate reasonably be expected to have a Material Adverse Effect on the Purchaser or on Purchaser’s ability to consummate the transactions contemplated by this Agreement and the Additional Agreements, and (iii) the Company shall have received a certificate signed by an authorized officer of the Purchaser to the foregoing effect.

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(b) Purchaser shall have executed and delivered to the Company a copy of each Additional Agreement to which it is a party.

9.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by the failure of such Party or any of its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE X
INDEMNIFICATION

10.1 Indemnification of Purchaser. From and after the Closing, the Escrow Participant hereby agrees to indemnify and hold harmless Purchaser against and in respect of any actual and direct out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by Purchaser as a result of: (a) any breach or inaccuracy of any of the representations, warranties set forth in Article IV (as modified by the Company’s Disclosure Schedules) or in the Company Certificate, in each case as of the Closing Date, and (b) any breach or nonfulfillment of any covenants of the Company contained in this Agreement to be performed prior to the Closing Date; provided, however, any breach related to Section 4.38 (Projections) shall be limited to a claim based upon fraud, an untrue statement of material information, or omission of material information or the lack of good faith in the preparation of such Projections; and (c) any Losses resulting from the matters described on Schedule 10.1(c). Notwithstanding anything in this Agreement to the contrary, the maximum liability of the Escrow Participant under this Agreement, including this Article X, or otherwise in connection with the transactions contemplated by this Agreement shall in no event exceed an amount equal to: (i) the Escrow Share Value, multiplied by (ii) the Escrow Shares (the “Indemnifiable Loss Limit”). Further, the Purchaser shall not be entitled to indemnification pursuant to this Section 10.1 unless and until the aggregate amount of Losses to Purchaser equals at least $200,000 (the “Basket”), at which time, subject to the Indemnifiable Loss Limit, the Purchaser shall be entitled to indemnification for any Losses above the Basket per Loss. Except for Losses resulting from the matters described on Schedule 10.1(c), the Escrow Participant shall have no liability or obligation to indemnify any Purchaser or any other Indemnified Party under this Agreement with respect to the breach or inaccuracy of any representation, warranty, covenant or agreement based on any matter, fact or circumstance known to Purchaser or any of its representatives or disclosed in the information set out in any Schedule to this Agreement. For Losses resulting from the matters described on Schedule 10.1(c), the Escrow Participant agrees to indemnify and hold harmless the Purchaser against, from and in respect of any and all such Losses, whether or not a breach of a representation, warranty, covenant or agreement in this Agreement or any of the Additional Agreements to which it is a party.

10.2 Procedure. The following shall apply with respect to all claims by the Purchaser (an “Indemnified Party”) for indemnification pursuant to this Article X:

(a) An Indemnified Party shall give the Shareholders’ Representative prompt notice (an “Indemnification Notice”) of any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to Section 10.1 or 10.2 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Sections 10.1 or 10.2, except to the extent such failure prejudices the ability of the Escrow Participant (any of such parties, “Indemnifying Parties”) to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Escrow Participant, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Shareholders’ Representative, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within twenty (20) Business Days thereafter), shall notify such Indemnified Party in writing of the intention of the Shareholders’ Representative to assume the defense thereof.

(c) If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Section 10.3(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed

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by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim the Indemnified Party shall have the right to employ one separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised in writing by its counsel that there is a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable documented out-of-pocket fees and expenses of one separate counsel of the Indemnified Party shall be borne by the Indemnifying Parties subject to the limitations set forth in this Article X.

(d) If the Indemnifying Parties elect to assume the defense of any Third-Party Claim pursuant to Section 10.3(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from the defense of such Third-Party Claim, or unless a judgment is entered against the Indemnified Party for such liability by an Authority of competent jurisdiction. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense subject to the limitations set forth in this Article X. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e) If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 10.1 or 10.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

(f) Following the Closing, the disinterested members of the board of directors of the Purchaser shall have the authority to institute and prosecute any claims for indemnification hereunder in good faith on behalf of the Purchaser to enforce the terms of this Agreement.

10.3 Escrow of Escrow Shares by Escrow Participant. The Company hereby authorizes the Purchaser to deliver the Indemnification Escrow Shares into escrow (the “Escrow Fund”) pursuant to the Indemnification Escrow Agreement. For purposes of this Article X, the Indemnification Escrow Shares are valued at $10.00 per share (the “Escrow Share Value”).

(a) Indemnification Escrow Shares; Payment of Dividends; Voting. Any dividends, interest payments, or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow (the “Escrow Income”). The Escrow Participant shall be entitled to vote such Escrow Participant’s Indemnification Escrow Shares on any matters to come before the shareholders of the Purchaser. It is intended that for U.S. federal income tax purposes that while the Indemnification Escrow Shares are held by the Escrow Agent, the Escrow Participant shall be treated as the owner of the Indemnification Escrow Shares, and to the extent required by Applicable Law, the Escrow Agent shall report in a manner consistent with such treatment.

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(b) Distribution of Escrow Shares. At the times provided for in Section 10.3(d), the Indemnification Escrow Shares shall be distributed to the Escrow Participant. The Purchaser will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Indemnification Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund and all fractional shares shall be rounded to the nearest whole share.

(c) Assignability. Other than for estate planning purposes, no Indemnification Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Escrow Participant or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Escrow Participant, prior to the delivery to such Escrow Participant of the Escrow Fund by the Escrow Agent as provided herein.

(d) Release from Escrow Fund. As soon as practicable, but in no event later than five (5) Business Days, following expiration of the Survival Period (the “Release Date”), the Indemnification Escrow Shares will be released from escrow to the Escrow Participant less the number of Indemnification Escrow Shares (at an assumed value equal to the Escrow Share Value per Indemnification Escrow Share) reasonably necessary to serve as security for Losses set forth in any Indemnification Notice delivered by the Purchaser prior to the expiration of the Survival Period that remain pending and unresolved. Prior to the Release Date, the Shareholders’ Representative and the Purchaser shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release such number of Indemnification Escrow Shares determined in accordance with this Section 10.3(d). Promptly, but in no event later than five (5) Business Days, following the resolution in accordance with the provisions of this Article X of any claim(s) for indemnification that remain unresolved as of the Release Date the Shareholders’ Representative and the Purchaser shall jointly issue to the Escrow Agent a certificate executed by each of them instructing the Escrow Agent to release to the Escrow Participant the number of Indemnification Escrow Shares retained in escrow following the resolution of such claim(s) and not released to Purchaser.

10.4 Payment of Indemnification. In the event that Purchaser is entitled to any indemnification for any Losses pursuant to this Agreement or otherwise in connection with the transactions contemplated by this Agreement, the Purchaser’s sole and exclusive remedy for such Losses shall be the recovery of a number of shares of Purchaser Common Stock from the Indemnification Escrow Shares having a value equal to the Losses that have been finally determined to be owing to the Purchaser in accordance with this Article X (at an assumed value equal to the Escrow Share Value per Indemnification Escrow Share), in each case, subject to the limitations set forth in this Article X. Any payments to Purchaser from the Indemnification Escrow Shares will be treated as a reduction in the number of shares of Purchaser Common Stock issued to the Escrow Participant for U.S. federal income tax purposes.

10.5 Insurance. In calculating amounts of Losses payable to an Indemnified Party hereunder, the amount of any indemnified Losses shall be determined net of amounts actually recovered under any insurance policy or other third-party reimbursement actually received.

10.6 Survival of Indemnification Rights. The representations and warranties of the Company shall survive until 12 months (the “Survival Period”) following the Closing. In the event that any outstanding claims have arisen during such 12-month period which would be eligible for indemnification under this Article 10, the Escrow Participant shall leave in Escrow that number of Escrow Shares (calculated as of the closing per share market price of the shares of Purchaser Common Stock on the last trading day of such 12-month period) for an additional 12 months to settle any such outstanding claims. Upon the expiration of such additional 12-month period any remaining Escrow Shares shall be released and delivered to the Company Securityholder who agreed hereunder to escrow such Escrow Shares. The covenants of the Company contained in this Agreement to be performed prior to Closing shall expire and be of no further force or effect as of the Closing, provided, that claims for breach or nonfulfillment thereof shall survive until the expiration of the Survival Period. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Section 10.1 for Losses shall be effective so long as it is asserted prior to the expiration of the Survival Period; provided, that in the event that any Indemnification Notice shall have been given in accordance with the provisions of this Agreement prior to the expiration of the Survival Period and such claim has not been finally resolved by the expiration of the Survival Period, the representations, warranties, covenants, agreements or obligations that are the subject of such Indemnifications Notice shall survive solely for purposes

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of resolving such claim until such matters are finally resolved. The parties acknowledge that the time periods set forth in this Section 10.6 for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties without regard to the applicable statute of limitations with respect to such matters and that the 20 year statute of limitations contemplated by Title 10 of Section 8106(c) of the Delaware Code shall not apply to this Agreement.

10.7 Sole and Exclusive Remedy. The remedies provided in this Article X and the rights to enforce the Additional Agreements in accordance with their terms shall be deemed the sole and exclusive remedies of the Indemnified Parties, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the transactions contemplated hereby, except nothing in this Agreement (i) will limit the parties’ rights to seek injunctive relief or other equitable remedies, (ii) would prevent Purchaser or the Company from bringing an action for fraud (with scienter) against the Person who committed such Fraud (with scienter) or (iv) limit the right of any Person to pursue remedies under any Additional Agreement against the parties thereto

ARTICLE XI
DISPUTE RESOLUTION

11.1 Arbitration.

(a) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of any Party. The Arbitrator shall be selected within 45 days of the written request of any party.

(c) Except with respect to matters set forth in Article II that relate to the effectuation of the Merger, which are exclusively governed by the Law of the State of Delaware, the laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within 90 days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein. Each of the Company, the Purchaser and the Shareholders’ Representative hereby consents to the exclusive jurisdiction of the State and County of New York, New York.

(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 11.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief as provided in Section 11.1(h), as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party (if the Shareholders’ Representative, then solely on behalf of the Company

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Securityholders) and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and State) in Delaware, to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The parties (in the case of the Shareholders’ Representative, solely on behalf of the Company Securityholders) shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j) Notwithstanding anything herein to the contrary, the parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and State) in Delaware to render such relief and to enforce specifically the terms and provisions of this Agreement.

11.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XII
TERMINATION

12.1 Termination Without Default. In the event an Authority shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Order is final and non-appealable, Purchaser or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party.

12.2 Termination Upon Default.

(a) The Purchaser may terminate this Agreement by giving notice to the Company on or prior to the Closing Date, without prejudice to any rights or obligations Purchaser may have, if: (i) the Company shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.2 impossible; and (ii) such breach shall not be cured by thirty (30) days following receipt by the Company of a written notice from Purchaser describing in reasonable detail the nature of such breach.

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(b) The Company may terminate this Agreement by giving notice to Purchaser, on or prior to the Closing Date, without prejudice to any rights or obligations the Company may have, if: (i) Purchaser shall have breached any representation, warranty, agreement or covenant contained herein to be performed on or prior to the Closing Date, which has rendered the satisfaction of any of the conditions set forth in Section 9.3 impossible; and (ii) such breach shall not be cured by thirty (30) days following receipt by Purchaser of a written notice from the Company describing in reasonable detail the nature of such breach.

12.3 Termination by the Purchaser. This Agreement may be terminated by the Purchaser prior to the Closing as follow:

(a) by written notice by Purchaser to the Company, if (i) there shall have been a Material Adverse Effect on the Company Group following the date of this Agreement which is uncured and continuing or (ii) the Company Group amends, changes or modifies or seeks to amend, change or modify the Company Group Disclosure Schedules, Financial Statements or Projections delivered to the Purchaser pursuant to Article Four which amendment, change or modification will constitute a Material Adverse Change; or

(b) by written notice by the Purchaser to the Company, if the Purchaser Stockholder Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s stockholders have duly voted, and the required Purchaser Stockholder Approval required for the Merger was not obtained.

12.4 Effect of Termination. If this Agreement is terminated pursuant to this Article XII, this Agreement shall become void and of no effect without liability of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful breach by a party of its covenants and agreements hereunder or fraud, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Section 8.11, 9.4, Article X, Article XI, Article XII and Article XIII shall survive any termination hereof pursuant to this Article XII.

12.5 Break-Up Fee.

(a) Notwithstanding the provisions above, other than with respect to the failure of: (1) the SEC to provide to the Purchaser its notice of no further comments to the Proxy Statement, or (2) the Purchaser to take the actions to comply with the obligations as set forth in Section 6.9 above, in the event that (i) the Closing does not take place by May 21, 2021 or a later date as extended by the Purchaser under Section 6.9 above, due to any material delay (including the failure of the Company to deliver the 2019 Financial Statements and/or 2020 Financial Statements and/or Acquisition Target Company Audited Financials pursuant to Section 7.9 hereof) (provided such delay does not cause the Purchaser to liquidate under the SPAC Agreements) caused by or any reason directly attributable to the Company, any member of the Company Group or Shareholders’ Representative, or (ii) there is a valid and effective termination of this Agreement by the Purchaser pursuant to Sections 12.2(a) or Section 12.3(a), then the Company shall pay to the Purchaser a break-up fee in cash equal to Fifteen Million U.S. Dollars ($15,000,000) ( the “Break-Up Fee”). The Break-Up Fee shall be paid by wire transfer of immediately available funds to an account designated in writing by the Purchaser within five (5) Business Days after the Purchaser delivers to the Company written notice of such termination in accordance with this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that, with respect to any termination of this Agreement in circumstances where a Break- Up Fee is payable under this Section 12.5, the payment of such Break-Up Fee shall, in light of the difficulty of accurately determining actual damages, constitute liquidated damages with respect to any claim for damages or any other claim which the Purchaser or its Affiliates would otherwise be entitled to assert against the Company, Shareholders’ Representative or their Affiliates or any of their respective assets, or against any of their respective directors, officers, employees or shareholders with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to the Purchaser or its Affiliates, provided, that the foregoing shall not limit (A) the Company, Shareholders’ Representative or their Affiliates from Liability for any fraud claim relating to events occurring prior to termination of this Agreement or (B) the rights of the Purchaser to seek specific performance or other injunctive relief in lieu of terminating this Agreement.

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ARTICLE XIII
MISCELLANEOUS

13.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; (c) if email, on the date of transmission; or (d) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Company):

Helbiz, Inc.
32 Old Slip, 32nd Floor
New York, NY 10005
Attn.: Salvatore Palella, Chief Executive Officer
e-mail: ceo@helbiz.com

with a copy to (which shall not constitute notice):

Ortoli Rosenstadt, LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attn.: William S. Rosenstadt, Esq.

e-mail: wsr@orllp.legal

if to the Shareholders’ Representative, or to the Company Securityholders after Closing, to:

Helbiz, Inc.

32 Old Slip, 32nd Floor

New York, NY 10005

Attn.: Salvatore Palella, Chief Executive Officer

e-mail: ceo@helbiz.com

if to the Purchaser or Merger Sub:

GreenVision Acquisition Corp.

One Penn Plaza, 36th Floor

New York, NY 10019

Attn: David Fu, Chief Executive Officer

e-rnail: david.fu@glo.com.cn

with a copy to (which shall not constitute notice):

Becker & Poliakoff LLP

45 Broadway, 17th Floor

New York, NY 10006

Attention: Chengying Xiu, Esq.

e-mail: Jxiu@beckerlawyers.com

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13.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

13.3 Arm’s-length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4 Publicity. Except as required by law or applicable stock exchange rules and except with respect to the Additional Purchaser SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance. Notwithstanding anything in this Agreement to the contrary, following the Closing Date and the public announcement of the Merger, the Shareholders’ Representative shall be permitted to include in its marketing materials that it has been engaged to serve as the Shareholders’ Representative in connection with the Merger as long as such materials do not disclose any of the other terms of the Merger or the other transactions contemplated herein.

13.5 Expenses. Amounts previously incurred by the Purchaser for lien searches including for UCC, litigation, judgments and taxes shall be paid or reimbursed by the Company. Except as otherwise specified in this Agreement, all other costs and expenses, including, without limitation, fees and disbursements of counsel, accountants and other advisors, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses, whether or not the Closing has taken place.

13.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof, except that matters referred to in Article II that relate to the effectuation of the Merger are exclusively governed by the Laws of the State of Delaware.

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13.8 Counterparts; Digital Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.9 Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

13.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.11. Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross- references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the Disclosure Schedule. Any reference in a schedule contained in the Disclosure Schedules delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the Knowledge” or “the knowledge” or “best knowledge of the Company” or similar terms or phrases shall be deemed to include the actual knowledge of Salvatore Palella, Giulio Profumo, or any other individual currently serving as an executive officer of the Company, after reasonable inquiry.

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13.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.13 Third Party Beneficiaries. Except as provided in Article X and Section 13.15 and Section 13.16, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.14 Waiver. Reference is made to the final prospectus of the Purchaser, dated November 18, 2019 (the “Prospectus”). The Company has read the Prospectus and understands that the Purchaser has established the Trust Account for the benefit of the public shareholders of the Purchaser and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Purchaser may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. For and in consideration of the Purchaser agreeing to enter into this Agreement, each of the Company and the Shareholders’ Representative, for itself and on behalf of the Shareholders of the Company, hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it shall not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser. This Section 13.14 shall survive termination of this Agreement for any reason.

13.15 Shareholders’ Representative.

(a) By virtue of the adoption of this Agreement and the transactions contemplated hereby, the approval of the principal terms of the Merger, and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, each Company Securityholder shall be deemed to have appointed the designation of, and hereby designates, Salvatore Palella as the Shareholders’ Representative for all purposes in connection with the negotiation and execution of this Agreement, the Additional Agreements and the agreements ancillary hereto, including, but not limited to, (i) to give and receive notices and communications to Purchaser for any purpose under this Agreement and the Additional Agreements, (ii) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims (including Third-Party Claims) under Section 10.1 or, following the Closing, other disputes arising under or related to this Agreement, (iii) to enter into and deliver the Escrow Agreement on behalf of each of the Company Securityholders, (iv) to authorize or object to delivery to Purchaser of the Escrow Fund, or any portion thereof, in satisfaction of indemnification claims by the Purchaser in accordance with the provisions of the Escrow Agreement, (v) to act on behalf of Company Securityholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Merger and (vi) to take all actions necessary or appropriate in the judgment of the Shareholders’ Representative for the accomplishment of the foregoing.

(b) The Shareholders’ Representative may resign at any time. Such agency may be changed by the Company Securityholders from time to time upon no less than twenty (20) days prior written notice to the Purchaser, provided, however, that the Shareholders’ Representative may not be removed unless holders of a majority of the shares of Company Capital Stock (on an as converted to Company Shares) outstanding immediately prior to the Effective Time agree to such removal. Any vacancy in the position of Shareholders’ Representative may be filled by approval of the holders of a majority of the shares of Company Capital Stock (on an as converted to Company Shares) outstanding immediately prior to the Effective Time. No bond shall be required of the Shareholders’ Representative.

(c) The Shareholders’ Representative will incur no liability of any kind with respect to any action or omission by the Shareholders’ Representative in connection with the Shareholders’ Representative’s services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Shareholders’ Representative’s gross negligence or willful misconduct. The Shareholders’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Securityholders will indemnify, defend and hold harmless the Shareholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Shareholders’ Representative’s execution

Annex A-60

and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that Representative Losses shall not include costs (other than third party expenses) incurred by the Shareholders’ Representative in the ordinary course of business of the Shareholders’ Representative under the engagement letter entered into by the Shareholders’ Representative, the Company, and certain of the Company Securityholders; provided, further, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Shareholders’ Representative, the Shareholders’ Representative will reimburse the Company Securityholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Shareholders’ Representative by the Company Securityholders, any such Representative Losses may be recovered by the Shareholders’ Representative from (x) the funds in the Expense Fund, and (y) the amounts in the Escrow Fund at such time as remaining amounts would otherwise be distributable to the Company Securityholders; provided, that while this section allows the Shareholders’ Representative to be paid from the aforementioned sources of funds, this does not relieve the Company Securityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Shareholders’ Representative from seeking any remedies available to it at law or otherwise. In no event will the Shareholders’ Representative be required to advance its own funds on behalf of the Company Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Shareholders’ Representative under this section. The foregoing indemnities will survive the Closing, the resignation or removal of the Shareholders’ Representative or the termination of this Agreement.

13.16 Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, sponsor, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 13.16) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement, any Additional Agreement or the transactions contemplated hereby, provided, that this Section 13.16 shall not apply to Section 13.15, which shall be enforceable by the Shareholders’ Representative in its entirety against the Company Securityholders.

13.17 [Reserved]

13.18 Time. Time is of the essence in each and every provision of this Agreement.

13.19 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

[signature page follows]

Annex A-61

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Purchaser:
GREENVISION ACQUISITION CORP.
By:	/s/ Zhigeng (David) Fu
Name:	Zhigeng (David) Fu
Title:	Chief Executive Officer
Merger Sub:
GREENVISION MERGER SUB INC.
By:	/s/ Zhigeng (David) Fu
Name:	Zhigeng (David) Fu
Title:	Chief Executive Officer

Company:	HELBIZ, INC.
	By:	/s/ Salvatore Palella
	Name:	Salvatore Palella
	Title:	Chief Executive Officer
Shareholders’	Representative:
	By:	/s/ Salvatore Palella
	Name:	Salvatore Palella

[Signature Page to Merger Agreement]

Annex A-62

EXHIBITS AND SCHEDULES

EXHIBIT A FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B FORM OF INDEMNIFICATION ESCROW AGREEMENT

EXHIBIT C FORM OF LOCK-UP AGREEMENT

EXHIBIT D FORM OF NON-COMPETE AND NON-SOLICITATION AGREEMENT

EXHIBIT E FORM OF OPINION OF COMPANY COUNSEL

SCHEDULES

DISCLOSURE SCHEDULES OF HELBIZ, INC.

Annex A-63

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

FORM OF INDEMNIFICATION ESCROW AGREEMENT

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

EXHIBIT D

FORM OF NON-COMPETE AND NON-SOLICIT

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

SCHEDULES

DISCLOSURE SCHEDULES OF HELBIZ, INC.

ANNEX B

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the [•] day of [•], 2021, by and among GreenVision Acquisition Corp., a Delaware corporation (the “Company”) and the undersigned parties listed under Stockholder on the signature page hereto (each, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, pursuant to a Merger Agreement and Plan of Reorganization dated as of [•], 2021, (“Merger Agreement”) by and among the Company, GreenVision Merger Sub, Inc., Helbiz, Inc., a Delaware corporation (“Helbiz”), the Stockholders’ Representative, the Stockholders agreed to accept the Merger Shares in exchange for their shares of Capital Stock of Helbiz; and

WHEREAS, pursuant to the terms of the Merger Agreement, the Company agreed to register the Merger Shares (as defined below) held by the Stockholders for resale under the Securities Act (as defined below) and the Stockholders and the Company desire to enter into this Agreement to provide the Stockholders with certain rights relating to the registration of the securities held by them as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” means the acquisition of direct or indirect ownership through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar type of transaction, of one or more businesses or entities.

“Commission” means the United States’ Securities and Exchange Commission administering the Securities Act or the Exchange Act.

“Class A Common Stock” means the common stock, par value $0.00001 per share, of the Company.

“Class B Common Stock” means the common stock, par value $0.00001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.3.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Stockholder Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” means the number of shares of Class A Common Stock of the Company in an underwritten offering, if the managing Underwriter or Underwriters advises the Company in writing that the dollar amount or number of shares of Registrable Securities which the Stockholders desire to sell, taken together with all other shares of Class A Common stock or other securities which the Company desires to sell and the shares of Class A Common Stock, if any, as to which registration has been requested pursuant to written contractual registration rights held by other stockholders of the Company who desire to sell, which exceeds the maximum dollar

Annex B-1

amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering such maximum dollar amount or maximum number of shares.

“Merger Shares” means the shares of Class A Common Stock and Class B Common Stock of the Company issued or issuable to the Stockholders pursuant to the terms of the Merger Agreement.

“Notices” is defined in Section 6.2.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Prior Agreement” is defined in Section 2.2.2.

“Pro Rata” is defined in Section 2.1.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Merger Shares, (ii) any shares of Class A Common Stock acquired by the Stockholders otherwise in connection with the Business Combination, (iii) any shares of Class A Common Stock underlying the Class B Common Stock and (iv) any shares of Class A Common Stock issuable pursuant to warrants or options, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Merger Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Stockholder” is defined in the preamble to this Agreement.

“Underwriter” means a securities broker-dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such broker-dealer’s market-making activities.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. At any time and from time to time on or after either (i) the 9-month anniversary of the closing of the transactions contemplated by the Merger Agreement (the “Closing”), or (ii) with the written consent of the investment banking firm engaged prior to the Closing by GreenVision Acquisition Corp. to provide investment banking services to it in the “De-Spacing” process (the “De-Spacing Banker”), the 6-month anniversary of the Closing, the holders of at least 40% of such Registrable Securities, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will within ten (10) days of the Company’s receipt of

Annex B-2

the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect more than an aggregate of one (1) Demand Registration under this Section 2.1.1 in respect of all Registrable Securities, provided that the Company keeps each Registration Statement filed as a result of the Demand Registration effective and current for at least 12 months.

2.1.2 Effective Registration. A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Class A Common Stock or other securities which the Company desires to sell and the shares of Class A Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Demanding Holder has requested be included in such registration, regardless of the number of shares held by each such Demanding Holder (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Class A Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement

Annex B-3

filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. Except with respect to a Registration Statement (i) filed in connection with any employee stock option or other stock-based benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, if at any time on or after either (A) the 9-month anniversary of the Closing, or (B) with the written consent of the De-Spacing Banker, the 6-month anniversary of the Closing, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company), then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration under this Agreement or a demand registration on behalf of other holders of the Company’s securities under that certain Registration Rights Agreement dated as of November 21, 2019 (“Prior Agreement”) that is to be an underwritten offering advises the Company and the holders of Registrable Securities hereunder in writing that the dollar amount or number of shares of Class A Common Stock which the Company desires to sell, taken together with the shares of Class A Common Stock, if any, as to which registration has been demanded pursuant to the Prior Agreement, the Registrable Securities as to which registration shall otherwise be required under this Section 2.2, and the shares of Class A Common Stock, if any, as to which registration has been requested pursuant to the this Agreement and the Prior Agreement, exceeds the Maximum Number of Shares in an underwritten offering, then the Company shall include in any such registration:

(a)     If the registration is undertaken for the Company’s account: (A) first, the shares of Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Class A Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable piggy-back registration rights of security holders party to this Agreement, and the holders of securities under the Prior Agreement, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Class A Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b)     If the registration is a “demand” registration undertaken at the demand of persons, (A) first, the shares of Class A Common Stock or other securities for the account of the demanding persons under the Prior Agreement that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Class A Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number
Annex B-4

of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Class A Common Stock or other securities comprised of Registrable Securities held by persons other than Salvatore Palella, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Class A Common Stock or other securities comprised of Registrable Securities held by Salvatore Palella; and (E) fifth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B), (C) and (D), the shares of Class A Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4 Limitation on Piggy-Back Registration Rights. The Company shall not be required to file more than two (2) Registration Statements with respect to Piggy-Back Registration Rights under Section 2.2. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available to the Company under the Securities Act and the rules and regulations of the SEC at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3 if: (i) Form S-3 is not available for such offering; or (ii) the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its best efforts to, as expeditiously as possible and in any event within thirty (30) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be Registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to thirty (30) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the President or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be

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materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5 State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and

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covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement or as otherwise provided herein.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential stockholders.

3.1.8 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. Upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of [$10,000,000], the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, which period shall not exceed more than thirty (30) days, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as

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applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, Piggy-Back Registration pursuant to Section 2.2, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses up to the sum of $75,000 of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with Federal and applicable state securities laws. In addition, the holders of Registrable Securities shall comply with all prospectus delivery requirements under the Securities Act and applicable SEC regulations.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Stockholder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Stockholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Stockholder Indemnified Party for any legal and any other expenses reasonably incurred by such Stockholder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

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4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or

Annex B-9

the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. RULE 144.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Stockholders or holder of Registrable Securities or of any assignee of the Stockholders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.1.

6.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company (after the Closing):

GreenVision Acquisition Corporation (or successor name)
32 Old Slip
New York, NY 10005
Attn: Salvatore Palella, Chief Executive Officer

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with a copy to (which shall not constitute notice):

Ortoli Rosenstadt LLP
366 Madison Avenue
New York, NY 10017
Attention: William Rosenstadt, Esq.

To a Stockholder, to the address set forth below such Stockholder’s name on Exhibit A hereto.

6.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of a majority of the Registrable Securities.

6.7 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Stockholder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

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6.11 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Stockholder in the negotiation, administration, performance or enforcement hereof.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

GREENVISION ACQUISITION CORP.
By:
Name:	Zhigeng (David) Fu
Title:	Chief Executive Officer

[HELBIZ STOCKHOLDER REPRESENTATIVE]

Name:

[HELBIZ STOCKHOLDER]

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EXHIBIT A

Schedule of Helbiz, Inc. Stockholders Information

Name	Address	No. of Shares

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ANNEX C

AMENDMENT TO THE AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION OF
GREENVISION ACQUISITION CORP.

[                ], 2021

The undersigned, being a duly authorized officer of GreenVision Acquisition Corp. (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

1.      The name of the Corporation is “GreenVision Acquisition Corp”.

2.      The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 11, 2019 (the “Original Certificate”). An amended and restated certificate of incorporation was filed with the Secretary of State of the State of Delaware on October 29, 2019 (the “Amended and Restated Certificate”).

3.      That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate to amend and restate Article FIFTH thereof as set forth herein, and declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof.

4.      This Amendment to the Amended and Restated Certificate (this “Amendment”) amends the Amended and Restated Certificate.

5.      This Amendment was duly adopted by the affirmative vote of the holders of a majority of the issued and outstanding stock of the Corporation at a meeting of stockholders in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware and the Amended and Restated Certificate.

6.      This Amendment shall become effective on the date of filing with the Secretary of State of the State of Delaware.

7.      The text of Article FIRST of the Corporation’s current Amended and Restated Certificate is hereby amended so that, as amended, said Article shall be and read as follows:

The name of the Corporation is Helbiz, Inc.

8.      The text of Article FIFTH of the Corporation’s current Amended and Restated Certificate is hereby amended and restated to read in full as follows:

FIFTH: Authorized Capital Stock.

Section 1. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is FOUR HUNDRED MILLION (400,000,000) shares, consisting of (A) THREE HUNDRED MILLION (300,000,000) shares of Common Stock, $0.00001 par value, consisting of (a) [_________ shares of Class B Common Stock, $0.00001 par value per share (the “Class B Common Stock”], wherein the authorized number of shares of Class B Common Stock shall equal that number of shares of Class B Common Stock as is equal to the product of (I) 3,069,539 and (II) the Consideration Conversion Ratio (as defined in the Merger Agreement and Plan of Reorganization dated February 8, 2021 by and among the Corporation, Helbiz, Inc. and the other parties named therein, as amended, and (b) [_________ shares of Class A Common Stock, $0.00001 par value per share (the “Class A Common Stock”], wherein the authorized number of shares of Class A Common Stock shall equal 300,000,000 less the number of authorized shares of Class B Common Stock; and (B) ONE HUNDRED MILLION (100,000,000) shares of Preferred Stock, $0.00001 par value per share (hereinafter, the “Preferred Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof.

Annex C-1

Section 2. Common Stock. A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

(a)  Voting Rights.

(i) Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(ii) Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iii) Each holder of shares of Class B Common Stock shall be entitled to the lesser of: (a) ten (10) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote, or for the consent of, the stockholders of the Corporation and (b) such number of votes per share as shall equal the ratio necessary so that the votes of all outstanding shares of Class B Common Stock shall equal sixty percent (60%) of all shares of Class A Common Stock and shares of Class B Common Stock entitled to vote as of the applicable date on any matter that is submitted to a vote, or for the consent of, the stockholders of the Corporation. For purposes of clarity, solely for the purpose of determining the number of votes per share of Class B Common Stock pursuant to clause (b) of this Section 2(a)(iii), the number of votes per share of Class B Common Stock on the record date on any matter that is submitted to a vote or written consent of the holders of Common Stock of the Corporation shall equal the quotient derived by the formula (X * 1.5)/Y where:

X = the number of shares of Class A Common Stock outstanding on such record date; and

Y = the number of shares of Class B Common Stock outstanding on such record date.

(b) Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

(c) Liquidation. Subject to the preferences applicable to any series of Preferred Stock, if any outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

(d) Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

(e) Equal Status. Except as expressly provided in this Article FIFTH, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect

Annex C-2

to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class B Common Stock, and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (y) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class B Common Stock.

(f) Conversion.

(i) As used in this Section 2(f), the following terms shall have the following meanings:

(1) “Founder” shall mean Mr. Salvatore Palella.

(2) “Permitted Entity” shall mean any trust, account, plan, corporation, partnership, or limited liability company specified in Section 2(f)(iii) established by or for the Founder, so long as such entity meets the requirements of the exception set forth in Section 2(f)(iii) applicable to such entity.

(3) “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 2(f)(i)(3):

(a) the granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders; or

(b) the pledge of shares of Class B Common Stock that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the holder of the Class B Common Stock continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer.”

(4) “Voting Control” with respect to a share of Class B Common Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

(ii) Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(iii) Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share, other than a Transfer from the Founder, or the Founder’s Permitted Entities, to the Founder or another Permitted Entity. For the purposes of this Section 2(f), a Permitted Entity is an entity that is:

(a) a trust for the benefit of the Founder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to Founder and, provided, further, that in the event the Founder is no longer the exclusive beneficiary of such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

Annex C-3

(b) a trust for the benefit of persons other than the Founder so long as the Founder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Founder, and, provided, further, that in the event the Founder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(c) a trust under the terms of which the Founder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (the “Code”) and/or a reversionary interest so long as the Founder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event the Founder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(d) an Individual Retirement Account, as defined in Section 408(a) of the Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which the Founder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case the Founder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Founder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(e) a corporation in which the Founder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Founder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Founder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Founder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(f) a partnership in which the Founder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Founder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Founder no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Founder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

(g) a limited liability company in which the Founder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Founder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event the Founder no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Founder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

Annex C-4

Notwithstanding the foregoing, if the shares of Class B Common Stock held by the Permitted Entity of the Founder would constitute stock of a “controlled corporation” (as defined in Section 2036(b)(2) of the Code) upon the death of the Founder, and the Transfer of shares Class B Common Stock by the Founder to the Permitted Entity did not involve a bona fide sale for an adequate and full consideration in money or money’s worth (as contemplated by Section 2036(a) of the Code), then such shares will not automatically convert to Class A Common Stock if the Founder does not directly or indirectly retain Voting Control over such shares until such time as the shares of Class B Common Stock would no longer constitute stock of a “controlled corporation” pursuant to the Code upon the death of the Founder (such time is referred to as the “Voting Shift”). If the Founder does not, within five (5) business days following the mailing of the Corporation’s proxy statement for the first annual or special meeting of stockholders following the Voting Shift, directly or indirectly through one or more Permitted Entities assume sole dispositive power and exclusive Voting Control with respect to such shares of Class B Common Stock, each such share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

(iv) Each share of Class B Common Stock held of record by the Founder, or by the Founder’s Permitted Entities, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the earlier of:

(a) the death of the Founder;

(b) the date specified by the affirmative vote of the holders of at least 50.1% of the then outstanding shares of Class B Common Stock, voting as a single class; and

(c) at 5:00 p.m. (New York time) on the first calendar day falling on or after the two (2) year anniversary of the date on which this Certificate of Amendment to the Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Mandatory Conversion Date”).

(v) Following any conversion of shares of Class B Common Stock into Class A Common Stock, the reissuance of such shares of Class B Common Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243 of the DGCL and the filing by the Secretary of State of the State of Delaware required thereby, and upon such retirement and cancellation, all references to Class B Common Stock in this Certificate of Amendment to the Certificate of Incorporation shall be eliminated.

(vi) The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive.

(vii) In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 2, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred, at the time that the Corporation’s transfer agent receives the written notice required, the death of the Founder, or immediately upon the Mandatory Conversion Date, as applicable. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock were convertible. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section 2 shall be retired and may not be reissued.

(g) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common

Annex C-5

Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock. If there is to be a conversion of Class B Common Stock into Class A Common Stock, but there are not enough authorized but unissued shares of Class A Common Stock for such conversion, the Class B Common Stock shall thereafter, for all purpose, be deemed amended such that such shares of Class B Common Stock shall be equivalent in all respects, including voting rights, with shares of Class A Common Stock.

(h) Limitation on Issuance. Other than as may be issued hereunder pursuant to Section 2(b) or Section 2(d), the Corporation may not issue (i) any shares of Class B Common Stock to anyone other than the Founder or a Permitted Entity or (ii) any shares of Class B Common Stock in excess of 14,757,543 shares of Class B Common Stock. For the purposes of clarity, subject to the provisions of Section 2(b) and 2(d), the maximum number of shares of Class B Common Stock that the Corporation may issue to the Founder or a Permitted Entity is 14,757,543 shares of Class B Common Stock. After the Mandatory Conversion Date, the Corporation shall not issue any additional shares of Class B Common Stock.

Section 3. Change in Control Transaction. The Corporation shall not consummate a Change in Control Transaction without first obtaining the affirmative vote, at a duly called annual or special meeting of the stockholders of the Corporation, of the holders of the greater of: (A) a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class, and (B) sixty percent (60%) of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting called to consider the Change in Control Transaction and entitled to vote thereon, voting together as a single class. For the purposes of this section, a “Change in Control Transaction” means the occurrence of any of the following events:

(a) the sale, encumbrance or disposition (other than non-exclusive licenses in the ordinary course of business and the grant of security interests in the ordinary course of business) by the Corporation of all or substantially all of the Corporation’s assets;

(b) the merger or consolidation of the Corporation with or into any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(c) the issuance by the Corporation, in a transaction or series of related transactions, of voting securities representing more than forty percent (40%) of the total voting power of the Corporation before such issuance, to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Securities Exchange Act of 1934 (or any successor provision) such that, following such transaction or related transactions, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the Corporation, after giving effect to such issuance.

Section 4. Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix for each such series the designation, power, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by applicable law. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

[Remainder of page intentionally left blank. Signature page follows.]

Annex C-6

IN WITNESS WHEREOF, GreenVision Acquisition Corp. has caused this Amendment to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

GreenVision Acquisition Corp.
By:	/s/ Zhigeng Fu
Name: Zhigeng Fu
Title: Chief Executive Officer

Annex C-7

ANNEX D

GREENVISION ACQUISITION CORP.

(TO BE RENAMED HELBIZ, INC.)

2021 OMNIBUS INCENTIVE PLAN

GREENVISION ACQUISITION CORP.
(TO BE RENAMED HELBIZ, INC.)

2021 OMNIBUS INCENTIVE PLAN

Annex D Page
SECTION 1. ESTABLISHMENT AND PURPOSE.		D-1
(a)	Purpose	D-1
(b)	Adoption and Term	D-1
SECTION 2. DEFINITIONS.		D-1
SECTION 3. ADMINISTRATION.		D-4
(a)	Committee of the Board of Directors	D-4
(b)	Authority	D-4
(c)	Exchange Program	D-5
(d)	Delegation by the Committee	D-5
(e)	Indemnification	D-5
SECTION 4. ELIGIBILITY AND AWARD LIMITATIONS.		D-5
(a)	Award Eligibility	D-5
(b)	Award Limitations	D-5
SECTION 5. STOCK SUBJECT TO THE PLAN.		D-5
(a)	Shares Subject to the Plan	D-5
(b)	Lapsed Awards	D-5
SECTION 6. TERMS AND CONDITIONS OF STOCK OPTIONS.		D-6
(a)	Power to Grant Options	D-6
(b)	Optionee to Have No Rights as a Stockholder	D-6
(c)	Award Agreements	D-6
(d)	Vesting	D-6
(e)	Exercise Price and Procedures.	D-6
(f)	Effect of Termination of Service	D-7
(g)	Limited Transferability of Options	D-7
(h)	Acceleration of Exercise Vesting	D-7
(i)	Modification, Extension, Cancellation and Regrant	D-7
(j)	Term of Option	D-7
(k)	Special Rules For Incentive Stock Options (“ISOs”)	D-7
(l)	Shareholder Rights	D-8
SECTION 7. RESTRICTED STOCK.		D-8
(a)	Grant of Restricted Stock	D-8
(b)	Establishment of Performance Criteria and Restrictions	D-8
(c)	Share Certificates and Transfer Restrictions	D-9
(d)	Voting and Dividend Rights	D-9
(e)	Award Agreements	D-9
(f)	Time Vesting	D-9
(g)	Acceleration of Vesting	D-9

Annex D-i

Annex D Page
SECTION 8. RESTRICTED STOCK UNITS		D-9
(a)	Grant	D-9
(b)	Vesting Criteria and Other Terms	D-10
(c)	Earning of Restricted Stock Units	D-10
(d)	Dividend Equivalents	D-10
(e)	Form and Timing of Payment	D-10
(f)	Cancellation	D-10
SECTION 9. STOCK APPRECIATION RIGHTS.		D-10
(a)	Grant	D-10
(b)	Exercise and Payment	D-10
SECTION 10. PERFORMANCE UNITS AND PERFORMANCE SHARES.		D-11
(a)	Grant of Performance Units/Shares	D-11
(b)	Value of Performance Units/Shares	D-11
(c)	Performance Objectives and Other Terms	D-11
(d)	Measurement of Performance Goals	D-11
(e)	Earning of Performance Units/Shares	D-12
(f)	Form and Timing of Payment of Performance Units/Shares	D-12
(g)	Cancellation of Performance Units/Shares	D-12
(h)	Non-transferability	D-12
SECTION 11. OTHER SHARE-BASED AWARDS.		D-12
(a)	Other Stock-Based Awards	D-12
(b)	Value of Awards	D-12
(c)	Payment of Awards	D-12
(d)	Vesting	D-12
SECTION 12. TAX WITHHOLDING.		D-13
(a)	Tax Withholding for Options	D-13
(b)	Tax Withholding for Restricted Stock and Other Awards	D-13
SECTION 13. ADJUSTMENT OF SHARES AND REPRESENTATIONS.		D-13
(a)	General	D-13
(b)	Mergers and Consolidations	D-13
(c)	Reservation of Rights	D-14
SECTION 14. MISCELLANEOUS.		D-14
(a)	Regulatory Approvals	D-14
(b)	Strict Construction	D-14
(c)	Choice of Law	D-14
(d)	Compliance With Code Section 409A	D-14
(e)	Date of Grant	D-14
(f)	Conditions Upon Issuance of Shares.	D-14
(g)	Stockholder Approval	D-15
SECTION 15. NO EMPLOYMENT OR SERVICE RETENTION RIGHTS.		D-15
SECTION 16. DURATION AND AMENDMENTS.		D-15
(a)	Term of the Plan	D-15
(b)	Right to Amend or Terminate the Plan	D-15
(c)	Effect of Amendment or Termination	D-15
SECTION 17. EXECUTION.		D-16

Annex D-ii

GREENVISION ACQUISITION CORP.

(TO BE RENAMED HELBIZ, INC.)

2021 OMNIBUS INCENTIVE PLAN

SECTION 1. Establishment and Purpose.

(a)     Purpose. The purpose of the Plan is to promote the interests of GreenVision Acquisition Corp, Inc., a Delaware corporation (the “Corporation”), and its stockholders by providing eligible employees, directors and consultants with additional incentives to remain with the Corporation and its affiliated entities and subsidiaries, to increase their efforts to make the Corporation more successful, to reward such persons by providing an opportunity to acquire shares of Common Stock on favorable terms and to attract and retain the best available personnel to participate in the ongoing business operations of the Corporation. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

(b)     Adoption and Term. The Plan has been approved by the Board of Directors of the Corporation, and subject to the approval of a majority of the voting power of the stockholders of the Corporation, is effective______, 2021. The Plan will remain in effect until terminated or abandoned by action of the Board of Directors except as otherwise provided in Section 15. The Plan replaces and supersedes any prior stock option or stock incentive plan maintained by the Corporation and its affiliated entities and subsidiaries.

SECTION 2. Definitions.

(a)     “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(b)     “Award” means the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units or Performance Shares made pursuant to the Plan.

(c)     “Award Agreement” means an agreement entered into by the Corporation and the Participant setting forth the terms applicable to an Award granted to the Participant under the Plan.

(d)     “Board of Directors” means the Board of Directors of the Corporation, as constituted from time to time.

(e)     “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Corporation public disgrace or disrepute, or adversely affects the Corporation’s operations, condition (financial or otherwise), prospects or interests, (ii) gross negligence or willful misconduct with respect to the Corporation, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (6) below) to the Corporation (other than due to a disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (v) material breach of any agreement with or duty owed to the Corporation; or (vi) any breach of any obligation or duty to the Corporation (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Corporation have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “Cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

(f)     “Change of Control” means the occurrence of any of the following, in one transaction or a series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the

Annex D-1

Corporation representing more than 50% of the voting power of the Corporation’s then outstanding capital stock; (ii) a consolidation, share exchange, reorganization or merger of the Corporation resulting in the stockholders of the Corporation immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event or, if the resulting entity is a direct or indirect subsidiary of the entity whose securities are issued in such transaction(s), the voting power of such issuing entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Corporation (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization or any similar purpose); (iv) a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any period of 24 consecutive months by Directors whose appointment or election is not endorsed by a vote of at least two-thirds of the members of the Board prior to the date of the appointment or election; (v) a liquidation or dissolution of the Corporation; or (vi) any similar event deemed by the Committee to constitute a Change in Control for purposes of the Plan. For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the Corporation, any successor to the Corporation, or any successor to the Corporation’s business, being controlled, directly or indirectly, by the same person or persons who controlled the Corporation, directly or indirectly, immediately before such transaction(s).

(g)     “Code” means the Internal Revenue Code of 1986, as amended.

(h)     “Committee” means the Compensation Committee of the Board of Directors or such other committee or individuals satisfying Applicable Laws appointed by the Board in accordance with Section 3 hereof.

(i)     “Common Stock” means the common stock of the Corporation.

(j)     “Consultant” means any person other than an Employee, engaged by the Corporation or Subsidiary to render services to such entity.

(k)     “Corporation” means GreenVision Acquisition Corp. (to be renamed Helbiz, Inc.), a Delaware corporation and where applicable, its Subsidiaries.

(l)     “Date of Grant” means the date on which the Committee grants an Award pursuant to the Plan.

(m)     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

(n)     “Effective Date” means_______________, 2021.

(o)     “Employee” means any individual who is a common-law employee of the Corporation or a Subsidiary.

(p)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)     “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (i) Awards with a lower exercise price, (ii) a different type of Award or awards under a different equity incentive plan, (iii) cash, or (iv) a combination of (i), (ii) and/or (iii). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 13 or any action taken in connection with a Change in Control transaction or (ii) transfer or other disposition permitted under Section 13. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without approval by the Corporation’s shareholders.

(r)     “Exercise Price” with respect to an Option, means the price per share at which an Optionee may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option, as determined by the Committee on the Date of Grant. Except with respect to Substitute Awards, in no event shall the Exercise Price of any Common Stock made the subject of an Option, be less than the Fair Market Value on the Date of Grant.

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(s)     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, or if the Common Stock is quoted on the Over-the-Counter (OTC) market, be that the OTCQB, OTCBB or Pink Sheets, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal, the OTC, or such other source as the Committee deems reliable;

(iii)     For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Corporation’s Common Stock; or

(iv)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Board of Directors after taking into account such factors as the Board shall deem appropriate

(t)     “Incentive Stock Option” or “ISO” means a stock option intended to satisfy the requirements of Section 422(b) of the Code.

(u)      “Nonstatutory Option” means a stock option not intended to satisfy the requirements of Section 422(b) of the Code.

(v)     “Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)     “Option” means an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase shares of Common Stock.

(x)     “Option Stock” means those shares of Common Stock made the subject of an Option granted pursuant to the Plan.

(y)     “Optionee” means an individual who is granted an Option.

(z)     “Other Stock-Based Award” means an equity-based or equity-related Award, other than an Option, Performance Share, Performance Unit, SAR, Restricted Stock, or Restricted Stock Unit, granted in accordance with the terms and conditions set forth under Section 11 (including upon the attainment of any performance goals or otherwise as permitted under the Plan).

(aa)     “Outside Director” means a member of the Board of Directors who is not an Employee.

(bb)      “Participant” means a person who has an outstanding Award under the Plan. The term Participant also refers to an Optionee.

(cc)     “Performance Goal” means a performance goal established by the Committee pursuant to Section 10(c) of the Plan.

(dd)     “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Committee may determine pursuant to Section 10.

(ee)     “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Committee may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

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(ff)     “Plan” means this GreenVision Acquisition Corp. (to be renamed Helbiz, Inc.) 2021 Omnibus Incentive Plan.

(gg)     “Registration Date” means the effective date of the first registration statement that is filed by the Corporation and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Corporation’s securities.

(hh)     “Restricted Stock” means those shares of Common Stock made the subject of an Award granted under the Plan.

(ii)     “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Corporation.

(jj)     “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk)     “Section 16(b)” means Section 16(b) of the Exchange Act.

(ll)     “Service” means service as an Employee, Consultant or Outside Director.

(mm)      “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(nn)     “Stock Appreciation Right” or “SAR” means a right awarded to a Participant pursuant to Section 9 of the Plan, which shall entitle the Participant to receive cash, Common Stock, other property or a combination thereof, as determined by the Committee, in an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a share of Common Stock at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted..

(oo)      “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(pp)     “Substitute Award” means an Award granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Corporation or with which the Corporation combines.

SECTION 3. Administration.

(a)     Committee of the Board of Directors. The Plan may be administered by the Compensation Committee of the Board of Directors or such other Committee or individuals as appointed by the Board to administer the Plan. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. Members of the Committee shall serve for such period of time as the Board of Directors may determine and shall be subject to removal by the Board of Directors at any time. The Board of Directors may also at any time terminate the functions of the Committee and reassume all powers and authorities previously delegated to the Committee. If no Committee has been appointed, the entire Board of Directors shall administer the Plan.

To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(b)     Authority. Subject to the terms and conditions of the Plan, the Committee shall have the sole discretionary authority:

(i)     to authorize the granting of Awards under the Plan;

(ii)     to select the Employees, Consultants or Outside Directors who are to be granted Awards under the Plan and to determine the conditions subject to such Awards;

(iii)     to construe and interpret the Plan;

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(iv)     to determine Fair Market Value;

(v)     to establish and modify administrative rules for the Plan;

(vi)     to impose such conditions and restrictions with respect to the Awards, not inconsistent with the terms of the Plan, as it determines appropriate;

(vii)     to execute or cause to be executed Award Agreements; and

(viii)     generally, to exercise such power and perform such other acts in connection with the Plan and the Awards, and to make all determinations under the Plan as it may deem necessary or advisable or as required, provided or contemplated hereunder.

Any person delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

(c)     Exchange Program. Notwithstanding anything in this Section 3, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any annual or special meeting of Corporation’s shareholders.

(d)     Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Corporation; provided, however, that the Committee may not delegate its authority and powers (a) with respect to an Officer or (b) in any way which would jeopardize the Plan’s qualification under Code Section 162(m), if applicable, or Rule 16b-3.

(e)     Indemnification. To the maximum extent permitted by law, the Corporation shall indemnify each member of the Committee, the Board, and any Employee with duties under the Plan, against all liabilities and expenses (including any amount paid in settlement or in satisfaction of a judgment) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual’s duties under the Plan. This indemnity shall not apply, however, if: (i) it is determined in the action, lawsuit, or proceeding that the individual is guilty of gross negligence or intentional misconduct in the performance of those duties; or (ii) the individual fails to assist the Corporation in defending against any such claim. The Corporation shall have the right to select counsel and to control the prosecution or defense of the suit. The Corporation shall not be obligated to indemnify any individual for any amount incurred through any settlement or compromise of any action unless the Corporation consents in writing to the settlement or compromise.

SECTION 4. Eligibility and Award Limitations.

(a)     Award Eligibility. Employees, Consultants and Outside Directors shall be eligible for the grant of Awards under the Plan. Only Employees shall be eligible for the grant of Incentive Stock Options.

(b)     Award Limitations. The Corporation may apply limits on the grant of Awards during any fiscal year or any particular type or amount of Award.

SECTION 5. Stock Subject To The Plan.

(a)     Shares Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is __________________Shares (the “Initial Share Reserve”). The Shares may be authorized, but unissued, or reacquired Common Stock. Notwithstanding the foregoing and, subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in this Section 5(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 5(b).

(b)     Lapsed Awards. To the extent an Award expires, is surrendered pursuant to an Exchange Program or becomes unexercisable without having been exercised or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Corporation due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has

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terminated). Notwithstanding the foregoing (and except with respect to Shares of Restricted Stock that are forfeited rather than vested), Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Corporation or are forfeited to the Corporation, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

SECTION 6. Terms And Conditions Of Stock Options.

(a)     Power to Grant Options. Subject to the maximum per person share limitation in Section 4, the Committee may grant to such Employees or persons as the Committee may select, Options entitling the Optionee to purchase shares of Common Stock from the Corporation in such quantity, and on such terms and subject to such conditions not inconsistent with the terms of the Plan, as may be established by the Committee at the time of grant or pursuant to applicable resolution of the Committee, and as set forth in the Participant’s Option Award Agreement. Options granted under the Plan may be Nonstatutory Stock Options or Incentive Stock Options.

(b)     Optionee to Have No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder of the Corporation with respect to the shares of Common Stock made subject to an Option unless and until such Optionee exercises such Option and is issued the shares purchased thereby. No adjustments shall be made for distributions, dividends, allocations, or other rights with respect to any shares of Common Stock prior to the exercise of such Option.

(c)     Award Agreements. The terms of any Option shall be set forth in an Award Agreement in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. In the event that any provision of an Option granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Option, the term in the Plan constituted on the Date of Grant of such Option shall control. No person shall have any rights under any Option granted under the Plan unless and until the Corporation and the Optionee have executed an Award Agreement setting forth the grant and the terms and conditions of the Option.

(d)     Vesting. Unless a different vesting schedule is listed in an individual Award Agreement, the Shares subject to an Option granted under the Plan shall vest and become exercisable in accordance with the following schedule:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

(e)     Exercise Price and Procedures.

(1)     Exercise Price. The Exercise Price means the price per share at which an Optionee may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option. Notwithstanding the foregoing, except with respect to Substitute Awards, in no event shall the Exercise Price of any Common Stock made the subject of an Option be less than the Fair Market Value of such Common Stock, determined as of the Date of Grant.

(2)     Exercise Procedures. Each Option granted under the Plan shall be exercised by providing written notice to the Committee, together with payment of the Exercise Price, which notice and payment must be received by the Committee on or before the earlier of (i) the date such Option expires, and (ii) the last date on which such Option may be exercised as provided in paragraph (f) below.

(3)     Payment of Exercise Price. The Exercise Price times the number of the shares to be purchased upon exercise of an Option granted under the Plan shall be paid in full at the time of exercise. The Committee will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the

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case of an Incentive Stock Option, the Committee will determine the acceptable form of consideration at the time of grant. Such consideration for both types of Options may consist entirely of: (i) cash; (ii) check; (iii) promissory note, to the extent permitted by Applicable Laws, (iv) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Corporation, as the Committee determines in its sole discretion; (v) consideration received by the Corporation under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Corporation in connection with the Plan; (vi) by net exercise; (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (viii) any combination of the foregoing methods of payment.

(f)     Effect of Termination of Service. Subject to paragraph (k) below regarding Special Rules for Incentive Stock Options, the following provisions shall govern the exercise of any Options granted to an Optionee that are vested and outstanding at the time Optionee’s Service ceases:

(1)     Termination of Employment for Reasons Other than Death, Disability or a Termination for Cause. Should Optionee’s Service with the Corporation cease for any reason other than death, Disability or a termination for Cause (as determined by the Committee), then each Option shall remain exercisable until the close of business on the earlier of (i) 3 months following the date Optionee’s Service ceased or (ii) the expiration date of the Option.

(2)     Termination of Employment Due to Death or Disability. Should Optionee’s Service cease due to death or Disability, then each Option shall remain exercisable until the close of business on the earlier of (i) the 12 month anniversary of the date Optionee’s Service ceased, or (ii) the expiration date of the Option.

(3)     Termination for Cause. Should Optionee’s Service be terminated for Cause while his Option remains outstanding, each outstanding Option granted to Optionee (whether vested or unvested) shall terminate immediately and Optionee shall forfeit all rights with respect to such Award.

(g)     Limited Transferability of Options. An Option shall be exercisable only by the Optionee during his lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following Optionee’s death.

(h)     Acceleration of Exercise Vesting. Notwithstanding anything to the contrary in the Plan, the Committee, in its discretion, may allow the exercise in whole or in part, at any time after the Date of Grant, any Option held by an Optionee, which Option has not previously become exercisable. In the event of a Change of Control of the Corporation, the Committee, in its discretion may provide that Options shall become 100% vested and exercisable on the date of the Change of Control. Options shall also become 100% vested in the event Optionee dies or becomes Disabled while employed.

(i)     Modification, Extension, Cancellation and Regrant. Within the limitations of the Plan and after taking into account any possible adverse tax or accounting consequences, the Committee may modify, or extend outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Corporation or another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option or cause a violation of Code Section 409A.

(j)     Term of Option. No Option shall have a term in excess of ten (10) years measured from the date that the Option is granted.

(k)     Special Rules For Incentive Stock Options (“ISOs”). In addition to the provisions of this Section 6, the terms specified below shall be applicable to all Incentive Stock Options granted under the Plan. Except as modified by the provisions of this paragraph (k), all of the provisions of the Plan shall be applicable to Incentive Stock Options. Options that are specifically designated as Nonstatutory Options are not subject to the terms of this paragraph (k).

(1)     Eligibility. Incentive Options may only be granted to Employees.

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(2)     Dollar Limitation. The aggregate Fair Market Value of the shares of Common stock (determined as of the Date of Grant) for which one or more Incentive Options granted to any Employee pursuant to the Plan may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent that an Optionee’s Options exceed that limit, they will be treated as Nonstatutory Options (but all of the other provisions of the Option shall remain applicable), with the first Options that were awarded to Optionee to be treated as Incentive Stock Options.

(3)     Restrictions on Sale of Shares. Shares issued pursuant to the exercise of an Incentive Stock Option may not be sold by the Employee until the expiration of 12 months after exercise and 24 months from the Date of Grant. Shares that do not satisfy these restrictions shall be treated as a grant of Nonstatutory Options.

(4)     Special Rules for Incentive Stock Options Granted to 10% Stockholder.

a.     Exercise Price. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, the Exercise Price of the Incentive Stock Option must be at least 110% of the Fair Market Value of the Corporation’s Common Stock.

b.     Term of Option. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Option term shall not exceed five years measured from the date the Incentive Stock Option is granted.

c.     Definition of 10% Stockholder. For purposes of the Plan, an Employee is deemed to be a “10% Stockholder” if he owns more than 10% of the Corporation or any Subsidiary.

(5)     Special Rules for Exercise of Incentive Stock Options Following Termination of Employment.

a.     Death or Disability. In order to preserve tax treatment as an Incentive Stock Option, Options granted to an Optionee who dies or becomes Disabled while employed must be exercised by the Optionee or his executor or beneficiary no later than (i) 12 months following the date of death or Disability, or (ii) the expiration date of the Incentive Stock Option, if earlier.

b.     Termination For Reason Other Than Death or Disability. In order to preserve tax treatment as an Incentive Stock Option, an Optionee must exercise any vested and outstanding Incentive Stock Options no later than: (i) three (3) months following the date the Optionee terminates employment for any reason other than death or Disability; or (ii) the expiration date of the Incentive Stock Option if earlier.

(6)     Miscellaneous. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein. To the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, such Option, to that extent, shall be deemed to be a Nonstatutory Stock Option for all purposes of this Plan.

(l)     Shareholder Rights. Until the Shares covered by an Option are issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Corporation will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

SECTION 7. Restricted Stock.

(a)     Grant of Restricted Stock. The Committee may cause the Corporation to issue shares of Restricted Stock under the Plan, subject to such restrictions, conditions and other terms as the Committee may determine in addition to those set forth herein.

(b)     Establishment of Performance Criteria and Restrictions. Restricted Stock Awards will be subject to time vesting under paragraph (f) of this Section 7. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than time vesting, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Stock. Corporate

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or individual performance criteria include, but are not limited to, designated levels or changes in total shareholder return, net income, total asset return, or such other financial measures or performance criteria as the Committee may select. Such restrictions shall be set forth in the Participant’s Restricted Stock Agreement.

(c)     Share Certificates and Transfer Restrictions. Restricted Stock awarded to a Participant may be held under the Participant’s name in a book entry account maintained by or on behalf of the Corporation. Upon vesting of the Restricted Stock, the Corporation will establish procedures regarding the delivery of share certificates or the transfer of shares in book entry form. None of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which such Restricted Stock vests in accordance with the Plan.

(d)     Voting and Dividend Rights. Except as otherwise determined by the Committee either at the time Restricted Stock is awarded or at any time thereafter prior to the lapse of the restrictions, holders of Restricted Stock shall not have the right to vote such shares or the right to receive any dividends with respect to such shares, until such shares are vested. All distributions, if any, received by the Participant with respect to Restricted Stock as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions of the Plan.

(e)     Award Agreements. The terms of the Restricted Stock granted under the Plan shall be as set forth in an Award Agreement in such form as the Committee shall from time to time determine. Each Award Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Committee may deem appropriate. No Person shall have any rights under the Plan unless and until the Corporation and the Participant have executed an Award Agreement setting forth the grant and the terms and conditions of the Restricted Stock. The terms of the Plan shall govern all Restricted Stock granted under the Plan. In the event that any provision of an Award Agreement shall conflict with any term in the Plan as constituted on the Date of Grant, the term in the Plan shall control.

(f)     Time Vesting. Except as otherwise provided in a Participant’s Award Agreement, the Restricted Stock granted under the Plan will vest in accordance with the following schedule:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

In the event a Participant terminates employment prior to 100% vesting, any Shares of Restricted Stock which are not vested shall be forfeited immediately and permanently. However, a Participant shall be 100% vested in his Restricted Stock in the event he terminates employment by reason of death or Disability. A Participant shall also be 100% vested in his Restricted Stock on the date of a Change of Control. If a Participant’s Service is terminated for Cause as determined in the sole discretion of the Committee, his or her Restricted Stock Award (whether vested or unvested) shall be forfeited immediately. The Committee may approve Restricted Stock grants that provide alternate vesting schedules. Fractional shares shall be rounded down.

(g)     Acceleration of Vesting. Notwithstanding anything to the contrary in the Plan, the Board of Directors, in its discretion, may accelerate, in whole or in part, the vesting schedule applicable to a grant of Restricted Stock.

SECTION 8. Restricted Stock Units

(a)     Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Committee. After the Committee determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions (if any) related to the grant, including the number of Restricted Stock Units.

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(b)     Vesting Criteria and Other Terms. The Committee will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Committee may set vesting criteria based upon the achievement of Corporation-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis (including the passage of time) determined by the Committee in its discretion. Unless a different vesting schedule is set forth in the Award Agreement, the following time vesting schedule will apply:

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

(c)     Earning of Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Committee and as set forth in the Award Agreement on the Date of Grant. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Committee, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout as long as such reduction or waiver does not violate Code Section 409A.

(d)     Dividend Equivalents. The Committee may, in its sole discretion, award dividend equivalents in connection with the grant of Restricted Stock Units that may be settled in cash, in Shares of equivalent value, or in some combination thereof.

(e)     Form and Timing of Payment. Payment of earned Restricted Stock Units will be made upon the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both. Timing and payment of Restricted Stock Units will be subject to and structured to comply with the rules of Code Section 409A and the treasury regulations thereunder.

(f)     Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Corporation.

SECTION 9. Stock Appreciation Rights.

(a)     Grant. A Participant may be granted one or more Stock Appreciation Rights under the Plan and such SARs shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. A SAR may relate to a particular Stock Option and may be granted simultaneously with or subsequent to the Stock Option to which it relates. Except to the extent otherwise modified in the grant, (i) SARs not related to a Stock Option shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 6, and (ii) all SARs related to Stock Options granted under the Plan shall be granted subject to the same restrictions and conditions and shall have the same vesting, exercisability, forfeiture and termination provisions as the Stock Options to which they relate. SARs may be subject to additional restrictions and conditions. The per-share base price for exercise or settlement of SARs shall be determined by the Committee, but shall be a price that is equal to or greater than the Fair Market Value of such shares. Other than as adjusted pursuant to Section 13, the base price of SARs may not be reduced without shareholder approval (including canceling previously awarded SARs and regranting them with a lower base price).

(b)     Exercise and Payment. To the extent a SAR relates to a Stock Option, the SAR may be exercised only when the related Stock Option could be exercised and only when the Fair Market Value of the shares subject to the Stock Option exceed the exercise price of the Stock Option. When a Participant exercises such SARs, the Stock Options related to such SARs shall automatically be cancelled with respect to an equal number of underlying shares. Unless the Committee decides otherwise (in its sole discretion), SARs shall only be paid in cash or in shares of Common Stock. For purposes of determining the number of shares available under the Plan, each Stock Appreciation Right shall count as one share of Common Stock, without regard to the number of shares, if any, that are issued upon the exercise of the Stock Appreciation Right and upon such payment. Shares issuable in connection with a SAR are subject to the transfer restrictions under the Plan.

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SECTION 10. Performance Units and Performance Shares.

(a)     Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Employees, Consultants or Outside Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)     Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of the grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a “Performance Period.”

(c)     Performance Objectives and Other Terms. The Committee will set Performance Goals or other vesting provisions (including, without limitation, continued status as an Employee, Consultant or Outside Director) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to an Employee, Consultant or Outside Director. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, will determine. The Committee may set performance objectives based upon the achievement of Corporation-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

(d)     Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(i)     Performance Measures. For each Performance Period, the Committee shall establish and set forth in writing the Performance Measures, if any, and any particulars, components and adjustments relating thereto, applicable to each Participant. The Performance Measures, if any, will be objectively measurable and will be based upon the achievement of a specified percentage or level in one or more objectively defined and non-discretionary factors preestablished by the Committee. Performance Measures may be one or more of the following, as determined by the Committee: (i) sales or non-sales revenue; (ii) return on revenues; (iii) operating income; (iv) income or earnings including operating income; (v) net income; (vi) pre-tax income or after-tax income; (vii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (viii) raising of financing or fundraising; (ix) project financing; (x) revenue backlog; (xi) power purchase agreement backlog; (xii) gross margin; (xiii) operating margin or profit margin; (xiv) capital expenditures, cost targets, reductions and savings and expense management; (xv) return on assets (gross or net), return on investment, return on capital, or return on shareholder equity; (xvi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xvii) performance warranty and/or guarantee claims; (xviii) stock price or total stockholder return; (xix) earnings or book value per share (basic or diluted); (xx) economic value created; (xxi) pre-tax profit or after-tax profit; (xxii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, objective customer satisfaction or information technology goals; (xxiii) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (xxiv) construction projects consisting of one or more objectives based upon meeting project completion timing milestones, project budget, site acquisition, site development, or site equipment functionality; (xxv) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, headcount, performance management, completion of critical staff training initiatives; (xxvi) objective goals relating to projects, including project completion timing milestones, project budget; (xxvii) key regulatory objectives; and (xxviii) enterprise resource planning.

(ii)     Committee Discretion on Performance Measures. As determined in the discretion of the Committee, the Performance Measures for any Performance Period may (a) differ from Participant to Participant and from Award to Award, (b) be based on the performance of the Corporation as a whole or the performance of a specific Participant or one or more Subsidiaries, divisions, departments, regions, stores, segments, products,

Annex D-11

functions or business units of the Corporation, (c) be measured on a per share, per capita, per unit, per square foot, per employee, per branch basis, and/or other objective basis (d) be measured on a pre-tax or after-tax basis, and (e) be measured on an absolute basis or in relative terms (including, but not limited to, the passage of time and/or against other companies, financial metrics and/or an index). Without limiting the foregoing, the Committee shall adjust any performance criteria, Performance Measures or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Corporation, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock.

(e)     Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Unit/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Notwithstanding the preceding sentence, after the grant of a Performance Unit/Share, and subject to restrictions under Applicable Laws such as Code Section 409A, the Committee, in its sole discretion, may waive the achievement of any performance goals for such Performance Unit/Share.

(f)     Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum, within 90 calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate fair market value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in combination thereof. Prior to the beginning of each Performance Period, Participants may, if so permitted by the Corporation, elect to defer the receipt of any Performance Unit/Share payout upon such terms as the Committee shall determine.

(g)     Cancellation of Performance Units/Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant’s termination of employment, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Corporation, the Shares subject thereto shall again be available for grant under the Plan.

(h)     Non-transferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

SECTION 11. Other Stock-Based Awards.

(a)     Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in amounts and subject to terms and conditions, determined by the Committee (including, if applicable, the attainment of any performance goals, as set forth in the applicable Award Agreement). Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares. The terms and conditions of the Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all the Awards or all Participants receiving the Awards.

(b)     Value of Awards. Each Other Stock-Based Award shall be expressed in terms of Shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish performance goals and/or criteria in its discretion, and any such performance goals and/or criteria shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals and/or criteria, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals and/or criteria are met.

(c)     Payment of Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Common Shares or a combination of cash and Common Shares, as the Committee determines.

(d)     Vesting. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s termination of employment or service (including by reason of the Participant’s death, disability (as determined by the Committee), or termination for or without Cause or for or without Good Reason). These provisions shall be determined in the sole discretion of the Committee

Annex D-12

and these provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for the termination of employment or service.

SECTION 12. Tax Withholding.

(a)     Tax Withholding for Options. The Corporation shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment in cash in United States dollars from an Optionee or beneficiary in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any amount payable and/or shares of Common Stock issuable under such Optionee’s Option, and the Corporation may defer payment or issuance of the shares of Common Stock upon such Optionee’s exercise of an Option unless indemnified to its satisfaction against any liability for such tax. The amount of any such withholding shall be determined by the Corporation.

(b)     Tax Withholding for Restricted Stock and Other Awards. When a Participant incurs tax liability in connection with the vesting, lapse of a restriction or distribution of Restricted Stock or other Award, and the Participant is obligated to pay an amount required to be withheld under applicable tax laws, the Committee shall establish procedures to satisfy the withholding tax obligation. The Participant also has the option to make payment in cash in United States dollars pursuant to procedures established by the Corporation. The amount of any such withholding shall be determined by the Corporation.

SECTION 13. Adjustment of Shares and Representations.

(a)     General. Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, the Committee shall make appropriate adjustments to (i) the maximum number and/or class of securities issuable pursuant to the Plan, (ii) the number and/or class of securities and the Exercise Price per share in effect for each outstanding Option in order to prevent the dilution or enlargement of benefits, (iii) the number of shares of Restricted Stock granted; or (iv) the number of Performance Shares awarded, if applicable. As a condition to the exercise of an Award, the Corporation may require the person exercising such Option to make such representations and warranties at the time of any such exercise as the Corporation may at that time determine, including without limitation, representations and warranties that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares in violation of applicable federal or state securities laws, and (ii) such person is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and the risks associated with purchasing the Shares.

The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)     Mergers and Consolidations. In the event that the Corporation is a party to a Change of Control, outstanding Awards that are not yet vested shall be subject to the agreement of merger or consolidation or asset sale. Such agreement, without the Participant’s consent, may provide for:

(i)     The continuation of such outstanding Awards by the Corporation (if the Corporation is the surviving Corporation);

(ii)     The assumption of the Plan and such outstanding Awards by the surviving Corporation;

(iii)     The substitution by the surviving Corporation of options with substantially the same terms for such outstanding Awards;

(iv)     Such other action as the Board of Directors determines.

Annex D-13

Each Option that is assumed or otherwise continued in effect in connection with a Change of Control shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Optionee in connection with the consummation of such Change of Control, had the Option been exercised immediately prior to such Change of Control.

(c)     Reservation of Rights. Except as provided in this Section 13, a Participant shall have no Shareholder rights by reason of (i) any subdivision or consolidation of shares of stock of any class, or (ii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 14. Miscellaneous.

(a)     Regulatory Approvals. The implementation of the Plan, the granting of any Options, Restricted Stock or Performance Unit/Performance Share Awards under the Plan, and the issuance of any shares of Common Stock upon the exercise of any Option, lapse of restrictions on Restricted Stock, or payout of Performance Share Award shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities, if any, including applicable securities laws having jurisdiction over the Plan, the Options or Restricted Stock granted, and the shares of Common Stock issued pursuant to it.

(b)     Strict Construction. No rule of strict construction shall be implied against the Committee, the Corporation or Subsidiary or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

(c)     Choice of Law. All determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Delaware and construed in accordance therewith.

(d)     Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A (or an exemption therefrom) and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A (or an exemption therefrom), such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Corporation be responsible for or reimburse a Participant for any taxes or other penalties incurred as a result of applicable of Code Section 409A.

(e)     Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

(f)     Conditions Upon Issuance of Shares.

(i)     Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Corporation with respect to such compliance.

(ii)     Investment Representations. As a condition to the exercise of an Award, the Corporation may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Corporation, such a representation is required.

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(g)     Stockholder Approval. The Plan will be subject to approval by the stockholders of the Corporation within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

SECTION 15. No Employment or Service Retention Rights.

Nothing in the Plan or in any Award granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 16. Duration and Amendments.

(a)     Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Corporation’s stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Awards that have already occurred for which shareholder approval is a prerequisite for the granting of such Awards, shall be rescinded, and no such additional grants or awards shall be made thereafter under the Plan. The Plan shall terminate automatically ten (10) years after its adoption only with respect to the Corporation’s ability to grant ISOs under the Plan and may be terminated at any date by the Board of Directors pursuant to paragraph (b) below.

(b)     Right to Amend or Terminate the Plan. The Committee may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that certain amendments, including amendments that increase the number of Shares of Common Stock available for issuance under the Plan (except as provided in Section 13) or change the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Corporation’s stockholders. The Corporation will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. For purposes of clarity, without stockholder approval (i) no amendment or modification may reduce the Exercise Price of any Option or SAR, (ii) the Committee may not cancel any outstanding Option or SAR where the Fair Market Value of the Common Stock underlying such Option or SAR is less than its Exercise Price and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares of Common Stock are listed or quoted.

(c)     Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Corporation. No Shares of Common Stock shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any shares of Restricted Stock or Performance Shares previously issued or any Option previously granted under the Plan.

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SECTION 17. Execution.

To record the adoption of the Plan by the Board of Directors, the Corporation has caused its authorized officer to execute the same.

GREENVISION ACQUISITION CORP.
By:
Title:
Date:

Annex D-16

ANNEX E

AMENDMENT NO. 1 TO

MERGER AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDMENT NO. 1 TO MERGER AGREEMENT AND PLAN OF REORGANIZATION (this “Amendment”), dated as of April 8, 2021, by and among HELBIZ, INC., a Delaware corporation (the “Company”), SALVATORE PALELLA, as representative of the shareholders of the Company (“Shareholders’ Representative”), GREENVISION ACQUISITION CORP., a Delaware corporation (“Purchaser”) and GREENVISION MERGER SUB INC., a Delaware corporation (“Merger Sub”).

WHEREAS, Purchaser, Merger Sub, the Company and Shareholders’ Representative are parties to that certain Merger Agreement and Plan of Reorganization, dated as of February 8, 2021 (the “Merger Agreement”);

WHEREAS, pursuant to Section 13.2 of the Merger Agreement, the parties desire to amend the Merger Agreement as provided in this Amendment; and

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.    Schedule 1.17 to the Merger Agreement is hereby amended by attaching hereto Schedule 1.17(a).

2.    Section 1.9 of the Merger Agreement is hereby amended and restated as follows:

1.9    “Closing Consideration Conversion Ratio” shall mean a number of shares of Purchaser Common Stock equal to the quotient obtained by dividing (i) the sum of (a) the Purchaser Merger Shares and (b) the shares of Purchaser Common Stock underlying the Vested Company Option (as assumed exercised on a cashless basis); by (ii) the number of Company Securities, on a fully-diluted, fully-exchanged and converted basis (assuming the cashless exercise of the Vested Company Options), in each case, as listed on Schedule 1.17. Based on the assumptions set out in Schedule 1.17(a), the Closing Consideration Conversion Ratio would be as set out on Schedule 1.17(a).

3.    Section 1.11 of the Merger Agreement is hereby amended and restated as follows:

1.11    “Closing Net Debt” means the aggregate amount of the Indebtedness of each of the members of the Company Group as of the Closing Date, less (i) the sum of all cash, cash deposits and cash equivalents of each of the members of the Company Group on hand as of the Closing Date, and (ii) any amounts due and payable by the Purchaser to the Company (including pursuant to the Purchaser’s unsecured promissory issued to the Company on March 23, 2021).

4.    Section 1.16 of the Merger Agreement is hereby amended and restated as follows:

1.16    “Company Options” means all of the issued and outstanding options to acquire shares of Common Stock of the Company issued under the Helbiz 2020 Option Plan, all of which are listed on Schedule 1.17 hereto, and all of which shall be treated in accordance with Section 3.1 hereof) including Vested Company Options and Unvested Company Options.

5.    Section 1.17 of the Merger Agreement is hereby amended and restated as follows:

1.17    “Company Securities” means the Company Shares, the Preferred A Shares, the Preferred B Shares, Company Notes and Company Options (including Vested Company Options but excluding Unvested Company Options) issued and outstanding as of the Closing Date, all as described on Schedule 1.17 annexed hereto.

6.    Section 1.59 of the Merger Agreement is hereby amended and restated as follows:

1.59         “Purchaser Merger Shares” means, subject to any adjustments pursuant to Section 3.1 hereof, an aggregate number of shares of Purchaser Common Stock including Purchaser Class A Common Stock and Purchaser Class B Common Stock, issuable to the pre-Closing holders of Company Securities (excluding Company

Annex E-1

Options), representing without any duplication the Indemnification Escrow Shares. The actual number of Purchaser Merger Shares and shares of Purchaser Common Stock underlying the vested Company Option (as assumed exercised on a cashless basis) to be issued to the pre-Closing holders of Company Securities at the Closing shall be determined by subtracting the total amount of Closing Net Debt from $300,000,000 and then dividing such difference by $10.

7.    A new Section 1.60 entitled “Purchaser Merger Securities” is hereby added to read as follows:

1.60    “Purchaser Merger Securities” means, as applicable, (i) Purchaser Common Stock for those persons to receive Purchaser Common Stock hereunder and (ii) Purchaser Merger Options for those persons to receive Purchaser Merger Options hereunder.

8.    Sections 1.60, 1.61, 1.62 and 1.63, respectively, are renumbered Sections 1.61, 1.62, 1.63 and 1.64, respectively.

9.     A new Section 1.82 entitled “Unvested Company Options” is hereby added to read as follows:

1.82    “Unvested Company Options” shall mean Company Options which shall not be currently vested as of two (2) Business Days prior to the Closing Date.

10.    A new Section 1.84 entitled “Vested Company Options” is hereby added to read as follows:

1.84    “Vested Company Options” shall mean Company Options which are currently vested as of two (2) Business Days prior to the Closing Date.

11.    In Section 2.5 of the Merger Agreement, “Helbiz, Inc.” is hereby amended and restated as “Helbiz Holding, Inc.”.

12.    Section 3.1(a) of the Merger Agreement is hereby amended and restated as follows:

3.1    Exchange Consideration.

(a) (i) Subject to and upon the terms and conditions contained in this Agreement, the Purchaser shall issue:

(A)    the Purchaser Merger Shares to the holders of Company Shares as of the Effective Time, in full payment for the Company Shares (subject to the provisions for the Indemnification Escrow Shares pursuant to Section 3.1(j) below); provided that (1) any shares of Company Class A Common Stock shall be exchanged for shares of Purchaser Class A Common Stock; and (2) any shares of Company Class B Common Stock shall be exchanged for shares of Purchaser Class B Common Stock, provided further, however, that the holder of Purchaser Class B Common Stock shall represent no more than 60% of all voting securities of Purchaser as of the Effective Time on a fully-diluted basis (which shall include the exercise of all Purchaser Warrants and all PIPE Investor Warrants) for a period of no more than twenty-four (24) months following the Effective Time of the Merger;

(B)    the Purchaser Merger Vested Options to the holders of the Vested Company Options as of the Effective Time in full payment for the Vested Company Options; and

(C)    the Purchaser Merger Unvested Options to the holders of the Unvested Company Options as of the Effective Time in full payment for the Unvested Company Options..

13.    Section 3.1(d)(i) of the Merger Agreement is hereby amended and restated as follows:

(i)    Vested Company Options. Each Vested Company Option which is unexercised and outstanding two Business Days prior the Effective Time shall, at the Closing, be converted and exchanged into an option (the “Purchaser Merger Vested Options”) to purchase Purchaser’s Class A Common Stock that is (a) issued pursuant to the GreenVision Acquisition Corp. 2021 Omnibus Incentive Plan (as to be defined in the Proxy Statement), (b) adjusted to reflect, for the exercise price and number of shares underlying each Company Option, the Closing Consideration Conversion Ratio (provided that any fractional shares will be rounded up to the nearest whole number of shares of Purchaser Class A Common Stock), and (c) subject to the same terms and conditions applicable to such Company Option as of the date hereof (except for the addition of the lock-up restrictions under Section 7.4 hereof or as may otherwise conflict with the GreenVision Acquisition Corp. 2021 Omnibus Incentive Plan).

Annex E-2

14.    Section 3.1(d)(i) of the Merger Agreement is hereby amended and restated as follows:

“(ii)    Unvested Company Options. At the Closing, each Unvested Company Option which is outstanding two Business Days prior to the Effective Time shall be exchanged at the Closing Consideration Conversion Ratio into options (the “Purchaser Merger Unvested Options”) to purchase shares of Purchaser Common Stock that will be (a) issued pursuant to the GreenVision Acquisition Corp. 2021 Omnibus Incentive Plan (as to be defined in the Proxy Statement), (b) adjusted to reflect, for the exercise price and number of shares underlying each Company Option, the Closing Consideration Conversion Ratio (provided that any fractional shares will be rounded up to the nearest whole number of shares of Purchaser Class A Common Stock), and (c) subject to the same terms and conditions applicable to such Company Option as of the date hereof (except for the addition of the lock-up restrictions under Section 7.4 hereof or as may otherwise conflict with the GreenVision Acquisition Corp. 2021 Omnibus Incentive Plan).

15.    Section 5.6 of the Merger Agreement is hereby amended and restated as follows:

5.6    Issuance of Shares. The Purchaser Merger Securities, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable. The Purchaser Common Stock underlying the Purchaser Merger Vested Options and the Purchaser Merger Unvested Options, when issued in accordance with the respective Purchaser Merger Vested Options and the Purchaser Merger Unvested Options, will be duly authorized and validly issued, and will be fully paid and nonassessable.

16.    Section 6.8 is hereby amended to delete the reference to “12.5%” and insert in its place “17%”.

17.    Section 8.7 of the Merger Agreement is hereby deleted in its entirety and amended and restated as follows:

8.7    Repayment of Purchaser Indebtedness and other Liabilities. Except as agreed upon by Purchaser in writing, prior to or concurrent with the Closing, and subject to the adjustment in the number of Purchaser Merger Securities provided in Section 3.1(a), Company shall repay and extinguish all expenses, Indebtedness (other than Indebtedness included in Net Closing Debt) and other liabilities without any further Liability to the Company or Purchaser, and shall deliver, at least five (5) Business Days prior to the Closing Date, executed waivers, payoff letters or final invoices, as applicable, from each vendor, lender, creditor, noteholder or other counterparty to which such expenses, Indebtedness or other liabilities.

18.    In Section 9.1(e) of the Merger Agreement, “twelve point five (12.5%) percent” is deleted and inserted in its place as “seventeen (17%) percent”.

19.    In Section 9.1(g) of the Merger Agreement, “Jonathan Intrater” is deleted and inserted in its place “Lee Stern”.

20.    In Sections 2.1, 2.3, 2.10, 3.2 and 4.7, the reference to “Company Securities” shall include Unvested Company Options”.

21.    In Sections 2.1, 2.3, 3.2, 4.5 and 8.7, the reference to “Purchaser Merger Shares” shall be replaced with “Purchaser Merger Securities”.

22.    Except as expressly amended and modified by this Amendment, the terms, representations, warranties, covenants and other provisions of the Merger Agreement are and shall continue to be in full force and effect in accordance with the Merger Agreement.

23.    This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Amendment shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

24.    Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Merger Agreement except as expressly provided for in this Amendment. All references in the Amendment to “this Merger Agreement” or terms such as “herein”, “hereof” or similar terms shall mean the Merger Agreement as amended by this Amendment. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

[Signature Page to follow]

Annex E-3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Purchaser:
GREENVISION ACQUISITION CORP.
By: ____________________________________
Name: Zhigeng (David) Fu
Title: Chief Executive Officer

Merger Sub:
GREENVISION MERGER SUB, INC.

By: ____________________________________
Name: Zhigeng (David) Fu
Title: Chief Executive Officer

Company:
HELBIZ, INC,

By: ____________________________________
Name: Salvatore Palella
Title: Chief Executive Officer

Shareholders’ Representative:

By: ____________________________________
Name: Salvatore Palella

Annex E-4

Schedule 1.17(a)

The Closing Consideration Conversion Ratio would be 4.84 based on the following assumptions.

Helbiz valuation:	$300,000,000
Closing Net Debt:	$18,078,000 (which consists of estimated Indebtedness of $21,578,000 and cash on hand of $3,500,000)
Vested Helbiz Options:	766,768
Helbiz shares of common stock underlying Vested Helbiz Options on a cashless basis:	608,332
Outstanding Helbiz Shares:	5,216,743

“Closing Consideration Conversion Ratio” shall mean a number of shares of Purchaser Common Stock equal to the quotient obtained by dividing:

(i)     the sum of (a) the Purchaser Merger Shares (25,247,995 based on the above assumptions) and (b) the shares of Purchaser Common Stock underlying the Vested Company Option (as assumed exercised on a cashless basis) (2,944,205 based on the above assumptions) for an aggregate of 28,192,200; by

(ii)    the number of Company Securities, on a fully-diluted, fully-exchanged and converted basis (assuming the cashless exercise of the Vested Company Options) (5,825,075 based on the above assumptions).

The Closing Consideration Conversion Ratio shall equal 28,192,200/(5,216,734 + 608,332); or 28,192,200/5,825,075; or 4.84.

Annex E-5

ANNEX F

PRELIMINARY COPY — NOT FOR USE

PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS
OF
GREENVISION ACQUISITION CORP.

TO BE HELD ON [_____], 2021

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of GreenVision Acquisition Corp., a Delaware corporation (“GVAC”), hereby appoints Zhigeng Fu and Qi Ye (the “Proxies”), or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all common stock of GVAC (the “Common Stock”) which the undersigned may be entitled to vote at the special meeting of stockholders of GVAC to be held on [______________], 2021 at 11:00 a.m., Eastern time, virtually at _________________, and at any adjournments or postponements thereof. Such shares of Common Stock shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑
THE BOARD OF DIRECTIORS RECCOMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5 and 6.

PROPOSAL 1: To approve the Merger Agreement and Plan of Reorganization, dated as of February 8, 2021 (as amended, the “Merger Agreement”) by and among GVAC, Helbiz, Inc. (“Helbiz”) and GreenVision Merger Sub Inc. (the “Merger Sub”), as amended by the First Amendment to the Merger Agreement, and the transactions contemplated thereby, (collectively referred to as the “Business Combination”). This proposal is referred to as the “Business Combination Proposal” or “Proposal No. 1.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 2: To approve amendments to the Amended and Restated Certificate of Incorporation, which includes, among other things, changing GVAC’s corporate name to “Helbiz, Inc.” and reclassifying our authorized shares of Common Stock into Class A common stock and Class B common stock, which we refer to as the “Charter Amendment Proposal” or “Proposal No. 2.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3: To approve the GreenVision Acquisition Corp. 2021 Omnibus Incentive Plan. This proposal is referred to as the “Equity Plan Adoption Proposal” or “Proposal No. 3.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4:  To approve the issuance of more than 20% of the issued and outstanding common stock of GVAC pursuant to the terms of the Merger Agreement and the PIPE Investment as required by Listing Rules 5635(a)(b) and (d) of the Nasdaq Capital Market. This proposal is referred to as the “Nasdaq 20% Proposal” or “Proposal No. 4.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

Annex F-1

PROPOSAL 5:  To consider and vote upon a proposal to elect five directors to serve on our Board until the annual meeting of stockholders to be held in 2022, and until their respective successors are duly elected and qualified. This proposal is referred to as the “Director Election Proposal” or “Proposal No. 5.”;

Nominees:

01     Salvatore Palella

02     Giulio Profumo

03     Lee Stern

04     Guy Adami

05     Kimberly L. Wilford

☐ FOR	☐ WITHHOLD ALL	☐ WITHHOLD ALL EXCEPT

To withhold authority to vote for any individual nominee(s), mark “Withhold All Except” and write the number(s) of the nominees on the line below

PROPOSAL 6: To approve the adjournment of the special meeting, if necessary or advisable, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the other proposals in the event GVAC does not receive the requisite stockholder vote to approve one or more of the other proposals. This proposal is called the “Adjournment Proposal” or “Proposal No. 6.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Special Meeting of Shareholders by giving written notice of such revocation prior to the Special Meeting of Stockholders or by filing prior to the Special Meeting of Stockholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Special Meeting of Stockholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation.

To change the address on your account, please check the box and indicate your new address in the address space below ☐

STOCKHOLDER’S SIGNATURE

Signature of Stockholder	Date
Address

Signature of Stockholder	Date
Address

Note: Please sign exactly as your names appear on this proxy. When Common Stock is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

PRELIMINARY COPY — NOT FOR USE

Annex F-2